Exhibit 10.1

CREDIT AGREEMENT

among

SILGAN HOLDINGS INC.,

SILGAN CONTAINERS LLC,

SILGAN PLASTICS LLC,

SILGAN CONTAINERS MANUFACTURING CORPORATION,

SILGAN CAN COMPANY,

SILGAN PLASTICS CANADA INC.,

CERTAIN OTHER BORROWERS,

VARIOUS LENDERS,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent,

BANC OF AMERICA SECURITIES LLC,

as Syndication Agent,

and

THE ROYAL BANK OF SCOTLAND PLC,

WELLS FARGO BANK, N.A.

and

BNP PARIBAS,

as Co-Documentation Agents

Dated as of July 7, 2010

DEUTSCHE BANK SECURITIES INC., as Joint Lead Arranger and Joint Book Manager	BANC OF AMERICA SECURITIES LLC, as Joint Lead Arranger and Joint Book Manager

CITIBANK, N.A.,

RABOBANK INTERNATIONAL,

SOVEREIGN BANK (SANTANDER),

THE BANK OF NOVA SCOTIA

and

UNION BANK, N.A.,

as Senior Managing Agents

(i)

5.02 Conditions to All Credit Events	63
5.03 Additional Revolving Borrowers; Foreign Borrowers; etc.	64
5.04 Incremental Term Loans; Incremental Revolving Loan Commitments	67

Section 6. Representations, Warranties and Agreements	67

6.01 Organizational Status	68
6.02 Power and Authority	68
6.03 No Violation	68
6.04 Governmental Approvals	68
6.05 Security Documents	69
6.06 Insurance	70
6.07 Financial Statements; Financial Condition; etc.	71
6.08 Litigation	71
6.09 True and Complete Disclosure	72
6.10 Use of Proceeds; Margin Regulations	72
6.11 Tax Returns and Payments	73
6.12 Compliance with ERISA	73
6.13 Subordination	74
6.14 Subsidiaries	74
6.15 Compliance with Statutes; etc.	74
6.16 Investment Company Act	75
6.17 Labor Relations	75
6.18 Patents, Licenses, Franchises and Formulas	76

Section 7. Affirmative Covenants	76

7.01 Information Covenants	76
7.02 Books, Records and Inspections	79
7.03 Maintenance of Property; Insurance	79
7.04 Franchises	79
7.05 Compliance with Statutes; etc.	80
7.06 ERISA	80
7.07 End of Fiscal Years; Fiscal Quarters	81
7.08 Taxes	81
7.09 Additional Security; Further Assurances; etc.	81
7.10 Foreign Subsidiaries Security	83
7.11 Margin Stock	84
7.12 CanCo Capital Contributions	84
7.13 Use of Proceeds	85
7.14 Maintenance of Corporate Separateness	85
7.15 Maintenance of Ratings	85

Section 8. Negative Covenants	85

8.01 Liens	85
8.02 Consolidation, Merger, Sale of Assets, etc.	88
8.03 Dividends	93
8.04 Indebtedness	94

(ii)

8.05 Advances; Investments and Loans	97
8.06 Transactions with Affiliates and Unrestricted Subsidiaries	101
8.07 Interest Coverage Ratio	102
8.08 Total Leverage Ratio	102
8.09 Limitation on Voluntary Payments and Modifications of Certain Indebtedness; Modifications of Certain Documents; Certificate of Incorporation; By-Laws and Certain Other Agreements; etc.	102
8.10 Creation of Subsidiaries and Unrestricted Subsidiaries	103
8.11 Limitation on Restrictions on Subsidiary Dividends and Other Distributions	104
8.12 Limitation on Issuances of Capital Stock	105
8.13 Business	105
8.14 Change of Name	105
8.15 Designated Senior Indebtedness	106

Section 9. Events of Default	106

9.01 Payments	106
9.02 Representations, etc.	106
9.03 Covenants	106
9.04 Default Under Other Agreements	106
9.05 Bankruptcy, etc.	107
9.06 ERISA	107
9.07 Guaranties	108
9.08 Security Documents	108
9.09 Judgments	108
9.10 Change of Control	108
9.11 Accounts Receivable Facility	108

Section 10. Definitions and Accounting Terms	109

10.01 Defined Terms	109
10.02 Principles of Construction	159

Section 11. The Administrative Agent; etc.	160

11.01 Appointment	160
11.02 Nature of Duties	160
11.03 Lack of Reliance on the Administrative Agent	161
11.04 Certain Rights of the Administrative Agent	161
11.05 Reliance	161
11.06 Indemnification	162
11.07 The Administrative Agent in its Individual Capacity	162
11.08 Holders	162
11.09 Resignation by the Administrative Agent	163
11.10 Collateral Matters	163
11.11 Quebec Security	164

Section 12. Miscellaneous	165

12.01 Payment of Expenses, etc. (a)	165

(iii)

12.02 Right of Setoff	167
12.03 Notices	167
12.04 Benefit of Agreement	168
12.05 No Waiver; Remedies Cumulative	170
12.06 Payments Pro Rata	171
12.07 Calculations: Computations	171
12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE	172
12.09 Counterparts	174
12.10 Effectiveness	174
12.11 Headings Descriptive	174
12.12 Amendment and Waiver	174
12.13 Survival	177
12.14 Domicile of Loans	177
12.15 Confidentiality	177
12.16 Register	178
12.17 Certain Agreements with Respect to the 6-3/4% Senior Subordinated Debentures and Senior Notes	178
12.18 Limitation on Additional Amounts, etc.	179
12.19 The Patriot Act	179
12.20 Campbell Standstill Period/Campbell Repurchase	179
12.21 Judgment Currency	180
12.22 Euro	181
12.23 Immunity	182
12.24 Parallel Debt	182
12.25 Payments Set Aside.	183
12.26 Post-Closing Actions	183

SCHEDULES

Schedule I	Commitments
Schedule II	Existing Letters of Credit
Schedule III	Insurance
Schedule IV	Subsidiaries
Schedule V	Existing Liens
Schedule VI	Existing Indebtedness
Schedule VII	Existing Investments
Schedule VIII	Associated Costs Rate
Schedule IX	Lender Addresses
Schedule X	Certain Leasehold Sites
Schedule XI	Provisions Relating to Bankers’ Acceptances, Bankers’ Acceptance Loans and
B/A Discount Notes
Schedule XII	Initial Voting Lender Participants

EXHIBITS

Exhibit A-1	Form of Notice of Borrowing

(iv)

Exhibit A-2	Form of Notice of Conversion/Continuation
Exhibit B-1	Form of US A Term Note
Exhibit B-2	Form of Canadian A Term Note
Exhibit B-3	Form of Euro A Term Note
Exhibit B-4	Form of Incremental Term Note
Exhibit B-5	Form of Revolving Note
Exhibit B-6	Form of Canadian Revolving Notes
Exhibit B-7	Form of Swingline Note
Exhibit C	Form of Letter of Credit Request
Exhibit D	Form of Section 4.04(b)(ii) Certificate
Exhibit E-1	Form of Opinion of Frank Hogan, Esq., General Counsel
Exhibit E-2	Form of Opinion of Bryan Cave LLP
Exhibit E-3	Form of Opinion of Fasken Martineau DuMoulin LLP
Exhibit E-4	Form of Opinion of Loyens & Loeff (USA) B.V.
Exhibit F	Form of Officers’ Certificate
Exhibit G-1	Form of US Borrowers/Subsidiaries Guaranty
Exhibit G-2	Form of Canadian Borrowers/Subsidiaries Guarantee
Exhibit H	Form of US Pledge Agreement
Exhibit I-1	Form of US Security Agreement
Exhibit I-2	Form of Canadian Security Agreement
Exhibit J-1	Form of Election to Become a Revolving Borrower
Exhibit J-2	Form of Election to Become a Foreign Borrower
Exhibit K	Form of Assignment and Assumption Agreement
Exhibit L	Form of Incremental Term Loan Commitment Agreement
Exhibit M	Form of Incremental Revolving Loan Commitment Agreement

(v)

CREDIT AGREEMENT, dated as of July 7, 2010, among SILGAN HOLDINGS INC., a Delaware corporation (“Silgan”), SILGAN CONTAINERS LLC, a Delaware limited liability company (“Containers”), SILGAN PLASTICS LLC, a Delaware limited liability company (“Plastics”), SILGAN CONTAINERS MANUFACTURING CORPORATION, a Delaware corporation (“Manufacturing”), SILGAN CAN COMPANY, a Delaware corporation (“CanCo”), SILGAN PLASTICS CANADA INC., an Ontario corporation (“Silgan Canada”), each other Revolving Borrower party hereto from time to time, each other Incremental Term Loan Borrower party hereto from time to time (together with Silgan, Containers, Plastics, Manufacturing, CanCo, Silgan Canada and each other Revolving Borrower, the “Borrowers,” and each individually, a “Borrower”), the lenders from time to time party hereto (each a “Lender” and, collectively, the “Lenders”), DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”), BANC OF AMERICA SECURITIES LLC, as syndication agent (in such capacity, the “Syndication Agent”), THE ROYAL BANK OF SCOTLAND PLC, WELLS FARGO BANK, N.A. and BNP PARIBAS, as co-documentation agents (in such capacity, the “Co-Documentation Agents”), and DEUTSCHE BANK SECURITIES INC. and BANC OF AMERICA SECURITIES LLC, as joint lead arrangers and joint book managers. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.

W I T N E S S E T H:

WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrowers the respective credit facilities provided for herein;

NOW, THEREFORE, IT IS AGREED:

Section 1. Amount and Terms of Credit.

1.01 Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a US A Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each a “US A Term Loan” and, collectively, the “US A Term Loans”) to Silgan, which US A Term Loans:

(i) shall be denominated in Dollars;

(ii) shall, at the option of Silgan, be either Base Rate Loans or Eurodollar Loans, provided that all US A Term Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type; and

(iii) shall not exceed for any such Lender, in initial aggregate principal amount, that amount which equals the US A Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)).

Once repaid, US A Term Loans incurred hereunder may not be reborrowed.

(b) Subject to and upon the terms and conditions set forth herein, each Lender with a Canadian A Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each a “Canadian A Term Loan” and, collectively, the “Canadian A Term Loans”) to Silgan Canada, which Canadian A Term Loans:

(i) shall be denominated in Canadian Dollars;

(ii) shall, at the option of Silgan Canada, be either B/A Discount Rate Loans or Canadian Prime Rate Loans, provided that all Canadian A Term Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type; and

(iii) shall not exceed for any such Lender, in initial aggregate principal amount, that amount which equals the Canadian A Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)).

Once repaid, Canadian A Term Loans incurred hereunder may not be reborrowed.

(c) Subject to and upon the terms and conditions set forth herein, each Lender with a Euro A Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each a “Euro A Term Loan” and, collectively, the “Euro A Term Loans”) to Silgan, which Euro A Term Loans:

(i) shall be denominated in Euros;

(ii) shall be maintained as Euro Rate Loans; and

(iii) shall not exceed for any such Lender, in initial aggregate principal amount, that amount which equals the Euro A Term Loan Commitment of such Lender on the Initial Borrowing Date (before giving effect to the termination thereof on such date pursuant to Section 3.03(b)).

Once repaid, Euro A Term Loans incurred hereunder may not be reborrowed.

(d) Subject to and upon the terms and conditions set forth in Section 1.14 and the other provisions set forth herein, each Lender with an Incremental Term Loan Commitment for a given Tranche of Incremental Term Loans severally agrees, at any time and from time to time on and after the date that such Incremental Term Loan Commitment is obtained pursuant to Section 1.14 and prior to the Incremental Commitment Termination Date for such Tranche of Incremental Term Loans, to make a term loan or term loans (each an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to the Incremental Term Loan Borrower for such Tranche, which Incremental Term Loans:

(i) shall be incurred on the applicable Incremental Term Loan Borrowing Date for such Tranche of Incremental Term Loans;

(ii) shall be denominated in the Applicable Currency for such Tranche of Incremental Term Loans;

(iii) shall, if Dollar Loans, at the option of the applicable Incremental Term Loan Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Incremental Term Loans that are Dollar Loans comprising the same Borrowing under such Tranche shall, unless otherwise specifically provided herein, be of the same Type;

(iv) shall, if Canadian Loans, at the option of the applicable Incremental Term Loan Borrower, be incurred and maintained as, and/or converted into, B/A Discount Rate Loans or Canadian Prime Rate Loans, provided that all Incremental Term Loans that are Canadian Loans comprising the same Borrowing under such Tranche shall, unless otherwise specifically provided herein, be of the same Type;

(v) shall, if an Alternate Currency Incremental Term Loan denominated in a Primary Alternate Currency, be incurred and maintained in one or more Borrowings of Euro Rate Loans denominated in such Primary Alternate Currency under such Tranche; and

(vi) shall not exceed for any such Incremental Term Loan Lender at the time of any incurrence thereof, that aggregate principal amount which equals the Incremental Term Loan Commitment of such Incremental Term Loan Lender for such Tranche at such time (before giving effect to any reduction thereof at such time pursuant to Section 3.03(c)).

Once repaid, Incremental Term Loans incurred hereunder may not be reborrowed.

(e) Subject to and upon the terms and conditions set forth herein, each Revolving Lender severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each a “Revolving Loan” and, collectively, the “Revolving Loans”) to each Revolving Borrower, which Revolving Loans:

(i) shall be denominated in Dollars or in a Primary Alternate Currency, in each case, as elected by the respective Revolving Borrower;

(ii) shall, if Dollar Revolving Loans, at the option of the respective Revolving Borrower, be either Base Rate Loans or Eurodollar Loans, provided that all Dollar Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type;

(iii) shall, if Primary Alternate Currency Revolving Loans, be a Euro Rate Loan denominated in the applicable Primary Alternate Currency, provided that all

Primary Alternate Currency Revolving Loans made as part of the same Borrowing shall be of the same Type;

(iv) may be repaid and reborrowed in accordance with the provisions hereof;

(v) shall not be made (and shall not be required to be made) by any Revolving Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to simultaneously repay any Unpaid Drawings, Revolving Loans and/or Swingline Loans theretofore outstanding) would cause the Individual RL Exposure of such Revolving Lender to exceed the Revolving Loan Commitment of such Revolving Lender at such time;

(vi) shall not be made (and shall not be required to be made) by any Revolving Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to simultaneously repay any Unpaid Drawings, Revolving Loans and/or Swingline Loans theretofore outstanding) would cause the Aggregate RL Exposure to exceed the Total Revolving Loan Commitment at such time;

(vii) in the case of Primary Alternate Currency Revolving Loans, shall not be made (and shall not be required to be made) by any Revolving Lender in any instance where the incurrence thereof would cause the aggregate principal amount (using the Dollar Equivalent thereof) of all Primary Alternate Currency Revolving Loans then outstanding to exceed the Primary Alternate Currency Revolving Loan Sublimit; and

(viii) shall not exceed for CanCo at any time outstanding that aggregate principal amount (for this purpose, using the Dollar Equivalent of each Primary Alternate Currency Revolving Loan incurred by CanCo and then outstanding) which, (A) when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, such Revolving Loans by CanCo) in respect of all Letters of Credit issued for the account of CanCo at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, such Revolving Loans) incurred by CanCo and then outstanding at such time, equals the CanCo Revolving Sub-Limit then in effect, or (B) when added to the sum of (I) the aggregate amounts calculated in preceding clause (A) and outstanding at such time and (II) the aggregate amount of all other CanCo Included Debt outstanding at such time, equals the CanCo Permitted Debt Amount at such time.

(f) Subject to and upon the terms and conditions set forth herein, each Canadian Revolving Lender severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each a “Canadian Revolving Loan” and, collectively, the “Canadian Revolving Loans”) to each Canadian Revolving Borrower, which Canadian Revolving Loans:

(i) shall be made and maintained in Canadian Dollars;

(ii) except as hereafter provided, shall, at the option of the applicable Canadian Revolving Borrower, be incurred and maintained as, and/or converted into, one or more Borrowings of (x) Canadian Prime Rate Loans or (y) (i) in the case of a B/A Lender, the creation of Bankers’

Acceptances on the terms and conditions provided for herein and in Schedule XI or (ii) in a case of a Non-B/A Lender, the creation and purchase of completed Drafts and the exchange of such Drafts for B/A Discount Notes, in each case on the terms and conditions provided for herein and in Schedule XI;

(iii) may be repaid and reborrowed in accordance with the provisions hereof;

(iv) shall not be made (and shall not be required to be made) by any Canadian Revolving Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to simultaneously repay any Canadian Revolving Loans theretofore outstanding) would cause the Individual Canadian RL Exposure of such Canadian Revolving Lender to exceed the Canadian Revolving Loan Commitment of such Canadian Revolving Lender at such time; and

(v) shall not be made (and shall not be required to be made) by any Canadian Revolving Lender in any instance where the incurrence thereof (after giving effect to the use of the proceeds thereof on the date of the incurrence thereof to simultaneously repay any Canadian Revolving Loans theretofore outstanding) would cause the Aggregate Canadian RL Exposure to exceed the Total Canadian Revolving Loan Commitment at such time.

(g) Subject to and upon the terms and conditions set forth herein, the Swingline Lender in its individual capacity agrees to make, at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a “Swingline Loan” and, collectively, the “Swingline Loans”) to each Revolving Borrower, which Swingline Loans:

(i) shall be denominated in Dollars and shall be made and maintained as Base Rate Loans;

(ii) may be repaid and reborrowed in accordance with the provisions hereof;

(iii) shall not exceed in aggregate principal amount at any time outstanding in respect of all Revolving Borrowers, when added to the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding (for this purpose, using the Dollar Equivalent of each Primary Alternate Currency Revolving Loan then outstanding and exclusive of Revolving Loans and Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, such Swingline Loans) and (II) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, such Swingline Loans) at such time, an amount equal to the Total Revolving Loan Commitment at such time;

(iv) shall not exceed for CanCo at any time outstanding that aggregate principal amount which, (A) when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, such Swingline Loans by CanCo) in respect of all Letters of Credit issued for the account of CanCo at such time and (II) the aggregate principal amount of all Revolving Loans incurred by CanCo and then outstanding (for this purpose, using the Dollar Equivalent of each Primary Alternate Currency Revolving Loan incurred by CanCo and then outstanding), equals the CanCo Revolving Sub-Limit then in effect, or (B) when added to the sum of (I) the aggregate amounts calculated in preceding clause (A) and outstanding at such time and (II) the aggregate amount of all other CanCo Included Debt outstanding at such time, equals the CanCo Permitted Debt Amount at such time; and

(v) shall not exceed in aggregate principal amount at any time outstanding in respect of all Revolving Borrowers, the Maximum Swingline Amount.

Notwithstanding anything to the contrary contained in this Section 1.01(g), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists with respect to a Revolving Lender unless the Swingline Lender has entered into arrangements satisfactory to it and Silgan to eliminate the Swingline Lender’s risk with respect to each Defaulting Lender’s participation in such Swingline Loans (which arrangements are hereby consented to by the Lenders), including by cash collateralizing such Defaulting Lender’s or Lenders’ RL Percentage of the outstanding Swingline Loans (such arrangements, the “Swingline Back-Stop Arrangements”), and (ii) the Swingline Lender will not make a Swingline Loan after it has received written notice from any Borrower, the Administrative Agent or the Required Lenders stating that a Default or an Event of Default exists until such time as the Swingline Lender shall have received written notice of (x) rescission of all such notices from the party or parties originally delivering such notice or notices or (y) the cure or waiver of such Default or Event of Default in accordance with the requirements of this Agreement.

(h) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Revolving Lenders that the Swingline Lender’s outstanding Swingline Loans shall be funded with a Borrowing of Dollar Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 9), in which case one or more Borrowings of Dollar Revolving Loans constituting Base Rate Loans (each such Borrowing, a “Mandatory Borrowing”) shall be made on the immediately succeeding Business Day from all Revolving Lenders (without giving effect to any termination of the Total Revolving Loan Commitment pursuant to the last paragraph of Section 9) pro rata based on each such Revolving Lender’s RL Percentage (determined before giving effect to any termination of the Total Revolving Loan Commitment pursuant to the last paragraph of Section 9), and the proceeds thereof shall be applied directly to the Swingline

Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Revolving Lender hereby irrevocably agrees to make Dollar Revolving Loans upon one Business Day’s notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding of the type referred to in Section 9.05 with respect to any of the Revolving Borrowers), then each Revolving Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Revolving Borrowers on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such Revolving Lenders to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Total Revolving Loan Commitment pursuant to the last paragraph of Section 9); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Revolving Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Dollar Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans under a respective Tranche shall not be less than the Minimum Borrowing Amount for such Tranche of Loans. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than (x) thirty Borrowings of Euro Rate Loans and B/A Discount Rate Loans in the aggregate and (y) five different maturity dates in the aggregate for all outstanding Bankers’ Acceptance Loans.

1.03 Notice of Borrowing. (a) Whenever (u) a Borrower desires to incur Dollar Loans hereunder (excluding (I) Swingline Loans and (II) Revolving Loans incurred pursuant to a Mandatory Borrowing), such Borrower shall give the Administrative Agent at the applicable Notice Office at least one Business Day’s prior notice of each Base Rate Loan, and at least three Business Days’ prior notice of each Eurodollar Loan (or, in the case of a Eurodollar Loan with an Interest Period of other than a one, two, three or six-month period, at least five Business Days’ prior notice of each such Eurodollar Loan), to be incurred hereunder, (v) Silgan Canada desires to incur Canadian A Term Loans hereunder, Silgan Canada shall give the Administrative Agent at the applicable Notice Office at least one Business Day’s prior notice of each Canadian A Term Loan (or, in the case of a B/A Discount Rate Loan with an Interest Period of other than a one, two, three or six-month period, at least five Business Days’ prior notice of each such B/A Discount Rate Loan), to be incurred hereunder, (w) Silgan desires to incur Euro A Term Loans hereunder, Silgan shall give the Administrative Agent at the applicable Notice Office at least three Business Days’ (or, in the case of a Euro A Term Loan with an Interest Period of other than a one, two, three or six-month period, at least five Business Days’) prior notice of each such Euro A Term Loan to be incurred hereunder, (x) an Incremental Term Loan Borrower desires to incur Alternate Currency Incremental Term Loans hereunder, such Incremental Term Loan Borrower shall give the Administrative Agent at the applicable Notice Office at least three Business Days’ (or, in the case of an Alternate Currency Incremental Term Loan with an Interest Period of other than a one, two, three or six-month period, at least five Business Days’) prior notice of each such Alternate Currency Incremental Term Loan to be incurred hereunder, (y) a Revolving Borrower desires to incur Primary Alternate Currency Revolving Loans hereunder, such Revolving Borrower shall give the Administrative Agent at the applicable Notice Office at least three Business Days’ (or, in the case of a Primary Alternate Currency Revolving Loan with an Interest Period of other than a one, two, three or six-month period, at least five Business Days’) prior notice of each such Primary Alternate Currency Revolving Loan to be incurred hereunder, and (z) a Canadian Revolving Borrower desires to incur Canadian Prime Rate Loans or Bankers’ Acceptance Loans hereunder (excluding Canadian Prime Rate Loans to the extent resulting from automatic conversions of Bankers’ Acceptance Loans as provided in Schedule XI), such Canadian Revolving Borrower shall give the Administrative Agent at the applicable Notice Office at least one Business Day’s prior notice of each Canadian Prime Rate Loan, and at least three Business Days’ prior notice of each Bankers’ Acceptance Loan (or, in the case of a Bankers’ Acceptance Loan with a term in excess of 180 days, at least five Business Days’ prior notice of each such Bankers’ Acceptance Loan), provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (Local Time) on such day. Each such notice (each a “Notice of Borrowing”), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the respective Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A-1, appropriately completed to specify (i) the name of such Borrower, (ii) the aggregate principal amount or Face Amount, as the case may be, of the Loans to be made pursuant to such Borrowing (stated in Dollars or, in the case of Alternate Currency Loans, in the relevant Alternate Currency), (iii) the date of such Borrowing (which shall be a Business Day), (iv) in the case of Incremental Term Loans and Revolving Loans, the Applicable Currency, (v) whether the Loans being made pursuant to such Borrowing shall constitute US A Term Loans, Canadian A Term Loans, Euro A Term Loans, Incremental Term Loans, Revolving Loans or Canadian Revolving Loans, (vi) (x) in the case of Dollar Loans, whether such Dollar Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans, and (y) in the case of Canadian Term Loans under a given Tranche, whether such Canadian Term Loans being made pursuant to such Borrowing are to be initially maintained as Canadian Prime Rate Loans or, to the extent permitted hereunder, B/A Discount Rate Loans, (vii) in the case of all Euro Rate Loans and B/A Discount Rate Loans, the initial Interest Period to be applicable thereto, and (viii) in the case of Canadian Revolving Loans, whether the respective Borrowing shall consist of Canadian Prime Rate Loans or, to the extent permitted hereunder, Bankers’ Acceptance Loans and, if Bankers’ Acceptance Loans, the term thereof (which shall comply with the requirements of Schedule XI). The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

(b)(i) Whenever a Revolving Borrower desires to incur Swingline Loans hereunder, such Revolving Borrower shall give the Swingline Lender not later than 1:00 P.M. (Local Time) on the date that a Swingline Loan is to be incurred hereunder, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

(ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(h), with each Revolving Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in Section 1.01(h).

(c) Without in any way limiting the obligation of any Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing, reasonably believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the president, a vice president, the chief financial officer, the treasurer or an assistant treasurer of such Borrower (or any other officer or employee of such Borrower designated in writing to the Administrative Agent and the Swingline Lender by the president, a vice president, the chief financial officer, the treasurer or an assistant treasurer of such Borrower as being authorized to give such notices under this Agreement) prior to receipt of written confirmation. In each such case, each Borrower hereby waives the right to dispute the Administrative Agent’s or the Swingline Lender’s record of the terms of such telephonic notice of such Borrowing of Loans.

1.04 Disbursement of Funds. No later than 12:00 Noon (Local Time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (Local Time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (Local Time) on the date specified in Section 1.01(g)), each Lender with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date (or, in the case of Swingline Loans, the Swingline Lender shall make available the full amount thereof). All such amounts shall be made available in Dollars (or, in the case of Alternate Currency Loans, in the Alternate Currency for the relevant Tranche) and in immediately available funds at the applicable Payment Office, and the Administrative Agent will, except in the case of a Mandatory Borrowing, make available to the relevant Borrower at such Payment Office in Dollars (or, in the case of Alternate Currency Loans, in the Alternate Currency for such Tranche) the aggregate of the amounts so made available by the Lenders; provided that, if, on the date of a Borrowing of Revolving Loans (other than a Mandatory Borrowing), there are Unpaid Drawings or Swingline Loans then outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Unpaid Drawings with respect to Letters of Credit, second, to the payment in full of any such Swingline Loans, and third, to the respective Borrower as otherwise provided above. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the relevant Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate (or, in the case of Alternate Currency Loans, the Administrative Agent’s customary rate for interbank advances in the relevant Alternate Currency) for the first three days and at the rate of interest otherwise applicable to such Loans for each day thereafter and (ii) if recovered from such Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrowers may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

1.05 Notes. (a) Each Borrower’s obligation to pay the principal of, and interest on, all the Loans made by each Lender to such Borrower shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 12.16 and, subject to the provisions of Section 1.05(j), also be evidenced (i) if US A Term Loans, by a promissory note duly executed and delivered by Silgan substantially in the form of Exhibit B-1 (each a “US A Term Note” and, collectively, the “US A Term Notes”), (ii) if Canadian A Term Loans, by a promissory note duly executed and delivered by Silgan Canada substantially in the form of Exhibit B-2 (each a “Canadian A Term Note” and, collectively, the “Canadian A Term Notes”), (iii) if Euro A Term Loans, by a promissory note duly executed and delivered by Silgan substantially in the form of Exhibit B-3 (each a “Euro A Term Note” and, collectively, the “Euro A Term Notes”), (iv) if Incremental Term Loans, by a promissory note duly executed and delivered by the respective Incremental Term Loan Borrower substantially in the form of Exhibit B-4 (each an “Incremental Term Note” and, collectively, the “Incremental Term Notes”), (v) if Revolving Loans, by promissory notes duly executed and delivered by each Revolving Borrower substantially in the form of Exhibit B-5 (each a “Revolving Note” and, collectively, the “Revolving Notes”), (vi) if Canadian Revolving Loans, by promissory notes duly executed and delivered by each Canadian

Revolving Borrower substantially in the form of Exhibit B-6 (each a “Canadian Revolving Note” and, collectively, the “Canadian Revolving Notes”), in each case with blanks appropriately completed in conformity herewith, and (vii) if Swingline Loans, by promissory notes duly executed and delivered by each Revolving Borrower substantially in the form of Exhibit B-7 (each a “Swingline Note” and, collectively, the “Swingline Notes”), in each case with blanks appropriately completed in conformity herewith.

(b) The US A Term Note issued by Silgan to each Lender with a US A Term Loan Commitment or outstanding US A Term Loans shall (i) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (ii) be in a stated principal amount (expressed in Dollars) equal to the principal amount of the US A Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount (expressed in Dollars) equal to the outstanding principal amount of US A Term Loans of such Lender at such time) and be payable in the outstanding principal amount of US A Term Loans evidenced thereby, (iii) mature on the Initial Term Loan Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

(c) The Canadian A Term Note issued by Silgan Canada to each Lender with a Canadian A Term Loan Commitment or outstanding Canadian A Term Loans shall (i) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (ii) be in a stated principal amount (expressed in Canadian Dollars) equal to the principal amount of the Canadian A Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount (expressed in Canadian Dollars) equal to the outstanding principal amount of Canadian A Term Loans of such Lender at such time) and be payable in the principal amount of the Canadian A Term Loans evidenced thereby, (iii) mature on the Initial Term Loan Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of B/A Discount Rate Loans and Canadian Prime Rate Loans, as the case may be, evidenced thereby, (v) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

(d) The Euro A Term Note issued by Silgan to each Lender with a Euro A Term Loan Commitment or outstanding Euro A Term Loans shall (i) be payable to such Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (ii) be in a stated principal amount (expressed in Euros) equal to the principal amount of the Euro A Term Loans made by such Lender on the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be in a stated principal amount (expressed in Euros) equal to the outstanding principal amount of Euro A Term Loans of such Lender at such time) and be payable in the outstanding principal amount of Euro A Term Loans evidenced thereby, (iii) mature on the Initial Term Loan Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of Euro Rate Loans evidenced thereby, (v) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

(e) The Incremental Term Note issued by each Incremental Term Loan Borrower to each Lender with an Incremental Term Loan Commitment or outstanding Incremental Term Loans under a given Tranche shall (i) be payable to such Lender or its registered assigns and be dated the date of issuance thereof, (ii) be in a stated principal amount (expressed in the relevant Applicable Currency) equal to the Incremental Term Loan Commitment of such Lender on the effective date of the respective Incremental Term Loan Commitment Agreement (prior to the incurrence of any Incremental Term Loans pursuant thereto on such date) (or, if issued thereafter, be in a stated principal amount (expressed in the relevant Applicable Currency) equal to the sum of the then remaining amount of the Incremental Term Loan Commitment of such Lender plus the outstanding principal amount of the Incremental Term Loans of such Lender on the date of issuance thereof) and be payable in the relevant Applicable Currency in the outstanding principal amount of the Incremental Term Loans evidenced thereby, (iii) mature on the respective Incremental Term Loan Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans, Canadian Prime Rate Loans, B/A Discount Rate Loans and Euro Rate Loans, as the case may be, evidenced thereby, (v) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

(f) The Revolving Note issued by each Revolving Borrower to each Revolving Lender shall (i) be payable to such Revolving Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (ii) be in a stated principal amount (expressed in Dollars) equal to the Revolving Loan Commitment of such Revolving Lender (or, if issued after the termination thereof, be in a stated principal amount (expressed in Dollars) equal to the outstanding Revolving Loans of such Revolving Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans to such Revolving Borrower evidenced thereby, provided that if, because of fluctuations in exchange rates after the Initial Borrowing Date, the Revolving Note of any Revolving Lender would not be at least as great as the outstanding aggregate principal amount (taking the Dollar Equivalent of all Primary Alternate Currency Revolving Loans evidenced thereby) of the Revolving Loans made by such Revolving Lender to such Revolving Borrower at any time outstanding, the respective Revolving Lender may, at any time after the occurrence of any Specified Default or Event of Default, request (and in such case such Revolving Borrower shall promptly execute and deliver) a new Revolving Note in an amount equal to the aggregate principal amount (taking the Dollar Equivalent of all Primary Alternate Currency Revolving Loans evidenced thereby) of such Revolving Loans of such Revolving Lender outstanding on the date of the issuance of such new Revolving Note, (iii) mature on the Revolving Loan Maturity Date, (iv) with respect to each Revolving Loan evidenced thereby, be payable in the respective Applicable Currency in which such Revolving Loan was made, provided that the obligations evidenced by each Primary Alternate Currency Revolving Loan evidenced thereby shall be subject to conversion into Dollar Loans as provided in (and in the circumstances contemplated by) Section 1.16, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Euro Rate Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(g) The Canadian Revolving Note issued by each Canadian Revolving Borrower to each Canadian Revolving Lender shall (i) be payable to such Canadian Revolving Lender or its registered assigns and be dated the Initial Borrowing Date (or, if issued after the Initial Borrowing Date, be dated the date of issuance thereof), (ii) be in a stated principal amount (expressed in Canadian Dollars) equal to the Canadian Revolving Loan Commitment of such Canadian Revolving Lender (or, if issued after the termination thereof, be in a stated principal amount (expressed in Canadian Dollars) equal to the outstanding Canadian Revolving Loans of such Canadian Revolving Lender at such time) and be payable in the outstanding principal amount of the Canadian Revolving Loans to such Canadian Revolving Borrower evidenced thereby, (iii) mature on the Revolving Loan Maturity Date, (iv) with respect to each Canadian Revolving Loan evidenced thereby, be payable in Canadian Dollars, provided that the obligations evidenced by each Canadian Revolving Loan evidenced thereby shall be subject to conversion into Dollar Loans as provided in (and in the circumstances contemplated by) Section 1.16, (v) bear interest as provided in the appropriate clause of Section 1.08, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

(h) The Swingline Note issued by each Revolving Borrower to the Swingline Lender shall (i) be payable to the Swingline Lender or its registered assigns and be dated the Initial Borrowing Date, (ii) be in a stated principal amount (expressed in Dollars) equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of Swingline Loans to such Revolving Borrower evidenced thereby, (iii) mature on the Swingline Expiry Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in the case of the Base Rate Loans evidenced thereby, (v) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

(i) Except as otherwise provided in Section 1.05(j), each Lender will note on its internal records the amount of each Loan made by it and each payment and conversion in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the respective Borrower’s obligations in respect of such Loans.

(j) Notwithstanding anything to the contrary contained above in this Section 1.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request, obtain, maintain or produce a Note evidencing its Loans to any Borrower shall affect or in any manner impair the obligations of any Borrower to pay the Loans (and all related Obligations) incurred by it which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (i). At any time when any Lender requests the delivery of a Note to evidence any of its Loans, the respective Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

1.06 Conversions. (a) Each Borrower shall have the option to convert, on any Business Day occurring on or after the Initial Borrowing Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Dollar Loans or Canadian Term Loans, as the case may be, made to such Borrower pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Dollar Loans or Types of Canadian Term Loans, as the case may be, into a Borrowing (of the same Tranche) of another Type of Dollar Loan or Canadian Term Loan, as the case may be, provided that (i) except as otherwise provided in Section 1.10(b), (x) Eurodollar Loans may be converted into Base Rate Loans and (y) B/A Discount Rate Loans may be converted into Canadian Prime Rate Loans, in each case, only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans or B/A Discount Rate Loans, as the case may be, shall reduce the outstanding principal amount of such Eurodollar Loans or B/A Discount Rate Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, (x) Base Rate Loans may only be converted into Eurodollar Loans and (y) Canadian Prime Rate Loans may only be converted into B/A Discount Rate Loans, in each case, if no Specified Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Euro Rate Loans and B/A Discount Rate Loans than is permitted under Section 1.02 and (iv) Swingline Loans may not be converted pursuant to this Section 1.06. Each conversion pursuant to this Section 1.06 shall be effected by the respective Borrower by giving the Administrative Agent at the applicable Notice Office prior to 1:00 P.M. (Local Time) at least (x) in the case of conversions into Eurodollar Loans (in the case of Dollar Loans) or B/A Discount Rate Loan (in the case of Canadian Term Loans), three Business Days’ (or, in the case of an Interest Period other than a one, two, three or six-month period, at least five Business Days’) prior notice, and (y) in the case of conversions into Base Rate Loans (in the case of Dollar Loans) or Canadian Prime Rate Loans (in the case of Canadian Term Loans), one Business Day’s prior notice (each a “Notice of Conversion/Continuation”) in the form of Exhibit A-2, appropriately completed to specify the Dollar Loans or Canadian Term Loans to be so converted, the Borrowing(s) pursuant to which such Dollar Loans or Canadian Term Loans were made and, if to be converted into Eurodollar Loans (in the case of Dollar Loans) or B/A Discount Rate Loans (in the case of Canadian Term Loans), the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Dollar Loans and/or Canadian Term Loans. For the avoidance of doubt, it is understood that any conversion of one Type of Canadian Term Loan into another Type of Canadian Term Loan shall not constitute a repayment of any Canadian Term Loan being so converted.

(b) The Canadian Revolving Borrowers shall have the option to convert, on any Business Day occurring on or after the Initial Borrowing Date, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Canadian Revolving Loans constituting Canadian Prime Rate Loans into a Borrowing of Bankers’

Acceptance Loans; provided, that (i) unless the Required Lenders otherwise agree, Canadian Prime Rate Loans may only be converted into Bankers’ Acceptance Loans if no Specified Default or Event of Default is in existence on the date of the conversion, and (ii) no conversion pursuant to this Section 1.06(b) shall result in a greater number of Bankers’ Acceptance Loans than is permitted under Section 1.02. Each conversion pursuant to this Section 1.06(b) shall be effected by the relevant Canadian Revolving Borrower by giving the Administrative Agent at the applicable Notice Office prior to 1:00 P.M. (Local Time) at least three Business Days’ prior notice in the form of Exhibit A-2, appropriately completed to specify the Canadian Prime Rate Loans to be so converted into Bankers’ Acceptance Loans and the term of the proposed Borrowing of Bankers’ Acceptance Loans (which, in each case, shall comply with the requirements of Schedule XI). The Administrative Agent shall give each Canadian Revolving Lender prompt notice of any such proposed conversion affecting any of its Canadian Prime Rate Loans. Upon any such conversion, the proceeds thereof will be applied directly on the day of such conversion to prepay the outstanding principal amount of the Canadian Revolving Loans being converted.

(c) Mandatory and voluntary conversions of Bankers’ Acceptance Loans into Canadian Prime Rate Loans shall be made in the circumstances, and to the extent, provided in Schedule XI. Except as otherwise provided under Section 1.16, Bankers’ Acceptance Loans shall not be permitted to be converted into any other Type of Loan prior to the maturity date of the relevant underlying Bankers’ Acceptance or B/A Discount Note, as the case may be.

1.07 Pro Rata Borrowings. All Borrowings of US A Term Loans, Canadian A Term Loans, Euro A Term Loans, Incremental Term Loans under a given Tranche, Canadian Revolving Loans and Revolving Loans shall be incurred from the Lenders pro rata on the basis of their US A Term Loan Commitments, Canadian A Term Loan Commitments, Euro A Term Loan Commitments, Incremental Term Loan Commitments for such Tranche, Canadian Revolving Loan Commitments or Revolving Loan Commitments, as the case may be; provided that all Borrowings of Revolving Loans made pursuant to a Mandatory Borrowing shall be incurred from the Revolving Lenders pro rata on the basis of their respective RL Percentages. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender or Lenders to make its or their Loans hereunder.

1.08 Interest. (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan and Canadian Prime Rate Loan (including with respect to any (x) Euro Rate Loan converted into a Base Rate Loan pursuant to Section 1.16, (y) B/A Discount Rate Loan converted into a Canadian Prime Rate Loan pursuant to Section 1.16, or (z) Bankers’ Acceptance Loan converted into a Canadian Prime Rate Loan pursuant to Schedule XI) made to such Borrower hereunder from the date of Borrowing thereof (or, in the circumstances described in the immediately preceding parenthetical, from the date of conversion of the respective Euro Rate Loan into a Base Rate Loan or the respective B/A Discount Rate Loan or Bankers’

Acceptance Loan into a Canadian Prime Rate Loan, as the case may be) until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan, such Canadian Prime Rate Loan to a B/A Discount Rate Loan or such Bankers’ Acceptance Loan to a Canadian Prime Rate Loan, as the case may be, pursuant to Section 1.06 or Schedule XI, as the case may be (which conversion shall, in the case of a conversion contemplated by Schedule XI, be deemed to occur on the date upon which a maturing Bankers’ Acceptance or B/A Discount Note is converted into a Canadian Prime Rate Loan pursuant to Schedule XI, with the proceeds thereof to be equal to the full Face Amount of such maturing Bankers’ Acceptance or B/A Discount Note), at a rate per annum which shall be equal to (x) in the case of Dollar Loans, the sum of the Applicable Margin plus the Base Rate and (y) in the case of Canadian Prime Rate Loans, the sum of the Applicable Margin plus the Canadian Prime Rate, in each case, as in effect from time to time.

(b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Euro Rate Loan and B/A Discount Rate Loan made to such Borrower from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) (A) in the case of Dollar Loans, the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10 as applicable, (B) in the case of Canadian Term Loans, the conversion of such B/A Discount Rate Loan to a Canadian Prime Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, and/or (C) in the case of an Alternate Currency Loan (including a Canadian Term Loan), the conversion of such Alternate Currency Loan to a Base Rate Loan pursuant to Section 1.16, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin as in effect from time to time during such Interest Period plus, in the case of Euro Rate Loans, the applicable Euro Rate for such Interest Period plus (except in the case of Eurodollar Loans) the Associated Costs Rate, if any, and in the case of B/A Discount Rate Loans, the applicable B/A Discount Rate for such Interest Period.

(c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder or under any other Credit Document shall, in each case, bear interest at a rate per annum (i) in the case of overdue principal of, and interest or other overdue amounts owing with respect to, Alternate Currency Loans (other than Canadian Loans) under a given Tranche, equal to 2% in excess of the rate otherwise applicable to such Tranche of Alternate Currency Loans from time to time, (ii) in the case of overdue principal of, and interest on, Dollar Loans, equal to the greater of (x) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans maintained pursuant to the respective Tranche from time to time and (y) the rate which is 2% in excess of the rate then borne by such Dollar Loans, (iii) in the case of overdue principal of, and interest on, Canadian Loans, equal to the greater of (x) the rate which is 2% in excess of the rate otherwise applicable to Canadian Prime Rate Loans from time to time and (y) the rate which is 2% in excess of the rate then borne by such Canadian Loans, as the case may be, and (iv) in the case of all other overdue amounts payable under this Agreement or under any other Credit Document, equal to the rate which is 2% in excess of the rate applicable to Revolving Loans maintained as Base Rate Loans from time to time. Interest that accrues under this Section 1.08(c) shall be payable on demand.

(d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan and Canadian Prime Rate Loan, (x) quarterly in arrears on each Quarterly Payment Date, (y) on the date of any repayment or prepayment in full of all outstanding Loans of the applicable Tranche (which, in the case of Revolving Loans and Canadian Revolving Loans, is accompanied by a termination of the Total Revolving Loan Commitment or the Total Canadian Revolving Loan Commitment, as the case may be), and (z) at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, and (ii) in respect of each Euro Rate Loan and each B/A Discount Rate Loan, (x) on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (y) on the date of any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) Upon each Interest Determination Date, the Administrative Agent shall determine the interest rate for the Euro Rate Loans for which such determination is being made and shall promptly notify the respective Borrower and the respective Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

1.09 Interest Periods. At the time the respective Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, a Borrowing of Euro Rate Loans or B/A Discount Rate Loans (in the case of the initial Interest Period applicable thereto) or prior to 1:00 P.M. (Local Time) on the third Business Day (or, in the case of a Euro Rate Loan or B/A Discount Rate Loan to be converted into, or maintained as, a Euro Rate Loan or B/A Discount Rate Loan (as applicable) with an Interest Period of other than a one, two, three or six-month period, on the fifth Business Day) prior to the expiration of an Interest Period applicable to such Borrowing of Euro Rate Loans or B/A Discount Rate Loans (in the case of subsequent Interest Periods), such Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an “Interest Period”) applicable to such Borrowing, which Interest Period shall (x) in the case of Dollar Loans, at the option of such Borrower, be a one, two, three, six or, to the extent available to all Lenders with obligations in respect of the respective Tranche of Loans, twelve-month period or a period of less than one month, (y) in the case of Alternate Currency Loans (other than Canadian Loans) under a given Tranche, at the option of such borrower, be a one, two, three, six or, to the extent available to all Lenders with obligations in respect of the respective Tranche of Loans, twelve-month period or such other period of less than one month to the extent approved by the Administrative Agent and otherwise available to all Lenders with obligations in respect of such Tranche, and (z) in the case of Canadian Term Loans, at the option of the respective Canadian Borrower, be a one, two, three, six or, to the extent approved by the Administrative Agent and otherwise available to all Lenders with obligations in respect of the respective Tranche of Loans, twelve-month period, provided that (in each case):

(i) all Euro Rate Loans and B/A Discount Rate Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Euro Rate Loan or B/A Discount Rate Loan shall commence on the date of Borrowing of such Euro Rate Loan or B/A Discount Rate Loan (including (x) in the case of Eurodollar Loans, the date of any conversion thereto from a Borrowing of Base Rate Loans and (y) in the case of B/A Discount Rate Loans, the date of any conversion thereto from a Borrowing of Canadian Prime Rate Loans) and each Interest Period occurring thereafter in respect of such Eurodollar Loan or B/A Discount Rate Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period relating to a Euro Rate Loan or B/A Discount Rate Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Euro Rate Loan or B/A Discount Rate Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Euro Rate Loan or B/A Discount Rate Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) unless the Required Lenders otherwise agree, no Interest Period for a Eurodollar Loan or B/A Discount Rate Loan may be selected at any time when a Specified Default or an Event of Default is then in existence;

(vi) unless the Required Lenders otherwise agree, no Interest Period, other than a one month or less period, for any other Alternate Currency Loan may be selected at any time when a Specified Default or an Event of Default is then in existence;

(vii) except for Alternate Currency Incremental Term Loans (other than Alternate Currency Incremental Term Loans denominated in Canadian Dollars), no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of such Tranche of Term Loans will be required to be made under Section 4.02(b), 4.02(c), 4.02(d) or 4.02(e), as the case may be, if the aggregate principal amount of such Tranche of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans then outstanding less the aggregate amount of such required repayment; and

(viii) except for Alternate Currency Incremental Term Loans (other than Alternate Currency Incremental Term Loans denominated in Canadian Dollars), no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans.

If, by 1:00 P.M. (Local Time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Euro Rate Loans or B/A Discount Rate Loans, the relevant Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Euro Rate Loans or B/A Discount Rate Loans as provided above, such Borrower shall be deemed to have elected (x) in the case of Eurodollar Loans, to convert such

Eurodollar Loans into Base Rate Loans, (y) in the case of B/A Discount Rate Loans, to convert such B/A Discount Rate Loans into Canadian Prime Rate Loans, and (z) in the case of other Alternate Currency Loans, to select a one month Interest Period for such Alternate Currency Loans, with such new Interest Period to be effective as of the expiration date of such current Interest Period.

1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clauses (i) and (iv) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Euro Rate;

(ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Euro Rate Loans (other than in respect of Taxes to the extent covered under Section 4.04(a)) because of any change since the Relevant Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding (I) reserves required under Regulation D to the extent included in the computation of the respective Euro Rate and (II) amounts included in the computation of the Associated Costs Rate;

(iii) at any time, that the making or continuance of any Euro Rate Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having the force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the applicable interbank market;

(iv) at any time that any Alternate Currency is not available in sufficient amounts, as determined in good faith by the Administrative Agent or;

(v) that for any reason a market for bankers’ acceptances does not exist at any time or the Canadian Revolving Lenders cannot for other reasons, after reasonable efforts, readily sell bankers’ acceptances or perform their other obligations under this

Agreement with respect to bankers’ acceptances, in each case, as determined in good faith by the Administrative Agent;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i), (iv) or (v) above) shall on such date give notice (by telephone confirmed in writing) to the respective Borrowers and, except in the case of clauses (i), (iv) and (v) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (v) in the case of clause (i) above, (A) in the event that Eurodollar Loans are so affected, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the respective Borrowers and the respective Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by any Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, and (B) in the event that Alternate Currency Loans are so affected, the applicable Euro Rate shall be determined (I) in the case of Alternate Currency Loans denominated in a Primary Alternate Currency, on the basis provided in the proviso of the definition of Primary Alternate Currency LIBOR, and (II) in the case of Alternate Currency Incremental Term Loans denominated in an Other Alternate Currency, by the Administrative Agent as the all-in-cost of funds for the Administrative Agent to fund the respective Alternate Currency Incremental Term Loan denominated in such Other Alternate Currency, (w) in the case of clause (ii) above, the respective Borrower agrees, subject to the provisions of Section 12.18 (to the extent applicable), to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder a written notice in reasonable detail as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the respective Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding upon all the parties hereto), (x) in the case of clause (iii) above, take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law, (y) in the case of clause (iv) above, Alternate Currency Loans denominated in the affected Currency (other than any such Alternate Currency Loans which have theretofore been funded) shall no longer be available until such time as the Administrative Agent notifies the respective Borrower and the Lenders of the relevant Tranche that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing given by the respective Borrower with respect to such Alternate Currency Loans which have not yet been incurred shall be deemed rescinded by the respective Borrower, and (z) in the case of clause (v) above, Bankers’ Acceptance Loans (exclusive of Bankers’ Acceptance Loans which have theretofore been funded) and B/A Discount Rate Loans shall no longer be available until such time as the Administrative Agent notifies the Canadian Revolving Borrowers and the Canadian Revolving Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing given by any Canadian Revolving Borrower with respect to such Bankers’ Acceptance Loans or B/A Discount Rate Loans which have not been incurred shall be deemed rescinded by such Canadian Revolving Borrower.

(b) At any time that any Euro Rate Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the respective Borrower may (and in the case of a Euro Rate Loan affected pursuant to Section 1.10(a)(iii) the respective Borrower shall) either (i) if the affected Euro Rate Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) thereof on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii), or (ii) if the affected Euro Rate Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, (A) in the case of any Eurodollar Loan, require the affected Lender to convert each such Eurodollar Loan into a Base Rate Loan, and (B) in the case of any Alternate Currency Loan, require the applicable Euro Rate to be determined on the basis provided in clause (w)(B) of the second sentence of Section 1.10(a); provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

(c) If at any time after the Relevant Effective Date any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Relevant Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the respective Borrower or Borrowers agree, subject to the provisions of Section 12.18 (to the extent applicable), to pay to any such Lender, upon such Lender’s written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Lender’s determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the respective Borrowers, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the respective Borrowers’ obligations to pay additional amounts pursuant to this Section 1.10(c).

(d) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding on all parties hereto) at any time that such Lender is required to maintain reserves (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) which have been established after the Relevant Effective Date by any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body with jurisdiction over such Lender (including any branch, Affiliate or funding office thereof) in respect of any Alternate Currency Loan or any category of liabilities which includes deposits by reference to which the interest rate on any Alternate Currency Loan is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Lender to non-

United States residents in each case by reason of any change since the Relevant Effective Date in any applicable law or governmental rule, regulation order, guideline or request (whether or not having the force of law) or any change in the interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, then, unless such reserves already are included in the calculation of the interest rate applicable to such Alternate Currency Loans or in Section 1.10(a)(ii), such Lender shall promptly notify the applicable Borrower in writing specifying the additional amounts required to indemnify such Lender against the cost of maintaining such reserves (such written notice to provide in reasonable detail a computation of such additional amounts) and such Borrower agrees, subject to the provisions of Section 12.18 (to the extent applicable), to pay to such Lender such specified amounts on written demand therefor by such Lender.

1.11 Compensation. Each Borrower agrees, subject to the provisions of Section 12.18 (to the extent applicable), to compensate each Lender, upon such Lender’s written request (which request shall be made in good faith and shall set forth in reasonable detail the basis for requesting such compensation and shall, absent manifest error, be final and conclusive and binding on all parties hereto), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Euro Rate Loans) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Euro Rate Loans or B/A Discount Rate Loans (as applicable) or Bankers’ Acceptance Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation given by such Borrower (whether or not withdrawn by the respective Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of Loans pursuant to Section 9) or conversion of any of such Borrower’s Euro Rate Loans or B/A Discount Rate Loans (as applicable) occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of such Borrower’s Euro Rate Loans or B/A Discount Rate Loans (as applicable) or Bankers’ Acceptance Loans is not made on any date specified in a notice of prepayment given by such Borrower (whether or not withdrawn by the respective Borrower pursuant to Section 4.01(a)); (iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or the respective Notes or (y) an election made, or action required to be taken, by such Borrower pursuant to Section 1.10(b) or 1.13; or (v) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) of any Bankers’ Acceptance Loan occurs on a date which is not the maturity date of the respective Bankers’ Acceptance Loan, as the case may be.

1.12 Change of Applicable Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.l0(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event (including by designating a separate lending office (or

Affiliate) to act as such with respect to such affected Loans or Letters of Credit); provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

1.13 Replacement of Lenders. (x) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to any Borrower increased costs in excess of those being generally charged by the other Lenders, (y) if any Lender (A) becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings or (B) refuses to consent to a proposed change, waiver, discharge or termination with respect to any of the matters set forth in clauses (i) through (vi), inclusive, of the first proviso in Section 12.12(a) which has been approved by the Required Lenders or (z) if any Revolving Lender is unable to obtain the necessary governmental approvals and/or licenses required to be obtained by such Revolving Lender pursuant to Section 5.03(b)(i)(y), the Borrowers shall have the right (subject, in the case of preceding sub-clause (y)(B), to the requirements of Section 12.12(b)), if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferee or Transferees (collectively, the “Replacement Lender”) none of whom shall constitute a Defaulting Lender at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent, provided that:

(i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letters of Credit, (b) US A Term Loans, the outstanding US A Term Loans, (c) Canadian A Term Loans, the outstanding Canadian A Term Loans, (d) Euro A Term Loans, the outstanding Euro A Term Loans, (e) Incremental Term Loans under a given Tranche, the then remaining Incremental Term Loan Commitment and the outstanding Incremental Term Loans under such Tranche, and (f) the Canadian Revolving Loan Commitment, the Canadian Revolving Loan Commitment and outstanding Canadian Revolving Loans) of, and in each case (except for the replacement of only outstanding Term Loans and/or Canadian Revolving Loans of the respective Lender) participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (A) an amount equal to the principal (or Face Amount) of, and all accrued and unpaid interest on, all outstanding Loans (or, in the case of the replacement of only (I) the Revolving Loan Commitment, the outstanding Revolving Loans, (II) the US A Term Loans, the outstanding US A Term Loans, (III) the Canadian A Term Loans, the outstanding Canadian A Term Loans, (IV)

the Euro A Term Loans, the outstanding Euro A Term Loans, (V) the Incremental Term Loan Commitments and Incremental Term Loans under a given Tranche, the outstanding Incremental Term Loans of such Tranche), or (VI) the Canadian Revolving Loan Commitment, the outstanding Canadian Revolving Loans) of the Replaced Lender; provided that if any Bankers’ Acceptance Loans (or B/A Discount Notes) of such Replaced Lender are outstanding at the time of such replacement (which do not mature at the time of such replacement), at the option of such Replaced Lender, (i) the Canadian Revolving Borrowers shall repay the Face Amount of such Bankers’ Acceptance Loans (and B/A Discount Notes) to such Replaced Lender, (ii) the Canadian Revolving Borrowers shall enter into cash collateral arrangements with the Replaced Lender and the Administrative Agent as are reasonably satisfactory to them in respect of such Bankers’ Acceptance Loans (and B/A Discount Notes) or (iii) such Replaced Lender and the respective Replacement Lender shall enter into such indemnity or other arrangements as mutually agreed upon by such Replaced Lender and such Replacement Lender in respect of such Bankers’ Acceptance Loans (and B/A Discount Notes), (B) except in the case of the replacement of only outstanding Term Loans and/or Canadian Revolving Loans of a Replaced Lender, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then accrued and unpaid interest with respect thereto at such time and (C) an amount equal to all accrued and unpaid Fees owing to the Replaced Lender (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Lender) pursuant to Section 3.01, (y) except in the case of the replacement of only outstanding Term Loans and/or Canadian Revolving Loans of a Replaced Lender, each Issuing Lender an amount equal to such Replaced Lender’s RL Percentage of any Unpaid Drawing with respect to a Letter of Credit issued by such Issuing Lender (which at such time remains an Unpaid Drawing) and (z) in the case of any replacement of Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender’s RL Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender;

(ii) all obligations (including, without limitation, all obligations under Section 1.11) of the respective Borrowers then owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement; and

(iii) in the case of any replacement of a Lender made solely pursuant to sub-clause (z) of the introductory paragraph of this Section 1.13, such replacement shall only be made in respect of such Lender’s Revolving Loan Commitment and related Obligations as contemplated in preceding clause (i) above.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of all amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the appropriate Borrower or Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.01 and 12.06), which shall survive as to such Replaced Lender.

1.14 Incremental Term Loan Commitments. (a) So long as the Incremental Loan Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, Silgan shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 1.14, but without requiring the consent of any of the Agents (except as otherwise provided in this Section 1.14) or the Lenders, to request at any time and from time to time after the Initial Borrowing Date and prior to the Incremental Commitment Termination Date for the respective Tranche of Incremental Term Loans that one or more Lenders (and/or one or more other Persons which are Eligible Transferees which will become Lenders) provide to the Incremental Term Loan Borrower for the respective Tranche of Incremental Term Loan Commitments under such Tranche of Incremental Term Loans as designated in the respective Incremental Term Loan Commitment Agreement and, subject to the terms and conditions contained in this Agreement and in the respective Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; provided that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to Silgan, the respective Foreign Incremental Term Loan Borrower (if applicable) and the Administrative Agent an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 1.14, such Lender shall not be obligated to fund any Incremental Term Loans, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of the Administrative Agent or any other Lender, (iii) each Tranche of Incremental Term Loan Commitments shall be made available to a single Incremental Term Loan Borrower and shall be denominated in a single Currency which, in the case of an Other Alternate Currency, shall be approved by the Administrative Agent, (iv) the amount of each Tranche of Incremental Term Loan Commitments shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment under such Tranche of Incremental Term Loans (including Eligible Transferees who will become Lenders) of at least $50,000,000 (or the Dollar Equivalent thereof as determined at the time that Incremental Term Loan Commitments are obtained), (v) the aggregate amount of all Incremental Term Loan Commitments permitted to be provided pursuant to this Section 1.14, when combined with the aggregate amount of Incremental Revolving Loan Commitments permitted to be provided pursuant to Section 1.15, shall not exceed $450,000,000 in the aggregate (or the Dollar Equivalent thereof as determined at the time that such Incremental Term Loan Commitments are obtained) (it being understood and agreed, however, to the extent that any such Incremental Term Loan Commitments are obtained but later expire, terminate or are voluntarily reduced in each case without being utilized, the amount of such Incremental Term Loan Commitments so expired, terminated or voluntarily reduced may again be available to be obtained under this Section 1.14 within the limits set forth herein), (vi) the Applicable Margin, the up-front fees and, if applicable, any unutilized commitment fees and/or other fees, payable in respect of each Incremental Term Loan Commitment shall be separately agreed to by Silgan, the respective Foreign Incremental Term Loan Borrower (if applicable) and each Incremental Term Loan Lender (and with all such fees to be disclosed by Silgan to the Administrative Agent), (vii) each Tranche of Incremental Term Loans shall have (I)

an Incremental Term Loan Maturity Date of no earlier than the Initial Term Loan Maturity Date, (II) a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the US A Term Loans, Canadian A Term Loans and Euro A Term Loans (determined on a weighted average basis for all such Term Loans), (viii) in the event that the effective spread over the Applicable Margin (taking into account any upfront facility fees, original issue discount, interest rate bench mark floors or prepayment fees and with such factors to be equated to interest rates in a manner determined by the Administrative Agent and consistent with generally accepted financial practices, based on, where applicable, a remaining life-to-maturity of the lesser of four years and the remaining life-to-maturity of such Incremental Term Loans, but exclusive of (x) any ticking fee in the case of a delayed draw Incremental Term Loan Commitment and (y) any arrangement, structuring or other fees payable in connection therewith that are not shared with all Incremental Term Loan Lenders providing such Tranche of Incremental Term Loans) of the Incremental Term Loans provided pursuant to such Incremental Term Loan Commitment exceeds by more than 50 basis points the effective spread over the Applicable Margin (as so determined by the Administrative Agent as set forth above) at any level then in effect for any Tranche of Term Loans that are outstanding immediately prior to giving effect to the incurrence of such Incremental Term Loans, the Applicable Margin with respect to all outstanding Term Loans shall be automatically adjusted at each applicable level to be equal to such effective spread over the Applicable Margin relating to such Incremental Term Loans (as so determined by the Administrative Agent as set forth above) less 50 basis points, (ix) the proceeds of all Incremental Term Loans shall be used only for the purposes permitted by Section 6.10, (x) each Incremental Term Loan Commitment Agreement shall specifically designate, with the approval of the Administrative Agent, the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans, Incremental Term Loan Commitments or other Term Loans) unless the requirements of Section 1.14(c) are satisfied), (xi) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) (including, without limitation, Incremental Term Loans incurred by a Foreign Incremental Term Loan Borrower) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the US Collateral, and guaranteed under the US Borrowers/Subsidiaries Guaranty, on a pari passu basis with all other Term Loans, (xii) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) incurred by a Foreign Incremental Term Loan Borrower also shall be secured and guaranteed to the extent required by Section 5.03(b), and (xiii) each Lender (including any Eligible Transferee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in Section 1.01(d) and such Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents.

(b) At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 1.14, Silgan, the respective Foreign Incremental Term Loan Borrower (if applicable), each other Credit Party, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Loan Lender”) shall execute and deliver to Silgan, the respective Foreign

Incremental Term Loan Borrower (if applicable) and the Administrative Agent an Incremental Term Loan Commitment Agreement, appropriately completed (with the effectiveness of the Incremental Term Loan Commitment provided therein to occur on the date set forth in such Incremental Term Loan Commitment Agreement, which date in any event shall be no earlier than the date on which (i) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid, (ii) all Incremental Commitment Effectiveness Requirements have been satisfied, (iii) all conditions set forth in this Section 1.14 shall have been satisfied and (iv) all other conditions precedent that may be set forth in such Incremental Term Loan Commitment Agreement shall have been satisfied). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement and, at such time, Schedule I shall be deemed modified to reflect the Incremental Term Loan Commitments of such Incremental Term Loan Lenders.

(c) Notwithstanding anything to the contrary contained above in this Section 1.14, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement (with a designation which may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e., A-1, A-2, B-1, B-2, C-1, C-2, etc.), provided that, with the consent of the Administrative Agent, the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the respective Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Term Loans so long as the following requirements are satisfied:

(i) the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Borrower, shall be denominated in the same Currency, shall have the same Maturity Date and shall have the same Applicable Margins as the Tranche of Term Loans to which the new Incremental Term Loans are being added;

(ii) the new Incremental Term Loans shall have the same Term Loan Scheduled Repayment dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of each Term Loan Scheduled Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Term Loan Scheduled Repayment of the respective Tranche proportionately; and

(iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 1.09, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the respective Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing of Term Loans of the respective Tranche, and so that the existing Lenders with respect to such Tranche continue to have the same participation

(by amount) in each Borrowing as they had before the making of the new Term Loans of such Tranche.

To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Euro Rate Loans or B/A Discount Rate Loans, as the case may be, of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Euro Rate Loans or B/A Discount Rate Loans, as the case may be, of such Tranche and which will end on the last day of such Interest Period). In connection therewith, the respective Incremental Term Loan Borrower may agree, in the respective Incremental Term Loan Commitment Agreement, to compensate the Lenders making the new Incremental Term Loans of the respective Tranche for funding Euro Rate Loans or B/A Discount Rate Loans during an existing Interest Period on such basis as may be agreed by such Incremental Term Loan Borrower and the respective Lender or Lenders.

1.15 Incremental Revolving Loan Commitments. (a) So long as the Incremental Loan Commitment Request Requirements are satisfied at the time of the delivery of the request referred to below, Silgan shall have the right, in consultation and coordination with the Administrative Agent as to all of the matters set forth below in this Section 1.15, but without requiring the consent of any of the Agents (except as otherwise provided in this Section 1.15) or the Lenders, to request at any time and from time to time after the Initial Borrowing Date and prior to the Incremental Commitment Termination Date that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Revolving Lenders) provide Incremental Revolving Loan Commitments and, subject to the applicable terms and conditions contained in this Agreement, make Revolving Loans and participate in Letters of Credit and Swingline Loans pursuant thereto; provided that (i) no Lender shall be obligated to provide an Incremental Revolving Loan Commitment, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Revolving Loan Commitment and executed and delivered to the Administrative Agent, Silgan and the Revolving Borrowers an Incremental Revolving Loan Commitment Agreement as provided in clause (b) of this Section 1.15, such Lender shall not be obligated to fund any Revolving Loans in excess of its Revolving Loan Commitment (if any) or participate in any Letters of Credit or Swingline Loans in excess of its RL Percentage, in each case, as in effect prior to giving effect to such Incremental Revolving Loan Commitment provided pursuant to this Section 1.15, (ii) any Lender (including any Person which is an Eligible Transferee who will become a Revolving Lender) may so provide an Incremental Revolving Loan Commitment without the consent of any Agent or any other Lender; provided that any Person that is not a Revolving Lender prior to the effectiveness of its Incremental Revolving Loan Commitment shall require the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) to provide an Incremental Revolving Loan Commitment pursuant to this Section 1.15, (iii) the aggregate amount of each request (and provision therefor) for Incremental Revolving Loan Commitments shall be in a minimum aggregate amount for all Lenders which provide an Incremental Revolving Loan Commitment pursuant to a given Incremental Revolving Loan Commitment Agreement pursuant to this Section 1.15 (including Persons who are Eligible Transferees and will become Revolving Lenders) of at least $50,000,000, (iv) the aggregate amount of all Incremental Revolving Loan Commitments permitted to be provided pursuant to this Section 1.15 shall not exceed, when combined with the aggregate amount of all Incremental Term Loan Commitments permitted to be provided pursuant to Section 1.14, $450,000,000 in the aggregate (for this purpose, using the Dollar Equivalent of any Incremental Term Loan Commitments provided in an Alternate Currency), (v) all Loans incurred pursuant to an Incremental Revolving Loan Commitment (and all interest, fees and other amounts payable thereon) (including, without limitation, such Revolving Loans incurred by a Foreign Revolving Borrower) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the US Collateral, and guaranteed under the US Borrowers/Subsidiaries Guaranty, on a pari passu basis with all other Revolving Loans, (vi) all Revolving Loans incurred pursuant to an Incremental Revolving Loan Commitment (and all interest, fees and other amounts payable thereon) incurred by a Foreign Revolving Borrower also shall be secured and guaranteed to the extent required by Section 5.03(b), and (vii) each Lender (including any Person which is an Eligible Transferee who will become a Revolving Lender) agreeing to provide an Incremental Revolving Loan Commitment pursuant to an Incremental Revolving Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, participate in Swingline Loans and Letters of Credit pursuant to Sections 1.01(g) and 2.04, respectively, and make Revolving Loans as provided in Section 1.01(e) and such Revolving Loans shall constitute Revolving Loans for all purposes of this Agreement and the other applicable Credit Documents.

(b) At the time of the provision of Incremental Revolving Loan Commitments pursuant to this Section 1.15, Silgan, each Revolving Borrower, each other Credit Party, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Revolving Loan Commitment (each, an “Incremental Revolving Lender”) shall execute and deliver to Silgan, each Revolving Borrower and the Administrative Agent an Incremental Revolving Loan Commitment Agreement, appropriately completed (with the effectiveness of the Incremental Revolving Loan Commitment provided therein to occur on the date set forth in such Incremental Revolving Loan Commitment Agreement, which date in any event shall be no earlier than the date on which (i) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid, (ii) all Incremental Commitment Effectiveness Requirements have been satisfied, (iii) all conditions set forth in this Section 1.15 shall have been satisfied and (iv) all other conditions precedent that may be set forth in such Incremental Revolving Loan Commitment Agreement shall have been satisfied). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Revolving Loan Commitment Agreement and, at such time, Schedule I shall be deemed modified to reflect the Incremental Revolving Loan Commitments of such Incremental Revolving Lenders.

(c) It is understood and agreed that the Incremental Revolving Loan Commitments provided by an Incremental Revolving Lender or Incremental Revolving Lenders, as the case may be, pursuant to each Incremental Revolving Loan Commitment Agreement shall constitute part of, and be added to, the Total Revolving Loan Commitment and each Incremental Revolving Lender shall constitute a Revolving Lender for all purposes of this Agreement and each other applicable Credit Document.

(d) At the time of any provision of Incremental Revolving Loan Commitments pursuant to this Section 1.15, each Revolving Borrower shall, in coordination with the Administrative Agent, repay outstanding Revolving Loans of certain of the Revolving Lenders, and incur additional Revolving Loans from certain other Revolving Lenders (including the Incremental Revolving Lenders), in each case to the extent necessary so that all of the Revolving Lenders participate in each outstanding Borrowing of Revolving Loans pro rata on the basis of their respective Revolving Loan Commitments (after giving effect to any increase in the Total Revolving Loan Commitment pursuant to this Section 1.15) and with the Revolving Borrowers being obligated to pay to the respective Revolving Lenders any costs of the type referred to in Section 1.11 in connection with any such repayment and/or Borrowing.

1.16 Special Sharing and Conversion Provisions Applicable to Lenders Upon the Occurrence of a Sharing Event. (a) On the date of the occurrence of a Sharing Event, automatically (and without the taking of any action) (x) all then outstanding Alternate Currency Term Loans of a given Tranche shall be converted into Alternate Currency Term Loans of such Tranche which are maintained in Dollars (in an amount equal to the Dollar Equivalent of the aggregate principal amount of the respective Alternate Currency Term Loans on the date such Sharing Event first occurred), which Alternate Currency Term Loans (i) shall continue to be owed by the respective Borrowers, (ii) shall at all times thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Sharing Event has occurred, and (y) all principal, accrued and unpaid interest and other amounts owing with respect to such Alternate Currency Term Loans shall be immediately due and payable in Dollars (in an amount equal to the Dollar Equivalent of such principal, accrued and unpaid interest and other amounts). The occurrence of any conversion of Alternate Currency Term Loans as provided above in this Section 1.16(a) shall be deemed to constitute, for purposes of Section 1.11, a prepayment of the respective Alternate Currency Term Loans before the last day of any Interest Period relating thereto.

(b) On the date of the occurrence of a Sharing Event, automatically (and without the taking of any action) (w) all then outstanding Primary Alternate Currency Revolving Loans and Primary Alternate Currency Unpaid Drawings shall be converted into Revolving Loans which are maintained in Dollars and Dollar Unpaid Drawings (in each case, in an amount equal to the Dollar Equivalent of the aggregate principal amount of the respective Primary Alternate Currency Revolving Loans and the aggregate amount of such Primary Alternate Currency Unpaid Drawings, as the case may be, on the date such Sharing Event first occurred), which Primary Alternate Currency Revolving Loans and Primary Alternate Currency Unpaid Drawings (i) shall continue to be owed by the respective Revolving Borrowers, (ii) shall, in the case of such Primary Alternate Currency Revolving Loans, at all times thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Sharing Event has occurred, (x) all principal, accrued and unpaid interest, Fees and other amounts owing with respect to such Primary Alternate Currency Revolving Loans, Primary Alternate Currency Unpaid Drawings, Primary Alternate Currency Letters of Credit shall be immediately due and payable in Dollars (in an amount equal to the Dollar Equivalent of such principal, accrued and unpaid interest, Fees and other amounts), (y) all then outstanding Canadian Revolving Loans shall be converted into Canadian Revolving Loans which are maintained in Dollars as Base Rate Loans (in an amount equal to the Dollar Equivalent of the aggregate principal amount (or Face

Amount, as applicable) thereof, on the date such Sharing Event first occurred), which Canadian Revolving Loans (i) shall continue to be owed by the respective Canadian Revolving Borrowers, (ii) shall at all times thereafter be deemed to be Base Rate Loans and (iii) shall be immediately due and payable on the date such Sharing Event has occurred and (z) all principal (or Face Amount, as applicable), accrued and unpaid interest, Fees and other amounts owing with respect to such Canadian Revolving Loans shall be immediately due and payable in Dollars (in an amount equal to the Dollar Equivalent of such principal (or Face Amount, as applicable), accrued and unpaid interest, Fees and other amounts). The occurrence of any conversion of Primary Alternate Currency Revolving Loans or Canadian Revolving Loans as provided above in this Section 1.16(b) shall be deemed to constitute, for purposes of Section 1.11, a prepayment of the respective Primary Alternate Currency Revolving Loans or Canadian Revolving Loans before the last day of any Interest Period or maturity relating thereto.

(c) Upon the occurrence of a Sharing Event, and immediately after giving effect to any automatic conversion pursuant to Sections 1.16(a) and/or (b), the Lenders shall automatically and without further action be deemed to have exchanged interests in the respective Tranches of Loans (including, in the case of the Total Revolving Loan Commitment, interests in each outstanding Letter of Credit and Unpaid Drawing) such that, in lieu of the interests of each Lender in each Tranche in which it participated as of such date, such Lender shall hold an interest in all Tranches (including, in the case of the Total Revolving Loan Commitment, an interest in each outstanding Letter of Credit, each Unpaid Drawing and each LC Reserve Account established pursuant to Section 1.16(h)), whether or not such Lender shall previously have participated therein, equal to such Lender’s Exchange Percentage thereof. The foregoing exchanges shall be accomplished through the purchases and sales of participations in the relevant Tranches and each Lender hereby agrees to enter into customary participation agreements approved by the Administrative Agent to accomplish same. All purchases and sales of participating interests pursuant to this Section 1.16 shall be made in Dollars. Upon any such occurrence, the Administrative Agent shall notify each Lender and shall specify the net amount of Dollars (if any) required from each such Lender to effect the purchases and sales by the various Lenders of participating interests in the amounts required above (together with accrued interest with respect to the period for the most recent interest payment date through the date of the Sharing Event plus any additional amounts payable by the Borrowers pursuant to Section 4.04 in respect of such accrued but unpaid interest); it being understood and agreed, however, in the event that a Sharing Event shall have occurred, each Lender shall be deemed to have purchased, automatically and without request, such participating interests (and, as a result thereof, shall be entitled to receive from, or shall owe to, the other Lenders the respective amounts owing as a result of the purchases and sales of participations contemplated herein).

Promptly upon receipt of such request, each Lender shall deliver to the Administrative Agent (in immediately available funds in Dollars) the net amounts (if any) as specified by the Administrative Agent. The Administrative Agent shall promptly deliver the amounts so received to the various Lenders in such amounts as are needed to effect the purchases and sales of participations as provided above. Promptly following receipt thereof, each Lender which has sold participations in any of its Tranches as provided above (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participating interest in such Tranches a participation certificate dated the date of receipt of such funds and in such amount. It is understood that the amount of funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

(d) Upon, and after, the occurrence of a Sharing Event (i) no further Credit Events shall be made or occur, (ii) all amounts from time to time accruing with respect to, and all amounts from time to time payable on account of, Alternate Currency Loans and Primary Alternate Currency Unpaid Drawings (including, without limitation, any interest and other amounts which were accrued but unpaid on the date of such Sharing Event) shall be payable in Dollars as if each such Alternate Currency Loans or Primary Alternate Currency Letter of Credit pursuant to which such Primary Alternate Currency Unpaid Drawings relates, in each case, had originally been denominated in Dollars and shall be distributed by the relevant Lenders to the Administrative Agent for the account of the Lenders which made such Loans or are participating therein, (iii) all of the Incremental Term Loan Commitments of all of the Incremental Term Loan Lenders that have provided such Incremental Term Loan Commitments shall be automatically terminated, (iv) all Revolving Loan Commitments (including Incremental Revolving Commitments) of all Revolving Lenders shall be automatically terminated, and (v) all Canadian Revolving Loan Commitments of all Canadian Revolving Lenders shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interest as required above in any extensions of credit upon the occurrence of a Sharing Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

(e) If any amount required to be paid by any Lender pursuant to Section 1.16(c) is not paid to the Administrative Agent on the date upon which such Lender receives notice from the Administrative Agent of the amount of its participations required to be purchased pursuant to said Section 1.16(c), such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations, (ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Section 1.16 shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 1.16 shall be paid to the Administrative Agent for the account of the relevant Lenders, provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

(f) Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this Section 1.16, the various Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received;

provided, however, in the event that any such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

(g) Each Lender’s obligation to purchase participating interests pursuant to this Section 1.16 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, any Borrower, any other Credit Party or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default, (iii) any adverse change in the condition (financial or otherwise) of any Borrower, any other Credit Party or any other Person, (iv) any breach of this Agreement by any Borrower, any other Credit Party, any Lender or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(h) In the event that upon the occurrence of a Sharing Event any Letter of Credit shall be outstanding and undrawn in whole or in part, or there shall exist any Unpaid Drawing with respect to any Letter of Credit theretofore issued, each Revolving Lender shall on the date of such occurrence, before giving effect to the purchases and sales of participations on such date pursuant to Section 1.16(c), promptly pay over to the Administrative Agent, in immediately available funds in Dollars, an amount equal to such Lender’s RL Percentage of such undrawn face amount or such Unpaid Drawing (for this purpose, using the Dollar Equivalent of any amounts expressed in Alternate Currencies on the date such Sharing Event first occurred), as applicable, together with interest thereon from the date of the Sharing Event to the date on which such amount shall be paid to the Administrative Agent at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. The Administrative Agent shall establish a separate account or accounts for each Lender (each, an “LC Reserve Account”) in an amount equal to such Lender’s Exchange Percentage of the amounts received with respect to each such Letter of Credit pursuant to the preceding sentence. The Administrative Agent shall have sole dominion and control over each such LC Reserve Account, and the amounts deposited in each LC Reserve Account shall be held in such LC Reserve Account until withdrawn as provided in clause (i), (j) or (k) below in this Section 1.16. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender’s Exchange Percentage. The amounts paid to the Administrative Agent pursuant to this clause (h) shall be held as a reserve against the Letter of Credit Outstandings, shall not constitute Loans to any Borrower and shall not give rise to any obligation on the part of any Borrower to pay interest to such Lender, it being agreed that the Borrowers’ reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings or payments are made thereunder, as provided in Section 2.05.

(i) In the event that after the occurrence of a Sharing Event any drawing or payment shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the respective Issuing Lender, withdraw from the LC Reserve Account of each of the

Lenders (in accordance with each Lender’s Exchange Percentage) any amounts, up to the aggregate amount of such drawing or payment, deposited in respect of such Letter of Credit (for this purpose, using the Dollar Equivalent of any amounts expressed in an Alternate Currency) and remaining on deposit and deliver such amounts to such Issuing Lender in satisfaction of the reimbursement obligations of the Lenders under Section 2.04(c) (but not of the applicable Borrower under Section 2.05(a)). In the event that any Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in Section 1.16(h), the respective Issuing Lender shall, in the event of a drawing or payment thereunder, have a claim against such Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.04(c), but shall have no claim against any other Lender, notwithstanding the exchange of interests in the applicable Borrower’s reimbursement obligations pursuant to Section 1.16(c). Each other Lender shall have a claim against such defaulting Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its Exchange Percentage of the defaulted amount.

(j) In the event that after the occurrence of a Sharing Event any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the LC Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

(k) Pending the withdrawal of any amounts from its LC Reserve Account as contemplated above in this Section 1.16, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Cash Equivalents.

(l) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, (i) each Lender which has purchased such participations shall be entitled to receive from the respective Borrowers any increased costs and indemnities (including, without limitation, pursuant to Sections 1.10, 1.11, 1.12, 2.06 and 4.04) directly from the respective Borrowers, to the same extent as if it were the direct Lender as opposed to a participant therein, which increased costs shall be calculated without regard to Section 1.13, Section 12.04(a) or the last sentence of Section 12.04(b), and (ii) each Lender which has sold such participations shall be entitled to receive from the respective Borrowers indemnification from and against any and all taxes imposed as a result of the sale of the participations pursuant to this Section 1.16. Each Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 1.16, increased Taxes may be owing by it pursuant to Section 4.04, which Taxes shall be paid (to the extent provided in Section 4.04) by the respective Borrowers, as the case may be, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 1.16.

(m) Notwithstanding anything to the contrary contained above in this Section 1.16, the provisions of this Section 1.16 only shall apply in the event that either (x) any Loan is outstanding to a Foreign Borrower or a Letter of Credit has been issued for the account of a Foreign Revolving Borrower, in each case, at the time that a Sharing Event occurs or (y) any Loans or Unpaid Drawings are owed by CanCo, or any Letters of Credit issued for the account of

CanCo are outstanding, in either case at a time when a Sharing Event occurs and the CanCo Restrictions are still in effect.

1.17 Provisions Regarding Bankers’ Acceptances, Drafts, etc. The parties hereto agree that the provisions of Schedule XI shall apply to all Bankers’ Acceptances, Bankers’ Acceptance Loans, Drafts and B/A Discount Notes created pursuant to this Agreement, and that the provisions of Schedule XI shall be deemed incorporated by reference into this Agreement as if such provisions were set forth in this Agreement in their entirety.

Section 2. Letters of Credit.

2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, any Revolving Borrower may request that an Issuing Lender in its individual capacity issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the 5th day (or, in the case of trade Letters of Credit, the 30th day) prior to the Revolving Loan Maturity Date, for the account of such Revolving Borrower, (x) an irrevocable sight standby letter of credit in a form customarily used by such Issuing Lender, or in such other form as has been approved by such Issuing Lender, in support of such obligations of Silgan or any of its Subsidiaries as may be requested by the respective Revolving Borrower (other than obligations in respect of any Indebtedness that is subordinated to the Obligations or capital stock), and (y) an irrevocable sight trade letter of credit in a form customarily used by such Issuing Lender, or in such other form as has been approved by such Issuing Lender, in support of commercial transactions of any Revolving Borrower or any of its Subsidiaries (each letter of credit issued pursuant to this Section 2.01(a), together with each letter of credit described in the immediately succeeding sentence, a “Letter of Credit”). It is hereby acknowledged and agreed that each of the letters of credit described in Schedule II (the “Existing Letters of Credit”), which were issued by Deutsche Bank or its affiliates under the Existing Credit Agreement and remain outstanding on the Initial Borrowing Date, shall constitute a “Letter of Credit” for all purposes of this Agreement and shall be deemed issued under this Agreement on the Initial Borrowing Date.

(b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the 5th day (or, in the case of trade Letters of Credit, the 30th day) prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the respective Revolving Borrower, one or more Letters of Credit, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit if at the time of such issuance:

(i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated hereunder) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the Effective Date and which such Issuing Lender in good faith deems material to it;

(ii) such Issuing Lender shall have received notice from the Required Lenders prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b); or

(iii) a Lender Default exists with respect to a Revolving Lender, unless such Issuing Lender has entered into arrangements satisfactory to it and the Revolving Borrowers to eliminate such Issuing Lender’s risk with respect to each Revolving Lender which is the subject of the Lender Default (which arrangements are hereby consented to by the Lenders), including by cash collateralizing (in the appropriate Applicable Currency) such Revolving Lender’s RL Percentage of all Letter of Credit Outstandings (such arrangements, the “Letter of Credit Back-Stop Arrangements”).

(c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed the lesser of (x) $100,000,000 and (y) when added to the aggregate principal amount of all Revolving Loans (for this purpose, using the Dollar Equivalent for all Primary Alternate Currency Revolving Loans) and Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time, (ii) each Letter of Credit shall by its terms terminate on or before (A) in the case of standby Letters of Credit, the earlier of (x) one year after the date of issuance thereof (although any such standby Letter of Credit may be extended for successive periods up to one year, but not beyond the Business Day immediately preceding the Revolving Loan Maturity Date, on terms acceptable to the respective Issuing Lender) and (y) the Business Day immediately preceding the Revolving Loan Maturity Date and (B) in the case of trade Letters of Credit, the earlier of (x) 180 days after the date of issuance thereof and (y) the 30th day preceding the Revolving Loan Maturity Date and (iii) each Letter of Credit shall be denominated in Dollars or in a Primary Alternate Currency.

(d) Notwithstanding anything to the contrary contained above in this Section 2.01, no Letter of Credit shall be issued for the account of CanCo the Stated Amount of which, (A) when added to the sum of (I) the aggregate amount of all other Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) in respect of all other Letters of Credit issued for the account of CanCo at such time and (II) the aggregate principal amount of all Revolving Loans (for this purpose, using the Dollar Equivalent for all Primary Alternate Currency Revolving Loans) and Swingline Loans incurred by CanCo and then outstanding, would exceed an amount equal to the CanCo Revolving Sub-Limit then in effect or (B) when added to the sum of (I) the aggregate amounts calculated in the preceding clause (A) and outstanding at such time and (II) the aggregate amount of all other CanCo Included Debt outstanding at such time, would exceed the CanCo Permitted Debt Amount at such time.

2.02 Minimum Stated Amount. The initial Stated Amount of each Letter of Credit shall be not less than $100,000 (or the Dollar Equivalent thereof) or such lesser amount as is acceptable to the respective Issuing Lender.

2.03 Letter of Credit Requests. (a) Whenever a Revolving Borrower desires that a Letter of Credit be issued for its account, such Revolving Borrower shall give the Administrative Agent and the respective Issuing Lender at least two Business Days’ prior written notice thereof. Each notice shall be in the form of Exhibit C appropriately completed (each a “Letter of Credit Request”).

(b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the respective Revolving Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Sections 2.01(c) and, if applicable, 2.01(d). Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5.01 or 5.02, as the case may be, are not then satisfied, or that the issuance of such Letter of Credit would violate Sections 2.01(c) and/or, if applicable, 2.01(d), then such Issuing Lender may issue the requested Letter of Credit for the account of the respective Revolving Borrower in accordance with such Issuing Lender’s usual and customary practices. Upon its issuance of, or its entering into any amendment with respect to, any Letter of Credit, the respective Issuing Lender shall promptly notify the Administrative Agent of such issuance or amendment and deliver to the Administrative Agent a copy of the Letter of Credit actually issued or amended, as the case may be. In addition, on the first Business Day of each week thereafter, each Issuing Lender shall furnish the Administrative Agent with a written (including via facsimile) report of the daily aggregate Letter of Credit Outstandings of all Letters of Credit issued by such Issuing Lender for the immediately preceding week.

2.04 Letter of Credit Participations. (a) Immediately upon the issuance by an Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold to each Revolving Lender (each such Revolving Lender, in its capacity under this Section 2.04, a “Participant”), and each such Participant shall be deemed irrevocably and unconditionally to have purchased from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant’s RL Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the respective Revolving Borrower under this Agreement with respect thereto, in the respective Letter of Credit Fees (but not Facing Fees) payable with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Lenders pursuant to Section 1.13 or 12.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Lender, as the case may be.

(b) In determining whether to pay under any Letter of Credit, no Issuing Lender shall have any obligation relative to the Participants therein other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for an Issuing Lender any resulting liability to any Revolving Borrower, any other Credit Party, any Participant or any other Lender unless such action is taken or omitted to be taken with gross negligence or willful misconduct on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(c) In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it and the respective Revolving Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the respective Issuing Lender, the amount of such Participant’s RL Percentage of such unreimbursed payment in Dollars (or to the extent the respective Unpaid Drawing is, in accordance with Section 2.05(a), to be reimbursed by the respective Revolving Borrower in a Primary Alternate Currency, the respective Primary Alternate Currency) and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (Local Time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the account of the respective Issuing Lender in Dollars (or to the extent the respective Unpaid Drawing is, in accordance with Section 2.05(a), to be reimbursed by the respective Revolving Borrower in a Primary Alternate Currency, the respective Primary Alternate Currency) such Participant’s RL Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the Administrative Agent for the account of the respective Issuing Lender, such Participant agrees to pay to the Administrative Agent for the account of such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Lender at the overnight Federal Funds Rate (or, in the case of amounts owed in a Primary Alternate Currency, the Administrative Agent’s customary rate for interbank advances in the relevant Primary Alternate Currency) for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to the Administrative Agent for the account of an Issuing Lender such Participant’s RL Percentage of any payment under any Letter of Credit issued by such Issuing Lender shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Lender such Participant’s RL Percentage of any Letter of Credit issued by such Issuing Lender on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of such Issuing Lender such other Participant’s RL Percentage of any such payment.

(d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Lender any payments from the respective Participants pursuant to clause (c) above, such Issuing Lender shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each such Participant which has paid its RL Percentage thereof, in Dollars (or in the respective Alternate Currency in the case of payments to be made in such Currencies pursuant to Section 2.05(a)) and in same day funds, an amount equal to such Participant’s share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

(e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

(f) The obligations of the respective Participants to make payments to the Administrative Agent for the account of each Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right which any Revolving Borrower, any other Credit Party or any Subsidiary thereof may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, such Issuing Lender, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Revolving Borrower, any other Credit Party or any Subsidiary thereof and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default.

2.05 Agreement to Repay Letter of Credit Drawings. (a) Each Revolving Borrower hereby agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment

Office, (i) in Dollars for any payment or disbursement made by such Issuing Lender under any Dollar Letter of Credit issued by it for such Revolving Borrower’s account (each such amount so paid or disbursed until reimbursed by the respective Revolving Borrower, a “Dollar Unpaid Drawing”), and (ii) in the relevant Primary Alternate Currency for any payment or disbursement made by such Issuing Lender under any Primary Alternate Currency Letter of Credit issued by it for such Revolving Borrower’s account; provided that in the case of any such payment or disbursement under any Primary Alternate Currency Letter of Credit which is unpaid on the date of the occurrence of a Sharing Event, or which payments or disbursements are made thereafter, such amounts shall be paid in Dollars using the Dollar Equivalent of the amount of the respective payment or disbursement made in the relevant Primary Alternate Currency as such Dollar Equivalent is determined on the first date upon which the respective Sharing Event occurs or, if later, the date upon which the respective payment or disbursement is made (each such amount so paid or disbursed until reimbursed by the respective Revolving Borrower, a “Primary Alternate Currency Unpaid Drawing”). All Unpaid Drawings shall be paid immediately after, and in any event on the date of, such payment or disbursement with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (Local Time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date such Issuing Lender was reimbursed therefore at a rate per annum which shall be (x) in the case of Dollar Letters of Credit (and other amounts owing in Dollars after the occurrence of a Sharing Event), the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time for Revolving Loans that are maintained as Base Rate Loans, and (y) in the case of Primary Alternate Currency Letters of Credit (for periods occurring prior to the occurrence of a Sharing Event), the Primary Alternate Currency LIBOR in effect from time to time plus the Applicable Margin in effect from time to time for Revolving Loans that are maintained as Euro Rate Loans plus the Associated Cost Rate (if any); provided, however, in each case, to the extent such amounts are not reimbursed prior to 12:00 Noon (Local Time) on the fourth Business Day following notice of such payment or disbursement (although no such notice shall be required to be given if a Default or an Event of Default under Section 9.05 shall exist, in which case interest shall accrue on such amounts as hereinafter provided in this proviso), interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by such Revolving Borrower) at a rate per annum which shall be (x) in the case of Dollar Letters of Credit (and other amounts owing with respect to any Letter of Credit in Dollars after the occurrence of a Sharing Event), the Base Rate in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Base Rate Loans plus 2%, and (y) in the case of Primary Alternate Currency Letters of Credit (for periods occurring prior to the occurrence of a Sharing Event), the applicable Primary Alternate Currency LIBOR in effect from time to time plus the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Euro Rate Loans plus the Associated Costs Rate (if any) plus 2%, in each case, with such interest to be payable on demand.

(b) The obligations of each Revolving Borrower under this Section 2.05 to reimburse each Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Revolving Borrower may have or have had against any Lender (including in such Lender’s capacity as issuer of the Letter of Credit or as a Participant with respect thereto), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that no Revolving Borrower shall be obligated to reimburse an Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

2.06 Increased Costs. If at any time after the Relevant Effective Date, the introduction of or any change in applicable law, rule or regulation, guideline or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by an Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally accepted accounting principles, shall either (i) impose, modify or deem applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by such Issuing Lender or participated in by any Participant, or (ii) impose on such Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement or any respective Letter of Credit, and the result of any of the foregoing is to increase the cost to such Issuing Lender or any Participant of issuing, maintaining or participating in any such Letter of Credit, or reduce the amount of any sum received or receivable by such Issuing Lender or any Participant hereunder, then, upon demand to the respective Revolving Borrower by such Issuing Lender or such Participant (a copy of which notice shall be sent by such Issuing Lender or such Participant to the Administrative Agent), such Revolving Borrower shall, subject to the provisions of Section 12.18 (to the extent applicable), pay to such Issuing Lender or such Participant the additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction. A certificate submitted to the respective Revolving Borrower by an Issuing Lender or a Participant, as the case may be (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant as aforesaid, shall be conclusive and binding on such Revolving Borrower, absent manifest error, as to the amount thereof.

Section 3. Fees; Commitments; Reductions of Commitments.

3.01 Fees. (a) Each Revolving Borrower jointly and severally agrees to pay to the Administrative Agent for distribution to each Revolving Lender that is a Non-Defaulting Lender a commitment commission (the “Commitment Commission”) for the period from the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum equal to the Applicable Commitment Commission Percentage on the daily Unutilized Revolving Loan Commitment of such Revolving Lender. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or upon such earlier date as the Total Revolving Loan Commitment shall have been terminated.

(b) Each Canadian Revolving Borrower jointly and severally agrees to pay to the Administrative Agent for distribution to each Canadian Revolving Lender that is a Non-Defaulting Lender a commitment commission (the “Canadian Commitment Commission”) for the period from the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Canadian Revolving Loan Commitment shall have been terminated), computed at a rate per annum equal to the Applicable Commitment Commission Percentage on the daily Unutilized Canadian Revolving Loan Commitment of such Canadian Revolving Lender. Accrued Canadian Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or upon such earlier date as the Total Canadian Revolving Loan Commitment shall have been terminated.

(c) Each Revolving Borrower jointly and severally agrees to pay to the Administrative Agent for proportionate distribution to each Revolving Lender (based upon each such Revolving Lender’s RL Percentage) a fee in respect of such Revolving Lender’s participation in each Letter of Credit issued hereunder (the “Letter of Credit Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin as in effect from time to time for Revolving Loans that are maintained as Eurodollar Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(d) Each Revolving Borrower jointly and severally agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Lender hereunder (the “Facing Fee”) for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/4 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be not less than $500. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

(e) Each Revolving Borrower jointly and severally agrees to pay to each Issuing Lender, for its own account, in respect of each Letter of Credit issued by it hereunder, such amount or amounts as such Issuing Lender customarily charges as processing fees for issuing, amending and paying on letters of credit.

(f) The Borrowers jointly and severally agree to pay to the Administrative Agent, the other Agent and the Joint Lead Arrangers, for their own accounts, such fees as may be agreed to from time to time between the Borrowers and the Administrative Agent, the other Agent and/or the Joint Lead Arrangers, as the case may be.

(g) Silgan and each other Borrower agrees to pay to the Incremental Term Loan Lenders and/or the Incremental Revolving Lenders, for their own accounts, such fees as may be separately agreed to with such Incremental Term Loan Lenders and/or the Incremental Revolving Lenders pursuant to Sections 1.14 and/or 1.15, as the case may be.

(h) Notwithstanding anything to the contrary contained in this Section 3.01, CanCo shall not be jointly or severally liable with the other Borrowers for any Fees obligated to be paid by the other Borrowers to the extent prohibited by the applicable CanCo Restrictions then in effect; although CanCo will remain obligated for its portion of the accrued Commitment Commission, Letter of Credit Fees, Facing Fees and other Fees except upon a sale or other disposition pursuant to Section 12.20(b), in which case Containers and the other Borrowers (in no event to include CanCo) shall be solely jointly and severally liable for the amount of all Fees owing by CanCo as otherwise provided above in this Section 3.01.

(i) The Drawing Fees in respect of the Face Amount of each Bankers’ Acceptance Loan shall be paid by each Canadian Revolving Borrower to the Administrative Agent for distribution to each Canadian Revolving Lender which accepts and/or purchases such Bankers’ Acceptance Loan at the time of the incurrence by such Canadian Revolving Borrower of each Bankers’ Acceptance Loan.

3.02 Voluntary Termination of Revolving Commitments. (a) (I) Upon at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) by any Borrower to the Administrative Agent at the applicable Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), any Revolving Borrower shall have the right, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or, if in part, in integral multiples of $1,000,000, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Revolving Lender. A notice of termination of the Total Unutilized Revolving Loan Commitment pursuant to this Section 3.02(a), delivered by a Revolving Borrower contemporaneously with a notice of prepayment of all outstanding Loans pursuant to Section 4.01(a), may state that such notice is conditioned upon the effectiveness of other credit facilities the proceeds of which will be used to refinance in full this Agreement, in which case such notice may be revoked by such Revolving Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied; provided, however, any such revocation shall not affect any Revolving Borrower’s obligations pursuant to Section 1.11.

(II) Upon at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) by any Canadian Revolving Borrower to the Administrative Agent at the applicable Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), any Canadian Revolving Borrower shall have the right, without premium or penalty, to terminate the Total Unutilized Canadian Revolving Loan Commitment, in whole or, if in part, in integral multiples of C$1,000,000, provided that each such reduction shall apply proportionately to permanently reduce the Canadian Revolving Loan Commitment of each Canadian Revolving Lender. A notice of termination of the Total Unutilized Canadian Revolving Loan Commitment pursuant to this Section 3.02(a), delivered by a Canadian

Revolving Borrower contemporaneously with a notice of prepayment of all outstanding Canadian Revolving Loans pursuant to Section 4.01(a), may state that such notice is conditioned upon the effectiveness of other credit facilities the proceeds of which will be used to refinance in full this Agreement, in which case such notice may be revoked by such Canadian Revolving Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied; provided, however, any such revocation shall not affect any Canadian Revolving Borrower’s obligations pursuant to Section 1.11.

(III) Upon at least two Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) by an Incremental Term Loan Borrower to the Administrative Agent at the applicable Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), such Incremental Term Loan Borrower shall have the right, without premium or penalty, to terminate or partially reduce the Total Incremental Term Loan Commitment under the Tranche with respect to such Incremental Term Loan Borrower, provided that (x) any such termination or partial reduction shall apply proportionately to permanently reduce the Incremental Term Loan Commitment of each of the Lenders with such a Commitment under such Tranche and (y) any partial reduction pursuant to this Section 3.02(a)(III) shall be in integral multiples of $1,000,000 (or the Dollar Equivalent thereof).

(b) In the event of the refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to any of the matters set forth in clauses (i) through (vi), inclusive, of the first proviso in Section 12.12(a) which has been approved by the Required Lenders, the Borrowers shall have the right (subject to the requirements of Section 12.12(b)), upon five Business Days’ prior written notice to the Administrative Agent at the applicable Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Loan Commitment, Canadian Revolving Loan Commitment and Incremental Term Loan Commitments of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Lender (but excluding the termination of any Commitments and payment of amounts owing in respect of Loans (and related Commitments) of any Tranche maintained by such Lender, if such Commitments are not being terminated and Loans not being repaid pursuant to Section 12.12(b)) are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Lender continues to have outstanding Loans or Commitments hereunder, such Lender shall no longer constitute a “Lender” for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.01 and 12.06), which shall survive as to such repaid Lender.

3.03 Mandatory Reduction or Termination of Commitments. (a) The Total Commitment (and the US A Term Loan Commitment, the Canadian A Term Loan Commitment, the Euro A Term Loan Commitment, the Revolving Loan Commitment and the Canadian Revolving Loan Commitment of each Lender) shall terminate in their entirety on July 31, 2010 unless the Initial Borrowing Date has occurred on or prior to such date.

(b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total US A Term Loan Commitment, the Total Canadian A Term Loan Commitment and the Total Euro A Term Loan Commitment (and the US A Term Loan Commitment, the Canadian A Term Loan Commitment and the Euro A Term Loan Commitment of each Lender) shall terminate in their entirety on the Initial Borrowing Date (after the incurrence of the respective Tranches of Term Loans on such date).

(c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Incremental Term Loan Commitment under a given Tranche shall (i) be permanently reduced (x) on each Incremental Term Loan Borrowing Date in respect of such Tranche in an amount equal to the aggregate principal amount of Incremental Term Loans of such Tranche incurred on each such date, (ii) terminate in its entirety (to the extent not theretofore terminated) on the Incremental Commitment Termination Date for such Tranche of Incremental Term Loans (after giving effect to any Incremental Term Loans of such Tranche to be made on such date) and (iii) prior to the termination of the Total Incremental Term Loan Commitment in respect of such Tranche, be permanently reduced from time to time to the extent required by Section 4.02(j).

(d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, (x) the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Revolving Lender) shall terminate in its entirety on the Revolving Loan Maturity Date and (y) the Total Canadian Revolving Loan Commitment (and the Canadian Revolving Loan Commitment of each Canadian Revolving Lender) shall terminate in its entirety on the Revolving Loan Maturity Date.

(e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment and the Total Canadian Revolving Loan Commitment shall be permanently reduced from time to time to the extent required by Section 4.02(j).

(f) Each reduction to, and/or termination of, the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to permanently reduce, and/or terminate, the Revolving Loan Commitment of each Revolving Lender. Each reduction to, and/or termination of, the Total Canadian Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to permanently reduce, and/or terminate, the Canadian Revolving Commitment of each Canadian Revolving Lender. Each reduction to, and/or termination of, the Total Incremental Term Loan Commitment under a given Tranche pursuant to this Section 3.03 shall be applied proportionately to permanently reduce, and/or terminate, the Incremental Term Loan Commitment of each Lender with such a Commitment under such Tranche; provided, however, any mandatory reduction to the Incremental Term Loan Commitments pursuant to Section 4.02(j) shall be applied to proportionately and permanently reduce the Incremental Term Loan Commitments of all Lenders for all Tranches on a pro rata basis (based on the then remaining amounts of such Incremental Term Loan Commitments).

Section 4. Prepayments; Payments; Commitment Reductions.

4.01 Voluntary Prepayments. (a) Subject to clause (vii) of this Section 4.01(a), each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) such Borrower shall give the Administrative Agent prior to 3:00 P.M. (Local Time) at the applicable Notice Office (x) at least one Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 2:30 P.M. (Local Time) on such Business Day) and Canadian Prime Rate Loans and (y) at least three Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Euro Rate Loans and B/A Discount Rate Loans, (ii) which notice (x) shall specify whether US A Term Loans, Canadian A Term Loans, Euro A Term Loans, Incremental Term Loans under a given Tranche, Revolving Loans, Canadian Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment, the Types of Loans to be prepaid and, in the case of Euro Rate Loans, B/A Discount Rate Loans and Bankers’ Acceptance Loans, the specific Borrowing or Borrowings pursuant to which such Euro Rate Loans, B/A Discount Rate Loans or Bankers’ Acceptance Loans were made, and (y) the Administrative Agent shall promptly transmit to each of the Lenders; (iii) each partial prepayment shall be in an aggregate principal amount of at least $1,000,000 (taking the Dollar Equivalent of any amounts to be prepaid in an Alternate Currency) (or $250,000 in the case of Swingline Loans) or, in the case of Incremental Term Loans of a given Tranche, the minimum principal amount set forth in the Incremental Term Loan Commitment Agreement for such Tranche), provided that if any partial prepayment of Euro Rate Loans or B/A Discount Rate Loans made pursuant to any Borrowing shall reduce the outstanding Euro Rate Loans or B/A Discount Rate Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then (A) if such Borrowing is a Borrowing of Eurodollar Loans, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and any election of an Interest Period thereafter with respect thereto given by such Borrower shall have no force or effect, (B) if such Borrowing is a Borrowing of B/A Discount Rate Loans, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Canadian Prime Rate Loans and any election of an Interest Period thereafter with respect thereto given by such Borrower shall have no force or effect, and (C) if such Borrowing is a Borrowing of Alternate Currency Loans under a given Tranche (other than Canadian Loans), the respective Borrower shall cooperate with the Administrative Agent in selecting Interest Periods at the end of the then current Interest Period or Interest Periods so as to align such Borrowing with the Interest Period or Interest Periods applicable to one or more other Borrowings of such Tranche of Alternate Currency Loans; (iv) each prepayment in respect of any Term Loans made pursuant to this Section 4.01(a) shall be allocated among the different Tranches of Term Loans or applied to a single Tranche of Term Loans in each case as Silgan shall specify in the respective notice of prepayment; provided, however, if either Silgan fails to specify how such prepayment is to be allocated or a Default or an Event of Default exists at the time of the respective prepayment, such prepayment shall be allocated among the Tranches of Term Loans on a pro rata basis (with each Tranche of Term Loans to be allocated its Term Loan Percentage of the amount of such prepayment); (v) each prepayment of any Tranche of Term Loans pursuant to this Section 4.01(a) shall be applied (1) first, to reduce the Term Loan Scheduled Repayment of each such Tranche of Term Loans which is due on December 31 of the year in which such prepayment is made (it being understood that (x) any voluntary prepayments of US A Term Loans pursuant to this Section 4.01(a) which are made in 2010 or 2011 shall be applied to the US A Term Loan Scheduled Repayment which is due on December 31, 2012, (y) any voluntary prepayments of Canadian A Term Loans pursuant to this Section 4.01(a) which are made in 2010 or 2011 shall be applied to the respective Canadian A Term Loan Repayment which is due on December 31, 2012, and (z) any voluntary prepayments of Euro A Term Loans pursuant to this Section 4.01(a) which are made in 2010 or 2011 shall be applied to the respective Euro A Term Loan Scheduled Repayment which is due on December 31, 2012), and (2) second, to the extent in excess thereof, to reduce the then remaining Term Loan Scheduled Repayments of each such Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of Term Loan Scheduled Repayments of each such Tranche of Term Loans after giving effect to all prior reductions thereto); (vi) each prepayment in respect of any Tranche of Loans pursuant to this Section 4.01(a) shall be applied pro rata among the Lenders with outstanding Loans of such Tranche, provided that at the respective Revolving Borrower’s or Canadian Revolving Borrower’s election in connection with any prepayment of Revolving Loans or Canadian Revolving Loans pursuant to this Section 4.01(a), as the case may be, such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan or Canadian Revolving Loan of a Defaulting Lender; and (vii) prepayments of Bankers’ Acceptance Loans may not be made prior to the maturity date of the respective underlying Bankers’ Acceptances or B/A Discount Notes, as the case may be. A notice of prepayment of all outstanding Loans pursuant to this Section 4.01(a), delivered by a Borrower contemporaneously with a notice of termination of the Total Unutilized Revolving Loan Commitment and the Total Unutilized Canadian Revolving Loan Commitment pursuant to Section 3.02(a), may state that such notice is conditioned upon the effectiveness of other credit facilities the proceeds of which will be used to refinance in full this Agreement, in which case such notice may be revoked by such Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied; provided, however, any such revocation shall not affect any Borrower’s obligations pursuant to Section 1.11.

(b) In the event of the refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to any of the matters described in clauses (i) through (vi), inclusive, of the first proviso in Section 12.12(a) which have been approved by the Required Lenders, the Borrowers shall have the right (subject to the requirements of Section 12.12(b)), upon five Business Days’ prior written notice to the Administrative Agent at the applicable Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) to repay all Loans, together with accrued and unpaid interest, Fees and other amounts (including, without limitation, all obligations under Section 1.11), then owing to such Lender (or, at the Borrowers’ discretion, owing to such Lender solely with respect to the Tranche which gave rise to the need to obtain such Lender’s individual consent) in accordance with said Section 12.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Revolving Lender pursuant to this Section 4.01(b), the Revolving Loan Commitment of such Revolving Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments), (B) in the case of the repayment of Incremental Term Loans of any Lender under a given Tranche, the Incremental Term Loan Commitment of such Lender under such Tranche is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Incremental Term Loan Commitments of such Tranche), (C) in the case of the repayment of Canadian Revolving Loans of any Canadian Revolving Lender pursuant to this Section 4.01(b), the Canadian Revolving Loan Commitment of such Canadian Revolving Lender is terminated concurrently with such repayment pursuant to Section 3.02(a) (at which time Schedule I shall be deemed modified to reflect the changed Canadian Revolving Loan Commitments) and (D) the consents required by Section 12.12(b) in connection with the repayment pursuant to this Section 4.01(b) have been obtained. Each prepayment of any Term Loans pursuant to this Section 4.01(b) shall be applied to reduce the then remaining Term Loan Scheduled Repayments of such Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amount of such Term Loan Scheduled Repayments after giving effect to all prior reductions thereto).

4.02 Mandatory Prepayments and Commitment Reductions. (a) (i) On any day on which the Aggregate RL Exposure exceeds the Total Revolving Loan Commitment as then in effect, the Revolving Borrowers shall prepay on such day the principal of outstanding Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are then outstanding, Revolving Loans in an amount (in the case of payments made with respect to Primary Alternate Currency Revolving Loans, taking the Dollar Equivalent of the amounts paid in the respective Primary Alternate Currency in which payments on such Primary Alternate Currency Revolving Loans are owing) equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of all Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Revolving Borrowers shall pay to the Administrative Agent at the applicable Payment Office on such day an amount of cash and/or Cash Equivalents in Dollars (and/or, to the extent that any Letter of Credit Outstandings are denominated in a Primary Alternate Currency, in the Dollar Equivalent thereof) equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all Obligations of the Revolving Borrowers hereunder in a cash collateral account maintained by the Administrative Agent (the “Cash Collateral Account”); provided, however, that such amounts shall, so long as no Default or Event of Default then exists, be released to the Revolving Borrowers from time to time so long as the Total Revolving Loan Commitment as then in effect exceeds the Aggregate RL Exposure at such time.

(ii) On any day on which (A) the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (for this purpose, using the Dollar Equivalent with respect to any Primary Alternate Currency Revolving Loans) made to CanCo, (II) the aggregate outstanding principal amount of all Swingline Loans made to CanCo and (III) the aggregate amount of all Letter of Credit Outstandings in respect of all Letters of Credit issued for the account of CanCo at such time exceeds the CanCo Revolving Sub-Limit then in effect or (B) the sum of (I) the aggregate amounts calculated in preceding clause (A) and outstanding at such time and (II) the aggregate amount of all other CanCo Included Debt outstanding at such time exceeds the CanCo Permitted Debt Amount at such time, CanCo shall (in either case) repay on such day principal of Swingline Loans made to CanCo and, after all such Swingline Loans have been repaid in full or if no such Swingline Loans are then outstanding, Revolving Loans made to CanCo in an amount (in the case of payments made with respect to Primary Alternate Currency Revolving Loans, taking the Dollar Equivalent of the amounts paid in the respective Primary Alternate Currency in which payments on such Primary Alternate Currency Revolving Loans are owing) equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans made to CanCo, either (A) the aggregate amount of all Letter of Credit Outstandings in respect of all Letters of Credit issued for the account of CanCo at such time exceeds the CanCo Revolving Sub-Limit then in effect or (B) the sum of (I) the aggregate amount of all Letter of Credit Outstandings in respect of all Letters of Credit issued for the account of CanCo at such time and (II) the aggregate amount of all other CanCo Included Debt outstanding at such time exceeds the CanCo Permitted Debt Amount at such time, CanCo shall (in either case) pay to the Administrative Agent at the applicable Payment Office on such day an amount of cash and/or Cash Equivalents in Dollars (and/or, to the extent that any Letter of Credit Outstandings are denominated in a Primary Alternate Currency, in the Dollar Equivalent thereof) equal to the amount of such excess (up to a maximum amount equal to such Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all Obligations of CanCo hereunder in the Cash Collateral Account; provided, however, that such amounts shall, so long as no Default or Event of Default then exists, be released to CanCo from time to time so long as both (x) the CanCo Revolving Sub-Limit then in effect exceeds the sum of (I) the aggregate outstanding principal amount of all Revolving Loans made to CanCo (for this purpose, using the Dollar Equivalent with respect to any Primary Alternate Currency Revolving Loans), (II) the aggregate outstanding principal amount of all Swingline Loans made to CanCo and (III) the aggregate amount of all Letter of Credit Outstandings at such time in respect of all Letters of Credit issued for the account of CanCo and (y) the CanCo Permitted Debt Amount at such time exceeds the sum of (I) the aggregate amounts referred to in preceding clause (x) and outstanding at such time and (II) the aggregate outstanding amount of all other CanCo Included Debt at such time.

(iii) On any day on which the Dollar Equivalent of the aggregate outstanding principal amount of all Primary Alternate Currency Revolving Loans exceeds the Primary Alternate Currency Revolving Loan Sublimit, the Revolving Borrowers shall prepay on such day the principal of outstanding Primary Alternate Currency Revolving Loans in an amount (taking the Dollar Equivalent of the amounts paid in the respective Primary Alternate Currency in which payments on such Primary Alternate Currency Revolving Loans are owing) equal to such excess.

(iv) On any day on which the aggregate amount of Letter of Credit Outstandings exceeds $100,000,000, the Revolving Borrowers shall pay to the Administrative Agent at the applicable Payment Office on such day an amount of cash and/or Cash Equivalents in Dollars (and/or, to the extent that any Letter of Credit Outstandings are denominated in a Primary Alternate Currency, in the Dollar Equivalent thereof) equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time, such cash or Cash Equivalents to be held as security for all Obligations of the Revolving Borrowers hereunder in the Cash Collateral Account; provided, however, that such amounts shall, so long as no Default or Event of Default then exists, be released to the Revolving Borrowers from time to time to the extent that $100,000,000 exceeds the aggregate Letter of Credit Outstandings, at such time.

(v) On any day on which the Aggregate Canadian RL Exposure exceeds the Total Canadian Revolving Loan Commitment as then in effect, the Canadian Revolving Borrowers shall prepay on such day the principal of outstanding Canadian Revolving Loans (other than Bankers’ Acceptance Loans where the underlying Bankers’ Acceptance or B/A

Discount Note, as the case may be, have not matured) in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Canadian Revolving Loans to the extent required by the immediately preceding sentence, the aggregate amount of all outstanding Bankers’ Acceptance Loans exceeds the Total Canadian Revolving Loan Commitment as then in effect, the Canadian Revolving Borrowers shall pay to the Administrative Agent at the applicable Payment Office on such day an amount of cash and/or Cash Equivalents in Canadian Dollars equal to the amount of such excess, such cash or Cash Equivalents to be held as security for all Obligations of the Canadian Revolving Borrowers hereunder in the Cash Collateral Account; provided, however, that such amounts shall, so long as no Default or Event of Default then exists, be released to the Canadian Revolving Borrowers from time to time so long as the Total Canadian Revolving Loan Commitment as then in effect exceeds the Aggregate Canadian RL Exposure at such time.

(vi) If any Revolving Lender becomes a Defaulting Lender at any time that any Letter of Credit is outstanding, the Revolving Borrowers shall enter into the applicable Letter of Credit Back-Stop Arrangements with such Issuing Lender no later than 10 Business Days after the date such Revolving Lender becomes a Defaulting Lender; provided that upon the Defaulting Lender ceasing to constitute a Defaulting Lender hereunder or the replacement of the Defaulting Lender in accordance with Section 1.13, so long as no Default or Event of Default then exists, such Letter of Credit Back-Stop Arrangement shall terminate and all cash collateral posted in connection with such Letter of Credit Back-Stop Arrangement shall be returned to the Revolving Borrowers.

(b) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, Silgan shall be required to repay that principal amount of US A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced in amount as provided in Sections 4.01(a), 4.01(b) and 4.02(j), an “US A Term Loan Scheduled Repayment”):

US A Term Loan Scheduled Repayment Date	Amount
December 31, 2012	$60,000,000
December 31, 2013	$60,000,000
December 31, 2014	$80,000,000
December 31, 2015	$80,000,000
Initial Term Loan Maturity Date	$120,000,000

(c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, Silgan Canada shall be required to repay that principal amount of Canadian A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced in amount as provided in Sections 4.01(a), 4.01(b) and 4.02(j) and as the same may be increased as provided in clause (ii) of Section 1.14(c), a “Canadian A Term Loan Scheduled Repayment”):

Canadian A Term Loan Scheduled Repayment Date	Amount
December 31, 2012	C$	12,150,000
December 31, 2013	C$	12,150,000
December 31, 2014	C$	16,200,000
December 31, 2015	C$	16,200,000
Initial Term Loan Maturity Date	C$	24,300,000

(d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, Silgan shall be required to repay that principal amount of Euro A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced in amount as provided in Sections 4.01(a), 4.01(b) and 4.02(j) and as the same may be increased as provided in clause (ii) of Section 1.14(c), a “Euro A Term Loan Scheduled Repayment”):

Euro A Term Loan Scheduled Repayment Date	Amount
December 31, 2012	€18,750,000
December 31, 2013	€18,750,000
December 31, 2014	€25,000,000
December 31, 2015	€25,000,000
Initial Term Loan Maturity Date	€37,500,000

(e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, the respective Incremental Term Loan Borrower shall be required to make, with respect to each Tranche of Incremental Term Loans incurred by such Incremental Term Loan Borrower, to the extent then outstanding, scheduled amortization payments of such Tranche of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Term Loan Commitment Agreement (each such repayment, as the same may be reduced as provided in Sections 4.01(a), 4.01(b) and 4.02(j), an “Incremental Term Loan Scheduled Repayment” and, together with the US A Term Loan Scheduled Repayments, the Canadian A Term Loan Scheduled Repayments and the Euro A Term Loan Scheduled Repayments, the “Term Loan Scheduled Repayments”); provided that, if any Incremental Term Loans are incurred which will be added to (and form part of) an existing Tranche of Term Loans, the amount of the then remaining Term Loan Scheduled Repayments of the respective Tranche shall be proportionally increased (with the aggregate amount of increases to the then remaining Incremental Term Loan Scheduled Repayments of such Tranche to equal the aggregate principal amount of such new Incremental Term Loans then being incurred) in accordance with the requirements of clause (ii) of Section 1.14(c).

(f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Flow Payment Date, an amount equal to the remainder (if positive) of (A) 50% of Excess Cash Flow for the relevant Excess Cash Flow Payment Period minus (B) the sum of (without duplication) (1) the aggregate amount of principal prepayments of Loans (for this purpose, using the Dollar Equivalent with respect to any

Alternate Currency Loans) to the extent (and only to the extent) that such prepayments were made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of (x) Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment in an amount equal to such prepayment or (y) Canadian Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Canadian Revolving Loan Commitment in an amount equal to such prepayment) during the relevant Excess Cash Flow Payment Period and (2) the aggregate amount of principal prepayments of Term Loans (for this purpose, using the Dollar Equivalent with respect to any Alternate Currency Term Loans) to the extent (and only to the extent) that such prepayments were made as a voluntary prepayment pursuant to Section 4.01 with proceeds of Revolving Loans, Canadian Revolving Loans or Swingline Loans during (and which Revolving Loans, Canadian Revolving Loans or Swingline Loans were, at the time of the respective prepayment, anticipated to be repaid with internally generated funds during) the relevant Excess Cash Flow Payment Period, shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j); provided, however, that no such mandatory repayment or commitment reduction shall be required on any Excess Cash Flow Payment Date to the extent that (i) no Default or Event of Default then exists and (ii) the Total Leverage Ratio as of the last day of the relevant Excess Cash Flow Payment Period is less than or equal to 3.50:1.00.

(g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which Silgan or any of its Subsidiaries receives any cash proceeds from any Asset Sale (including pursuant to Section 12.20(b)), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j); provided, however, such Net Sale Proceeds shall not be required to be so applied on such date so long as no Default or Event of Default then exists and such Net Sale Proceeds shall be used to purchase assets (other than current assets) used or to be used in the businesses of Silgan and its Subsidiaries as are permitted by Section 8.13 within 12 months following the date of such Asset Sale, and provided further, that if all or any portion of such Net Sale Proceeds not required to be so applied as a mandatory repayment and/or commitment reduction as provided above are not so reinvested within such 12 month period, such remaining portion shall be applied on the last day of such 12-month period as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j).

(h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date on or after the Initial Borrowing Date upon which Silgan or any of its Subsidiaries receives any cash proceeds from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds therefrom shall be applied on such date as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j); provided, however, that so long as no Default or Event of Default then exists and the proceeds from any such Recovery Event do not exceed $200,000,000, such proceeds shall not be required to be so applied on such date to the extent that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid (and/or to invest in a then existing manufacturing facility to accommodate for the loss of capacity at the manufacturing facility subject to such Recovery Event) within 12 months following the date of the receipt of such proceeds (or to reimburse Silgan or any such Subsidiary on the date of receipt of such proceeds for amounts theretofore expended by Silgan or such Subsidiary to replace or restore any such properties or assets or to invest in a then existing manufacturing facility, as the case may be), and provided further, that (i) if the amount of such proceeds exceeds $200,000,000, then only the portion of such proceeds in excess of $200,000,000 shall be applied as a mandatory repayment and/or commitment reduction, as the case may be, in accordance with the requirements of Section 4.02(j) and (ii) if all or any portion of such proceeds not required to be so applied as a mandatory repayment and/or commitment reduction as provided above are not so used within 12 months after the date of the receipt of such proceeds, such remaining portion shall be applied on the last day of such 12 month period as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j).

(i) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date on or after the Initial Borrowing Date upon which Silgan or any of its Subsidiaries receives any cash proceeds from a sale and leaseback transaction for any asset or property of Silgan or any of its Subsidiaries, an amount equal to 75 % of the Net Sale Proceeds therefrom shall be applied on such date as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j); provided, however, (x) with respect to the first $20,000,000 in the aggregate of such proceeds in any fiscal year of Silgan, none of such Net Sale Proceeds shall be required to be so applied as provided above so long as no Default or Event of Default then exists and (y) to the extent that any such sale and leaseback transaction (including one that would otherwise be excluded pursuant to preceding clause (x)) constitutes an “Asset Sale” under, and as defined in, the 6 3/4% Senior Subordinated Debenture Indenture, the Senior Notes Indenture or any Additional Permitted Indebtedness Documents then outstanding, 100% of the Net Sale Proceeds therefrom either shall be applied as a mandatory repayment and/or commitment in accordance with the requirements of Section 4.02(j) and/or reinvested in assets (other than current assets) used or to be used in the businesses of Silgan and its Subsidiaries as are permitted by Section 8.13 within 12 months following the date of such sale and leaseback transaction, and to the extent that all or any portion of such Net Sale Proceeds that have not been applied as a mandatory repayment and/or commitment reduction as provided above are not so reinvested within such 12-month period, such remaining portion shall be applied on the last day of such 12-month period as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(j).

(j) Any amount required to be applied pursuant to this Section 4.02(j) shall be applied (i) first, as a mandatory repayment of the then outstanding principal amount of Term Loans, (ii) second, to the extent in excess of the amount required to be applied pursuant to the preceding clause (i), as a mandatory reduction to the Total Incremental Term Loan Commitment for each Tranche of Incremental Term Loans and (iii) third, to the extent in excess of the amount required to be applied pursuant to the preceding clauses (i) and (ii), as a mandatory reduction to the Total Revolving Loan Commitment and the Total Canadian Revolving Loan Commitment (with such reduction pursuant to this sub-clause (iii) to be made on a pro rata basis between the Total Revolving Loan Commitment and the Total Canadian Revolving Loan Commitment based on the relative amounts thereof). The amount to be applied to repay principal of outstanding Term Loans shall be allocated among each of the Tranches of Term Loans on a pro rata basis, with each Tranche of Term Loans to be allocated its Term Loan Percentage of the amount of such prepayment and with the amount allocated to each such Tranche of Term Loans to be applied (1) first, to reduce the Term Loan Scheduled Repayment of each such Tranche of Term Loans which is due on December 31 of the year in which such repayment is made (it being understood that (x) any mandatory repayments of US A Term Loans which are required to be applied pursuant to this Section 4.02(j) which are made in 2010 or 2011 shall be applied to the US A Term Loan Scheduled Repayment which is due on December 31, 2012, (y) any mandatory prepayments of Canadian A Term Loans pursuant to this Section 4.02(j) which are made in 2010 or 2011 shall be applied to the Canadian A Term Loan Repayment which is due on December 31, 2012, and (z) any mandatory prepayments of Euro A Term Loans pursuant to this Section 4.02(j) which are made in 2010 or 2011 shall be applied to the respective Euro A Term Loan Scheduled Repayment which is due on December 31, 2012) and (2) second, to the extent in excess thereof, to reduce the then remaining Term Loan Scheduled Repayments of each such of Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of such Term Loan Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto); provided, however, in the case of the sale of all or substantially all of the assets of the Canadian Subsidiaries or all of the equity interests of the Canadian Subsidiaries, so long as no Default or Event of Default then exists or would result therefrom, the Net Sale Proceeds therefrom shall be applied first to repay in full all outstanding Canadian Term Loans and second, to the extent in excess thereof, as provided above in this Section 4.02(j) without regard to this proviso.

(k) With respect to each repayment of any Tranche of Loans required by this Section 4.02, the respective Borrower may designate the Types of Loans which are to be repaid of such Tranche and, in the case of Euro Rate Loans or B/A Discount Rate Loans, the specific Borrowing or Borrowings pursuant to which such Euro Rate Loans or B/A Discount Rate Loans were made, provided that: (i) repayments of Euro Rate Loans and B/A Discount Rate Loans made pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all such Euro Rate Loans or B/A Discount Rate Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans or Canadian Prime Rate Loans (as applicable) of the respective Tranche have been paid in full; (ii) if any repayment of Euro Rate Loans or B/A Discount Rate Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, (x) in the case of Eurodollar Loans, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans, (y) in the case of B/A Discount Rate Loans, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Canadian Prime Rate Loans, and (z) in the case of Alternate Currency Loans of a given Tranche (other than Canadian Loans), the respective Borrower shall cooperate with the Administrative Agent in selecting Interest Periods at the end of the then current Interest Period or Interest Periods so as to align such Borrowing with the Interest Periods applicable to one or more other Borrowings of Alternate Currency Loans of such Tranche; and (iii) each repayment of any Tranche of Loans shall be applied pro rata among the Lenders with outstanding Loans of such Tranche. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

(l) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, (i) all then outstanding Loans of a respective Tranche (other than

Swingline Loans) shall be repaid in full on the respective Maturity Date for such Tranche of Loans, (ii) outstanding Swingline Loans shall be repaid in full on the earlier of (x) the tenth Business Day following the date of the incurrence of such Swingline Loans and (y) the Swingline Expiry Date, (iii) in the event that any Revolving Borrower is sold pursuant to the terms of this Agreement, all Revolving Loans and Swingline Loans incurred by such Revolving Borrower and outstanding at such time shall be repaid in full at the time of such sale and all Letters of Credit issued for the account of such Revolving Borrower and outstanding at such time shall be cash collateralized in the Cash Collateral Account in a manner reasonably satisfactory to the Administrative Agent, (iv) in the event that any Incremental Term Loan Borrower is sold pursuant to this Agreement, all Incremental Term Loans incurred by such Incremental Term Loan Borrower and outstanding at such time shall be repaid in full at the time of such sale, and (v) in the event that (x) any Canadian Borrower is sold pursuant to the terms of this Agreement, all Canadian Loans incurred by such Canadian Borrower and outstanding at such time shall be repaid in full at the time of such sale and such Canadian Borrower shall have no rights to borrow or receive other extensions of credit hereunder and (y) all Canadian Revolving Borrowers are sold pursuant to the terms of this Agreement, the Total Canadian Revolving Loan Commitment shall be terminated at the time the last Canadian Revolving Borrower is sold pursuant to such sale.

(m) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, upon any receipt by CanCo of any cash capital contribution only pursuant to (and only to the extent required by) Section 7.12, an amount equal to 100% of such cash capital contribution shall be applied as a mandatory repayment of principal of outstanding Swingline Loans and, if no Swingline Loans are or remain outstanding, Revolving Loans, in each case made to CanCo.

(n) So long as the CanCo Restrictions are in effect and in addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, CanCo shall be required to repay outstanding Swingline Loans and, if no Swingline Loans are or remain outstanding, Revolving Loans, in each case made to it with 100% the Net Sale Proceeds from any Asset Sale made by CanCo or any of its Subsidiaries to the extent that such Net Sale Proceeds are not reinvested by CanCo or any of its Subsidiaries as permitted by Section 4.02(g).

(o) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, in the event that Campbell Soup or a Subsidiary thereof purchases all of the capital stock or all or substantially all of the assets of CanCo, whether pursuant to the terms of the Campbell Can Acquisition Documents or otherwise, all then outstanding Revolving Loans and Swingline Loans made to CanCo shall have been (or shall concurrently be) repaid in full at such time and all Letters of Credit issued for the account of CanCo shall have been (or shall concurrently be) cash collateralized in a manner satisfactory to the Administrative Agent.

(p) For purposes of making calculations pursuant to this Section 4.02, the Administrative Agent shall be entitled to use the Dollar Equivalent of any such amounts stated in a currency other than Dollars.

4.03 Method and Place of Payment.

Except as otherwise specifically provided herein, all payments under this Agreement and under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (Local Time) on the date when due and shall be made in immediately available funds at the applicable Payment Office in (x) Dollars if such payment is made in respect of (i) principal of or interest on Dollar Loans owing by any Borrower or any increased costs or similar obligations owing by any Borrower in respect of Dollar Loans or (ii) except as provided in following clause (y), any other Obligation of any Borrower under this Agreement or under any Note issued by such Borrower (calculated, in the case of Letter of Credit Fees and Facing Fees owing with respect to Primary Alternate Currency Letters of Credit, using the Dollar Equivalent thereof) and (y) in the applicable Alternate Currency if such payment is made in respect of (i) principal of, or Face Amount (if applicable) of, or interest on Alternate Currency Loans or Commitments in respect thereof, (ii) Unpaid Drawings on Primary Alternate Currency Letters of Credit or (iii) any increased costs, indemnities or other amounts owing with respect to Alternate Currency Loans or Commitments in respect thereof; provided that, from and after any Sharing Event, all payments of principal (or Face Amount, if applicable), interest and fees in respect of any outstanding Alternate Currency Loans, and all Unpaid Drawings in respect of Primary Alternate Currency Letters of Credit, in each case, shall be made in Dollars as provided in Section 1.16. Any payments under this Agreement or under any Note which are made later than 12:00 Noon (Local Time) on any Business Day shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

4.04 Net Payments. (a) All payments made by each Borrower hereunder and under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender and, in the case of a Lender that is a flow-through entity for US federal income tax purposes, the relevant member or partner of such Lender pursuant to the laws of the jurisdiction in which it or, in the case of a Lender that is a flow-through entity for US federal income tax purposes, the relevant member or partner of such Lender is organized or in which the principal office or applicable lending office of such Lender or, in the case of a Lender that is a flow-through entity for US federal income tax purposes, the relevant member or partner of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, “Taxes”). If any Taxes are so levied or imposed, such Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement and under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then such Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender or, in the case of a Lender that is a flow-through entity for US federal income tax purposes, the relevant member or partner of such Lender pursuant to the laws of the jurisdiction in which it or, in the case of a Lender that is a flow-through entity for US federal income tax purposes, the relevant member or partner of such Lender is organized or in which the principal office or applicable lending office of such Lender or, in the case of a Lender that is a flow-through entity for US federal income tax purposes, the relevant member or partner of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction and for any withholding of income or similar taxes imposed by any such jurisdiction as such Lender or, in the case of a Lender that is a flow-through entity for US federal income tax purposes, the relevant member or partner of such Lender shall determine are payable by, or withheld from, such Lender or, in the case of a Lender that is a flow-through entity for US federal income tax purposes, the relevant member or partner of such Lender in respect of such amounts so paid to or on behalf of such Lender or, in the case of a Lender that is a flow-through entity for US federal income tax purposes, the relevant member or partner of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender or, in the case of a Lender that is a flow-through entity for US federal income tax purposes, the relevant member or partner of such Lender pursuant to this sentence. Each Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower (or if such receipts are unavailable, such other evidence reasonably satisfactory to the Administrative Agent). Each Borrower agrees to indemnify and hold harmless each Lender, and to reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender or, in the case of a Lender that is a flow-through entity for US federal income tax purposes, the relevant member or partner of such Lender.

(b) Each Lender that is lending to a US Borrower and is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for US Federal income tax purposes agrees to deliver to each such US Borrower and the Administrative Agent on or prior to the Relevant Effective Date, or in the case of (x) a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Lender was already a Lender to a US Borrower hereunder immediately prior to such assignment or transfer) or (y) an Eligible Transferee that becomes a Lender pursuant to Section 1.14 or 1.15, on the date of such assignment or transfer or on the date such Eligible Transferee becomes a Lender hereunder, as the case may be, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made by such US Borrower under this Agreement and under any Note or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 4.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from US withholding tax with respect to payments of interest to be made by such US Borrower under this Agreement and under any Note or (iii) in the case of a Lender that is a flow-through entity for US federal income tax purposes, two accurate and complete signed copies of Internal Revenue Service Form W-8IMY (and all necessary attachments) establishing a complete exemption from United States withholding tax with respect to payments made to the Lender under this Agreement or under any Note. In addition, each Lender that is lending to a US Borrower agrees that from time to time after the Relevant Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to each such US Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate or Form W-8IMY (with respect to a flow-through entity), as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments by such US Borrower under this Agreement and under any Note, or it shall immediately notify each such US Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, (x) each US Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender that is lending to such US Borrower and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for US Federal income tax purposes to the extent that such Lender has not provided to such US Borrower, the US Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) no US Borrower shall be obligated pursuant to Section 4.04(a) to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to such US Borrower the Internal Revenue Service Forms required to be provided to such US Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment by such US Borrower, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 12.04(b), the respective US Borrower or US Borrowers agree to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Relevant Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

Section 5. Conditions Precedent.

5.01 Conditions to Loans on the Initial Borrowing Date.

The obligation of each Lender to make Loans, and the obligation of each Issuing Lender to issue Letters of Credit, in each case on the Initial Borrowing Date are subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

(a) Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate US A Term Note, Canadian A Term Note, Euro A Term Note, Revolving Note and/or Canadian Revolving Note executed by the appropriate Borrower, and to the Swingline Lender to the extent requested by it the appropriate Swingline Notes executed by the appropriate Borrower, in each case in the amount, maturity and as otherwise provided herein.

(b) Officer’s Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated the Initial Borrowing Date and signed by the president or any vice president of Silgan certifying that all of the applicable conditions in Sections 5.01(f), (j), (k) and (l) and 5.02 have been satisfied on such date.

(c) Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Frank Hogan, Esq., General Counsel to Silgan, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Agents may reasonably request, (ii) from Bryan Cave LLP, counsel to the Borrowers, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Agents may reasonably request, (iii) from Fasken Martineau DuMoulin LLP, Canadian counsel to the Canadian Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering such matters incident to the transactions contemplated herein as set forth in Exhibit E-3 and such other matters incident to the transactions contemplated herein as the Agents may reasonably request, and (iv) from Loyens & Loeff (USA) B.V., Dutch counsel to Silgan, an opinion addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Initial Borrowing Date covering such matters incident to the transactions contemplated herein as set forth in Exhibit E-4 and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

(d) Corporate Documents; Proceedings. (i) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the president or any vice president of each Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate of incorporation and by-laws (or equivalent organizational documents including shareholder agreements, if any) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

(ii) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates (or equivalents thereof) and bring-down telegrams, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

(e) Certain Debt Agreements; Tax Sharing Agreement; Campbell Can Acquisition Documents. On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of Silgan, of (i) the 6-3/4% Senior Subordinated Debenture Indenture and the Senior Notes Indenture (in each case, together with all amendments thereto), (ii) the Tax Sharing Agreement (together with all amendments thereto) and (iii) all Campbell Can Acquisition Documents (together with all amendments thereto) (other than the Campbell Can Supply Agreement).

(f) Repayment and Termination of Commitments under the Existing Credit Agreement. On the Initial Borrowing Date and concurrently with the incurrence of Term Loans and Revolving Loans on such date, the total commitments (and all security interests) under the Existing Credit Agreement shall have been terminated, and all loans thereunder shall have been repaid in cash in full, together with all accrued interest and fees thereon, all letters of credit (other than the Existing Letters of Credit, if any) issued thereunder shall have been terminated, and all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full. The Administrative Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.01(f) have been satisfied on such date.

(g) Guaranties. On the Initial Borrowing Date, (i) each US Credit Party (other than CanCo) shall have duly authorized, executed and delivered the US Borrowers/Subsidiaries Guaranty in the form of Exhibit G-1 (as modified, supplemented or amended from time to time, the “US Borrowers/Subsidiaries Guaranty”), and the US Borrowers/Subsidiaries Guaranty shall be in full force and effect, and (2) each Canadian Credit Party shall have duly authorized, executed and delivered the Canadian Borrowers/Subsidiaries Guarantee in the form of Exhibit G-2 (as modified, supplemented or amended from time to time, the “Canadian Borrowers/Subsidiaries Guarantee”), and the Canadian Borrowers/Subsidiaries Guarantee shall be in full force and effect.

(h) US Pledge Agreement. On the Initial Borrowing Date, (i) each US Credit Party shall have duly authorized, executed and delivered the US Pledge Agreement in the form of Exhibit H (together with such local law pledge agreements as the Administrative Agent may reasonably request covering the capital stock of any Foreign Subsidiary directly owned by a US Credit Party, in each case as modified, supplemented or amended from time to time, collectively, the “US Pledge Agreement”) and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Certificated Securities, if any, referred to (and as defined) therein and owned by such US Credit Party (other than any

Certificated Securities with respect to Silgan’s Foreign Subsidiaries organized under the laws of Mexico so long as same are in the process of being dissolved), (x) endorsed in blank in the case of promissory notes constituting Certificated Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Certificated Securities, and the US Pledge Agreement shall be in full force and effect (it being understood that, as of the Initial Borrowing Date, the only local law pledge agreement that shall be required is one that is governed by the laws of The Netherlands pledging the equity interests in SH International Partnership C.V.).

(i) Security Agreements. On the Initial Borrowing Date, (A) each US Credit Party shall have duly authorized, executed and delivered the US Security Agreement in the form of Exhibit I-1 (as modified, supplemented or amended from time to time the “US Security Agreement”) covering all of such US Credit Party’s present and future US Security Agreement Collateral, together with:

(1) proper Financing Statements (Form UCC-1 or the appropriate equivalent) for filing under the UCC of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the US Security Agreement;

(2) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective Financing Statements that name any US Credit Party as debtor and that are filed in the jurisdictions referred to in clause (1) above, together with copies of such other Financing Statements filed in any other jurisdiction that name any US Credit Party as debtor (none of which shall cover the US Security Agreement Collateral except to the extent evidencing Permitted Liens); and

(3) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the US Security Agreement have been taken;

and the US Security Agreement shall be in full force and effect, and

(B) each Canadian Credit Party shall have duly authorized, executed and delivered the Canadian Security Agreement in the form of Exhibit I-2 and, where applicable, Quebec Security (collectively, as modified, supplemented, amended or amended and restated from time to time, the “Canadian Security Agreement”) covering all of such Canadian Credit Party’s present and future Canadian Security Agreement Collateral, together with:

(1) proper Financing Statements (PPSA Form 1-C or such other statements or similar notices as shall be required by local law), registered under the PPSA in Ontario and each other jurisdiction as may be reasonably necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Canadian Security Agreement;

(2) PPSA inquiry response certificates certificated by the Ontario Registrar of Personal Property and confirmation letters issued under the Bank Act (Canada) or any other equivalent certificate or search report in any other province or territory, listing all effective financing statements or notices of intention, as applicable, that name any Canadian Credit Party , or a division or other operating unit of any such Person, as debtor and that are filed in the jurisdictions referred to in clause (1) above, together with evidence of the discharge (by a PPSA form 2-C or such other termination statements as shall be required by applicable law) of all Liens other than Permitted Liens and acknowledgements and confirmations from secured creditors of such Canadian Credit Party as reasonably requested by the Collateral Agent;

(3) all Securities (as defined in the Canadian Security Agreement) and Instruments (as defined in the Canadian Security Agreement), if any, referred to therein and then owned by such Canadian Credit Party and evidenced by certificates or notes (x) endorsed in blank in the case of promissory notes constituting such Instruments, and (y) together with executed and undated endorsements for transfer in the case of Equity capital stock constituting certificated Securities;

(4) evidence of the completion of all other recordings and filings of, or with respect to, the Canadian Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests intended to be created by the Canadian Security Agreement;

and the Canadian Security Agreement shall be in full force and effect.

(j) Adverse Change, etc. (i) Since December 31, 2009, nothing shall have occurred (and neither any Agent nor the Lenders shall have become aware of any facts or conditions not previously known) which any Agent or the Required Lenders shall determine has had, or could reasonably be expected to have, (i) a material adverse effect on (x) the rights or remedies of the Administrative Agent or the Lenders hereunder or under the other Credit Documents or (y) the ability of any Credit Party to perform its obligations to the Administrative Agent or the Lenders hereunder or under the other Credit Documents or (ii) a Material Adverse Effect.

(ii) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by the Credit Documents, the making of the Loans or issuance of any Letters of Credit.

(iii) No consents or approvals shall be required to be obtained by Silgan from the holders of the 6-3/4% Senior Subordinated Debentures or the Senior Notes in connection with the entering into of this Agreement or any of the other documents referred herein (including, without limitation, any of the Security Documents) and the incurrence of all Loans hereunder. The full amount of the Loans may be incurred under the 6-3/4% Senior Subordinated Debenture Indenture and the Senior Notes Indenture and all Obligations incurred hereunder and under the other Credit Documents constitute “Senior Indebtedness” and “Designated Senior Indebtedness” for purposes of the 6-3/4% Senior Subordinated Debenture Indenture. The Administrative Agent shall have received evidence (including appropriate legal opinions and a certificate of the chief financial officer or treasurer of Silgan) in form, scope and substance reasonably satisfactory to it that the matters set forth in this clause (iii) have been satisfied.

(k) Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby or which could reasonably be expected to have a Material Adverse Effect.

(l) Fees, etc. On the Initial Borrowing Date, each Borrower shall have paid to each Agent, each Joint Lead Arranger and the Lenders all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to each Joint Lead Arranger, each Agent and the Lenders to the extent then due.

(m) Financial Projections; Pro Forma Balance Sheet. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent (i) detailed projected financial statements for Silgan and its Subsidiaries for the period through December 31, 2016 (the “Projections”), which Projections shall reflect the forecasted financial condition and results of operations of Silgan and its Subsidiaries after giving effect to the transactions contemplated hereby and (ii) a pro forma consolidated balance sheet as of March 31, 2010 of Silgan and its Subsidiaries after giving effect to the transactions contemplated hereby, which Projections and balance sheet shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders. On the Initial Borrowing Date, each Borrower believes that the Projections were prepared in good faith based upon reasonable assumptions, it being recognized, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected results and that the differences may be material.

(n) Insurance. On the Initial Borrowing Date, Silgan shall have delivered to the Administrative Agent certificates from the respective insurer with respect to each insurance policy listed in Schedule III, which certificates shall name the Collateral Agent as an additional insured and/or loss payee and shall state that such insurance shall not be cancelled without at least 30 days’ prior written notice by the respective insurer to the Collateral Agent.

(o) The Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act.

5.02 Conditions to All Credit Events.

The obligation of each Lender to make any Loans (including, without limitation, Loans made on the Initial Borrowing Date), and of each Issuing Lender to issue any Letters of Credit, are subject at the time of each such Credit Event, to the satisfaction of the following conditions:

(a) No Default. At the time of each such Credit Event and also immediately after giving effect thereto, there shall exist no Default or Event of Default.

(b) Representations and Warranties. At the time of each such Credit Event and also immediately after giving effect thereto, all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(c) Notice of Borrowing; Letter of Credit Request. Prior to the making of any Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of any Swingline Loan, the Swingline Lender shall have received the notice required by Section 1.03(b)(i). Prior to the issuance of any Letter of Credit (other than the Existing Letters of Credit), the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit request meeting the requirements of Section 2.03.

5.03 Additional Revolving Borrowers; Foreign Borrowers; etc. (a) At any time that Silgan desires that an additional Wholly-Owned Domestic Subsidiary of Silgan become a Revolving Borrower hereunder, such Revolving Borrower shall satisfy the following conditions at the time it becomes a Revolving Borrower:

(i) the consent of the Administrative Agent shall have been obtained (which consent shall not be unreasonably withheld or delayed);

(ii) to the extent requested by any Lender or the Swingline Lender, such Revolving Borrower shall have executed and delivered Revolving Notes and Swingline Notes satisfying the conditions set forth in Section 1.05;

(iii) such Revolving Borrower shall have executed and delivered an Election to Become a Revolving Borrower in the form of Exhibit J-1, which shall be in full force and effect; and

(iv) to the extent any of the documents, writings, records, instruments, consents and opinions that would have been required by Sections 5.01(c), (d) and (o) if such Revolving Borrower had been subject thereto on the Initial Borrowing Date had not been heretofore delivered, such items shall have been delivered to, and shall be reasonably satisfactory to, the Administrative Agent; provided that the documentation and other information required pursuant to Section 5.01(o) shall be delivered to the

Administrative Agent at least three Business Days prior to the date on which such Revolving Borrower becomes a Revolving Borrower hereunder.

(b) At any time that Silgan desires that a Wholly-Owned Foreign Subsidiary of Silgan become a Foreign Revolving Borrower or a Foreign Incremental Term Loan Borrower hereunder, such Wholly-Owned Foreign Subsidiary shall satisfy the following conditions at the time it becomes a Foreign Revolving Borrower or a Foreign Incremental Term Loan Borrower, as the case may be:

(i) (x) the consent of the Administrative Agent shall have been obtained (which consent shall not be unreasonably withheld or delayed) and (y) in the case of a Foreign Revolving Borrower, each Revolving Lender at that time shall be permitted by, and shall have theretofore received all required governmental approvals and licenses under, applicable law to be able to make loans to Persons organized under (or domiciled in) the jurisdiction of organization (or the domicile, as the case may be) of such proposed Foreign Revolving Borrower;

(ii) to the extent requested by any Lender or the Swingline Lender (as applicable), such Foreign Borrower shall have executed and delivered Incremental Term Notes, Revolving Notes and/or Swingline Notes satisfying the applicable conditions set forth in Section 1.05;

(iii) such Foreign Borrower shall have executed and delivered an Election to Become a Foreign Borrower in the form of Exhibit J-2, which shall be in full force and effect;

(iv) to the extent any of the documents, writings, records, instruments, consents and opinions that would have been required by Sections 5.01(c), (d) and (o) if such Foreign Borrower had been subject thereto on the Initial Borrowing Date had not been heretofore delivered, such items shall have been delivered to, and shall be reasonably satisfactory to, the Administrative Agent; provided that the documentation and other information required pursuant to Section 5.01(o) shall be delivered to the Administrative Agent at least three Business Days prior to the date on which such Foreign Borrower becomes a Foreign Borrower hereunder.

(v) if and to the extent permitted by applicable law (after complying with any “whitewash” and other applicable proceedings), all Obligations of such Foreign Borrower under the Credit Documents shall be guaranteed, pursuant to a guaranty reasonably satisfactory in form and substance to the Administrative Agent (each a “Related Foreign Company Guaranty”), by each member of the Related Foreign Company Group of such Foreign Borrower that is a Material Foreign Subsidiary (each such member providing such guaranty, a “Related Foreign Company Guarantor”) as well as by any other existing Foreign Credit Party (subject to such exceptions as may be reasonably acceptable to the Administrative Agent); and

(vi) if and to the extent permitted by applicable law (after complying with any “whitewash” and other applicable proceedings), all Obligations of such Foreign Borrower under the Credit Documents to which it is a party and all Obligations of the Related Foreign Company Guarantors, as well as all other Foreign Credit Parties, under the Related Foreign Company Guarantees shall be secured, pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent (together with the Canadian Security Documents, collectively, the “Foreign Security Documents”), by a first priority perfected security interest in the assets of each such Person (including, without limitation, personal property (whether tangible or intangible) and capital stock and other equity interests), in each case subject to such exceptions as may be reasonably acceptable to the Administrative Agent (including an exception for real estate); provided, however, (x) except as may be provided in the respective Foreign Security Documents with respect to the exercise of remedies, no filings shall be required with respect to intellectual property in the United States Patent and Trademark Office, the United States Copyright Office or any similar office in any foreign country, and (y) notwithstanding anything to the contrary contained above in this clause (vi), to the extent that Silgan desires that a Foreign Subsidiary become a Foreign Revolving Borrower or a Foreign Incremental Term Loan Borrower, (A) no Foreign Subsidiary of Silgan, other than a Canadian Subsidiary or a Material Foreign Subsidiary that is (or is required to become) a Foreign Credit Party, shall be required to pledge or otherwise grant a Lien in any of its assets to secure the Obligations of any Foreign Credit Party, (B) at all times during a Foreign Subsidiary Exclusion Period, a Material Foreign Subsidiary that is (or is required to become) a Foreign Credit Party (other than a Canadian Subsidiary) shall only be required to grant a Lien on assets constituting the capital stock (including the proceeds thereof and security entitlements therein) of another Subsidiary of Silgan to secure the Obligations of any Foreign Credit Party, and (C) at all times from and after the end of a Foreign Subsidiary Exclusion Period, each Material Foreign Subsidiary that is a Foreign Credit Party, within 60 days thereafter (or such later date as determined in the sole discretion of the Administrative Agent), shall grant such Liens and enter into such Additional Security Documents with respect to all of the assets of such Material Foreign Subsidiary required to be pledged in accordance with the terms of this Agreement without giving effect to the immediately preceding clause (B).

Notwithstanding the foregoing, (i) to the extent that any Dutch Subsidiary shall become a Foreign Revolving Borrower or a Foreign Incremental Term Loan Borrower pursuant to this Section 5.03(b), the only Foreign Subsidiaries of Silgan which shall be required to provide a Related Foreign Company Guaranty in respect of the outstanding Loans of such Foreign Subsidiary (and be deemed a Related Foreign Company Guarantor in respect thereof) shall be the Canadian Credit Parties and those other Dutch Subsidiaries which would otherwise be required to provide a guaranty under this Section 5.03(b) for so long as the aggregate outstanding principal amount of all Loans incurred by all Dutch Subsidiaries, when combined with the aggregate Stated Amount of all Letters of Credit issued for the account of all Dutch Subsidiaries, does not exceed €75,000,000 (or the Relevant Currency Equivalent thereof), and if any time such amount is exceeded, all other Foreign Subsidiaries of Silgan which would otherwise have been required to provide a Related Foreign Company Guaranty pursuant to this Section 5.03(b) shall promptly provide (and, in any event, within 60 days or such longer period as the Administrative Agent shall in its discretion determine) such Related Foreign Company Guaranty, and (ii) at any time that a Foreign Revolving Borrower is designated pursuant to this Section 5.03(b), such Foreign Revolving Borrower may limit the aggregate principal amount of Loans otherwise permitted to be incurred by it under this Agreement by setting forth such limit in the respective Election to Become a Foreign Borrower (which limit may be modified by such Foreign Revolving Borrower from time to time upon written notice to the Administrative Agent). Upon Silgan’s written request to the Administrative Agent to add a Wholly-Owned Foreign Subsidiary of Silgan as a Foreign Revolving Borrower as provided above, (i) the Administrative Agent shall promptly deliver a copy of such request to each Revolving Lender and (ii) promptly after such Revolving Lender’s receipt of such request, such Revolving Lender will notify the Administrative Agent and Silgan in writing as to whether or not such Revolving Lender is permitted to make loans to Persons organized under (or domiciled in) the jurisdiction of organization (or the domicile, as the case may be) of such proposed Foreign Revolving Borrower (it being understood that (x) to the extent any Revolving Lender notifies the Administrative Agent and Silgan that such Revolving Lender is not permitted to make such loans, the proposed Foreign Revolving Borrower may not be added as a Foreign Revolving Borrower hereunder until such time as all Revolving Lenders are permitted to make such loans to the proposed Foreign Revolving Borrower and (y) any Revolving Lender who does not so respond to the Administrative Agent and Silgan shall be deemed to not have the necessary approvals and/or licenses required under Section 5.03(b)(i)(y)).

5.04 Incremental Term Loans; Incremental Revolving Loan Commitments. (a) Prior to the incurrence of any Incremental Term Loans, Silgan shall have satisfied (or caused to be satisfied) all of the applicable conditions set forth in Section 1.14.

(b) Prior to the obtaining of any Incremental Revolving Loan Commitments, Silgan shall have satisfied (or caused to be satisfied) all of the applicable conditions set forth in Section 1.15.

The acceptance of the benefits of each Credit Event (and the occurrence of the Initial Borrowing Date) shall constitute a representation and warranty by each of the Borrowers to the Administrative Agent and each of the Lenders that all the applicable conditions specified in this Section 5 with respect to such Credit Event are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the applicable Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts in the case of Credit Documents or copies for each of the Lenders and shall be reasonably satisfactory in form and substance to the Required Lenders.

Section 6. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in Letters of Credit, each of the Borrowers makes the following representations, warranties and agreements as to itself and its Subsidiaries, in each case after giving effect to the transactions to occur on the Initial Borrowing Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on and after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the Initial

Borrowing Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

6.01 Organizational Status. Each Credit Party and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company, as the case may be, power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except in those jurisdictions where the failure to be so qualified could not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

6.02 Power and Authority. Each Credit Party has the corporate, partnership or limited liability company, as the case may be, power and authority to execute, deliver and carry out the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership or limited liability company, as the case may be, action to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of any Credit Document to which it is a party, nor compliance by it with any of the terms and provisions thereof, (i) will contravene any applicable provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Credit Party or any of its Subsidiaries.

6.04 Governmental Approvals.

No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and except for any filings of financing statements and other documents required by the Security Documents, all of which have been (or, as and to the extent set forth in Section 6.05, will be) made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document (it being understood and agreed that the representation and warranty made under this Section 6.04 with respect to the pledge of the equity interests of a Foreign Subsidiary of Silgan pursuant to a US Security Document is limited to those orders, consents, approvals, licenses, authorization, validations, filings, recordings, registrations or exemptions that may be required under the laws of the United States or any State thereof).

6.05 Security Documents. (a) The security interests created in favor of the Collateral Agent for the benefit of the Secured Creditors under the US Pledge Agreement constitute first priority perfected security interests in the US Pledge Agreement Collateral referred to therein to the extent that the laws of the United States or any State thereof govern the creation and perfection of any such security interests, and such US Pledge Agreement Collateral is subject to no Lien of any other Person. No consents, filings or recordings are required under the laws of the United States or any State thereof in order to perfect, and/or maintain the perfection and priority of, the security interests purported to be created by the US Pledge Agreement.

(b) The US Security Agreement creates, in favor of the Collateral Agent for the benefit of the Secured Creditors, a valid and enforceable security interest in and Lien on all of the US Security Agreement Collateral referred to therein, and, upon the proper filing of UCC financing statements and/or the Collateral Agent obtaining “control” (within the meaning of the UCC) of certain US Security Agreement Collateral (which (x) filings shall have been made within ten days after the Initial Borrowing Date or, if later, within ten days after a US Credit Party becomes a party to the US Security Agreement or (y) control shall have been obtained as, and to the extent, required by the US Security Agreement), the Collateral Agent for the benefit of the Secured Creditors will have a fully perfected security interest in and Lien on all the respective US Credit Parties’ right, title and interest in all of such US Security Agreement Collateral (other than in any commercial tort claims not listed on Annex H to the US Security Agreement or any supplement thereto delivered pursuant to the US Security Agreement) to the extent that such security interests may be perfected by the filing of UCC financing statements or by the Collateral Agent having “control”, superior to and prior to the rights and Liens (other than Permitted Liens) of all third Persons and subject to no other Liens other than Permitted Liens. Except as have been obtained or made and except for the filing of the UCC financing statements described above in this Section 6.05(b), no consents, filings or recordings are required to maintain the perfection and priority of the security interests purported to be created by the US Security Agreement (other than in any commercial tort claims not listed on Annex H to the US Security Agreement or any supplement thereto delivered pursuant to the US Security Agreement). At the time of the granting of any security interests pursuant to the US Security Agreement, the respective US Credit Party thereunder shall have good and marketable title to all

US Security Agreement Collateral referred to therein free and clear of all Liens except those described above in this Section 6.05(b).

(c) The Canadian Security Agreement creates, in favor of the Collateral Agent for the benefit of the applicable Secured Creditors, a valid and enforceable security interest in and Lien on all of the Canadian Security Agreement Collateral referred to therein, and, upon the proper filing of PPSA financing statements and/or the Collateral Agent obtaining “control” (within the meaning of the applicable securities transfer legislation) of certain Canadian Security Agreement Collateral (which (x) filings shall have been made within ten days after the Initial Borrowing Date or, if later, within ten days after a Canadian Credit Party becomes a party to the Canadian Security Agreement or (y) control shall have been obtained as, and to the extent, required by the Canadian Security Agreement), the Collateral Agent for the benefit of the applicable Secured Creditors will have a fully perfected security interest in and Lien on all the respective Canadian Credit Parties’ right, title and interest in all of such Canadian Security Agreement Collateral to the extent that such security interests may be perfected by the filing of PPSA financing statements or by the Collateral Agent having “control”, superior to and prior to the rights and Liens (other than Permitted Liens) of all third Persons and subject to no other Liens other than Permitted Liens. Except as have been obtained or made and except for the filing of the PPSA financing statements described above in this Section 6.05(c), no consents, filings or recordings are required to maintain the perfection and priority of the security interests purported to be created by the Canadian Security Agreement. At the time of the granting of any security interests pursuant to the Canadian Security Agreement, the respective Canadian Credit Party thereunder shall have good title to all Canadian Security Agreement Collateral referred to therein free and clear of all Liens except those described above in this Section 6.05(c).

(d) The Foreign Security Documents, after the execution and delivery thereof, will create in favor of the Collateral Agent for the benefit of the applicable Secured Creditors, a valid and enforceable perfected security interest in and Lien on all of the Foreign Collateral specified therein, superior to and prior to the rights and Liens of all third Persons (other than Permitted Liens) and subject to no other Liens other than Permitted Liens. The respective Foreign Credit Party will have good and marketable title to, or a valid Leasehold interest in, as applicable, the respective Foreign Collateral, free and clear of all Liens, except those described in the preceding sentence.

(e) The Additional Security Documents, after the execution and delivery thereof, will create, in favor of the Collateral Agent for the benefit of the Secured Creditors referred to therein, a valid and enforceable perfected security interest in and Lien on all of the Additional Collateral covered thereby, superior to and prior to the rights and Liens of all third Persons (other than Permitted Liens) and subject to no other Liens other than Permitted Liens. The respective Credit Party will have good and marketable title to, or a valid Leasehold interest in, as applicable, the respective Additional Collateral, free and clear of all Liens, except those described in the preceding sentence.

6.06 Insurance.

Schedule III sets forth, as of the Initial Borrowing Date, a listing of all insurance maintained by each of the Borrowers and its Subsidiaries, with the amounts insured set forth therein.

6.07 Financial Statements; Financial Condition; etc. (a) The statements of consolidated and consolidating financial condition of Silgan and its Subsidiaries at December 31, 2009 and March 31, 2010 and the related consolidated and consolidating statements of income and cash flow of Silgan and its Subsidiaries for the fiscal year and three-month period ended on such date, as the case may be (which (x) in the case of the financial statements for the fiscal year ended on December 31, 2009, have been certified by Ernst & Young LLP and (y) in the case of all such financial statements, have heretofore been furnished to the Lenders), present fairly the consolidated financial position of Silgan and its Subsidiaries at the date of such statements and for the periods covered thereby and have been prepared in accordance with accounting principles generally accepted in the United States and practices consistently applied subject, in the case of the consolidated financial statements of Silgan for its fiscal quarter ended March 31, 2010, to normal year-end audit adjustments (all of which are of a recurring nature and none of which, individually or in the aggregate, would be material) and the absence of footnotes. Since December 31, 2009, nothing has occurred that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) On the Initial Borrowing Date and after giving effect to the transactions and financings contemplated hereby, (i) the sum of the assets of each of Silgan and its Subsidiaries (taken as a whole) and each Borrower (on a stand alone basis), at a fair valuation, will exceed its respective liabilities, including contingent liabilities, (ii) each of Silgan and its Subsidiaries (taken as a whole) and each Borrower (on a stand alone basis) will have sufficient capital with which to conduct its respective businesses and (iii) each of Silgan and its Subsidiaries (taken as a whole) and each Borrower (on a stand alone basis) will not have incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 6.07(b), “debt” means any liability on a claim, and “claim” means (x) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

(c) Except as fully disclosed in the financial statements delivered pursuant to clause (ii) of the first sentence of Section 5.01(m) and pursuant to Section 6.07(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to Silgan or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), which, either individually or in the aggregate, would be material to Silgan and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, each Borrower knows of no Material Loss Contingency (as defined in Statements of Financial Accounting Standards No. 5) as to Silgan and its Subsidiaries taken as a whole.

6.08 Litigation.

There are no actions, suits, investigations or proceedings pending or, to the best of the knowledge of any Borrower, threatened (i) with respect to any Credit Document or (ii) that are reasonably likely to have, either individually or in the aggregate, a Material Adverse Effect.

6.09 True and Complete Disclosure. To the best of each Borrower’s knowledge after due inquiry, this Agreement and all other written information furnished to the Lenders by or on behalf of the Borrowers in connection herewith (other than the Projections) did not (when so furnished) taken as a whole contain any untrue statement of material fact or omit to state a material fact necessary in order to make the information contained herein and therein not misleading.

6.10 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans incurred on the Initial Borrowing Date shall be used (i) to finance the repayment of amounts owing pursuant to the Existing Credit Agreement, (ii) to pay the fees and expenses incurred in connection with the transactions contemplated hereby and (iii) for the general corporate and working capital purposes of Silgan and its Subsidiaries, including, the payment of Dividends, the repayment of certain Indebtedness, the financing of Permitted Acquisitions and the making of Investments, in each case to the extent and for the purposes permitted herein. All proceeds of Incremental Term Loans incurred by Silgan and each other Incremental Term Loan Borrower shall be used for working capital and other general corporate purposes (including, without limitation, (i) to finance Permitted Acquisitions (and to pay the fees and expenses related thereto) and to refinance any Indebtedness assumed as part of any such Permitted Acquisitions (and to pay all accrued and unpaid interest thereon, any prepayment premium associated therewith and the fees and expenses related thereto)), (ii) to finance Permitted Debt Repurchases (and to pay all accrued and unpaid interest thereon, any prepayment premium associated therewith and the fees and expenses related thereto) and (iii) to prepay outstanding Revolving Loans and/or Swingline Loans).

(b) The proceeds of all Revolving Loans, Canadian Revolving Loans and Swingline Loans incurred by each Borrower shall be utilized (i) (x) to finance the repayment of amounts owing pursuant to the Existing Credit Agreement and (y) to pay the fees and expenses incurred in connection with the transactions contemplated hereby and (ii) for such Borrower’s general corporate and working capital purposes and for the general corporate and working capital purposes of its respective Subsidiaries, including the payment of Dividends, the repayment of certain Indebtedness, the financing of Permitted Acquisitions and the making of Investments, in each case to the extent and for the purposes permitted herein; provided that the proceeds of Swingline Loans shall not be used to refinance then outstanding Swingline Loans.

(c) No part of any Credit Event (or the proceeds thereof) will be used by any Borrower or any Subsidiary thereof to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock except to the extent permitted by Section 8.03(iv). The value of all Margin Stock at any time owned by Silgan and its Subsidiaries does not, and will not, exceed 25% of the value of the assets of Silgan and its Subsidiaries taken as a whole. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

6.11 Tax Returns and Payments. Each of the Borrowers and each of its Subsidiaries has timely filed with the appropriate taxing authority all federal tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material income taxes payable by it which have become due pursuant to such tax returns and all other material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. Each of the Borrowers and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of such Borrower) for the payment of, all federal and other material income taxes, domestic and foreign, applicable for all prior fiscal years and for the current fiscal year to the date hereof.

6.12 Compliance with ERISA. (a) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each Plan is in compliance with ERISA and the Code; no Plan is insolvent or in reorganization; no Plan other than a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code has failed to satisfy the minimum funding standard within such section or has applied for a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code; no Borrower nor any Subsidiary of any Borrower nor any ERISA Affiliate has incurred any liability to or on account of a Plan which is a single-employer plan (as defined in Section 4001(a)(15) of ERISA) pursuant to Section 4062, 4063 or 4064 of ERISA or a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) pursuant to Section 515, 4201 or 4204 of ERISA; no proceedings have been instituted to terminate any Plan; and no condition exists which presents a risk to any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to any of the foregoing Sections of ERISA or the Code; no lien imposed under the Code or ERISA on the assets of any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; each of the Borrowers and their Subsidiaries may terminate contributions to any other employee benefit plans maintained by them (except as provided pursuant to collective bargaining agreements) without incurring any liability to any person interested therein other than with respect to benefits accrued prior to the date of termination; and each group health plan (as defined in 45 Code of Federal Regulations Section 160.103) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate, has at all times been operated in compliance with the provisions of the Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder. Notwithstanding anything to the contrary contained in this Section 6.12, all representations and warranties made in this Section 6.12 with respect to a Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) shall be to the best knowledge of the Borrowers.

(b) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each Foreign Pension Plan has been maintained in compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; all contributions required to be made with respect to a Foreign Pension Plan have been timely made; neither Silgan nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan; and the present value of the accrued benefit liabilities (whether or not vested) under all Foreign Pension Plans, determined as of the end of Silgan’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plans allocable to such benefit liabilities.

6.13 Subordination. The subordination provisions contained in all notes, debentures, indentures and other instruments entered into or issued in respect of any Permitted Subordinated Indebtedness are, or will be, enforceable against the issuer of the respective security and the holders thereof and the Loans and all other Obligations are, or will be, within the definition of “senior indebtedness” (or other comparable term) contained therein.

6.14 Subsidiaries. Schedule IV sets forth, as of the Initial Borrowing Date, (i) each of the Subsidiaries of Silgan, (ii) the legal name of each such Subsidiary, (iii) the jurisdiction of organization and the organizational identification number (if any) of each such Subsidiary and (iv) the percentage ownership (direct or indirect) of Silgan in each class of capital stock or other equity interest of its Subsidiaries and also identifies the direct owner thereof.

6.15 Compliance with Statutes; etc. (a) Each Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except for any failure to be in compliance therewith which could not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

(b) Each Borrower and each of its Subsidiaries has complied with all applicable federal, state, provincial, foreign and local environmental laws (including, without limitation, RCRA and CERCLA), regulations and ordinances governing its business products, properties or assets with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, transportation, labeling or disposal of waste materials or process by-products, and none of the Borrowers nor any of their Subsidiaries is liable for any penalties, fines or forfeitures. All material licenses, permits or registrations required for the business of the Borrowers and their Subsidiaries, as presently conducted, under any federal, state, provincial or local environmental laws, regulations or ordinances have been secured and each of the Borrowers and their Subsidiaries is in substantial compliance therewith. None of the Borrowers nor any of their Subsidiaries is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which any such Person is a party and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute a noncompliance, breach of or default thereunder. There are no legal or governmental proceedings pending or, to the best of the Borrowers’ knowledge after reasonable investigation, threatened which (a) question the validity, term or entitlement of any Borrower or any of its Subsidiaries of or to any material permit, license, approval, order or registration required for the operation of any facility which any Borrower or any of its Subsidiaries currently operates and (b) wherein an unfavorable decision, ruling or finding could have an adverse effect on the financial viability of any of its facilities. To the best of the Borrowers’ knowledge and belief, none of the Borrowers nor any of their Subsidiaries has disposed of or otherwise discharged any hazardous waste, toxic substances or similar materials, the disposal of which could give rise to any liability under applicable environmental laws and regulations.

Notwithstanding anything to the contrary in this Section 6.15(b), the representations and warranties made in this Section 6.15(b) shall only be untrue if the aggregate effect of all failures, noncompliances and penalties, fines or forfeitures of the types described above in this Section 6.15(b) could reasonably be expected to have a Material Adverse Effect.

(c) To the extent applicable, each Borrower and each of its Subsidiaries is in compliance, in all material respects, with (i) the Trading with Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (ii) the Patriot Act.

6.16 Investment Company Act. None of the Borrowers nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

6.17 Labor Relations. None of the Borrowers nor any of their respective Subsidiaries is engaged in any unfair labor practice that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against any Borrower or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any of them, before the National Labor Relations Board (or any similar tribunal in the applicable jurisdiction), and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending against any Borrower or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any of them and (ii) no strike, labor dispute, slowdown or stoppage pending against any Borrower or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i) or (ii) above, either individually or in the aggregate) such as could not reasonably be expected to have a Material Adverse Effect.

6.18 Patents, Licenses, Franchises and Formulas. Each Borrower and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, domain names, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

Section 7. Affirmative Covenants. Each Borrower covenants and agrees as to itself and its Subsidiaries that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder are paid in full:

7.01 Information Covenants. Silgan will furnish to the Administrative Agent (who will then promptly furnish a copy of same to each Lender):

(a) Quarterly Financial Statements. Within 60 days (or 120 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year of Silgan, (i) the consolidated and consolidating balance sheets of Silgan and its Subsidiaries and Unrestricted Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and cash flow for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer, treasurer or controller of Silgan, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period as set forth in the form 10-Q statement of Silgan filed with the SEC for such fiscal quarter, provided that if Silgan no longer files such form 10-Q with the SEC, Silgan shall deliver to the Administrative Agent a statement containing such management’s discussion and analysis in a form that would otherwise be required in such form 10-Q .

(b) Annual Financial Statements. Within 120 days after the close of each fiscal year of Silgan, (i) the consolidated and consolidating balance sheets of Silgan and its Subsidiaries and Unrestricted Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and cash flow for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated financial statements, by Ernst & Young LLP or such other independent registered public accounting firm of recognized national standing reasonably acceptable to the Administrative Agent, and in the case of the consolidating financial statements, by the chief financial officer, treasurer or controller of Silgan, in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Silgan and its Subsidiaries and Unrestricted Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge that Silgan or any of its Subsidiaries failed to comply with any of the terms of Sections 8.03, 8.04, 8.05, 8.07 and 8.08 or, if in the opinion of such accounting firm Silgan or any of its Subsidiaries has failed to comply with any of the terms of any such Section and such failure is continuing, a statement as to the nature thereof, and (ii) management’s discussion and analysis of the important operational and financial developments during such fiscal year as set forth in the form 10-K statement of Silgan filed with the SEC for such fiscal year, provided that if Silgan no longer files such form 10-K with the SEC, Silgan shall deliver to the Administrative Agent a statement containing such management’s discussion and analysis in a form that would otherwise be required in such form 10-K.

(c) Management Letters. Promptly after Silgan’s receipt thereof, a copy of any “management letter” received by Silgan from its independent registered public accounting firm.

(d) Budgets; Forecasts. Within 75 days after the first day of each fiscal year of Silgan, (i) a budget in form and scope reasonably satisfactory to the Administrative Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by Silgan for each of the twelve months beginning on the first day of such fiscal year accompanied by the statement of the chief financial officer, treasurer or controller of Silgan to the effect that, to the best of such officer’s knowledge, the budget is a reasonable estimate for the period covered thereby, and (ii) a forecast of operations and sources and uses of cash for the five-year period beginning on the first day of such fiscal year, setting forth the assumptions made in preparing such forecast and accompanied by the statement of the chief financial officer, treasurer or controller of Silgan to the effect that, to the best of such officer’s knowledge, the forecast is a reasonable estimate for the period covered thereby.

(e) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(a) and (b), a certificate of the chief financial officer, treasurer or controller of Silgan to the effect that, (A) to the best of such officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth (in reasonable detail) the calculations required to establish (i) in the case of the statements delivered pursuant to Section 7.01(a), (I) whether the Borrowers were in compliance with the provisions of Sections 4.02(g), 4.02(h), 4.02(i), 8.03(iii), 8.03(iv), 8.04(xiii), 8.05(xiii), 8.07 and 8.08 at the end of such fiscal quarter, (II) the amount of Cumulative Consolidated Net Income, the Net Equity Proceeds Amount, the Permitted Additional Investment Basket Amount, the Consolidated Tangible Assets and the Retained Excess Cash Flow Amount at the end of such fiscal quarter, and (III) the Applicable Margin and the Applicable Commitment

Commission Percentage at such time, and (ii) in the case of the statements delivered pursuant to Section 7.01(b), (I) the amount of the Excess Cash Flow for the respective fiscal year, (II) the amount of any mandatory prepayments and/or commitment reductions required pursuant to Sections 3.03 and/or 4.02 during such fiscal year, (III) whether the Borrowers were in compliance with the provisions of Sections 8.01(xx), 8.02(v), 8.02(vi), 8.03, 8.04, 8.05, 8.07 and 8.08 at the end of such fiscal year, (IV) the amount of Cumulative Consolidated Net Income, the Net Equity Proceeds Amount, the Permitted Additional Investment Basket Amount, the Consolidated Tangible Assets and the Retained Excess Cash Flow Amount at the end of such fiscal year, and (V) the Applicable Margin and the Applicable Commitment Commission Percentage at such time and (B) no changes are required to be made to any of Annexes C and F of the US Security Agreement or Annexes A through F, inclusive, and Annex H, in each case of the US Pledge Agreement, in each case so as to make the information set forth therein accurate and complete as of the date of such certificate, or to the extent that such information is no longer accurate and complete as of such date, list in reasonable detail all information necessary to make all such Annexes accurate and complete (at which time such Annexes shall be deemed modified to reflect such information).

(f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of any Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental proceeding pending (x) against any Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (y) with respect to any Credit Document and (iii) any other event (including any such event relating to environmental matters) which is reasonably likely to have a Material Adverse Effect.

(g) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, (i) which any Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor (the “SEC”) or (ii) which Silgan shall deliver to the holders of, or to the trustee with respect to, the 6-3/4% Senior Subordinated Debentures, the Senior Notes or any Additional Permitted Indebtedness.

(h) CanCo Monthly Reports. So long as the CanCo Restrictions are in effect, within 30 days after the end of each fiscal month of CanCo, (i) the unaudited balance sheet of CanCo as at the end of such fiscal month which shall be certified by the chief financial officer, treasurer or controller of Silgan or CanCo or by the president or vice-president of finance of CanCo and (ii) a certificate of the chief financial officer, treasurer or controller of Silgan or CanCo or of the president or vice-president of finance of CanCo setting forth (in reasonable detail) (A) the calculations required to establish the CanCo Permitted Debt Amount and the aggregate outstanding amount of all CanCo Included Debt as at the end of such fiscal month and (B) the aggregate outstanding amount of all Revolving Loans and Swingline Loans made to CanCo and the aggregate outstanding amount of all Letter of Credit Outstandings in respect of Letters of Credit issued for the account of CanCo as at the end of the Business Day immediately preceding the date of such certificate.

(i) Other Information. From time to time, such other information or documents (financial or otherwise) as any Agent or the Required Lenders may reasonably request.

7.02 Books, Records and Inspections. Each of the Borrowers will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with accounting principles generally accepted in the United States (or, in the case of a Foreign Subsidiary of Silgan, in the jurisdiction of organization of such Foreign Subsidiary) and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each of the Borrowers will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender to visit and inspect, under guidance of officers of such Borrower or such Subsidiary, any of the properties of such Borrower or such Subsidiary, and, under guidance of officers of such Borrower or such Subsidiary, to examine the books of account of such Borrower or such Subsidiary and discuss the affairs, finances and accounts of such Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent public accountants (so long as an officer of such Borrower or Subsidiary is present), all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may request upon reasonable prior notice. In connection with the foregoing, each Agent and the Lenders agree to keep any information delivered or made available by the Borrowers which the Borrowers clearly indicate to be confidential information confidential in accordance with Section 12.15.

7.03 Maintenance of Property; Insurance. (a) Each of the Borrowers will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in reasonable working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all of its property and against at least such risks and in at least such amounts as (in each case) is consistent with prudent risk management and industry practice and (iii) furnish to the Administrative Agent and each Lender, upon written request, full information as to the insurance carried.

(b) To the extent that insurance is required to be maintained in accordance with clause (a) above in this Section 7.03, each Borrower will, and will cause each of the other Credit Parties to, at all times keep its property insured in favor of the Collateral Agent, and all policies or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by such Borrower and/or such other Credit Parties) (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured), (ii) shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent, and (iii) shall be deposited with the Collateral Agent.

7.04 Franchises.

Each of the Borrowers will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its rights, franchises, licenses and patents, except for those rights, franchises, licenses and patents the loss of which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; provided, however, that nothing in this Section 7.04 shall prevent (i) the withdrawal by any Borrower or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect or (ii) any transaction permitted by Section 8.02.

7.05 Compliance with Statutes; etc. Each of the Borrowers will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except for any failure to be in compliance therewith which could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

7.06 ERISA. (a) As soon as possible and in any event within 30 days after any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate knows or has reason to know of any of the following events (to the extent that any such events, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect): that a Reportable Event has occurred with respect to a Plan (except to the extent that such Borrower has previously delivered to the Lenders a certificate and notice (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that with respect to a Plan, such Plan has failed to satisfy the minimum funding standard within the meaning of Section 412 of the Code or an application is to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code; that a Plan has been or is likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan other than a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) has an Unfunded Current Liability; that proceedings have been instituted or may reasonably be expected to be instituted to terminate a Plan; or that any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate will incur or is likely to incur any liability to or on account of a Plan which is a single-employer plan (as defined in Section 4001(a)(15) of ERISA) under Section 4062, 4063 or 4064 of ERISA, or which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) under Section 515, 4201 or 4204 of ERISA, Silgan will (in each such case) deliver to the Administrative Agent a certificate of the chief financial officer or treasurer of Silgan setting forth details as to such occurrence and action, if any, which such Borrower or Subsidiary or ERISA Affiliate is required or proposes to take, together with any notices required to be given to or filed with or by such Borrower or Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto. Silgan will deliver to the Administrative Agent, upon request by the Administrative Agent, a complete copy of the annual report (Form 5500) of each Plan that is not (i) a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or (ii) a Plan which is no longer maintained or contributed to by any Borrower, any Subsidiary of any Borrower or an ERISA Affiliate, in each case which is required to be filed with the Internal Revenue Service. Copies of any other notices required to be delivered to the Lenders hereunder shall be delivered no later than 30 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by any Borrower or any of its Subsidiaries or any ERISA Affiliate.

(b) As soon as possible and in any event within 30 days after any Borrower or any Subsidiary of any Borrower knows or has reason to know of the occurrence of any of the following events (to the extent that any such events, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect), Silgan will deliver to the Administrative Agent, a certificate of the chief financial officer or treasurer of Silgan setting forth the full details as to such occurrence and the action, if any, that Silgan or such Subsidiary is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Silgan, such Subsidiary or a Foreign Pension Plan participant with respect thereto: that any contribution required to be made with respect to a Foreign Pension Plan has not been timely made; or that Silgan or any Subsidiary of Silgan may incur any liability pursuant to any Foreign Pension Plan. In addition to any certificates or notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of any material notices received by Silgan or any Subsidiary of Silgan with respect to any Foreign Pension Plan shall be delivered to the Administrative Agent no later than 30 days after the date such notice has been received by Silgan or such Subsidiary, as applicable.

7.07 End of Fiscal Years; Fiscal Quarters. Each US Borrower will cause (i) each of its, and each of its Domestic Subsidiaries’, fiscal years to end on December 31 and (ii) each of its, and each of its Domestic Subsidiaries’, fiscal quarters to end on March 31, June 30, September 30 and December 31.

7.08 Taxes. Each of the Borrowers will, and will cause each of its Subsidiaries to, pay when due all taxes which, if not paid when due, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect except as contested in good faith and by appropriate proceedings if adequate reserves (in the good faith judgment of the management of Silgan) have been established with respect thereto.

7.09 Additional Security; Further Assurances; etc. (a) Each of the Borrowers will, and will cause each of the US Subsidiary Guarantors, Canadian Guarantors and Related Foreign Company Guarantors to, grant to the

Collateral Agent, for the benefit of the Secured Creditors described in the Security Documents to which such Credit Party is a party, security interests in such assets and properties of such Credit Party (other than Real Property) as are not covered by the original Security Documents to which such Credit Party is a party, or as may be requested from time to time by the Required Lenders (the “Additional Security Documents”). Such security interests shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall (except as otherwise consented to by the Required Lenders) constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens, except Permitted Liens. The Additional Security Documents or other instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full; provided, however, (x) except as may be provided in the respective Security Documents with respect to the exercise of remedies, no filings shall be required to be with respect to intellectual property in the United States Patent and Trademark Office, the United States Copyright Office or any similar office in any foreign country, and (y) no US Pledge Agreement that is governed by local law shall be required for the capital stock of any Foreign Subsidiary of Silgan that is owned directly by a US Credit Party unless such Foreign Subsidiary is either a Canadian Subsidiary or a Material Foreign Subsidiary. Notwithstanding the foregoing, (i) unless otherwise permitted (or not restricted) by the applicable CanCo Restrictions then in effect, any Additional Security Documents entered into by CanCo shall only secure CanCo’s direct obligations under the Credit Documents to which it is a party, and (ii) except as, and to the extent, provided in Section 7.10, no Foreign Credit Party shall be required to guaranty the Obligations of any US Credit Party or pledge its assets to secure the Obligations of any US Credit Party.

(b) Each of the Borrowers will, and will cause each of the other Credit Parties to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, landlord-lender agreements and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrowers shall cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Administrative Agent to assure themselves that this Section 7.09 has been complied with.

(c) Each US Credit Party also shall use its commercially reasonable efforts to deliver to the Collateral Agent (i) fully executed deposit account control agreements with respect to the US Credit Parties’ deposit accounts as, and to the extent, required by the US Security Agreement, and (ii) within 180 days after the Initial Borrowing Date, fully executed landlord waiver letters, in form and substance reasonably satisfactory to the Collateral Agent, with respect to the US Credit Parties’ respective personal property located on the Leaseholds set forth on Schedule X.

(d) Each of the Borrowers agrees that each action required above by clauses (a) and (b) of this Section 7.09 shall be completed as soon as possible, but in no event later than

90 days after such action is either requested to be taken by the Administrative Agent or the Required Lenders or otherwise required to be taken by the respective Credit Parties, as the case may be.

(e) At such time as the applicable CanCo Restrictions cease to be effective, (i) Silgan will cause CanCo Holding to pledge and deliver to the Collateral Agent pursuant to the US Pledge Agreement all of the capital stock of CanCo, (ii) CanCo will execute and deliver to the Administrative Agent a counterpart of the US Borrowers/Subsidiaries Guaranty and (iii) CanCo will deliver to the Administrative Agent such officer’s certificates, board of directors resolutions and opinions of counsel as may be reasonably requested by, and in form, scope and substance reasonably satisfactory to, the Administrative Agent.

(f) Notwithstanding anything to the contrary contained in this Section 7.09 or elsewhere in this Agreement (or in any other Credit Document), (x) no Foreign Subsidiary of Silgan, other than a Canadian Subsidiary or a Material Foreign Subsidiary that is a Foreign Credit Party, shall be required to pledge or otherwise grant a Lien in any of its assets to secure the Obligations of any Foreign Credit Party, (y) at all times during a Foreign Subsidiary Exclusion Period, a Material Foreign Subsidiary that is a Foreign Credit Party (other than a Canadian Subsidiary) shall only be required to grant a Lien on assets that constitute capital stock (including the proceeds thereof and security entitlements therein) of another Subsidiary of Silgan to secure the Obligations of any Foreign Credit Party, and (z) at all times from and after the end of a Foreign Subsidiary Exclusion Period, each Material Foreign Subsidiary that is a Foreign Credit Party, within 60 days thereafter (or such later date as determined in the sole discretion of the Administrative Agent), shall grant such Liens and enter into such Additional Security Documents with respect to all of the assets of such Material Foreign Subsidiary required to be pledged in accordance with the terms of this Agreement without giving effect to the immediately preceding clause (y).

7.10 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code or the regulations, rules, revenue rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for Silgan reasonably acceptable to the Administrative Agent does not within 30 days after a request from the Administrative Agent or the Required Lenders deliver a written opinion or other evidence, in form and substance reasonably satisfactory to the Administrative Agent, with respect to any Foreign Subsidiary directly owned by Silgan or another US Credit Party which has not already had all of its stock pledged pursuant to the US Pledge Agreement that (i) a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote to secure the Obligations of the US Credit Parties (as opposed to the Obligations of a Foreign Credit Party, including, for this purpose, any guaranty of such Obligations by a US Credit Party), (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the US Security Agreement to secure the Obligations of the US Borrowers and of such Foreign Subsidiary under the US Borrowers/Subsidiaries Guaranty, (iii) the entering into by such Foreign Subsidiary of a pledge agreement substantially in the form of the US Pledge Agreement to secure the Obligations of the US Borrowers and of such Foreign Subsidiary under the US Borrowers/Subsidiaries Guaranty and (iv) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the US Borrowers/Subsidiaries Guaranty guaranteeing the Obligations of the US Borrowers, in any such case could reasonably be expected to cause the undistributed earnings of such Foreign Subsidiary as determined for US Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary’s United States parent for Federal income tax purposes, then (A) in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary’s outstanding capital stock so issued by such Foreign Subsidiary not theretofore pledged pursuant to the US Pledge Agreement to secure the Obligations of the US Credit Parties shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the US Pledge Agreement, (B) in the case of a failure to deliver the evidence described in clause (ii) or (iii) above, such Foreign Subsidiary (only to the extent that same is a Canadian Subsidiary or a Material Foreign Subsidiary that is a Foreign Credit Party) shall execute and deliver the US Security Agreement (or another security agreement in substantially similar form, if needed, including by amending or otherwise modifying the comparable Foreign Security Document) and the US Pledge Agreement (or another pledge agreement in substantially similar form, if needed, including by amending or otherwise modifying the comparable Foreign Security Document), as the case may be, granting to the Collateral Agent for the benefit of the Secured Creditors a security interest in all of such Foreign Subsidiary’s assets or the capital stock and promissory notes owned by such Foreign Subsidiary, as the case may be, and securing the Obligations of the US Borrowers and, in the event the US Borrowers/Subsidiaries Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and (C) in the case of a failure to deliver the evidence described in clause (iv) above, such Foreign Subsidiary (only to the extent that same is a Canadian Subsidiary or a Material Foreign Subsidiary that is a Foreign Credit Party) shall execute and deliver the US Borrowers/Subsidiaries Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the US Borrowers, in each case to the extent that the entering into of the US Security Agreement, the US Pledge Agreement or the US Borrowers/Subsidiaries Guaranty (or substantially similar documents) is permitted by the laws of the respective foreign jurisdiction (after complying with any “whitewash” or other applicable proceedings) and with all documents delivered pursuant to this Section 7.10 to be in form and substance reasonably satisfactory to the Administrative Agent.

7.11 Margin Stock. Each of the Borrowers will, and will cause each of their respective Subsidiaries to, take any and all actions as may be required to ensure that no capital stock pledged, or required to be pledged, pursuant to any Security Document shall constitute Margin Stock.

7.12 CanCo Capital Contributions. If, at any time that CanCo has any Revolving Loans or Swingline Loans outstanding, CanCo makes or pays any Dividend to Silgan or any of its Subsidiaries, then immediately after Silgan or any of its Subsidiaries receives any such Dividend from CanCo, Silgan will, and will cause its respective Subsidiaries to, immediately contribute the full amount of such Dividend to CanCo as an equity contribution, and CanCo shall use the full amount of any such cash capital contribution to make a payment pursuant to (and to the extent required by) Section 4.02(m).

7.13 Use of Proceeds. Each Borrower will use the proceeds of the Loans incurred by it only as provided in Section 6.10.

7.14 Maintenance of Corporate Separateness. Each Borrower will cause each of its Unrestricted Subsidiaries to satisfy customary corporate formalities, including, as applicable, the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting and the maintenance of corporate offices and records. No Borrower nor any of its Subsidiaries shall make any payment to a creditor of any Unrestricted Subsidiary in respect of any liability of any Unrestricted Subsidiary except pursuant to any guaranty given by such Borrower or Subsidiary to such creditor pursuant to Section 8.04(xiii), and no bank account or similar account of any Unrestricted Subsidiary shall be commingled with any bank account or similar account of Silgan or any of its Subsidiaries. Any financial statements distributed to any creditors of any Unrestricted Subsidiary shall clearly establish or indicate the corporate separateness of such Unrestricted Subsidiary from Silgan and its Subsidiaries. Finally, neither Silgan nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Silgan or any of its Subsidiaries or Unrestricted Subsidiaries being ignored, or in the assets and liabilities of Silgan or any of its Subsidiaries being substantively consolidated with those of any other such Person or any Unrestricted Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

7.15 Maintenance of Ratings. Silgan will use its commercially reasonable efforts to maintain at all times public ratings (of any level) for the Loans and public corporate credit ratings and corporate family ratings (as applicable) of any level with respect to Silgan, in each case from each of S&P and Moody’s.

Section 8. Negative Covenants. Each Borrower covenants and agrees as to itself and its Subsidiaries that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder are paid in full:

8.01 Liens. None of the Borrowers will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to any Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of the following Liens (collectively, “Permitted Liens”):

(i) inchoate Liens for taxes not yet due and payable, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Silgan) have been established;

(ii) Liens in respect of property or assets of any Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business, such as carriers’, warehousemen’s, construction and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of such Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

(iii) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule V (other than Liens specifically permitted under clauses (viii) and (x) of this Section 8.01), plus any renewals, replacements and extensions of any such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension plus, in the case of a revolving credit facility, any unutilized commitments thereunder at such time (but only to the extent that such commitments were in effect on the Initial Borrowing Date), (y) the terms of any such Indebtedness are no more restrictive in any material respect than the terms of the Indebtedness being renewed, replaced or extended and (z) any such renewal, replacement or extension does not encumber any additional assets or properties of Silgan or any of its Subsidiaries;

(iv) Liens created pursuant to the Security Documents;

(v) pledges or deposits in connection with worker’s compensation, unemployment insurance and other social security legislation;

(vi) deposits made in the ordinary course of business (including, without limitation, surety bonds) to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, provided that the aggregate amount of cash and the fair market value (as determined in good faith by management of Silgan) of non-cash collateral so deposited shall at no time exceed $50,000,000;

(vii) easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances which do not materially interfere with the ordinary conduct of the business of any Borrower or any of its Subsidiaries and which do not materially detract from the value of the property to which they attach or impair the use thereof to any Borrower or any of its Subsidiaries;

(viii) Liens created by virtue of Capitalized Lease Obligations, provided that (x) such Liens are only in respect of the property or assets subject to, and secure only, the respective capitalized lease and (y) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (viii) shall not at any time exceed 5% of Consolidated Tangible Assets at the time of incurrence thereof (based on the most recently delivered financial statements pursuant to Section 7.01);

(ix) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of any Borrower or any of its Subsidiaries;

(x) Liens placed upon equipment, machinery or other materials used in the ordinary course of business of any Borrower or any of its Subsidiaries (other than the Receivables Subsidiary) at the time of the acquisition thereof by such Borrower or such Subsidiary or within 120 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment, machinery or other materials or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause (x) shall not at any time exceed $100,000,000 and (y) in all events, the Lien encumbering the equipment, machinery or other materials so acquired does not encumber any other asset of such Borrower or such Subsidiary (other than the proceeds of such equipment, machinery or other materials);

(xi) statutory and common law landlords’ liens under leases to which any Borrower or any of its Subsidiaries is a party;

(xii) Liens existing on any asset prior to the acquisition thereof pursuant to a Permitted Acquisition so long as any such Liens were not created in contemplation of such acquisition and any such Liens do not extend to any other assets of any Borrower or any of its Subsidiaries, plus any renewals, replacements and extensions of any such Liens, provided that (x) the Indebtedness, if any, secured by such Liens is permitted by Section 8.04(xi) and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of Silgan or any of its Subsidiaries;

(xiii) Liens granted by the Receivables Subsidiary on those accounts receivable and related assets sold by it pursuant to the Accounts Receivable Facility Documents to the extent that such Liens are created by the Accounts Receivable Facility Documents;

(xiv) Liens arising out of judgments or awards (including deposits to secure appeal bonds) in respect of which Silgan or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of such judgments and the aggregate amount of any cash and the fair market value (as determined in good faith by management of Silgan) of any other property pledged by Silgan and its Subsidiaries to secure such Liens does not exceed $20,000,000 at any time outstanding;

(xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xvi) so long as the applicable CanCo Restrictions are in effect, Liens on the capital stock of CanCo in favor of Campbell Soup solely to secure the respective Credit Parties’ obligations to Campbell Soup under the Campbell Can Acquisition Documents;

(xvii) so long as the applicable CanCo Restrictions are in effect, Liens on the capital stock and assets of CanCo created by virtue of Campbell Soup’s option to purchase all of CanCo’s capital stock or assets as set forth in the Campbell Can Acquisition Documents;

(xviii) Liens placed upon the assets of a Foreign Subsidiary of Silgan to secure such Foreign Subsidiary’s Indebtedness incurred pursuant to Section 8.04(xvii); provided, however, to the extent that such Foreign Subsidiary is a Material Foreign Subsidiary that is a Foreign Credit Party, the Collateral Agent shall retain (or, in the case of a Material Foreign Subsidiary during a Foreign Subsidiary Exclusion Period, such Material Foreign Subsidiary shall grant to the Collateral Agent) a second Lien on such assets pursuant to intercreditor arrangements reasonably acceptable to the Administrative Agent;

(xix) customary bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more deposit accounts maintained by Silgan or any Subsidiary thereof, in each case granted in the ordinary course of business in favor of the bank or banks with respect to cash management and operating account arrangements; and

(xx) Liens (other than in respect of the Receivables Subsidiary and, so long as the CanCo Restrictions are in effect, CanCo) not otherwise permitted by the provisions of this Section 8.01 to the extent securing liabilities not in excess of $100,000,000 in the aggregate; provided, however, that if such Liens are consensual Liens, those Liens also shall not encumber properties or assets with an aggregate fair market value (as determined in good faith by management of Silgan) in excess of $100,000,000.

8.02 Consolidation, Merger, Sale of Assets, etc. None of the Borrowers will, nor will it permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time unless any such agreement is expressly made subject to obtaining the consent of the Required Lenders), or permit any of its Subsidiaries so to do any of the foregoing, except that:

(i) such Borrower and its Subsidiaries may make sales of inventory and Designated Capping Equipment, in each case, in the ordinary course of business and sales of other assets in the ordinary course of business not in excess of $5,000,000 per sale or series of related sales;

(ii) such Borrower and its Subsidiaries may, in the ordinary course of business, sell equipment and materials which are uneconomic or obsolete;

(iii) Capital Expenditures shall be permitted (other than by the Receivables Subsidiary);

(iv) the Designated Credit Parties and the Receivables Subsidiary may transfer and sell accounts receivable and related assets pursuant to, and in accordance with the terms of, the Accounts Receivable Facility Documents;

(v) Subsidiaries of Silgan may enter into sale and leaseback transactions with respect to their equipment and Real Property, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale and leaseback transaction is in an arm’s length transaction and the respective Subsidiary receives at least fair market value (as determined in good faith by Silgan or such Subsidiary), (x) the total consideration received by such Subsidiary is cash and is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(i) and (z) the aggregate amount of all proceeds received from all sale and leaseback transactions pursuant to this clause (v) shall not exceed the greater of (I) $200,000,000 and (II) 10% of the Consolidated Tangible Assets at such time (based on the most recently delivered financial statements pursuant to Section 7.01);

(vi) such Borrower and its Subsidiaries may sell other assets (other than (i) accounts receivable, (ii) pursuant to a sale and leaseback transaction or (iii) the capital stock of the Receivables Subsidiaries or the capital stock of any Subsidiary of Silgan which is a Credit Party unless all of such capital stock of such Subsidiary is sold), so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is in an arm’s length transaction and such Borrower or such Subsidiary receives at least fair market value (as determined in good faith by such Borrower or such Subsidiary, as the case may be), (x) the total consideration received by such Borrower or such Subsidiary is at least 80% cash and such cash is paid at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(g) and (z) the aggregate amount of all proceeds received from all assets sold pursuant to this clause (vi) shall not exceed $300,000,000;

(vii) Investments may be made to the extent permitted by Section 8.05;

(viii)(A) any Domestic Subsidiary of Silgan that is a US Credit Party may merge with and into any other Domestic Subsidiary of Silgan that is a US Credit Party, and (B) any Foreign Subsidiary of Silgan that is a Foreign Credit Party may merge with and into, or amalgamate with, any other Foreign Subsidiary of Silgan that is a Foreign Credit Party (other than a merger of a Material Foreign Subsidiary that is a Foreign

Credit Party into a non-Material Foreign Subsidiary during a Foreign Subsidiary Exclusion Period);

(ix)(A) any Domestic Subsidiary of Silgan (other than a US Credit Party and the Receivables Subsidiary) may merge with and into any other Domestic Subsidiary of Silgan (other than the Receivables Subsidiary), and (B) any Foreign Subsidiary of Silgan (other than a Foreign Credit Party) may merge with and into, or amalgamate with, any other Foreign Subsidiary of Silgan, in each case so long as (i) in the case of any merger involving a Credit Party, the Credit Party is the surviving corporation of such merger, (ii) in the case of any merger involving a Borrower, such Borrower is the surviving corporation of such merger, (iii) if only one such Subsidiary is a Wholly-Owned Subsidiary of Silgan, such Wholly-Owned Subsidiary is the surviving corporation of such merger, and (iv) if the Subsidiary that is being merged out of existence is a non-Wholly-Owned Subsidiary of Silgan, the only consideration paid to the minority shareholders of such non-Wholly-Owned Subsidiary is common stock of Silgan, Qualified Preferred Stock of Silgan and/or cash and with the payment of the merger consideration to be treated as a Permitted Acquisition made pursuant to (and Silgan shall be required to satisfy the requirements of) Section 8.02(x);

(x) Silgan and its Wholly-Owned Subsidiaries (other than the Receivables Subsidiary) may acquire at least 80% of the capital stock of, and Wholly-Owned Subsidiaries of Silgan (other than the Receivables Subsidiary) may acquire all or substantially all of the assets of, any Person (or any product line or division of such Person or any manufacturing facility of such Person so long as the acquisition of any such manufacturing facility does not constitute a Capital Expenditure), in either case so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) to the extent any such acquisition is structured as a merger, such acquisition must be effected by (and the surviving entity must remain or become) a Wholly-Owned Subsidiary of Silgan, (iii) to the extent applicable, all of the provisions of Section 8.10 shall have been complied with in respect of such acquisition, (iv) the Person or assets so acquired was engaged or were used, as the case may be, primarily in the packaging business and businesses reasonably related, ancillary or complementary thereto, (v) the only consideration paid by Silgan or the respective Wholly-Owned Subsidiary consists of cash, common stock of Silgan, Qualified Preferred Stock of Silgan and/or Indebtedness permitted to be incurred under Sections 8.04(x), (xi) and (xviii), (vi) in the case of the acquisition of at least 80% of the capital stock of any Person (including by way of merger or amalgamation), such Person shall own no capital stock of any other Person unless either (x) such Person owns 100% of the capital stock of such other Person or (y) if such Person owns capital stock in any other Person which is a non-Wholly-Owned Subsidiary of such Person, (1) such non-Wholly-Owned Subsidiary shall not have been created or established in contemplation of, or for purposes of, the respective Permitted Acquisition, (2) any such non-Wholly-Owned Subsidiary shall have been a non-Wholly-Owned Subsidiary of such Person prior to the date of the respective Permitted Acquisition and shall not have been created or established in contemplation thereof and (3) such Person and/or its Wholly-Owned Subsidiaries own at least 85% of the total value of all the assets owned by such Person and its Subsidiaries (for purposes of such determination, excluding the value of the capital stock of non-Wholly-Owned Subsidiaries held by such Person and its Wholly-Owned Subsidiaries) (it being understood that, to the extent the foregoing requirements are satisfied, any non-Wholly-Owned Subsidiaries of the Person being acquired shall be treated as being acquired pursuant to the respective Permitted Acquisition and not pursuant to Section 8.05(xiii)), and (vii) at least five Business Days prior to the consummation of any such acquisition in which the aggregate purchase price, together with the aggregate amount of Indebtedness assumed or refinanced in connection therewith, equals or exceeds $75,000,000, Silgan shall have delivered to the Administrative Agent a certificate of its chief financial officer or treasurer setting forth (in reasonable detail) the recalculation of the Total Leverage Ratio on a Pro Forma Basis for the Test Period then most recently ended prior to the date of such acquisition for which financial statements have been delivered to the Lenders under this Agreement, and such recalculation shall show that Silgan would have been in compliance with Section 8.08 as of the last day of such Test Period (any acquisition pursuant to this Section 8.02(x), a “Permitted Acquisition”);

(xi) Subsidiaries of Silgan may from time to time sell individual accounts receivable (other than as part of the Accounts Receivable Facility) so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale is for cash which is paid at the time of such sale and (iii) no more than $50,000,000 of accounts receivable in the aggregate are sold pursuant to this clause (xi) in any fiscal year of Silgan;

(xii) such Borrower and its Subsidiaries (other than CanCo and its Subsidiaries) may sell inventory, materials, supplies, equipment and spare parts to CanCo and its Subsidiaries, and CanCo may sell such items to other Credit Parties, in each case, so long as all such sales are on an arm’s-length basis and are for cash (although in the case of the sale of materials, supplies, equipment or spare parts, the consideration may be in the form of the substantially simultaneous exchange for materials, supplies, equipment or spare parts, as applicable, of equivalent value);

(xiii) (A) any Subsidiary of Silgan that conducts no operations, has no assets (other than immaterial assets) and has no liabilities (other than immaterial liabilities) may be dissolved or liquidated and (B) any other Subsidiary of Silgan (other than a Credit Party or the Receivables Subsidiary) may be liquidated or dissolved so long as Silgan determines in good faith that such liquidation or dissolution is in the best interest of Silgan and its Subsidiaries and is not otherwise disadvantageous to the Lenders in any material respect;

(xiv) Silgan and its Subsidiaries may sell, convey or otherwise dispose of Cash Equivalents in the ordinary course of business, in each case for cash at fair market value (as determined in good faith by Silgan or such Subsidiary);

(xv) any US Credit Party that is a Domestic Subsidiary of Silgan may convey, sell or otherwise transfer all or any part of its business, properties and assets to any US Credit Party that is a Wholly-Owned Domestic Subsidiary of Silgan, so long as any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the US Security Documents in the assets so transferred shall remain in full force and effect and perfected (and with at least the same priority as in effect immediately prior to such conveyance, sale or other transfer);

(xvi) any Foreign Subsidiary of Silgan may convey, sell or otherwise transfer all or any part of its business, properties and assets to any Foreign Credit Party that is a Wholly-Owned Foreign Subsidiary of Silgan, so long as any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Foreign Security Documents in the assets so transferred shall remain in full force and effect and perfected (and with at least the same priority as in effect immediately prior to such conveyance, sale or other transfer);

(xvii) (A) Foreign Subsidiaries of Silgan may sell, convey or otherwise transfer spare equipment parts and inventory to other Subsidiaries of Silgan (other than the Receivables Subsidiary) for no more than the fair market value thereof (as determined in good faith by Silgan or such Foreign Subsidiary), and (B) Domestic Subsidiaries of Silgan may sell spare equipment parts and inventory to Foreign Subsidiaries of Silgan at least at the fair market value thereof (as determined in good faith by Silgan or such Domestic Subsidiary) and for cash payable on Silgan’s customary trade terms for its customers; and

(xviii) (A) Foreign Subsidiaries of Silgan that are not Foreign Credit Parties may sell equipment lines to other Foreign Subsidiaries of Silgan that are not Foreign Credit Parties for at least the book value thereof, and (B) without limiting the provisions of preceding sub-clause (A), Subsidiaries of Silgan may sell equipment lines to other Subsidiaries of Silgan (other than the Receivables Subsidiary) in an aggregate amount not to exceed $35,000,000 in any fiscal year of Silgan; provided that (i) any unused portion of such amount for any fiscal year of Silgan may be carried forward and utilized to make such sales in the immediately following fiscal year of Silgan but not in any fiscal year of Silgan thereafter (it being understood and agreed that any such sales made in such immediately succeeding fiscal year shall be deemed to have first utilized the unused amount carried forward from a preceding fiscal year), (ii) all such sales by a Foreign Subsidiary of Silgan to a Domestic Subsidiary of Silgan shall be for no more than the fair market value thereof (as determined in good faith by Silgan or such Foreign Subsidiary), and all such sales by a Domestic Subsidiary of Silgan to a Foreign Subsidiary of Silgan shall be for at least the fair market value thereof (as determined in good faith by Silgan or such Domestic Subsidiary) and, in each case, for cash payable at the time of the closing of the respective sale and (iii) the Net Sale Proceeds therefrom, to the extent that the respective sale constitutes an Asset Sale, are applied and/or reinvested as (and to the extent) required by Section 4.02(g).

Notwithstanding anything to the contrary contained above in this Section 8.02 or elsewhere in this Agreement, so long as the CanCo Restrictions are in effect, (x) in no event shall CanCo or any of its Subsidiaries be permitted to engage in any transaction otherwise permitted by clauses (viii), (ix), (x) and (xv) of this Section 8.02, and (y) in no event shall the capital stock of CanCo or any of its Subsidiaries be sold directly, or through the sale of any parent company of CanCo, other than as expressly permitted by Section 12.20(b) (which sale shall be in addition to those already permitted under clause (vi) of this Section 8.02).

To the extent any Collateral is sold as permitted by this Section 8.02 or the Required Lenders waive the provisions of this Section 8.02 with respect to the sale of any Collateral as provided in Section 12.12, such Collateral in each such case shall be sold free and clear of the Liens created by the respective Security Documents and the Administrative Agent and Collateral Agent shall be authorized to take any action deemed appropriate to effect the foregoing.

8.03 Dividends. None of the Borrowers will, nor will it permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to such Borrower or any of its Subsidiaries, except that:

(i) any Subsidiary of Silgan may pay (x) cash Dividends to Silgan or (y) any Dividends to a Wholly-Owned Subsidiary of Silgan so long as, in the case of non-cash Dividends pursuant to preceding sub-clause (y), any security interests granted to the Collateral Agent for the benefit of the Secured Creditors pursuant to the applicable Security Documents in the assets so transferred shall remain in full force and effect and perfected (and with at least the same priority as in effect prior to such transfer);

(ii) any non-Wholly-Owned Subsidiary of Silgan may pay cash Dividends to its shareholders, partners or members generally so long as (x) the respective Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such cash Dividends receives at least its proportionate share thereof (based upon its relative holdings of the equity interest or interests in the Subsidiary paying such cash Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary) and (y) no cash Dividends may be paid by any Subsidiary of Silgan pursuant to this clause (ii) at any time that a Default or and Event of Default exists and any Intercompany Loans are outstanding to such Subsidiary;

(iii) so long as no Default or Event of Default then exists or would result therefrom and, to the extent applicable, Silgan shall have complied with the provisions of the last paragraph of this Section 8.03, Silgan may pay cash Dividends (other than to repurchase or redeem any shares of its capital stock or to pay any cash Dividends on its Qualified Preferred Stock) so long as the aggregate amount of all such cash Dividends paid on or after the Initial Borrowing Date pursuant to this clause (iii) does not exceed an amount equal to the remainder of (A) the sum of (1) $435,000,000 plus, if positive, (2) 50% of Cumulative Consolidated Net Income (it being understood that if Cumulative Consolidated Net Income is less than zero, then minus 100% of the amount of such loss) minus (B) the aggregate amount of Dividends paid pursuant to clause (iv) of this Section 8.03 in excess of $100,000,000 plus (3) the Net Equity Proceeds Amount at such time; provided, however, Silgan shall not be subject to the dollar limitations set forth above in this clause (iii) if, and only for so long as, Silgan achieves and maintains an Investment Grade Rating; and

(iv) so long as no Default or Event of Default then exists or would result therefrom and, to the extent applicable, Silgan shall have complied with the provisions of the last paragraph of this Section 8.03, Silgan may redeem or repurchase shares of its capital stock and/or pay cash Dividends on its Qualified Preferred Stock in an aggregate amount not to exceed the remainder of (A) the sum of (1) $505,000,000 plus, if positive, (2) 50% of Cumulative Consolidated Net Income (it being understood that if Cumulative Consolidated Net Income is less than zero, then minus 100% of the amount of such loss) minus (B) the aggregate amount of cash Dividends paid pursuant to clause (iii) of this Section 8.03 in excess of $25,000,000 plus (3) the Net Equity Proceeds Amount at such time; provided, however, Silgan shall not be subject to the dollar limitations set forth above in this clause (iv) if, and only for so long as, Silgan achieves and maintains an Investment Grade Rating.

At least five Business Days prior to (A) the payment or making of any Dividend pursuant to clause (iii) above in this Section 8.03 in an amount greater than $30,000,000 in any fiscal quarter of Silgan or (B) the payment or making of any Dividend pursuant to clause (iv) above in this Section 8.03 in an amount greater than $100,000,000 in any single transaction, Silgan (in either case) shall have delivered to the Administrative Agent a certificate of its chief financial officer or treasurer setting forth (in reasonable detail) the recalculation of the Total Leverage Ratio and the Interest Coverage Ratio on a Pro Forma Basis for the Test Period then most recently ended prior to the date of such Dividend for which financial statements have been delivered to the Lenders under this Agreement, and such recalculation shall show that Silgan would have been in compliance with Sections 8.07 and 8.08 as of the last day of such Test Period.

8.04 Indebtedness. None of the Borrowers will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

(i) Indebtedness incurred under the Credit Documents;

(ii) existing Indebtedness (other than Indebtedness specifically permitted under clauses (iv), (v), (vi), (vii), (viii) and (xiv) of this Section 8.04) listed on Schedule VI (“Existing Indebtedness”), plus any renewals, replacements or extensions thereof to the extent permitted by Section 8.01(iii);

(iii) obligations under trade letters of credit incurred by such Borrower or any of its Subsidiaries (other than the Receivables Subsidiary) in the ordinary course of business, which, in each case, are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by such Borrower or such Subsidiary;

(iv) obligations under letters of credit incurred by such Borrower or any of its Subsidiaries (other than the Receivables Subsidiary) in the ordinary course of business in support of obligations incurred in connection with worker’s compensation, unemployment insurance and other social security legislation in an aggregate amount not to exceed $60,000,000 at any time outstanding;

(v) unsecured subordinated Indebtedness of Silgan not to exceed $200,000,000 (as reduced by any repayments of principal thereof) in aggregate principal amount evidenced by the 6 3/4 Senior Subordinated Debentures;

(vi) unsecured Indebtedness of Silgan not to exceed $250,000,000 (as reduced by any repayments of principal thereof) in aggregate principal amount evidenced by the Senior Notes;

(vii) intercompany Indebtedness among Silgan and its Subsidiaries to the extent permitted by Sections 8.05(vii), (viii), (ix) and (xiii);

(viii) Indebtedness consisting of Capitalized Lease Obligations (other than by the Receivables Subsidiary) to the extent permitted by Section 8.01(viii);

(ix) unsecured guarantees by Silgan or any of its Subsidiaries (other than the Receivables Subsidiary) of Silgan’s or such Subsidiaries’ respective lease obligations under operating leases and other obligations (including purchasing (but excluding debt for borrowed money)) in the ordinary course of business and in connection with the day to day operations of Silgan and its Subsidiaries entered into by any such Person;

(x) (A) unsecured Indebtedness of Silgan (“Additional Permitted Silgan Indebtedness”) and (B) unsecured subordinated Indebtedness of any Dutch Subsidiary (which may be guaranteed on an unsecured and subordinated basis by Silgan) up to an aggregate principal amount for all Dutch Subsidiaries taken together not to exceed the Dollar Equivalent of $150,000,000 (“Additional Permitted Dutch Subordinated Indebtedness” and, together with any Additional Permitted Silgan Indebtedness, the “Additional Permitted Indebtedness”), so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) at least five Business Days prior to the issuance or incurrence of any such Additional Permitted Indebtedness, Silgan shall have delivered to the Administrative Agent a certificate of its chief financial officer or treasurer setting forth (in reasonable detail) the recalculation of the Interest Coverage Ratio and the Total Leverage Ratio on a Pro Forma Basis for the Test Period then most recently ended prior to the date of such issuance for which financial statements have been delivered to the Lenders under this Agreement, and such recalculation shall show that Silgan would have been in compliance with Sections 8.07 and 8.08 as of the last day of such Test Period, (iii) the covenants, defaults and similar provisions applicable to such Additional Permitted Indebtedness are, taken as a whole, no more restrictive than the provisions contained in this Agreement and do not conflict in any material respect with this Agreement and are, taken as a whole, otherwise on market terms and conditions, (iv) the final maturity of such Additional Permitted Indebtedness is no earlier than the latest Maturity Date then in effect, (v) the Weighted Average Life to Maturity of such Additional Permitted Indebtedness shall be no less than the Weighted Average Life to Maturity as then in effect for the then outstanding Term Loans (as determined on a weighted average basis for all outstanding Term Loans), and (vi) the subordination terms of any Additional Permitted Dutch Subordinated Indebtedness (and any related guaranty by Silgan) shall be no less favorable in any respect to the Lenders than the subordination terms contained in the 6 3/4% Senior Subordinated Debenture Documents.

(xi) (A) Indebtedness of any Subsidiary of Silgan assumed in connection with a Permitted Acquisition so long as (i) such Indebtedness was not issued or created in contemplation of such acquisition and (ii) all of the terms and conditions of such Indebtedness are reasonably acceptable to the Administrative Agent, and (B) in the case of any assumed Indebtedness of a Foreign Subsidiary of Silgan pursuant to preceding sub-clause (A), any Indebtedness of such Foreign Subsidiary and/or one or more of its Foreign Subsidiaries that renews, replaces or refinances such assumed Indebtedness so long as (i) the aggregate principal thereof shall not exceed the aggregate principal of the assumed Indebtedness being renewed, replaced or refinanced (plus any accrued and unpaid interest and premium thereon), (ii) the aggregate outstanding principal amount of all Indebtedness incurred pursuant to this sub-clause (B) shall not at any time exceed 20% of Consolidated Tangible Assets at such time (based on the most recently delivered financial statements pursuant to Section 7.01), (iii) the final maturity date of such Indebtedness shall be no earlier than the final maturity date of the assumed Indebtedness being renewed, replaced or refinanced, (iv) the Weighted Average Life to Maturity of such Indebtedness shall be no less than the Weighted Average Life to Maturity as then in effect for the assumed Indebtedness being renewed, replaced or refinanced, (v) to the extent that the assumed Indebtedness being renewed, replaced or refinanced is subordinated to the Obligations, such Indebtedness shall be subordinated to the Obligations at least to the same extent, (vi) subject to clause (ix) below, no greater collateral security shall be granted to secure such Indebtedness than that which was granted to secure the assumed Indebtedness being renewed, replaced or refinanced, (vii) subject to clause (ix) below, the obligor or obligors (including guarantors) of such Indebtedness are the same as and/or Foreign Subsidiaries of the obligor or obligors (including guarantors) under the assumed Indebtedness being renewed, replaced or refinanced, provided that the number of obligors (including guarantors) of such Indebtedness may be fewer than the number of obligors (including guarantors) prior to such renewal, replacement or refinancing, (viii) the terms of such Indebtedness do not contain any restrictions of the type described in Section 8.11 (other than as permitted by clauses (i), (iv), (v) (other than in respect of cash) and (vii)), and (ix) such Indebtedness (a) does not have any obligor (including guarantor) that is, and no security is provided by, a Domestic Subsidiary or a Canadian Subsidiary of Silgan and (b) does not prohibit any Domestic Subsidiary or Canadian Subsidiary of Silgan from becoming a Guarantor and an Assignor under the applicable Credit Documents;

(xii) Indebtedness of Silgan under Interest Rate Protection Agreements related to Indebtedness otherwise permitted under this Section 8.04;

(xiii) unsecured guaranties (including any payments made thereunder) by Silgan and its Subsidiaries (other than the Receivables Subsidiary) of obligations of Joint Ventures, Unrestricted Subsidiaries and Subsidiaries of Silgan which are not US Credit Parties (other than the Receivables Subsidiary and obligations under any Additional Permitted Dutch Subordinated Indebtedness) in an aggregate amount not to exceed at any time outstanding, when added to the aggregate amount of Investments made pursuant to Section 8.05(xiii), an amount equal to the sum of (I) 20% of the Consolidated Tangible Assets at such time (based on the most recently delivered financial statements pursuant to Section 7.01) and (II) the Permitted Additional Investment Basket Amount at such time

(determined without regard to any write-downs or write-offs of such Investments); provided, however, the aggregate amount of all guaranties (and including all payments made thereunder) made pursuant to this Section 8.04(xiii) for the benefit of Unrestricted Subsidiaries, when added to the aggregate amount of all Investments made pursuant to Section 8.05(xiii) in Unrestricted Subsidiaries, shall not exceed $75,000,000;

(xiv) Indebtedness permitted by Section 8.01(x);

(xv) Indebtedness of the Receivables Subsidiary under the Accounts Receivable Facility to the extent that the obligations thereunder are required to be reflected as a liability on the consolidated balance sheet of Silgan in accordance with accounting principles generally accepted in the United States;

(xvi) an unsecured guaranty by Silgan, Containers, Containers Operating, CanCo Holding and CanCo of each other’s obligations to Campbell Soup under the Campbell Can Acquisition Documents, although such guaranty may be secured by the capital stock of CanCo;

(xvii) Indebtedness of any Foreign Subsidiary of Silgan (other than (x) any Canadian Subsidiary and (y) any Foreign Revolving Borrower) under lines of credit extended by third Persons to such Foreign Subsidiary the proceeds of which Indebtedness are used for such Foreign Subsidiary’s working capital, Capital Expenditure and general corporate purposes, provided that (x) the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (xvii) at any time outstanding shall not exceed the greater of (i) $200,000,000 and (ii) 10% of the Consolidated Tangible Assets at such time (based on the most recently delivered financial statements pursuant to Section 7.01) and (y) all such Indebtedness may be guaranteed on an unsecured basis by Silgan; and

(xviii) additional Indebtedness of Silgan and its Subsidiaries (other than the Receivables Subsidiary) not otherwise permitted hereunder not exceeding $175,000,000 in the aggregate principal amount at any time outstanding.

Notwithstanding anything to the contrary contained above in this Section 8.04, so long as the CanCo Restrictions are in effect, (x) in no event shall CanCo or any of its Subsidiaries incur any Indebtedness under clauses (xi), (xiii) and (xviii) of this Section 8.04 and (y) in no event shall Silgan or any of its Subsidiaries guaranty any obligations of CanCo or any of its Subsidiaries to Campbell Soup or any Subsidiary thereof other than as expressly permitted by clause (xvi) of this Section 8.04.

8.05 Advances; Investments and Loans. None of the Borrowers will, nor will it permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person or become liable for the purchase or sale of any currency at a future date pursuant to a futures contract or similar agreement (each of the foregoing, an “Investment” and, collectively,

“Investments”), or permit any of its Subsidiaries so to do, except that the following shall be permitted:

(i) such Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(ii) such Borrower and its Subsidiaries may acquire and hold Cash Equivalents;

(iii) such Borrower and its Subsidiaries may make loans and advances to their respective officers, employees and agents in the ordinary course of business in an aggregate amount not to exceed $10,000,000 at any one time outstanding (determined without regard to any write-downs or write-offs thereof);

(iv) such Borrower and its Subsidiaries may establish Subsidiaries to the extent permitted pursuant to Section 8.10;

(v) Silgan and its Subsidiaries may own the capital stock of their respective Subsidiaries;

(vi) such Borrower and its Subsidiaries may continue to hold any Investment they held as of the Initial Borrowing Date as set forth on Schedule VII (other than Investments specifically permitted under clauses (viii) and (xiii) of this Section 8.05), provided that any additional Investments made with respect thereto shall be permitted only if permitted under the other provisions of this Section 8.05;

(vii)  (A) the US Credit Parties may make Intercompany Loans to one another and (B) the Foreign Credit Parties may make Intercompany Loans to one another and to the US Credit Parties so long as (x) in the case of any Intercompany Loans made to a US Credit Party by a Foreign Credit Party, such Intercompany Loans are subordinated to the Obligations of the US Credit Parties on a basis reasonably satisfactory to the Administrative Agent (which, in any event, shall provide that no payments shall be made thereunder upon the occurrence and during the continuance of any Default or Event of Default) and (y) each Intercompany Loan made pursuant to this clause (vii) is evidenced by an Intercompany Note which shall be pledged to the Collateral Agent pursuant to the applicable Security Document;

(viii)  (A) the Credit Parties may make Intercompany Loans to Wholly-Owned Subsidiaries of Silgan which are not US Credit Parties (other than the Receivables Subsidiary) in an aggregate principal amount not to exceed at any time the greater of (i) $200,000,000 and (ii) 10% of the Consolidated Tangible Assets at such time (based on the most recently delivered financial statements pursuant to Section 7.01) (determined without regard to any write-downs or write-offs thereof) and (B) Subsidiaries of Silgan which are not Credit Parties may make Intercompany Loans to one another (other than to the Receivables Subsidiary) and to Silgan and the other Credit Parties so long as (x) in the case of any such Intercompany Loans made to Silgan and/or to any other Credit Party, such Intercompany Loans are subordinated to the Obligations on a basis reasonably satisfactory to the Administrative Agent (which, in any event, shall provide that no payment shall be made thereunder upon the occurrence and during the continuance of any Default or Event of Default), and (y) each Intercompany Loan made pursuant to this clause (viii) by a Credit Party is evidenced by an Intercompany Note which shall be pledged to the Collateral Agent pursuant to the applicable Security Document;

(ix) Silgan and the other US Credit Parties may make Intercompany Loans and/or cash common equity contributions to Wholly-Owned Foreign Subsidiaries of Silgan for the purpose of enabling such Wholly-Owned Foreign Subsidiaries to consummate a Permitted Acquisition (including to refinance any Indebtedness assumed as part of such Permitted Acquisition) so long as (i) any such Intercompany Loan and/or cash common equity contribution is funded with proceeds from Additional Permitted Silgan Indebtedness, Incremental Term Loans incurred by Silgan and/or Revolving Loans or Swingline Loans incurred by a Revolving Borrower; provided, however, no more than $500,000,000 of proceeds of Revolving Loans and Swingline Loans in the aggregate may be used to make Investments pursuant to this Section 8.05(ix) and (ii) each such Investment that is made as an Intercompany Loan shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the applicable Security Document;

(x)  (A) the US Credit Parties may make cash common equity contributions to their respective Subsidiaries which also are US Credit Parties, (B) the Foreign Credit Parties may make cash common equity contributions to their respective Subsidiaries which also are Foreign Credit Parties, (C) Subsidiaries of Silgan that are not Credit Parties may make cash common equity contributions to their respective Subsidiaries that are not Credit Parties and (D) Wholly-Owned Foreign Subsidiaries of Silgan may make cash common equity contributions to other Wholly-Owned Foreign Subsidiaries of Silgan for the purpose of enabling such Wholly-Owned Foreign Subsidiaries to consummate a Permitted Acquisition (including to refinance any Indebtedness assumed as part of such Permitted Acquisition);

(xi) Silgan and its Subsidiaries may receive and hold non-cash consideration in connection with any Asset Sale to the extent permitted by Section 8.02(vi);

(xii) Permitted Acquisitions consisting of stock acquisitions shall be permitted;

(xiii) so long as no Default or Event of Default then exists or would result therefrom, Silgan and its Wholly-Owned Subsidiaries (other than the Receivables Subsidiary) may make cash Investments in, or transfer assets to, any Joint Venture, Unrestricted Subsidiary or any Subsidiary of Silgan which is not a US Credit Party (other than the Receivables Subsidiary), so long as the aggregate amount of such cash Investments and the fair market value of all other assets so transferred (as determined in good faith by Silgan), when added to the amount of guaranties outstanding under Section 8.04(xiii) (and including any payments made under any such guaranties), does not exceed the sum of (I) 20% of the Consolidated Tangible Assets at such time (based on the most recently delivered financial statements pursuant to Section 7.01) and (II) the Permitted Additional Investment Basket Amount at such time (determined (x) without regard to any write-downs or write-offs of any Investments made pursuant to this clause (xiii), and (y) net of cash repayments of principal in the case of loans, sale proceeds in the case of Investments in the form of debt instruments and cash equity returns (whether as a distribution, dividend, redemption or sale) in the case of equity investments in each case with respect to Investments theretofore made pursuant to this clause (xiii)); provided, however, the aggregate amount of all net Investments made pursuant to this Section 8.05(xiii) in Unrestricted Subsidiaries, when added to the aggregate amount of all guaranties outstanding under Section 8.04(xiii) made for the benefit of Unrestricted Subsidiaries (and including any payments made under any such guaranties), shall not exceed $75,000,000;

(xiv) Silgan and its Subsidiaries may enter into Other Hedging Agreements in the ordinary course of business providing protection against fluctuations in commodity prices and currency values in connection with Silgan’s or any of its Subsidiaries’ operations so long as management of Silgan or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes; and

(xv) Silgan and its Subsidiaries may make cash capital contributions to their respective Wholly-Owned Foreign Subsidiaries from time to time to the extent and only in the amounts necessary for such Wholly-Owned Foreign Subsidiaries to comply with certain local laws and regulations relating to minimum equity capitalization.

Notwithstanding anything to the contrary contained above in this Section 8.05, (A) so long as the CanCo Restrictions are in effect, (x) in no event shall CanCo or any of its Subsidiaries be permitted to make any Investments otherwise permitted by clauses (ix), (xiii) and (xiv) of this Section 8.05 and (y) in no event shall Silgan or any of its other Subsidiaries be permitted to make any Investments in CanCo or any of its Subsidiaries otherwise permitted to be made under this Section 8.05, although Containers and its other Wholly-Owned Subsidiaries may (A) make cash equity Investments in, and Intercompany Loans to, CanCo in an aggregate amount outstanding for all such Investments not to exceed $50,000,000 at any time (determined without regard to any write-downs or write-offs thereof), and (B) make equity Investments in CanCo as, and to the extent, required by Section 7.12 (it being understood and agreed that (i) all Investments made to CanCo as an Intercompany Loan shall be evidenced by an Intercompany Note which shall be pledged to the Collateral Agent under the US Pledge Agreement and (ii) all Investments made in or to CanCo as permitted in this sentence shall be in addition to the Investment amounts permitted by clauses (vii), (viii) and (xiii) of this Section 8.05, provided that no portion of the Investment amounts set forth in such clauses (vii), (viii) and (xiii) may be used to make Investments in CanCo or any of its Subsidiaries), and (B) Silgan and its Subsidiaries may not make any Investments in any Dutch Subsidiary that has incurred any Additional Permitted Dutch Subordinated Indebtedness at a time when the subordination provisions of such Additional Permitted Dutch Subordinated Indebtedness (or any related guaranties) would prohibit any payment to be made on (or received in respect of) such Additional Permitted Dutch Subordinated Indebtedness.

8.06 Transactions with Affiliates and Unrestricted Subsidiaries. None of the Borrowers will, nor will it permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate or Unrestricted Subsidiary of such Borrower, other than on terms and conditions substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, provided that:

(i) each of Silgan and its Domestic Subsidiaries and Unrestricted Subsidiaries may execute, deliver and perform their obligations under the Tax Sharing Agreement; provided, however, to the extent that any such Unrestricted Subsidiary is a party thereto, such Unrestricted Subsidiary shall be treated no more favorably thereunder than the manner in which any Domestic Subsidiary of Silgan is treated;

(ii) transactions among Silgan and its Subsidiaries shall be permitted to the extent that such transactions are otherwise not restricted by the terms of this Agreement or any other Credit Document and so long as no minority shareholder in any such Subsidiary that is party to any such transaction is otherwise an Affiliate of Silgan;

(iii) the payment of reasonable and customary regular fees and granting of options, restricted stock or any other equity based awards to directors of Silgan who are not employees of Silgan or any of its Subsidiaries shall be permitted;

(iv) Silgan and its Subsidiaries may sell raw materials to Subsidiaries and Unrestricted Subsidiaries for cash and at a price or prices that are no less than the price or prices that Silgan or such Subsidiaries pay for such raw materials;

(v) Silgan may provide general corporate, administrative and/or management services to its Subsidiaries and Silgan and its Subsidiaries may provide such services to Unrestricted Subsidiaries and, in each case, may receive compensation therefor;

(vi) Canadian Holdco may provide general corporate, administrative and/or management services to Silgan Canada and may receive compensation therefor;

(vii) Silgan and Plastics may enter into franchise agreements with Silgan Canada and may receive compensation therefor;

(viii) Wholly-Owned Foreign Subsidiaries of Silgan may provide general corporate, administrative and/or management services to other Foreign Subsidiaries of Silgan and may receive compensation therefor; and

(ix) Silgan and its Wholly-Owned Domestic Subsidiaries may enter into franchise agreements and license agreements with Subsidiaries of Silgan and may receive compensation therefor.

Notwithstanding anything to the contrary contained above, this Section 8.06 shall not prohibit (i) the transfer of any assets, the making of any Dividends or the making of any Investments permitted pursuant to Sections 8.02, 8.03, 8.04 and 8.05 or otherwise specifically permitted by the terms of this Agreement or (ii) transactions with Affiliates (A) approved by a majority of the disinterested members of the Board of Directors (or an authorized committee thereof) of Silgan or, to the extent that the value of such transaction is less than $20,000,000, by a majority of the Board of Directors (or an authorized committee thereof) of Silgan or (B) for which Silgan or its respective Subsidiary delivers to the Administrative Agent a written opinion of an unaffiliated nationally recognized investment banking firm stating that such transaction is fair to Silgan or such Subsidiary from a financial point of view, provided that if the value of any such transaction not otherwise permitted under clauses (i) through (vi) of the first paragraph of this Section 8.06 exceeds $50,000,000, then the foregoing determination must be made in the manner provided in clause (B) above.

8.07 Interest Coverage Ratio. None of the Borrowers will permit the Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter of Silgan to be less than 3.00:1.00.

8.08 Total Leverage Ratio. None of the Borrowers will permit the Total Leverage Ratio for any Test Period ended on the last day of a fiscal quarter of Silgan to be greater than 4.00:1.00.

8.09 Limitation on Voluntary Payments and Modifications of Certain Indebtedness; Modifications of Certain Documents; Certificate of Incorporation; By-Laws and Certain Other Agreements; etc. None of the Borrowers will, nor will Silgan permit any of its Subsidiaries to, (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange any 6 3/4% Senior Subordinated Debentures, any Senior Notes or any Additional Permitted Indebtedness, or make any purchase, redemption or acquisition for value of (or any offer to purchase, redeem or acquire) any 6 3/4 Senior Subordinated Debentures, any Senior Notes or any Additional Permitted Indebtedness, whether as a result of a Change of Control, the consummation of asset sales or otherwise; provided, however, that (x) Silgan may Refinance outstanding 6 3/4% Senior Subordinated Debentures, Senior Notes and Additional Permitted Indebtedness incurred by it or a Dutch Subsidiary, and a Dutch Subsidiary may Refinance outstanding Additional Permitted Dutch Subordinated Indebtedness incurred by it, in either case through Permitted Debt Repurchases and (y) Silgan may redeem all outstanding 6 3/4% Senior Subordinated Debentures so long as no Default or Event of Default exists at the time that Silgan delivers the applicable notice of redemption therefor, (ii) amend or modify, or permit the amendment or modification of, any provision of the 6 3/4% Senior Subordinated Debenture Documents, the Senior Notes Documents or any Additional Permitted Indebtedness Documents other than any amendments or modifications which could not reasonably be expected to be adverse to the interests of the Lenders and which have been approved by the Administrative Agent (it being understood that any amendments or modifications to any Additional Permitted Indebtedness Documents shall still be subject to sub-clauses (iii), (iv), (v) and (vi) of Section 8.04), (iii) after the execution or delivery thereof, amend or modify, or permit the amendment or modification of, any provision of the Accounts Receivable Facility Documents other than any amendments or modifications thereto which could not reasonably be expected to be adverse to the interests of the Lenders or (iv) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or equivalent organizational documents) other than amendments, modifications or changes thereto which could not reasonably be expected to be adverse to the interests of the Lenders. In addition to the foregoing, none of the Borrowers will, nor will it permit any of its Subsidiaries to amend or modify, or permit the amendment or modification of, any provision of the Campbell Can Guaranty, Section 6(b) of the Campbell Can Pledge Agreement or any Campbell Can Acquisition Document to the extent that such amendment or modification would decrease the purchase price required to be paid by Campbell Soup or a Subsidiary thereof for the capital stock or assets of CanCo and its Subsidiaries upon the exercise of its remedies under the Campbell Can Acquisition Documents, change the assets on which Campbell Soup has a Lien or an option to purchase or alter in any way the obligation of Campbell Soup or a Subsidiary thereof to repay in full all Obligations (other than accrued Fees) of CanCo up to the CanCo Permitted Debt Amount or, with respect to accrued Fees of CanCo, the obligation of Containers or any other Borrower other than CanCo to repay in full all such accrued Fees, upon the exercise by Campbell Soup of its remedies under the Campbell Can Pledge Agreement.

8.10 Creation of Subsidiaries and Unrestricted Subsidiaries. None of the Borrowers will, nor will it permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary or Unrestricted Subsidiary; provided, however, Silgan and its Wholly-Owned Subsidiaries shall be permitted to (I) establish or create Wholly-Owned Subsidiaries, (II) establish, create or acquire Unrestricted Subsidiaries to the extent permitted by Section 8.05(xiii), (III) acquire Subsidiaries which are at least 80% owned by Silgan and its Wholly-Owned Subsidiaries to the extent permitted by Section 8.02(x) and (IV) acquire or create other non-Wholly-Owned Subsidiaries to the extent permitted by Section 8.05(xiii), so long as (i) in the case of preceding clauses (I), (II), (III) and (IV), at least 10 Business Days’ prior written notice thereof is given to the Administrative Agent (or such shorter period of time as is acceptable to the Administrative Agent), (ii) the capital stock of such new Subsidiary or Unrestricted Subsidiary, to the extent owned by a Credit Party or a Person that is required to become a Credit Party, is pledged pursuant to (and to the extent required by) the applicable Security Document, and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) in the case of a Domestic Subsidiary, such new Domestic Subsidiary executes and delivers a counterpart of the US Borrowers/Subsidiaries Guaranty, the US Pledge Agreement and the US Security Agreement, (iv) in the case of a Canadian Subsidiary, such new Canadian Subsidiary executes and delivers the Canadian Security Agreement and the Canadian Borrowers/Subsidiaries Guarantee or a counterpart thereof, as the Administrative Agent may reasonably require, (v) subject to the limitations set forth in Sections 5.03(b) and 7.09(f), in the case of any other Foreign Subsidiary that is (or is required to become) a Foreign Credit Party, such new Foreign Subsidiary executes and delivers counterparts of the applicable Foreign Security Documents (or new Foreign Security Documents) and Related Foreign Company Guaranty, and (vi) such new Subsidiary takes all such other actions as may be required by Section 7.09; provided, however, no such Domestic Subsidiary or Foreign Subsidiary shall be required to take the actions described in preceding sub-clauses (iii), (iv), (v) and (vi) to the extent and for so long as the terms of any Indebtedness incurred pursuant to Section 8.04(xi) (but otherwise subject to sub-clause (ix) of Section 8.04(xi)(B)) prohibit the taking of any such action (although each Borrower will cause each such Domestic Subsidiary and Foreign Subsidiary to take the respective actions as (and to the extent) described in such sub-clauses (iii), (iv), (v) and (vi) once those prohibitions cease to be in effect). In addition, Silgan will cause each new Subsidiary that is required to become a Credit Party to deliver to the Administrative Agent all other relevant documentation of the type described in Sections 5.01(c), (d) and (i)(2) as such new Subsidiary would have had to deliver if it were a Credit Party on the Initial Borrowing Date. Notwithstanding anything to the contrary contained in this Section 8.10, so long as the CanCo Restrictions are in effect, in no event shall CanCo or any of its Subsidiaries establish, create or acquire any Subsidiary or Unrestricted Subsidiary.

8.11 Limitation on Restrictions on Subsidiary Dividends and Other Distributions. None of the Borrowers will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, owned by such Borrower or any Subsidiary of such Borrower, or pay any Indebtedness owed to such Borrower or a Subsidiary of such Borrower, (b) make loans or advances to such Borrower or (c) transfer any of its properties or assets to such Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the 6 3/4% Senior Subordinated Debenture Documents, the Senior Notes Documents or any Additional Permitted Silgan Indebtedness Documents (so long as such restrictions are no more restrictive in any material respect than those set forth in the Senior Notes Documents (as in effect on the date hereof)), (iv) customary provisions restricting subletting or assignment of any lease or other contract of such Borrower or a Subsidiary of such Borrower, (v) restrictions on the transfer of any asset subject to a Lien permitted by Section 8.01, (vi) restrictions on the Receivables Subsidiary to the extent set forth in the Accounts Receivable Facility Documents, (vii) agreements with principal customers of Silgan and its Subsidiaries restricting the transfer of assets substantially dedicated to products sold to such customers (although such restrictions shall not apply to the granting of Liens pursuant to the Security Documents), (viii) customary restrictions imposed by any agreement or instrument governing Indebtedness of any Foreign Subsidiary incurred under Section 8.04(xvii) so long as (A) such restrictions are not applicable to any Subsidiary of Silgan other than the Foreign Subsidiary incurring such Indebtedness and its Foreign Subsidiaries and (B) Silgan has made a good faith determination that the imposition of such restrictions could not reasonably be expected to cause Silgan or any of its other Subsidiaries to fail to comply with all of their respective obligations under agreements which they are a party to or subject to (including, but not limited to, the Credit Documents, the 6 3/ 4 Senior Subordinated Debenture Documents and any Additional Permitted Indebtedness Documents), and (ix) restrictions only of the type described in clauses (a), (b) and (c) above in this Section 8.11 which are imposed on any Subsidiary of Silgan acquired pursuant to a Permitted Acquisition to the extent such restrictions are set forth in any Indebtedness assumed in connection with such Permitted Acquisition so long as such restrictions are not applicable to any Subsidiary of Silgan other than the Subsidiary being acquired and such restrictions were not created or imposed in connection with or in contemplation of such Permitted Acquisition.

8.12 Limitation on Issuances of Capital Stock. (a) None of the Borrowers will permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except for (i) transfers and replacements of then outstanding shares of capital stock, (ii) stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of such Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) issuances of common stock by Wholly-Owned Subsidiaries of Silgan to Silgan or a Wholly-Owned Domestic Subsidiary thereof, (iv) issuances of common stock by Foreign Subsidiaries of Silgan to Silgan or a Wholly-Owned Subsidiary thereof, (v) issuances of common stock by newly created Subsidiaries in accordance with the terms of this Agreement and (vi) in the case of Foreign Subsidiaries of Silgan, nominal shares to local nationals and to qualify directors, in each case to the extent required by applicable law.

(b) None of the Borrowers will, nor will it permit any of its Subsidiaries to, issue any class of (i) preferred stock other than Qualified Preferred Stock of Silgan or (ii) redeemable common stock other than at the sole option of such Borrower or such Subsidiary.

8.13 Business. (a) None of the Borrowers will, nor will any Borrower permit any of its Subsidiaries or Unrestricted Subsidiaries to, engage (directly or indirectly) in any business other than the packaging business and businesses reasonably related, ancillary or complementary thereto.

(b) Notwithstanding anything to the contrary contained in this Agreement, the Borrowers will not permit the Receivables Subsidiary to engage in any business activities (including, but not limited to, making acquisitions or Investments) or incur or assume any liabilities other than, in each case, solely in connection with the transactions contemplated by the Accounts Receivable Facility Documents.

(c) Notwithstanding anything to the contrary contained in this Agreement, so long as the CanCo Restrictions are in effect, CanCo Holding (1) will hold no assets other than the capital stock of CanCo and Intercompany Loans to Silgan and its other Subsidiaries otherwise permitted to be made under this Agreement and engage in no business other than (i) those activities that are incidental to (x) the maintenance of its corporate existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the permitted activities under this clause (c) and (z) the entering into, and performing its obligations under, this Agreement, the other Credit Documents to which it is a party and the Campbell Can Acquisition Documents to which it is a party and (2) may in no event transfer the capital stock of CanCo to Silgan or any other Subsidiary or Affiliate.

8.14 Change of Name. None of the Borrowers will, nor will it permit any of its Subsidiaries which are Credit Parties to, change its legal name or jurisdiction of organization unless and until (i) it shall have given to the Administrative Agent and the Collateral Agent at least 10 days’ prior written notice of its intention so to do, clearly describing such new name and/or jurisdiction of organization and providing such other information in connection therewith as the Administrative Agent and the Collateral Agent may reasonably request, and (ii) with respect to such new name and/or jurisdiction of organization, it shall have taken all action, reasonably satisfactory to the Administrative Agent and the Collateral Agent, to maintain the security interests granted by any Borrower or any such other Credit Party to the Collateral Agent in the Collateral pursuant to any Security Document at all times fully perfected and in full force and effect.

8.15 Designated Senior Indebtedness. Silgan will not designate any Indebtedness, other than the Obligations, as “designated senior indebtedness” (or any comparable term) for purposes of the 6 3/4% Senior Subordinated Debentures or any Additional Permitted Dutch Subordinated Indebtedness.

Section 9. Events of Default. Upon the occurrence of any of the following specified events (each an “Event of Default”):

9.01 Payments. Any Borrower shall (i) default in the payment when due of any Unpaid Drawings or of any principal (or Face Amount, as applicable) of the Loans or the Notes, or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on Unpaid Drawings or of any interest on the Loans or the Notes or of any Fees or any other amounts owing hereunder or thereunder; or

9.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue or inaccurate in any material respect on the date as of which made or deemed made; or

9.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 9.01 and 9.02 and clause (ii) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrowers by the Administrative Agent or the Required Lenders or (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.01(f)(i), 7.07, 7.12 or Section 8 and, in the case of a default pursuant to Section 7.12, such default shall continue unremedied for a period of 14 days; or

9.04 Default Under Other Agreements. (i) Any Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations and the Intercompany Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations and the Intercompany Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required but giving effect to any grace period), any such Indebtedness to become due prior to its stated maturity or (ii) any Indebtedness of any Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not constitute an Event of Default under this Section 9.04 unless the aggregate amount of all Indebtedness referred to in clauses (i) and (ii) above equals or exceeds $20,000,000; or

9.05 Bankruptcy, etc. Any Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against any Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, monitor, trustee or the like is appointed for, or takes charge of, all or substantially all of the property of any Borrower or any of its Subsidiaries, or any Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction (including Canadian Insolvency Law) whether now or hereafter in effect relating to any Borrower or any of its Subsidiaries, or there is commenced against any Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or any Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Borrower or any of its Subsidiaries suffers any appointment of any custodian, receiver, receiver manager, monitor, or trustee or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by any Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

9.06 ERISA. (i) (a) A single-employer plan (as defined in Section 4001(a)(15) of ERISA) established by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or part thereof or a waiver of such standard or the extension of any amortization period is sought or granted under Section 412 of the Code, (b) any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA or an event has occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA, (c) any Plan other than a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) shall have an

Unfunded Current Liability, (d) any Borrower, any Subsidiary of any Borrower or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA or (e) a contribution required to be made with respect to a Foreign Pension Plan has not been timely made, or any Borrower or any Subsidiary of any Borrower has incurred liabilities pursuant to one or more Foreign Pension Plans; (ii) there shall result from any such event or events described in clause (i) (x) the imposition of a lien upon the assets of any Borrower, any Subsidiary of any Borrower or an ERISA Affiliate, (y) the provision of security to induce the issuance of a waiver or extension of any funding requirement under Section 412 of the Code, or (z) liability or a material risk of incurring liability to the PBGC or the Internal Revenue Service or a Plan or a trustee appointed under ERISA; and (iii) the events described in clauses (i) and (ii) could reasonably be expected to have a Material Adverse Effect; or

9.07 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect, or any Guarantor, or any Person acting by or on behalf of such Guarantor, shall deny or disaffirm its obligations under any Guaranty to which it is party, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty to which it is party; or

9.08 Security Documents. Any Security Document shall, after the execution and delivery thereof, cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all the Collateral covered thereby except as provided in such Security Document), in favor of the Collateral Agent for the benefit of the respective Secured Creditors, in each case superior to and prior to the rights and Liens of all third Persons (other than Permitted Liens), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Security Document beyond the period of grace, if any, provided for therein; or

9.09 Judgments. One or more judgments or decrees shall be entered against any Borrower or any of its Subsidiaries involving, when added to any other judgments or decrees against any Borrower and its Subsidiaries, a liability (not paid or fully covered by a reputable and solvent insurance company) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

9.10 Change of Control. A Change of Control shall occur; or

9.11 Accounts Receivable Facility.

After the execution and delivery thereof, (i) the Receivables Subsidiary shall default in any payment of any amounts beyond the period of grace, if any, provided in the Accounts Receivable Facility Documents or (ii) Silgan or any of its Subsidiaries shall default in the observance or performance of any agreement or condition contained in the Accounts Receivable Facility Documents to which they are a party, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of the obligations of the Receivables Subsidiary under the Accounts Receivable Facility (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required but giving effect to any grace period), the Accounts Receivable Facility to become due (or unwind) prior to its stated maturity or (iii) the obligations of the Receivables Subsidiaries under the Accounts Receivable Facility shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Borrower (provided that, if an Event of Default specified in Section 9.05 shall occur with respect to any Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrowers as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments shall forthwith terminate immediately and any Commitment Commission and Canadian Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations (including, without limitation, the Face Amount of all outstanding Bankers’ Acceptance Loans) owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers; (iii) exercise any rights or remedies under any of the Guaranties and/or in its capacity as Collateral Agent under any of the Security Documents; (iv) direct the Revolving Borrowers to pay (and the Revolving Borrowers agree that upon receipt of such notice they will pay) to the Administrative Agent at the Payment Office such additional amount of cash (in the respective Currencies in which such Letters of Credit are denominated), to be held as security by the Administrative Agent in the Cash Collateral Account, as is equal to the aggregate Stated Amount of all then outstanding Letters of Credit; and (v) terminate any Letter of Credit which may be terminated in accordance with its terms.

Section 10. Definitions and Accounting Terms.

10.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounts Receivable Facility” shall mean the transactions contemplated by the Accounts Receivable Facility Documents pursuant to which the Designated Credit Parties sell their accounts receivable and related assets to the Receivables Subsidiary for resale by the Receivables Subsidiary as part of a customary asset securitization transaction involving accounts receivable and related assets.

“Accounts Receivable Facility Documents” shall mean the pooling and servicing agreement, the receivables purchase agreement and each of the other documents and agreements entered into in connection with the Accounts Receivable Facility, all of the terms and conditions of which shall be required to be reasonably satisfactory in form and substance to the Agents (it being understood that at least 15 Business Days prior to the entering into of any Accounts Receivable Facility, drafts of the Accounts Receivable Facility Documents with respect thereto shall be distributed to the Agents for their review, and the Agents shall receive all subsequent drafts of such Accounts Receivable Facility Documents).

“Additional Collateral” shall mean any assets or properties of any Credit Party given as collateral pursuant to any Additional Security Document.

“Additional Permitted Dutch Subordinated Indebtedness” shall have the meaning provided in Section 8.04(x).

“Additional Permitted Dutch Subordinated Indebtedness Documents” shall mean all indentures, securities purchase agreements, note agreements and other documents and agreements entered into in connection with any Additional Permitted Dutch Subordinated Indebtedness.

“Additional Permitted Indebtedness” shall have the meaning provided in Section 8.04(x).

“Additional Permitted Indebtedness Documents” shall mean all Additional Permitted Dutch Subordinated Indebtedness Documents and all Additional Permitted Silgan Indebtedness Documents.

“Additional Permitted Silgan Indebtedness” shall have the meaning provided in Section 8.04(x).

“Additional Permitted Silgan Indebtedness Documents” shall mean all indentures, securities purchase agreements, note agreements and other documents and agreements entered into in connection with any Additional Permitted Silgan Indebtedness.

“Additional Security Documents” shall have the meaning provided in Section 7.09(a) and shall include any additional security documentation executed and delivered pursuant to Sections 7.10 and/or 8.10.

“Adjusted Consolidated Net Income” shall mean, for any period, Consolidated Net Income of Silgan and its Subsidiaries for such period plus the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense, write-downs of inventory and other non-cash charges) that were deducted in

(or excluded from) arriving at the Consolidated Net Income of Silgan and its Subsidiaries for such period less the amount of all net non-cash gains and gains from sales of assets (other than sales of inventory in the ordinary course of business) that were added in arriving at said Consolidated Net Income for such period.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement, and shall include any successor Administrative Agent appointed pursuant to Section 11.09; provided that as used herein and in the other Credit Documents, for purposes of actions to be taken hereunder, notices to be received or given and payments to be received or made in respect of all Canadian Revolving Loans and Canadian Term Loans, the term “Administrative Agent” shall mean the Canadian Sub-Agent.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Agents” shall mean and include the Administrative Agent and Bank of America, N.A. in its capacity as Syndication Agent.

“Aggregate Canadian RL Exposure” shall mean, at any time, the aggregate principal amount (or Face Amount, as applicable) of all Canadian Revolving Loans then outstanding.

“Aggregate RL Exposure” shall mean, at any time, the sum of (i) the aggregate principal amount of all Revolving Loans then outstanding (for this purpose, using the Dollar Equivalent of each Primary Alternate Currency Revolving Loan then outstanding), (ii) the aggregate amount of all Letter of Credit Outstandings at such time, and (iii) the aggregate principal amount of all Swingline Loans then outstanding.

“Agreement” shall mean this Credit Agreement, as same may be modified, supplemented or amended from time to time.

“Alternate Currency” shall mean each Currency other than Dollars.

“Alternate Currency Loan” shall mean each Alternate Currency Term Loan, each Canadian Loan and each Primary Alternate Currency Revolving Loan, as the context may require.

“Alternate Currency Term Loan” shall mean each Term Loan denominated in an Alternate Currency.

“Applicable Commitment Commission Percentage” and “Applicable Margin” shall mean, from and after any Start Date to and including the corresponding End Date, (i) with respect to the Commitment Commission and Canadian Commitment Commission, the respective per annum percentage set forth below under the column “Applicable Commitment Commission

Percentage”, and (ii) with respect to US A Term Loans, Canadian A Term Loans, Euro A Term Loans, Canadian Revolving Loans, Revolving Loans and Swingline Loans, the respective percentage per annum set forth below under the respective Tranche and Type of Loans and (in the case of preceding clauses (i) and (ii)) opposite the respective Applicable Period then in effect and Total Leverage Ratio indicated to have been achieved on an applicable Test Date for such Start Date (as shown in the respective officer’s certificate delivered pursuant to Section 7.01(e) or the first proviso below):

Applicable Period	Leverage Ratio	Loans maintained as Base Rate Loans or Canadian Prime Rate Loans	Loans maintained as Euro Rate Loans and B/A Discount Rate Loans	Applicable Commitment Commission Percentage
	≥ 3.50x	1.50%	2.50%	0.500%
	≥2.5x and <3.5x	1.25%	2.25%	0.500%
Category A	≥1.5x and <2.5x	1.00%	2.00%	0.500%
	≥1.0x and <1.5x	0.75%	1.75%	0.375%
	≥0.5x and <1.0x	0.50%	1.50%	0.375%
	<0.5x	0.25%	1.25%	0.375%

	≥ 3.50x	2.00%	3.00%	0.500%
	≥2.5x and <3.5x	1.625%	2.625%	0.500%
Category B	≥1.5x and <2.5x	1.25%	2.25%	0.500%
	≥1.0x and <1.5x	1.00%	2.00%	0.375%
	≥0.5x and <1.0x	0.75%	1.75%	0.375%
	<0.5x	0.50%	1.50%	0.375%

; provided, however, that if Silgan fails to deliver the financial statements required to be delivered pursuant to Section 7.01(a) or (b) (accompanied by the officer’s certificate required to be delivered pursuant to Section 7.01(e) showing the applicable Total Leverage Ratio on the relevant Test Date) on or prior to the respective date required by such Sections, then the Total Leverage Ratio shall be deemed to be no less than 3.50:1.00 until such time, if any, as the financial statements required as set forth above and the accompanying officer’s certificate have been delivered showing the Total Leverage Ratio for the respective Margin Reduction Period is less than 3.50:1.00 (it being understood that, in the case of any late delivery of the financial statements and officer’s certificate as so required, any reduction in the Applicable Commitment Commission Percentage or in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer’s certificate); provided further, that the Applicable Commitment Commission Percentage and the Applicable Margin shall be the respective percentage applicable to a Total Leverage Ratio of 3.50:1.00 or higher at all times when a Specified Default or an Event of Default is in existence. Notwithstanding anything to the contrary contained in the immediately preceding sentence (other than the further proviso thereof), (A) for the period from the Effective Date through, but not including, the first Start Date after the Effective Date, the Applicable Margin for (x) Euro Rate Loans and B/A Discount Rate Loans shall be 2.25% and (y) Base Rate Loans and Canadian Prime Rate Loans shall be 1.25%, (B) for the period from the Effective Date through, but not including, the Start Date in respect of Silgan’s fiscal year ending December 31, 2010, (i) the Applicable Margin for (x) Euro Rate Loans and B/A Discount Rate Loans shall not be less than 2.25% and (y) Base Rate Loans and Canadian Prime Rate Loans shall not be less than 1.25% and (ii) the Applicable

Commitment Commission Percentage shall be 0.500%, (C) with respect to each Tranche of Incremental Term Loans (to the extent then outstanding), the Applicable Margin shall be that percentage set forth in, or calculated in accordance with, Section 1.14 and the relevant Incremental Term Loan Commitment Agreement, and (D) the Applicable Margin for each Tranche of Term Loans shall be subject to automatic adjustment as, and to the extent, set forth in Section 1.14(a) (and the Administrative Agent Agrees to promptly inform the Lenders of any such adjustment to the Applicable Margin for any Term Loans).

Notwithstanding anything to the contrary set forth above in this definition or in the definition of Margin Reduction Period, Silgan shall have the option to commence the Start Date for the fiscal year ending December 31, 2010 only by delivering to the Administrative Agent a certificate of it chief financial officer calculating (and certifying) in reasonable detail the Total Leverage Ratio on the relevant Test Date; provided, however, if, when Silgan delivers the audited financial statements required to be delivered pursuant to Section 7.01(b) in respect of its fiscal year ending December 31, 2010 (accompanied by the officer’s certificate required to be delivered pursuant to Section 7.01(e) showing the applicable Total Leverage Ratio on the relevant Test Date), it is determined that the Total Leverage Ratio that was set forth in the officer’s certificate commencing the applicable Start Date was inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Commitment Commission Percentage or Applicable Margin that is less than that which would have been applicable had the Total Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Commitment Commission Percentage” and the “Applicable Margin” for any day occurring within the period covered by such certificate shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Total Leverage Ratio for such period, and any shortfall in the interest or fees theretofore paid by the Borrowers for the relevant period pursuant to Sections 1.08(a) and (b) and 3.01(a), (b) and (c) as a result of the miscalculation of the Total Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 1.08(a) or (b) or Section 3.01(a), (b) or (c), as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section on the same basis as if the Total Leverage Ratio had been accurately set forth in such certificate (and shall remain due and payable until paid in full, together with all amounts owing under Section 1.08(c), in accordance with the terms of this Agreement); provided that, the failure to pay such additional interest as a result of any such inaccuracies shall not constitute a Default or an Event of Default unless such additional interest or fees are not paid in full within three Business Days of the earlier of (A) Silgan becoming aware of such inaccuracy or (B) the delivery of the audited financial statements required to be delivered pursuant to Section 7.01(b) in respect of its fiscal year ending December 31, 2010 (accompanied by the officer’s certificate required to be delivered pursuant to Section 7.01(e) showing the applicable Total Leverage Ratio on the relevant Test Date).

“Applicable Currency” shall mean, (i) for any Tranche of Incremental Term Loans, the Currency for such Tranche designated in the Incremental Term Loan Commitment Agreement for such Tranche, (ii) for US A Term Loans and Swingline Loans, Dollars, (iii) for Canadian A Term Loans, Canadian Dollars, (iv) for Euro A Term Loans, Euros, (v) for Revolving Loans and Letters of Credit, Dollars and each Primary Alternate Currency, and (vi) for Canadian Revolving Loans, Canadian Dollars.

“Applicable Period” shall mean, at any time, the period set forth below then in effect:

Applicable Period	Criteria

Category A Period

Silgan shall have received and be maintaining both (i) a corporate credit rating of BB or higher from S&P (or at least an equivalent rating thereof by a replacement Rating Agency as contemplated by the definition thereof) and (ii) a corporate family rating of Ba2 or higher from Moody’s (or at least an equivalent rating thereof by a replacement Rating Agency as contemplated by the definition thereof)

Category B Period	A Category A period is not in effect.

Notwithstanding anything to the contrary set forth above in this definition, (i) if only one of either S&P or Moody’s provides a corporate credit or corporate family (as applicable) rating of Silgan and Silgan has otherwise complied with its obligations under Section 7.15 and has failed to find a replacement Rating Agency as contemplated by the definition thereof, then the Applicable Period shall be determined by reference to the corporate credit or corporate family (as applicable) rating assigned to Silgan by S&P or Moody’s (as the case may be) or (ii) if neither S&P nor Moody’s provides a corporate credit or corporate family (as applicable) rating of Silgan or only one of such Rating Agencies provides such a rating and Silgan has not complied with its obligations under Section 7.15 or used its commercially reasonable efforts to find a replacement Rating Agency as contemplated by the definition thereof, then the Applicable Period shall be a Category B Period.

“AR Revolver Debt” shall mean the outstanding loans (or similar obligations) under the revolving facility component of the Accounts Receivable Facility.

“Asset Sale” shall mean any sale, transfer or other disposition by Silgan or any of its Subsidiaries to any Person other than to Silgan or a Wholly-Owned Subsidiary of Silgan of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 8.02 (i), (ii), (iv), (v), (xvii) and (xviii); provided, however, all sales pursuant to Section 8.02(xviii)(B) in excess of the first $50,000,000 of such sales shall be considered Asset Sales under this Agreement even if such sales are to Silgan or a Wholly-Owned Subsidiary of Silgan.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit K (appropriately completed).

“Associated Costs Rate” shall mean the percentage rate per annum to be charged in addition to the interest rate which is intended to compensate each Lender for the cost to such

Lender of compliance with (a) the cash ratios and special deposit requirements of the Bank of England and/or the banking supervision or other costs imposed by the UK Financial Services Authority (or in either case, any other authority which replaces all or any of its functions), determined in accordance with Schedule VIII, and (b) any reserve asset requirements of the European Central Bank.

“B/A Discount Note” shall have the meaning provided in Schedule XI.

“B/A Discount Proceeds” shall mean, in respect of any Bankers’ Acceptance or Draft to be purchased by a Canadian Revolving Lender on any date pursuant to Section 1.01(f) and Schedule XI, the difference between (i) the result (rounded to the nearest whole Canadian cent, and with one-half of one Canadian cent being rounded up) calculated on such day by dividing the aggregate Face Amount of such Bankers’ Acceptance or Draft by the sum of one plus the product of (x) the B/A Discount Rate (expressed as a decimal) applicable to such Bankers’ Acceptance or Draft multiplied by (y) a fraction, the numerator of which is the number of days in the term of such Bankers’ Acceptance or Draft and the denominator of which is 365, and (ii) the aggregate applicable Drawing Fee with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

“B/A Discount Rate” shall mean:

(a) with respect to B/A Discount Rate Loans advanced by a Lender and Bankers’ Acceptance Loans accepted and/or purchased by a Canadian Revolving Lender, in each case, that is a Schedule I Bank, the CDOR Rate; and

(b) with respect to B/A Discount Rate Loans advanced by a Lender and Bankers’ Acceptance Loans accepted and/or purchased by a Canadian Revolving Lender, in each case, that is not a Schedule I Bank, including without limitation, a Schedule II Bank and a Schedule III Bank, the CDOR Rate plus ten (10) basis points (0.10%).

“B/A Discount Rate Loan” shall mean any Canadian Term Loan bearing interest at a rate determined by reference to the B/A Discount Rate.

“B/A Instruments” shall mean, collectively, Bankers’ Acceptances, Drafts and B/A Discount Notes, and, in the singular, any one of them.

“B/A Lender” shall mean any Canadian Revolving Lender which is not a Non-B/A Lender.

“Back-Stop Arrangements” shall mean, collectively, Letter of Credit Back-Stop Arrangements and Swingline Back-Stop Arrangements.

“Bankers’ Acceptance” shall mean a Draft drawn by any Canadian Revolving Borrower and accepted by a Canadian Revolving Lender pursuant to Section 1.01(f) and Schedule XI.

“Bankers’ Acceptance Loans” shall mean (i) the creation of Bankers’ Acceptances or (ii) the creation and purchase of completed Drafts and the exchange of such Drafts for B/A Discount Notes, in each case as contemplated in Section 1.01(f) and Schedule XI.

“Bankruptcy Code” shall have the meaning provided in Section 9.05.

“BAS” shall mean Banc of America Securities Inc., in its individual capacity, and any successor entity thereto by merger, consolidation or otherwise.

“Base Rate” shall mean, at any time, the highest of (i) 1/2 of 1% in excess of the Federal Funds Rate at such time, (ii) the Prime Lending Rate at such time and (iii) the Eurodollar Rate for a Dollar Loan with a one-month interest period commencing on such day plus 1.00%. For purposes of this definition, the Eurodollar Rate shall be determined using the Eurodollar Rate as otherwise determined by the Administrative Agent in accordance with the definition of Eurodollar Rate, except that (x) if a given day is a Business Day, such determination shall be made on such day (rather than two Business Days prior to the commencement of an Interest Period) or (y) if a given day is not a Business Day, the Eurodollar Rate for such day shall be the rate determined by the Administrative Agent pursuant to preceding clause (x) for the most recent Business Day preceding such day. Any change in the Base Rate due to a change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate shall be effective as of the opening of business on the day of such change in the Prime Lending Rate, the Federal Funds Rate or such Eurodollar Rate, respectively.

“Base Rate Loan” shall mean (i) each Swingline Loan and (ii) any other Loan (other than an Alternate Currency Loan except as otherwise provided in Section 1.16) designated or deemed designated as a Base Rate Loan by the respective Borrower at the time of the incurrence thereof or conversion thereto.

“Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of one Type of Loan of a single Tranche from all the Lenders having Commitments of the respective Tranche (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of (x) Euro Rate Loans and B/A Discount Rate Loans the same Interest Period and (y) in the case of Bankers’ Acceptance Loans, underlying Bankers’ Acceptances, Drafts or B/A Discount Notes with the same maturities; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

“Business Day” shall mean (i) for all purposes other than as covered by clauses (ii) and (iii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized by law or other government action to close, (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on or with respect to, Euro Rate Loans, any day which is a Business Day described in clause (i) above and which is also (A) a day for trading by and between banks in the relevant interbank market and which shall not be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the city where the applicable Payment Office of the Administrative Agent is located in respect of such Euro Rate Loans and (B) in relation to any payment in Euros, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System is open and (iii) with respect to all notices and determination in connection with, and payments of principal (or Face Amount, as applicable) of, and interest and Drawing Fees on, Canadian Revolving Loans or Canadian Term Loans (as applicable), any day which is a Business Day described in clause (i) above and which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in Toronto, Ontario.

“Calculation Period” shall mean the Test Period most recently ended on or prior to the date that any determination is required to be made hereunder on a Pro Forma Basis.

“Campbell Can Acquisition” shall mean the prior purchase of substantially all of the prior steel manufacturing assets of Campbell Soup by CanCo in accordance with the Campbell Can Acquisition Documents.

“Campbell Can Acquisition Documents” shall mean (i) the Purchase Agreement by and among Campbell Soup, CanCo and Containers, (ii) the Campbell Can Pledge Agreement, (iii) the Campbell Can Guaranty, (iv) the Campbell Can Supply Agreement, (v) the Shared Services Agreement by and among Campbell Soup, CanCo and Containers, (vi) the Labor Supply Agreement by and among Campbell Soup, CanCo and Containers, (vii) the Intercompany Agreement by and among Containers, Manufacturing, CanCo and Campbell Soup, (viii) all leases by and among CanCo, Containers and Campbell Soup, (ix) CanCo’s certificate of incorporation and (x) CanCo’s bylaws.

“Campbell Can Guaranty” shall mean the guaranty entered into in connection with the Campbell Can Acquisition which was made by Silgan, Containers, Manufacturing, CanCo and CanCo Holding in favor of Campbell Soup.

“Campbell Can Pledge Agreement” shall mean the Pledge and Rights Agreement entered into in connection with the Campbell Can Acquisition by and among CanCo Holding, Containers, CanCo and Campbell Soup.

“Campbell Can Supply Agreement” shall mean the Supply Agreement entered into in connection with the Campbell Can Acquisition by and among Containers, CanCo, CanCo Holding and Campbell Soup.

“Campbell Soup” shall mean Campbell Soup Company, a New Jersey corporation.

“Canadian A Term Loan” shall have the meaning provided in Section 1.01(b).

“Canadian A Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Canadian A Term Loan Commitment,” as same may be (x) terminated pursuant to Section 3.03 or 9 or (y) adjusted from time to time as a result of assignments to or from such Lender prior to the Initial Borrowing Date pursuant to Sections 1.13 and/or 12.04(b).

“Canadian A Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(c).

“Canadian A Term Note” shall have the meaning provided in Section 1.05(a).

“Canadian Borrower” shall mean, as applicable, any Canadian Term Loan Borrower or any Canadian Revolving Borrower.

“Canadian Borrowers/Subsidiaries Guarantee” shall have the meaning provided in Section 5.01(g).

“Canadian Commitment Commission” shall have the meaning provided in Section 3.01(b).

“Canadian Credit Party” shall mean any Foreign Credit Party organized under the laws of Canada or any province or territory thereof.

“Canadian Dollar Equivalent” shall mean, at any time for the determination thereof, the amount of Canadian Dollars which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.16 or 12.21 or Section 28 of the US Borrowers/Subsidiaries Guaranty, on the date of determination).

“Canadian Dollars” and “C$” shall mean freely transferable lawful money of Canada.

“Canadian Guarantors” shall mean (i) each Canadian Borrower in its capacity as a guarantor under the Canadian Borrowers/Subsidiaries Guarantee and (ii) each other Canadian Subsidiary of Silgan.

“Canadian Holdco” shall mean 827599 Ontario Inc., an Ontario corporation.

“Canadian Insolvency Law” shall mean any of the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), and the Winding-Up and Restructuring Act (Canada), each as now and hereafter in effect, and any successors to such statutes and any proceeding under applicable corporate law seeking an arrangement of, or stay of proceedings to enforce, some or all of the claims of the corporation’s creditors against it.

“Canadian Loan” shall mean each Loan denominated in Canadian Dollars, which shall include each Canadian Term Loan and each Canadian Revolving Loan.

“Canadian Prime Rate” shall mean, for any day, the rate of interest per annum equal to the greater of (i) the per annum rate of interest quoted or established as the “prime rate”

of the Canadian Sub-Agent which it quotes or establishes for such day as its reference rate of interest in order to determine interest rates for commercial loans in Canadian Dollars in Canada to its Canadian borrowers; and (ii) the arithmetic average rate for Canadian Dollar banker’s acceptances having a term of 30 days that appears on Reuters Screen CDOR Page (or such other page as may be selected by the Canadian Sub-Agent as a replacement page for such banker’s acceptances if such screen is not available) at approximately 10:00 a.m. (Toronto time) on such day plus 75 basis points per annum, adjusted automatically with each quoted or established change in such rate, all without the necessity of any notice to any Canadian Borrower or any other Person.

“Canadian Prime Rate Loans” shall mean any Canadian Term Loan or Canadian Revolving Loan designated or deemed designated as such by the relevant Canadian Revolving Borrower, at the time of the incurrence thereof or conversion thereto.

“Canadian Revolving Borrower” shall mean Silgan Canada and any other Canadian Subsidiary that becomes a Revolving Borrower hereunder pursuant to Section 5.03(b); it being understood that Canadian Revolving Borrowers shall only be permitted to incur Canadian Revolving Loans under this Agreement.

“Canadian Revolving Lender” shall mean each Lender which has a Canadian Revolving Loan Commitment or which has any outstanding Canadian Revolving Loans.

“Canadian Revolving Loan” shall have the meaning provided in Section 1.01(f).

“Canadian Revolving Loan Commitment” shall mean, for each Canadian Revolving Lender, the amount, in Canadian Dollars, set forth opposite such Canadian Revolving Lender’s name in Schedule I directly below the column entitled “Canadian Revolving Loan Commitment,” as same may be (x) reduced from time to time or terminated pursuant to Sections 3.02, 3.03, 4.02 and/or 9, or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 1.13 and/or 12.04(b).

“Canadian Revolving Note” shall have the meaning provided in Section 1.05(a).

“Canadian Security Agreement” shall have the meaning provided in Section 5.01(i).

“Canadian Security Agreement Collateral” shall mean and include all “Collateral” (and any similarly defined term) as defined in the Canadian Security Agreement.

“Canadian Security Documents” shall mean the Canadian Security Agreement and, after the execution and delivery thereof, each Additional Security Documents entered into by a Canadian Credit Party.

“Canadian Sub-Agent” shall mean Deutsche Bank Canada, or any other affiliate of DBTCA or DBAG designated by DBTCA to act in such capacity.

“Canadian Subsidiary” shall mean each Foreign Subsidiary of Silgan organized under the laws of Canada or any province or territory thereof.

“Canadian Term Loan” shall mean each Canadian A Term Loan and each Incremental Term Loan denominated in Canadian Dollars.

“Canadian Term Loan Borrower” shall mean Silgan Canada and each other Canadian Subsidiary that incurs an Incremental Term Loan hereunder.

“CanCo” shall have the meaning provided in the first paragraph of this Agreement.

“CanCo Holding” shall mean Silgan Corporation, a Delaware corporation.

“CanCo Included Debt” shall mean all Indebtedness of CanCo that is required to be included in the calculation of the CanCo Permitted Debt Amount.

“CanCo Permitted Debt Amount” shall mean, at any time, the “Permitted Debt Amount” calculated at such time under, and as defined in, CanCo’s certificate of incorporation (as such certificate of incorporation was in effect on June 3, 1998).

“CanCo Restrictions” shall mean, collectively, (i) the restrictions imposed on CanCo pursuant to the applicable Campbell Can Acquisition Documents limiting CanCo’s ability to (x) guaranty the Obligations of the other Borrowers pursuant to the US Borrowers/Subsidiaries Guaranty and to secure such guaranty pursuant to the applicable Security Documents and (y) become jointly and severally liable with the other Credit Parties as provided for in this Agreement and in certain of the other Credit Documents, (ii) the pledge of the capital stock of CanCo pursuant to the applicable Campbell Can Acquisition Documents and (iii) the contractual right of Campbell Soup or any Affiliate thereof to purchase the capital stock of CanCo or any of the assets of CanCo (other than inventory in the ordinary course of business in accordance with supply arrangements) whether upon the occurrence of a Triggering Event or otherwise.

“CanCo Revolving Sub-Limit” shall mean, initially, $75,000,000, with the amount of the CanCo Revolving Sub-Limit to be reduced from time to time thereafter by the principal amount of any repayment required to be made under Section 4.02(m) or 4.02(o) (whether or not any Revolving Loans or Swingline Loans are actually outstanding at such time); provided that, notwithstanding anything to the contrary contained above, but except as provided below, the CanCo Revolving Sub-Limit shall not be reduced to below $25,000,000. Notwithstanding the foregoing, the CanCo Revolving Sub-Limit shall be reduced to zero upon any requirement to repay all outstanding Revolving Loans and Swingline Loans incurred by CanCo pursuant to Section 4.02(o) (whether or not any Revolving Loans or Swingline Loans are actually outstanding at such time).

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles and, without duplication, the amount of all Capitalized Lease Obligations incurred by such Person (but excluding any such expenditures that constitute Permitted Acquisitions).

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under accounting principles generally accepted in the United

States, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

“Cash Collateral Account” shall have the meaning provided in Section 4.02(a).

“Cash Equivalents” shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits, certificates of deposit and money market deposits of any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $50,000,000 with maturities of not more than one year from the date of acquisition by such Person or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than thirty days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any commercial bank (provided that the parent corporation and the commercial bank are both incorporated in the United States) of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, (v) marketable direct obligations issued by the District of Columbia or any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, rated at least “A” by S&P or Moody’s, (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above, and (vii) in the case of a Foreign Subsidiary, substantially similar investments of the type described above denominated in foreign currencies and from similarly capitalized and rated foreign banks in the jurisdiction in which such Foreign Subsidiary is organized.

“CDOR Rate” shall mean, on any day, the per annum rate of interest which is the rate determined as being the arithmetic average of the two lowest rates applicable to Canadian Dollar bankers’ acceptances having identical issue and comparable maturity dates as the B/A Discount Rate Loans or Bankers’ Acceptance Loans, as the case may be, proposed to be incurred by a Canadian Term Loan Borrower or a Canadian Revolving Borrower (as applicable) displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuters Monitor Money Rates Service as at approximately 10:00 A.M. (Local Time) on such day, or if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Canadian Sub-Agent in good faith after 10:00 A.M. (Local Time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest); provided, however, if such a rate does not appear on such CDOR Page, then the CDOR Rate, on any day, shall be the discount rate quoted the Canadian Sub-Agent (determined as of 10:00 A.M. (Local Time)) on such day at which the Canadian Sub-Agent would purchase its own bankers acceptances in a comparable face amount and with comparable maturity dates to the B/A Discount Rate Loans or Bankers’ Acceptance Loans, as the case may be, proposed to be incurred by a Canadian Term Loan Borrower or a Canadian Revolving Borrower (as applicable)

on such day, or if such day is not a Business Day, then on the immediately preceding Business Day.

“CERCLA” shall mean the Comprehensive Environmental Response Compensation of Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. § 9601 et seq.

“Change of Control” shall mean (i)(a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act), other than Permitted Holders, becomes the ultimate “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act) of more than 40% of the total voting power of the Voting Stock of Silgan and (b) the Permitted Holders beneficially own, directly or indirectly, less than 18% of the total voting power of the Voting Stock of Silgan, (ii) individuals who on the Effective Date constitute the Board of Directors of Silgan (together with any new directors nominated by Mr. D. Greg Horrigan and/or Mr. R. Philip Silver and any new directors whose election by the Board of Directors of Silgan or whose nomination by the Board of Directors of Silgan for election by Silgan’s stockholders was approved by a vote of at least a majority of the members of the Board of Directors of Silgan then in office who either were members of the Board of Directors of Silgan on the Effective Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of Silgan then in office or (iii) any “change of control” or similar event shall occur under the 6-3/4% Senior Subordinated Debentures, the Senior Notes or any Additional Permitted Indebtedness.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement, and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

“Co-Documentation Agents” shall have the meaning provided in the first paragraph of this Agreement.

“Collateral” shall mean all US Collateral, all Foreign Collateral and all cash and Cash Equivalents deposited into the Cash Collateral Account or as otherwise required by the Back-Stop Arrangements.

“Collateral Agent” shall mean the Administrative Agent acting as collateral agent for the respective Secured Creditors pursuant to the respective Security Documents, and shall include any successor Collateral Agent appointed pursuant to the terms of this Agreement or the respective Security Document, as the case may be.

“Commitment Commission” shall have the meaning provided in Section 3.01(a).

“Commitments” shall mean any of the commitments of any Lender, i.e., whether the US A Term Loan Commitment, the Canadian A Term Loan Commitment, the Euro A Term Loan Commitment, each Incremental Term Loan Commitment, the Canadian Revolving Loan

Commitment or the Revolving Loan Commitment (including such Lender’s Incremental Revolving Loan Commitment, if any).

“Consolidated Current Assets” shall mean, at any time, the current assets of Silgan and its Subsidiaries at such time determined on a consolidated basis.

“Consolidated Current Liabilities” shall mean, at any time, the current liabilities of Silgan and its Subsidiaries at such time determined on a consolidated basis, provided that the current portion of the Loans (including any accrued interest with respect to such current portion and accrued interest on the 6 3/4% Senior Subordinated Debentures, the Senior Notes and any Additional Permitted Indebtedness, in each case from the last regularly scheduled interest payment date) shall not be considered current liabilities for purposes of making the foregoing determination.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of Silgan and its Subsidiaries for such period, determined on a consolidated basis, provided that (i) the net income of any other Person which is not a Subsidiary of Silgan (including each Unrestricted Subsidiary) or is accounted for by Silgan by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to Silgan or a Subsidiary thereof during such period, (ii) there shall be excluded from such calculation (to the extent otherwise included therein) (A) any non-cash charges incurred in connection with the entering into of this Agreement and any non-cash charges in connection with the refinancing, redemption or early extinguishment of any Indebtedness and (B) any extraordinary or unusual non-cash gains or extraordinary or unusual non-cash charges (including non-cash rationalization charges), and (iii) there shall be deducted from such calculation (to the extent not otherwise deducted in accordance with accounting principles generally accepted in the United States), any cash payments made in such period on account of an extraordinary or unusual non-cash charge (including non-cash rationalization charges) incurred in such period or in a prior period.

“Consolidated Tangible Assets” shall mean, at any time, the assets of Silgan and its Subsidiaries determined on a consolidated basis at such time less the amount of all intangible assets of Silgan and its Subsidiaries at such time, including, without limitation, all goodwill, customer lists, franchises, licenses, computer software, patents, trademarks, trade names, copyrights, service marks, brand names, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

“Containers” shall have the meaning provided in the first paragraph of this Agreement.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall, unless expressly limited by its terms to a lesser amount, be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or such lesser amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Corresponding Obligations” shall mean any obligation to pay an amount to the Lenders, the Agents or any other Secured Creditor (or any of them), whether for principal, interest, costs, any overdraft or otherwise and whether present or future: (a) under or in connection with the Credit Documents other than any obligation arising under or in connection with the Parallel Debt; (b) under any other Obligation; or and (c) under any other indebtedness as the Secured Creditors (or the Collateral Agent on their behalf) and the Borrowers may agree from time to time.

“Credit Documents” shall mean and include this Agreement, each Note, each Guaranty, each Security Document and, after the execution and delivery thereof, each Election to Become a Revolving Borrower, each Election to Become a Foreign Borrower, each Incremental Term Loan Commitment Agreement and each Incremental Revolving Loan Commitment Agreement.

“Credit Event” shall mean the making of any Loan or the issuance of any Letter of Credit.

“Credit Party” shall mean and include each US Credit Party and each Foreign Credit Party.

“Cumulative Consolidated Net Income” shall mean, at any time for any determination thereof, the Consolidated Net Income of Silgan and its Subsidiaries for the period (taken as one accounting period) commencing on April 1, 2010 and ending on the last day of the then most recently ended fiscal quarter of Silgan.

“Currency” shall mean Dollars, Euros, Pounds Sterling, Canadian Dollars and any other freely transferable currency to the extent that such currency is approved by the Administrative Agent and the respective Incremental Term Loan Lender and/or Incremental Term Loan Lenders providing the Incremental Term Loans subject to such Other Alternate Currency.

“DBSI” shall mean Deutsche Bank Securities Inc., in its individual capacity, and any successor entity thereto by merger, consolidation or otherwise.

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Designated Capping Equipment” shall mean equipment sold by Subsidiaries of Silgan to their respective customers, which equipment is used to secure closures on to containers in connection with such customers’ business.

“Designated Credit Parties” shall mean those Credit Parties that are from time to time party to the Accounts Receivables Facility Documents.

“Deutsche Bank” shall mean Deutsche Bank AG New York Branch, in its individual capacity, and any successor entity thereto by merger, consolidation or otherwise.

“Deutsche Bank Canada” shall mean Deutsche Bank AG, Canada Branch, in its individual capacity, and any successor corporation thereto by merger, amalgamation, consolidation or otherwise.

“Dividend” shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders, partners or members or authorized or made any other distribution, payment or delivery of property (other than common equity of such Person and, in the case of Silgan, other than additional shares of Qualified Preferred Stock) or cash to its stockholders, partners or members as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests or membership interest outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or such other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests or membership interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or such other equity interests).

“Dollar Equivalent” shall mean, at any time for the determination thereof, with respect to an amount of an Alternate Currency (or another foreign currency), the amount of Dollars which could be purchased with such amount of such Alternate Currency (or such other foreign currency, as applicable) at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (Local Time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.16 or 12.21 or Section 28 of the US Borrowers/Subsidiaries Guaranty, on the date of determination); provided, however, that (x) the Dollar Equivalent of any Primary Alternate Currency Unpaid Drawing shall be determined at the time the Drawing under the related Primary Alternate Currency Letter of Credit was paid or disbursed by the relevant Issuing Lender, (y) following the occurrence of a Sharing Event, the Dollar Equivalent of any Primary

Alternate Currency Unpaid Drawing or unreimbursed payment under a Primary Alternate Currency Letter of Credit shall be determined on the later of the time the Drawing under the related Primary Alternate Currency Letter of Credit was paid or disbursed by relevant Issuing Lender or the date of the occurrence of the Sharing Event, and (z) for purposes of (i) determining compliance with Sections 1.01(e), 1.01(g), 2.01(c), 4.01(a) and 4.02(a) and (ii) calculating Fees pursuant to Section 3.01, the Dollar Equivalent of any amounts denominated in (or with respect to) an Alternate Currency shall be revalued on a monthly basis using the spot exchange rates therefor as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent) on the first Business Day of each calendar month, although if, at any time during a calendar month, the Aggregate RL Exposure (for the purposes of the determination thereof, using the Dollar Equivalent as recalculated based on the spot exchange rate therefor as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent) on the respective date of determination pursuant to this exception) would exceed 85% of the Total Revolving Loan Commitment as then in effect, then at the discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the spot exchange rates on such date as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent), which rates shall remain in effect until the first Business Day of the immediately succeeding calendar month or such earlier date, if any, as the rate is reset pursuant to this sub-clause (z). Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in an Alternate Currency in its sole discretion. The Administrative Agent shall promptly notify Silgan and each Issuing Lender of each determination of the Dollar Equivalent for each outstanding Alternate Currency Loan and each Primary Alternate Currency Letter of Credit.

“Dollar Letter of Credit” shall mean any Letter of Credit denominated in Dollars.

“Dollar Loan” shall mean all Loans denominated in Dollars, which shall include each US A Term Loan, each Swingline Loan and each Dollar Revolving Loan, as well as each Alternate Currency Loan converted into Dollars in accordance with the provisions of Section 1.16.

“Dollar Revolving Loan” shall mean all Revolving Loans incurred in Dollars.

“Dollar Unpaid Drawings” shall have the meaning provided in Section 2.05(a).

“Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States.

“Domestic Subsidiary” shall mean each Subsidiary of Silgan incorporated or organized in the United States or any State thereof.

“Draft” shall mean, at any time, either a depository bill within the meaning of the Depository Bills and Notes Act (Canada), or a bill of exchange, within the meaning of the Bills of Exchange Act (Canada), drawn by any Canadian Revolving Borrower on a Canadian

Revolving Lender and bearing such distinguishing letters and numbers as such Canadian Revolving Lender may determine, but which at such time has not been completed or accepted by such Canadian Revolving Lender.

“Drawing” shall have the meaning provided in Section 2.05(b).

“Drawing Date” shall mean any Business Day fixed pursuant to Schedule XI for the creation of Bankers’ Acceptances or the purchase of completed Drafts and the exchange thereof for B/A Discount Notes, in each case by a Canadian Revolving Lender pursuant to Schedule XI.

“Drawing Fee” shall mean, in respect of a Draft drawn by any Canadian Revolving Borrower hereunder and accepted by a B/A Lender or a Draft purchased by a Non-B/A Lender, a fee calculated on the Face Amount of such Draft at a rate per annum equal to the Applicable Margin that would be payable with respect to a Revolving Loan maintained as a Eurodollar Loan drawn on the Drawing Date of such Draft. Drawing Fees shall be calculated on the basis of the term to maturity of the Draft and a year of 365 days.

“Dutch Subsidiary” shall mean each Foreign Subsidiary of Silgan organized under the laws of The Netherlands.

“EBIT” shall mean, for any period, the Consolidated Net Income of Silgan and its Subsidiaries for such period, before Interest Expense and provision for taxes and (to the extent not already otherwise excluded from the calculation thereof under this Agreement) without giving effect to any gains or losses from sales of assets (other than sales of inventory in the ordinary course of business), or any non-cash adjustments resulting from any equity based compensation.

“EBITDA” shall mean, for any period, EBIT for such period, adjusted by adding thereto the amount of all depreciation and all amortization and write-offs of intangibles (including covenants not to compete), goodwill and loan fees that were deducted in arriving at EBIT for such period.

“Effective Date” shall have the meaning provided in Section 12.10.

“Election to Become a Foreign Borrower” shall mean a certificate in the form of Exhibit J-2.

“Election to Become a Revolving Borrower” shall mean a certificate in the form of Exhibit J-1.

“Eligible Transferee” shall mean and include a commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but excluding Silgan or any of its Subsidiaries.

“EMU Legislation” shall mean the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“End Date” shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any person (as defined in Section 3(9) of ERISA) (including each trade or business (whether or not incorporated)) which together with any Borrower or any Subsidiary of any Borrower would be deemed to be a “single employer” or a member of the same “controlled group” of “contributing sponsors” within the meaning of Section 4001 of ERISA.

“Euro” shall mean the single currency of the participating member states as described in any EMU Legislation.

“Euro A Term Loan” shall have the meaning provided in Section 1.01(c).

“Euro A Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Euro A Term Loan Commitment”, as same may be (x) terminated pursuant to Section 3.03 or 9 or (y) adjusted from time to time as a result of assignments to or from such Lender prior to the Initial Borrowing Date pursuant to Sections 1.13 and/or 12.04(b).

“Euro A Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(d).

“Euro A Term Note” shall have the meaning provided in Section 1.05(c).

“Euro Equivalent” shall mean, at any time for the determination thereof, the amount of Euros which could be purchased with the amount of Dollars involved in such computation at the spot rate of exchange therefor as quoted by the Administrative Agent as of 11:00 A.M. (Local Time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 12.21, on the date of determination).

“Euro Rate” shall mean (i) for any Borrowing of Loans denominated in Dollars or in a Primary Alternate Currency, the relevant interest rate, i.e., the Eurodollar Rate in the case of Dollar Loans or the relevant Primary Alternate Currency LIBOR in the case of Alternate Currency Loans denominated in a Primary Alternate Currency, as the case may be, and (ii) for any Borrowing of Loans denominated in an Other Alternate Currency (other than Canadian Loans), such rate per annum as shall be agreed upon by the respective Incremental Term Loan Borrower, the Administrative Agent and the relevant Incremental Term Loan Lenders and set forth in the relevant Incremental Term Loan Commitment Agreement.

“Euro Rate Loan” shall mean each Loan other than a Base Rate Loan, a Canadian Revolving Loan and a Canadian Term Loan.

“Eurodollar Loan” shall mean each Dollar Loan (other than a Swingline Loan) designated as a Eurodollar Loan by any Borrower at the time of the incurrence thereof or conversion thereto by such Borrower.

“Eurodollar Rate” shall mean, with respect to each Interest Period for a Eurodollar Loan, (a) the rate per annum that appears on the Reuters Screen LIBOR01 (British Banking Association) (or, if such page is no longer available, such other comparable page as may, in the opinion of the Administrative Agent, replace such page for the purpose of displaying such rate) as the interbank offered rate for Dollar deposits with maturities comparable to such Interest Period as of approximately 11:00 AM (London time) on the applicable Interest Determination Date, provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this clause (a), the rate above instead shall be the offered quotation to first-class banks in the London interbank Eurodollar market by the Administrative Agent for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of the Administrative Agent (in its capacity as a Lender (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of the Eurodollar Loan then being made by the various Lenders pursuant thereto)) with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (London time) on the applicable Interest Determination Date, in either case divided (and rounded upward to the nearest 1/100 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

“Euro-zone” shall mean the region composed of the member states as described in any EMU Legislation.

“Event of Default” shall have the meaning provided in Section 9.

“Excess Cash Flow” shall mean, for any period, the remainder of (a) the sum of (I) Adjusted Consolidated Net Income for such period and (II) the decrease, if any, in Working Capital from the first day to the last day of such period, minus, without duplication, (b) the sum of (I) the amount of all Capital Expenditures made by Silgan and its Subsidiaries on a consolidated basis during such period, other than Capital Expenditures to the extent financed through insurance or condemnation proceeds, Asset Sale proceeds, proceeds from a sale and leaseback transaction, proceeds utilizing the Net Equity Proceeds Amount or the Retained Excess Cash Flow Amount or Indebtedness (other than Canadian Revolving Loans, Revolving Loans or Swingline Loans) during such period, (II) the aggregate principal amount of permanent payments or prepayments on Indebtedness for borrowed money of Silgan and its Subsidiaries (other than (A) repayments or prepayments of Intercompany Loans, (B) repayments or prepayments of Indebtedness to the extent made with insurance or condemnation proceeds, Asset Sale proceeds, proceeds from a sale and leaseback transaction, equity proceeds or proceeds from the incurrence or issuance of any Indebtedness and (C) repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were required as a result of a Term Loan Scheduled Repayment) on a consolidated basis during such period, (III) the increase, if any, in Working Capital from the first day to the last day of such period, (IV) the aggregate amount of costs and expenses incurred by Silgan and its Subsidiaries during such period in connection with the consolidation and plant rationalization of their operations to the extent such amounts have not reduced Adjusted Consolidated Net Income for such period or constituted Capital Expenditures made during such period, (V) the aggregate amount of Investments made under Section 8.05(xiii) during such period except to the extent utilizing (x) proceeds from the Permitted Additional Investment Basket Amount or (y) insurance or condemnation proceeds, Asset Sale proceeds, sale and leaseback proceeds or Indebtedness proceeds and (VI) the aggregate amount of cash Dividends paid pursuant to Sections 8.03(iii) and (iv) during such period except to the extent utilizing (x) proceeds from the Net Equity Proceeds Amount, (y) insurance proceeds or condemnation proceeds, Asset Sale proceeds, sale and leaseback proceeds or Indebtedness proceeds or (z) that portion of Cumulative Consolidated Net Income earned in a previous period.

“Excess Cash Flow Payment Date” shall mean the date occurring 120 days after the last day of each fiscal year of Silgan (beginning with its fiscal year ending on December 31, 2011).

“Excess Cash Flow Payment Period” shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Silgan.

“Exchange Percentage” shall mean, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of (i) the aggregate outstanding principal amount (or Face Amount, as applicable) of the Loans owed to such Lender and (ii) the LC Exposure of such Lender, and (b) the denominator shall be the sum of (i) the aggregate outstanding principal amount (or Face Amount, as applicable) of the Loans owed to all the Lenders and (ii) the aggregate LC Exposure of all the Lenders.

“Excluded Foreign Assets” shall mean, with respect to any Foreign Credit Party (other than a Canadian Credit Party), all assets and property owned by such Foreign Credit Party other than the capital stock (and any proceeds thereof and security entitlements therein) of a Subsidiary of such Foreign Subsidiary.

“Existing Credit Agreement” shall mean the Credit Agreement, dated as of June 30, 2005, among Silgan, Containers, Plastics, certain other Subsidiaries of Silgan, the financial institutions party thereto, Deutsche Bank, as administrative agent, Bank of America, N.A. and Morgan Stanley Bank, as co-syndication agents, BNP Paribas and JPMorgan Chase Bank, N.A., as co-documentation agents, and DBSI and BAS as joint lead arrangers and joint book managers, as amended, modified or supplemented through the Initial Borrowing Date.

“Existing Indebtedness” shall have the meaning provided in Section 8.04(ii).

“Existing Letters of Credit” shall have the meaning provided in Section 2.01(a).

“Face Amount” shall mean, in respect of a Draft, Bankers’ Acceptance or B/A Discount Note, as the case may be, the amount payable to the holder thereof on its maturity. The Face Amount of any Bankers’ Acceptance Loan shall be equal to the aggregate Face Amounts of the underlying Bankers’ Acceptances, B/A Discount Notes or Drafts, as the case may be.

“Facing Fees” shall have the meaning provided in Section 3.01(d).

“Farm Credit Lender” shall mean a federally-chartered Farm Credit System lending institution organized under the Farm Credit Act of 1971, as amended.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 3.01.

“Foreign Borrower” shall mean a Canadian Term Loan Borrower, any other Foreign Incremental Term Loan Borrower, a Canadian Revolving Borrower and/or any other Foreign Revolving Borrower, as the context may require.

“Foreign Collateral” shall mean all assets or properties of any Foreign Credit Party covered by any of the Foreign Security Documents, including all Additional Collateral covered thereby.

“Foreign Credit Party” shall mean each Foreign Borrower, each Canadian Guarantor and each Related Foreign Company Guarantor that is a Material Foreign Subsidiary.

“Foreign Incremental Term Loan Borrower” shall mean any Wholly-Owned Foreign Subsidiary of Silgan that becomes an Incremental Term Loan Borrower pursuant to Section 5.03(b).

“Foreign Pension Plan” shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program (other than a statutorily required program) established or maintained outside the United States of America by Silgan or any one or more of its Subsidiaries primarily for the benefit of employees of Silgan or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Revolving Borrower” shall mean (i) in the case of Canadian Revolving Loans only, each Canadian Revolving Borrower, and (ii) any other Wholly-Owned Foreign Subsidiary of Silgan that becomes a Revolving Borrower pursuant to Section 5.03(b).

“Foreign Security Documents” shall have the meaning provided in Section 5.03(b) and, after the execution and deliver thereof, shall include each Additional Security Document entered into by a Foreign Credit Party.

“Foreign Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Domestic Subsidiary.

“Foreign Subsidiary Exclusion Period” shall mean, with respect to any Foreign Subsidiary of Silgan (other than a Canadian Subsidiary), the period commencing on the date on which such Foreign Subsidiary becomes a Foreign Borrower or is required to become Related Foreign Company Guarantor and ending on the earlier of (i) the date upon which such Foreign Subsidiary grants a Lien (other than Permitted Liens (other than Liens granted pursuant to Section 8.01(xviii))) in favor of any Person (other than the Collateral Agent for the benefit of the Secured Creditors) in any Excluded Foreign Assets (other than Real Property) and (ii) the existence and continuation of an Event of Default to the extent, in the case of this clause (ii), either the Administrative Agent or the Required Lenders elect in writing to terminate such period.

“Guarantor” shall mean and include each US Guarantor, each Canadian Guarantor and each Related Foreign Company Guarantor.

“Guaranty” shall mean and include the US Borrowers/Subsidiaries Guaranty, the Canadian Borrowers/Subsidiaries Guarantee, each Related Foreign Company Guaranty and each other guaranty that may be executed and delivered pursuant to Section 7.10.

“Incremental Commitment Agreement” shall mean any Incremental Term Loan Commitment Agreement and/or any Incremental Revolving Loan Commitment Agreement, as the context may require.

“Incremental Commitment Effectiveness Requirements” shall mean, with respect to any provision of an Incremental Term Loan Commitment or an Incremental Revolving Loan Commitment on a given Incremental Loan Commitment Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Commitment Agreement: (i) no Default or Event of Default then exists or would result therefrom and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (ii) Silgan and its Subsidiaries shall have delivered such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Administrative Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments or Incremental Revolving Loan Commitments (as applicable) are secured by, and entitled to the benefits of, the Security Documents (to the extent required by the terms of this Agreement); (iii) Silgan shall have delivered to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated the relevant Incremental Loan Commitment Date, covering such of the matters set forth in the opinions of counsel delivered to the

Administrative Agent on the Initial Borrowing Date pursuant to Section 5.01(c) as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; (iv) Silgan and the other Credit Parties shall have delivered to the Administrative Agent such other officers’ certificates, resolutions and evidence of good standing as the Administrative Agent shall reasonably request; (v) to the extent requested by any Incremental Term Loan Lenders or any Incremental Revolving Lenders, as the case may be, Incremental Term Notes or Revolving Notes (as applicable) will be issued, at Silgan’s expense, to such Lenders, to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the Incremental Term Loan Commitments or Incremental Revolving Loan Commitments and outstanding Incremental Term Loans or Revolving Loans made by such Incremental Term Loan Lenders or Incremental Revolving Lenders, as the case may be; (vi) if the respective Borrower is a Wholly-Owned Foreign Subsidiary of Silgan, the provisions of Section 5.03 shall have been satisfied to the extent provided therein; (vii) calculations are made by Silgan demonstrating compliance with the covenants contained in Sections 8.07 and 8.08 for the Calculation Period most recently ended prior to such date of effectiveness, on a Pro Forma Basis, as if the relevant Incremental Term Loans or Revolving Loans to be made pursuant to such Incremental Term Loan Commitments or Incremental Revolving Loan Commitments (in each case, assuming the full utilization thereof) had been incurred and after giving effect to the application of the proceeds therefrom (including, without limitation, any Permitted Acquisition which is to be financed with the proceeds of such Loans (as well as other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period); and (viii) on or prior to each Incremental Loan Commitment Date (in addition to the applicable conditions precedent set forth in Section 5.02 to the extent required to be satisfied on such date), the Administrative Agent shall have received from the chief financial officer or treasurer of Silgan a certificate (x) certifying as to which provisions of the 6 3/4 Senior Subordinated Debenture Indenture, the Senior Notes Indentures and any Additional Permitted Silgan Indebtedness Document that the respective incurrence of Incremental Term Loans or Revolving Loans to be made pursuant to such Incremental Term Loan Commitments or Incremental Revolving Loan Commitments (in each case, assuming the full utilization thereof) will be justified and that such incurrence will not violate such provisions, and (y) containing calculations (in reasonable detail) demonstrating compliance with preceding clause (vii) and sub-clause (viii)(x).

“Incremental Commitment Termination Date” shall mean (x) with respect to any Tranche of Incremental Term Loans, the last date by which Incremental Term Loans under such Tranche may be incurred under this Agreement, which date shall be set forth in the respective Incremental Term Loan Commitment Agreement but may be no later than July 7, 2016, and (y) with respect to Incremental Revolving Loan Commitments, the date which is twelve months prior to the Revolving Loan Maturity Date.

“Incremental Loan Commitment Date” shall mean any Incremental Term Loan Borrowing Date or any Incremental Revolving Commitment Date, as the context may require.

“Incremental Loan Commitment Request Requirements” shall mean, with respect to any request for an Incremental Term Loan Commitment made pursuant to Section 1.14 or Incremental Revolving Loan Commitment made pursuant to Section 1.15, the satisfaction of each of the following conditions on the date of such request: (i) no Default or Event of Default then exists or would result therefrom and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (ii) Silgan and its Subsidiaries will be in compliance with Sections 8.07 and 8.08 for the Calculation Period most recently ended prior to the date of the request for Incremental Term Loan Commitments or Incremental Revolving Loan Commitments, as the case may be, on a Pro Forma Basis, as if the relevant Loans to be made pursuant to such Incremental Term Loan Commitments or Incremental Revolving Loan Commitments (in each case, assuming the full utilization thereof) had been incurred and after giving effect to the application of the proceeds therefrom (including, without limitation, any Permitted Acquisition which is to be financed with the proceeds of such Loans (as well as other Permitted Acquisitions theretofore consummated after the first day of such Calculation Period) had occurred on the first day of such Calculation Period); and (iii) the respective incurrence of Incremental Term Loans or incurrence of Revolving Loans (assuming full utilization of such Incremental Revolving Loan Commitments) may be incurred in accordance with, and will not violate the provisions of, the 6 3/4% Senior Subordinated Debenture Indenture, the Senior Notes Indentures and any Additional Permitted Silgan Indebtedness Document.

“Incremental Revolving Lender” shall have the meaning provided in Section 1.15(b).

“Incremental Revolving Loan Commitment Agreement” shall mean an Incremental Revolving Loan Commitment Agreement substantially in the form of Exhibit M (appropriately completed) executed in accordance with Section 1.15.

“Incremental Revolving Loan Commitment Date” shall mean each date upon which an Incremental Revolving Loan Commitment under an Incremental Revolving Loan Commitment Agreement becomes effective as provided in Section 1.15(b).

“Incremental Revolving Loan Commitments” shall mean, for any Lender, any commitment by such Lender to make Revolving Loans as agreed to by such Lender in the Incremental Revolving Loan Commitment Agreement delivered pursuant to Section 1.15; it being understood, however, that on each date upon which an Incremental Revolving Loan Commitment of any Lender becomes effective, such Incremental Revolving Loan Commitment of such Lender shall be added to (and thereafter become a part of) the Revolving Loan Commitment of such Lender for all purposes of this Agreement as contemplated by Section 1.15.

“Incremental Term Loan” shall have the meaning provided in Section 1.01(d).

“Incremental Term Loan Borrower” shall mean Silgan (if Silgan incurs Incremental Term Loans) and each Foreign Incremental Term Loan Borrower.

“Incremental Term Loan Borrowing Date” shall mean, with respect to each Tranche of Incremental Term Loans, each date on which Incremental Term Loans of such Tranche are incurred pursuant to Section 1.01(d) and as otherwise permitted by Section 1.14.

“Incremental Term Loan Commitment” shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section 1.14, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement and as set forth opposite such Lender’s name in Schedule I (as modified in accordance with Section 1.14) directly below the column entitled “Incremental Term Loan Commitment”, as the same may be (x) reduced from time to time or terminated pursuant to Sections 3.02, 3.03, 4.02 and/or 9 or (y) adjusted from time to time as a result of assignments to and from such Lender pursuant to Sections 1.13 and/or 12.04(b).

“Incremental Term Loan Commitment Agreement” shall mean each Incremental Term Loan Commitment Agreement in the form of Exhibit L (appropriately completed) executed in accordance with Section 1.14.

“Incremental Term Loan Lender” shall have the meaning provided in Section 1.14(b).

“Incremental Term Loan Maturity Date” shall mean, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement relating thereto, provided that the final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Incremental Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(e).

“Incremental Term Note” shall have the meaning provided in Section 1.05(a).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) indebtedness under all bankers’ acceptances, and the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the lesser of (x) the amount of such indebtedness and (y) the fair market value (as determined in good faith by Silgan) of the property to which such Lien relates), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations under Interest Rate Protection Agreements and (vi) all Contingent Obligations of such Person. Notwithstanding the foregoing, Indebtedness (x) shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person and (y) shall include the obligations under the Accounts Receivable Facility to the extent that such obligations are required to be reflected as a liability on the consolidated balance sheet of Silgan in accordance with accounting principles generally accepted in the United States.

“Individual Canadian RL Exposure” shall mean, at any time for any Revolving Lender, the aggregate principal amount (or Face Amount, as applicable) of all Canadian Revolving Loans made by such Canadian Revolving Lender and outstanding at such time.

“Individual RL Exposure” shall mean, at any time for any Revolving Lender, the sum of (I) the aggregate principal amount of all Revolving Loans made by such Revolving Lender and outstanding at such time (for this purpose, using the Dollar Equivalent of each Primary Alternate Currency Revolving Loan of such Revolving Lender then outstanding), (II) such Revolving Lender’s RL Percentage of all Letter of Credit Outstandings at such time and (III) such Revolving Lender’s RL Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time.

“Initial Borrowing Date” shall mean the date occurring on or after the Effective Date on which the initial Borrowing of Loans hereunder occurs.

“Initial Term Loan Maturity Date” shall mean July 7, 2016.

“Intercompany Loan” shall mean any intercompany loan or advance between Silgan and any of its Subsidiaries or between any Subsidiaries of Silgan, which in the case of an Intercompany Loan made by a Credit Party, shall be evidenced by an Intercompany Note.

“Intercompany Note” shall mean a promissory note in form and substance reasonably satisfactory to the Administrative Agent evidencing an Intercompany Loan.

“Interest Coverage Ratio” shall mean, for any period, the ratio of (x) EBITDA for such period to (y) Interest Expense for such period.

“Interest Determination Date” shall mean the second Business Day prior to the commencement of any Interest Period relating to a Euro Rate Loan.

“Interest Expense” shall mean, for any period, the sum of (i) the total consolidated interest expense of Silgan and its Subsidiaries for such period (without giving effect to any amortization or write-off of up-front fees and expenses in connection with any debt issuance) net of any total consolidated interest income of Silgan and its Subsidiaries for such period and (ii) the product of (A) the aggregate amount of all cash Dividend payments made on any class of Qualified Preferred Stock prior to the fifth anniversary after the issuance of such Qualified Preferred Stock and (B) a fraction, the numerator of which is one and the denominator of which is one minus the current effective consolidated federal, state, local and foreign income tax rate of Silgan expressed as a decimal.

“Interest Period” shall have the meaning provided in Section 1.09.

“Interest Rate Protection Agreement” shall mean any interest rate cap agreement, interest rate swap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Investment Grade Rating” shall mean Silgan obtaining both (i) a corporate credit rating from S&P equal to, or greater than, BBB- (with at least a stable outlook) and (ii) a corporate family rating from Moody’s equal to, or greater than, Baa3 (with at least a stable outlook).

“Investments” shall have the meaning provided in Section 8.05.

“Issuing Country” shall have the meaning provided in Section 12.22.

“Issuing Lender” shall mean each of Deutsche Bank and any other Lender reasonably acceptable to the Administrative Agent which, at the request of Silgan, agrees in such Lender’s sole discretion to issue Letters of Credit hereunder. Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender (in which case each such Affiliate shall be the Issuing Lender of such Letters of Credit). To the extent that any Affiliate of the Administrative Agent is an Issuing Lender hereunder, such Affiliate also shall cease to be an Issuing Lender hereunder as provided in Section 11.09 to the same extent as the Administrative Agent.

“Joint Lead Arrangers” shall mean DBSI and BAS, in their respective capacities as Joint Lead Arrangers and Joint Book Managers for the credit facilities provided for hereunder.

“Joint Venture” shall mean any Person (other than a Subsidiary of Silgan) in which Silgan (directly or through one or more of its Subsidiaries) owns 50% or less of the equity interests.

“Judgment Currency” shall have the meaning provided in Section 12.21(a).

“Judgment Currency Conversion Date” shall have the meaning provided in Section 12.21(a).

“LC Exposure” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the aggregate amount of all Unpaid Drawings that have not yet been reimbursed by or on behalf of the Revolving Borrowers at such time.

“LC Reserve Account” shall have the meaning provided in Section 1.16(h).

“Leaseholds” of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Lender” shall have the meaning provided in the first paragraph of this Agreement.

“Lender Default” shall mean, (A) as to any Revolving Lender, (i) the wrongful refusal (which has not been retracted) of such Revolving Lender or the failure of such Revolving Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 2.04(c) or 2.05, (ii) such Revolving Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority; provided that such Revolving Lender shall not be deemed in Lender Default solely as the result of the acquisition or maintenance of an ownership interest in such Revolving Lender or any Person controlling such Revolving Lender, or the exercise of control over such Revolving Lender or any Person controlling such Revolving Lender, by governmental authority or an instrumentality thereof, or (iii) such Revolving Lender having notified the Administrative Agent, the Swingline Lender, any Issuing Lender and/or any Credit Party (x) that it does not intend to comply with its obligations under Sections 1.01(e), (g) or (h) in circumstances where such non-compliance would constitute a breach of such Revolving Lender’s obligations under the respective Section or (y) of the events described in preceding clause (ii); provided that, for purposes of (and only for purposes of) Section 1.01(g), Section 2.01(b), Section 4.02(a)(vi) and any documentation entered into pursuant to the Back-Stop Arrangements (and the term “Defaulting Lender” as used therein), the term “Lender Default” shall also include, as to any Revolving Lender, (i) any Affiliate of such Revolving Lender that has “control” (within the meaning provided in the definition of “Affiliate”) of such Revolving Lender having been deemed insolvent or having become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority; provided that such Revolving Lender shall not be deemed in Lender Default for purpose of this clause (i) solely as the result of the acquisition or maintenance of an ownership interest in such Revolving Lender or any Person controlling such Revolving Lender, or the exercise of control over such Revolving Lender or any Person controlling such Revolving Lender, by governmental authority or an instrumentality thereof, (ii) any previously cured “Lender Default” of such Revolving Lender under this Agreement, unless such Lender Default has ceased to exist for a period of at least 90 consecutive days, (iii) any default by such Revolving Lender with respect to its obligations under any other credit facility to which it is a party and which the Swingline Lender, any Issuing Lender or the Administrative Agent believes in good faith has occurred and is continuing, and (iv) the failure of such Revolving Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment with respect to a Letter of Credit pursuant to Section 2.04(c) or 2.05 within one (1) Business Day of the date (x) the Administrative Agent (in its capacity as a Lender) or (y) Revolving Lenders constituting the Majority Lenders with Revolving Loan Commitments has or have, as applicable, funded its or their portion thereof, and (B) as to any Canadian Revolving Lender, (i) the wrongful refusal (which has not been retracted) of such Canadian Revolving Lender to make available its portion of any Borrowing or (ii) such Canadian Revolving Lender having notified the Administrative Agent and/or any Credit Party that it does not intend to comply with its obligations under Section 1.01(f) in circumstances where such non-compliance would constitute a breach of such Canadian Revolving Lender’s obligations under such Section.

“Lender Participant” shall have the meaning provided in Section 12.04(a)(A).

“Letter of Credit” shall have the meaning provided in Section 2.01(a).

“Letter of Credit Back-Stop Arrangements” shall have the meaning provided in Section 2.01(b).

“Letter of Credit Fees” shall have the meaning provided in Section 3.01(c).

“Letter of Credit Outstandings” shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings (taking the Dollar Equivalent of any amounts owed in Currencies other than Dollars) in respect of all Letters of Credit at such time.

“Letter of Credit Request” shall have the meaning provided in Section 2.03(a).

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing).

“Loan” shall mean each US A Term Loan, each Canadian A Term Loan, each Euro A Term Loan, each Incremental Term Loan, each Canadian Revolving Loan, each Revolving Loan and each Swingline Loan.

“Local Time” shall mean the local time in effect at (x) the applicable Notice Office in the case of Notices of Borrowing, Notices of Conversions/Continuances and Letter of Credit Requests and (y) the applicable Payment Office in the case of all payments and disbursements of Loans, other Obligations or Letters of Credit.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Mandatory Borrowing” shall have the meaning provided in Section 1.01(h).

“Manufacturing” shall have the meaning provided in the first paragraph of this Agreement.

“Margin Reduction Period” shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 7.01(a) (other than in respect of the fourth fiscal quarter of any fiscal year of Silgan) or Section 7.01(b), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 7.01(a) (other than in respect of the fourth fiscal quarter of any fiscal year of Silgan) or Section 7.01(b), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 7.01(a) (other than in respect of the fourth fiscal quarter of any fiscal year of Silgan) or Section 7.01(b), as the case may be; provided that the first Margin Reduction Period shall commence on the date of delivery of the financial statements in respect of the fiscal quarter of Silgan ending on September 30, 2010.

“Margin Stock” shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

“Material Adverse Effect” shall mean a material adverse effect on the business, operations, property, assets, liabilities or condition (financial or otherwise) of Silgan and its Subsidiaries taken as a whole.

“Material Foreign Subsidiary” shall mean (i) each Dutch Subsidiary and (ii) each other Foreign Subsidiary of Silgan or a Related Foreign Company Guarantor which (in the case of this clause (ii)), as of the last day of any fiscal quarter, has consolidated tangible assets (after intercompany eliminations) of 5% or more of Consolidated Tangible Assets of Silgan and its Subsidiaries.

“Maturity Date” shall mean the Initial Term Loan Maturity Date, each Incremental Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

“Maximum Swingline Amount” shall mean $50,000,000.

“Minimum Borrowing Amount” shall mean (i) for Term Loans that are Dollar Loans, $5,000,000 (and integral multiples of $1,000,000 in excess thereof (or such other amount as may be agreed to by the Administrative Agent)), (ii) for Canadian A Term Loans, C$5,000,000 (and integral multiples of C$1,000,000 in excess thereof (or such other amount as may be agreed to by the Administrative Agent)), (iii) for Euro A Term Loans, €5,000,000 (and integral multiples of €1,000,000 in excess thereof (or other amount as may be agreed to by the Administrative Agent)), (iv) for Incremental Term Loans denominated in an Alternate Currency, an amount in such Alternate Currency to be determined by the Administrative Agent and the respective Incremental Term Loan Lenders as set forth in the relevant Incremental Term Loan Commitment Agreement, (v) for Revolving Loans, $2,500,000 (using the Dollar Equivalent thereof in the case of Primary Alternate Currency Revolving Loans) (except that, in the case of Revolving Loans made to CanCo that are maintained as Base Rate Loans, the Minimum Borrowing Amount in respect thereof shall be $1,000,000) (and, in either case, integral multiples of $500,000 (or the applicable Dollar Equivalent thereof) in excess thereof (or such other amount as may be agreed to by the Administrative Agent)), (vi) for Swingline Loans, $250,000 (and integral multiples of $100,000 in excess thereof (or such amount as may be agreed to by the Administrative Agent)) and (vii) for Canadian Revolving Loans maintained, incurred as, or converted into Canadian Prime Rate Loans, C$1,000,000 (and integral multiples of C$500,000 in excess thereof (or such amount as may be agreed to by the Administrative Agent)), and for Canadian Revolving Loans maintained or incurred as, or converted into Bankers’ Acceptance Loans, C$2,000,000 (and integral multiples of $500,000 in excess thereof (or such amount as may be agreed to by the Administrative Agent)) .

“Moody’s” shall mean Moody’s Investors Services, Inc.

“NAIC” shall mean the National Association of Insurance Commissioners.

“Net Debt Proceeds” shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

“Net Equity Proceeds” shall mean, with respect to each sale or issuance by Silgan of its equity (other than any sales or issuances to any Subsidiary or Unrestricted Subsidiary of Silgan), the cash proceeds received by Silgan therefrom (net of underwriting discounts and commissions and other reasonable costs associated therewith).

“Net Equity Proceeds Amount” shall mean, at any time, an amount equal to the Net Equity Proceeds received by Silgan after June 30, 2005, with the Net Equity Proceeds Amount to be immediately reduced by (i) the sum of (I) the amount of any Permitted Debt Repurchases made with Net Equity Proceeds and (II) the amount of any Permitted Debt Repurchases made under (and as defined in) the Existing Credit Agreement with Net Equity Proceeds, (ii) the sum of (I) the amount of any Permitted Acquisitions made with Net Equity Proceeds and (II) the amount of any Permitted Acquisitions made under (and as defined in) the Existing Credit Agreement with Net Equity Proceeds, (iii) the sum of (I) the amount of any Investments made pursuant to Section 8.05(xiii) or guarantees entered into pursuant to Section 8.04(xiii) in each case with Net Equity Proceeds and (II) the amount of any Investments made pursuant to Section 8.05(xiii) of the Existing Credit Agreement and guarantees entered into pursuant to Section 8.04(xiii) of the Existing Credit Agreement in each case with Net Equity Proceeds, and (iv) the sum of (I) the amount of any cash Dividends paid or made pursuant to Sections 8.03(iii) and (iv) with Net Equity Proceeds and (II) the amount of any cash Dividends paid or made pursuant to Sections 8.03(iii) and (iv) of the Existing Credit Agreement with Net Equity Proceeds.

“Net Insurance Proceeds” shall mean, with respect to any Recovery Event, the cash proceeds received by the respective Person therefrom (net of (i) reasonable costs and taxes associated therewith and (ii) the amount of such insurance or condemnation proceeds required to be used to repay any Indebtedness (other than Indebtedness secured under the Security Documents) which is secured by the respective assets subject to such Recovery Event).

“Net Sale Proceeds” shall mean, for any Asset Sale or sale and leaseback transaction, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale or sale and leaseback transaction net of (i) the reasonable costs incurred in connection therewith, (ii) the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness secured under the Security Documents) which is secured by the respective assets which were sold and (iii) the estimated marginal increase in taxes which will be payable by Silgan’s consolidated group with respect to the year in which sale occurs as a result thereof.

“Non-B/A Lender” shall mean any Canadian Revolving Lender which is unwilling or unable to create Bankers’ Acceptances by accepting Drafts and which has identified itself as a “Non-B/A Lender” by written notice to any relevant Canadian Revolving Borrower.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Note” shall mean each US A Term Note, each Canadian A Term Note, each Euro A Term Note, each Incremental Term Note, each Canadian Revolving Note, each Revolving Note and each Swingline Note.

“Notice of Borrowing” shall have the meaning provided in Section 1.03(a).

“Notice of Conversion/Continuation” shall have the meaning provided in Section 1.06.

“Notice Office” shall mean (i) except as provided in clause (ii) below, the office of the Administrative Agent located at 5022 Gate Parkway, Suite 100, Jacksonville, Florida 32256, Attention: Michael Pizarro, Telephone No.: (904) 527-6605, and Telecopier No.: (732) 380-3355 or such other office or offices as the Administrative Agent may designate in writing to the Borrowers and the Lenders from time to time, and (ii) in the case of (x) Incremental Term Loans of a given Tranche to a Foreign Incremental Term Loan Borrower, the office of the Administrative Agent designated as the “Notice Office” for such Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement or (y) a Foreign Revolving Borrower (other than a Canadian Revolving Borrower), the office of the Administrative Agent designated as the “Notice Office” at the time such Wholly-Owned Foreign Subsidiary of Silgan becomes a Foreign Revolving Borrower hereunder (which office, in the case of preceding sub-clauses (x) and (y), may be the same as that in preceding clause (i), although if such office is not the same, a copy of the relevant notice also shall be delivered to the Administrative Agent at the Notice Office referred to in preceding clause (i)), or such other office or offices as the Administrative Agent may designate in writing to the Borrowers and the Lenders from time to time; provided that in the case of all Borrowings of Canadian Revolving Loans and all notices relating thereto, the “Notice Office” shall, unless otherwise provided above, also include the office of the Canadian Sub-Agent located at 222 Bay Street, Suite 1100, Toronto, Ontario, Canada M5K 1E7.

“Obligation Currency” shall have the meaning provided in Section 12.21(a).

“Obligations” shall mean all amounts owing to any Agent, the Collateral Agent, any Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document, including, without limitation, all amounts in respect of any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements (including Unpaid Drawings with respect to Letters of Credit), damages and other liabilities, and guarantees of the foregoing amounts.

“Other Alternate Currency” shall mean an Alternate Currency other than Canadian Dollars and a Primary Alternate Currency.

“Other Hedging Agreements” shall mean (i) any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values and (ii) any commodity swap agreements or other similar agreements or arrangements designed to protect against fluctuations in commodity prices.

“Parallel Debt” shall have the meaning provided in Section 12.24(a).

“Participant” shall have the meaning provided in Section 2.04(a).

“Patriot Act” shall have the meaning provided in Section 12.19.

“Payment Office” shall mean (i) except as provided in clause (ii) below, the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005, or such other office as the Administrative Agent may designate in writing to the Borrowers and the Lenders from time to time, and (ii) in the case of (x) Incremental Term Loans of a given Tranche to a Foreign Incremental Term Loan Borrower, the office of the Administrative Agent designated as the “Payment Office” for such Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement or (y) a Foreign Revolving Borrower (other than a Canadian Revolving Borrower), the office of the Administrative Agent designated as the “Payment Office” at the time such Wholly-Owned Foreign Subsidiary of Silgan becomes a Foreign Revolving Borrower hereunder (which office, in the case of preceding sub-clauses (x) and (y), may be the same as that in preceding clause (i), although if such office is not the same, a copy of the relevant notice also shall be delivered to the Administrative Agent at the Payment Office referred to in preceding clause (i)), or such other office or offices as the Administrative Agent may designate in writing to the Borrowers and the Lenders from time to time ; provided that in the case of all payments in respect of Canadian Revolving Loans and all notices relating thereto, the “Payment Office” shall, unless otherwise provided above, also include the office of the Canadian Sub-Agent located at 222 Bay Street, Suite 1100, Toronto, Ontario, Canada M5K 1E7.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquisition” shall have the meaning provided in Section 8.02(x).

“Permitted Additional Investment Basket Amount” shall mean, at any time, an amount equal to the sum of (I) the Net Equity Proceeds Amount at such time and (II) the Retained Excess Cash Flow Amount at such time.

“Permitted Debt Repurchases” shall mean one or more open market or privately negotiated transactions or voluntary Refinancings pursuant to which (x) Silgan Refinances outstanding 6-3/4% Senior Subordinated Debentures, Senior Notes or Additional Permitted Indebtedness incurred by it or a Dutch Subsidiary or (y) a Dutch Subsidiary Refinances outstanding Additional Permitted Dutch Subordinated Indebtedness incurred by it, in each case, so long as (i) at the time of each such Refinancing, no Default or Event of Default then exists or would result therefrom, (ii) except as provided in the immediately succeeding sentence, at the time of each such Refinancing and immediately after giving effect thereto, the Total Leverage Ratio on a Pro Forma Basis for the Test Period then most recently ended for which financial statements have been delivered to the Lenders under this Agreement is less than 3.50:1.00, (iii) except as provided in the immediately succeeding sentence, within five Business Days prior to the consummation of any such Refinancing, Silgan shall deliver to the Administrative Agent a certificate of its chief financial officer or treasurer setting forth (in reasonable detail) the calculation of the Total Leverage Ratio on a Pro Forma Basis for the Test Period then most recently ended for which financial statements have been delivered to the Lenders under this Agreement, and such calculation shall show that the Total Leverage Ratio is less than 3.50:1.00, (iv) the sum of (I) the Total Unutilized Revolving Loan Commitment plus (II) the Dollar Equivalent of the Total Unutilized Canadian Revolving Loan Commitment plus (III) the aggregate amount of all unrestricted cash and Cash Equivalents on the consolidated balance sheet of Silgan and its Subsidiaries, in each case after giving effect to the respective Permitted Debt Repurchase, shall be at least $100,000,000 and (v) immediately following any such Refinancing, the 6-3/4% Senior Subordinated Debentures, the Senior Notes or the Additional Permitted Indebtedness so Refinanced are cancelled by Silgan or the respective Dutch Subsidiary as the case may be. Notwithstanding the foregoing, clauses (ii), (iii) and (iv) above in this definition shall not apply to any Refinancing of 6-3/4% Senior Subordinated Debentures, Senior Notes or Additional Permitted Silgan Indebtedness so long as the only proceeds used to effect such Refinancing are from the incurrence of Additional Permitted Silgan Indebtedness.

“Permitted Holders” shall mean any of the following Persons:

(1) Mr. D. Greg Horrigan and Mr. R. Phillip Silver;

(2) Affiliates, siblings, children and other lineal descendants, spouses or former spouses, widows or widowers and estates of either of the Persons referred to in clause (1) above;

(3) any trust having as its sole beneficiaries one or more of the Persons refereed to in clauses (1) or (2) above; and

(4) any Person a majority of the voting power of the outstanding capital stock of which is owned by one or more of the Persons referred to in clauses (1), (2) or (3) above.

“Permitted Liens” shall have the meaning provided in Section 8.01.

“Permitted Subordinated Indebtedness” shall mean the 6-3/4% Senior Subordinated Debentures and any Additional Permitted Dutch Subordinated Indebtedness.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, unlimited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or any single-employer plan (as defined in Section 4001(a)(15) of ERISA), subject to Title IV of ERISA, which is maintained or contributed to, or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate.

“Plastics” shall have the meaning provided in the first paragraph of this Agreement.

“Pounds Sterling” shall mean freely transferable lawful money of the United Kingdom.

“Pounds Sterling Equivalent” shall mean, at any time for the determination thereof, the amount of Pounds Sterling which could be purchased with the amount of Dollars involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (Local Time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 12.21, on the date of determination).

“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations thereunder and any other personal property security legislation and applicable regulations of any other province or territory of Canada (including the Civil Code (Quebec) and the regulation respecting the register of personal and movable real rights promulgated thereunder) where a Canadian Credit Party has, from time to time, its chief executive office or tangible personal property, in each case, as may be amended from time to time and includes any successor legislation.

“Primary Alternate Currency” shall mean each of Euros and Pounds Sterling.

“Primary Alternate Currency Letter of Credit” shall mean any Letter of Credit denominated in a Primary Alternate Currency.

“Primary Alternate Currency Letter of Credit Outstandings” shall mean all Letter of Credit Outstandings which do not constitute Dollar Letter of Credit Outstandings.

“Primary Alternate Currency LIBOR” shall mean, with respect to each Interest Period applicable to any Alternate Currency Loan denominated in a Primary Alternate Currency, (x) in the case of each Borrowing of Alternate Currency Loans denominated in Euros, the rate per annum for deposits in Euros as determined by the Administrative Agent for a period corresponding to the duration of the relevant Interest Period which appears on Reuters Page EURIBOR-01 (or any successor page) at approximately 11:00 A.M. (Brussels time) on the applicable Interest Determination Date (or, if such rate is not shown on Reuters Page EURIBOR-01 (or any successor page), the average offered quotation to prime banks in the Euro-zone interbank market by the Administrative Agent for Euro deposits of amounts comparable to the principal amount of such Euro Rate Loan to be made by the Administrative Agent as part of such Borrowing (in its capacity as a Lender (or, if the Administrative Agent is not a Lender with respect thereto, taking the average principal amount of such Euro Rate Loans then being made by the various Lenders pursuant thereto)) with maturities comparable to the Interest Period to be applicable to such Euro Rate Loan (rounded upward to the next whole multiple of 1/16 of 1%), determined as of 11:00 A.M. (Brussels time) on the applicable Interest Determination Date), and (y) in the case of each Borrowing of Alternate Currency Loans denominated in Pounds Sterling, the rate per annum as determined by the Administrative Agent to be the British Bankers Association Interest Settlement Rate that appears on Reuters Page LIBOR01 (or any successor page) for deposits in Pounds Sterling with maturities comparable to such Interest Period as of 11:00 A.M. (London time) on the applicable Interest Determination Date or, if such rate does not appear on the Dow Jones Telerate Screen (or any successor page), the offered quotations to prime banks in the London interbank market by the Administrative Agent for deposits in Pounds Sterling of amounts in same day funds comparable to the outstanding principal amount of such Euro Rate Loan of the Administrative Agent (in its capacity as a Lender (or, if the Administrative is not a Lender with respect thereto, taking the average principal amount of such Euro Rate Loans then being made by the various Lenders pursuant thereto) with maturities comparable to such Interest Period (rounded upward to the next whole multiple of 1/16 of 1%) determined as of 11:00 A.M. (London time) on the applicable Interest Determination Date; provided that in the event the Administrative Agent has made any determination pursuant to Section 1.10(a)(i) in respect of Alternate Currency Loans denominated in the applicable Primary Alternate Currency, or in the circumstances described in clause (i) to the proviso to Section 1.10(b) in respect of Alternate Currency Loans denominated in such Primary Alternate Currency, the relevant Primary Alternate Currency LIBOR determined pursuant to this definition with respect to such Primary Alternate Currency shall instead be the rate determined by the Administrative Agent as the all-in-cost of funds for the Administrative Agent to fund the respective Alternate Currency Loan denominated in such Primary Alternate Currency with maturities comparable to the Interest Period applicable thereto.

“Primary Alternate Currency Revolving Loan” shall mean each Revolving Loan denominated in a Primary Alternate Currency.

“Primary Alternate Currency Revolving Loan Sublimit” shall mean an amount equal to the lesser of (i) $500,000,000 and (ii) the amount of the Total Revolving Loan Commitment as then in effect.

“Primary Alternate Currency Unpaid Drawing” shall have the meaning provided in Section 2.05(a).

“Prime Lending Rate” shall mean the rate which Deutsche Bank announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Deutsche Bank may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or financial term required by this Agreement to be determined on a Pro Forma Basis, the calculation thereof after giving effect on a pro forma basis to (w) the assumption, incurrence or issuance of any Indebtedness or capital stock (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness (including, without limitation, any Indebtedness assumed as part of any Permitted Acquisition and any Additional Permitted Indebtedness pursuant to a Refinancing), or to finance Permitted Acquisitions or Investments made pursuant to Section 8.05(xiii)) during (and, in the case of determining compliance with Section 8.02(x), after the first day of) the relevant Calculation Period as if such Indebtedness had been incurred or capital stock issued (and the proceeds thereof applied) on the first day of the relevant Calculation Period, it being understood that to the extent any Indebtedness is incurred to purchase any working capital in connection with a Permitted Acquisition, such amount shall be based on the average working capital of the Person or assets so acquired for the four quarter period immediately preceding the date of such acquisition, (x) the permanent repayment of any Indebtedness (other than revolving Indebtedness (except to the extent accompanied by a corresponding permanent commitment reduction) and any Term Loan Scheduled Repayment during (and, in the case of determining compliance with Section 8.02(x), after the first day of) the relevant Calculation Period as if such Indebtedness had been retired or redeemed on the first day of the relevant Calculation Period, (y) the consummation of any Specified Asset Sale or sale and leaseback transaction during and, in the case of determining compliance with Section 8.02(x), after the first day of) the relevant Calculation Period as if such Specified Asset Sale or sale and leaseback transaction had been consummated on the first day of the relevant Calculation Period and (z) all Permitted Acquisitions, consummated during (and, in the case of determining compliance with Section 8.02(x), after the first day of) the relevant Calculation Period and, in the case of determining compliance with Section 8.02(x), on or prior to the date of the respective Permitted Acquisition then being effected, with the following rules to apply in connection with the foregoing:

(i) all Indebtedness and capital stock (x) (other than revolving Indebtedness, except to the extent same is incurred to refinance other outstanding Indebtedness (including, without limitation, any Indebtedness assumed as part of any Permitted Acquisition and any Additional Permitted Indebtedness pursuant to a Refinancing) or to finance Permitted Acquisitions or Investments made pursuant to Section 8.05(xiii)) assumed, incurred or issued during (and, in the case of determining compliance with Section 8.02(x), after the first day of) the relevant Calculation Period (whether incurred to finance a Permitted Acquisition or an Investment made pursuant to Section 8.05(xiii), to refinance Indebtedness or otherwise) shall be deemed to have been incurred or issued (and the proceeds thereof applied) on the first day of the respective Calculation Period and remain outstanding through the date of determination and (y) (other than revolving Indebtedness (except to the extent accompanied by a corresponding permanent commitment reduction)) permanently retired or redeemed during (and, in the case of determining compliance with Section 8.02(x), after the first day of) the relevant Calculation Period shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

(ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) in the case of floating rate indebtedness, the average rate which would have been applicable thereto during the respective period when same was deemed outstanding (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding); and

(iii) in making any determination of EBITDA, pro forma effect shall be given to any Permitted Acquisition and any Specified Asset Sale and sale and leaseback transaction for the periods described above as if such cost savings or expenses were realized on the first day of the respective period, taking into account, in the case of any Permitted Acquisition, pro forma cost savings that are factually supportable, identifiable and directly attributable to operational efficiencies (including, without limitation, purchasing synergies and personnel reductions that are factually supportable, identifiable and directly attributable to operational efficiencies) expected to be created by Silgan with respect to any Permitted Acquisition (as certified by the chief financial officer or treasurer of Silgan), which efficiencies can be reasonably computed (based on the four fiscal quarters immediately preceding the date of such proposed Permitted Acquisition), are expected be realized within 12 months from the date of such Permitted Acquisition and are approved by the Administrative Agent in its sole discretion acting in good faith.

In addition, to the extent that either historical financial information of the Person or assets acquired as part of any Permitted Acquisition is not available or pro forma adjustments have been made to any available historical financial information, Silgan also shall provide a certificate of its chief financial officer or treasurer certifying that the financial information used to determine such pro forma calculations reasonably reflects the results that would have occurred had such Permitted Acquisition occurred on the first day of the most recently ended Test Period.

“Projections” shall have the meaning provided in Section 5.01(m).

“Qualified Preferred Stock” shall mean any preferred stock of Silgan so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before the date which is six months after the latest Maturity Date then in effect, (ii) provide that the payment of all Dividends thereunder are subject to the provisions set forth in this Agreement, as the same may be amended, modified, replaced or refinanced from time to time, (iii) do not contain any covenants that are more restrictive in any material respect than those covenants contained in the Senior Notes Indenture (as in effect on the date hereof), (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of Silgan, liquidations involving Silgan or amendments to any of the covenants set forth therein, and (v) are otherwise reasonably satisfactory to the Administrative Agent.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December commencing September 30, 2010.

“Quebec Secured Obligations” shall have the meaning provided in Section 11.11.

“Quebec Security” shall mean a hypothec over all movable property in form registrable under the Civil Code (Quebec), and related bond and bond pledge agreement, in each case in form and substance satisfactory to the Collateral Agent.

“Rating Agency” shall mean each of S&P and Moody’s; provided, however, if either such Rating Agency no longer provides a corporate credit or corporate family (as applicable) rating of Silgan, then Silgan agrees, at its own expense, to use its commercially reasonable efforts to find a replacement rating agency therefor that is reasonably satisfactory to the Administrative Agent to provide and maintain a public corporate rating of Silgan.

“RCRA” shall mean the Resources Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. § 6901 et seq.

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Receivables Subsidiary” shall mean a special purpose Wholly-Owned Domestic Subsidiary of Silgan formed to enter into the Accounts Receivable Facility.

“Recovery Event” shall mean the receipt by Silgan or any of its Subsidiaries of any cash insurance proceeds or casualty or condemnation awards payable by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Silgan or any of its Subsidiaries.

“Refinance,” “Refinanced” or “Refinancing” shall mean, when used in respect of the 6-3/4% Senior Subordinated Debentures, the Senior Notes and/or any Additional Permitted Indebtedness, to refinance, redeem, repay, repurchase, acquire or defease any 6- 3/4% Senior Subordinated Debentures, any Senior Notes or any such issue of Additional Permitted Indebtedness.

“Register” shall have the meaning provided in Section 12.16.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Related Foreign Company Group” shall mean, with respect to any Foreign Borrower, the Foreign Subsidiaries which are parents of such Foreign Borrower, and the Subsidiaries of such Foreign Borrower (as well as any other Subsidiaries of such parents that are incorporated in the same jurisdiction as such Foreign Borrower).

“Related Foreign Company Guarantor” shall have the meaning provided in Section 5.03(b).

“Related Foreign Company Guaranty” shall have the meaning provided in Section 5.03(b).

“Relevant Currency Equivalent” shall mean the Dollar Equivalent, the Canadian Dollar Equivalent, the Euro Equivalent or the Pounds Sterling Equivalent, as applicable.

“Relevant Effective Date” shall mean (i) in the case of any Lender party hereto on the Effective Date or any assignee of any such Lender, the Effective Date, and (ii) in the case of a Person which is an Eligible Transferee that initially becomes a Lender hereto pursuant to Section 1.14 or 1.15, the Incremental Loan Commitment Date specified in the respective Incremental Commitment Agreement for such Eligible Transferee.

“Replaced Lender” shall have the meaning provided in Section 1.13.

“Replacement Lender” shall have the meaning provided in Section 1.13.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

“Required Lenders” shall mean Non-Defaulting Lenders the sum of whose outstanding Term Loans, Incremental Term Loan Commitments, Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) and Canadian Revolving Loan Commitments (or after the termination thereof, outstanding Canadian Revolving Loans) represent an amount greater than 50% of the sum of (i) all outstanding Term Loans of Non-Defaulting Lenders, (ii) the Total Incremental Term Loan Commitment in respect of all Tranches of Incremental Term Loans less the Incremental Term Loan Commitments of all Defaulting Lenders, (iii) the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Lenders (or, if after the Total Revolving Loan Commitment has been terminated, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders) and the aggregate RL Percentages of all Non-Defaulting Lenders of the total outstanding Swingline Loans and Letter of Credit Outstandings at such time and (iv) the Total Canadian Revolving Loan Commitment less the Canadian Revolving Loan Commitments of all Defaulting Lenders (or, if after the Total Canadian Revolving Loan Commitment has been terminated, the sum of the then total outstanding Canadian Revolving Loans of Non-Defaulting Lenders). For purposes of this definition, the calculation of the outstanding principal amount of all Alternate Currency Loans and the amount of any Incremental Term Loan Commitments denominated in an Alternate Currency shall be determined by taking the Dollar Equivalent thereof at the time of any such calculation.

“Required US Lenders” shall mean those Non-Defaulting Lenders holding Loans and Revolving Loan Commitments of the US Borrowers which would constitute the Required Lenders under, and defined in, this Agreement if all the outstanding Obligations of the Foreign Borrowers were repaid in full and all the Commitments with respect thereto were terminated.

“Retained Excess Cash Flow Amount” shall mean the sum of (I) $450,000,000 plus (II) a cumulative amount equal to the remainder of (x) 100% of Excess Cash Flow for each Excess Cash Payment Period (commencing with the Excess Cash Payment Period ending December 31, 2010) less (y) the sum of (I) the amount (if any) required to be repaid pursuant to Section 4.02(f) in respect of each such Excess Cash Payment Period and (II) the amount referred to in sub-clause (B) of Section 4.02(f) in respect of such Excess Cash Payment Period, with the Retained Excess Cash Flow Amount to be immediately reduced by (i) the amount of any

Permitted Debt Repurchases made with the proceeds of the Retained Excess Cash Flow Amount (including all amounts expended in respect of principal, premium and fees, but excluding interest) and (ii) the amount of any Investments made pursuant to Section 8.05(xiii) or guaranties entered into pursuant to Section 8.04(xiii) in excess of 20% of Consolidated Tangible Assets at the relevant time (based on the most recently delivered financial statements pursuant to Section 7.01) in the aggregate in each case made with the proceeds of the Retained Excess Cash Flow Amount.

“Revolving Borrower” shall mean each of (i) Silgan, Containers, Plastics, Manufacturing, CanCo and each Canadian Revolving Borrower (but, in the case of a Canadian Revolving Borrower, solely with respect to Canadian Revolving Loans incurred pursuant to the Total Canadian Revolving Loan Commitment) and (ii) Silgan and any other Wholly-Owned Subsidiary of Silgan (other than the Receivables Subsidiary) that in each case becomes a Revolving Borrower pursuant to Section 5.03(a) and, to the extent applicable, Section 5.03(b).

“Revolving Lender” shall mean each Lender which has a Revolving Loan Commitment (without giving effect to any termination of the Total Revolving Loan Commitment if any Swingline Loans or Letter of Credit Outstandings remain outstanding) or which has any outstanding Revolving Loans.

“Revolving Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “Revolving Loan Commitment,” as same may be (x) increased from time to time pursuant to Section 1.15, (y) reduced from time to time or terminated pursuant to Sections 3.02, 3.03, 4.02 and/or 9, or (z) adjusted from time to time as a result of assignments to or from such Lender pursuant to Sections 1.13 and/or 12.04(b).

“Revolving Loan Maturity Date” shall mean July 7, 2015.

“Revolving Loans” shall have the meaning provided in Section 1.01(e).

“Revolving Note” shall have the meaning provided in Section 1.05(a).

“Revolving Outstandings” shall mean, at any time, the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all Letter of Credit Outstandings at such time plus the aggregate principal amount of all AR Revolver Debt then outstanding; provided, however, (i) that the term Revolving Outstandings shall not include any Revolving Loans, Swingline Loans or AR Revolving Debt the proceeds of which were used to finance a Permitted Acquisition (including to refinance any Indebtedness assumed as part of any Permitted Acquisition), an Investment pursuant to Section 8.05(xiii), a payment under a guaranty provided under Section 8.04(xiii) or a Permitted Debt Repurchase and (ii) for the period through, but not including, December 31, 2010, the Revolving Outstandings amount shall be equal to $29,700,000.

“RL Percentage” of any Revolving Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Revolving Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided that if the RL Percentage of any RL Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

“S&P” shall mean Standard & Poor’s Rating Services, a division of McGraw-Hill, Inc.

“Schedule I Bank” shall mean a bank that is a Canadian chartered bank listed on Schedule I to the Bank Act (Canada).

“Schedule II Bank” shall mean a bank that is a Canadian chartered bank listed on Schedule II to the Bank Act (Canada).

“Schedule III Bank” shall mean an authorized foreign bank listed on Schedule III to the Bank Act (Canada).

“SEC” shall have the meaning provided in Section 7.01(g).

“Section 4.04(b)(ii) Certificate” shall have the meaning provided in Section 4.04(b).

“Secured Creditors” shall have the meaning provided in the respective Security Documents.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Security Document” shall mean and include each US Security Document, each Canadian Security Document and each other Foreign Security Document.

“Senior Notes” shall mean Silgan’s 7.25% Senior Notes due 2016, which were issued prior to the Initial Borrowing Date pursuant to the Senior Notes Indenture.

“Senior Notes Documents” shall mean the Senior Notes, the Senior Notes Indenture and each of the other documents executed in connection therewith.

“Senior Notes Indenture” shall mean the Indenture, dated as of May 29, 2009, between Silgan and U.S. Bank National Association, as trustee, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Sharing Event” shall mean (i) the occurrence of any Event of Default with respect to any Borrower pursuant to Section 9.05, (ii) the acceleration of the maturity of the Loans pursuant to the last paragraph of Section 9 or (iii) if the Required US Lenders so elect, the failure to pay any Tranche of Loans in full at the respective Maturity Date therefor.

“Silgan Canada” shall have the meaning provided in the first paragraph hereof.

“Silgan International” shall mean Silgan International Holdings B.V., a limited liability company organized under the laws of The Netherlands and a Wholly-Owned Foreign Subsidiary of Silgan

“6-3/4% Senior Subordinated Debenture Documents” shall mean the 6- 3/4% Senior Subordinated Debentures, the 6-3/4% Senior Subordinated Debenture Indenture and each of the other documents executed in connection therewith.

“6-3/4% Senior Subordinated Debenture Indenture” shall mean the Indenture, dated as of November 14, 2003, between Silgan and U.S. Bank National Association, as successor to National City Bank, as trustee, as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“6-3/4% Senior Subordinated Debentures” shall mean Silgan’s 6-3/4% Senior Subordinated Notes due November 15, 2013, which were issued prior to the Initial Borrowing Date pursuant to the 6-3/4% Senior Subordinated Debenture Indenture.

“Specified Asset Sale” shall mean any Asset Sale in which the gross cash proceeds received therefrom is at least $1,000,000.

“Specified Default” shall mean any Default under Section 9.01 or 9.05.

“Start Date” shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

“Stated Amount” of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (determined without regard to whether any conditions to drawing could then be met) but after giving effect to all previous drawings made thereunder; provided that, except as such term is used in Section 2.02, the “Stated Amount” of each Primary Alternate Currency Letter of Credit shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in the relevant Primary Alternate Currency thereunder (determined without regard to whether any conditions to drawings could then be met) but after giving effect to all previous drawings made thereunder.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Notwithstanding the foregoing (and except for purposes of Sections 6.11, 6.12, 7.06, 7.08, 9.06 and 12.01, and the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Silgan or any of its other Subsidiaries for purposes of this Agreement or any other Credit Document. Unless the context indicates otherwise, all references herein to Subsidiaries are references to Subsidiaries of any Borrower.

“Supermajority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the text “an amount greater than 50%” contained therein were changed to “an amount equal to at least 66-2/3%”.

“Swingline Back-Stop Arrangements” shall have the meaning provided in Section 2.01(b).

“Swingline Expiry Date” shall mean the date which is two Business Days prior to the Revolving Loan Maturity Date.

“Swingline Lender” shall mean the Administrative Agent, in its capacity as the Swingline Lender hereunder.

“Swingline Loan” shall have the meaning provided in Section 1.01(f).

“Swingline Note” shall have the meaning provided in Section 1.05(a).

“Tax Sharing Agreement” shall mean the Tax Allocation Agreement, dated as of July 13, 1990, as amended on December 21, 1993 and August 1, 1995, by and among Silgan and each of its Domestic Subsidiaries party thereto, as amended, modified or supplemented from time to time.

“Taxes” shall have the meaning provided in Section 4.04(a).

“Term Loan” shall mean each US A Term Loan, each Canadian A Term Loan, each Euro A Term Loan and each Incremental Term Loan.

“Term Loan Percentage” of a Tranche of Term Loans shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of all Term Loans of such Tranche (which, in the case of Canadian A Term Loans, Euro A Term Loans and Alternate Currency Incremental Term Loans, shall be the Dollar Equivalent of such aggregate outstanding principal amount) at such time and the denominator of which is equal to the aggregate outstanding principal amount of all Term Loans of all Tranches (which, in the case of Canadian A Term Loans, Euro A Term Loans and Alternate Currency Incremental Term Loans, shall be the Dollar Equivalent of such aggregate principal amount) at such time.

“Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(e).

“Test Date” shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of Silgan ended immediately prior to such Start Date.

“Test Period” shall mean each period of four consecutive fiscal quarters of Silgan (in each case taken as one accounting period).

“Total Canadian A Term Loan Commitment” shall mean, at any time, the sum of the Canadian A Term Loan Commitments of each of the Lenders at such time.

“Total Canadian Revolving Loan Commitment” shall mean, at any time, the sum of the Canadian Revolving Loan Commitments of each of the Canadian Revolving Lenders at such time.

“Total Commitment” shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

“Total Euro A Term Loan Commitment” shall mean, at any time, the sum of the Euro A Term Loan Commitments of each of the Lenders at such time.

“Total Incremental Term Loan Commitment” shall mean, at any time and for any Tranche of Incremental Term Loans, the sum of the Incremental Term Loan Commitments of such Tranche of each of the Lenders at such time.

“Total Indebtedness” shall mean, at any time, the aggregate principal amount of Indebtedness of Silgan and its Subsidiaries determined on a consolidated basis at such time (but excluding (x) obligations in respect of Interest Rate Protection Agreements and (y) any premiums or discounts associated with the issuance of any Indebtedness to the extent that accounting principles generally accepted in the United States would require such amounts to be reflected as Indebtedness on a consolidated balance sheet of Silgan).

“Total Leverage Ratio” shall mean, for any period, the ratio of (x) the sum of (I) Total Indebtedness (excluding Revolving Outstandings) as of the last day of such period plus (II) the Revolving Outstandings on the December 31 immediately preceding the last day of such period (or, in the case of a Test Period ended on December 31 in any fiscal year of Silgan, the Revolving Outstandings on such December 31) to (y) EBITDA for then the most recently ended Test Period. In determining the Total Leverage Ratio for any period, there shall be excluded from Total Indebtedness an amount equal to the amount of unrestricted cash and Cash Equivalents on the consolidated balance sheet of Silgan and its Subsidiaries as of the last day of such period to the extent, but only to the extent, no Revolving Loans or Swingline Loans are outstanding on such day, provided, that in no event shall more than $100,000,000 be deducted in determining Total Indebtedness as of the last day of such period); it being understood and agreed, however, for purposes of determining Total Indebtedness or Revolving Loans or Swingline Loans at any time that the CanCo Restrictions are in effect, there shall be excluded from such calculation that aggregate principal amount of all Revolving Loans and Swingline Loans made to CanCo which equals the aggregate amount of unrestricted cash and Cash Equivalents held by Silgan and its Subsidiaries (other than CanCo and its Subsidiaries) as reflected on the consolidated balance sheet of Silgan and its Subsidiaries as of the last day of such period.

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time.

“Total Unutilized Canadian Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the then Total Canadian Revolving

Loan Commitment less (y) the sum of the aggregate principal amount (or Face Amount, as applicable) of all Canadian Revolving Loans then outstanding.

“Total Unutilized Revolving Loan Commitment” shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment less (y) the sum of the aggregate principal amount of all Revolving Loans (for this purpose, using the Dollar Equivalent of all Primary Alternate Currency Revolving Loans) and Swingline Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

“Total US A Term Loan Commitment” shall mean, at any time, the sum of the US A Term Loan Commitments of each of the Lenders at such time.

“Tranche” shall mean the respective facilities and commitments utilized in making Loans hereunder, with there being six separate Tranches on the Effective Date, i.e., US A Term Loans, Canadian A Term Loans, Euro A Term Loans, Canadian Revolving Loans, Revolving Loans and Swingline Loans. In addition, and notwithstanding the foregoing, any Incremental Term Loans extended after the Initial Borrowing Date shall, except to the extent provided in Section 1.14(c), be made pursuant to one or more additional Tranches which shall be designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 1.14, provided that, for purposes of Section 1.16 only, for so long as the CanCo Restrictions remain in effect and CanCo has not become a party to the US Borrowers/Subsidiaries Guaranty, Revolving Loans and Letter of Credit Outstandings made to CanCo shall be deemed to be a separate Tranche.

“Triggering Event” shall mean (i) any of the events described in Section 6(a) of the Campbell Can Pledge Agreement, (ii) the non-renewal of the term under the Campbell Can Supply Agreement and purchase by Campbell Soup of all of CanCo’s assets, all as described in Article 8 of the Campbell Can Supply Agreement and (iii) any other event that allows Campbell Soup to purchase all or substantially all of the assets or capital stock of CanCo.

“Type” shall mean (i) for any Dollar Loan, the type of such Dollar Loan determined with regard to the interest option available thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan, (ii) for any Alternate Currency Loan (other than a Canadian Term Loan), the Applicable Currency of such Alternate Currency Loan (other than a Canadian Term Loan), (iii) for any Canadian Term Loan, the type of such Canadian Term Loan determined with regard to the interest option available thereto, i.e., whether a Canadian Prime Rate Loan or a B/A Discount Rate Loan, and (iv) for any Canadian Revolving Loan, the type of such Canadian Revolving Loan determined with regard to the interest option available thereto, i.e., whether a Canadian Prime Rate Loan or a Bankers’ Acceptance Loan.

“UCC” shall mean the Uniform Commercial Code as in effect in the relevant jurisdictions.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto determined in accordance with Section 412 of the Code.

“United States” and “US” shall each mean the United States of America.

“Unpaid Drawing” shall mean a Dollar Unpaid Drawing and/or Alternate Currency Unpaid Drawing, as the context may require.

“Unrestricted Subsidiary” shall mean any Subsidiary of Silgan that is (i) acquired or created after the Initial Borrowing Date and (ii) designated by Silgan as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent at the time that such Subsidiary is created or acquired, provided that Silgan shall only be permitted to so designate such Subsidiary as an Unrestricted Subsidiary after the Initial Borrowing Date so long as (w) no Default or Event of Default then exists or would result therefrom, (x) all of the provisions of Section 8.10 shall have been complied with in respect of such newly-designated Unrestricted Subsidiary, (y) such Unrestricted Subsidiary shall be capitalized (to the extent capitalized by Silgan or any of its Subsidiaries) through Investments as permitted by, and in compliance with, Section 8.05(xiii) and with any assets owned by such Unrestricted Subsidiary at the time of the initial designation thereof to be treated as Investments in such Unrestricted Subsidiary pursuant to Section 8.05(xiii), and (z) at least five Business Days prior to the designation of any Person as an Unrestricted Subsidiary, Silgan shall have delivered to the Administrative Agent a certificate of its chief financial officer or treasurer setting forth (in reasonable detail) the recalculation of the Interest Coverage Ratio and the Total Leverage Ratio on a Pro Forma Basis for the Test Period then most recently ended prior to the date of such designation for which financial statements have been delivered to the Lenders under this Agreement, and such recalculation shall show that Silgan would have been in compliance with Sections 8.07 and 8.08 as of the last day of such Test Period.

“Unutilized Canadian Revolving Loan Commitment” with respect to any Canadian Revolving Lender, at any time, shall mean such Canadian Revolving Lender’s Canadian Revolving Loan Commitment at such time less the aggregate principal amount (or Face Amount, as applicable) of all Canadian Revolving Loans made by such Canadian Revolving Lender and outstanding at such time.

“Unutilized Revolving Loan Commitment” with respect to any Revolving Lender, at any time, shall mean such Revolving Lender’s Revolving Loan Commitment at such time less the sum of (i) the aggregate principal amount of all Revolving Loans made by such Revolving Lender and outstanding at such time (for this purpose, using the Dollar Equivalent of all outstanding Primary Alternate Currency Revolving Loans of such Revolving Lender) and (ii) such Revolving Lender’s RL Percentage of the Letter of Credit Outstandings at such time.

“US A Term Loan” shall have the meaning provided in Section 1.01(a).

“US A Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule I directly below the column entitled “US A Term Loan Commitment”, as same may be (x) terminated pursuant to Section 3.03 or 9 or (y) adjusted from time to time as a result of assignments to or from such Lender prior to the Initial Borrowing Date pursuant to Sections 1.13 and/or 12.04(b).

“US A Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(b).

“US A Term Note” shall have the meaning provided in Section 1.05(a).

“US Borrower” shall mean Silgan or any other US Revolving Borrower.

“US Borrowers/Subsidiaries Guaranty” shall have the meaning provided in Section 5.01(g).

“US Collateral” shall mean all assets or properties of any US Credit Party covered by any of the US Security Documents, including all Additional Collateral covered thereby.

“US Credit Party” shall mean each of Silgan, each other US Revolving Borrower and each other US Guarantor.

“US Guarantor” shall mean Silgan, each other US Revolving Borrower and each other US Subsidiary Guarantor in their capacities as such, although neither CanCo nor any of its Subsidiaries shall be a Guarantor for so long as the applicable CanCo Restrictions remain in effect.

“US Pledge Agreement” shall have the meaning provided in Section 5.01(h).

“US Pledge Agreement Collateral” shall mean all “Collateral” as defined in the US Pledge Agreement.

“US Revolving Borrower” shall mean Silgan and each Revolving Borrower that is a Wholly-Owned Domestic Subsidiary of Silgan.

“US Security Agreement” shall have the meaning provided in Section 5.01(i).

“US Security Agreement Collateral” shall mean and include all “Collateral” as defined in the US Security Agreement.

“US Security Documents” shall mean and include the US Pledge Agreement, the US Security Agreement and, after the execution and delivery thereof, each Additional Security Document entered into by a US Credit Party.

“US Subsidiary Guarantor” shall mean (i) each US Revolving Borrower (other than Silgan) in its capacity as a guarantor under the US Borrowers/Subsidiaries Guaranty and (ii) each other Domestic Subsidiary of Silgan (other than the Receivables Subsidiary), although neither CanCo nor any of its Subsidiaries shall be a US Subsidiary Guarantor for so long as the applicable CanCo Restrictions are in effect.

“Voting Lender Participant” shall have the meaning provided in Section 12.04(a)(B).

“Voting Lender Participant Notice” shall have the meaning provided in Section 12.04(a)(B).

“Voting Stock” shall mean the capital stock of Silgan ordinarily having the power to vote for the election of directors of Silgan.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Domestic Subsidiary.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Foreign Subsidiary.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than directors’ qualifying shares and/or other nominal amounts of shares required to be held by local nationals under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture, limited liability company or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time (other than nominal interests required to be held by local nationals under applicable law); provided, however, except in the case of a Canadian Subsidiary, to the extent that Silgan owns directly or indirectly (through one or more Wholly-Owned Subsidiaries) at least 97% of the total outstanding equity interests (on a fully diluted basis) of any Foreign Subsidiary and the balance of such equity interests are owned by individuals (or their estates or trusts or companies established by such individuals) (and were owned by such individuals (or their estates or trusts or companies established by such individuals) at the time of (but not in contemplation or anticipation of) the acquisition of such Foreign Subsidiary by Silgan), such Foreign Subsidiary shall be deemed to be a Wholly-Owned Subsidiary of Silgan for all purposes under this Agreement except for purposes of (A) Section 8.03(ii) and (B) determining Consolidated Net Income.

“Working Capital” shall mean, at any time, Consolidated Current Assets (excluding cash and Cash Equivalents) less Consolidated Current Liabilities at such time; provided, however, for purposes of calculating Excess Cash Flow for any Excess Cash Payment Period, Working Capital shall be calculated on a Pro Forma basis to give effect to any Permitted Acquisitions made during such period.

10.02 Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.

(b) All accounting terms not specifically defined herein shall be construed in accordance with accounting principles generally accepted in the United States in conformity with those used in the preparation of the last audited financial statements referred to in Section 6.07(a).

Section 11. The Administrative Agent; etc.

11.01 Appointment. The Lenders hereby irrevocably designate and appoint (i) Deutsche Bank as Administrative Agent and (ii) Deutsche Bank Canada as the Canadian Sub-Agent (for purposes of this Section 11 and Section 12.01, the term “Administrative Agent” also shall include Deutsche Bank in its capacity as Collateral Agent pursuant to the Security Documents and Deutsche Bank Canada as the Canadian Sub-Agent) to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent may perform any of its respective duties hereunder by or through its officers, directors, agents, employees or affiliates.

11.02 Nature of Duties. (a) The Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, the Joint Lead Arrangers, Syndication Agent, the Co-Documentation Agents and the Persons listed on the title page hereof as “Senior Managing Agents” and “Managing Agents” are named as such for recognition purposes only, and in their capacities as such shall have no powers, duties, responsibilities or liabilities with respect to this

Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Lead Arrangers and the Syndication Agent shall be entitled to all indemnification and reimbursement rights in favor of the Administrative Agent as, and to the extent, provided for under Sections 11.06 and 12.01. Without limitation of the foregoing, neither any Lead Arranger nor the Syndication Agent shall, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

11.03 Lack of Reliance on the Administrative Agent. Independently and without reliance upon the Administrative Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Silgan and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of Silgan and its Subsidiaries and, except as expressly provided in this Agreement, the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Administrative Agent shall not be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Silgan or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Silgan or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

11.04 Certain Rights of the Administrative Agent. If the Administrative Agent requests instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Lenders; and the Administrative Agent shall not incur liability to any Lender or any other Person by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

11.05 Reliance. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent.

11.06 Indemnification. To the extent the Administrative Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify the Administrative Agent (and any affiliate thereof) in proportion to their respective “percentage” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any affiliate thereof) in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or such affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

11.07 The Administrative Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Majority Lenders”, “Required Lenders,” “Supermajority Lenders,” “holders of Notes” or any similar terms shall, unless the context clearly indicates otherwise, include the Administrative Agent in its respective individual capacities. The Administrative Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders. The Administrative Agent may also be an equity investor in Silgan or any Affiliate of Silgan without any consent required from any Lender.

11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

11.09 Resignation by the Administrative Agent. (a) The Administrative Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 9.05 then exists, Silgan. Any such resignation by an Administrative Agent hereunder shall also constitute its resignation as an Issuing Lender and the Swingline Lender, in which case the resigning Administrative Agent (x) shall not be required to issue any further Letters of Credit or make any additional Swingline Loans hereunder and (y) shall maintain all of its rights as Issuing Lender or Swingline Lender, as the case may be, with respect to any Letters of Credit issued by it, or Swingline Loans made by it, prior to the date of such resignation. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder and/or under the other Credit Documents who shall be a commercial bank or trust company reasonably acceptable to Silgan, which acceptance shall not be unreasonably withheld or delayed (provided that Silgan’s approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of Silgan (which consent shall not be unreasonably withheld or delayed, provided that Silgan’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and/or under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of the Administrative Agent pursuant to this Section 11.09, the Administrative Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 11 (and the analogous provisions of the other Credit Documents) shall continue in effect for the benefit of the Administrative Agent for all of its actions and inactions while serving as the Administrative Agent.

11.10 Collateral Matters. (a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents for the benefit of the Lenders and the other Secured Creditors. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment and satisfaction of all of the Obligations (other than inchoate indemnification obligations) at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than Silgan and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 8.02, (iii) subject to a Permitted Lien pursuant to Sections 8.01(viii), (ix) and (xii), (iv) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 12.12(a)) or (v) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.10.

(c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 11.10 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

11.11 Quebec Security. For greater certainty, and without limiting the powers of the Collateral Agent hereunder or under any of the other Credit Documents, each Canadian Borrower hereby acknowledges that the Collateral Agent shall, for purposes of holding any security granted by such Canadian Borrower or by any of their respective Subsidiaries on property pursuant to the laws of the Province of Quebec to secure Obligations of such Canadian Borrower or such Subsidiary under any bond or debenture (the “Quebec Secured Obligations”), be the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec) for all present and future holders of any bond or debenture. Each of the Lenders, for itself and for all present and future affiliates that are or may become a Secured Creditor and each Agent hereby irrevocably constitutes, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by any of the Canadian Borrowers or by any of their respective Subsidiaries in the Province of Quebec to secure the Quebec Secured Obligations. Each assignee (for itself and for all present and future affiliates) of a Lender and each Agent shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir) by execution of the relevant Assignment and Assumption Agreement or other relevant documentation. The substitution of the Collateral Agent pursuant to Section 11.09 shall also constitute the substitution of the fondé de pouvoir. Notwithstanding the provisions of Section 32 of the Act respecting the special powers of legal persons (Quebec), the Collateral Agent may acquire and be the holder of any bond or debenture. Each Canadian Borrower hereby acknowledges that such bond or debenture constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec. The fondé de pouvoir shall (a) have the sole and exclusive right and authority to exercise, except as may be otherwise specifically restricted hereunder, all rights and remedies given to the fondé de pouvoir pursuant to any hypothec, bond, pledge, applicable law or otherwise, (b) benefit from and be subject to all provisions hereof with respect to the Collateral Agent, mutatis mutandis, including, without limitation, all such provisions with respect to the liability or responsibility to an indemnification by the Lenders or the Agents, and (c) be entitled to delegate from time to time any of its powers or duties under any hypothec, bond, or pledge on such terms and conditions as it may determine from time to time.

Section 12. Miscellaneous

12.01 Payment of Expenses, etc. (a) The Borrowers jointly and severally agree that they will: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent in connection with the preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case LLP, local and foreign counsel and, without duplication, the allocated costs of in-house counsel for each Agent) and of each Agent in connection with their syndication efforts with respect to this Agreement, of the Administrative Agent, each Issuing Lender and the Swingline Lender in connection with the Back-Stop Arrangements entered into by such Persons and of each Agent and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings (including, without limitation, the reasonable fees and disbursements of counsel and consultants for each Agent as a group and, after the occurrence of an Event of Default, one additional counsel for the Lenders as a group); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender, its officers, directors, employees, affiliates, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, provided that the indemnity described above in this clause (iii)(a) shall not apply to any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements incurred by, imposed on or assessed as a result of, or arising out of, or in any way related to, or by reason of any litigation, proceeding or other action solely between or among the Lenders (excluding, however, any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (all of which shall be covered by such indemnity) incurred by, imposed on or assessed against the Administrative Agent, the Collateral Agent or any of their respective officers, directors, employees, affiliates, representatives or agents as a result of, or arising out of, or in any way related to, or by reason of any such litigation, proceeding or action to which the Administrative Agent or the Collateral Agent (or any of their respective officers, directors, employees, affiliates, representatives or agents) is a party in its capacity as such) to the extent (and only to the extent) that such litigation, proceeding or other action does not relate to, or arise from, any action or omission by Silgan or any of its Subsidiaries, or (b) the actual or alleged presence of hazardous materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Silgan or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of hazardous materials by or of (or on behalf of or at the direction of) Silgan or any of its Subsidiaries at any location, whether or not owned or operated by Silgan or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any environmental claim asserted against Silgan, any of its Subsidiaries or any Real Property owned or at any time operated by Silgan or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but, in each case, excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

(b) To the full extent permitted by applicable law, no party hereto shall be entitled to indemnification hereunder on any theory of liability for special, indirect, consequential or incidental damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof except, in the case of the Borrowers, to the extent that such special, indirect, consequential or incidental damages would otherwise be subject to indemnification by the Borrowers pursuant to clause (a) of this Section 12.01. No person entitled to indemnification pursuant to clause (a) of this Section 12.01 shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby, except to the extent the liability of such indemnified person results from such indemnified person’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent and each Lender is hereby authorized at any time or from time to time without presentment, demand, protest or other notice of any kind to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by Administrative Agent or such Lender (including, without limitation, by branches and agencies of the Administrative Agent or such Lender (or Affiliates thereof) wherever located) to or for the credit or the account of such Borrower against and on account of the Obligations and liabilities of such Borrower to the Administrative Agent or such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Borrower, at its address specified opposite its signature below; if to any Lender, at its office specified opposite its name on Schedule IX; and if to the Administrative Agent, at the Notice Office; or, as to any Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

12.04 Benefit of Agreement. (a) (A) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or outstanding Loans hereunder except as provided in Sections 1.13 and 12.04(b)) and the transferee, assignee or participant, as the case may be (each, a “Lender Participant”), shall not constitute a “Lender” hereunder and, provided further, that no Lender shall transfer or grant any participation under which the Lender Participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except as (and to the extent) provided in sub-clause (B) of this Section 12.04(a) or to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such Lender Participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 12.07(a) shall not constitute a reduction in the rate of interest or Fees payable hereunder) or reduce the principal amount thereof, or increase the amount of the Lender Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Lender Participant if the Lender Participant’s participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans in which such Lender Participant is participating. In the case of any such participation, the Lender Participant shall not have any rights under this Agreement or any of the other Credit Documents (the Lender Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Lender Participant relating thereto) and all amounts payable by any Borrower hereunder shall be determined as if such Lender had not sold such participation.

(B) Notwithstanding the preceding Section 12.04(a)(A) or the definition of Required Lenders, any Lender Participant that is a Farm Credit Lender that (i) has purchased a participation in a minimum amount of $10,000,000, (ii) has been designated as a voting participant (a “Voting Lender Participant”) in a notice (a “Voting Lender Participant Notice”) sent by the relevant Lender to the Administrative Agent and (iii) receives, prior to becoming a Voting Lender Participant, the consent of the Administrative Agent and the Borrowers (each such consent to be required only to the extent and under the circumstances it would be required if such Voting Lender Participant were to become a Lender pursuant to an assignment in accordance with Section 12.04(b)), shall be entitled to vote as if such Voting Lender Participant were a Lender on all matters subject to a vote by the Lenders and the voting rights of the selling Lender shall be correspondingly reduced on a dollar-for-dollar basis. Each Voting Lender Participant Notice shall include, with respect to each Voting Lender Participant, the information that would be included by a prospective Lender in an Assignment and Assumption Agreement.

Notwithstanding the foregoing, each Farm Credit Lender designated as a Voting Lender Participant in Schedule XII shall be a Voting Participant without delivery of a Voting Lender Participant Notice and without the prior written consent of the Borrowers and the Administrative Agent. The selling Lender and the Voting Lender Participant shall notify the Administrative Agent and the Borrowers within three (3) Business Days of any termination, reduction or increase of the amount of such participation. The Borrowers and the Administrative Agent shall be entitled to conclusively rely on information contained in the Voting Lender Participant Notices and all other notices delivered pursuant hereto. The voting rights of each Voting Lender Participant are solely for the benefit of such Voting Lender Participant and shall not inure to any assignee or participant of such Voting Lender Participant.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to (i)(A) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or (B) to one or more other Lenders or any affiliate of any such other Lender which is at least 50% owned by such other Lender or its parent company (provided that any fund that invests in loans and is managed or advised by the same investment advisor of another fund which is a Lender (or by an affiliate of such investment advisor) shall be treated as an affiliate of such other Lender for the purposes of this sub-clause (x)(i)(B)), or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of any Lender or by an affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 (or the Dollar Equivalent thereof in the case of Alternate Currency Loans) in the aggregate for the assigning Lender or assigning Lenders, of such Commitments and related outstanding Obligations (or, if the Commitments with respect to the relevant Tranche have terminated, outstanding Obligations) hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time, Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Notes by the assigning Lender (or, upon such assigning Lender’s indemnifying the respective Borrower or Borrowers for any lost Note pursuant to a customary indemnification agreement) new Notes will be issued, at the Borrowers’ expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Loans, as the case may be, (iii) the consent of the Administrative Agent shall be required in connection with any assignment pursuant to clause (y) above or in connection with any assignment of Revolving Loan Commitments and/or Canadian Revolving Loan Commitments (which consent shall not be unreasonably withheld or delayed), (iv) so long as no Specified Default or Event of Default exists, the consent of Silgan shall be required in connection with any assignment of Revolving Loan Commitments pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed), (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500, and (vi) no such transfer or assignment will be effective until recorded by the Administrative Agent in the Register pursuant to Section 12.16. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrowers and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent of any assignment pursuant to this Section 12.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and outstanding Loans. To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank or any central bank having jurisdiction over such lender in support of borrowings made by such Lender from such Federal Reserve Bank or central bank and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or any Borrower), any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee or to any other representative of holders of obligations owed or securities issued by such fund, in each case as security for such obligations or securities; provided, however, that (i) any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 12.04 concerning assignments and (ii) no pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, any other Agent or any Lender or any holder of a Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower and the Administrative Agent, any other Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein and in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, any other Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, any other Agent, any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

12.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations of such Borrower hereunder, the Administrative Agent shall distribute such payment to the Lenders entitled thereto (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal (or Face Amount, as applicable) of, or interest on, the Loans, the Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all such Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of such Borrower to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 12.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

12.07 Calculations: Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Silgan to the Lenders); provided that, except as otherwise specifically provided herein, (i) all computations determining compliance with Section 4.02, Section 8 and the definitions of Applicable Commitment Commission Percentage and Applicable Margin shall utilize accounting principles and policies in conformity with those used to prepare the audited historical financial statements referred to in Section 6.07(a), (ii) in determining Interest Expense for any period, no effect shall be given (but only to the extent not already otherwise excluded for the calculation of Interest Expense under this Agreement) to non-cash amounts recorded (or required to be recorded) in accord with FAS 133, (iii) all computations determining compliance with Sections 8.07 and 8.08 and the definitions of Applicable Commitment Commission Percentage and Applicable Margin shall be determined on a Pro Forma Basis, and (iv) notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Credit Document shall be calculated, in each case, without giving effect to any election under FAS 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof; provided further that (i) in determining EBITDA for any period, no effect shall be given (but only to the extent not already otherwise excluded from the calculation of EBITDA under this Agreement) (I) to FAS 106, (II) to non-cash amounts recorded (or required to be recorded) in accordance with FAS 133 or (III) to FAS 141R to the extent relating to third party expenses incurred in connection with business combinations as part of a Permitted Acquisition, and (ii) for purposes of calculating the Applicable Commitment Commission Percentage, the Applicable Margin and all financial ratios and financial terms, the financial results of Unrestricted Subsidiaries shall be ignored.

(b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or other Fees are payable, provided, however, that (i) all computations of interest on Alternate Currency Loans denominated in Pounds Sterling, (ii) all computations of interest on Canadian Prime Rate Loans, (iii) all computations of interest on B/A Discount Rate Loans, (iv) all computations of interest on Base Rate Loans calculated by reference to the Prime Lending Rate and (v) all computations of Drawing Fees, in each case shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

(c) Notwithstanding anything to the contrary contained in clause (a) of this Section 12.07, for purposes of determining compliance with any incurrence tests set forth in Section 8 (excluding Sections 8.07 and 8.08 and the definitions of Applicable Commitment Commission Percentage, Applicable Margin and Consolidated Tangible Assets), any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the relevant exchange rates (as shown on the relevant page of Reuters or (x) if Reuters does not provide such exchange rates, as shown on the relevant page of the Wall Street Journal or (y) if the Wall Street Journal does not provide such exchange rates, on such other basis as is satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein.

(d) For purposes of the Interest Act (Canada) with respect to Canadian Term Loans or Canadian Revolving Loans, whenever any interest, fees or commission to be paid hereunder or in connection herewith is to be calculated on the basis of any period of time that is other than the number of days in such year, the yearly rate to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360, 365 or 366, as applicable. The rates of interest under the Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW

OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH BORROWER. EACH BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. WITHOUT LIMITING THE FOREGOING, EACH FOREIGN BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS SILGAN (AND SILGAN HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT) AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF THE PROPERTY OF EACH SUCH FOREIGN BORROWER, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. NOTHING HEREIN, HOWEVER, SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION.

(B) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

12.10 Effectiveness. This Agreement shall become effective on the date (the “Effective Date”) on which each of the Borrowers, the Administrative Agent and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the applicable Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give each Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

12.12 Amendment and Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrowers and the Required Lenders (although (i) modifications to, or supplements of, the Annexes to the respective Security Documents may be made in accordance with the provisions of such Security Documents and (ii) additional parties may be added to, and Subsidiaries of Silgan may be released from, the respective Guaranties and the Security Documents in accordance with the provisions thereof, in each case without the consent of the other Credit Parties party thereto or the Required Lenders), provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender except with respect to following clauses (i) and (iii), but, in the case of such clause (iii), only to the extent that such change, waiver, discharge or termination relates to this parenthetical or following clause (i)) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit, the Total Revolving Loan Commitment or the Total Canadian Revolving Loan Commitment beyond the Revolving Loan

Maturity Date or reduce the rate, or extend the time of payment, of interest or of Fees thereon (except in connection with the waiver of applicability of any post-default increase in interest rates), or reduce the principal amount (or Face Amount, as applicable) thereof (including the principal amount of any Unpaid Drawing) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 12.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents (x) in connection with the termination of all Commitments hereunder and repayment in full of all Obligations owing pursuant hereto and pursuant to the other Credit Documents and (y) with respect to sales or other dispositions of property otherwise permitted under the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 12.12 (a) (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans and the Revolving Loan Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date), (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, or (vi) consent to the release of Silgan, Containers, Manufacturing or Plastics from its obligations under the US Borrowers/Subsidiaries Guaranty except, in the case of Containers, Manufacturing or Plastics, in connection with a sale of all or substantially all of the assets of, or all of the capital stock of, Containers, Manufacturing or Plastics in a transaction permitted under this Agreement or that has been approved by the Required Lenders; provided further, that no such change, waiver, discharge or termination shall (t) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (u) without the consent of the Swingline Lender, alter its rights or obligations with respect to Swingline Loans, (v) without the consent of each Issuing Lender amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (w) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 11 as same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) (A) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(b), (c), (d) or (e)) or Section 7.4 of the US Security Agreement (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long, as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or (B) without the consent of the Majority Lenders of each Tranche, amend, modify or waive the definition of Sharing Event or the provisions of Section 1.16 (other than for technical amendments or modifications thereto that do not otherwise adversely affect the Lenders under any Tranche of Loans in a manner disproportionate from the effect on the Lenders under the other Tranches of Loans) or (z) without the consent of the Supermajority Lenders of the respective Tranche, (A) amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lender on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date) or (B) reduce the amount of, or shorten or extend, any interim US A Term Loan Scheduled Repayment, Canadian A Term Loan Scheduled Repayment, Euro A Term Loan Scheduled Repayment or Incremental Term Loan Scheduled Repayment, as the case may be.

(b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Lenders is obtained but the consent of one or more of the other Lenders whose consent is required is not obtained, then Silgan shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of Silgan if the respective Lender’s consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the respective Tranche of Commitments and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Revolving Loan Commitment, Canadian Revolving Loan Commitment and/or Incremental Term Loan Commitment, as the case maybe (if such Lender’s consent is required as a result of its Revolving Loan Commitment, Canadian Revolving Loan Commitment and/or Incremental Term Loan Commitment) and/or repay each Tranche of outstanding Loans of such Lender which gave rise to the need to obtain such Lender’s consent and/or cash collateralize its applicable RL Percentage of the Letter of Credit of Outstandings, in accordance with Sections 3.02(b) and/or 4.01(b); provided that if any Bankers’ Acceptance Loans (or B/A Discount Notes) of such non-consenting Lender are outstanding at the time of such termination (which do not mature at the time of such termination), at the option of such non-consenting Lender, (i) the Canadian Revolving Borrowers shall repay the Face Amount of such Bankers’ Acceptance Loans (and B/A Discount Notes) to such non-consenting Lender or (ii) the Canadian Revolving Borrowers shall enter into cash collateral arrangements with such non-consenting Lender and the Administrative Agent as are reasonably satisfactory to them in respect of such Bankers’ Acceptance Loans (and B/A Discount Notes), provided that, unless the Commitments which are terminated and Loans which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that Silgan shall not have the right to replace a Lender, terminate its Commitments or repay its Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 12.12(a).

12.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 11.06 and 12.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans and all Unpaid Drawings hereunder and the termination of the Commitments.

12.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then no Borrower shall be obligated to pay such increased costs (although each Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

12.15 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 12.15, each Lender agrees that it will not disclose without the prior consent of Silgan (other than on a confidential basis to its employees, partners, directors, officers, auditors or counsel or to another Lender or such Lender’s holding or parent company if such Lender determines in its sole discretion that any such party should have access to such information) any information with respect to Silgan or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is either (x) financial information or statements or (y) designated by any Borrower to the Lender in writing as confidential, provided that any Lender may disclose any such information (i) as has become generally available to the public, (ii) as may be required in any report, statement or testimony submitted to any municipal, state or Federal regulatory body or self-regulatory authority having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board, the Federal Deposit Insurance Corporation or the NAIC or similar organizations (whether in the United States or elsewhere) or their successors or in connection with any pledge permitted under Section 12.04 (c), (iii) as may be required in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Lender, (v) that is already in possession of such Lender on a non-confidential basis, (vi) that is provided to such Lender on a non-confidential basis by a Person who in doing so has not violated a duty of confidentiality owing to any Lender or to Silgan or any of its Subsidiaries, (vii) to the Administrative Agent or the Collateral Agent, (viii) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.16 and (ix) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Obligations or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees with such Lender, to maintain the confidentiality provisions contained in this Section 12.15.

(b) Each Borrower hereby acknowledges and agrees that each Lender may share with any of its Affiliates (including, in the case of any Lender that is a fund, such Lender’s investment advisor) any information related to Silgan or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Silgan and its Subsidiaries, provided that such affiliates shall be subject to the provision of clause (a) of this Section 12.15 to the same extent as such Lender).

12.16 Register. Each Borrower hereby designates the Administrative Agent to serve as such Borrower’s agent, solely for purposes of this Section 12.16, to maintain a register (the “Register’) on which it will record the name, address and taxpayer identification number, if any, of each of the Lenders, the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each of the Lenders. Failure to make any such recordation, or any error in such recordation, shall not affect such Borrower’s obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loan shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note (if any) evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender at the request of any such Lenders. Each Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.16, provided that no Borrower shall be liable for any portion of such losses, claims, damages and liabilities resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.17 Certain Agreements with Respect to the 6-3/4% Senior Subordinated Debentures and Senior Notes. The Borrowers covenant and agree that they will take, and will cause each of their Subsidiaries to take, all such actions as may be necessary so as to ensure that all

Indebtedness incurred under this Agreement and the other Credit Documents (other than any portion of the Term Loans incurred hereunder which is justified as being incurred under the first paragraph of Section 4.03(a) of each of the 6-3/4% Senior Subordinated Debenture Indenture and the Senior Notes Indenture) will always be permitted to be incurred under clause (i) of the second paragraph of Section 4.03(a) of the 6-3/4% Senior Subordinated Debenture Indenture and clause (i) of the second paragraph of Section 4.03(a) of the Senior Notes Indenture without relying on any other provision of the 6-3/4% Senior Subordinated Debenture Indenture or the Senior Notes Indenture.

12.18 Limitation on Additional Amounts, etc. Notwithstanding anything to the contrary contained in Sections 1.10, 1.11 or 2.06, unless a Lender gives notice to Silgan that Silgan or another Borrower is obligated to pay an amount under any such Section within 135 days after the later of (x) the date such Lender incurs the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrowers pursuant to said Section 1.10, 1.11 or 2.06, as the case may be, to the extent the respective increased costs, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 135 days prior to such Lender giving notice to Silgan that Silgan or another Borrower is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11 or 2.06, as the case may be; provided however, that if the circumstances giving rise to such claims have a retroactive effect, such 135 day period shall be extended to include the period of such retroactive effect. This Section 12.18 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11 or 2.06.

12.19 The Patriot Act. Each Lender subject to the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies Silgan and each other Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Silgan and the other Credit Parties and other information that will allow such Lender to identify Silgan and the other Credit Parties in accordance with the Patriot Act.

12.20 Campbell Standstill Period/Campbell Repurchase. (a) Each of the Lenders hereby expressly acknowledges and agrees for the sole benefit of Campbell Soup that (i) the Administrative Agent shall be required to give Campbell Soup 30 days’ prior written notice of the Lenders’ decision to exercise any remedies against CanCo or CanCo Holding that may be available to the Lenders under the Credit Documents upon the occurrence of an Event of Default and (ii) neither the Administrative Agent nor the Lenders shall exercise any such remedies against CanCo or CanCo Holding until the expiration of such 30 day period; it being expressly understood and agreed, however, that (x) nothing in this Section 12.20 shall prevent either (A) the Total Commitment being automatically terminated and all Obligations becoming automatically due and payable upon the occurrence of an Event of Default under Section 9.05 or (B) the termination of the Total Commitment upon the occurrence of an Event of Default, (y) the 30 day standstill period referred to above in the case of an Event of Default under Section 9.05 shall commence upon the occurrence of such Event of Default and no notice to Campbell Soup shall be required and (z) the provisions of this Section 12.20(a) shall not apply to any Credit Party other than CanCo and CanCo Holding. Each of the Lenders and each of the Borrowers hereby acknowledges and agrees that the provisions of this Section 12.20(a) are for the sole benefit of Campbell Soup (and may not be amended, modified or waived without the prior written consent of Campbell Soup) and that Campbell Soup shall be (and is hereby) a third party beneficiary of such provisions; it being understood and agreed, however, that the provisions of this Section 12.20(a) shall not affect any of the obligations that the Borrowers or any other Credit Party may have under this Agreement or any other Credit Document to which they are a party.

(b) Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence of a Triggering Event, (i) the sale or other disposition (including by way of foreclosure or other purchase under the Campbell Can Pledge Agreement) of all, but not less than all, of the capital stock or assets of CanCo shall be permitted in accordance with the terms of the respective Campbell Can Acquisition Documents so long as at the time of such sale or other disposition, Campbell Soup has repaid directly to the Administrative Agent all outstanding Obligations of CanCo (other than accrued Fees which shall be repaid by Containers or any other Borrower other than CanCo) up to the CanCo Permitted Debt Amount at such time and in connection therewith, the assets so sold to Campbell Soup shall be sold free and clear of the Liens created by the respective Security Documents, it being understood that if the respective sale is of all of the capital stock of CanCo, CanCo shall be released of any further liabilities in respect of any Obligations incurred by it (although such other Obligations shall not be extinguished and shall remain outstanding and the other Credit Parties shall remain fully obligated in respect of all such Obligations under the Borrowers/Subsidiaries Guaranty) and (ii) Silgan shall promptly give the Administrative Agent written notice of such Triggering Event. Each of the Lenders and each of the Borrowers hereby acknowledges and agrees that the provisions of this Section 12.20(b) are for the sole benefit of Campbell Soup (and may not be amended, modified or waived without the prior written consent of Campbell Soup; although the provisions of this Section 12.20(b) are also for the benefit of (and binding against) the Borrowers and all the other Credit Parties to the extent necessary to enable them to effect such sale or other disposition and cause the release of the Liens on the respective assets) and that Campbell Soup shall be (and is hereby) a third party beneficiary of this Section 12.20(b).

(c) Notwithstanding anything to the contrary contained in this Agreement, in no event shall Section 7.12 or 8.13(c)(2) or any of the terms thereof be changed, waived, discharged or terminated without the prior written consent of Campbell Soup.

12.21 Judgment Currency. (a) Each Credit Party’s obligation hereunder and under the other Credit Documents to make payments in Dollars or in the case of an Alternate Currency Loan or Alternate Currency Unpaid Drawing, the applicable Alternate Currency (in any such case, the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent, the respective Issuing Lender or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent, such Issuing Lender or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made, at the Relevant Currency Equivalent thereof or, in the case of a conversion into currencies other than Dollars, Canadian Dollars or a Primary Alternate Currency, at the rate of exchange quoted by the Administrative Agent (or, if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent), determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the respective Borrower or Borrowers covenant and agree to pay such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section 12.21, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

12.22 Euro. (a) If at any time that an Alternate Currency Loan denominated in a Currency other than Euros is outstanding, the relevant Alternate Currency is replaced as the lawful currency of the country that issued such Approved Currency (the “Issuing Country”) by the Euro so that all payments are to be made in the Issuing Country in Euros and not in the Alternate Currency previously the lawful currency of such country, then such Alternate Currency Loan shall be automatically converted into an Alternate Currency Loan denominated in Euros in a principal amount equal to the amount of Euros into which the principal amount of such Alternate Currency Loan would be converted pursuant to the EMU Legislation and thereafter no further Alternate Currency Loans will be available in such Alternate Currency, with the basis of accrual of interest, notice requirements and payment offices with respect to such converted Alternate Currency Loan to be that consistent with the convention and practices in the Euro-zone interbank market for Euro denominated loans.

(b) In each case, to the maximum extent permitted under applicable law, the applicable Borrowers shall from time to time, at the request of any Lender, pay to such Lender the amount of any losses, damages, liabilities, claims, reduction in yield, additional expense, increased cost, reduction in any amount payable, reduction in the effective return of its capital, the decrease or delay in the payment of interest or any other return forgone by such Lender or its affiliates with respect to an Alternate Currency Loan affected by this Section 12.22 as a result of the tax or currency exchange resulting from the introduction, changeover to or operation of the Euro in any applicable nation or eurocurrency market.

12.23 Immunity. To the extent that any Foreign Borrower has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or its property, the respective Foreign Borrower hereby irrevocably waives such immunity in respect of its obligations hereunder and under the other Credit Documents to which it is a party to the extent permitted by applicable law and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 12.23 shall be to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

12.24 Parallel Debt. (a) In respect of ensuring the validity and enforceability of any Security Document governed by the law of The Netherlands, each Credit Party hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent amounts equal to the amounts payable by it in respect of its Corresponding Obligations as they may exist from time to time, which undertaking the Collateral Agent hereby accepts. Each payment undertaking of a Credit Party to the Collateral Agent under this Section 12.24(a) is hereinafter to be referred to as a “Parallel Debt”. Each Parallel Debt will be payable in the currency or currencies of the relevant Corresponding Obligation and will become due and payable as and when the Corresponding Obligation to which it corresponds becomes due and payable.

(b) Each of the parties to this Agreement hereby acknowledges that: (i) each Parallel Debt constitutes an undertaking, obligation and liability of the applicable Credit Party to the Collateral Agent which is separate and independent from, and without prejudice to, the Corresponding Obligation to which it corresponds; and (ii) each Parallel Debt represents the Collateral Agent’s own separate and independent claim to receive payment of such Parallel Debt from the applicable Credit Party.

(c) To the extent the Collateral Agent irrevocably receives any amount in payment of a Parallel Debt of a Credit Party, the Collateral Agent shall distribute such amount among the Lenders and the Agents who are creditors of the Corresponding Obligations of that Credit Party in accordance with the terms of this Agreement, as if such amount were received by the Collateral Agent in payment of the Corresponding Obligation to which it corresponds.

(d) Upon irrevocable receipt by a Lender of any amount on a distribution by the Collateral Agent under Section 12.24(c) in respect of a payment on a Parallel Debt, the Corresponding Obligation to which the Parallel Debt corresponds shall be reduced by the same amount.

12.25 Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right to setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding of the type described in Section 9.05 or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

12.26 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that following requirements shall be satisfied by no later than the 60th day following the Initial Borrowing Date (or such later date as determined by the Administrative Agent in its reasonable discretion):

(a) delivery to the Collateral Agent of a stock certificate and an executed and undated stock power reflecting 100% of the stock in Silgan Corporation issued in the name of Silgan;

(b) delivery to the Collateral Agent of a stock certificate and an executed and undated stock power reflecting 100% of the stock in Silgan Plastics Corporation issued in the name of Silgan Plastics LLC;

(c) delivery to the Collateral Agent of a stock certificate and an executed and undated stock power stock power reflecting 100% of the stock in Silgan White Cap Corporation issued in the name of Silgan White Cap LLC;

(d) delivery to the Collateral Agent of a stock certificate and an executed and undated stock power stock power reflecting 100% of the stock in Silgan Can Holding Company issued in the name of Silgan LLC;

(e) delivery to the Collateral Agent of a stock certificate and an executed and undated stock power stock power reflecting 100% of the stock in Silgan Equipment Company issued in the name of Silgan White Cap Americas LLC;

(f) delivery to the Administrative Agent of a certificate of good standing from the state of New Jersey for Silgan White Cap Corporation;

(g) delivery to the Administrative Agent of a certificate of good standing from the state of Ohio for Silgan Equipment Company;

(h) delivery to the Administrative Agent of a certificate of good standing from the state of Virginia for Silgan Equipment Company; and

(i) delivery to the Administrative Agent of a certificate d’attestation for Silgan Canada from the governmental authorities of the province of Quebec, together with a revised legal opinion from Fasken Martineau DuMoulin LLP reflecting the good standing of Silgan Canada in the province of Quebec.

*    *    *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:

4 Landmark Square

Suite 400

Stamford, CT 06901

Attn: Treasurer

Telephone: (203) 975-7110

Fax: (203) 975-7902

4 Landmark Square

Suite 400

Stamford, CT 06901

Attn: Treasurer

Telephone: (203) 975-7110

Fax: (203) 975-7902

SILGAN HOLDINGS INC.
By:	/s/ Frank Hogan, III
Name: Frank W. Hogan, III
Title: Senior Vice President, General Counsel
and Secretary

SILGAN CONTAINERS LLC
SILGAN PLASTICS LLC
SILGAN CONTAINERS MANUFACTURING CORPORATION
SILGAN CAN COMPANY
SILGAN PLASTICS CANADA INC.
By:	/s/ Frank Hogan, III
Name: Frank W. Hogan, III
Title: Vice President and Secretary
DEUTSCHE BANK AG NEW YORK BRANCH, Individually and as Administrative Agent
By:	/s/ Enrique Landaeta
Name: Enrique Landaeta
Title: Vice President
By:	/s/ Omayra Laucella
Name: Omayra Laucella
Title: Vice President
BANK OF AMERICA, N.A.
By:	/s/ George Hlentzas
Name: George Hlentzas
Title: Vice President

Bank Leumi USA

By:	/s/ Steven Caligor
Name: Steven Caligor
Title: Senior Vice President

Bank of China, New York Branch

By:	/s/ Li, Xiaojing
Name: Li, Xiaojing
Title: General Manager

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

By:	/s/ Charles Stewart
Name: Charles Stewart
Title: Vice-President

BNP Paribas

By:	/s/ Rick Pace
Name: Rick Pace
Title: Managing Director

By:	/s/ Melissa Bailey
Name: Melissa Bailey
Title: Vice President

Citibank, N.A.

By:	/s/ Jeffrey Stern
Name: Jeffrey Stern
Title: Vice President

COBANK, ACB

By:	/s/ Hal Nelson
Name: Hal Nelson
Title: Vice President

Crédit Agricole Corporate & Investment Bank

By:	/s/ Pamela Donnelly
Name: Pamela Donnelly
Title: Managing Director

By:	/s/ Yuri Muzichenko
Name: Yuri Muzichenko
Title: Director

CRÉDIT INDUSTRIEL ET COMMERCIAL

By:	/s/ Anthony Rock
Name: Anthony Rock
Title: Managing Director

By:	/s/ Brian O’Leary
Name: Brian O’Leary
Title: Managing Director

DZ BANK AG, New York Branch

By:	/s/ Cedric Probst
Name: Cedric Probst
Title: SVP

By:	/s/ Mark Markowski
Name: Mark Markowski
Title: VP

Fifth Third Bank

By:	/s/ Garland F. Robeson IV
Name: Garland F. Robeson IV
Title: Assistant Vice President

Goldman Sachs Bank USA

By:	/s/ Mark Walton
Name: Mark Walton
Title: Authorized Signatory

HSBC Bank USA, National Association

By:	/s/ Robert H Rogers
Name: Robert H Rogers
Title: Senior Relationship Manager

ISRAEL DISCOUNT BANK OF NEW YORK

By:	/s/ Richard Tripaldi
Name: Richard Tripaldi
Title: Vice President

By:	/s/ David Acosta
Name: David Acosta
Title: Senior Vice President

ING BANK N.V., DUBLIN BRANCH

By:	/s/ Aidan Neill
Name: Aidan Neill
Title: Director

By:	/s/ Maurice Kenny
Name: Maurice Kenny
Title: Director

KBC Bank N.V.,

By:	/s/ Tim Lee
Name: Tim Lee
Title: Director

By:	/s/ Robert Snauffer
Name: Robert Snauffer
Title: Managing Director

KEYBANK NATIONAL ASSOCIATION:

By:	/s/ Marcel Fournier
Name: Marcel Fournier
Title: Vice President

Mizuho Corporate Bank, Ltd.

By:	/s/ David Lim
Name: David Lim
Title: Authorized Signatory

PEOPLE’S UNITED BANK

By:	/s/ Francis J. McGinn
Name: Francis J. McGinn
Title: Senior Commercial Loan Officer, SVP

PNC Bank, National Association

By:	/s/ Robert M. Martin
Name: Robert M. Martin
Title: Senior Vice President

Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch:

By:	/s/ Claire Laury
Name: Claire Laury
Title: Executive Director

By:	/s/ Brett Delfino
Name: Brett Delfino
Title: Executive Director

RZB Finance LLC

By:	/s/ John A. Valiska
Name: John A. Valiska
Title: First Vice President

By:	/s/ Christoph Hoedl
Name: Christoph Hoedl
Title: First Vice President

Sovereign Bank

By:	/s/ Ravi Kacker
Name: Ravi Kacker
Title: Senior Vice President

Sumitomo Mistui Banking Corporation

By:	/s/ William M. Ginn
Name: William M. Ginn
Title: General Manager

SunTrust Bank

By:	/s/ Baerbel Freudenthaler
Name: Baerbel Freudenthaler
Title: Vice President

TD Bank, N.A.:

By:	/s/ Deborah Gravinese
Name: Deborah Gravinese
Title: Senior Vice President

The Bank of Nova Scotia

By:	/s/ Todd Meller
Name: Todd Meller
Title: Managing Director

By:	/s/ Jonathan Mason
Name: Jonathan Mason
Title: Senior Credit Solutions Manager

THE NORTHERN TRUST COMPANY

By:	/s/ Tamara M. Dowd
Name: Tamara M. Dowd
Title: Vice President

The Royal Bank of Scotland plc

By:	/s/ L. Peter Yetman
Name: L. Peter Yetman
Title: Senior Vice President

UBS Loan Finance LLC

By:	/s/ Mary E. Evans
Name: Mary E. Evans
Title: Associate Director

By:	/s/ April Varner
Name: April Varner
Title: Director

Union Bank, N.A.

By:	/s/ Justin Brauer
Name: Justin Brauer
Title: Vice President

U.S. Bank, National Association

By:	/s/ Kenneth R. Fieler
Name: Kenneth R. Fieler
Title: Assistant Vice President

WEBSTER BANK, NATIONAL ASSOCIATION

By:	/s/ Michele L. Lynch
Name: Michele L. Lynch
Title: Vice President

Wells Fargo Bank, N.A.

By:	/s/ Jordan Fragiacomo
Name: Jordan Fragiacomo
Title: Director

SCHEDULE I

COMMITMENTS

Lender	Revolving Loan Commitment	US A Term Loan Commitment	Canadian A Term Loan Commitment		Euro A Term Loan Commitment
Deutsche Bank AG New York Branch	$36,143,140.18	$400,000,000	C$	81,000,000	€125,000,000
Bank Leumi USA	$19,551,325.25
Bank of America, N.A.	$36,309,604.04
Bank of China, New York Branch	$13,965,232.33
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$9,217,053.33
BNP Paribas	$30,723,511.11
Citibank, N.A.	$25,137,418.19
CoBank, ACB	$125,178,756.47
Crédit Agricole Corporate & Investment Bank	$23,461,590.40
Crédit Industriel et Commercial	$16,758,278.79
DZ Bank AG, New York Branch	$11,172,185.86
Fifth Third Bank	$19,551,325.25
Goldman Sachs Bank USA	$11,172,185.86
HSBC Bank USA, National Association	$23,461,590.30
Israel Discount Bank of New York	$11,172,185.86
ING Bank N.V., Dublin Branch	$11,172,185.86
KBC Bank N.V.	$11,172,185.86
KeyBank National Association	$13,965,232.33
Mizuho Corporate Bank, Ltd.	$23,461,590.30
People’s United Bank	$11,172,185.86
PNC Bank, National Association	$16,758,278.79
“Rabobank Nederland”, New York Branch	$25,137,418.19
RZB Finance LLC	$16,758,278.79
Sovereign Bank	$24,827,544.84
Sumitomo Mitsui Banking Corporation	$24,827,586.21
SunTrust Bank	$23,461,590.40
TD Bank, N.A.	$19,551,325.25
The Bank of Nova Scotia	$14,827,586.21
The Northern Trust Company	$11,172,185.86
The Royal Bank of Scotland plc	$30,723,511.11
UBS Loan Finance LLC	$11,172,185.86
Union Bank, N.A.	$21,506,457.78
U.S. Bank, National Association	$23,461,590.31
Webster Bank, National Association	$11,172,185.86
Wells Fargo Bank, N.A.	$30,723,511.11

Total:	$790,000,000	$400,000,000	C$	81,000,000	€125,000,000

CANADIAN REVOLVING LOAN COMMITMENTS

Lender	Canadian Revolving Loan Commitment
The Bank of Nova Scotia	C$	10,000,000

Total:	C$	10,000,000

SCHEDULE II

EXISTING LETTERS OF CREDIT

Silgan Containers LLC

L/C No.	Current Total	Issued	Expiry	Auto Extension/ Period/Notice	Latest Expiry	Beneficiary
DBS-13922	$14,400,000	3/14/01	3/14/11	Yes/Year/30 days		Zurich American Insurance Co.
DBS-16333	$1,502,000	01/3/05	01/3/11	Yes/Year/30 days		Liberty Mutual Insurance Co.
DBS-17835	$8,640,000	1/29/08	11/30/10	Yes/Year/30 days		U.S. Fidelity & Guaranty Co.

Silgan Plastics LLC

L/C No.	Current Total	Issued	Expiry	Auto Extension/ Period/Notice	Latest Expiry	Beneficiary
DBS-07651	$982,540	3/1/91	3/1/11	Yes/Year/30 days		National Union Fire Insurance Co.

DBS-13783	$3,000,000	1/1/01	10/31/10	Yes/Year/30 days		U.S. Fidelity & Guaranty Co.

DBS-14496	$2,850,000	2/1/02	11/30/10	Yes/Year/30 days		U.S. Fidelity & Guaranty Co.

DBS-15028	$70,000	1/17/03	11/1/10	Yes/Year/60 days	Lumbermens Mutual, et. al.

DBS-16334	$249,540	1/3/05	1/3/11	Yes/Year/30 days	Liberty Mutual Insurance Co.

SCHEDULE III

INSURANCE

Insurance is maintained by each of the Borrowers and its Subsidiaries with the coverages and in the amounts insured as set forth on the insurance certificates delivered to the Administrative Agent and the Lenders

SCHEDULE IV

SUBSIDIARIES

Subsidiary	Classes of Capital Stock	Percentage Ownership by Silgan	Whether Ownership is Direct or Indirect	Jurisdiction of Organization and Organizational I.D. Number
Silgan Corporation	Common	100%	Direct	Delaware 4630065
Silgan Containers LLC	Limited Liability Company Interests	100%	Indirect	Delaware 4630164
Silgan Plastics LLC	Limited Liability Company Interests	100%	Indirect	Delaware 4630173
Silgan White Cap LLC	Limited Liability Company Interests	100%	Indirect	Delaware 4636159
Silgan Containers Manufacturing Corporation	Common	100%	Indirect	Delaware 2832859
Silgan Can Company	Common	100%	Indirect	Delaware 2896810
Silgan Can Holding Company	Common	100%	Indirect	Delaware 2900077
Silgan LLC	Limited Liability Company Interests	100%	Indirect	Delaware 2901589
Silgan Plastics Corporation	Common	100%	Indirect	Delaware 0805494

Subsidiary	Classes of Capital Stock	Percentage Ownership by Silgan		Whether Ownership is Direct or Indirect	Jurisdiction of Organization and Organizational I.D. Number
Silgan Tubes Holding Company	Common	100%		Indirect	Delaware 3613226
Silgan White Cap Corporation	Common	100%		Indirect	Delaware 3625860
Silgan Closures International Holding Company	Common	100%		Indirect	Delaware 3625862
Silgan White Cap Americas LLC	Limited Liability Company Interests	100%		Indirect	Delaware 3406909
Silgan Equipment Company	Common	100%		Indirect	Delaware 2464413
828745 Ontario Inc.	Common	100%		Direct	Ontario 828745
827599 Ontario Inc.	Common	100%		Indirect	Ontario 827599
Silgan Plastics Canada Inc.	Common	100%		Indirect	Ontario 1231760
Thatcher Mexico, S.A. de R.L. de C.V.	Equity Quotas	100%		Indirect	Mexico N/A
Thatcher Investments, S.A. de R.L. de C.V.	Equity Quotas	100%		Indirect	Mexico N/A
SH International Partnership C.V.	Membership Units	99	%/1%	Direct/Indirect	Netherlands 34248967
Silgan International Holdings B.V.	Capital Shares	100%		Indirect	Netherlands 22059801
Silgan Europe Holdings B.V.	Capital Shares	100%		Indirect	Netherlands 34237485

Subsidiary	Classes of Capital Stock	Percentage Ownership by Silgan	Whether Ownership is Direct or Indirect	Jurisdiction of Organization and Organizational I.D. Number
Silgan White Cap Venezuela, S.A.	Common	63%	Indirect	Venezuela N/A
Silgan White Cap South East Asia, Inc.	Capital Shares	99.9999%	Indirect	Philippines AS095-10377
Silgan White Cap Properties, Inc.	Capital Shares	63.9886%	Indirect	Philippines A1998-03183
SWC Holdings (Mauritius) Ltd	Capital Shares	100%	Indirect	Mauritius 62976 C1/GBL
Silgan White Cap (Shanghai) Co., Ltd.	Registered Capital	100%	Indirect	China 607321193
Silgan White Cap GmbH	Capital Shares	100%	Indirect	Austria FN 278731z
Silgan White Cap France S.A.S.	Capital Shares	100%	Indirect	France 389 152 315 RCS Toulouse
Silgan White Cap Deutschland GmbH	Capital Shares	100%	Indirect	Germany HRB 200996
Silgan White Cap Nordiska AB	Capital Shares	100%	Indirect	Sweden 556283-7764
Silgan White Cap Italia S.r.l.	Capital Shares	100%	Indirect	Italy 1810486
Silgan White Cap Holdings Spain, S.L.	Capital Quotas	100%	Indirect	Spain N/A
Silgan White Cap Espana S.L.	Capital Quotas	100%	Indirect	Spain N/A
Silgan White Cap UK Limited	Capital Shares	100%	Indirect	UK 02416087
Silgan White Cap Ambalaj Sanayi ve Ticaret A.S.	Capital Shares	99.98%	Indirect	Turkey 102395

Subsidiary	Classes of Capital Stock	Percentage Ownership by Silgan	Whether Ownership is Direct or Indirect	Jurisdiction of Organization and Organizational I.D. Number
Silgan White Cap Hungary Packaging Limited Liability Company	Equity Quotas	100%	Indirect	Hungary Cg. 01-09-870789/6
Silgan White Cap Belgium NV	Capital Shares	100%	Indirect	Belgium 0460.686.058
SWC Holdings Poland Sp. z o. o.	Capital Shares	100%	Indirect	Poland 0000258585
Silgan White Cap Polska Sp. z o. o.	Capital Shares	100%	Indirect	Poland 0000136910
Silgan White Cap Holdings Cyprus Limited	Capital Shares	100%	Indirect	Cyprus HE 176602
Silgan White Cap Ukraine LLC	Participatory Interests	100%	Indirect	Ukraine 1070 105 002 002486
Silgan White Cap Rus o.o.o.	Participatory Interests	100%	Indirect	Russia 1075 034 003593
SWC Holdings Brasil Participacoes Ltda.	Equity Quotas	100%	Indirect	Brazil 35.220.704.120
Silgan White Cap do Brasil Ltda.	Equity Quotas	100%	Indirect	Brazil 35.213.000.538

SCHEDULE V

EXISTING LIENS

1	See attached Annex A.

Annex A to Schedule V

to Credit Agreement

SILGAN HOLDINGS INC.

UCC, TAX AND JUDGMENT LIEN SEARCH LOCATIONS

To the extent any of the liens contained in this Annex A are permitted under clause (viii) or (x) of Section 8.01 of the Credit Agreement, such lien shall not be permitted under Section 8.01(iii) solely due to its inclusion on this Annex A.

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
SILGAN CAN COMPANY

Deutsche Bank AG New York Branch, as Collateral Agent*	DE - Secretary of State UCC Debtor Search	52027978	6/30/2005	Original UCC Filing	All assets of the Debtor
		00360952	2/2/2010	Continuation	Type in the name “Cars instead of Can”
G.E. Capital B.A.F.	DE - Secretary of State UCC Debtor Search	52652635	8/25/2005	Original UCC Filing	In Lieu Filing-Equipment Filing lapses in August

SILGAN CAN HOLDING COMPANY

Deutsche Bank AG New York Branch, as Collateral Agent*	UCC Debtor Search DE - Secretary Of State	52027820	6/30/2005	Original UCC Filing	All assets of the Debtor
		84240352	12/19/2008	Amendment	Name change to Silgan Can Holding Company
		00361315	2/2/2010	Continuation

SILGAN CLOSURES INTERNATIONAL HOLDING COMPANY

Deutsche Bank AG New York Branch, as Collateral Agent*	UCC Debtor Search DE - Secretary Of State	52027903	6/30/2005	Original UCC Filing	All assets of the Debtor
		00361133	2/2/2010	Continuation

SILGAN CONTAINERS LLC

Colonial Pacific Leasing	UCC Debtor Search DE -Secretary of State	20591358	8/28/2001	Original UCC Filing	Equipment Lease
		61565597	5/9/2006	Continuation
General Electric Capital Corporation		11114748	9/6/2001	Original UCC Filing	Equipment Lease
		62531200	7/21/2006	Continuation
General Electric Capital Corporation		22578619	10/8/2002	Original UCC Filing	Equipment Lease
		22857039	11/1/2002	Amendment
		72077021	6/4/2007	Continuation

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
General Electric Capital Corporation		30331903	1/24/2003	Original UCC Filing	Equipment Lease
		73597761	9/24/2007	Continuation
AT&T Capital Services, Inc.		30251697	1/29/2003	Original UCC Filing	Equipment Lease
		73623930	9/25/2007	Continuation
		74624390	12/7/2007	Amendment
		80296085	1/24/2008	Amendment
General Electric Capital Corporation		30448228	2/11/2003	Original UCC Filing	Equipment Lease
		74209283	11/5/2007	Continuation
General Electric Capital Corporation		31377814	5/6/2003	Original UCC Filing	Equipment Lease
		80139871	1/11/2008	Continuation
General Electric Capital Corporation		31377822	5/6/2003	Original UCC Filing	Sublease and Consent Agreement dated 5/2/03
		80139889	1/11/2008	Continuation
General Electric Capital Corporation		31697716	7/3/2003	Original UCC Filing	Equipment Lease
		81232477	4/8/2008	Continuation
IOS Capital		43219245	11/10/2004	Original UCC Filing	Equipment Lease
NTFC Capital Corporation		43313618	11/19/2004	Original UCC Filing	Equipment Lease
Deutsche Bank AG New York Branch, as Collateral Agent*		52027937	6/30/2005	Original UCC Filing	All assets of the Debtor
		00361174	2/2/2010	Continuation
AT&T Capital Services, Inc.		61550664	5/8/2006	Original UCC Filing	In lieu filing
		62949386	8/23/2006	Amendment	Name change to AT &T
De Lage Landen Financial Services, Inc.		62757763	8/9/2006	Original UCC Filing	Equipment Lease
Dell Financial Services, L.P.		63702297	10/24/2006	Original UCC Filing	Equipment Lease
Atlas Copco Compressors LLC		73769469	10/5/2007	Original UCC Filing	Equipment Lease
The Newark Group Inc.		80011518	1/2/2008	Original UCC Filing	Consigned inventory dated 11/15/07

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
IBM Credit LLC		82011300	6/12/2008	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		83364054	10/3/2008	Original UCC Filing	Equipment Lease
Deutsche Bank AG New York Branch, as Collateral Agent*		84217020	12/18/2008	Original UCC Filing	All assets of the Debtor
IBM Credit LLC		90157179	1/15/2009	Original UCC Filing	Equipment Lease
IBM Credit LLC		93188411	10/5/2009	Original UCC Filing	Equipment Lease
IBM Credit LLC		01690043	5/3/2010	Original UCC Filing	Equipment Lease

SILGAN CONTAINERS MANUFACTURING CORPORATION

Gelco Corporation DBA GE Capital Fleet Service	DE - Secretary Of State UCC Debtor Search	10845391	8/1/2001	Original UCC Filing	Equipment Lease
		61719608	5/22/2006	Continuation
Gelco Corporation DBA GE Capital Fleet Services		21205024	4/26/2002	Original UCC Filing	Equipment Lease
		71061729	3/21/2007	Continuation
Gelco Corporation DBA GE Capital Fleet Services		21206436	5/14/2002	Original UCC Filing	In lieu filing-equipment lease
		71061737	3/21/2007	Continuation
Gelco Corporation DBA GE Capital Fleet Services		22979684	11/14/2002	Original UCC Filing	Equipment Lease
		73313839	8/30/2007	Continuation
Gelco Corporation DBA GE Capital Fleet Services		23167636	12/4/2002	Original UCC Filing	Equipment Lease
		73323531	8/30/2007	Continuation
Gelco Corporation DBA GE Capital Fleet Services		31933665	7/28/2003	Original UCC Filing	Equipment Lease
		81515913	5/1/2008	Continuation

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
Gelco Corporation DBA GE Capital Fleet Services		32581380	10/3/2003	Original UCC Filing	Equipment Lease
		83060801	9/10/2008	Continuation
Gelco Corporation DBA GE Capital Fleet Services		32593625	10/6/2003	Original UCC Filing	Equipment Lease
		83060744	9/10/2008	Continuation
Gelco Corporation DBA GE Capital Fleet Services		32867821	10/31/2003	Original UCC Filing	Equipment Lease
		83178686	9/19/2008	Continuation
Gelco Corporation DBA GE Fleet Services		40027138	1/6/2004	Original UCC Filing	Equipment Lease
		83802772	11/13/2008	Continuation
Gelco Corporation DBA GE Fleet Services		40741217	3/17/2004	Original UCC Filing	Equipment Lease
		90530557	2/18/2009	Continuation
Gelco Corporation DBA GE Fleet Services		40803561	3/23/2004	Original UCC Filing	Equipment Lease
		90586831	2/23/2009	Continuation
Gelco Corporation DBA GE Fleet Services		41363011	5/17/2004	Original UCC Filing	Equipment Lease
		91225926	4/17/2009	Continuation
Gelco Corporation DBA GE Fleet Services		41989831	7/15/2004	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		42087254	7/26/2004	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		42277418	8/12/2004	Original UCC Filing	Equipment Lease
Citicapital Commercial Corporation		42316711	8/17/2004	Original UCC Filing	Specific Equipment
Gelco Corporation DBA GE Fleet Services		42400366	8/25/2004	Original UCC Filing	Equipment Lease

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
Gelco Corporation DBA GE Fleet Services		42572891	9/14/2004	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		42661744	9/22/2004	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		42773796	10/4/2004	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		42871111	10/13/2004	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		43063841	10/29/2004	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		43090786	11/3/2004	Original UCC Filing	Equipment Lease
		93237515	10/8/2009	Continuation
Gelco Corporation DBA GE Fleet Services		43298462	11/23/2004	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		43363597	12/1/2004	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		43596568	12/21/2004	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		50055450	1/6/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		50064114	1/6/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		50462169	2/10/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		50585696	2/23/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		50631755	2/28/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		50770348	3/10/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		51209171	4/20/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		51575803	5/23/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		51599134	5/24/2005	Original UCC Filing	Equipment Lease

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
Gelco Corporation DBA GE Fleet Services		51689356	6/2/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		51827964	6/14/2005	Original UCC Filing	Equipment Lease
Deutsche AG New York Branch, as Collateral Agent*		52027994	6/30/2005	Original UCC Filing	All assets of the Debtor
		00361224	2/2/2010	Continuation
Gelco Corporation DBA GE Fleet Services		52213081	7/19/2005	Original UCC Filing	Equipment Lease
		52454743	8/8/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		52464247	8/9/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Capital B.A.F.		52684356	8/29/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		52690304	8/30/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		52869262	9/16/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		53319713	10/25/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		53637759	11/23/2005	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		60038166	1/5/2006	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		60237883	1/20/2006	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		60834069	3/10/2006	Original UCC Filing	Equipment Lease
IBM Credit LLC		61654672	5/16/2006	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		61816008	5/30/2006	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		62356319	7/10/2006	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		62819324	8/14/2006	Original UCC Filing	Equipment Lease

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
IBM Credit LLC		63934890	11/10/2006	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		70672070	2/21/2007	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		71527034	4/24/2007	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		71689974	5/4/2007	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		71919132	5/22/2007	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		72222536	6/13/2007	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		72636180	7/12/2007	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		72981818	8/6/2007	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		73354924	9/4/2007	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		73726360	10/3/2007	Original UCC Filing	Equipment Lease
Gelco Corporation DBA GE Fleet Services		74595715	12/5/2007	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		90213063	1/22/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		90214350	1/22/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		90242567	1/23/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		90371416	1/23/2009	Original UCC Filing	Equipment Lease
Motion Industries Inc.		90969813	3/26/2009	Original UCC Filing	Equipment supplied by Secured Party under Consignment Agreement or other Agreement
General Electric Capital Corporation		91665741	5/27/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		91698197	5/29/2009	Original UCC Filing	Equipment Lease

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
General Electric Capital Corporation		91705059	5/29/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		91803029	6/8/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		91880688	6/12/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		91883153	6/12/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		91885976	6/12/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		91985933	6/22/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		91988580	6/22/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		91988598	6/22/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		91989331	6/22/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		91989349	6/22/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		92552088	8/10/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		92958897	9/16/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		92958905	9/16/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		92965298	9/16/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		92965306	9/16/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		92965314	9/16/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		92971643	9/16/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		93500854	11/2/2009	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		93995096	12/14/2009	Original UCC Filing	Equipment Lease

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
General Electric Capital Corporation		00645329	2/25/2010	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		00648638	2/25/2010	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		00758916	3/8/2010	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		00759500	3/8/2010	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		00870877	3/15/2010	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		01230733	4/9/2010	Original UCC Filing	Equipment Lease
Samuel Strapping Systems		01351117	4/20/2010	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		01414899	4/23/2010	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		01415227	4/23/2010	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		01415250	4/23/2010	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		01415268	4/23/2010	Original UCC Filing	Equipment Lease
General Electric Capital Corporation		01706898	5/14/2010	Original UCC Filing	Equipment Lease

SILGAN CORPORATION

Deutsche Bank AG New York Branch, as Collateral Agent*	UCC Debtor Search DE - SECRETARY OF STATE	52027820	6/30/2005	Original UCC Filing	All assets of the Debtor
		84240352	12/19/2008	Amendment	Name change to Silgan Can Holding Company
		00361315	2/2/2010	Continuation
Deutsche Bank AG New York Branch, as Collateral Agent*		52027838	6/30/2005	Original UCC Filing	All assets of the Debtor
		00361372	2/2/2010	Continuation
Deutsche Bank AG New York Branch, as Collateral Agent*		84216691	12/18/2008	Original UCC Filing	All assets of the Debtor
		84240477	12/19/2008	Amendment	Name change to Silgan Corporation

SILGAN EQUIPMENT COMPANY

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
Deutsche Bank AG New York Branch, as Collateral Agent*	UCC Debtor Search DE - SECRETARY OF STATE	52027945	6/30/2005	Original UCC Filing	All assets of the Debtor
		00361356	2/2/2010	Continuation

SILGAN HOLDINGS INC.

Deutsche Bank AG New York Branch, as Collateral Agent*	UCC Debtor Search DE - SECRETARY OF STATE	52027952	6/30/2005	Original UCC Filing	All assets of the Debtor
		00361364	2/2/2010	Continuation

SILGAN LLC

Deutsche Bank AG New York Branch, as Collateral Agent*	UCC Debtor Search DE - SECRETARY OF STATE	52027820	6/30/2005	Original UCC Filing	All assets of the Debtor
		84240352	12/19/2008	Amendment
		00361315	2/2/2010	Continuation
Deutsche Bank AG New York Branch, as Collateral Agent*	UCC Debtor Search DE - SECRETARY OF STATE	52027838	6/30/2005	Original UCC Filing	All assets of the Debtor
		00361372	2/2/2010	Continuation
Deutsche Bank AG New York Branch, as Collateral Agent*	UCC Debtor Search DE - SECRETARY OF STATE	84216691	12/18/2008	Original UCC Filing	All assets of the Debtor
		84240477	12/19/2008	Amendment

SILGAN PLASTICS CORPORATION

Caterpillar Financial Services Corporation	UCC Debtor Search DE - SECRETARY OF STATE	42487157	9/2/2004	Original UCC Filing	In lieu filing
Caterpillar Financial Services Corporation		42487173	9/2/2004	Original UCC Filing	In lieu filing
		74913660	12/31/2007	Termination
Electro Graphics Products Inc.	UCC Debtor Search DE - SECRETARY OF STATE	42736058	9/29/2004	Original UCC Filing	Equipment Lease
USL Capital Corporation	UCC Debtor Search DE - SECRETARY OF STATE	42925818	10/12/2004	Original UCC Filing	Equipment Lease
		70819630	3/5/2007	Termination
Thompson Tractor Co., Inc.	UCC Debtor Search DE - SECRETARY OF STATE	42939314	10/19/2004	Original UCC Filing	Equipment Lease
Panasonic Digital Document Company	UCC Debtor Search DE - SECRETARY OF STATE	43440486	12/7/2004	Original UCC Filing	Equipment Lease
U.S. Bancorp	UCC Debtor Search DE - SECRETARY OF STATE	50373101	2/3/2005	Original UCC Filing	Equipment Lease
General Electric Capital Corporation-Trade Payables Services Division	UCC Debtor Search DE - SECRETARY OF STATE	51278820	4/26/2005	Original UCC Filing	Equipment Lease

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
		93497309	10/30/2009	Amendment	Name change to Silgan Plastics LLC
		00037493	1/6/2010	Continuation
Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	51819573	6/14/2005	Original UCC Filing	Equipment Lease
Deutsche Bank AG New York Branch, as Collateral Agent*	UCC Debtor Search DE - SECRETARY OF STATE	52027853	6/30/2005	Original UCC Filing	All assets of the Debtor
		90023421	1/5/2009	Amendment	Name change to Silgan Plastics Corporation
		00360895	2/2/2010	Continuation
Deutsche Bank AG New York Branch, as Collateral Agent*	UCC Debtor Search DE - SECRETARY OF STATE	52027960	6/30/2005	Original UCC Filing	Equipment Lease
		00361398	2/2/2010	Continuation
Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	52365527	7/26/2005	Original UCC Filing	Equipment Lease
Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	60066985	1/7/2006	Original UCC Filing	Equipment Lease
Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	60207910	1/19/2006	Original UCC Filing	Equipment Lease
Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	60929380	3/13/2006	Original UCC Filing	Equipment Lease
Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	62994127	8/28/2006	Original UCC Filing	Equipment Lease
Citibank, N.A.	UCC Debtor Search DE - SECRETARY OF STATE	63306248	9/25/2006	Original UCC Filing	Accounts Receivable from McCormick, Inc. terms of supplier agreement
Sunoco, Inc.	UCC Debtor Search DE - SECRETARY OF STATE	63486875	10/9/2006	Original UCC Filing	Equipment
Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	64295143	12/4/2006	Original UCC Filing	Equipment Lease
Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	64295242	12/4/2006	Original UCC Filing	Equipment Lease
Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	70304799	1/24/2007	Original UCC Filing	Equipment Lease
Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	70665470	2/21/2007	Original UCC Filing	Equipment Lease
Graham Engineering Corporation	UCC Debtor Search DE - SECRETARY OF STATE	80111060	1/8/2008	Original UCC Filing	Equipment
		91117776	4/8/2009	Termination
		91124012	4/8/2009	Termination

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	81403300	4/22/2008	Original UCC Filing	Equipment Lease
Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	82030003	6/10/2008	Original UCC Filing	Equipment Lease
Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	82226528	6/30/2008	Original UCC Filing	Equipment Lease
Deutsche Bank AG New York Branch, as Collateral Agent*		84216998	12/18/2008	Original UCC Filing	All assets of the Debtor
Toyota Motor Credit Corporation		90022951	1/5/2009	Original UCC Filing	Equipment Lease
Chevron Phillips Chemical Company LP		91985040	6/22/2009	Original UCC Filing	Equipment Lease
Toyota Motor Credit Corporation		93200125	10/6/2009	Original UCC Filing	Equipment Lease
Toyota Motor Credit Corporation		93709711	11/18/2009	Original UCC Filing	Equipment Lease
Ineos Olefins & Polymers, a Division of INEOS USA LLC		00712327	3/3/2010	Original UCC Filing	Equipment Lease
Toyota Motor Credit Corporation		00715148	3/3/2010	Original UCC Filing	Equipment Lease
		01899966	6/1/2010	Original UCC Filing	Equipment Lease

SILGAN PLASTICS LLC

Caterpillar Financial Services Corporation	UCC Debtor Search DE - SECRETARY OF STATE	42487157	9/2/2004	Original UCC Filing	In lieu filing Equipment
Caterpillar Financial Services Corporation		42487173	9/2/2004	Original UCC Filing	In lieu filing
		74913660	12/31/2007	Termination
Electro Graphics Products Inc.		42736058	9/29/2004	Original UCC Filing	Equipment Lease
USL Capital Corporation		42925818	10/12/2004	Original UCC Filing	Equipment Lease
		70819630	3/5/2007	Termination
Thompson Tractor Co., Inc.		42939314	10/19/2004	Original UCC Filing	Equipment
Panasonic Digital Document Company		43440486	12/7/2004	Original UCC Filing	Equipment
U.S. Bancorp		50373101	2/3/2005	Original UCC Filing	Equipment

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
General Electric Capital Corporation-Trade Payables Services Division		51278820	4/26/2005	Original UCC Filing	Accounts receivables with Honeywell, Inc.
		93497309	10/30/2009	Amendment	Name change
		00037493	1/6/2010	Continuation
Toyota Motor Credit Corporation		51819573	6/14/2005	Original UCC Filing	Equipment
Deutsche Bank AG New York Branch, as Collateral Agent*		52027853	6/30/2005	Original UCC Filing	All assets of the Debtor
		90023421	1/5/2009	Amendment	Name change
		00360895	2/2/2010	Continuation
Deutsche Bank AG New York Branch, as Collateral Agent*		52027960	6/30/2005	Original UCC Filing	All assets of the Debtor
		00361398	2/2/2010	Continuation
Toyota Motor Credit Corporation		52365527	7/26/2005	Original UCC Filing	Equipment
Toyota Motor Credit Corporation		60066985	1/7/2006	Original UCC Filing	Equipment
Toyota Motor Credit Corporation		60207910	1/19/2006	Original UCC Filing	Equipment
Toyota Motor Credit Corporation		60929380	3/13/2006	Original UCC Filing	Equipment
Toyota Motor Credit Corporation		62994127	8/28/2006	Original UCC Filing	Equipment
Citibank, N.A.		63306248	9/25/2006	Original UCC Filing	Accounts receivable with McCormick, Inc.
Sunoco, Inc.		63486875	10/9/2006	Original UCC Filing	Equipment
Toyota Motor Credit Corporation		64295143	12/4/2006	Original UCC Filing	Equipment
Toyota Motor Credit Corporation		64295242	12/4/2006	Original UCC Filing	Equipment
Toyota Motor Credit Corporation		70304799	1/24/2007	Original UCC Filing	Equipment
Toyota Motor Credit Corporation		70665470	2/21/2007	Original UCC Filing	Equipment
Graham Engineering Corporation		80111060	1/8/2008	Original UCC Filing	Equipment

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
		91117776	4/8/2009	Termination
		91124012	4/8/2009	Termination
Toyota Motor Credit Corporation		81403300	4/22/2008	Original UCC Filing	Equipment
Toyota Motor Credit Corporation		82030003	6/10/2008	Original UCC Filing	Equipment
Toyota Motor Credit Corporation		82226528	6/30/2008	Original UCC Filing	Equipment
Deutsche Bank AG New York Branch, as Collateral Agent*		84216998	12/18/2008	Original UCC Filing	All assets of the Debtors
Toyota Motor Credit Corporation		90022951	1/5/2009	Original UCC Filing	Equipment
Chevron Phillips Chemical Company LP		91985040	6/22/2009	Original UCC Filing	Equipment
Toyota Motor Credit Corporation		93200125	10/6/2009	Original UCC Filing	Equipment
Toyota Motor Credit Corporation		93709711	11/18/2009	Original UCC Filing	Equipment
INEOS Olefins & Polymers, a Division of INEOS USA LLC		00712327	3/3/2010	Original UCC Filing	Equipment
Toyota Motor Credit Corporation		00715148	3/3/2010	Original UCC Filing	Equipment
		01899966	6/1/2010	Original UCC Filing	Equipment

SILGAN TUBES HOLDING COMPANY

Deutsche Bank AG New York Branch, as Collateral Agent*	UCC Debtor Search DE - SECRETARY OF STATE	52027879	6/30/2005	Original UCC Filing	All assets of the Debtor
		00361448	2/2/2010	Continuation

SILGAN WHITE CAP AMERICAS LLC

Toyota Motor Credit Corporation	UCC Debtor Search DE - SECRETARY OF STATE	81719333	5/19/2008	Original UCC Filing	Equipment
Inx International Ink Co.		82764155	8/5/2008	Original UCC Filing	Equipment
Motion Industries Inc.		92858113	9/4/2009	Original UCC Filing	Equipment and Supplies

SILGAN WHITE CAP CORPORATION

Secured Party	Jurisdiction Searched	Filing Number	File Date	Subsequent Filings	Collateral
Deutsch Bank AG New York Branch, as Collateral Agent*	UCC Debtor Search DE - SECRETARY OF STATE	52027895	6/30/2005	Original UCC Filing	All assets of the Debtor
		84231443	12/19/2008	Amendment	Name change to Silgan White Cap Corporation
		00360994	2/2/2010	Continuation
Deutsch Bank AG New York Branch, as Collateral Agent*		84217012	12/18/2008	Original UCC Filing	All assets of the Debtor
Deutsch Bank AG New York Branch, as Collateral Agent*		84240337	12/19/2008	Original UCC Filing	All assets of the Debtor
		90023413	1/5/2009	Amendment	Name change to Silgan White Cap LLC

SILGAN WHITE CAP LLC

Deutsche Bank AG New York Branch, as Collateral Agent*	UCC Debtor Search DE - SECRETARY OF STATE	52027895	6/30/2005	Original UCC Filing	All assets of the Debtor
		84231443	12/19/2008	Amendment	Name change to Silgan White Cap Corporation
		00360994	2/2/2010	Continuation
Deutsche Bank AG New York Branch, as Collateral Agent*		84217012	12/18/2008	Original UCC Filing	All assets of the Debtor
Deutsche Bank AG New York Branch, as Collateral Agent*		84240337	12/19/2008	Original UCC Filing	All assets of the Debtor
		90023413	1/5/2009	Amendment	Name change to Silgan White Cap LLC

*	Note: All liens filed by Deutsche Bank AG New York Branch, as Collateral Agent, will be terminated at Closing.

SCHEDULE VI

EXISTING INDEBTEDNESS

1.

Subsidiary (Debtor).	Country	Bank (Creditor)	Facility Amount
SWC Holdings Poland Sp. z o.o. Silgan White Cap Polska Sp. z o.o.	Poland	Rabobank Polska S.A.	EUR 16,100,000 (or its equivalent in PLN)

Silgan White Cap South East Asia Inc.	Philippines	Citibank, N.A. Manila	USD 3,000,000

Silgan White Cap (Shanghai) Co. Ltd.	China	J.P. Morgan Chase Bank, N.A., Shanghai Branch	RMB 30,000,000

Silgan White Cap Venezuela, S.A.	Venezuela	Banco Provincial	3,000,000 VEB

Silgan White Cap Holdings Spain, S.L.	Spain	(Rabobank Madrid) Cooperatieve Centrale Raiffeisen-Boerenleenbank, B.A.	EUR 7,475,000

Silgan White Cap Rus o.o.o.	Russia	ZAO Citibank	RUR 17,620,000

Silgan White Cap do Brasil Ltda	Brazil	Banco Citibank S.A.	1,500,000 BRL

2. All unsecured guaranties by Silgan Holdings Inc., in connection with the indebtedness in Item 1 above.

SCHEDULE VII

EXISTING INVESTMENTS

1.	Investments in the Subsidiaries set forth on Schedule IV to the Credit Agreement (other than Investments specifically permitted under Sections 8.05(viii) and (xiii) of the Credit Agreement).

SCHEDULE VIII

ASSOCIATED COSTS RATE

1.

The Associated Costs Rate is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the UK Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

2.

On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Associated Costs Rate will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Euro Rate Loan) and will be expressed as a percentage rate per annum.

3.

The Additional Cost Rate for any Lender lending from a lending office in a participating member state (as defined in the relevant EMU Legislation) will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by that Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Euro Rate Loans made from that lending office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that lending office.

4.	The Additional Cost Rate for any Lender lending from a lending office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to a Euro Rate Loan denominated in Pounds Sterling:

AB + C(B-D) + E × 0.01	per cent. per annum
100-(A+C)

(b)	in relation to a Euro Rate Loan in any Currency other than Pounds Sterling:

E × 0.01	per cent. per annum
300

Where:

A

is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

B

is the percentage rate of interest (excluding the Applicable Margin, the Associated Costs Rate and, if any portion of the Euro Rate Loan is overdue, the additional rate of interest specified in Section 1.08(c)) payable for the relevant Interest Period on the Euro Rate Loan.

C	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

SCHEDULE VIII

D	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

E

is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule VIII:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)

“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.

In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e., 5 per cent. will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.

If requested by the Administrative Agent, each Lender shall, as soon as practicable after publication by the UK Financial Services Authority, supply to the Administrative Agent, the rate of charge payable by that Lender to the UK Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the UK Financial Services Authority (calculated for this purpose by that Lender as being the average of the Fee Tariffs applicable to that Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Lender.

8.

Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of its lending office for Euro Rate Loans made by such Lender; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent of any change to the information provided

SCHEDULE VIII

by it pursuant to this paragraph.

9.

The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its lending office.

10.

The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.

The Administrative Agent shall distribute the additional amounts received as a result of the Associated Costs Rate to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.

Any determination by the Administrative Agent pursuant to this Schedule VIII in relation to a formula, the Associated Costs Rate, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties.

13.

The Administrative Agent may from time to time, after consultation with Silgan, each Foreign Borrower and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule VIII in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the UK Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

SCHEDULE IX

LENDER ADDRESSES

Deutsche Bank AG New York Branch

60 Wall Street, NYC60-4305

New York, NY 10005

Attention: Enrique Landaeta

Telephone No.: (212) 250-6105

Telecopier No.: (212) 797-4655

e-mail: enrique.landaeta@db.com

Bank Leumi USA

562 Fifth Avenue, 8th Floor

New York, NY 10036

Attention: Joung Hee Hong

Telephone No.: (212) 407-4469

Telecopier No.: (212) 407-4317

e-mail: Joung.hong@leumiusa.com

Bank of America, N.A.

100 Federal Street

Boston, MA 02110

Attention: Edwin Cox

Telephone No.: (617) 434-3323

Bank of China, New York Branch

410 Madison Avenue

New York, NY 10017

Attention: David Hoang

Telephone No.: (212) 935-3101, ext. 229/400

Telecopier No.: (212) 308-4993

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

1251 Avenue of the Americas, 12th Floor

New York, NY 10020-1104

Attention: Adrienne Young

Telephone No.: (212) 782-4795

Telecopier No.: (212) 782-4981

e-mail: ayoung@us.mufg.jp

BNP Paribas

787 Seventh Avenue

New York, NY 10019

Attention: Richard Pace

Telephone No.: (212) 841-3266

Telecopier No.: (212) 841-2745 / 3049

e-mail: rick.pace@americas.bnpparibas.com

Citibank, N.A.

388 Greenwich St/32nd Floor

New York, NY 10013

Attention: Sue Lee

Telephone No.: (212) 816-8418

Telecopier No.: (646) 862-8959

CoBank, ACB

5500 South Quebec Street

Greenwood Village, CO 80111

Attention: Had Nelson

Telephone No.: (303) 740-4312

e-mail: nelson@cobank.com

Crédit Agricole Corporate & Investment Bank

1301 Avenue of The Americas

New York, NY 10019

Attention: Yuri Muzichenko

Telephone No.: (212) 261-7311

Telecopier No.: (212) 459-3179

e-mail: Yuri.Muzichenko@ca-cib.com

Crédit Industriel et Commercial

520 Madison Avenue, Floor 37

New York, NY 10022

Attention: Anthony Rock

Telephone No.: (212) 715-4666

Telecopier No.: (212) 715-4535

DZ Bank AG, New York Branch

609 Fifth Avenue

New York, NY 10017

Attention: Cedric Probst

Telephone No.: (212) 745-1557

Telecopier No.: (212) 745-1422

e-mail: Cedric.probst@dzbank.de

Fifth Third Bank

38 Fountain Square Plaza

Cincinnati, OH 45263

Attention: Garland F. Robeson IV

Telephone No.: (513) 534-0087

Telecopier No.: (513) 534-3593

Goldman Sachs Bank USA

200 West Street

New York, NY 10282

Attention: Lauren Day

Telephone No.: (212) 934-3921

Telecopier No.: (917) 977-3966

e-mail: gsd.link@gs.com

HSBC Bank USA, National Association

452 Fifth Avenue, 4th Floor

New York, NY 10018

Attention: Randolph E. Cates

Telephone No.: (212) 525-4285

Telecopier No.: (212) 525-5257

Israel Discount Bank of New York

511 Fifth Avenue

New York, NY 10017

Attention: Richard Tripaldi

Telephone No.: (212) 551-8644

Telecopier No.: (212) 551-8259

e-mail: RTripaldi@idbny.com

ING Bank N.V., Dublin Branch

Block 4, Dundrum Town Centre, Sandyford Road

Dundrum, Dublin 16 Ireland

Attention: Julien Tizorin / Shaun Hawley

Telephone No.: (353) 1-638-4015 / (353) 1-638-4024

Telecopier No.: (353) 1-638-4050

KBC Bank N.V.

1177 Avenue of the Americas

New York, NY 10036

Attention: Tim Lee

Telephone No.: (212) 541-0780

Telecopier No.: (212) 258-9430

e-mail: tim.lee@kbc.be

KeyBank National Association

127 Public Square

Cleveland, OH 44114

Attention: Marcel Fournier

Telephone No.: (216)689-8310

Telecopier No.: (216) 689-4649

e-mail: Marcel_Fournier@keybank.com

Mizuho Corporate Bank, Ltd.

1251 Avenue of the Americas

New York, NY 10020

Attention: Violeta Curanovic

Telephone No.: (212) 282-3484

Telecopier No.: (212) 282-4488

People’s United Bank

850 Main Street / RC-455

Bridgeport, CT 06604

Attention: Francis J. McGinn

Telephone No.: (203) 338-4143

Telecopier No.: (203) 338-7800

e-mail: francis.mcginn@peoples.com

PNC Bank, National Association

107 Elm Street – Suite 875

4 Stamford Plaza

Stamford, CT 06902

Attention: Rob Martin

Telephone No.: (203) 388-3420

e-mail: rmartin@pnc.com

“Rabobank Nederland”, New York Branch

1180 Peachtree Street, Suite 2200

Atlanta, GA 30309

Attention: Claire Laury

Telephone No.: (404) 870-8013

Telecopier No.: (404) 870-8025

RZB Finance LLC

24 Grassy Plain St.

Bethel, CT 06801

Attention: Randall Abrams

Telephone No.: (203) 207-7761

Telecopier No.: (203) 744-6474

Sovereign Bank

75 State Street, 5th Floor

Boston, MA 02109

Attention: Ravl Kacker

Telephone No.: (617) 757-5561

Telecopier No.: (617) 757-3567

Sumitomo Mitsui Banking Corporation

277 Park Avenue

New York, NY 10172

Attention: Kenji Irie

Telephone No.: (212) 224-5366

Telecopier No.: (212) 224-4384

e-mail: Kenji_Irie@SMBCgroup.com

SunTrust Bank

303 Peachtree Street N.E.

Atlanta, GA 30308

Attention: Baerbel Freudenthaler

Telephone No.: (404) 813-0214

Telecopier No.: (404) 588-8833

TD Bank, N.A

31 West 52nd Street

New York, NY 10019

Attention: Marla Willner

Telephone No.: (212) 827-7732

Telecopier No.: (917) 930-9690

The Bank of Nova Scotia

1 Liberty Plaza, 26th Floor

New York, NY 10006

Attention: Madelaine Baker

Telephone No.: (212) 225-5328

Telecopier No.: (212) 225-5254

The Northern Trust Company

50 S. LaSalle St. M-27

Chicago, IL 60603

Attention: Tammy Dowd

Telephone No.: (312) 444-5830

Telecopier No.: (312) 444-4906

The Royal Bank of Scotland plc

RBS Americas HQ

600 Washington Boulevard

Stamford, CT 06901

Attention: Uche Osuji

Telephone No.: (203) 897-3720

e-mail: uche.osuji@rbs.com

UBS Loan Finance LLC

677 Washington Boulevard

Stamford, CT 06901

Attention: Ray Ciraco

Telephone No.: (203) 719-3571

Telecopier No.: (203) 719-3888

e-mail: ray.ciraco@ubs.com

Union Bank, N.A.

445 S. Figueroa Street, 15th Floor

Los Angeles, CA 90071

Attention: Justin Brauer

Telephone No.: (212) 236-5882

Telecopier No.: (212) 236-7636

e-mail: justin.brauer@unionbank.com

U.S. Bank, National Association

US Bank Tower

425 Walnut Street, 8th Floor

ML CN-OH-W8

Cincinnati, OH 45202

Attention: John Lokay

Telephone No.: (646) 935-4519

Telecopier No.: (416) 682-8484

e-mail: john.lokay@usbank.com

Webster Bank, National Association

80 Elm Street

New Haven, CT 06510

Attention: Matthew Riley

Telephone No.: (203) 782-4577

Telecopier No.: (203) 782-4545

Wells Fargo Bank, N.A.

375 Park Avenue, 3rd Floor

New York, NY 10152

Attention: Jordan Fragiacomo

Telephone No.: (212) 805-1610

Telecopier No.: (212) 214-7233

SCHEDULE X

CERTAIN LEASEHOLD SITES

1. 3591 Maple Drive, Fort Dodge, Iowa

2. 567 S. Riverside Drive, Modesto, California

3. 3209 Farber Drive, Champaign, Illinois

4. 121 Wheeler Court, Langhorne, Pennsylvania

5. 430 Doherty Avenue, Modesto, California

6. 1416 Indian Head Drive, Menomonie, Wisconsin

7. 350 Jaycee Drive, West Hazleton, Pennsylvania

8. 150 Voyles Road, Athens, Georgia

9. 8250 Industrial Boulevard, Breinigsville, Pennsylvania

SCHEDULE XI

Provisions Relating to Bankers’ Acceptances, Bankers’ Acceptance

Loans and B/A Discount Notes

BANKERS’ ACCEPTANCES

Acceptances and Drafts.

1. Each Canadian Revolving Lender severally agrees, on the terms and conditions of the Credit Agreement and this Schedule XI and from time to time on any Business Day prior to the Canadian Revolving Loan Maturity Date (i) in the case of a B/A Lender to create Bankers’ Acceptances by accepting Drafts and to purchase such Bankers’ Acceptances in accordance with Section 6 of this Schedule XI and the Credit Agreement and (ii) in the case of a Non-B/A Lender, to purchase completed Drafts (which have not and will not be accepted by such Canadian Revolving Lender) in accordance with Section 6 of this Schedule XI and the Credit Agreement.

2. Each Bankers’ Acceptance shall be in a minimum Face Amount of Cdn.$1,000,000 and in an integral multiple of Cdn.$100,000, and shall consist of the creation and purchase of Bankers’ Acceptances or the purchase of Drafts on the same day, in each case for the B/A Discount Proceeds, effected or arranged by the Canadian Revolving Lenders in accordance with Section 6 of this Schedule XI and the Credit Agreement and their respective Canadian Revolving Loan Commitments.

3. If the Administrative Agent or Canadian Sub-Agent determines that the Bankers’ Acceptances to be created and purchased or Drafts to be purchased on the making of any Bankers’ Acceptance Loan (upon a conversion or otherwise) will not be created and purchased ratably by the Canadian Revolving Lenders in accordance with this Schedule XI and the Credit Agreement, then (i) the requested Face Amount of Bankers’ Acceptances and Drafts shall be reduced to such lesser amount as the Administrative Agent or Canadian Sub-Agent determines will permit ratable sharing and (x) the amount by which the requested Face Amount shall have been so reduced shall be converted or continued, as the case may be, as a Canadian Prime Rate Loan to be made contemporaneously with the making of such Bankers’ Acceptance Loan or (y) each Canadian Revolving Borrower may cancel part of, or withdraw in its entirety, the related Notice of Borrowing, or (ii) the Administrative Agent or the Canadian Sub-Agent may, acting reasonably at the request of any Canadian Revolving Borrower, deem any Notice of Borrowing delivered in such circumstances of a Bankers’ Acceptance Loan to be, in its entirety, a Notice of Borrowing for Canadian Prime Rate Loans, and make a Canadian Prime Rate Loan to such Canadian Revolving Borrower in the full amount as originally requested as a Bankers’ Acceptance Loan in such Notice of Borrowing.

Form of Drafts.

4. Each Draft presented by a Canadian Revolving Borrower shall (i) be in a minimum Face Amount of Cdn. $1,000,000 and in an integral multiple of Cdn.$100,000, (ii) be dated the date of the making of such Bankers’ Acceptance Loan, and (iii) mature and be payable

i

by the Canadian Revolving Borrower (in common with all other Drafts presented in connection with such Bankers’ Acceptance Loan) on a Business Day which occurs approximately 30, 60, 90 or 180 days (or such longer period as the Administrative Agent or Canadian Sub-Agent and each Canadian Revolving Lender may agree) at the election of the relevant Canadian Revolving Borrower after the Drawing Date and on or prior to the Revolving Loan Maturity Date.

Procedure for Drawing

5. Each Bankers’ Acceptance Loan shall be made in accordance with the notice provisions given by any Canadian Revolving Borrower by way of a Notice of Borrowing to the Canadian Sub-Agent as set forth in Section 1.03 of the Credit Agreement.

6. Not later than 2:00 p.m. (Toronto time) on an applicable Drawing Date, each Canadian Revolving Lender shall complete one or more Drafts in accordance with the Notice of Borrowing and either (i) accept the Drafts and purchase the Bankers’ Acceptances so created for the B/A Discount Proceeds, or (ii) purchase the Drafts for the B/A Discount Proceeds. In each case, upon receipt of the B/A Discount Proceeds and upon fulfillment of the applicable conditions set forth in Section 5.02 of the Credit Agreement, the Canadian Sub-Agent at the direction of the respective Canadian Revolving Borrower, shall apply the B/A Discount Proceeds as follows: (i) remit to such Canadian Revolving Borrower (in the case of the making of a Canadian Revolving Loan), (ii) prepay Canadian Prime Rate Loans (which shall constitute a conversion of the Canadian Revolving Loans from Canadian Prime Rate Loans to Bankers’ Acceptance Loans) or (iii) pay Bankers’ Acceptances maturing on such date (which shall constitute a continuation of Bankers’ Acceptance Loans to new Bankers’ Acceptance Loans), provided that in the case of any such conversion or continuation of Loans, such Canadian Revolving Borrower shall pay to the Canadian Sub-Agent for account of the Canadian Revolving Lenders such additional amounts, if any, as shall be necessary to effect the prepayment in full of the respective Canadian Prime Rate Loans being prepaid , or the Bankers’ Acceptances maturing, on such date shall make funds available to the relevant Canadian Revolving Borrower.

7. Each Canadian Revolving Borrower shall, at the request of any Canadian Revolving Lender, issue one or more non-interest bearing promissory notes (each a “B/A Discount Note”) payable on the date of maturity of the unaccepted Draft referred to below in this section, in such form as such Canadian Revolving Lender may specify and in a principal amount equal to the Face Amount of, and in exchange for, any unaccepted Drafts which such Canadian Revolving Lender has purchased in accordance with Section 6 of this Schedule XI and the Credit Agreement.

8. Bankers’ Acceptances purchased by a Canadian Revolving Lender may be held by it for its own account until the contract maturity date or sold by it at any time prior to that date in any relevant Canadian market in such Canadian Revolving Lender’s sole discretion. Each Canadian Revolving Borrower hereby renounces, and shall not claim or request or require any Canadian Revolving Lender to claim, any days of grace for the payment of any Bankers’ Acceptance.

Presigned Draft Forms.

9. To enable the Canadian Revolving Lenders to create Bankers’ Acceptances or complete Drafts in the manner specified in this Schedule XI and the Credit Agreement, each Canadian Revolving Borrower shall supply each Canadian Revolving Lender with such number of Drafts as it may reasonably request, duly endorsed and executed on behalf of such Canadian Revolving Borrower. Each Canadian Revolving Borrower is hereby authorized to issue such Bankers’ Acceptances endorsed in blank in such Face Amounts as may be determined by such Canadian Revolving Lender, provided that the aggregate amount thereof is equal to the aggregate amount of Bankers’ Acceptances required to be accepted by such Canadian Revolving Lender. None of the Canadian Revolving Lenders and their respective directors, officers, employees or representatives (collectively, the “Canadian Lender Persons”) shall be responsible or liable for its failure to accept and/or purchase a B/A Instrument if the cause of such failure is, in whole or in part, due to the failure of any Canadian Revolving Borrower to provide duly executed and endorsed B/A Instruments to such Canadian Revolving Lender on a timely basis nor shall any such Canadian Lender Person be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except loss or improper use arising by reason of the gross negligence or willful misconduct or fraud of such Canadian Lender Person, nor shall any such Canadian Lender Person be liable for any other action taken or omitted to be taken by any of them under this Section 9 or Section 10 below, except for such Canadian Lender Person’s own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Canadian Revolving Lender will exercise such care in the custody and safekeeping of Drafts as it would exercise in the custody and safekeeping of similar property owned by it and will, upon request by any Canadian Revolving Borrower, promptly advise such Canadian Revolving Borrower of the number and designations, if any, of uncompleted Drafts held by it for such Canadian Revolving Borrower. The signature of any officer of any Canadian Revolving Borrower on a Draft may be mechanically reproduced and B/A Instruments bearing facsimile signature shall be binding upon such Canadian Revolving Borrower as if it had been manually signed. Even if the individuals whose manual or facsimile signature appears on any B/A Instrument no longer hold office on the date of signature, at the date of its acceptance by a Canadian Revolving Lender or at any time after such date, any B/A Instrument so signed shall be valid and binding upon each Canadian Revolving Borrower.

10. Upon the request of any Canadian Revolving Lender, each Canadian Revolving Borrower shall provide to such Canadian Revolving Lender a power of attorney to complete, sign, endorse and issue B/A Instruments on behalf of such Canadian Revolving Borrower in form and substance satisfactory to such Canadian Revolving Lender. Alternatively, at the request of any Canadian Revolving Lender, each Canadian Revolving Borrower shall deliver to such lender a “depository bill” which complies with the requirements of the Depository Bills and Notes Act (Canada), and hereby consents to the deposit of any Bankers’ Acceptance in the form of a depository bill in the book-based debt clearance systems maintained by the Canadian Depository of Securities Limited or other recognized clearing house. In such circumstances, the delivery of Bankers’ Acceptances shall be governed by the clearance procedures established thereunder.

Payment, Conversion or Renewal of B/A Instruments.

11. Upon the maturity of a B/A Instrument, each Canadian Revolving Borrower may (i) elect to issue a replacement B/A Instrument by giving a Notice of Borrowing in accordance with Section 1.03 of the Credit Agreement (provided that such Canadian Revolving Borrower shall pay to the Canadian Sub-Agent for the account of the Canadian Revolving Lenders such additional amounts, if any, as shall be necessary to effect payment in full of the Face Amount of the B/A Instrument maturing on such day), (ii) elect to have all or a portion of the Face Amount of the B/A Instrument converted to a Canadian Prime Rate Loan by giving a Notice of Borrowing in accordance with Section 1.03 of the Credit Agreement, or (iii) pay, on or before 12:00 Noon (Toronto time) on the maturity date for the B/A Instrument, an amount in Canadian Dollars equal to the Face Amount of the B/A Instrument (notwithstanding that the Canadian Revolving Lender may be the holder of it at maturity). Any such payment in an amount in Canadian Dollars equal to the Face Amount of the B/A Instrument shall satisfy the relevant Canadian Revolving Borrower’s obligations under the B/A Instrument to which it relates and the relevant Canadian Revolving Lender shall then be solely responsible for the payment of the B/A Instrument.

12. If any Canadian Revolving Borrower (i) fails to pay any B/A Instrument when due or (ii) fails to issue a replacement B/A Instrument which gives rise to B/A Discount Proceeds which, together with additional amounts then paid to the Canadian Sub-Agent for the account of the Canadian Revolving Lenders in respect of such maturing B/A Instrument, is at least equal to the Face Amount of such maturing B/A Instrument pursuant to clause (i) of Section 11 of this Schedule XI or (iii) fails to elect to convert all or a portion of the Face Amount of such B/A Instrument to a Canadian Prime Rate Loan pursuant to clause (ii) of Section 11 of this Schedule XI, the unpaid amount due and payable shall be converted to a Canadian Prime Rate Loan made by the Canadian Revolving Lenders ratably under the applicable Tranche and shall bear interest calculated and payable as provided in Section 1.08 of the Credit Agreement. This conversion shall occur as of the due date and without any necessity for such Canadian Revolving Borrower to give any notice thereof.

13. On any date on which a Bankers’ Acceptance Loan is created, purchased, converted or continued, the Canadian Sub-Agent shall be entitled to net all amounts payable on such date by the Canadian Sub-Agent to a Canadian Revolving Lender against all amounts payable on such date by such Canadian Revolving Lender to the Canadian Sub-Agent. Similarly, on any such date each Canadian Revolving Borrower hereby authorizes each Canadian Revolving Lender to net all amounts payable on such date by such Canadian Revolving Lender to the Canadian Sub-Agent for the account of such Canadian Revolving Borrower, against all amounts payable on such date by such Canadian Revolving Borrower to such Canadian Revolving Lender in accordance with the Canadian Sub-Agent’s calculations.

14. Except for the requirement to pay immediately upon acceleration of the Canadian Revolving Loans pursuant to Section 9 of the Credit Agreement, each Canadian Revolving Borrower shall pay to the Canadian Sub-Agent an amount in Canadian Dollars equal to the Face Amount of each Bankers’ Acceptance Loan requested by such Canadian Revolving Borrower on the maturity date thereof (notwithstanding that the Canadian Revolving Lender may be the holder of it at maturity).

Circumstances Making Bankers’ Acceptances Unavailable.

15. If, for any reason a market for bankers’ acceptances does not exist at any time or the Canadian Revolving Lenders cannot for other reasons, after reasonable efforts, readily sell bankers’ acceptances or perform their other obligations under the Credit Agreement and this Schedule XI with respect to bankers’ acceptances, in each case, as determined in good faith by the Administrative Agent or Canadian Sub-Agent acting reasonably and in respect of which the Administrative Agent or Canadian Sub-Agent shall have given notice to the Canadian Revolving Borrowers of the occurrence and particulars thereof, there is no market for Bankers’ Acceptances, (i) the right of each Canadian Revolving Borrower to request a Bankers’ Acceptance Loan shall be suspended until the circumstances causing a suspension no longer exist, (ii) any applicable Notice of Borrowing which is outstanding shall either: (x) be cancelled and the requested Bankers’ Acceptance Loan shall not be made or (y) the Administrative Agent or Canadian Sub-Agent may, acting reasonably and taking into account any circumstances then affecting the Canadian Revolving Lenders and the availability of Loans, at the direction of such Canadian Revolving Borrower, deem the aforementioned Notice of Borrowing a Notice of Borrowing for Canadian Prime Rate Loans.

16. The Administrative Agent or Canadian Sub-Agent shall promptly notify each Canadian Revolving Borrower of the suspension of such Canadian Revolving Borrower’s right to request a Bankers’ Acceptance Loan and of the termination of any suspension.

SCHEDULE XII

INITIAL VOTING LENDER PARTICIPANTS

1.	AgFirst Farm Credit Bank

2.	AgStar Financial Services FLCA

3.	Farm Credit Bank of Texas

4.	United FCS, FLCA (f/k/a Farm Credit Services of Minnesota Valley, FLCA) d/b/a FCS Commercial Finance Group

5.	1st Farm Credit Services, FLCA

6.	Badgerland Financial, ACA

7.	Farm Credit Services of the Mountain Plains, FLCA

8.	GreenStone Farm Credit Services, ACA

9.	GreenStone Farm Credit Services, FLCA

10.	Farm Credit Services of Mid-America, FLCA

i

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

[Date]

Deutsche Bank AG New York Branch,

   as Administrative Agent

   for the Lenders party to the Credit

   Agreement referred to below

5022 Gate Parkway

Suite 100

Jacksonville, Florida, 32256

Attention:

[with a copy to:

Attention:                              ]1

Ladies and Gentlemen:

The undersigned, [Name of Borrower]2 (the “Company”), refers to the Credit Agreement, dated as of July 7, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”, the capitalized terms defined therein being used herein as therein defined), among the Company, [Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc.,]3 each other Borrower from time to time party thereto, the lenders from time to time party thereto, you as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and hereby gives you notice, irrevocably, pursuant to Section 1.03[(a)][(b)(i)] of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 1.03[(a)][(b)(i)] of the Credit Agreement:

[1]	Refer to the definition of Notice Office in the Credit Agreement for the proper notice information for Loans to be incurred by a Canadian Borrower or another Foreign Borrower.

[2]	Insert the name of the applicable Borrower. Only Canadian Revolving Borrowers may incur Canadian Revolving Loans.

[3]	Modify appropriately depending on the Borrower requesting the Proposed Borrowing.

Exhibit A-1

(i) The Business Day of the Proposed Borrowing is                  , 20    .4

(ii) The Currency for the Proposed Borrowing is                      5 and the aggregate principal amount of the Proposed Borrowing is                      .6

(iii) The Proposed Borrowing shall consist of [U.S. A Term Loans][Canadian A Term Loans][Euro A Term Loans][Incremental Term Loans designated as [Insert designation of relevant Tranche of Incremental Term Loans]][Revolving Loans][Canadian Revolving Loans][Swingline Loans].

(iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Euro Rate Loans] [Canadian Prime Rate Loans] [Bankers’ Acceptance Loans][B/A Discount Rate Loans].

[(v) The initial Interest Period for the Proposed Borrowing is [[one] [two] [three] [six] [twelve] month(s)]

[     days]7]. 8

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to

[4]

Shall be a Business Day at least one Business Day in the case of Base Rate Loans (or the same day in the case of Swingline Loans) and Canadian Prime Rate Loans and at least three Business Days in the case of Euro Rate Loans, B/A Discount Rate Loans and Bankers’ Acceptance Loans (or, in the case of a Euro Rate Loan, B/A Discount Rate Loan or a Bankers’ Acceptance Loan with an Interest Period (or, in the case of Bankers’ Acceptance Loan, a maturity) of other than a one, two, three or six-month period, at least five Business Days), in each case, after the date hereof; provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (Local Time) on such day.

[5]	Shall be Dollars or, in the case of Alternate Currency Loans, the respective (and permitted) Alternate Currency.

[6]	Shall be stated in Dollars or, in the case of Alternate Currency Loans, in the respective Alternate Currency.

[7]

An Interest Period of less than one month is only available for Euro Rate Loans and Alternate Currency Loans (other than Canadian Prime Rate Loans, B/A Discount Rate Loans and Bankers’ Acceptance Loans) to the extent provided in Section 1.09 of the Credit Agreement.

[8]

To be included for a Proposed Borrowing of Euro Rate Loans, Bankers’ Acceptance Loans and B/A Discount Rate Loans, although an Interest Period (or, in the case of Bankers’ Acceptance Loans, a maturity) of twelve months is only available to the extent provided in Section 1.09 of the Credit Agreement (or, in the case of Bankers’ Acceptance Loans, Schedule XI).

Exhibit A-1

relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

(B) no Default or Event of Default exists.

Very truly yours,

[NAME OF BORROWER]

By
Name:
Title:

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

Deutsche Bank AG New York Branch,

   as Administrative Agent for the Lenders party

   to the Credit Agreement

   referred to below

5022 Gate Parkway

Suite 100

Jacksonville, Florida, 32256

Attention:

[with a copy to:

Attention:                             ]1

Ladies and Gentlemen:

The undersigned, [Name of Borrower]2 (the “Company”), refers to the Credit Agreement, dated as of July 7, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement,” the capitalized terms defined therein being used herein as therein defined), among the Company, [Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Company, Silgan Can Company, Silgan Plastics Canada Inc.,]3 each other Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), you as Administrative Agent for such Lenders, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and hereby gives you notice, irrevocably, pursuant to Section [1.06] [1.09] of the Credit Agreement, that the undersigned hereby requests to [convert] [continue] the Borrowing of [US A Term Loans][Canadian A Term Loans][Euro Term A Loans][Incremental Term Loans designated as [Insert designation of relevant Tranche of Incremental Term Loans]][Revolving Loans][Canadian Revolving Loans] referred to below, and in that connection sets forth below the

[1]	Refer to the definition of Notice Office in the Credit Agreement for the proper notice information for Loans incurred by a Canadian Borrower or another Foreign Borrower.

[2]	Insert name of the applicable Borrower.

[3]	Modify appropriately depending on the Borrower requesting the Proposed Conversion or Continuation.

Exhibit A-2

information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section [1.06] [1.09] of the Credit Agreement:

(i) The Proposed [Conversion] [Continuation] relates to the Borrowing of [US A Term Loans][Canadian A Term Loans][Euro A Term Loans][Incremental Term Loans designated as [Insert designation of relevant Tranche of Incremental Term Loans]][Revolving Loans][Canadian Revolving Loans] originally made on                  , 20     (the “Outstanding Borrowing”) in the principal amount of              4 and currently maintained as a Borrowing of [Base Rate Loans] [Euro Rate Loans with an Interest Period ending on                  ,             ] [Canadian Prime Rate Loans] [B/A Discount Rate Loans with an interest period ending on                  ,         ] [Bankers’ Acceptance Loans maturing on                  ,         ].

(ii) The Business Day of the Proposed [Conversion] [Continuation] is              .5

(iii) The Outstanding Borrowing shall be [continued as a Borrowing of [Euro Rate Loans with an Interest Period of             ] [B/A Discount Rate Loans with an interest period of             ] [converted into a Borrowing of [Base Rate Loans] [Canadian Prime Rate Loans] [Euro Rate Loans with an Interest Period of             ] [B/A Discount Rate Loans with an interest period of              ]].6

[The undersigned hereby certifies that no Specified Default or Event of Default has occurred and is continuing on the date hereof or will have occurred and be continuing on the date of the Proposed [Conversion] [Continuation].]7

[4]	Insert the applicable amount stated in the Applicable Currency.

[5]

Shall be a Business Day at least one Business Day after the date hereof (in the case of a conversion to Base Rate Loans or Canadian Prime Rate Loans) and at least three Business Days (or, in the case of a Euro Rate Loan, a Bankers’ Acceptance Loan or a B/A Discount Rate Loan with an Interest Period of other than a one, two, three or six-month period, at least five Business Days) after the date hereof (in the case of a conversion to, or a continuation of, Euro Rate Loans or B/A Discount Rate Loans), provided that such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (Local Time) on such day. Bankers’ Acceptance Loans may only be converted to Canadian Prime Rate Loans prior to the end of the applicable Interest Period therefor, as and to the extent permitted by Section 1.06(c) of the Credit Agreement.

[6]

In the event that either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the applicable Borrower should make appropriate modifications to this clause to reflect same. Selection of the applicable length of the Interest Period also is subject to Section 1.09 of the Credit Agreement. Canadian Term Loans only may be continued as, or converted into, B/A Discount Rate Loans or Canadian Prime Rate Loans. Dollar Loans may not be converted into Canadian Prime Rate Loans, Bankers’ Acceptance Loans or B/A Discount Rate Loans.

[7]

In the case of a Proposed Conversion or Continuation, insert this sentence only (i) in the event that the conversion is from a Base Rate Loan to a Eurodollar Loan or a Canadian Prime Rate Loan to a B/A Discount Rate Loan or (ii) in the case of a continuation of a Euro Rate Loan. Alternate Currency Loans may not be converted into Base Rate Loans.

Exhibit A-2

Very truly yours,

[NAME OF BORROWER]

By:
Name:
Title:

EXHIBIT B-1

FORM OF US A TERM NOTE

$	New York, New York
,

FOR VALUE RECEIVED, SILGAN HOLDINGS INC., a Delaware corporation (the “Borrower”), hereby promises to pay to                  or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the office of Deutsche Bank AG New York Branch (the “Administrative Agent”) initially located at 60 Wall Street, New York, New York, 10005, on the Initial Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of                  DOLLARS ($                ) or, if less, the then unpaid principal amount of all US A Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

The Borrower promises also to pay interest on the unpaid principal amount of each US A Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

This Note is one of the US A Term Notes referred to in the Credit Agreement, dated as of July 7, 2010 (as from time to time in effect, the “Agreement”), among the Borrower, Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., each other Borrower (as defined in the Agreement) from time to time party thereto, the lenders from time to time party thereto (including the Lender), the Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by certain of the Security Documents (as defined in the Agreement) and is entitled to the benefits of certain of the Guaranties (as defined in the Agreement), in each case as provided in the Agreement. As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Initial Term Loan Maturity Date, in whole or in part.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

SILGAN HOLDINGS INC.

By
Name:
Title:

EXHIBIT B-2

FORM OF CANADIAN A TERM NOTE

C$	New York, New York
,

FOR VALUE RECEIVED, SILGAN PLASTICS CANADA INC., an Ontario corporation (the “Borrower”), hereby promises to pay to                  or its registered assigns (the “Lender”), in lawful money of Canada in immediately available funds, at office of Deutsche Bank AG New York Branch (the “Administrative Agent”) initially at 60 Wall Street, New York, New York, 10005, on the Initial Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of                  CANADIAN DOLLARS (C$                ) or, if less, the then unpaid principal amount of all Canadian A Term Loans (as in the Agreement) made by the Lender pursuant to the Agreement.

The Borrower promises also to pay interest on the unpaid principal amount of each Canadian A Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

This Note is one of the Canadian A Term Notes referred to in the Credit Agreement, dated as of July 7, 2010 (as from time to time in effect, the “Agreement”), among the Borrower, Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., each other Borrower (as defined in the Agreement) from time to time party thereto, the lenders from time to time party thereto (including the Lender), the Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by certain of the Security Documents (as defined in the Agreement) and is entitled to the benefits of certain of the Guaranties (as defined in the Agreement), in each case as provided in the Agreement. As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Initial Term Loan Maturity Date, in whole or in part.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-2

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

SILGAN PLASTICS CANADA INC.

By
Name:
Title:

EXHIBIT B-3

FORM OF EURO A TERM NOTE

€	New York, New York
,

FOR VALUE RECEIVED, SILGAN HOLDINGS INC., a Delaware corporation (the “Borrower”), hereby promises to pay to                  or its registered assigns (the “Lender”), in Euros (as defined in the Agreement referred to below) in immediately available funds, at office of Deutsche Bank AG New York Branch (the “Administrative Agent”) initially at 60 Wall Street, New York, New York, 10005, on the Initial Term Loan Maturity Date (as defined in the Agreement referred to below) the principal sum of                  EUROS (€                ) or, if less, the then unpaid principal amount of all Euro A Term Loans (as in the Agreement) made by the Lender pursuant to the Agreement.

The Borrower promises also to pay interest on the unpaid principal amount of each Euro A Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

This Note is one of the Euro A Term Notes referred to in the Credit Agreement, dated as of July 7, 2010 (as from time to time in effect, the “Agreement”), among the Borrower, Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., each other Borrower (as defined in the Agreement) from time to time party thereto, the lenders from time to time party thereto (including the Lender), the Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by certain of the Security Documents (as defined in the Agreement) and is entitled to the benefits of certain of the Guaranties (as defined in the Agreement), in each case as provided in the Agreement. As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Initial Term Loan Maturity Date, in whole or in part.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-3

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

SILGAN HOLDINGS INC.

By
Name:
Title:

EXHIBIT B-4

FORM OF INCREMENTAL TERM NOTE

New York, New York
,

FOR VALUE RECEIVED, [NAME OF INCREMENTAL TERM LOAN BORROWER], a                                   (the “Borrower”), hereby promises to pay to                  or its registered assigns (the “Lender”), in [Insert Applicable Currency] [(except to the extent payments are otherwise required to be made in United States dollars in accordance with the provisions of the Agreement (as defined below))]1 in immediately available funds, at the applicable Payment Office (as defined in the Agreement (as defined below)) of Deutsche Bank AG New York Branch (the “Administrative Agent”), on                  [Insert the applicable Incremental Term Loan Maturity Date] (the “Incremented Term Loan Maturity Date”) the principal sum of                  (                ) or, if less, the then unpaid principal amount of all                  [Insert the applicable description of the respective Tranche of Incremental Term Loans] (as defined in the Agreement) made by the Lender pursuant to the Agreement.

The Borrower promises also to pay interest on the unpaid principal amount of each made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

This Note is one of the Incremental Term Notes referred to in the Credit Agreement, dated as of July 7, 2010 (as from time to time in effect, the “Agreement”), among the Borrower, [Silgan Holdings Inc.,] Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., each other Borrower (as defined in the Agreement) from time to time party thereto, the lenders from time to time party thereto (including the Lender), the Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by certain of the Security Documents (as defined in the Agreement) and is entitled to the benefits of certain of the Guaranties (as defined in the Agreement), in each case as provided in the Agreement. As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Incremental Term Loan Maturity Date, in whole or in part.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

[1]	Insert in an Incremental Term Note denominated in a Currency other than Dollars.

Exhibit B-4

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

[NAME OF INCREMENTAL TERM LOAN BORROWER]

By
Name:
Title:

EXHIBIT B-5

FORM OF REVOLVING NOTE

$	New York, New York
,

FOR VALUE RECEIVED, [NAME OF REVOLVING BORROWER], a (the “Borrower”), hereby promises to pay to                  or its registered assigns (the “Lender”), in lawful money of the respective Applicable Currency (as defined in the Agreement referred to below) of the Revolving Loans (as defined in the Agreement) from time to time evidenced hereby in immediately available funds, at the applicable Payment Office of Deutsche Bank AG New York Branch (the “Administrative Agent”) on the Revolving Loan Maturity Date (as defined in the Agreement) the principal sum of                  DOLLARS                  ($                ) or, if less, the then unpaid principal amount of all Revolving Loans (as defined in the Agreement) made by the Lender to the Borrower pursuant to the Agreement, provided that, notwithstanding the fact that the principal amount of this Note is denominated in Dollars (as defined in the Agreement), to the extent provided in the Agreement, all payments hereunder in respect of Primary Alternate Currency Revolving Loans (as defined in the Agreement) evidenced hereby shall be made in the Primary Alternate Currency in which such Primary Alternate Revolving Loans were made, whether or not the Dollar Equivalent (as defined in the Agreement) thereof, when added to the outstanding principal amount of all Dollar Revolving Loans (as defined in the Agreement) evidenced hereby, would exceed the stated principal amount of this Note (except to the extent that such payments are otherwise required to be made in Dollars in accordance with the provisions of the Agreement).

The Borrower promises also to pay interest or the unpaid principal amount of each Revolving Loan made by the Lender to the Borrower in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of July 7, 2010 (as from time to time in effect, the “Agreement”), among the Borrower, [Silgan Holdings Inc.,] [Silgan Plastics LLC,] [Silgan Containers LLC,] [Silgan Containers Manufacturing Corporation,] [Silgan Can Company,] Silgan Plastics Canada Inc., each other Borrower (as defined in the Agreement) from time to time party thereto, the lenders from time to time party thereto (including the Lender), the Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by certain of the Security Documents (as defined in the Agreement) and is entitled to the benefits of certain of the Guaranties (as defined in the Agreement), in each case as provided in the

Exhibit B-5

Agreement. As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Loan Maturity Date, in whole or in part.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

[NAME OF REVOLVING BORROWER]

By
Name:
Title:

EXHIBIT B-6

FORM OF CANADIAN REVOLVING NOTE

C$	New York, New York
,

FOR VALUE RECEIVED, [NAME OF CANADIAN REVOLVING BORROWER], a                  (the “Borrower”), hereby promises to pay to                  or its registered assigns (the “Lender”), in Canadian Dollars (as defined in the Agreement referred to below) in immediately available funds, at the applicable Payment Office of the Administrative Agent (as defined in the Agreement) on the Canadian Revolving Loan Maturity Date (as defined in the Agreement) the principal sum of                  CANADIAN DOLLARS (C$                ) or, if less, the then unpaid principal amount of all Canadian Revolving Loans (as defined in the Agreement) made by the Lender to the Borrower pursuant to the Agreement.

The Borrower promises also to pay interest or the unpaid principal amount of each Canadian Revolving Loan made by the Lender to the Borrower in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

This Note is one of the Canadian Revolving Notes referred to in the Credit Agreement, dated as of July 7, 2010 (as from time to time in effect, the “Agreement”), among the Borrower, Silgan Holdings Inc., Silgan Plastics LLC, Silgan Containers LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, [Silgan Plastics Canada Inc.,] each other Borrower (as defined in the Agreement) from time to time party thereto, the lenders from time to time party thereto (including the Lender), the Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by certain of the Security Documents (as defined in the Agreement) and is entitled to the benefits of certain of the Guaranties (as defined in the Agreement), in each case as provided in the Agreement. As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Canadian Revolving Loan Maturity Date, in whole or in part.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

Exhibit B-6

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

[NAME OF CANADIAN REVOLVING BORROWER]

By
Name:
Title

EXHIBIT B-7

FORM OF SWINGLINE NOTE

$	New York, New York
,

FOR VALUE RECEIVED, [NAME OF REVOLVING LOAN BORROWER], a                  (the “Borrower”), hereby promises to pay to DEUTSCHE BANK AG NEW YORK BRANCH or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the office of Deutsch Bank AG New York Branch (the “Administrative Agent”) initially located at 60 Wall Street, New York, New York, 10005 on the Swingline Expiry Date (as defined in the Agreement referred to below) the principal sum of FIFTY MILLION DOLLARS ($50,000,000) or, if less, the then unpaid principal amount of all Swingline Loans (as defined in the Agreement) made by the Lender to the Borrower pursuant to the Agreement.

The Borrower promises also to pay interest on the unpaid principal amount of each Swingline Loan made by the Lender to the Borrower in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement.

This Note is one of the Swingline Notes referred to in the Credit Agreement, as of July 7, 2010 (as from time to time in effect, the “Agreement”), among the Borrower, Silgan Holdings Inc., [Silgan Plastics LLC,] [Silgan Containers LLC,] [Silgan Containers Manufacturing Corporation,] [Silgan Can Company,] Silgan Plastics Canada Inc., each other Borrower (as defined in the Agreement) from time to time party thereto, the lenders from time to time party thereto (including the Lender), the Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by certain of the Security Documents (as defined in the Agreement) and is entitled to the benefits of certain of the Guaranties (as defined in the Agreement), in each case as provided in the Agreement. As provided in the Agreement, this Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-7

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

[NAME OF REVOLVING BORROWER]

By
Name:
Title:

EXHIBIT C

FORM OF LETTER OF CREDIT REQUEST

Dated              1

Deutsche Bank AG New York Branch,

   as Administrative Agent

   for the Lenders party to the

   Credit Agreement referred

   to below

60 Wall Street,

New York, New York, 10005

Attention:

[Name and Address of Applicable

Issuing Lender]2

Attention:

Ladies and Gentlemen:

The undersigned, [Name of Revolving Borrower] (the “Company”), refers to the Credit Agreement, dated as of July 7, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among the Borrower, Silgan Holdings Inc., [Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Containers LLC, Silgan Can Company,]3 Silgan Plastics Canada Inc., each other Borrower from time to time party thereto, the lenders from time to time party thereto, you as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers. The undersigned hereby requests that                      4 in its individual capacity issue a sight [standby] [trade] Letter of

[1]	Date of Letter of Credit Request.

[2]

Insert name and address of Issuing Lender. For standby Letters of Credit issued by Deutsche Bank AG New York Branch, insert: Deutsche Bank AG New York Branch, 60 Wall Street, New York, NY 10005-MS NYC60-0926, Attention: Global Loan Operations, Standby Letter of Credit Unit. For trade Letters of Credit issued by Deutsche Bank AG New York Branch, insert: Deutsche Bank AG New York Branch, 60 Wall Street, New York, 10005-MS NYC60-2517, Attention: Trade and Risk Services, Import LC. For Letters of Credit issued by another Issuing Lender, insert the correct notice information for that Issuing Lender.

[3]	Modify appropriately depending upon the Revolving Borrower requesting the respective Letter of Credit.

[4]	Insert the name of the applicable Issuing Lender.

Exhibit C

Credit for its account on                      5 (the “Date of Issuance”). The requested Letter of Credit shall be denominated in                      6 and shall have an aggregate Stated Amount of                      .7

For purposes of this Letter of Credit Request, unless otherwise defined, all capitalized terms used herein which are defined in the Credit Agreement shall have the respective meaning provided therein.

The beneficiary of the requested Letter of Credit will be                      ,8 and such Letter of Credit will be in support of                      9 and will have a stated expiration date of                      10.

We hereby certify that:

(1) The representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

(2) No Default or Event of Default exists.

Copies of all documentation with respect to the supported transaction are attached hereto.

[NAME OF REVOLVING BORROWER]

By
Title:

[5]	Date of Issuance which shall be at least two Business Days from the date hereof.

[6]	Insert Dollars, Pounds Sterling or Euros.

[7]

Aggregate initial Stated Amount (in the Applicable Currency) shall not be less than $100,000 (or, in the case of a Primary Alternate Currency Letter of Credit , the Dollar Equivalent thereof) or such lesser amount as is acceptable to the respective Issuing Lender.

[8]	Insert name and address of beneficiary.

[9]

Insert description of supported Indebtedness and name of agreement to which it relates in the case of standby Letters of Credit and description of commercial transaction in the case of trade Letters of Credit.

[10]

Insert the last date upon which drafts may be presented which may not be later than the earlier of (A) in the case of standby Letters of Credit, the earlier of (x) one year after the Date of Issuance and (y) the Business Day immediately preceding the Revolving Loan Maturity Date and (B) in the case of trade Letters of Credit, the earlier of (x) 180 days after the Date of Issuance and (y) the 30th day preceding the Revolving Loan Maturity Date.

EXHIBIT D

Form of Section 4.04(b)(ii) Certificate

Reference is hereby made to the Credit Agreement, dated as of July 7, 2010 (as amended, modified or supplemented to the date hereof, the “Credit Agreement”), among Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., each other Borrower (as defined in such Credit Agreement) from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers. Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

Date:

EXHIBIT E-1

[Letterhead of Silgan Holdings Inc.]

July 7, 2010

Deutsche Bank AG New York Branch, as Administrative Agent

and Collateral Agent, Banc of America Securities LLC, as

Syndication Agent, The Royal Bank of Scotland plc,

Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation

Agents and each of the Lenders party to the Credit Agreement referred to below

Ladies and Gentlemen:

I am Senior Vice President, General Counsel and Secretary to Silgan Holdings Inc., a Delaware corporation (“Silgan”), and the direct or indirect parent company of Silgan Containers LLC, a Delaware limited liability company (“Containers”), Silgan Containers Manufacturing Corporation, a Delaware corporation (“Manufacturing”), Silgan Plastics LLC, a Delaware limited liability company (“Plastics”), Silgan Can Company, a Delaware corporation (“CanCo”, and collectively with Silgan, Containers, Manufacturing and Plastics, the “Borrowers,” and each, a “Borrower”), Silgan Corporation, a Delaware corporation, (“Silgan Corporation”), Silgan Can Holding Company, a Delaware corporation (“Silgan Can Holdco”), Silgan LLC, a Delaware limited liability company (“Silgan LLC”), Silgan Plastics Corporation, a Delaware corporation (“Plastics Corp”), Silgan Tubes Holding Company, a Delaware corporation (“Tubes Holding”), Silgan White Cap LLC, a Delaware limited liability company (“White Cap”), Silgan White Cap Corporation, a Delaware corporation (“White Cap Corp”), Silgan Closures International Holding Company, a Delaware corporation (“Closures International”), Silgan White Cap Americas LLC, a Delaware limited liability company (“White Cap Americas”), and Silgan Equipment Company, a Delaware corporation (“Equipment”, and, collectively with the Borrowers, Silgan Corporation, Silgan Can Holdco, Silgan LLC, Plastics Corp, Tubes Holding, White Cap, White Cap Corp, Closures International and White Cap Americas, the “US Credit Parties,” and each a “US Credit Party”) and Silgan Plastics Canada Inc., an Ontario corporation (“Silgan Canada”, and, together with the US Credit Parties, the “Credit Parties” and each a “Credit Party”). This opinion is furnished to you pursuant to Section 5.01(c)(i) of the Credit Agreement, dated as of July 7, 2010 (the “Agreement”), among the Borrowers, Silgan Plastics Canada Inc., the lenders party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents. Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Agreement.

In such capacity, I have examined originals or copies certified or otherwise identified to my satisfaction of (i) the Agreement, (ii) the Notes, (iii) the US Borrowers/Subsidiaries Guaranty, (iv) the US Pledge Agreement, (v) the US Security Agreement, (vi) the Agreement of Pledge of Claims

Deutsche Bank AG New York Branch,

as Administrative Agent, et al.

July 7, 2010

between Silgan and Containers as Pledgors and SH International Partnership C.V. and Deutsche Bank AG New York Branch as Pledgee, dated July 7, 2010 (the documents described in the foregoing clauses (i) through (v) being collectively referred to herein as the “US Documents”, and , together with the document described in clause (vi), the “Documents”)), (vii) the 6 3/4% Senior Subordinated Debenture Documents (referred to herein as the “Senior Subordinated Debt Documents”), (viii) the Senior Notes Documents (the “Senior Debt Documents”, and together with the Senior Subordinated Debt Documents, the “Debt Documents”) and (viii) original, certified, conformed or reproduction copies of all other records, agreements, instruments and documents which I have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In stating my opinion, I have assumed the genuineness of all signatures (other than as to any Credit Party) on original or certified copies, the legal capacity of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original or certified copies of all documents submitted to me as certified or reproduction copies.

As to various matters of fact material to my opinion, I have relied specifically upon the representations and warranties in the Documents, statements and certificates of officers of Silgan and its Subsidiaries, public officials and other appropriate persons, and my actual knowledge.

Whenever any opinion herein is qualified by the phrase “to the best of my knowledge after due inquiry,” such phrase indicates that, as to factual matters, my opinion is based upon the representations and warranties made in the Documents and my actual knowledge of relevant facts. Although I have made inquiries as I have deemed necessary of the officers of Silgan and its Subsidiaries as to factual matters, I have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to my knowledge of the existence or absence of such facts should be drawn from the fact of my position with Silgan.

This opinion is limited to the laws, regulations, documents, agreements, contracts and instruments within the scope of this opinion in effect on and as of the date of this opinion, and I disclaim any responsibility to advise you of changes in any of the foregoing which may hereafter come to my attention.

Based upon the foregoing, and subject to the limitations set forth herein, I am of the opinion that:

1. Each US Credit Party is a duly organized and validly existing corporation or limited liability company, as the case may be, in good standing under the laws of the state of its organization and has the corporate or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged. Each US Credit Party is duly qualified as a foreign corporation or limited liability company, as the case may be, and in good standing in each jurisdiction where the ownership, leasing or operation of property by it or the conduct of its business requires such qualification, except for those jurisdictions where the failure to be so qualified could not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

2. Each US Credit Party has the corporate or limited liability company power, as the case may be, to execute and deliver, and to perform the terms and provisions of, each of the Documents to which it is party and has taken all necessary corporate or limited liability company action to authorize the execution, delivery and performance by it of each of the Documents to which it is a party. Each US Credit Party has duly executed and delivered each of the US Documents to which it is a party.

Deutsche Bank AG New York Branch,

as Administrative Agent, et al.

July 7, 2010

3. Neither the execution, delivery or performance by any Credit Party of any Document to which it is a party, nor the compliance by it with any of the terms and provisions thereof, (i) contravenes (x) any provision of any applicable law, statute, rule or regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) of the United States of America, the State of Connecticut or the State of Delaware (solely under the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act) or (y) to the best of my knowledge after due inquiry, any order, writ, injunction or decree of any court or governmental instrumentality applicable to any US Credit Party, (ii) violates any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of any US Credit Party, or (iii) conflicts or is inconsistent with or results in any breach of any of the terms, covenants, conditions or provisions of, or constitutes a default under, or results in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the US Security Documents) upon any of the property or assets of Silgan or any of its Subsidiaries pursuant to, the terms of the Debt Documents; provided, (A) that my opinion with regard to the incurrence of Indebtedness under the Agreement is limited to Indebtedness being incurred on the Initial Borrowing Date and (B) that in giving the opinions set forth above in this paragraph 3 with respect to the 6 3/4% Senior Subordinated Debenture Indenture and the Senior Notes Indenture, I have, with your permission, relied upon (x) a certificate of the Treasurer of Silgan, dated the date hereof, with respect to the 6 3/4% Senior Subordinated Debenture Indenture (the “6 3/4% Officer’s Certificate”) and (y) a certificate of the Treasurer of Silgan, dated the date hereof, with respect to the Senior Notes Indenture. With respect to Silgan’s “Interest Coverage Ratio,” as such term is defined in the 6 3/4% Senior Subordinated Debenture Indenture, I have assumed the accuracy of the financial data and calculations contained or described in the 6 3/4% Officer’s Certificate (including, without limitation, the Interest Coverage Ratio). I have discussed with the Treasurer of Silgan the definition of the term “Interest Coverage Ratio” that appears in the 6 3/4% Senior Subordinated Debenture Indenture and the financial information and calculations required pursuant to such definition, and on the basis of such discussions and my review of the 6 3/4% Officer’s Certificate, I am of the opinion that the 6 3/4% Officer’s Certificate sets forth calculations consistent with the requirements of the definition of the term “Interest Coverage Ratio” that appears in the 6 3/4% Senior Subordinated Debenture Indenture; provided, however, that I have not independently reviewed or verified the financial information set forth in, or used in making the calculations required in the preparation of, the 6 3/4% Officer’s Certificate, and I have not discussed with the Treasurer of Silgan (other than as expressly set forth below in this sentence), and express no opinion with respect to, the application of generally accepted accounting principles to the preparation of the 6 3/4% Officer’s Certificate, including, but not limited to, the financial information, calculations, pro forma calculations and other procedures required by such definitions, although the Treasurer of Silgan has stated to me that Silgan calculated its “Interest Coverage Ratio” under 6 3/4% Senior Subordinated Debenture Indenture in the 6 3/4% Officer’s Certificate in accordance with “generally accepted accounting principles” (as such term is defined in the 6 3/4% Senior Subordinated Debenture Indenture).

4. There are no actions, suits, governmental investigations, or proceedings pending or, to the best of my knowledge after due inquiry, threatened with respect to any US Document or that are reasonably likely to have a Material Adverse Effect.

5. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except such as have been obtained or made prior to the Initial Borrowing Date and except for any filings of financing statements and other documents required by the Credit Documents to perfect the Liens granted thereunder) or exemption by, any governmental or public body or authority of the United States of America, the State of Connecticut or the State of Delaware (solely under the General Corporation Law of the State of Delaware and the Delaware

Deutsche Bank AG New York Branch,

as Administrative Agent, et al.

July 7, 2010

Limited Liability Company Act), or any subdivision of any thereof, (i) is required to be obtained by any Credit Party to authorize or is required in connection with the execution, delivery and performance by any Credit Party of any Document to which it is a party or (ii) is required to be obtained by any Credit Party in connection with the legality, validity, binding effect or enforceability against any Credit Party of any Document to which it is a party, provided that no opinion is being given hereby with respect to the legality, validity, binding effect or enforceability against any Credit Party of any Document to which it is a party.

6. Neither Silgan nor any of its Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7. The Agreement constitutes the “Credit Agreement” under and as defined in the 6 3/4% Senior Subordinated Debenture Indenture and the 7 1/4% Senior Secured Debenture Indenture, as applicable.

8. Each US Credit Party is the record and beneficial owner of the Securities (as defined in the US Pledge Agreement) of the Domestic Subsidiaries as set forth in Annex C to the US Pledge Agreement.

I am a member of the bar of the State of Connecticut, and I do not hold myself out as being conversant with, and express no opinion as to, the laws of any jurisdiction other than those of the United States of America, the State of Connecticut, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Act. In rendering this opinion, I have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases decisions, rules or regulations of any jurisdiction, court or administrative agency other than as set forth herein.

The opinion expressed herein is solely for your benefit and the benefit of your assigns and participants and may not be relied upon in any manner or for any purpose by, or disclosed to, any other person (other than a regulator having jurisdiction over you or in a judicial proceeding to which you are a party) without my prior written consent.

Very truly yours,

/s/ Frank W. Hogan, III
Frank W. Hogan, III
General Counsel

EXHIBIT E-2

[Letterhead of Bryan Cave LLP]

July 7, 2010

Deutsche Bank AG New York Branch, as Administrative Agent

and Collateral Agent, Banc of America Securities LLC, as

Syndication Agent, The Royal Bank of Scotland plc,

Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation

Agents and each of the Lenders party to the Credit Agreement referred to below

Re:	Silgan Holdings Inc.

Ladies and Gentlemen:

We have acted as special New York counsel to Silgan Holdings Inc., a Delaware corporation (“Silgan”) and the direct or indirect parent company of Silgan Containers LLC, a Delaware limited liability company (“Containers”), Silgan Plastics LLC, a Delaware limited liability company (“Plastics”), Silgan Containers Manufacturing Corporation, a Delaware corporation (“Manufacturing”), Silgan Can Company, a Delaware corporation (“CanCo,” and collectively with Silgan, Containers, Plastics and Manufacturing, the “Borrowers,” and each, a “Borrower”), Silgan Corporation, a Delaware corporation, (“Silgan Corporation”), Silgan Can Holding Company, a Delaware corporation (“Silgan Can Holdco”) Silgan LLC, a Delaware limited liability company (“Silgan LLC”), Silgan Plastics Corporation, a Delaware corporation (“Plastics Corporation”), Silgan Tubes Holding Company, a Delaware corporation (“Tubes Holding”), Silgan White Cap LLC, a Delaware limited liability company (“White Cap”), Silgan White Cap Corporation, a Delaware corporation (“White Cap Corp”), Silgan Closures International Holding Company, a Delaware corporation (“Closures International”), Silgan White Cap Americas LLC, a Delaware limited liability company (“White Cap Americas”), Silgan Equipment Company, a Delaware corporation (“Equipment”, and collectively with the Borrowers, Silgan Corporation, Silgan Can Holdco, Silgan LLC, Plastics Corporation, Tubes Holding, White Cap, White Cap Corp, Closures International and White Cap Americas, the “US Credit Parties”, and each a “US Credit Party”) and Silgan Plastics Canada Inc., an Ontario corporation (“Silgan Canada” and, together with the US Credit Parties, the “Credit Parties”, each a “Credit Party”), in connection with the preparation, execution and delivery of (i) the Credit Agreement, dated as of July 7, 2010 (the “Agreement”), among the Borrowers (as defined in the Agreement), the lenders party thereto from time to time (the “Lenders”), Deutsche Bank AG

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New York Branch, as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint book managers, (ii) the Notes, (iii) the US Pledge Agreement, (iv) the US Borrowers/Subsidiaries Guaranty, (v) the US Security Agreement (the documents described in the foregoing clauses (i) through (v) being collectively referred to herein as the “US Credit Documents”) and (vi) the Agreement of Pledge of Claims between Silgan and Containers as Pledgors and SH International Partnership C.V. and Deutsche Bank AG New York Branch as Pledgee, dated July 7, 2010 (the “Dutch Pledge Agreement” and collectively with the US Credit Documents, the “Credit Documents”) and the transactions contemplated by the Credit Documents.

References herein to the “NY UCC” and the “DE UCC” shall refer to the Uniform Commercial Code as adopted in the States of New York and Delaware, respectively. The NY UCC and the DE UCC are hereinafter referred to collectively as the “UCC”). Unless otherwise indicated, capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement, except that unless otherwise defined herein, terms used in this opinion letter which are defined in the NY UCC shall have the meanings provided therein. This opinion is furnished to you pursuant to Section 5.01(c)(ii) of the Agreement.

On the basis of the assumptions and subject to the qualifications and limitations set forth below, we are of the opinion that:

1. Each of the US Credit Documents (other than the Notes) constitutes a valid and legally binding agreement and obligation of each of the Credit Parties which is a party thereto, enforceable against such Credit Party in accordance with its terms, and each Note delivered on the date hereof will constitute a valid and legally binding obligation of the respective Borrower thereunder, enforceable against such Borrower in accordance with its terms.

2. The execution and delivery by each of the Credit Parties of, and the performance of its obligations under, each US Credit Document to which it is a party do not and will not violate or conflict with, result in a breach of, constitute a default under, or result in the creation of any Lien upon any property of such Credit Party, other than the security interests created by the US Security Documents and any rights of set-off or other Liens in favor of the Secured Creditors arising under the US Credit Documents, under, (i) any order, decision, judgment or decree of any court or governmental instrumentality of the State of New York known by us to be applicable to such Credit Party or (ii) federal law (as defined below) or the law of the State of New York that we, based on our experience, recognize as applicable to each of the Credit Parties in a transaction of this type.

3. Under federal law and the law of the State of New York, and except such as have been obtained or made prior to the Initial Borrowing Date and except for any filings of financing statements and other documents required by the Credit Documents, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with or exemption by, any governmental or public body or authority of the United States or of the State of New York or any subdivision thereof (each, a “Governmental Approval or Registration”), that we, based on our experience, recognize as applicable to each of the Credit Parties in a transaction of this type, is

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required to be made or obtained by (a) any Credit Party for the valid execution and delivery by such Credit Party of any US Credit Documents to which it is a party, (b) for the incurrence of Indebtedness by any Borrower or Silgan Canada in the amount of the Commitments applicable to such Borrower or Silgan Canada, as applicable, and the repayment of such Indebtedness, with interest, in accordance with the terms of the Agreement and the Notes, (c) for the grant by each US Credit Party of the security interests granted pursuant to the US Security Documents or the Dutch Pledge Agreement, or (d) for the valid execution and delivery by any US Guarantor of the US Borrowers/Subsidiaries Guaranty or for any US Guarantor’s guaranty of the repayment of the Indebtedness in the amount of the Commitments in accordance with the terms of the US Borrowers/Subsidiaries Guaranty.

4. (a) Except as otherwise provided in this paragraph 4, the security interest created by the US Pledge Agreement by each of the US Credit Parties party thereto in favor of the Collateral Agent (as defined in the US Pledge Agreement) is an enforceable security interest in the Collateral (as defined in the US Pledge Agreement) pledged thereby.

(b) The delivery to the Collateral Agent in the State of New York of the certificates (and related stock powers executed in blank) evidencing the Securities (as defined in the US Pledge Agreement) listed on Annex C to the US Pledge Agreement will be effective to perfect the security interest in such Securities.

(c) Assuming that the Collateral Agent does not have any notice of any adverse claims pursuant to Section 8-105 of the NY UCC, the security interest in the Securities listed on Annex C to the US Pledge Agreement, when such certificates are so delivered, will be free of any adverse claim, as defined in Section 8-102(a)(1) of the NY UCC.

(d) The delivery to the Collateral Agent in the State of New York of such portion of the Collateral as constitutes Instruments (as defined in the NY UCC) will be effective to perfect the security interest in such Collateral.

We note that a portion of the Collateral pledged pursuant to the US Pledge Agreement consists of equity interests in, and instruments issued by, Foreign Subsidiaries. Notwithstanding the foregoing provisions of this paragraph 4, we express no opinion herein as to the effect of foreign law on the creation, effectiveness, validity or perfection of the security interest granted under the US Pledge Agreement in any such equity interests or instruments to the extent enforcement is sought in such foreign jurisdiction.

5. The security interest created by the US Security Agreement by each of the US Credit Parties party thereto in favor of the Collateral Agent is an enforceable security interest in the Collateral (as defined in the US Security Agreement) (other than in any Collateral consisting of commercial tort claims not listed on Annex H to the US Security Agreement) pledged thereby.

6. (a) Section 9-301 of the NY UCC provides that the laws (including the conflict of laws rules) of the jurisdiction in which a debtor is located governs the perfection of a non-possessory security interest (as defined in Section 1-201(37) of the NY UCC) in collateral. Section 9-102 of the NY UCC also provides that, for purpose of applying the foregoing rule, a registered organization organized under the laws of a State shall be deemed to be located in such

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State. Accordingly, and based on the assumption that each of the US Credit Parties is a corporation or limited liability company organized under the laws of the State of Delaware, each US Credit Party is located in the State of Delaware for purposes of Section 9-307 of the NY UCC and the DE UCC will govern the perfection, the effect of perfection and the priority of the security interest (as defined in Section 1-201(37) of the NY UCC) granted by each US Credit Party under the US Pledge Agreement and the US Security Agreement to the extent perfection is to be effected by filing of UCC-1 financing statements.

(b) If financing statements in the form attached hereto as Schedule 1 are communicated to the office of the Secretary of State of the State of Delaware by an authorized method of communication and an amount equal to the applicable filing fee is tendered to such filing office, such filing office will have an obligation to accept such financing statements.

(c) Upon acceptance of such financing statements by such filing office, the security interest in so much of the Collateral (as defined in the US Pledge Agreement and the US Security Agreement) as consists of (in each case as defined in the NY UCC) accounts (other than accounts described in Section 9-102(a)(6)(B) of the NY UCC), general intangibles, goods, chattel paper, negotiable documents and instruments will be perfected.

(d) Such financing statements are all of the filings, and are in the form, required to effect such perfection.

(e) Except for the filings and fees referred to in clause (c) above, no other action, including the payment of any recording or other taxes or fees, is required by law to effect the perfection by filing of the security interests created by the US Pledge Agreement and the US Security Agreement.

7. The subordination provisions contained in the 6 3/4% Senior Subordinated Debentures and the 6 3/4% Senior Subordinated Debenture Indenture are enforceable against Silgan and the holders thereof; and the Loans and all other Obligations are within the definition of “Senior Indebtedness” contained in the 6 3/4% Senior Subordinated Debentures and the 6 3/4% Senior Subordinated Debenture Indenture.

Our opinion is subject to the following qualifications and limitations:

(a) Our opinion is subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting creditors’ rights generally, (ii) general equitable principles (regardless of whether considered in a proceeding in equity or at law), (iii) requirements of reasonableness, good faith and fair dealing, and (iv) additionally in the case of (A) indemnities, a requirement that facts, known to the indemnitee but not the indemnitor, in existence at the time the indemnity becomes effective that would entitle the indemnitee to indemnification be disclosed to the indemnitor, (B) waivers, Sections 9-602 and 9-603 of the UCC, (C) indemnities, waivers and exculpatory provisions, public policy and (D) restrictions on, or remedies in the event of, assignment or transfer of rights or interests or the creation, attachment, perfection or enforcement of security interests, Sections 9-401(b), 9-406, 9-407, 9-408 and 9-409 of the UCC. Our opinion with respect to the US Borrowers/Subsidiaries Guaranty is subject to the further qualification that a Guarantor may be exonerated as to a guaranteed party if

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that guaranteed party fails to inform such Guarantor of material, adverse information, known to it and not to the Guarantor, concerning the US Credit Parties or any collateral at the time such Guaranty is entered into.

(b) Our opinion is further subject to the effect of generally applicable rules of law arising from statutes, judicial and administrative decisions, and the rules and regulations of governmental authorities that: (i) limit the availability of a remedy under certain circumstances where another remedy has been elected; (ii) limit the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iii) may, where less than all of the contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange and (iv) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees.

(c) Certain remedial provisions of the US Security Documents on which we are opining may be unenforceable in whole or in part, but the inclusion of such provisions does not, in our opinion, subject to the other assumptions, comments, qualifications, limitations and exceptions stated herein affect, as against any Credit Party, the validity of each such US Security Document to which it is a party as a whole, and the practical realization of the benefits created by each such US Security Document taken as a whole will not be materially impaired by the unenforceability of those particular provisions. In addition, certain remedial provisions of such US Security Documents may be subject to procedural requirements not set forth therein.

(d) No security interest will (i) be enforceable with respect to, or attach to, any Collateral until value has been given and the applicable Credit Party has rights in such Collateral or (ii) be enforceable with respect to any Collateral (other than the Securities listed on Annex C to the US Pledge Agreement but subject to the last sentence of paragraph 4) against the competing interests of those third parties (other than the applicable Credit Parties) who would, in accordance with the provisions of applicable law, take free of, or have priority over, the security interest in such Collateral, notwithstanding its perfection.

(e) Our opinion is limited to the laws of the State of New York (including the NY UCC but excluding (A) all laws, rules and regulations of cities, counties and other political subdivisions of such state and (B) the securities, tax, gaming, environmental, employee benefit, pension, antitrust and blue sky laws of New York State, as to which we express no opinion) and the federal laws of the United States (excluding the securities, tax, gaming, environmental, employee benefit, pension and antitrust laws, as to which we express no opinion) (the “federal laws”). With respect to our perfection opinion given in numbered paragraph 6, and to the extent applicable, we have reviewed and relied solely upon the Uniform Commercial Code of the State of Delaware, as reported to be effective in the State of Delaware in 2 Secured Transactions Guide (CCH) ¶R801- ¶R879 (2010), without any further review of the law of such jurisdiction. While certain attorneys in this firm have been admitted to practice law in other jurisdictions, they have not been consulted with respect to the effect of such laws on our opinion, and we express no opinion herein concerning the laws of any other jurisdiction or the effects, if any, that such laws could have on our opinion. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of laws, cases, decisions, rules or regulations of any other jurisdiction, court or

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administrative agency. Our opinion is based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement this opinion should such law be changed by legislative action, judicial decision or otherwise.

(f) In addition, our opinion in paragraphs 4, 5 and 6 is subject to (i) the limitations with respect to buyers in the ordinary course of business imposed by Sections 9-320 and 9-330 of the UCC, (ii) the provisions of UCC Section 9-336, and (iii) Section 552 of the Bankruptcy Code, which limits the extent to which property acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

(g) The opinion expressed herein is solely for your benefit and the benefit of your assigns and participants and may not be relied upon in any manner or for any purpose by, or disclosed publicly to any other person (other than to a regulator having jurisdiction over you or in a judicial proceeding to which you are a party) without our prior written consent.

We express no opinion with respect to:

(i) any Credit Party’s rights in, title to or legal or beneficial ownership of any of the Collateral or any Collateral acquired after the date hereof;

(ii) the perfection of the security interest in any dividends or other distributions on Securities that are not the subject of our opinion expressed in paragraph 4, 5 or 6 above;

(iii) except to the extent specified in paragraph 4, (A) the priority of the security interest in any Collateral or (B) the effect of perfection or nonperfection of the security interest in any Collateral of a type referred to in Section 9-301(c)(3) of the UCC that is not located in the State of New York or Delaware;

(iv) any Collateral that (A) is not governed by Article 8 or 9 of the UCC (and not, in the case of Article 9, excluded therefrom by Section 9-109(c) or (d)), (B) is subject to Section 9-501(a)(1) of the UCC or (C) is a trademark, patent or copyright other than to the extent that a security interest with respect to such trademark, patent or copyright can be perfected by the filing of a UCC-1 financing statement;

(v) the enforceability of any provision in the Credit Documents purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue or (B) confer subject matter jurisdiction on a court not having independent grounds therefor or (C) modify or waive the requirements for effective service of process for any action that may be brought or (D) waive the right of the Credit Parties or any other person to a trial by jury or (E) provide that remedies are cumulative or that decisions by a party are conclusive or (F) modify or waive the rights to notice, legal defenses, statutes of limitations or other benefits that cannot be waived under applicable law or (G) provide for or grant a power of attorney;

(vi) any provision purporting to provide for a judgment in a currency other than United States Dollars;

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(vii) the enforceability of (A) any rights to indemnification or contribution provided for in the Credit Documents which are violative of public policy underlying any law, rule or regulation (including any federal or state securities law, rule or regulation) or the legality of such rights, (B) any provisions purporting to provide to the Agents, the Collateral Agent or the Lenders the right to receive costs and expenses beyond those reasonably incurred by it or (C) provisions in the Credit Documents whose terms are left open for later resolution by the parties;

(viii) the effect of any third party preemptive rights, or rights of first refusal or of set-offs;

(ix) the effect on the enforceability of any of the Credit Documents of any decision of an arbitration tribunal or an arbitrator to the extent such decision does not give effect to the terms of such Credit Documents or to applicable law;

(x) any provisions purporting to provide a waiver of sovereign immunity, to the extent such provisions purport to apply to immunity acquired after the date of the execution and delivery of any of the Credit Documents;

(xi) except as provided in paragraph 6, the perfection or priority of the security interest insofar as it purports to attach to Securities that are not Collateral on the date hereof or the priority of the security interest insofar as it purports to secure future liabilities;

(xii) except as provided by UCC Section 9-315, the validity, binding effect or enforceability of any provision in any US Security Document which purports to provide for a security interest in the proceeds of any collateral subject thereto, nor do we express any opinion as to perfection thereof;

(xiii) the enforceability of certain remedies with respect to collateral located outside of the United States may be limited by any applicable foreign laws, rules, regulations or equitable principles;

(xiv) the validity, binding effect or enforceability of any provision in the US Security Documents which purports to (A) permit the Collateral Agent to sell or otherwise dispose of any collateral subject thereto, or enforce any other remedy thereunder (including, without limitation, any self-help or taking possession remedy), except in compliance with the UCC, applicable Federal laws, and other applicable state and local laws, (B) impose on any person standards of care for collateral in such person’s possession or control other than as provided in the UCC, (C) entitle the Collateral Agent, as a matter of right, to the appointment of a receiver after the occurrence of a default or (D) limit the ability of Credit Parties or any other person or entity to transfer voluntarily or involuntarily (by way of sale, creation of a security interest, attachment, levy, garnishment or other judicial process) its right, title or interest in or to any collateral subject thereto, except as provided by UCC Sections 8-204 and 9-406, 9-407, 9-408 and 9-409; provided that the inclusion of any such provisions does not, in our opinion, subject to the other assumptions, comments, qualifications, limitations and exceptions stated herein, make the remedies afforded to the Collateral Agent by the US Security Documents legally inadequate for the practical realization of the principal benefits and/or security purported to be provided thereby

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(xv) the validity, binding effect or enforceability of any purported waiver under the US Security Document, or any purported consent thereunder, relating to the rights of any US Credit Party or any other person or entity (including, without limitation, the marshalling of assets, reinstatement and rights of redemption, if any), or duties owing to it, existing as a matter of law (including, without limitation, any waiver of any provision of the UCC) except to the extent such US Credit Party or such other person or entity may so waive or consent and has effectively so waived or consented (whether in the US Pledge Agreement, the US Security Agreement or otherwise) in accordance with UCC Section 9-602 or other applicable laws, rules or regulations; provided that the inclusion of any such provisions does not, in our opinion, subject to the other assumptions, comments, qualifications, limitations and exceptions stated herein, make the remedies afforded to the Collateral Agent by the US Pledge Agreement and the US Security Agreement legally inadequate for the practical realization of the principal benefits and/or security purported to be provided thereby;

(xvi) the enforceability of the security interests under the US Security Documents in any item of the Collateral subject to any effective restriction on or prohibition against transfer contained in any security, instrument or document evidencing or relating to such item except to the extent that such restriction or prohibition is rendered ineffective by UCC Section 8-204, 9-406, 9-407, 9-408 and 9-409, as applicable;

(xvii) the existence or sufficiency of any Credit Party’s rights in or title to any of the Collateral, the creation, attachment or perfection of any security interest in any part of the Collateral other than as expressly set forth in paragraphs 4, 5 and 6 hereof, or the priority of the security interests referred to therein against any financing statement, security interest, mortgage, lien or other encumbrance on or covering any Collateral subject to the US Security Documents in favor of any other person other than expressly set forth in paragraph 6;

(xviii) any item of Collateral which is subject to any statute, rule, regulation or treaty of the United States (or any department or agency thereof) which provides for national or international registration for the creation or perfection of a security interest or which specifies a place of filing different from that specified in the UCC to create or perfect a security interest or the security interests in any property or other interests in property of a US Credit Party which may be considered to be located outside of the United States and are subject to the effect of any applicable foreign laws, rules, regulations or equitable principles;

(xix) any Collateral which consists of as-extracted collateral or timber to be cut or goods that are or are to become fixtures other than to the extent that a security interest in such goods that are or are to become fixtures can be perfected by the filing of a UCC-1 financing statement in the office of the Secretary of State or analogous office of the jurisdiction of incorporation or formation of the applicable US Credit Party;

(xx) except as set forth in paragraph 4, the priority of the Collateral Agent’s security interests in any personal property as to which the filing of a financing statement is not an effective method of perfection under the DE UCC;

(xxi) the validity, binding effect or enforceability of any provision that purports to limit or affect the enforceability of a waiver of a right of redemption;

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(xxii) the validity, binding effect or enforceability of any provisions relating to attorneys’ or trustees’ fees;

(xxiii) the validity, binding effect or enforceability of any provision that purports to provide for late charges, prepayment charges or yield maintenance charges, liquidated damages or “penalties” or acceleration of future amounts owing (other than principal) without appropriate discount to present value.

In rendering our opinion:

(1)

We have, without independent verification, relied, with respect to factual matters, statements and conclusions, on certificates and statements of governmental officials and officials of the Credit Parties and on the representations made by the Credit Parties in the Credit Documents.

(2)

We have examined originals, or copies of originals certified, conformed or otherwise identified to our satisfaction, of such agreements, documents and records as we have considered relevant and necessary as a basis for this opinion.

(3)

We have assumed the accuracy and completeness of all, and the authenticity of all original, certificates, agreements, documents, records and other materials submitted to us, the conformity with the originals of any copies submitted to us, the genuineness of all signatures and the legal capacity of all natural persons.

(4)

In addition, to the extent relevant to our opinion set forth below, we have with your permission relied upon, and assumed the accuracy of, (i) the opinion of Frank W. Hogan, III, General Counsel of Silgan, dated the date hereof and delivered to you pursuant to Section 5.01(c)(i) of the Agreement and (ii) the opinion of Fasken Martineau DuMoulin LLP, special Canadian counsel to Silgan Canada, dated the date hereof and delivered to you pursuant to Section 5.01(c)(iii) of the Agreement.

(5)

Whenever any opinion herein is qualified by the phrase “to our knowledge” or words of similar import, such phrase indicates that, as to factual matters, our opinion is based upon the representations and warranties made in the Credit Documents and the actual knowledge of relevant facts obtained by Andrew E. Auerbach, Robert J. Rawn, Morgan J. Bassett and James Peiser, the lawyers in this firm engaged on this matter during the course of our representation of the Credit Parties. We have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of any of the Credit Parties on any other matters. Without limiting the foregoing, with respect to our opinion, we have not conducted a search of the dockets of any court or administrative or other regulatory agency or of any computer or electronic database.

(6) We have assumed with your permission that:

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(a) each Credit Party (i) is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and (ii) has the corporate or limited liability company power, and has taken all necessary action (including any necessary stockholder action) to authorize it, to execute and deliver, and to perform its obligations under, and has duly executed and delivered, the Credit Documents to which it is intended to be a party and, in the case of each Borrower, the Notes; and

(b) the execution and delivery of, and the performance of its obligations under, the Credit Documents and the Notes by the applicable Credit Parties do not and will not (i) require any Governmental Approval or Registration (except that such assumption does not apply to the Governmental Approvals or Registrations that are the subject of our opinion expressed in paragraph 3 above) or (ii) violate or conflict with, result in a breach of, or constitute a default under, (A) any agreement or instrument to which any Credit Party or any of its Affiliates is a party or by which any Credit Party or any of its Affiliates or any of their respective properties may be bound, (B) any Governmental Approval or Registration that may be applicable to any Credit Party or any of its Affiliates or any of their respective properties, (C) any order, decision, judgment or decree that may be applicable to any Credit Party or any of its Affiliates or any of their respective properties (except that such assumption does not apply to the orders, decisions, judgments and decrees that are the subject of our opinion expressed in paragraph 2 above), or (D) any law (except that such assumption does not apply to federal law and the law of the State of New York, as in effect on the date hereof (except as to any Governmental Approvals or Registrations required under federal law, the law of the State of New York that are not the subject of our opinion expressed in paragraph 3 above));

(7)

We have assumed that each Credit Document constitutes (subject to the same qualifications as are contained in subparagraph (a) of the immediately preceding paragraph) the valid, legally binding and enforceable agreements of the parties thereto under all applicable law (other than, in the case of the Credit Parties, federal law and the law of the State of New York, except as to any Governmental Approvals or Registrations required under federal law or the law of the State of New York that are not the subject of our opinion expressed in paragraph 3 above).

(8)

We have assumed, for so much of paragraph 1 as relates to the choice of law provisions of the Credit Documents, that the choice of law of the State of New York as the governing law of the Credit Documents, would not result in a violation of an important public policy of another state having greater contacts with the transactions contemplated by the Credit Documents than the State of New York.

(9)	We have assumed, for purposes of paragraph 5, that no US Credit Party will change its name, identity or organizational structure.

(10)

We have assumed that, for purposes of our opinion in paragraphs 4(b), (c) and (d), (i) the Securities listed on Annex C to the US Pledge Agreement are certificated securities, as defined in Section 8-102(a)(4) of the UCC; (ii) the Collateral Agent (on behalf of the Lenders) holds the Securities (A) within the State of New York and (B) without notice of any adverse claim, as defined in Section 8-102(a)(1) of the UCC; and (iii) the Collateral Agent complies with the provisions of, and continuously holds

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such Securities for the benefit of the Lenders in the manner provided for in, the US Pledge Agreement.

(11)

We have assumed that (a) the State of New York has a significant contact or significant aggregation of contacts, creating state interests, such that choice of its law is neither arbitrary nor fundamentally unfair, and (b) such choice of law, if applied, would not be found to unjustifiably infringe upon the legitimate interests of another State.

Very truly yours

/s/ Bryan Cave LLP,

Schedule 1

UCC-1 Financing Statement Forms

(Attached)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan Holdings Inc.
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 4 Landmark Square, Suite 400			CITY Stamford	STATE CT	POSTAL CODE 06901	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779–2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan Corporation
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 4 Landmark Square, Suite 400			CITY Stamford	STATE CT	POSTAL CODE 06901	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE or ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor’(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779–2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan Equipment Company
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 1140 31st Street			CITY Downers Grove	STATE IL	POSTAL CODE 60515	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779–2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan Containers Manufacturing Corporation
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 21800 Oxnard Street, Suite 600			CITY Woodland Hills	STATE CA	POSTAL CODE 91367	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE or ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779–2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan Containers LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 21800 Oxnard Street, Suite 600			CITY Woodland Hills	STATE CA	POSTAL CODE 91367	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Limited Liability Co.	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779–2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan Closures International Holding Company
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 21800 Oxnard Street, Suite 600			CITY Woodland Hills	STATE CA	POSTAL CODE 91367	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779–2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan Can Holding Company
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 21800 Oxnard Street, Suite 600			CITY Woodland Hills	STATE CA	POSTAL CODE 91367	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779–2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan Can Company
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 21800 Oxnard Street, Suite 600			CITY Woodland Hills	STATE CA	POSTAL CODE 91367	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendem [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779–2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan White Cap LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 1140 31st Street			CITY Downers Grove	STATE IL	POSTAL CODE 60515	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Limited Liability Co.	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779–2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan White Cap Americas LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 1140 31st Street			CITY Downers Grove	STATE IL	POSTAL CODE 60515	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Limited Liability Co.	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTORS EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)–do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779-2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan Tubes Holding Company
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 14515 N. Outer Forty			CITY Chesterfield	STATE MO	POSTAL CODE 93017	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE or ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779–2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 21800 Oxnard Street, Suite 600			CITY Woodland Hills	STATE CA	POSTAL CODE 91367	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Limited Liabilty Co.	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG.LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779–2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan Plastics LLC
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 14515 N. Outer Forty			CITY Chesterfield	STATE MO	POSTAL CODE 63017	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION Limited Liability Co.	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779–2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan Plastics Corportion
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 14515 N. Outer Forty			CITY Chesterfield	STATE MO	POSTAL CODE 63017	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779-2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

UCC FINANCING STATEMENT

FOLLOW INSTRUCTIONS (front and back) CAREFULLY

A. NAME & PHONE OF CONTACT AT FILER [optional]
B. SEND ACKNOWLEDGMENT TO: (Name and Address)

CSC
1180 Avenue of the Americas, Suite 210
New York, NY 10036

THE ABOVE SPACE IS FOR FILING OFFICE USE ONLY

1. DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (1a or 1b)-do not abbreviate or combine names
OR	1a. ORGANIZATION’S NAME Silgan White Cap Corporation
	1b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
1c. MAILING ADDRESS 1140 31st Street			CITY Downers Grove	STATE IL	POSTAL CODE 60515	COUNTRY USA
1d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	1e. TYPE OF ORGANIZATION corporation	1f. JURISDICTION OF ORGANIZATION Delaware	1g. ORGANIZATIONAL ID #, if any		☐NONE
2. ADDITIONAL DEBTOR’S EXACT FULL LEGAL NAME-Insert only one debtor name (2a or 2b)-do not abbreviate or combine names
OR	2a. ORGANIZATION’S NAME
	2b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
2c. MAILING ADDRESS			CITY	STATE	POSTAL CODE	COUNTRY
2d. SEE INSTRUCTIONS	ADD’L INFO RE ORGANIZATION DEBTOR	2e. TYPE OF ORGANIZATION	2f. JURISDICTION OF ORGANIZATION	2g. ORGANIZATIONAL ID #, if any		☐ NONE
3. SECURED PARTY’S NAME (or NAME of TOTAL ASSIGNEE of ASSIGNOR S/P)-Insert only one secured party name (3a or 3b)
OR	3a. ORGANIZATION’S NAME Deutsche Bank AG New York Branch, as Collateral Agent
	3b. INDIVIDUAL’S LAST NAME		FIRST NAME	MIDDLE NAME		SUFFIX
3c. MAILING ADDRESS 60 Wall Street			CITY New York	STATE NY	POSTAL CODE 10005	COUNTRY USA
4. This FINANCING STATEMENT covers the following collateral:

All assets of the Debtor.

5. ALTERNATIVE DESIGNATION [if applicable]: ☐LESSEE/LESSOR ☐CONSIGNEE/CONSIGNOR ☐BAILEE/BAILOR ☐SELLER/BUYER ☐AG. LIEN ☐NON-UCC FILING
6. ☐	This FINANCING STATEMENT is to be filed [for record] (or recorded) in the REAL ESTATE RECORDS. Attach Addendum [if applicable]	7. Check to REQUEST SEARCH REPORT(S) on Debtor(s) [ADDITIONAL FEE] [optional]	☐All Debtors ☐Debtor 1 ☐Debtor 2
8. OPTIONAL FILER REFERENCE DATA DE – (S.O.S.) 1111779–2052

FILING OFFICE COPY — UCC FINANCING STATEMENT (FORM UCC1) (REV. 05/22/02)

EXHIBIT E-3

[Letterhead of Fasken Martineau DuMoulin LLP]

July 7, 2010

Deutsche Bank AG New York Branch, as Administrative Agent and as Collateral Agent under the Credit Agreement referred to below

- and -

Banc of America Securities LLC, as Syndication Agent

- and -

The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents

- and -

Each of the Lenders party from time to time to the Credit Agreement referred to below

- and -

Stikeman Elliott LLP

Dear Sirs:

Re: Silgan Plastics Canada Inc., 828745 Ontario Inc. and 827599 Ontario Inc.

We have acted as Ontario counsel for Silgan Plastics Canada Inc. (“Silgan Canada”), 827599 Ontario Inc. (“Canadian Holdco”) and 828745 Ontario Inc. (“Canadian Subco”) in connection with the Credit Agreement dated as of July 7, 2010 among Silgan Holdings Inc. (“Silgan Holdings”), Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Canada, each of the lenders thereto from time to time, Deutsche Bank AG New York Branch as administrative agent (the “Administrative Agent”) and the Syndication Agent, the Co-Documentation Agents and the Joint Lead Arrangers and Joint Book Managers named therein (the “Credit Agreement”) and in connection with various other agreements entered into in connection therewith.

In this opinion letter, Silgan Canada, Canadian Holdco and Canadian Subco are referred to collectively as the “Canadian Companies” and individually as a “Canadian Company”.

Scope of Enquiry

In order to render the opinions expressed in this opinion letter, we have examined originals or copies of the following documents:

(a)	The Credit Agreement;

(b)

US Pledge Agreement by Silgan Plastics LLC, Silgan Holdings and certain other subsidiaries of Silgan Holdings party thereto as pledgors, to and in favour of the Collateral Agent dated as of July 7, 2010 (the “US Share Pledge Agreement”);

(c)	Guarantee made by the Canadian Companies to and in favour of each of the Secured Creditors (as defined therein) dated July 7, 2010 (the “Guarantee”);

(d)	Security Agreement made by the Canadian Companies in favour of the Collateral Agent, dated July 7, 2010 (the “Security Agreement”);

(e)

Deed of Moveable Hypothec dated July 5, 2010 and executed by Silgan Canada in favour of Deutsche Bank AG New York Branch, in its capacity as the person holding the power of attorney of the holders of the bond;

(f)	Bond made by Silgan Canada in favour of the Collateral Agent dated July 7, 2010;

(g)	Bond Pledge Agreement made by Silgan Canada in favour of the Collateral Agent dated July 7, 2010;

(h)	a certificate of status (the “Certificate of Status”) for each Canadian Company issued by the Ministry of Consumer and Business Services (Ontario) dated July 7, 2010;

(i)	the certificate and articles of amalgamation of Silgan Canada effective April 7, 1997 as amended April 22, 1997;

(j)	the certificate and articles of incorporation of Canadian Holdco effective March 23, 1989;

(k)	the certificate and articles of incorporation of Canadian Subco effective March 31, 1989;

(l)	certified copies of the by-laws for each Canadian Company (collectively, the “By-laws”);

(m)

certified copies of resolutions of the board of directors of each Canadian Company authorizing, among other things, the execution, delivery and performance of each of the foregoing documents to which each is a party;

(n)	certificates of incumbency for signing officers of each Canadian Company; and

(o)

certificates of Frank Hogan, III, the Senior Vice President, General Counsel and Secretary of each of the Canadian Companies, copies of which have been separately delivered to the Administrative Agent, as to certain factual matters, upon which we have relied as a basis for the opinions contained in paragraphs 1 to 5 and paragraphs 13 to 18 below.

In addition to the review of the documents recited above, we have considered such questions of law applicable in the Province of Ontario, and such statutes, regulations and rules of the Province of Ontario and of Canada applicable in Ontario (collectively, the laws of the Province of Ontario and the laws of Canada applicable therein, including without limitation, the statutes, regulations and rules having the force of law, are referred to as “Ontario Law”), and conducted such searches as are detailed below, as we considered necessary as a basis for our opinions.

Defined Terms

In this opinion letter “Credit Documents” means all of the documents listed as items (a) to (g) inclusive in the Scope of Enquiry section of this opinion letter, “Ontario Documents” means the documents listed as items (c) and (d) in the Scope of Enquiry section of this opinion letter, and “Foreign Law Documents” means the documents listed as items (a) and (b) in the Scope of Enquiry section of this opinion letter.

The terms “accounts”, “chattel paper”, “collateral”, “consumer goods”, “document of title”, “financing change statement”, “financing statement”, “goods”, “instruments”, “personal property”, “proceeds”, “security”, “security interest” and “value” are used in this opinion letter with the same respective defined meanings assigned to them in Subsection 1(1) of the Personal Property Security Act (Ontario) (“PPSA”) and “attached” and “perfected” (and the noun and verb forms of each thereof) are used in this opinion letter with the same respective meanings attributed to them in the PPSA.

Assumptions

As a basis for our opinions, we have made the following assumptions:

(a)

all signatures on documents submitted to us are genuine, all documents submitted to us as originals are authentic and complete, and all documents submitted to us as copies conform to authentic and complete original documents;

(b)

all facts set forth in official public records and certificates and other documents supplied by public officials or otherwise conveyed to us by public officials are and remain at all material times complete, true and accurate;

(c)

the certificate of incorporation or certificate of amalgamation, as the case may be, is conclusive evidence that each Canadian Company is incorporated under the Business Corporations Act (Ontario) (the “OBCA”) and the Certificates of Status are conclusive evidence that each Canadian Company has not been dissolved under the OBCA;

(d)

all facts set forth and statements made in certificates supplied by officers of each Canadian Company are complete, true and accurate as of, and at all material times prior to, the date of this opinion letter;

(e)	all relevant individuals had full legal capacity at all relevant times;

(f)

none of the documents, originals or copies of which we have examined, has been amended, and there are no agreements or understandings between the parties, written or oral, and there is no usage of trade or course of prior dealing between the parties that would, in either case, define, supplement or qualify the terms of the Credit Documents;

(g)

there has not been any actual mutual mistake of fact or mutual misunderstanding, fraud, duress or undue influence by the Administrative Agent or the Lenders in connection with the execution and delivery of the Credit Documents;

(h)

for the purposes of any opinion relating to the validity, effect, perfection or effect of perfection or non-perfection of any security interest in any personal property of the Canadian Companies, value has been given, each Canadian Company (as applicable) and the Lenders have not agreed to postpone the time for attachment of such security interest, the PPSA applies to such personal property and security interest, such personal property does not constitute consumer goods; and

(i)	the Administrative Agent and Lenders have duly executed and delivered each Credit Document to which they are a party and each such Credit Document is enforceable by each Canadian Company party thereto against the Administrative Agent and the Lenders in accordance with the terms of such documents, subject to qualification of the same nature as the qualifications to this opinion.

Searches

We have conducted searches, current as of the dates and at the offices specified in Schedule A for proceedings, registrations, filings or recordings against the names of each of the Canadian Companies listed in Schedule A. Such searches failed to disclose any proceedings, registrations, filings or recordings against these names except as specified in Schedule A.

Registrations

We have relied solely and without independent investigation on a report certified by the Registrar of Personal Property Security, Ministry of Consumer and Business Services (Ontario) with respect to registrations made under the Ontario Personal Property Security Registration System against each of the Canadian Companies with a file currency date of July 4, 2010.

Applicable Law

The opinions expressed in this opinion letter are limited to Ontario Law in force as at the date of this opinion letter.

Opinions

Based and relying on the foregoing and subject to the qualifications outlined below, we are of the opinion that:

1.	Each of Canadian Holdco and Canadian Subco was incorporated and Silgan Canada was amalgamated under the OBCA and none of the Canadian Companies has been dissolved under that Act.

2.

Each Canadian Company has the capacity of a natural person and the corporate power and authority under the OBCA and its articles and by-laws to execute, deliver, grant the security and incur the obligations contemplated by and exercise its rights and perform its obligations under the Credit Documents to which each is a party.

3.

Each Canadian Company has taken all necessary corporate action to authorize the execution and delivery of, grant of security contemplated by, and the exercise of its rights and the performance of its obligations under the Credit Documents to which it is a party and has duly executed and delivered those Credit Documents.

4.

Each of the Ontario Documents to which a Canadian Company is a party constitutes a legal, valid and binding obligation of the Canadian Company which is a party thereto, enforceable against it in accordance with its terms.

5.

The execution and delivery of the Credit Documents by each Canadian Company party thereto, the borrowing by Silgan Canada under the Credit Agreement, the grant by each Canadian Company of the guarantee under the Guarantee, the grant of security by each Canadian Company under the Security Agreement and the performance of the obligations of each Canadian Company thereunder do not contravene, violate or constitute a default under:

(a)	the OBCA or the articles or by-laws of the Canadian Companies;

(b)	any other applicable Ontario Law; or

(c)	to our knowledge, any judgement order or decree of any court, agency, tribunal, arbitrator or other authority to which any Canadian Company is subject.

In this opinion letter, “knowledge” refers to our actual knowledge, which is to be interpreted to mean the conscious awareness of facts or other information by the member of this firm who is signing this opinion and any members of this firm who have had actual involvement in negotiating any of the documents listed in paragraphs (c) to (g) in the Scope of Enquiry section of this opinion letter or preparing this opinion letter. Without limiting the foregoing, we have not reviewed our files pertaining to the Canadian Companies and we have not canvassed each of our lawyers as to their knowledge concerning the matters referred to in this paragraph 5.

6.

No consent, license, approval, acknowledgment, order or exemption from, registration or filing with, or notice to any government department or agency or other regulatory body or authority under Ontario Law is required to permit Silgan Canada to borrow under the Credit Agreement, to permit any of the Canadian Companies to grant the guarantee under the Guarantee or to permit any of the Canadian Companies to execute and deliver the Credit Documents to which they are a party, to perform their obligations under those Credit Documents or to grant the security contemplated under the Credit Documents.

7.

The Security Agreement creates valid security interests in favour of the Collateral Agent for the benefit of the Secured Creditors in the personal property comprised in the collateral described therein (the “Ontario Personal Property Collateral”) in which each Canadian Company (as applicable) now has rights which secures the payment and performance of the obligations described in the Security Agreement as being secured by it. The Security Agreement is sufficient to create valid security interests in the Ontario Personal Property Collateral in which each Canadian Company hereafter acquire rights when those rights are acquired, to secure payment and performance of the obligations described in the Security Agreement as being secured by it.

8.

The PPSA provides that “…the validity, perfection and effect of perfection or non-perfection of [:] … a possessory security interest in a security… shall be governed by the law of the jurisdiction where the collateral is situated at the time the security interest attaches”. In addition, the PPSA provides that “[t]he validity, perfection and effect of perfection or non-perfection of (a) a security interest in an intangible, and (b) of a non-possessory security interest in a security, an instrument [and] money, shall be governed by the law of the jurisdiction where the debtor is located at the time the security interest attaches”.

We have been advised and understand that the Canadian Holdco Pledged Shares (as hereinafter defined) and the Canadian Subco Pledged Shares (as hereinafter defined) are being delivered by Silgan Holdings, one of the “Pledgors” (as defined in the US Share Pledge Agreement) to the Collateral Agent in New York, and that each of Siligan Holdings and Siligan Plastics LLC (the “US Pledgors”) is “located” (as that term is interpreted under the PPSA) in the State of Connecticut, USA. Accordingly, it would appear that the PPSA would not apply to the US Share Pledge Agreement. However, if the PPSA were to apply to the US Share Pledge Agreement in the circumstances of the current transaction, and assuming that the terms of the US Share Pledge Agreement would be interpreted and applied by an Ontario Court to have the same meaning and substantive effect under the laws of New York (which is the law expressed to be the governing law of the US Share Pledge Agreement) as they would under Ontario Law, then in such event, the US Share Pledge Agreement would create a valid security interest in favour of the Collateral Agent for the benefit of the Lenders in the personal property described in the US Share Pledge Agreement in which the US Pledgors now have rights, and is sufficient to create a valid security interest in favour of the Collateral Agent on behalf of the Lenders in any such personal property in which such US Pledgors acquire rights after the date of this opinion when those rights are acquired by such US Pledgors, in each case, to secure payment and performance of the obligations described in the US Share Pledge Agreement as being secured by it.

9.

Registration has been made in all public offices provided for under Ontario Law where such registration is necessary to preserve, protect or perfect the security interests created in favour of the Collateral Agent under the Security Agreement.

10.

In any proceeding in a court of competent jurisdiction in the Province of Ontario (an “Ontario Court”) for the enforcement of the Foreign Law Documents (including the Credit Agreement), the Ontario Court would apply the laws of the State of New York (“New York Law”), in accordance with the parties’ choice of New York Law in the Credit Agreement, to all issues which under the laws of the Province of Ontario are to be determined in accordance with the chosen law of the contract, provided that:

(a)	the parties’ choice of New York Law is bona fide and legal and there is no reason for avoiding the choice on the grounds of Ontario public policy; and

(b)	in any such proceeding, and notwithstanding the parties’ choice of law, the Ontario Court:

(i)	will not take judicial notice of the provisions of New York Law but will only apply such provisions if they are pleaded and proven by expert testimony;

(ii)

will apply the laws of the Province of Ontario and the federal laws of Canada applicable therein that under Ontario Law would be characterized as procedural and will not apply any New York Law that under Ontario Law would be characterized as procedural;

(iii)	will apply provisions of Ontario Law that have overriding effect;

(iv)

will not apply any New York Law if such application would be characterized under Ontario law as the direct or indirect enforcement of a foreign revenue, expropriatory, penal or other public law or if its application would be contrary to Ontario public policy; and

(v)	will not enforce the performance of any obligation that is illegal under the laws of any jurisdiction in which the obligation is to be performed.

11.	An Ontario Court would give a judgment based upon a final and conclusive in personam judgment of a court exercising jurisdiction in the State of New York (a

“New York Court”) for a sum certain, obtained against Silgan Canada with respect to a claim arising out of the Credit Agreement (a “New York Judgment”), without reconsideration of the merits:

(a)	provided that:

(i)	an action to enforce the New York Judgment must be commenced in the Ontario Court within any applicable limitation period;

(ii)

the Ontario Court has discretion to stay or decline to hear an action on the New York Judgment if the New York Judgment is under appeal or there is another subsisting judgment in any jurisdiction relating to the same cause of action as the New York Judgment;

(iii)	the Ontario Court will render judgment only in Canadian dollars; and

(iv)	an action in the Ontario Court on the New York Judgment may be affected by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally; and

(b)	subject to the following defences:

(i)	the New York Judgment was obtained by fraud or in a manner contrary to the principles of natural justice;

(ii)	the New York Judgment is for a claim which under Ontario Law would be characterized as based on a foreign revenue, expropriatory, penal or other public law;

(iii)

the New York Judgment is contrary to Ontario public policy or to an order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the Competition Tribunal under the Competition Act (Canada) in respect of certain judgments referred to in these statutes; and

(iv)	the New York Judgment has been satisfied or is void or voidable under New York Law.

12.

The submission by Silgan Canada to the exclusive jurisdiction of the courts of New York pursuant to Section 12.08 of the Credit Agreement and the appointment by Silgan Canada of an agent for service of process in Section 12.08 of the Credit Agreement would be recognized by the court as conferring jurisdiction on the courts of New York within the meaning of (a)(i) above. A judgment of a court of New York would not be contrary to natural justice by reason only that service of the process in the proceedings before the court of New York was effected on the agent for service of process appointed by Silgan Canada pursuant to Section 12.08 of the Credit Agreement.

13.

All necessary corporate action has been taken by Silgan Canada to authorize the transfer of the Silgan Canada Pledged Shares (defined below) to the Collateral Agent and any subsequent transfer of the Silgan Canada Pledged Shares by the Collateral Agent in connection with any disposition of the Silgan Canada Pledged Shares by it in realizing on the security in the Silgan Canada Pledged Shares constituted by the Security Agreement.

14.

All necessary corporate action has been taken by Canadian Holdco to authorize the transfer of 65% of the Canadian Holdco Shares (the “Canadian Holdco Pledged Shares”) to the Collateral Agent and any subsequent transfer of the Canadian Holdco Pledged Shares by the Collateral Agent in connection with any disposition of the Canadian Holdco Pledged Shares by it in realizing on the security in the Canadian Holdco Pledged Shares constituted by the US Pledge Agreement.

15.

All necessary corporate action has been taken by Canadian Subco to authorize the transfer of 65% of the Canadian Subco Shares (the “Canadian Subco Pledged Shares”) to the Collateral Agent and any subsequent transfer of the Canadian Subco Pledged Shares by the Collateral Agent in connection with any disposition of the Canadian Subco Pledged Shares by it in realizing on the security in the Canadian Subco Pledged Shares constituted by the US Pledge Agreement.

16.

The authorized capital of Silgan Canada consists an unlimited number of common shares of which only l,000,000 (collectively, the “Silgan Canada Pledged Shares”) are issued and outstanding as fully paid and non-assessable and all of such shares are registered in the name of Canadian Holdco.

17.

The authorized capital of Canadian Holdco consists of an unlimited number of common shares of which only l,000,000 (collectively, the “Canadian Holdco Shares”) are issued and outstanding as fully paid and non-assessable and all of such shares are registered in the name of Silgan Plastics LLC.

18.

The authorized capital of Canadian Subco consists of an unlimited number of common shares of which only l00 (collectively, the “Canadian Subco Shares”) are issued and outstanding as fully paid and non-assessable and all of such shares are registered in the name of Silgan Holdings.

19.

The opinion in this paragraph 19 is based upon the current provisions of the Income Tax Act (Canada) (the “Tax Act”), the regulations thereunder (the “Regulations”), specific proposals to amend the Tax Act or Regulations publicly announced by or on behalf of the Minister of Finance, Canada prior to the date hereof and our understanding of the administrative policies and assessing practices of the Canada Revenue Agency published prior to the date hereof and does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action, or any tax laws or tax considerations of any province or territory of Canada or any jurisdiction outside Canada, which laws or considerations may differ from those discussed herein. The opinion in paragraph 19:

(a)

applies only to a Lender that, for purposes of the Tax Act and at all material times, is the beneficial owner of the Canadian Loans made by it to Silgan Canada and the interest paid thereon, is not resident (or deemed resident) in Canada, deals at arm’s length with Silgan Canada and does not make or hold , and is not deemed to be making or holding, the Canadian Loans to Silgan Canada in the course of carrying on a business in Canada;

(b)	assumes that the terms of the Credit Agreement represent the entire agreement between the Lenders and Silgan Canada; and

(c)	does not apply to payments for services rendered in Canada.

Based on and subject to the foregoing, no taxes are exigible under Part XIII of the Tax Act in respect of any payments made or credited by Silgan Canada to the Administrative Agent or any Lender under the Credit Agreement as, on account or in lieu of payment of or in satisfaction of interest or premium on the original principal amount of any Canadian Loan, or such principal amount and any Fees (as such term is defined in the Credit Agreement).

Qualifications

The opinions expressed in this opinion letter are subject to the following qualifications:

General Qualifications

(a)

The legality, validity, binding effect and enforceability of each Credit Document may be limited by applicable bankruptcy, insolvency, winding-up, reorganization, arrangement, moratorium or other laws affecting creditors’ rights generally. Without limiting the generality of the foregoing:

(i)

the costs of and incidental to a proceeding to enforce a Credit Document are in the discretion of an Ontario Court, and an Ontario Court may determine by whom and to what extent the costs shall be paid;

(ii)	under the Courts of Justice Act (Ontario) interest after judgment may be limited to a rate which is less than a rate specified in any Ontario Document;

(iii)	section 347 of the Criminal Code (Canada) prohibits the payment of “interest” at a “criminal rate” (as such terms are defined therein);

(iv)

the enforceability of any Credit Document is subject to the Limitations Act, 2002 (Ontario) which provides that a limitation period under that Act applies despite any agreement to vary or exclude it, and we express no opinion whether an Ontario Court may find any provision of any Credit Document to be unenforceable as an attempt to vary or exclude a limitation period under that Act;

(v)

a judgment by an Ontario Court for the payment of an amount of money may only be awarded in Canadian currency and may be based on a rate of exchange in existence on a date other than the date of payment.

(b)

The legality, validity, binding effect and enforceability of each Credit Document may be limited by general principles of equity, and no opinion is given as to any specific remedy that may be granted, imposed or rendered (including equitable remedies such as specific performance and injunction). Without limiting the generality of the foregoing:

(i)

the rights of the Lenders to exercise the unilateral and unfettered discretions set forth in any Credit Document will not prevent an Ontario Court from requiring such discretions to be exercised reasonably and in good faith; and

(ii)

a certificate, determination, notification or opinion of the Administrative Agent as to any matter provided for in any Credit Document may be held by an Ontario Court not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of manifest error.

(c)

Provisions in the Credit Documents purporting to sever invalid or unenforceable provisions may not be enforceable as an Ontario Court may reserve to itself a decision as to whether any provision is severable or otherwise of no force or effect.

(d)	No opinion is expressed as to the enforceability of any provision in any Credit Document which suggests that modifications, amendments or waivers that are not in writing will not be effective.

(e)

Our opinions in paragraph 6 do not address or extend to (i) any necessary consent, license, approval, acknowledgment, order or exemption from, registration or filing with, or notice to, any government department or agency or any regulatory body or authority required by a Canadian Company under Ontario Law in order to carry on its business, or (ii) any agreement that a Canadian Company may have entered into with, or any decision, order or award made by, any government department or agency or any regulatory body or authority of the Province of Ontario or of Canada.

(f)	No opinion is expressed in this opinion letter as to any of those matters which we have assumed for the purposes of rendering the opinions expressed herein.

PPSA Qualifications

(g)	Without limiting the generality of paragraph (a) above, with respect to the security interests in the Ontario Personal Property Collateral created under the Security Agreement:

(i)

although the Security Agreement and the related financing statements may by its respective terms extend to motor vehicles (which term is broadly defined in the PPSA), no detailed description of any motor vehicle subject to the Security Agreement was set out in the financing statements and thus the security interests in such motor vehicles are subject to the rights of certain claimants in the circumstances described in the PPSA;

(ii)	enforcement and realization under the Security Agreement may be limited or constrained by the PPSA;

(iii)

a security interest in instruments, securities, chattel paper and negotiable documents of title may be perfected by registration but will be defeated by certain claimants obtaining possession of such property in the circumstances described in the PPSA or the Bills of Exchange Act (Canada), as applicable;

(iv)

a security interest in goods will be defeated by certain claimants to whom the relevant Canadian Company sells or leases those goods in the ordinary course of business in the circumstances described in the PPSA;

(v)

a security interest perfected by registration of a financing statement will only remain perfected by such registration for the registration period selected in the registration unless renewed prior to such time by the filing of a financing change statement or Form 3C properly completed in the manner prescribed under the PPSA. We will not renew any such registration unless specifically retained for that purpose shortly before its expiry;

(vi)

changes in the corporate name of the Canadian Companies, the adoption of a French or combined English/French form of the name of Canadian Holdco or Canadian Subco or transfer by a Canadian Company to any third party of any of its property subject to the security interests created in favour of the Lenders would require timely registration of a financing change statement properly completed in the manner prescribed under the PPSA to preserve the priority and perfection of the security interests therein; and

(vii)

no opinion is expressed in this opinion letter with respect to any security interest in collateral that is transformed in such a way that it is not identifiable or traceable or in any proceeds of collateral that are not identifiable or traceable.

(h)	The opinions expressed in paragraphs 7, 8 and 9 are limited to the PPSA and therefore those opinions do not address:

(i)	laws of jurisdictions other than the Province of Ontario;

(ii)	Ontario Law, except for the PPSA;

(iii)	collateral of a type not subject to the PPSA; and

(iv)

under the PPSA, what law governs the validity, perfection and effect of perfection or non-perfection or enforcement of the security interests granted in the collateral described in the Security Agreement.

General Security Qualifications

(i)

No opinion is expressed in this opinion letter as to title to, rights in or the beneficial interest of a Canadian Company or any other person in any real or personal property or as to the priority of any mortgage, charge or security interest contained in or to be granted pursuant to any Credit Document.

(j)

A receiver or receiver and manager appointed pursuant to any Credit Document may, for certain purposes, be treated by an Ontario Court as being the agent of the Lenders and not solely the agent of the Canadian Company (as applicable) (and the Lenders may not be deemed to be acting as the agent and attorney of the Canadian Company in making such appointment), notwithstanding any provision in any of the Credit Documents to the contrary.

(k)

Provisions in any of the Credit Documents to the effect that enforcement may take place without notice may be invalid. Each Canadian Company must be given a reasonable time to make payment of any amount demanded under the Credit Documents to which each is party, and the Lenders may be precluded from enforcing the security created under the Credit Documents during such period of time.

(l)

Provisions in any of the Credit Documents to the effect that the Lenders are not responsible to a Canadian Company for the misconduct or negligence of the Lenders, any agent, employee or officer of the Lenders or any receiver or receiver and manager appointed by the Lenders may be invalid.

(m)

The effectiveness of provisions which purport to relieve a person from a liability or duty otherwise owed may be limited by law, and provisions requiring indemnification or reimbursement may not be enforced by an Ontario Court to the extent they relate to the failure of such person to have performed such duty or liability.

(n)

No opinion is expressed in this opinion letter as to whether it may be necessary in connection with the enforcement of the Security Agreement for the Lenders or any other persons proposing to acquire, own or operate all or any part of the property secured thereunder to give any notice or obtain or effect any licence, franchise, permit, consent, approval, registration or other authorization or exemption in connection therewith.

(o)

A security interest in (i) a trade mark, copyright, industrial design, patent, patent application, license or any goods purchased under any licence, (ii) an approval, privilege, quota, franchise, permit or lease, (iii) an instrument, contract, account or agreement, (iv) property subject to any of the Canada Shipping Act (Canada), the Copyright Act (Canada), the Integrated Circuits Topography Act (Canada), the Industrial Designs Act (Canada), the Patent Act (Canada), the Plant Breeders’ Rights Act (Canada), the Canada Transportation Act (Canada), the Trade-marks

Act (Canada), or the Financial Administration Act (Canada) (the “Federal Statutes”), or (v) subject to the Railway Act (Ontario) may not be perfected, valid, binding or enforceable because of the nature or terms of such property, or to the extent the nature or terms of such property or any statute or regulation require a consent, approval, acknowledgment, notice or other authorization or registration which has not been given or made. No opinion is expressed with respect to any security interest in any privilege, quota, license, franchise or permit which may not constitute personal property.

(p)	Our opinions in paragraphs 7, 8 and 9 do not address any of the following matters:

(i)	any required registration, filing, recording or notice in respect of any fixtures, goods that may become fixtures, crops, minerals or hydrocarbons to be extracted, or timber to be cut;

(ii)	any required caution filing which may be required in certain circumstances where goods are intended to be brought or are brought into Ontario;

(iii)	any required registration, filing, recording or notice in respect of any real property rights or interests of any of the Canadian Companies; or

(iv)	any required registration, filing or recording under any of the Federal Statutes or the Railway Act (Ontario).

Reliance

The opinions expressed in this opinion letter may be relied upon only by the addressees for the purposes of the transactions contemplated by this opinion letter and their respective counsel for the purposes of advising the addressee with respect to the transactions contemplated hereby. These opinions may not be relied upon by anyone else or for any other purpose, nor may they be quoted from or referred to in any other document (public or private) or be filed with any government department or agency or other regulatory body or authority, without our prior written consent.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP

SCHEDULE A

SEARCHES

1.	Names Searched

With your consent, searches were conducted only against the following names of the Canadian Companies (the “Names Searched”), namely:

Silgan Plastics Canada Inc./Plastiques Silgan Canada Inc.

Plastiques Silgan Canada Inc./Silgan Plastics Canada Inc.

Plastiques Silgan Canada Inc

Silgan Plastics Canada Inc.

827599 Ontario Inc.

828745 Ontario Inc.

2.	Registrations Against the Names Searched

(a)	Personal Property Security Registry (Ontario)

As at July 4, 2010 the following registrations under the PPSA against the following Name Searched were disclosed from our searches:

Silgan Plastics Canada Inc./Plastiques Silgan Canada Inc.

Secured Party	Collateral Classification	File Reference No.	Description

Deutsche Bank AG New York Branch	Inventory, Equipment, Accounts, Other, Motor Vehicle Included	662558598/ 20100630 1010 1590 5055	Expiry Date: June 30, 2020

Wittmann Canada Inc.	Equipment, Other	658568232/ 20100106 1232 1590 5950 20100107 1651 1590 6039 20100629 1102 1590 4976 DISCHARGED

Expiry Date: January 6, 2012

An amendment was registered to include Plastiques Silgan Canada Inc., Silgan Plastics Canada Inc./Plastiques Silgan Canada Inc. and Plastiques Silgan Canada Inc./Silgan Plastics Canada Inc. as additional debtors.

A discharge was registered June 29, 2010.

Deutsche Bank AG New York Branch	Inventory, Equipment, Accounts, Other, Motor Vehicle Included	621265725/ 20051213 1410 1590 8747 20051220 1343 1590 9204	Expiry Date: December 13, 2013 An amendment was registered December 20, 2005 to amend the Debtors’ postal code.

Plastiques Silgan Canada Inc./Silgan Plastics Canada Inc.

Secured Party	Collateral Classification	File Reference No.	Description

Deutsche Bank AG New York Branch	Inventory, Equipment, Accounts, Other, Motor Vehicle Included	662558598/ 20100630 1010 1590 5055	Expiry Date: June 30, 2020

Wittmann Canada Inc.	Equipment, Other	658568232/ 20100106 1232 1590 5950 20100107 1651 1590 6039 20100629 1102 1590 4976 DISCHARGED

Expiry Date: January 6, 2012

An amendment was registered to include Plastiques Silgan Canada Inc., Silgan Plastics Canada Inc./Plastiques Silgan Canada Inc. and Plastiques Silgan Canada Inc./Silgan Plastics Canada Inc. as additional debtors.

A discharge was registered June 29, 2010.

Deutsche Bank AG New York Branch	Inventory, Equipment, Accounts, Other, Motor Vehicle Included	621265725/ 20051213 1410 1590 8747 20051220 1343 1590 9204	Expiry Date: December 13, 2013 An amendment was registered December 20, 2005 to amend the Debtors’ postal code.

Plastiques Silgan Canada Inc.

Secured Party	Collateral Classification	File Reference No.	Description

Deutsche Bank AG New York Branch	Inventory, Equipment, Accounts, Other, Motor Vehicle Included	662558598/ 20100630 1010 1590 5055	Expiry Date: June 30, 2020

Wittmann Canada Inc.	Equipment, Other	658568232/ 20100106 1232 1590 5950 20100107 1651 1590 6039 20100629 1102 1590 4976 DISCHARGED

Expiry Date: January 6, 2012

An amendment was registered to include Plastiques Silgan Canada Inc., Silgan Plastics Canada Inc./Plastiques Silgan Canada Inc. and Plastiques Silgan Canada Inc./Silgan Plastics Canada Inc. as additional debtors.

A discharge was registered June 29, 2010.

Deutsche Bank AG New York Branch	Inventory, Equipment, Accounts, Other, Motor Vehicle Included	621265725/ 20051213 1410 1590 8747 20051220 1343 1590 9204	Expiry Date: December 13, 2013 An amendment was registered December 20, 2005 to amend the Debtors’ postal code.

Silgan Plastics Canada Inc.

Secured Party	Collateral Classification	File Reference No.	Description

Deutsche Bank AG New York Branch	Inventory, Equipment, Accounts, Other, Motor Vehicle Included	662558598/ 20100630 1010 1590 5055	Expiry Date: June 30, 2020

Enterprise Rent-A-Car Canada Limited o/a	Equipment, Motor Vehicle Included	661284378/ 20100511 1602 7036	Expiry Date: May 11, 2013

Secured Party	Collateral Classification	File Reference No.	Description

Murdoch Group Inc.	Amount: 37832 Date of Maturity: February 28, 2013	7255	Motor Vehicle Description: 2010 Nissan Maxima V.I.N.: 1N4AA5APXAC814947 General Collateral Description: DF6J16

Enterprise Rent-A-Car Canada Limited o/a Murdoch Group Inc.	Equipment, Motor Vehicle Included Amount: 23403 Date of Maturity: February 28, 2014	661284414/ 20100511 1603 7036 7257 Caution Filing	Expiry Date: May 11, 2014 Motor Vehicle Description: 2010 Toyota Camry V.I.N.: 4T1BF3EKXAU099127 General Collateral Description: DF6J19

Enterprise Rent-A-Car Canada Limited o/a Murdoch Group Inc.	Equipment, Motor Vehicle Included Amount: 24754 Date of Maturity: February 28, 2013	661284747/ 20100511 1620 7036 7264	Expiry Date: May 11, 2013 Motor Vehicle Description: 2010 Toyota Camry V.I.N.: 4T1BF3EK1AU094656 General Collateral Description: DF6J21

Wittmann Canada Inc.	Equipment, Other	658568232/ 20100106 1232 1590 5950 20100107 1651 1590 6039 20100629 1102 1590 4976 DISCHARGED	Expiry Date: January 6, 2012 An amendment was registered to include Plastiques Silgan Canada Inc., Silgan Plastics Canada Inc./Plastiques Silgan Canada Inc. and
Plastiques Silgan Canada Inc./Silgan Plastics Canada Inc. as additional debtors. A discharge was registered June 29, 2010.

Secured Party	Collateral Classification	File Reference No.	Description

De Lage Landen Financial Services Canada Inc.	Equipment, Other, Motor Vehicle Included	637744779/ 20070731 1047 1529 9935	Expiry Date: July 31, 2011 Motor Vehicle Description: 2007 Nissan CL35LPS V.I.N.: CP1F19N0540

Liftcapital Corporation	Equipment, Other	631088325/ 20061201 1454 1530 0592

Expiry Date: December 1, 2011

General Collateral Description:

Material handling equipment together with all parts, attachments, accessories, additions, batteries, chargers, repair parts, and other equipment placed on or forming part of the goods described herein with any proceeds thereof and therefrom including, without limitation, all goods, securities, instruments, documents of title, chattel paper and intangibles (as defined in the Personal Property Security Act).

Deutsche Bank AG New York Branch	Inventory, Equipment, Accounts, Other, Motor Vehicle Included	621265725/ 20051213 1410 1590 8747 20051220 1343 1590 9204	Expiry Date: December 13, 2013 An amendment was registered December 20, 2005 to amend the Debtors’ postal code.

827599 Ontario Inc.

Secured Party	Collateral Classification	File Reference No.	Description

Deutsche Bank AG New York Branch	Inventory, Equipment, Accounts, Other, Motor Vehicle Included	662558661/ 20100630 1011 1590 5056	Expiry Date: June 30, 2020

Deutsche Bank AG New York Branch	Inventory, Equipment, Accounts, Other, Motor Vehicle Included	621265752/ 20051213 1411 1590 8749 20051220 1342 1590 9202	Expiry Date: December 13, 2013 An amendment was registered December 20, 2005 to change the Debtor’s postal code.

828745 Ontario Inc.

Secured Party	Collateral Classification	File Reference No.	Description

Deutsche Bank AG New York Branch	Inventory, Equipment, Accounts, Other, Motor Vehicle Included	662558697/ 20100630 1011 1590 5057	Expiry Date: June 30, 2020

Deutsche Bank AG New York Branch	Inventory, Equipment, Accounts, Other, Motor Vehicle Included	621265734/ 20051213 1411 1590 8748 20051220 1342 1590 9203	Expiry Date: December 13, 2013 An amendment was registered December 20, 2005 change the Debtor’s postal code.

(b)	Office of the Toronto Agent of the Bank of Canada

As at July 5, 2010, there were no registrations.

[Letterhead of Fasken Martineau DuMoulin LLP]

July 7, 2010

TO:

Deutsche Bank AG New York Branch (“DBNY”), as administrative agent, collateral agent and trustee, Banc of America Securities LLC, as syndication agent, The Royal Bank of Scotland plc, Wells Fargo Bank N.A. and BNP Paribas, as co-documentation agents

AND TO:	Each of the Lenders party from time to time to the Credit Agreement referred to below

AND TO:	Stikeman Elliott LLP

Re:	Silgan Plastics Canada Inc.

Gentlemen:

A.	INTRODUCTION

We have acted as Québec special counsel to Silgan Plastics Canada Inc. (“Silgan”) and have acted as such in connection with the execution and delivery of the documents and agreements listed in Schedule “A” hereto (the “Transaction Documents”) which are executed in connection with that certain credit agreement (the “Credit Agreement”) dated as of July 7, 2010, among Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company and Silgan, each other Borrower (as defined therein) from time to time party thereto, the Lenders (as defined therein) from time to time party thereto, DBNY, in its capacity as administrative agent (the “Administrative Agent”), Banc of America Securities LLC, as syndication agent, The Royal Bank of Scotland plc, Wells Fargo Bank N.A. and BNP Paribas, as co-documentation agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint book managers.

Schedule A forms part hereof. Terms defined in that Schedule are used herein as defined therein.

B.	SCOPE OF EXAMINATION

For the purposes of the opinions expressed hereinafter, we have examined original executed or copies certified or otherwise identified to our satisfaction of the Transaction Documents.

FMD OPINION – PAGE 2

We have also examined such records, registers and other documents, and we have made such other searches and investigations, as we have considered necessary or appropriate. As to certain matters of fact, we have relied upon information obtained from public officials, as well as upon other sources that we have considered reliable.

We have also considered such statutes and regulations of the Province of Québec and the federal laws of Canada applicable therein as we have considered necessary as a basis for the opinions expressed below. The opinions expressed herein are limited to the laws of the Province of Québec and the federal laws of Canada applicable therein in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction.

C.	ASSUMPTIONS

For the purposes of the opinions expressed below, we have made the following assumptions:

1.

all signatures on documents submitted to us are genuine, all documents submitted to us as originals are authentic and complete, and all documents submitted to us as copies conform to authentic and complete original documents;

2.	all facts set forth in official public records and certificates and documents supplied by public officials or otherwise conveyed to us by public officials are complete, true and accurate;

3.

each party to the Transaction Documents is in existence and in good standing, has the power and capacity to enter into the Transaction Documents to which it is a party and to perform its obligations thereunder, and has duly authorized, executed and delivered the Transaction Documents to which it is a party. To the extent any of the foregoing relates to Silgan, we refer you to the opinion of our Toronto office addressed to you dated July 7, 2010, a copy of which has been delivered to you;

4.	that the Transaction Documents constitute legal, valid and binding obligations of the Trustee and the Collateral Agent enforceable against each of them in accordance with their respective terms;

5.

that the Obligations (as such expression is defined in the Pledge Agreement), excluding Obligations arising under the Transaction Documents, constitute legal, valid and binding obligations of Silgan enforceable against it in accordance with their respective terms;

FMD OPINION – PAGE 3

6.

neither the execution and delivery of the Transaction Documents by each party thereto, nor the consummation of the transactions contemplated thereby, conflicts with or results in a breach of such party’s constating documents or by-laws or the laws governing its existence; and

7.	all relevant individuals had full legal capacity at all relevant times.

We understand that the assumptions and limitations expressed in the preceding paragraphs are satisfactory to you.

D.	OPINIONS

The opinions hereinafter expressed are based on legislation and regulations in effect on the date hereof. Based upon and subject to the foregoing assumptions and limitations, and subject to the qualifications set forth below, we are of the opinion that:

1.

Silgan is registered under an Act respecting the legal publicity of sole proprietorships, partnerships and legal persons (Québec) (the “Publicity Act”) and, as of July 7, 2010, has not failed to file an annual declaration under the Publicity Act and has not failed to comply with a request made under section 38 of the Publicity Act;

2.	to the extent that the laws of the Province of Québec apply, each of the Transaction Documents has been duly executed and delivered by Silgan;

3.

the execution and delivery and performance by Silgan of the Transaction Documents and the consummation of the transactions contemplated therein do not constitute or result in a violation or a breach of or default under any law, rule or regulation having the force of law applicable in the Province of Québec;

4.

no authorization, consent or approval of, or filing, registration, qualification or recording with any governmental or regulatory entity having jurisdiction in the Province of Québec is required in connection with the execution and delivery of, performance by Silgan of the Transaction Documents or the consummation of the transactions contemplated therein except those which are required to render opposable the security created by the Deed of Hypothec and the Pledge Agreement, the particulars of which are set out in Schedule A;

5.	the Transaction Documents constitute legal, valid and binding obligations of Silgan enforceable against it in accordance with their respective terms;

FMD OPINION – PAGE 4

6.

with respect to such of the Mortgaged Property (as defined in the Deed of Hypothec) which consists of corporeal movables situated in the Province of Québec and not ordinarily used in more than one jurisdiction or incorporeal movables established by a title in bearer form situated in the Province of Québec (the “Movable Property”), the rights created under the terms of the Deed of Hypothec and which, in accordance with the laws of the Province of Québec, are required to be registered in such Province in order to render same opposable to third parties, have been duly registered wheresoever required under the laws of the Province of Québec;

7.

the Deed of Hypothec creates a valid hypothec on the Movable Property to the extent of the sum of $1,200,000,000, with interest thereon at the rate of 25% per annum, to and in favour of the Trustee, for the benefit of the Bondholders, as security for the obligations of Silgan to the Collateral Agent under the Bond and as security for the obligations of Silgan to the Trustee under the Deed of Hypothec;

8.

the Pledge Agreement creates a valid pledge of the Bond therein described to and in favour of the Collateral Agent, for the benefit of the Secured Creditors (as defined in the Pledge Agreement) that are a party to the Credit Agreement at the time the Pledge Agreement is executed, as security for the Obligations (as defined in the Pledge Agreement).

E.	QUALIFICATIONS

The opinions expressed herein are subject to the following qualifications, limitations and assumptions:

1.

the enforceability of the Transaction Documents or of any judgment arising out of or in connection with the Transaction Documents may be limited by applicable bankruptcy, insolvency, winding-up, reorganization, arrangement, moratorium or other laws affecting creditors’ rights generally. Without limiting the generality of the foregoing:

(i)

the costs of and incidental to a proceeding to enforce any of the Transaction Documents are in the discretion of the Court before which such a proceeding is instituted (an “Applicable Court”), and the Applicable Court may determine by whom and to what extent the costs shall be paid; and

FMD OPINION – PAGE 5

(ii)	any action on any of the Transaction Documents may be barred by the Civil Code of Québec (“C.C.Q.”) after the applicable prescription period has expired.

2.

the legality, validity, binding nature and enforceability of the Transaction Documents may be limited by general principles of equity and no opinion is given as to any specific remedy that may be granted, imposed or rendered, including, without limitation, equitable remedies such as specific performance and injunction;

3.

the enforceability of certain remedies contained in the Transaction Documents may be limited by applicable laws and judicial decisions governing same but such limitation will not materially affect the practical realization of the security created thereby;

4.

the rights of any party to any of the Transaction Documents to exercise the unilateral and unfettered discretions set forth in such Transaction Document will not prevent an Applicable Court from requiring such discretions to be exercised reasonably and in good faith;

5.

a certificate, determination, notification or opinion of any party to any of the Transaction Documents as to any matter provided for in such Transaction Document may be held by an Applicable Court not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of manifest error;

6.

provisions in the Transaction Documents which purport to allow the severance of invalid, illegal or unenforceable provisions or restrict their effect may not be enforceable as an Applicable Court may reserve to itself a decision as to whether a provision is severable or otherwise of no force or effect;

7.

debtors must be given a reasonable time to make payment of any amount demanded in respect of any obligation payable on demand or without notice and creditors will be precluded from enforcing any of the Transaction Documents relating to such obligations during such period of time;

8.

no opinion is expressed as to the enforceability of any provision in the Transaction Documents which suggests or provides that modifications, amendments or waivers that are not in writing will not be effective;

9.	under the provisions of the Currency Act (Canada), courts in Canada are precluded from rendering any monetary judgments in any currency other than the lawful currency of Canada; and

FMD OPINION – PAGE 6

10.	the effectiveness of terms exculpating a party from liability or duty otherwise owed by it to another may be limited by law.

The opinions expressed above regarding the validity and the publication of the hypothecs created pursuant to the Deed of Hypothec and the Pledge Agreement are expressly subject to the following qualifications:

(i)

the hypothecs created under the Deed of Hypothec on claims are not opposable to the debtors of such claims until such time as the debtor has acquiesced in the said hypothecs, or has received a copy or pertinent extract of the Deed of Hypothec or such other proof of such hypothecs which would be opposable against the grantor thereof;

(ii)

the validity of the hypothecs created under the Deed of Hypothec on any claim which is itself secured by a hypothec in favour of Silgan is subject to the Trustee’s compliance with the provisions of Article 2712 C.C.Q., which requires that the hypothecs in the Trustee’s favour be published by registration and that a copy of the certified statement of registration thereof be remitted to the original debtor of the said hypothecated claim;

(iii)

the hypothecs created pursuant to the Deed of Hypothec on any claim which is itself guaranteed are not opposable to such guarantor until such time as the guarantor has acquiesced in the said hypothecs, or has received a copy or pertinent extract of the Deed of Hypothec or such other proof of such hypothecs which would be opposable against the grantor thereof;

(iv)

to the extent that Silgan is, now or in the future, the creditor of debts of Her Majesty in right of Canada (the “Crown”), pursuant to the Financial Administration Act (Canada), under reserve of the express exceptions therein created, the hypothecs created under the Deed of Hypothec may not be opposed to the Crown; the same is true for a debt of Her Majesty in right of the Province of Québec which is in the nature of a fiscal debt;

(v)

pursuant to articles 553(5) and 570 of the Code of Civil Procedure (Québec), books of account, titles of debt and other papers in the possession of a debtor, (except for bonds, debentures, promissory notes, shares and currency and other instruments (including bills of lading) and other title documents payable to order or to bearer), are exempt from seizure and, according to Article 2668 C.C.Q., may not be hypothecated;

(vi)

the proceeds of the insurance policies hypothecated under the terms of the Deed of Hypothec would be attributed to the Trustee against notice by the Trustee to the insurer and proof by the Trustee of its rights thereto under the Deed of Hypothec;

FMD OPINION – PAGE 7

(vii)

the hypothecs intended to be created under the Deed of Hypothec on property situated outside of the Province of Québec may not be considered as validly affecting such property failing the execution and, as the case may be, the registration of further deeds or instruments required by the laws of the jurisdiction where such property is situated;

(viii)

we express no opinion on the validity of the hypothecs created by the Deed of Hypothec on any contract or agreement which stipulates that it cannot be hypothecated or assigned without the consent of the other parties thereto except with respect to the hypothecs created upon such contracts for which such consent has been obtained;

(ix)

in the event that Silgan alienates all or part of the Movable Property outside the ordinary course of its activities, the hypothecs created by the Deed of Hypothec on any Movable Property of Silgan so alienated may be preserved by filing a notice at the Register of personal and movable real rights (“RPMRR”) as contemplated by Article 2700 C.C.Q.;

(x)

the legality, validity, binding nature, enforceability and publication of the hypothecs on the Bonds created under the Pledge Agreement are subject to the compliance with the provisions of Article 2703 and paragraph 2 of Article 2798 C.C.Q. which stipulate that the such hypothecs remain published only as long as the holder of the Bond continues to hold the same and that the hypothecs are extinguished upon termination of such holding;

(xi)

we express no opinion on the validity of the hypothecs created under the Deed of Hypothec on such property, contracts, agreements, rights, licences, privileges, approvals and permits which, as a matter of law, cannot be hypothecated or assigned without notice, filing, registration, consent, approval or other authorization being made, filed, registered, given or obtained either from, by or to any person or public authority or in any public registry other than the RPMRR;

(xii)

to the extent that any movable asset validly hypothecated under the terms of the hypothecs created in the Deed of Hypothec is ultimately incorporated into an immovable which is not itself validly hypothecated under the terms of the Deed of Hypothec, such hypothecs may be opposed to third parties only from the moment of their registration in the land

FMD OPINION – PAGE 8

register of the registry office for the registration division in which such immovable is located pursuant to the terms and conditions of Article 2951 C.C.Q.;

(xiii)

the present opinion may in no case be interpreted or read as constituting an opinion on any specific measure or act which might become necessary in the future to ensure the maintenance, conservation or validity of the hypothecs created under the Deed of Hypothec and the Pledge Agreement;

(xiv)

the exercise of hypothecary rights or other rights with respect to the securities forming part of the Movable Property, if any, may be subject to (x) the approval of the board of directors of the issuer of the securities, (y) other contractual provisions governing the transfer of the said securities and (z) certain restrictions contained in the constating documents of the issuer of such securities;

(xv)	we express no opinion with respect to:

(a)	the title of Silgan to any of the property hypothecated under the Deed of Hypothec or the Pledge Agreement;

(b)	the ranking of the hypothecs created under the Deed of Hypothec and the Pledge Agreement; and

(c)	the provisions of Article 10 of the Deed of Hypothec, to the extent they do not comply with the provisions with respect to the exercise of hypothecary rights set forth in the C.C.Q.; and

(xvi)

we express no opinion as to the legality, validity, binding nature and enforceability of any provisions of the Deed of Hypothec purporting to (i) secure extra-judicial professional fees or any other costs which shall not constitute costs legitimately incurred for the recovery of the capital and the interest otherwise secured by the Deed of Hypothec or for conserving the hypothecated property within the meaning of Article 2667 C.C.Q., or (ii) allow the Trustee to recover costs which are not permitted under Article 2762 C.C.Q.

We express no opinion as to the legality, validity and binding nature of any provision of the Transaction Documents (x) which purports to create irrevocable mandates or indeterminate obligations, (y) pursuant to which any party thereto waives legal or equitable rights of public order or (z) which purports to derogate from any mandatory provision of the C.C.Q.

FMD OPINION – PAGE 9

We wish to bring to your attention that registrations at the RPMRR bear an expiry date after which such registrations cease to be effective. The expiry date of the registration of the Deed of Hypothec and Pledge Agreement at the RPMRR is July 5, 2020. Since the registrar of the RPMRR does not advise holders of security of the necessity to renew registrations, we recommend that you diarize such expiry date and renew such registrations in due time, if required. We do not as a matter of practice diarize such dates.

The opinions expressed herein are for the sole benefit of the addressees hereto, including, their successors and assigns with respect to the transactions referred to herein and may not be relied upon by any other person or in respect of any other transaction without our express written consent.

Yours truly,

/s/ Fasken Martineau DuMoulin LLP

FMD OPINION

SCHEDULE “A”

TRANSACTION DOCUMENTS

1.

the Deed of Hypothec entered into on July 5, 2010 between Silgan and Deutsche Bank AG New York Branch (“DBNY”), in its capacity as the person holding the power of attorney of the holders of the Bond (the “Bondholders”) for all purposes of Article 2692 of the Civil Code of Québec (the “Trustee”) before Notary Meriem Benammour (the “Deed of Hypothec”) and registered at the RPMRR under number 10-0439662-0001;

2.

the 25% demand bond of Silgan bearing certificate number 01 and dated July 7, 2010, in an aggregate principal amount of CDN$1,200,000,000, issued in favour of DBNY, in its capacity as collateral agent (the “Collateral Agent”), for its own benefit and on behalf and for the benefit of the Secured Creditors (as such expression is defined therein) (the “Bond”); and

3.	the pledge agreement dated July 7, 2010 entered into between Silgan and the Collateral Agent, pursuant to the terms of which the Bond is hypothecated with delivery (the “Pledge Agreement”).

(the Deed of Hypothec, the Bond and the Pledge Agreement are herein collectively referred to as the “Transaction Documents”)

EXHIBIT E-4

[LETTERHEAD OF LOYENS & LOEFF (USA) B.V.]

To:

Each of the parties listed

on Schedule I attached hereto

SH INTERNATIONAL PARTNERSHIP C.V.

Privileged

New York, July 7, 2010

Dear Sir/Madam,

You have requested us, the undersigned, as special counsel on certain matters of Dutch law to SH International Partnership C.V., a limited partnership (commanditaire vennootschap), formed under Dutch law, having its seat (zetel) in the Netherlands and having its registered office address at Woudenbergseweg 11, (3953 ME) Maarsbergen, the Netherlands (the “Partnership”) represented by its general partner (beherend vennoot) Silgan Holdings Inc., a corporation incorporated and existing under the laws of the State of Delaware, United States of America, (the “General Partner”) to render an opinion regarding the transactions contemplated by the agreement of pledge of claims dated July 7, 2010 by and between the General Partner in its own capacity and Silgan Containers LLC, as pledgors, Deutsche Bank AG New York Branch as pledgee and the Partnership (the “Agreement”).

Headings used in this opinion are for ease of reference only and shall not affect the interpretation hereof.

In this opinion:

“Credit Agreement” means that certain credit agreement dated July 7, 2010 by and between (inter alios) the General Partner, Silgan Containers LLC and certain other borrowers, as borrowers, various lenders described therein, Deutsche Bank AG New York Branch as administrative agent, Banc of America Securities LLC as syndication agent and The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents.

In rendering this opinion, we have examined and relied upon an electronically transmitted copy of the executed Agreement and upon the following documents:

(1)

a facsimile copy of an excerpt, dated July 7, 2010 (the “Excerpt”) of the registration of the Partnership in the trade register of the Chambers of Commerce in the Netherlands (the “Trade Register”) under number 34248967;

(2)	an electronically transmitted copy of the limited partnership agreement of the Partnership dated March 31, 2006 (the “Limited Partnership Agreement”); and

(3)

an electronically transmitted copy of the resolution of all partners of the Partnership dated July 7, 2010, resolving to enter into the transactions contemplated by and authorizing the entry into, the execution of and the performance of the Agreement (the “Partners Resolution”).

We have further relied on the statements made by the partners of the Partnership in the Partners Resolution and we have assumed without independent investigation, except as otherwise indicated herein, that such statements are correct as of the date hereof.

For the purpose of the opinions expressed herein, we have assumed:

(i)	the genuineness of all signatures;

(ii)	the authenticity of all agreements, certificates, instruments, and other documents submitted to us as originals;

(iii)	the conformity to the originals of all agreements, certificates, instruments, and other documents submitted to us as electronically submitted copies;

(iv)

that the information recorded in the Excerpt is true, accurate and complete on the date of the Partners Resolution, on the date of the Agreement and on date hereof (although not constituting conclusive evidence thereof, our assumption is supported by information obtained by telephone today from the Trade Register confirming that no changes were registered after the date of the Excerpt);

(v)	that the executed Agreement as submitted to us has not been amended, supplemented, terminated, rescinded, nullified or declared null and void;

(vi)

that each of the Credit Agreement and the other Credit Documents (other than the Agreement) constitute, and will continue to constitute, the legal, valid, and binding obligations of the parties thereto, enforceable against those parties in accordance with their terms and that such Credit Agreement and other Credit Documents (other than the Agreement) will not affect the validity of the opinions given herein;

(vii)

that the Partnership has not been dissolved (ontbonden), granted a suspension of payments (surseance verleend), declared bankrupt (failliet verklaard), subjected to any other insolvency proceedings listed in Annex A or winding up proceedings listed in Annex B of the 29 May 2000 Council Regulation (EC) No 1346/2000 on Insolvency Proceedings (the “Insolvency Regulation”), listed in Annex I to Council Regulation (EC) No 881/2002 of 27 May 2002 or listed and marked with an asterisk in the Annex to Council Common Position 2001/931 of 27 December 2001 relating to measures to combat terrorism, as amended from time to time (although not constituting conclusive evidence thereof, this assumption is supported by (a) the contents of the Excerpt, (b) information obtained by telephone today from the bankruptcy clerk’s office (faillissementsgriffie) of the court in Utrecht, the Netherlands, and (c) a search today on the relevant website (www.rechtspraak.nl) in respect of the international bankruptcy clerk’s office (internationale faillissementsgriffie) of the court in The Hague, the Netherlands);

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(viii)

that the Partnership conducts or causes to conduct, and will continue to conduct, a business (een bedrijf uitoefenen) in accordance with its objects clause as set forth in the Limited Partnership Agreement (although not constituting conclusive evidence thereof, our assumption is supported by the contents of the Partners Resolution);

(ix)	that (i) the Limited Partnership Agreement is a valid notarial deed (authentieke akte) and (ii) the contents thereof are correct and complete;

(x)

that the Limited Partnership Agreement, pursuant to which the Partnership has been established, is in force on the date hereof, and has not been amended, supplemented, terminated and will not be, rescinded, nullified or declared null and void (although not constituting conclusive evidence thereof, our assumption is supported by the contents of the Partners Resolution);

(xi)

that the Partners Resolution (a) correctly reflects the resolutions made by the partners of the Partnership, in respect of the transactions contemplated by the Agreement and (b) has not been and will not be amended, nullified, revoked, or declared null and void;

(xii)

that the General Partner is validly existing under the laws under which it is incorporated and, under any applicable laws (other than Dutch law), has all requisite power (corporate and otherwise) to act as general partner (beherend vennoot) of the Partnership, and in that capacity to execute the Agreement and that the Agreement has been signed by one or more persons authorized to represent the General Partner;

(xiii)	that each party to the Agreement, other than the Partnership, is validly existing under the laws under which it is purported to have been incorporated;

(xiv)

that (a) each party to the Agreement, other than the Partnership, has all requisite power (corporate and otherwise) to execute and deliver, and to perform its obligations under, the Agreement, and (b) the Agreement has been duly authorized, executed, and delivered by or on behalf of the parties thereto other than the Partnership;

(xv)

that, under any applicable laws (other than Dutch law), the Agreement constitutes the legal, valid and binding obligations of the parties thereto, and is enforceable against those parties in accordance with its terms;

(xvi)

that each of the General Partner and Silgan Containers LLC holds valid and legal title to the property over which a security right is granted by the General Partner and Silgan Containers LLC in the Agreement at the time of the creation (vestiging) of the security right and that such title is free of any defect that might result in rescission or avoidance thereof and that, to the extent a security right is created by the Agreement in property to which the General Partner and Silgan Containers LLC have not yet obtained title, the General Partner and Silgan Containers LLC will obtain valid and legal title to such property and that such title will be free of any defect that might result in rescission or avoidance thereof;

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(xvii)

that at the time of the creation (vestiging) of a security right pursuant to the Agreement, each of the General Partner and Silgan Containers LLC is authorized (beschikkingsbevoegd) to dispose of, or encumber the property in which the security right is created;

(xviii)

that the receivables in which a security right is created by the Agreement are sufficiently identifiable (met voldoende bepaaldheid omschreven) within in the meaning of section 3:84, paragraph 2, of the Dutch Civil Code;

(xix)

that at the time of the creation (vestiging) of a security right pursuant to the Agreement, the property in which the security right is created is not subject to any other security right or attachment (beslag); and

(xx)	that Deutsche Bank AG New York Branch is a creditor of the liabilities expressed to be secured by the Agreement.

Based upon the foregoing and subject to (a) any factual matters or documents not disclosed to us in the course of our investigation and (b) the qualifications and limitations stated hereinafter, we are of the opinion that on the date hereof:

Corporate status

A.	The Partnership has been formed under the Limited Partnership Agreement and is validly existing as a limited partnership (commanditaire vennootschap) under Dutch law.

Corporate power

B.	The Partnership acting through its General Partner has the capacity in accordance with the Limited Partnership Agreement to execute and deliver the Agreement and to perform its obligations thereunder.

Duly authorised, executed and delivered

C.

The Agreement has been duly authorised by all action required by the Limited Partnership Agreement on the part of, and has been duly executed and delivered by, the General Partner on behalf of the Partnership.

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Choice of law

D.

The choice of Dutch law as the law governing the contractual rights and obligations contained in the Agreement is valid and binding under Dutch law, except that a Dutch court may give effect to mandatory rules of the laws of another jurisdiction with which the situation has a close connection, if and insofar as, under the laws of that other jurisdiction, those rules must be applied irrespective of the chosen law.

Legal validity

E.

Subject to paragraph D above, the contractual obligations contained in the Agreement constitute the legal, valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.

Non-conflicts with law

F.

The execution and delivery by the General Partner on behalf of the Partnership of the Agreement and the performance by the Partnership of its obligations thereunder do not conflict with or result in a violation of the Limited Partnership Agreement or the provisions of any published law, rule or regulation of general application of the Netherlands.

Consents

G.

No approval, authorisation or other action by, or filing with, any Dutch governmental, regulatory or supervisory authority or body, is required in connection with the execution by the General Partner on behalf of the Partnership of the Agreement, except that there may be reporting requirements to the Dutch Central Bank (De Nederlandsche Bank N.V.) on (inter alia) cross border payments pursuant to the Regulation of 4 February 2003 under the Act on Financial Foreign Relations 1994 (Wet financiële betrekkingen buitenland 1994). Failure to observe these reporting requirements, does not affect the legality, validity or enforceability of the obligations of the Partnership under the Agreement.

Submission to jurisdiction

H.	The consent to the jurisdiction of the courts of the Netherlands as provided in the Agreement, is valid and binding upon the Partnership under Dutch law, insofar as such laws are applicable.

Security rights

I.

The Agreement creates, in accordance with its terms in favour of Deutsche Bank AG New York Branch, a valid disclosed right of pledge (openbaar pandrecht) on the receivables specified therein under Dutch law as security for the payment of the Secured Obligations as defined therein which right of pledge is enforceable in the Netherlands in accordance with the terms of the Agreement and Dutch law.

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This opinion is subject to the following qualifications:

a.

The opinions expressed herein may be affected or limited by the provisions of any applicable bankruptcy (faillissement), insolvency, fraudulent conveyance (actio Pauliana), reorganisation, suspension of payments (surseance van betaling) and other laws of general application now or hereafter in effect, relating to or affecting the enforcement or protection of creditors’ rights (including but not limited to the laws that apply pursuant to the Insolvency Regulation).

b.

The opinions expressed herein may be affected by the general defences available to obligors under Dutch law in respect of the validity and enforceability of contractual obligations such as (i) the principles of reasonableness and fairness (redelijkheid en billijkheid) and modification on grounds of unforeseen circumstances (onvoorziene omstandigheden), (ii) avoidance on grounds of duress (bedreiging), deceit (bedrog) or undue influence (misbruik van omstandigheden) and (iii), if and to the extent not waived in the Agreement, force majeure, “exceptio non adimpleti contractus” (i.e. the right to suspend performance as long as the other party is in default in respect of its obligations), the right to set-off, the right to dissolve the Agreement upon default by the other party and the right to avoid the Agreement on grounds of mistake (dwaling).

c.	The enforcement in the Netherlands of the Agreement will be subject to the rules of civil procedure as applied by Dutch courts. Specific performance may not always be available under Dutch law.

d.

It is uncertain under Dutch law whether upon the enforcement of a money judgment expressed in a foreign currency against property situated in the Netherlands by way of a foreclosure sale (executoriale verkoop), proceeds can be obtained in such foreign currency.

e.

If proceedings are instituted against the Partnership in the courts of the Netherlands in respect of any sum payable under the Agreement, the claimant has the option to request those courts to render judgment either in United States dollars or in the lawful currency of the Netherlands. A final judgment in United States dollars may be enforced in the Netherlands either in United States dollars or, if enforcement purposes would so require, in the lawful currency of the Netherlands. In either case, the applicable rate of exchange would be such rate that procures that the amount in the lawful currency of the Netherlands is sufficient for the claimant to purchase, on the date of payment by the Partnership, forthwith the sum payable in United States dollars.

f.

Under Dutch law, each power of attorney (volmacht) or mandate (lastgeving), whether or not irrevocable, granted by the Partnership in the Agreement will terminate by force of law, without notice, upon bankruptcy (faillissement), and will cease to be effective in case of a suspension of payments (surseance van betaling), of the Partnership.

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g.

Under Dutch law, a power of attorney can be made irrevocable, provided that the scope of the power of attorney concerns legal acts which are in the interest of the agent or a third party. However, a counterparty of the agent which has been granted an irrevocable power of attorney, may assume that this condition has been met, unless the contrary is evident to such a party.

h.	A power of attorney does not affect the authority of the principal to perform actions within the scope of such power of attorney itself.

i.	Notwithstanding any provision to the contrary therein, any agreement governed by Dutch law may be amended orally or by the conduct of the parties thereto.

j.	A provision contained in the Agreement which stipulates that certain documents constitute conclusive evidence may not be enforceable in all circumstances.

k.

The opinion expressed under A. is based on the Act on conflict of laws affecting legal and business entities (Wet conflictenrecht corporaties, the “Wcc”) which entered into force on 1 January 1998. Section 2 of the Wcc states that any purported entity (corporatie) (which definition includes a limited partnership) which according to its instrument of incorporation has its seat (zetel), or in the absence thereof, its principal external representation (centrum van optreden naar buiten) at the time of incorporation in the State under the laws of which it has been established or incorporated, will be governed by the laws of that State. During the discussions in Parliament prior to the adoption of the Wcc the Minister of Justice stated that section 2 of the Wcc is intended to apply in each case an instrument of establishment or incorporation of such entity stipulates that it shall have its (registered) seat ((statutaire) zetel) in the Netherlands, regardless of whether the activities of the entity take place in the Netherlands.

l.

Any provision in the Agreement stating that the rights and obligations thereunder shall bind or enure to the benefit of successors and assignees of any party thereto may not be enforceable in the Netherlands in the absence of further agreements to that effect with the successor or assignee.

m.

Pursuant to Dutch private international law, the assignment of a receivable or the granting of a security right therein will be governed by the chosen law of, or the law otherwise applicable to, the agreement which contains the undertaking to assign such receivable or to grant a security right therein. The law of the agreement containing the undertaking determines the validity of the assignment of the receivable or the granting of a security right therein. However, the law governing the receivable determines (i) whether the receivable is capable of being transferred or encumbered, (ii) the relationship between the assignee of the receivable or the grantee of a security right therein on the one hand and the debtor of such receivable on the other, (iii) the conditions under which the assignment of the receivable or the granting of a security right therein can be enforced against the debtor as well as (iv) the question whether the debtor’s obligations under the receivable have been paid and discharged in full.

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n.

Under Dutch law, a security right in respect of a receivable or contractual right resulting from a contract will only create a security right in such receivable or contractual right and not in any other rights resulting from such contract or in the contract as a whole. This means that the holder of such security right will not have the right pursuant to that security right to perform any obligations of the grantor under such contract. Furthermore, certain rights of the grantor may be held to be of such a personal nature that they may not be exercised by a person other than the grantor. Such rights could include the voting rights of the partners under the Limited Partnership Agreement.

o.	The foreclosure of a right of pledge on receivables can only be effected in case the debtor is in default (verzuim) in the performance of the secured liabilities.

p.

The right of pledge created in receivables by the Agreement may be foreclosed by the pledgee (a) by collection of such receivables (after notice of the right pledge to the relevant debtor) and applying the net proceeds of such sale in satisfaction of the payment obligations secured by such pledge, or (b) by having the receivables sold by public auction and applying the net proceeds of such sale in satisfaction of the payment obligations secured by such pledge, or (c) by requesting the competent Dutch court to order that the receivables be sold in another manner and applying the net proceeds in satisfaction of the payment obligations secured by the pledge, or (d) by requesting the competent Dutch court to order that the receivables be transferred to the pledgee, subject to the determination by such court of the value of such receivables and a corresponding reduction of the payment obligations secured by such pledge, or (e) after the debtor is in default (verzuim), by separate agreement between the pledgee and the pledgor to sell the receivables, all with due observance of the applicable provisions of Dutch law.

q.

Pursuant to Dutch law, a right of pledge will terminate by operation of law upon the complete fulfillment of the obligations secured thereby or in the event such obligations no longer exist or will no longer come into existence.

r.

It is generally assumed that under Dutch law a right of pledge cannot be validly created in favour of a person who is not the creditor of the claim that the right of pledge purports to secure. The Parallel Debt was included in the Credit Agreement with a view to overcoming this uncertainty. We note that there is no statutory law or case law available on parallel debts such as the Parallel Debt and the security provided for such debts. However, our opinion that the Parallel Debt removes any uncertainty is supported by the views of leading authors in Dutch legal literature, who conclude that a parallel debt such as the Parallel Debt creates a claim of the pledgee thereunder which can be validly secured by a right of pledge such as a right of pledge created by the Agreement.

We express no opinion on any law other than Dutch law (unpublished case law not included) as it currently stands. We express no opinion on any laws of the European Communities (insofar as not implemented in the Netherlands in statutes or regulations of general application) unless it concerns EU Regulations (Verordeningen) in effect in the Netherlands on the date of the opinion. In this opinion letter we express no opinion on tax law, on the business merits of the transaction contemplated by the Agreement, on financial assistance rules or on anti-trust law/competition law.

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In this opinion letter Dutch legal concepts are sometimes expressed in English terms and not in their original Dutch terms. The concepts concerned may not be identical to the concepts described by the same English term as they exist under the laws of other jurisdictions. Furthermore, we note that a term may for the purposes of one area of Dutch law have a meaning that is different from the meaning for the purposes of other areas of Dutch law. In this opinion the meaning to be attributed to an English term shall be the meaning attributed to the equivalent Dutch concept for the purposes of the relevant area of Dutch law.

This opinion letter may only be relied upon by any person that is allowed to do so in accordance with the last paragraph of this opinion letter under the express condition that any issue of interpretation or liability arising thereunder will be governed by Dutch law and be brought exclusively before the competent court in Rotterdam, the Netherlands. This opinion letter is issued by the limited liability company Loyens & Loeff (USA) B.V. (“Loyens & Loeff (USA)”); natural persons or legal entities that are involved in the services provided by or on behalf of Loyens & Loeff (USA) cannot be held liable in any manner whatsoever. This opinion letter may only be relied upon under the express condition that any liability of Loyens & Loeff (USA) is limited to the amount paid out under its professional liability insurance policies.

This opinion letter is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in any of the above documents or any other document examined in connection with this opinion letter except as expressly confirmed herein.

This opinion letter is addressed to you and may only be relied upon by you in connection with the transactions to which the Opinion Documents relate, and may not be disclosed to or relied upon by any other person, firm, company, or institution without our prior written consent, save that this opinion letter:

(a)	may be disclosed to and relied upon by any person which becomes a Lender within 6 months of the date of this opinion letter; and

(b)

may be disclosed without reliance to (i) any person which shall become a Lender (as defined in the Credit Agreement) after 6 months of the date of this opinion letter, (ii) the permitted transferees or assignees of the addressees, (b) the auditors and professional advisers of the addressees and (c) any person to whom disclosure is required by law, court order or rules or regulations of supervisory bodies.

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Notwithstanding the foregoing, we undertake to issue a separate reliance letter to any person which becomes a Lender after 6 months of the date of this opinion letter, in which letter we will confirm that such Lender may rely on this opinion letter as if it had been an addressee thereof (it being understood that the opinion letter is given as of the date hereof), provided, however, that we will not be bound to this undertaking if, in our reasonable judgment, there are serious objections against issuing a reliance letter to the specific Lender concerned.

Yours faithfully,
Loyens & Loeff N.V.

/s/ Jack Berk

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SCHEDULE 1

OPINION ADDRESSEES

(1)	The Lenders (under and as defined in the Credit Agreement) at the date hereof.

(2)	Deutsche Bank AG New York Branch in its capacity as Administrative Agent and Collateral Agent.

(3)	Banc of America Securities LLC in its capacity as Syndication Agent.

(4)	The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, each in its capacity as a Co-Documentation Agent.

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EXHIBIT F

FORM OF OFFICERS’ CERTIFICATE

I, the undersigned, [President/Vice President] of [Name of Credit Party], a                      organized and existing under the laws of [            ] (the “Company”), do hereby certify on behalf of the Company that:

1. This Certificate is furnished pursuant to the Credit Agreement, dated as of July 7, 2010 (such Credit Agreement, as in effect on the date of this Certificate, being herein called the “Credit Agreement”), among the Company, [Silgan Holdings Inc.,][Silgan Containers LLC,][Silgan Plastics LLC,][Silgan Containers Manufacturing Corporation,][Silgan Can Company,][Silgan Plastics Canada Inc.,]each other Borrower from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers. Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name and has held such office as of the date of the signing of any Credit Document. The signature written opposite the name and title of each such officer is his genuine signature.

Name[1]	Office	Signature

3. Attached hereto as Exhibit A is a certified copy of the [Certificate of Incorporation] [Articles of Incorporation] [Certificate of Formation] of the Company, as filed in the Office of [                    ], together with all amendments thereto adopted through the date hereof.

4. Attached hereto as Exhibit B is a true and correct copy of the [By-Laws] [Operating Agreement] of the Company which were duly adopted and are in full force and effect on the date hereof.

5. Attached hereto as Exhibit C is a true and correct copy of resolutions

[1]	Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

Exhibit F

which were duly adopted on                     , 20     [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout] [by [insert appropriate limited liability company actions]], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any Credit Document by the Company.

[6. Attached hereto as Exhibit D is a true and correct copy of each of the 6-3/4% Senior Subordinated Debenture Indenture and the Senior Notes Indenture (in each case, together with all amendments thereto) referred to in Section 5.01(e)(i) of the Credit Agreement.

7. Attached hereto as Exhibit E is a true and correct copy of the Tax Sharing Agreement (together with all amendments thereto) entered into as of the date hereof and referred to in Section 5.01(e)(ii) of the Credit Agreement.

8. Attached hereto as Exhibit F are true and correct copies of all Campbell Can Acquisition Documents (together with all amendments thereto) (other than the Campbell Can Supply Agreement) referred to in Section 5.01(e)(iii) of the Credit Agreement.

9. On the date hereof, all of the applicable conditions set forth in Sections 5.01(f), (j), (k) and (l) and 5.02 of the Credit Agreement have been satisfied.]2

[6.][10.] On the date hereof, the representations and warranties contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

[7.][11.] On the date hereof, no Default or Event of Default exists.

* * *

[2]	Insert in Officer’s Certificate of Silgan.

Exhibit F

[8.][12.] There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

IN WITNESS WHEREOF, I have hereunto set my hand this      day of             , 20    .

[NAME OF CREDIT PARTY]

By:
Name:
Title:

Exhibit F

I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

1. [Name of Person making above certifications] is the duly elected and qualified [President/Vice President] of the Company and the signature above is his genuine signature.

2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5 and [8] [12] above are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand this      day of             , 20    .

[NAME OF CREDIT PARTY]

By:
Name:
Title:

EXHIBIT G-1

FORM OF US BORROWERS/SUBSIDIARIES GUARANTY

GUARANTY, dated as of July 7, 2010 (as amended, modified or supplemented from time to time, this “Guaranty”), made by each of the undersigned guarantors (each, a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the “Guarantors”). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Silgan Holdings Inc. (“Silgan”), Silgan Containers LLC (“Containers”), Silgan Plastics LLC (“Plastics”), Silgan Containers Manufacturing Corporation (“Manufacturing”), Silgan Can Company (“CanCo”), Silgan Plastics Canada Inc. (“Silgan Canada”), each other Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”, and each, a “Lender”), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, and together with any successor administrative agent, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, the “Syndication Agent”), The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents (in such capacity, the “Co-Documentation Agents”), and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers (in such capacity, the “Joint Lead Arrangers”), have entered into a Credit Agreement, dated as of July 7, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrowers as contemplated therein (the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Lenders, the Syndication Agent, the Co-Documentation Agents and the Joint Lead Arrangers are collectively referred to herein as the “Lender Creditors”);

WHEREAS, one or more of the Borrowers or Subsidiaries thereof have heretofore entered into, or may from time to time after the date hereof enter into, one or more Interest Rate Protection Agreements or Other Hedging Agreements with any Lender or an affiliate of a Lender (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, are herein called the “Other Creditors” and, together with the Lender Creditors, are herein called the “Secured Creditors”);

WHEREAS, each Guarantor (other than Silgan) is a Subsidiary of Silgan;

WHEREAS, it is a condition precedent to the making of Loans to each Borrower and the issuance of, and participation in, Letters of Credit for the account of certain of the Revolving Borrowers under the Credit Agreement that each Guarantor shall have executed and delivered to the Administrative Agent this Guaranty; and

Exhibit G-1

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement and the entering into by one or more of the Borrowers or Subsidiaries thereof of Interest Rate Protection Agreements and Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph and to induce the Lenders to make the Loans and issue (and/or participate in) the Letters of Credit under the Credit Agreement and to induce the Other Creditors to enter into the Interest Rate Protection Agreements and Other Hedging Agreements;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1. Each Guarantor, jointly and severally, and absolutely, irrevocably and unconditionally, guarantees: (i) to the Lender Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Borrower or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of each Borrower to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents and the due performance and compliance by each Borrower with all of the terms, conditions and agreements contained in the Credit Agreement and in the other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements and Other Hedging Agreements entitled to the benefits of this Guaranty, being herein collectively called the “Credit Document Obligations”); and (ii) to the Other Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Borrower or Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by each Borrower and Subsidiary thereof to the Other Creditors under, or with respect to, each Interest Rate Protection Agreement and Other Hedging Agreement entitled to the benefits of this Guaranty, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by each Borrower and each Subsidiary thereof with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Other Obligations” and, together with the Credit Document Obligations, are herein collectively called the “Guaranteed Obligations”). Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against each Guarantor without proceeding against any other Guarantor, any Borrower, any Subsidiary thereof, against any

Exhibit G-1

security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations. All payments by each Guarantor under this Guaranty shall be made in the currency or currencies in which the respective Guaranteed Obligations are required to be paid and on the same basis as payments are made by the respective Borrowers under Sections 4.03 and 4.04 of the Credit Agreement. For purposes of this Guaranty, the term “Guarantor” as applied to any Borrower party hereto shall refer to such Borrower as a guarantor of indebtedness incurred by the other Borrowers, as opposed to indebtedness directly incurred by it. This Guaranty constitutes a guaranty of payment, and not of collection.

2. Additionally, each Guarantor, jointly and severally, and absolutely, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations to the Secured Creditors whether or not due or payable by any Borrower or any Subsidiary thereof upon the occurrence in respect of such Borrower or such Subsidiary of any of the events specified in Section 9.05 of the Credit Agreement, and absolutely, unconditionally and irrevocably, and jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or to their order, on demand, in the currency or currencies in which the respective Guaranteed Obligations are required to be paid.

3. The liability of each Guarantor hereunder is primary, absolute, irrevocable, joint and several and unconditional and is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including without limitation: (a) any direction as to application of payment by any Borrower, any Subsidiary thereof or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower or any Subsidiary thereof, (e) any payment made to any Secured Creditor on the Guaranteed Obligations which any Secured Creditor repays any Borrower, any Subsidiary thereof or any other Person pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding or (f) any action or inaction by the Secured Creditors as contemplated by Section 5 hereof.

4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor of the Guaranteed Obligations, any Borrower or any Subsidiary thereof, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor of the Guaranteed Obligations, any Borrower or any Subsidiary thereof and whether or not any other Guarantor, any other guarantor of the Guaranteed Obligations, any Borrower or any Subsidiary thereof be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Borrower or any Subsidiary thereof or any other circumstance which operates to toll any statute of limitations as to such Borrower or such Subsidiary shall, to the extent permitted by applicable law, operate to toll the statute of limitations as to each Guarantor.

Exhibit G-1

5. Any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor (in its capacity as Guarantor), without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increases or decreases in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against any Borrower, any other Credit Party or any Subsidiary thereof or otherwise act or refrain from acting;

(d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower or any Subsidiary thereof to creditors of such Borrower or such Subsidiary other than the Secured Creditors;

(e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower or any Subsidiary thereof to the Secured Creditors regardless of what liabilities of such Borrower or such Subsidiary remain unpaid;

(f) consent to or waive any breach of any act, omission or default under any of the Interest Rate Protection Agreements, the Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements, the Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

(g) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against any Borrower or any Subsidiaries thereof to recover full indemnity for any payments made pursuant to this Guaranty;

(h) release or substitute any one or more endorsers, Guarantors, other guarantors, any Borrower, any Subsidiary thereof or other obligors; and/or

Exhibit G-1

(i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

6. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guaranty, and this Guaranty shall be primary, irrevocable, joint and several, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

7. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have under any other Credit Document, any Interest Rate Protection Agreement, any Other Hedging Agreement, applicable law or otherwise. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of any Guarantor, any Borrower or any Subsidiary thereof or the officers, directors, partners, members or agents acting or purporting to act on its or their behalf, in connection with the execution of the Credit Documents, the Interest Rate Protection Agreements or the Other Hedging Agreements, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

8. Any indebtedness, obligations or other liabilities of any Borrower or any Subsidiary thereof now or hereafter held by any Guarantor is hereby subordinated to the indebtedness, obligations or other liabilities of such Borrower or Subsidiary to the Secured Creditors, and (x) if a Default or an Event of Default under Section 9.05 of the Credit Agreement exists, no Borrower or Subsidiary thereof (or any Person acting on behalf of any Borrower or any Subsidiary thereof) may make any payment of any kind or character in respect of such indebtedness, obligations or other liabilities and to the extent that any Guarantor (or any Person acting on behalf of any Guarantor) shall receive any such payment, such Guarantor shall hold such amounts in trust for the benefit of the of the Secured Creditors and shall immediately pay such amounts over to the Administrative Agent on behalf of the Secured Creditors on account of the Guaranteed Obligations, or (y) if the Administrative Agent or the Collateral Agent, after the occurrence and during the continuance of any other Event of Default, so requests, all such indebtedness, obligations or other liabilities of such Borrower or Subsidiary shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness, obligations or other liabilities of such Borrower or Subsidiary to the Secured Creditors, but (in each case) without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this

Exhibit G-1

Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of any Borrower or any Subsidiary thereof to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been indefeasibly paid in full in cash.

9. (a) Each Guarantor waives all rights (except as shall be required by applicable statute or law and cannot be waived) to require the Secured Creditors to: (i) proceed against any Borrower, any Subsidiary thereof, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from any Borrower, any Subsidiary thereof, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of any Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations, any Subsidiary of any Borrower or any other party other than the indefeasible payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any Borrower, any other Subsidiary of any Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof for any reason or the cessation from any cause of the liability of any Borrower or any Subsidiary thereof other than the indefeasible payment in full in cash of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against any Borrower, any Subsidiary thereof or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower, any Subsidiary thereof or any other party or any security.

(b) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) promptness, diligence, presentment, demands for payment or performance, protests and notices, including, without limitation, notices of nonpayment or nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, notices of any liability to which it may apply, notices of the existence, creation or incurring of new or additional indebtedness, notices of suit or taking of other action by the Administrative Agent, the Collateral Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other guarantor, any Borrower or any Subsidiary thereof). Each Guarantor assumes all responsibility for being and keeping itself informed of each Borrower’s and each Subsidiary’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors

Exhibit G-1

shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks. Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers is determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

10. The Secured Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Secured Creditors (as defined in the US Security Agreement) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guaranty or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Guaranty and the Security Documents. The Secured Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, member, partner or stockholder of any Guarantor (except to the extent such member, partner or stockholder is also a Guarantor hereunder).

11. In order to induce the Lenders to make Loans and issue or participate in Letters of Credit pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements and Other Hedging Agreements, each Guarantor represents, warrants and covenants (as to itself and each of its Subsidiaries), in each case after giving effect to the transactions to occur on the Initial Borrowing Date, that:

(a) Such Guarantor and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except in those jurisdictions where the failure to be so qualified could not reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

(b) Such Guarantor has the corporate, partnership or limited liability company, as the case may be, power and authority to execute, deliver and carry out the terms and provisions of this Guaranty and each other Credit Document to which it is a party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each such Credit Document. Such Guarantor has duly executed and delivered this Guaranty and each other Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Guarantor

Exhibit G-1

enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Credit Document to which it is a party, nor compliance by it with any of the terms and provisions hereof or thereof (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

(d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and except for any filings of financing statements and other documents required by the Security Documents, all of which have been made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Credit Document to which such Guarantor is a party.

(e) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of such Guarantor, threatened (i) with respect to this Guaranty or any other Credit Document to which such Guarantor is a party or (ii) that are reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

12. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements entitled to the benefits of the Guaranty and when no Loan, Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full in cash (other than indemnities described in Section 12.13 of the Credit Agreement and analogous provisions in the Security Documents which are not then due and payable), such Guarantor shall, and shall cause each of its Subsidiaries to take, or refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that neither such Guarantor nor any of its Subsidiaries are in violation of any provision, covenant or agreement contained in Section 7 or 8 of the Credit Agreement, and so that no Default or Event of Default is caused by the actions of such Guarantor or any of its Subsidiaries.

Exhibit G-1

13. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guaranty and of the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel (including, without duplication, in-house counsel) and consultants employed or retained by the Administrative Agent and, after the occurrence of an Event of Default, one additional counsel employed or retained by the other Secured Creditors as a group).

14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns, provided that no Guarantor may assign any of its rights or obligations hereunder, except in accordance with the terms of the Credit Agreement.

15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except as provided in the US Security Agreement.

16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements and Other Hedging Agreements entitled to the benefits of the Guaranty has been made available to its principal executive officers and such officers are familiar with the contents thereof.

17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the indebtedness, obligations and liabilities of such Guarantor to such Secured Creditor under this Guaranty, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said indebtedness, obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guaranty, addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at c/o Silgan Holdings Inc., 4 Landmark Square, Suite 400, Stamford, Connecticut 06901, Attention: General Counsel, Telephone No.: (203) 975-7110, Telecopier No.: (203) 975-4598, and (iii) in the ease of any Other Creditor, at such address as such Other Creditor shall have specified in writing to Silgan, the Administrative Agent and the Collateral Agent; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

Exhibit G-1

19. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower or any Subsidiary thereof), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of any Borrower or any Subsidiary thereof, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party shall be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case which are located in the County of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such courts lack personal jurisdiction over such Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts, that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Guarantor at its address set forth above, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such Guarantor is a party that service of process was in any way invalid or ineffective. Nothing herein, however, shall affect the right of any of the Secured Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

(b) Each Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

21. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 8.02 of the

Exhibit G-1

Credit Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Secured Creditors), upon the consummation of such sale, disposition or liquidation such Guarantor shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21).

22. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Guarantor and the Administrative Agent.

23. EACH GUARANTOR AND EACH OF THE SECURED CREDITORS (BY THEIR ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

24. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

25. It is understood and agreed that any Subsidiary of Silgan that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

26. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other

Exhibit G-1

Guarantors. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of any subsequent computation; provided, that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been indefeasibly paid in full in cash and the Total Commitment and all Letters of Credit and Interest Rate Protection Agreements and Other Hedging Agreements have been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 26 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s indebtedness, obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty or any other Credit Document to which such Guarantor is a party. As used in this Section 26: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair salable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty and, to the maximum extent permitted by applicable law, any liabilities of such Guarantor in respect of the 6-3/4% Senior Subordinated Debentures, any Additional Permitted Dutch Subordinated Indebtedness or any other indebtedness that is subordinated to the Guaranteed Obligations or any obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 26, each Guarantor that makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the reasonable determination of the Required Lenders.

27. Each Secured Creditor (by its acceptance of the benefits hereof) and each Guarantor hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, each Secured Creditor and each Guarantor hereby irrevocably agrees that the Guaranteed Obligations guaranteed by each Guarantor under this Guaranty shall be limited to such amount as will, after giving effect to such maximum amount and all of such Guarantor’s other (contingent or otherwise) liabilities that are relevant under such laws (but excluding, to the maximum extent permitted by applicable law, any liabilities of a Guarantor arising under the 6-3/4% Senior Subordinated Debentures, any Additional Permitted Dutch Subordinated Indebtedness or any other indebtedness that is subordinated to the Guaranteed Obligations or any obligations under this Guaranty), and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among the Guarantors (including pursuant to Section 26 hereof), result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

Exhibit G-1

28. (a) The Guarantors’ obligations hereunder to make payments in the respective currency or currencies in which the respective Guaranteed Obligations are required to be paid (such currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Creditor under this Guaranty, the other Credit Documents or the Interest Rate Protection Agreements or Other Hedging Agreements, as applicable. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Relevant Currency Equivalent thereof or, in the case of a conversion into currencies other than Dollars, Canadian Dollars or a Primary Alternate Currency, the rate of exchange (quoted by the Administrative Agent) or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section 28, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

*****

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

SILGAN HOLDINGS INC., as a Guarantor

By:
Name: Frank W. Hogan, III
Title: Senior Vice President

SILGAN CORPORATION, as a Guarantor

By:
Name: Frank W. Hogan, III
Title: Senior Vice President

SILGAN CONTAINERS LLC SILGAN PLASTICS LLC SILGAN CONTAINERS MANUFACTURING CORPORATION SILGAN CAN COMPANY SILGAN LLC
By:	SILGAN CONTAINERS LLC, as Manager

SILGAN CLOSURES INTERNATIONAL HOLDING COMPANY

SILGAN EQUIPMENT COMPANY

SILGAN CAN HOLDING COMPANY

SILGAN WHITE CAP LLC

SILGAN WHITE CAP CORPORATION

SILGAN WHITE CAP AMERICAS LLC

SILGAN PLASTICS CORPORATION

SILGAN TUBES HOLDING COMPANY,

each as a Guarantor

By:
Name: Frank W. Hogan, III
Title: Vice President

Accepted and agreed:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT G-2

FORM OF CANADIAN BORROWERS/SUBSIDIARIES GUARANTEE

GUARANTEE, dated as of July 7, 2010 (as amended, modified or supplemented from time to time, this “Guarantee”), made by each of the undersigned guarantors (each, a “Guarantor” and, together with any other entity that becomes a guarantor hereunder pursuant to Section 25 hereof, the “Guarantors”) to and in favour of each of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Silgan Holdings Inc. (“Silgan”), Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., each other Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”, and each, a “Lender”), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, and together with any successor administrative agent, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, the “Syndication Agent”), The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents (in such capacity, the “Co-Documentation Agents”), and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers (in such capacity, the “Joint Lead Arrangers”), have entered into a Credit Agreement, dated as of July 7, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrowers as contemplated therein (the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Lenders, the Syndication Agent, the Co-Documentation Agents and the Joint Lead Arrangers are collectively referred to herein as the “Lender Creditors”);

WHEREAS, one or more of the Borrowers or Subsidiaries thereof have heretofore entered into, or may from time to time after the date hereof enter into, one or more Interest Rate Protection Agreements or Other Hedging Agreements with any Lender or an affiliate of a Lender (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, are herein called the “Other Creditors” and, together with the Lender Creditors, are herein called the “Secured Creditors”);

WHEREAS, each Guarantor is a Subsidiary of Silgan;

WHEREAS, it is a condition precedent to the making of Loans to each Borrower and the issuance of, and participation in, Letters of Credit for the account of the Revolving Borrowers under the Credit Agreement that each Guarantor shall have executed and delivered to the Administrative Agent this Guarantee; and

WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement and the entering into by one or more of the Borrowers or Subsidiaries thereof of Interest Rate Protection

EXHIBIT G-2

Agreements and Other Hedging Agreements, and the Guarantors consider it in their best interest to provide this Guarantee and, accordingly, desires to execute this Guarantee in order to satisfy the conditions described in the preceding paragraph and to induce the Lenders to make the Loans and issue (and/or participate in) the Letters of Credit under the Credit Agreement and to induce the Other Creditors to enter into the Interest Rate Protection Agreements and Other Hedging Agreements;

NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to the Secured Creditors and hereby covenants and agrees with each Secured Creditor as follows:

1. Each Guarantor, jointly and severally, and absolutely, irrevocably and unconditionally, guarantees: (i) to the Lender Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Foreign Credit Party or other Foreign Subsidiary of Silgan at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of each Foreign Credit Party and each other Foreign Subsidiary of Silgan to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which each such Foreign Credit Party or other Foreign Subsidiary of Silgan is a party and the due performance and compliance by each Foreign Credit Party and each other Foreign Subsidiary of Silgan with all of the terms, conditions and agreements contained in the Credit Agreement and in each such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements and Other Hedging Agreements entitled to the benefits of this Guarantee, being herein collectively called the “Credit Document Obligations”); and (ii) to the Other Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Foreign Credit Party or other Foreign Subsidiary of Silgan at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by each Foreign Credit Party and each other Foreign Subsidiary of Silgan to the Other Creditors under, or with respect to, each Interest Rate Protection Agreement and Other Hedging Agreement entitled to the benefits of this Guarantee, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by each Foreign Credit Party and each other Foreign Subsidiary of Silgan with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Other Obligations” and, together with the Credit Document Obligations, are herein collectively called the “Guaranteed Obligations”). Each Guarantor understands, agrees and confirms that the Secured Creditors may enforce this Guarantee up to the full amount of the Guaranteed Obligations against each

EXHIBIT G-2

Guarantor without proceeding against any other Guarantor, any other Foreign Credit Party, or any other Foreign Subsidiary of Silgan, against any security for the Guaranteed Obligations, or under any other guarantee covering all or a portion of the Guaranteed Obligations (including, without limitation, the US Borrowers/Subsidiaries Guaranty). All payments by each Guarantor under this Guarantee shall be made in the currency or currencies in which the respective Guaranteed Obligations are required to be paid and on the same basis as payments are made by the respective Foreign Credit Parties under Sections 4.03 and 4.04 of the Credit Agreement. For purposes of this Guarantee, the term “Guarantor” as applied to any Canadian Credit Party party hereto shall refer to such Canadian Credit Party as a guarantor of indebtedness incurred by the other Foreign Credit Parties, as opposed to indebtedness directly incurred by it. This Guarantee constitutes a guarantee of payment, and not of collection.

2. Additionally, each Guarantor, jointly and severally, and absolutely, unconditionally and irrevocably, guarantees the payment of any and all Guaranteed Obligations to the Secured Creditors whether or not due or payable by any Foreign Credit Party or any other Foreign Subsidiary of Silgan upon the occurrence in respect of such Foreign Credit Party or such other Foreign Subsidiary of Silgan of any of the events specified in Section 9.05 of the Credit Agreement, and absolutely, unconditionally and irrevocably, and jointly and severally, promises to pay such Guaranteed Obligations to the Secured Creditors, or to their order, on demand, in the currency or currencies in which the respective Guaranteed Obligations are required to be paid.

3. The liability of each Guarantor hereunder is primary, absolute, irrevocable, joint and several and unconditional and is exclusive and independent of any security for or other guarantee of the Guaranteed Obligations whether executed by such Guarantor, any other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including without limitation: (a) any direction as to application of payment by any Foreign Credit Party, any other Foreign Subsidiary of Silgan or by any other party, (b) any other continuing or other guarantee, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guarantee or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by any Foreign Credit Party or any other Foreign Subsidiary of Silgan, (e) any payment made to any Secured Creditor on the Guaranteed Obligations which any Secured Creditor repays any Foreign Credit Party, any other Foreign Subsidiary of Silgan or any other Person pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding or (f) any action or inaction by the Secured Creditors as contemplated by Section 5 hereof.

4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor of the Guaranteed Obligations, any Foreign Credit Party or any other Foreign Subsidiary of Silgan, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor of the Guaranteed Obligations, any Foreign Credit Party or any other Foreign Subsidiary of Silgan and whether or not any other Guarantor, any other guarantor of the Guaranteed Obligations, any Foreign Credit Party or any other Foreign Subsidiary of Silgan be joined in any such action or actions. Each Guarantor waives, to the

EXHIBIT G-2

fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Foreign Credit Party or any other Foreign Subsidiary of Silgan or any other circumstance which operates to toll any statute of limitations as to such Foreign Credit Party or any such other Foreign Subsidiary of Silgan shall, to the extent permitted by applicable law, operate to toll the statute of limitations as to each Guarantor.

5. Any Secured Creditor may (except as shall be required by applicable statute and cannot be waived) at any time and from time to time without the consent of, or notice to, any Guarantor (in its capacity as Guarantor), without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increases or decreases in the rate of interest thereon or the principal amount thereof), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guarantee herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

(b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

(c) exercise or refrain from exercising any rights against any Foreign Credit Party or any other Credit Party or otherwise act or refrain from acting;

(d) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Foreign Credit Party to creditors of such Foreign Credit Party other than the Secured Creditors;

(e) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Foreign Credit Party to the Secured Creditors regardless of what liabilities of such Foreign Credit Party remain unpaid;

(f) consent to or waive any breach of any act, omission or default under any of the Interest Rate Protection Agreements, the Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements, the Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

EXHIBIT G-2

(g) act or fail to act in any manner which may deprive such Guarantor of its right to subrogation against any Foreign Credit Party to recover full indemnity for any payments made pursuant to this Guarantee;

(h) release or substitute any one or more endorsers, Guarantors, other guarantors, any Foreign Credit Party or other obligors; and/or

(i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guarantee.

6. No invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Guarantee, and this Guarantee shall be primary, irrevocable, joint and several, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of a surety or guarantor except payment in full in cash of the Guaranteed Obligations.

7. This Guarantee is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Secured Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Secured Creditor would otherwise have under any other Credit Document, any Interest Rate Protection Agreement, any Other Hedging Agreement, applicable law or otherwise. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Secured Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Secured Creditor to inquire into the capacity or powers of any Guarantor, any Borrower or any Subsidiary thereof or the officers, directors, partners, members or agents acting or purporting to act on its or their behalf, in connection with the execution of the Credit Documents, the Interest Rate Protection Agreements or the Other Hedging Agreements, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

8. Any indebtedness, obligations or other liabilities of any Foreign Credit Party or any other Foreign Subsidiary of Silgan now or hereafter held by any Guarantor is hereby subordinated to the indebtedness, obligations or other liabilities of such Foreign Credit Party or such other Foreign Subsidiary of Silgan to the Secured Creditors, and (x) if a Default or an Event of Default under Section 9.05 of the Credit Agreement exists, no Foreign Credit Party or other Foreign Subsidiary of Silgan (or any Person acting on behalf of any such Foreign Credit Party or such other Foreign Subsidiary of Silgan) may make any payment of any kind or character in respect of such indebtedness, obligations or other liabilities and to the extent that any Guarantor (or any Person acting on behalf of any Guarantor) shall receive any such payment, such Guarantor shall hold such amounts in trust for the benefit of the Secured Creditors and shall

EXHIBIT G-2

immediately pay such amounts over to the Administrative Agent on behalf of the Secured Creditors on account of the Guaranteed Obligations, or (y) if the Administrative Agent or the Collateral Agent, after the occurrence and during the continuance of any other Event of Default, so requests, all such indebtedness, obligations or other liabilities of such Foreign Credit Party or such other Foreign Subsidiary of Silgan shall be collected, enforced and received by such Guarantor as trustee for the Secured Creditors and be paid over to the Secured Creditors on account of the indebtedness, obligations or other liabilities of such Foreign Credit Party or such other Foreign Subsidiary of Silgan to the Secured Creditors, but (in each case) without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guarantee. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any indebtedness of any Foreign Credit Party or any other Foreign Subsidiary of Silgan to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Secured Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guarantee (whether contractual, under any applicable provision of law or otherwise) until all Guaranteed Obligations have been indefeasibly paid in full in cash.

9. (a) Each Guarantor waives all rights (except as shall be required by applicable statute or law and cannot be waived) to require the Secured Creditors to: (i) proceed against any Foreign Credit Party, any other Foreign Subsidiary of Silgan, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from any Foreign Credit Party, any other Foreign Subsidiary of Silgan, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Secured Creditors’ power whatsoever. Each Guarantor waives (to the fullest extent permitted by applicable law) any defense based on or arising out of any defense of any Foreign Credit Party, any other Foreign Subsidiary of Silgan, any other Guarantor, any other guarantor of the Guaranteed Obligations, or any other party other than the indefeasible payment in full in cash of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of any Foreign Credit Party, any other Foreign Subsidiary of Silgan, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof for any reason or the cessation from any cause of the liability of any Foreign Credit Party or any other Foreign Subsidiary of Silgan other than the indefeasible payment in full in cash of the Guaranteed Obligations. The Secured Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or the other Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Secured Creditors may have against any Foreign Credit Party, any other Foreign Subsidiary of Silgan, or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Foreign Credit Party, any other Foreign Subsidiary of Silgan, or any other party or any security.

EXHIBIT G-2

(b) Each Guarantor hereby waives (to the fullest extent permitted by applicable law) promptness, diligence, presentment, demands for payment or performance, protests and notices, including, without limitation, notices of nonpayment or nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guarantee, notices of any liability to which it may apply, notices of the existence, creation or incurring of new or additional indebtedness, notices of suit or taking of other action by the Administrative Agent, the Collateral Agent or any other Secured Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other guarantor, any Foreign Credit Party or any other Foreign Subsidiary of Silgan). Each Guarantor assumes all responsibility for being and keeping itself informed of each Foreign Credit Party’s and each other Foreign Subsidiary of Silgan’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that the Secured Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

Each Guarantor warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers is determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

10. The Secured Creditors agree that this Guarantee may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Secured Creditors (as defined in the Canadian Security Agreement) and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Guarantee or to realize upon the security to be granted by the Security Documents, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Guarantee and the Security Documents. The Secured Creditors further agree that this Guarantee may not be enforced against any director, officer, employee, member, partner, stockholder or shareholder of any Guarantor (except to the extent such member, partner or stockholder is also a Guarantor hereunder).

11. In order to induce the Lenders to make Loans and issue or participate in Letters of Credit pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements and Other Hedging Agreements, each Guarantor represents, warrants and covenants, in each case after giving effect to the transactions to occur on the Initial Borrowing Date, that:

(a) Such Guarantor (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified, licensed or registered to carry on business, as the case may be, and is in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, licensing or registration, except in those jurisdictions where the failure to be so qualified could not

EXHIBIT G-2

reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

(b) Such Guarantor has the corporate, partnership or limited liability company, as the case may be, power and authority to execute, deliver and carry out the terms and provisions of this Guarantee and each other Credit Document to which it is a party and has taken all necessary corporate, partnership, or limited liability company action, as the case may be to authorize the execution, delivery and performance by it of each such Credit Document. Such Guarantor has duly executed and delivered this Guarantee and each other Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(c) Neither the execution, delivery or performance by such Guarantor of this Guarantee or any other Credit Document to which it is a party, nor compliance by it with any of the terms and provisions hereof or thereof (i) will contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Guarantor pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other material agreement, contract or instrument to which such Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor.

(d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and except for any filings of financing statements and other documents required by the Security Documents, all of which have been made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of this Guarantee or any other Credit Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guarantee or any other Credit Document to which such Guarantor is a party.

(e) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of such Guarantor, threatened (i) with respect to this Guarantee or any other Credit Document to which such Guarantor is a party or (ii) that are reasonably likely, either individually or in the aggregate, to have a Material Adverse Effect.

EXHIBIT G-2

12. Each Guarantor covenants and agrees that on and after the date hereof and until the termination of the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements entitled to the benefits of the Guarantee and when no Loan, Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full in cash (other than indemnities described in Section 12.13 of the Credit Agreement and analogous provisions in the Security Documents which are not then due and payable), such Guarantor shall, take, or refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that such Guarantor is not in violation of any provision, covenant or agreement contained in Section 7 or 8 of the Credit Agreement, and so that no Default or Event of Default is caused by the actions of such Guarantor.

13. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Secured Creditor in connection with the enforcement of this Guarantee and of the Administrative Agent in connection with any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel (including, without duplication, in-house counsel) and consultants employed or retained by the Administrative Agent and, after the occurrence of an Event of Default, one additional counsel employed or retained by the other Secured Creditors as a group).

14. This Guarantee shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Secured Creditors and their successors and assigns, provided that no Guarantor may assign any of its rights or obligations hereunder, except in accordance with the terms of the Credit Agreement.

15. Neither this Guarantee nor any provision hereof may be changed, waived, discharged or terminated except as provided in the US Security Agreement.

16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements and Other Hedging Agreements entitled to the benefits of the Guarantee has been made available to its principal executive officers and such officers are familiar with the contents thereof.

17. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any “Event of Default” as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Secured Creditor is hereby authorized at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Secured Creditor to or for the credit or the account of such Guarantor, against and on account of the indebtedness, obligations and liabilities of such Guarantor to such Secured Creditor under this Guarantee, irrespective of whether or not such Secured Creditor shall have made any demand hereunder and although said indebtedness, obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

EXHIBIT G-2

18. All notices, requests, demands or other communications pursuant hereto shall be deemed to have been duly given or made when delivered to the Person to which such notice, request, demand or other communication is required or permitted to be given or made under this Guarantee, addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at c/o Silgan Holdings Inc., 4 Landmark Square, Suite 400, Stamford, Connecticut 06901, Attention: General Counsel, Telephone No.: (203) 975-7110, Telecopier No.: (203) 975-4598, and (iii) in the ease of any Other Creditor, at such address as such Other Creditor shall have specified in writing to Silgan, the Administrative Agent and the Collateral Agent; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

19. If claim is ever made upon any Secured Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Borrower or any Subsidiary thereof), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of any Borrower or any Subsidiary thereof, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

20. This Guarantee will be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each Guarantor irrevocably attorns and submits to the exclusive jurisdiction of any court of competent jurisdiction of the Province of Ontario sitting in Toronto, Ontario in any action or proceeding arising out of or relating to this Guarantee. Each Guarantor irrevocably waives objection to the venue of any action or proceeding in such court or that such court provides an inconvenient forum. Nothing herein, however, limits the rights of any of the Secured Creditors to bring proceedings against any Guarantor in the courts of any other jurisdiction. Each Guarantor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to such Guarantor at its address set out above in Section 18. Nothing in this Guarantee affects the right of the Secured Creditors to serve process in any manner permitted by law.

21. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 8.02 of the Credit Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Secured Creditors), upon the consummation of such sale, disposition or liquidation such Guarantor shall be released from this Guarantee and this Guarantee shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21).

EXHIBIT G-2

22. This Guarantee may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Guarantor and the Administrative Agent.

23. EACH GUARANTOR AND EACH OF THE SECURED CREDITORS (BY THEIR ACCEPTANCE OF THE BENEFITS HEREOF) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTEE, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

24. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense.

25. It is understood and agreed that any Canadian Subsidiary of Silgan that is required to execute a counterpart of this Guarantee after the date hereof pursuant to the Credit Agreement shall automatically become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.

26. At any time a payment in respect of the Guaranteed Obligations is made under this Guarantee, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a “Relevant Payment”) is made on the Guaranteed Obligations under this Guarantee. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor’s Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the “Aggregate Excess Amount”), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor’s Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in respect of the Guaranteed Obligations (the aggregate amount of such deficit, the “Aggregate Deficit Amount”) in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantors. A Guarantor’s right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of any subsequent computation; provided, that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been indefeasibly paid in full in cash and the Total Commitment and all Letters of Credit and Interest Rate Protection Agreements and Other Hedging Agreements have been terminated, it being expressly recognized and agreed by all parties hereto that any Guarantor’s right of contribution arising pursuant to this Section 26 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor’s indebtedness,

EXHIBIT G-2

obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guarantee or any other Credit Document to which such Guarantor is a party. As used in this Section 26: (i) each Guarantor’s “Contribution Percentage” shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the “Adjusted Net Worth” of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the “Net Worth” of each Guarantor shall mean the amount by which the fair salable value of such Guarantor’s assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guarantee and, to the maximum extent permitted by applicable law, any liabilities of such Guarantor in respect of other indebtedness that is subordinated to the Guaranteed Obligations or any obligations arising under this Guarantee) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 26, each Guarantor that makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the reasonable determination of the Required Lenders.

27. (a) The Guarantors’ obligations hereunder to make payments in the respective currency or currencies in which the respective Guaranteed Obligations are required to be paid (such currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the Collateral Agent or the respective Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent, the Collateral Agent or such other Secured Creditor under this Guarantee, the other Credit Documents or the Interest Rate Protection Agreements or Other Hedging Agreements, as applicable. If for the purpose of obtaining or enforcing judgment against any Guarantor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Relevant Currency Equivalent thereof or, in the case of a conversion into currencies other than Dollars, Canadian Dollars or a Primary Alternate Currency, the rate of exchange (quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Guarantors jointly and severally covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been

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purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section 27, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

(d) For purposes of the Interest Act (Canada), whenever any interest or fee under this Guarantee is to be calculated on the basis of any period of time that is less than the actual number of days in the year (the “Lesser Period”), the yearly rate of interest or fee to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Lesser Period. The rates of interest under this Guarantee are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Guarantee.

* * * * * *

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IN WITNESS WHEREOF, each Guarantor has caused this Guarantee to be executed and delivered as of the date first above written.

SILGAN PLASTICS CANADA INC. as a Guarantor

By:
Name:
Title:

827599 ONTARIO INC. as a Guarantor

By:
Name:
Title:

828745 ONTARIO INC. as a Guarantor

By:
Name:
Title:

EXHIBIT G-2

Accepted and agreed:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT H

FORM OF US PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of July 7, 2010 (as amended, modified or supplemented from time to time, this “Agreement”), made by each of the undersigned pledgors (each a “Pledgor” and, together with any other entity that becomes a pledgor hereunder pursuant to Section 30 hereof, the “Pledgors”) to DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent (together with any successor Collateral Agent, the “Pledgee”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H :

WHEREAS, Silgan Holdings Inc. (“Silgan”), Silgan Containers LLC (“Containers”), Silgan Plastics LLC (“Plastics”), Silgan Containers Manufacturing Corporation (“Manufacturing”), Silgan Can Company (“CanCo”), Silgan Plastics Canada Inc. (“Silgan Canada”), each other Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”, and each, a “Lender”), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, and together with any successor administrative agent, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, the “Syndication Agent”), The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents (in such capacity, the “Co-Documentation Agents”), Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers (in such capacities, the “Joint Lead Arrangers”), have entered into a Credit Agreement, dated as of July 7, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrowers as contemplated therein (the Lenders, the Administrative Agent, the Issuing Lenders, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers and the Pledgee are collectively referred to herein as the “Lender Creditors”);

WHEREAS, one or more of the Borrowers or Subsidiaries thereof have herefore entered into, or may from time to time after the date hereof enter into, one or more Interest Rate Protection Agreements or Other Hedging Agreements with any Lender or an affiliate of a Lender (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, are herein called the “Other Creditors” and, together with the Lender Creditors, are herein called the “Secured Creditors”);

WHEREAS, pursuant to the US Borrowers/Subsidiaries Guaranty, each Pledgor (other than CanCo except as may be required after the date hereof pursuant to the Credit Agreement) has jointly and severally guaranteed to the Secured Creditors the payment when due of all indebtedness, obligations and liabilities of each Borrower and Subsidiary thereof under or with respect to the Credit Documents, the Interest Rate Protection Agreements and the Other Hedging Agreements;

Exhibit H

WHEREAS, it is a condition precedent to the making of Loans to each Borrower and the issuance of, and participation in, Letters of Credit for the account of certain of the Revolving Borrowers under the Credit Agreement that the Pledgors shall have executed and delivered to the Pledgee this Agreement; and

WHEREAS, each Pledgor will obtain benefits from the incurrence of Loans by, and the issuance of, and participation in, Letters of Credit for the account of, the Borrowers under the Credit Agreement and the entering into by one or more of the Borrowers and/or Subsidiaries thereof of Interest Rate Protection Agreements and Other Hedging Agreements and, accordingly, each Pledgor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the benefits accruing to each Pledgor, the receipt and sufficiency of which are hereby acknowledged, each Pledgor hereby makes the following representations and warranties to the Pledgee for the benefit of the Secured Creditors and hereby covenants and agrees with the Pledgee for the benefit of the Secured Creditors as follows:

1. SECURITY FOR OBLIGATIONS. This Agreement is made by each Pledgor for the benefit of the Secured Creditors to secure:

(i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of such Pledgor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Pledgor is a party (including, in the case of each Pledgor that is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the US Borrowers/Subsidiaries Guaranty) and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements entitled to the benefits of this Agreement, being herein collectively called the “Credit Document Obligations”);

(ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor or any Subsidiary thereof at the rate provided for in the

Exhibit H

respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Pledgor to the Other Creditors under, or with respect to (including, in the case of each Pledgor that is a Guarantor, all such obligations, liabilities and indebtedness of such Pledgor under the US Borrowers/Subsidiaries Guaranty), each Interest Rate Protection Agreement and Other Hedging Agreement entitled to the benefits of this Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Other Obligations”);

(iii) any and all sums advanced by the Pledgee in order to preserve the Collateral (as hereinafter defined) or preserve its security interest in the Collateral;

(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of such Pledgor referred to in clauses (i), (ii) and (iii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Pledgee of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 11 of this Agreement; and

(vi) all amounts owing to any Agent or any of its affiliates pursuant to any of the Credit Documents in its capacity as such;;

all such indebtedness, obligations, liabilities, sums and expenses set forth in clauses (i) through (vi) of this Section 1 being herein collectively called the “Obligations;” it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

2. DEFINITIONS. (a) Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as therein defined. Reference to singular terms shall include the plural and vice versa.

(b) The following capitalized terms used herein shall have the definitions specified below:

“Administrative Agent” shall have the meaning provided in the recitals hereof.

“Adverse Claim” shall mean “adverse claim” as such term defined in Section 8-102(a)(1) of the UCC.

“Agreement” shall have the meaning provided in the first paragraph hereof.

“CanCo” shall have the meaning provided in the recitals hereof.

Exhibit H

“Certificated Security” shall mean “certificated security” as such term is defined in Section 8-102(a)(4) of the UCC.

“Clearing Corporation” shall mean “clearing corporation” as such term is defined in Section 8-102(a)(5) of the UCC.

“Co-Documentation Agents” shall have the meaning provided in the recitals hereof.

“Collateral Accounts” shall mean any and all accounts established and maintained by the Pledgee in the name of any Pledgor to which Collateral may be credited.

“Collateral” shall have the meaning provided in Section 3.1 of this Agreement.

“Containers” shall have the meaning provided in the recitals hereof.

“Credit Agreement” shall have the meaning provided in the recitals hereof.

“Credit Document Obligations” shall have the meaning provided in Section 1 of this Agreement.

“Domestic Corporation” shall have the meaning provided in the definition of “Stock” in this Section 2.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

“Excluded Equity Interests” shall mean any Stock, Limited Liability Company Interest or Partnership Interest in any Person that is not a Subsidiary of Silgan to the extent that such equity interests are prohibited from being pledged hereunder by the terms of the respective stockholders agreement, partnership agreement, membership agreement, operating agreement, joint venture agreement or other agreement, as the case may be; provided that (i) any equity interests constituting Excluded Equity Interests shall only constitute Excluded Equity Interests until such time as such Person becomes a Subsidiary of Silgan or such Excluded Equity Interests are no longer subject to such prohibitions and (ii) notwithstanding the foregoing, any distributions or dividends received or to be received by a Pledgor in respect of an Excluded Equity Interest shall be subject to the security interests created by this Agreement (other than any such distributions or dividends paid in Stock, Limited Liability Company Interests or Partnership Interests, as applicable, of such Person).

“Financial Asset” shall mean “financial asset” as such term is defined in Section 8-102(a)(9) of the UCC.

“Foreign Corporation” shall have the meaning provided in the definition of “Stock” of this Agreement.

“Indemnitees” shall have the meaning provided in Section 11 of this Agreement.

Exhibit H

“Instrument” shall mean “instrument” as such term is defined in Section 9-102(a)(47) of the UCC.

“Investment Property” shall mean “investment property” as such term is defined in Section 9-102(a)(49) of the UCC.

“Joint Lead Arrangers” shall have the meaning provided in the recitals hereof.

“Lender Creditors” shall have the meaning provided in the recitals hereof.

“Lenders” shall have the meaning provided in the recitals hereof.

“Limited Liability Company Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all limited liability company capital and interest in other limited liability companies), at any time owned or represented by any Limited Liability Company Interest.

“Limited Liability Company Interests” shall mean the entire limited liability company membership interest at any time owned by any Pledgor in any limited liability company.

“Location” of any Pledgor shall mean such Pledgor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Manufacturing” shall have the meaning provided in the recitals hereof.

“Non-Voting Stock” shall mean all capital stock of a Foreign Corporation which is not Voting Stock.

“Notes” shall mean (x) all intercompany notes at any time issued to each Pledgor and (y) all other promissory notes from time to time issued to, or held by, each Pledgor.

“Obligations” shall have the meaning provided in Section 1 of this Agreement.

“Other Creditors” shall have the meaning provided in the recitals hereof.

“Other Obligations” shall have the meaning provided in Section 1 of this Agreement.

“Partnership Assets” shall mean all assets, whether tangible or intangible and whether real, personal or mixed (including, without limitation, all partnership capital and interest in other partnerships), at any time owned or represented by any Partnership Interest.

“Partnership Interest” shall mean the entire general partnership interest or limited partnership interest at any time owned by any Pledgor in any general partnership or limited partnership.

“Plastics” shall have the meaning provided in the recitals hereof.

Exhibit H

“Pledged Notes” shall have the meaning provided in Section 3.5 of this Agreement.

“Pledgee” shall have the meaning provided in the first paragraph of this Agreement.

“Pledgor” shall have the meaning provided in the first paragraph of this Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Pledgee or any Pledgor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due any payable to any Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by and governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall mean “registered organization” as such term is defined in 9-102(a)(70) of the UCC.

“Required Secured Creditors” shall have the meaning provided in the US Security Agreement.

“Secured Creditors” shall have the meaning provided in the recitals hereof.

“Secured Debt Agreements” shall have the meaning provided in Section 5 of this Agreement.

“Securities Account” shall mean “securities account” as such term is defined in Section 8-501(a) of the UCC.

“Securities Act” shall mean the Securities Act of 1933, as amended, as in effect from time to time.

“Securities Intermediary” shall mean “securities intermediary” as such term is defined in Section 8-102(a)(14) of the UCC.

“Security Entitlement” shall mean “security entitlement” as such term is defined in Section 8-102(a)(17) of the UCC.

“Security” shall mean a “security” as such term is defined in Section 8-102(a)(15) of the UCC and shall in any event include all Stock and Notes.

“Silgan” shall have the meaning provided in the recitals hereof.

Exhibit H

“Stock” shall mean (x) with respect to corporations incorporated under the laws of the United States or any State thereof (each a “Domestic Corporation”), all of the issued and outstanding shares of capital stock of any corporation at any time owned by any Pledgor of any Domestic Corporation, and (y) with respect to corporations not Domestic Corporations (each a “Foreign Corporation”), all of the issued and outstanding shares of capital stock at any time owned by any Pledgor of any Foreign Corporation.

“Syndication Agent” shall have the meaning provided in the recitals hereof.

“Termination Date” shall have the meaning provided in Section 20 of this Agreement.

“Transmitting Utility” shall mean “transmitting utility” as such term is defined in Section 9-102(a)(80) of the UCC.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“Uncertificated Security” shall mean an “uncertificated security” as such term is defined in Section 8-102(a)(18) of the UCC.

“Voting Stock” shall mean all classes of capital stock of any Foreign Corporation entitled to vote.

3. PLEDGE OF SECURITIES, ETC.

3.1 Pledge. To secure the Obligations now or hereafter owed or to be performed by such Pledgor, each Pledgor does hereby grant, pledge and assign to the Pledgee for the benefit of the Secured Creditors, and does hereby create, in each case a continuing security interest in favor of the Pledgee for the benefit of the Secured Creditors in all of the right, title and interest of such Pledgor in and to the following, whether now existing or hereafter from time to time acquired (collectively, the “Collateral”):

(a) each of the Collateral Accounts, including any and all assets of whatever type or kind deposited by such Pledgor in any such Collateral Account, whether now owned or hereafter acquired, existing or arising, including, without limitation, all Financial Assets, Investment Property, monies, checks, drafts, Instruments, Securities or interests therein of any type or nature deposited or required by the Credit Agreement or any other Secured Debt Agreement to be deposited in any such Collateral Account, and all investments and all certificates and other Instruments (including depository receipts, if any) from time to time representing or evidencing the same, and all dividends, interest, distributions, cash and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing;

(b) all Securities held or owned by such Pledgor from time to time and all options and warrants owned by such Pledgor from time to time to purchase Securities;

Exhibit H

(c) all Limited Liability Company Interests held or owned by such Pledgor from time to time and all of its right, title and interest in each limited liability company to which each such interest relates, whether now existing or hereafter acquired, including, without limitation:

(A) all the capital thereof and its interest in all profits, losses, Limited Liability Company Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Limited Liability Company Interests;

(B) all other payments due or to become due to such Pledgor in respect of Limited Liability Company Interests, whether under any limited liability company agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any limited liability company agreement or operating agreement, or at law or otherwise in respect of such Limited Liability Company Interests;

(D) all present and future claims, if any, of such Pledgor against any such limited liability company for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any limited liability company agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Limited Liability Company Interests, including any power to terminate, cancel or modify any limited liability company agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Limited Liability Company Interests and any such limited liability company, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Limited Liability Company Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing; and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(d) all Partnership Interests held or owned by such Pledgor from time to time and all of its right, title and interest in each partnership to which each such interest relates, whether now existing or hereafter acquired, including, without limitation:

Exhibit H

(A) all the capital thereof and its interest in all profits, losses, Partnership Assets and other distributions to which such Pledgor shall at any time be entitled in respect of such Partnership Interests;

(B) all other payments due or to become due to such Pledgor in respect of Partnership Interests, whether under any partnership agreement or otherwise, whether as contractual obligations, damages, insurance proceeds or otherwise;

(C) all of its claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under any partnership agreement or operating agreement, or at law or otherwise in respect of such Partnership Interests;

(D) all present and future claims, if any, of such Pledgor against any such partnership for monies loaned or advanced, for services rendered or otherwise;

(E) all of such Pledgor’s rights under any partnership agreement or operating agreement or at law to exercise and enforce every right, power, remedy, authority, option and privilege of such Pledgor relating to such Partnership Interests, including any power to terminate, cancel or modify any partnership agreement or operating agreement, to execute any instruments and to take any and all other action on behalf of and in the name of such Pledgor in respect of such Partnership Interests and any such partnership, to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, amendment, waiver or approval, together with full power and authority to demand, receive, enforce, collect or receipt for any of the foregoing or for any Partnership Asset, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action in connection with any of the foregoing (with all of the foregoing rights only to be exercisable upon the occurrence and during the continuation of an Event of Default); and

(F) all other property hereafter delivered in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof;

(e) all Financial Assets and Investment Property of such Pledgor from time to time;

(f) all Security Entitlements of such Pledgor from time to time in any and all of the foregoing; and

(g) all Proceeds of any and all of the foregoing.

Exhibit H

Notwithstanding anything to the contrary contained in (A) this Section 3.1 or in Section 3.3 hereof, (x) except as otherwise provided in Section 7.10 of the Credit Agreement and except to the extent that such pledge is to secure the obligations of a Foreign Credit Party (including any guaranty thereof by a US Credit Party), no Pledgor (to the extent that it is a Borrower or a Domestic Subsidiary of a Borrower) shall be required at any time to pledge hereunder, and clause (b) above shall not apply to, more than 65% of the Voting Stock of any Foreign Corporation, (y) each Pledgor shall be required to pledge hereunder 100% of any Non-Voting Stock at any time and from time to time acquired by such Pledgor of any Foreign Corporation and (z) in no event shall the term “Collateral” include, and no Pledgor shall be required to pledge, (I) the Stock of CanCo until such time as such Stock is no longer subject to the terms of the Campbell Can Pledge Agreement or otherwise prohibited to be pledged hereunder by any of the Campbell Can Acquisition Documents or (II) any Excluded Equity Interests (except as otherwise provided in the definition thereof) or (B) this Agreement or any other Security Document, the pledge by any Pledgor under this Agreement or under any other Security Document of the Voting Stock of any Foreign Corporation in excess of 65% of the Voting Stock of such Foreign Corporation, and the term “Collateral” (as defined herein or in any such other Security Document) to the extent including such excess, shall, in each case (except as otherwise permitted in Section 7.10 of the Credit Agreement), (i) only secure the obligations owing by a Foreign Credit Party to a Secured Creditor under any Credit Document (or any guaranty thereof by a US Credit Party) and (ii) except as provided in preceding clause (i), not secure any obligations (direct or indirect) owing by a US Credit Party to a Secured Creditor under any Credit Document.

3.2 Procedures. (a) To the extent that any Pledgor at any time or from time to time owns, acquires or obtains any right, title or interest in any Collateral, such Collateral shall automatically (and without the taking of any action by the respective Pledgor) be pledged pursuant to Section 3.1 of this Agreement and, in addition thereto, such Pledgor shall (to the extent provided below) take the following actions as set forth below (as promptly as practicable and, in any event, within 10 Business Days after it obtains such Collateral) for the benefit of the Pledgee and the Secured Creditors:

(i) with respect to a Certificated Security (other than a Certificated Security credited on the books of a Clearing Corporation), the respective Pledgor shall physically deliver such Certificated Security to the Pledgee, endorsed to the Pledgee or endorsed in blank;

(ii) with respect to an Uncertificated Security (other than an Uncertificated Security credited on the books of a Clearing Corporation), the respective Pledgor shall cause the issuer of such Uncertificated Security (or, in the case of an issuer that is not a Subsidiary of a Pledgor, use its reasonable efforts to cause such issuer) to duly authorize, execute and deliver to the Pledgee an agreement for the benefit of the Pledgee and the other Secured Creditors substantially in the form of Annex H hereto (appropriately completed to the satisfaction of the Pledgee and with such modifications, if any, as shall be satisfactory to the Pledgee) pursuant to which such issuer agrees to comply with any and all instructions originated by the Pledgee without further consent by the registered owner and not to comply with instructions regarding such Uncertificated Security (and

Exhibit H

any Partnership Interests and Limited Liability Company Interests issued by such issuer) originated by any other Person other than a court of competent jurisdiction;

(iii) with respect to a Certificated Security, Uncertificated Security, Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation (including a Federal Reserve Bank, Participants Trust Company or The Depository Trust Company), the respective Pledgor shall promptly notify the Pledgee thereof and shall promptly take all actions required (i) to comply with the applicable rules of such Clearing Corporation and (ii) to perfect the security interest of the Pledgee under applicable law (including, in any event, under Sections 9-314(a), (b) and (c), 9-106 and 8-106 (d) of the UCC). Each Pledgor further agrees to take such actions requested by the Pledgee as the Pledgee deems reasonably necessary or desirable to effect the foregoing;

(iv) with respect to a Partnership Interest or a Limited Liability Company Interest (other than a Partnership Interest or Limited Liability Company Interest credited on the books of a Clearing Corporation), (1) if such Partnership Interest or Limited Liability Company Interest is represented by a certificate and is a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(i) hereof, and (2) if such Partnership Interest or Limited Liability Company Interest is not represented by a certificate or is not a Security for purposes of the UCC, the procedure set forth in Section 3.2(a)(ii) hereof; and

(v) with respect to any Note, physical delivery of such Note to the Pledgee, endorsed to the Pledgee or endorsed in blank.

(b) In addition to the actions required to be taken pursuant to preceding Section 3.2(a) hereof, each Pledgor shall take the following additional actions with respect to the Securities and Collateral:

(i) with respect to all Collateral of such Pledgor of which the Pledgee may obtain “control” within the meaning of Section 8-106 of the UCC (or under any provision of the UCC as same may be amended or supplemented from time to time, or under the laws of any relevant State other than the State of New York), the respective Pledgor shall take all actions as may be reasonably requested from time to time by the Pledgee so that “control” of such Collateral is obtained and at all times held by the Pledgee; and

(ii) each Pledgor shall from time to time cause appropriate financing statements (on Form UCC-1 or other appropriate form) under the Uniform Commercial Code as in effect in the various relevant States, in form satisfactory to the Pledgee and covering all Collateral hereunder, to be filed in the relevant filing offices so that at all times the Pledgee has a security interest in all Investment Property and other Collateral which is perfected by the filing of such financing statements (in each case to the maximum extent perfection by filing may be obtained under the laws of the relevant States, including, without limitation, Section 9-312(a) of the UCC).

(c) Without limiting any provision of Section 7 hereof, the Pledgee hereby agrees that unless an Event of Default has occurred and is continuing, it will not assume

Exhibit H

exclusive control over any Securities Account of any Pledgor or any asset credited thereto or give any notice of exclusive control or similar notice to any Securities Intermediary or any issuer of an Uncertificated Security or any Clearing Corporation.

(d) Notwithstanding anything to the contrary contained in Section 3.2(a) hereof, so long as Silgan Closures Mexico, S.A. de C.V., Thatcher Mexico, S.A. de R.L. de C.V. or Thatcher Investments, S.A. de R.L. de C.V. are in the process of being dissolved, no Pledgor shall be required to deliver to the Pledgee any stock certificate or control agreement representing the equity interests in such entity (although such equity interests shall remain subject to the security interests created by this Agreement).

3.3 Subsequently Acquired Collateral. If any Pledgor shall acquire (by purchase, stock dividend or otherwise) any additional Collateral at any time or from time to time after the date hereof, such Collateral shall automatically (and without any further action being required to be taken) be subject to the pledge and security interests created pursuant to Section 3.1 hereof and, furthermore, the Pledgor will promptly thereafter take (or cause to be taken) all action with respect to such Collateral in accordance with the procedures set forth in Section 3.2 hereof, and will promptly thereafter deliver to the Pledgee (i) a certificate executed by an executive officer of such Pledgor describing such Collateral and certifying that the same has been duly pledged in favor of the Pledgee (for the benefit of the Secured Creditors) hereunder and (ii) supplements to Annexes A through F hereto as are necessary to cause such annexes to be complete and accurate at such time.

3.4 Transfer Taxes. Each pledge of Collateral under Section 3.1 or Section 3.3 hereof shall be accompanied by any transfer tax stamps required in connection with the pledge of such Collateral.

3.5 Definition of Pledged Notes. All Notes at any time pledged or required to be pledged hereunder are hereinafter called the “Pledged Notes”.

3.6 Certain Representations and Warranties Regarding the Collateral. Each Pledgor represents and warrants that on the date hereof (i) the exact legal name of such Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, such Pledgor’s Location, the organizational identification number (if any) of such Pledgor, and whether or not such Pledgor is a Transmitting Utility, is listed on Annex A hereto; (ii) each Subsidiary of such Pledgor, and the direct ownership thereof, is listed in Annex B hereto; (iii) the Stock held by such Pledgor consists of the number and type of shares of the stock of the corporations as described in Annex C hereto; (iv) such Stock referenced in clause (iii) of this paragraph constitutes that percentage of the issued and outstanding capital stock of the issuing corporation as is set forth in Annex C hereto; (v) the Notes held by such Pledgor consist of the promissory notes described in Annex D hereto where such Pledgor is listed as the lender; (vi) the Limited Liability Company Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex E hereto; (vii) each such Limited Liability Company Interest referenced in clause (vi) of this paragraph constitutes that percentage of the issued and outstanding equity interest of the issuing Person as set forth in Annex E hereto; (viii) the Partnership Interests held by such Pledgor consist of the number and type of interests of the Persons described in Annex F hereto;

Exhibit H

(ix) each such Partnership Interest referenced in clause (viii) of this paragraph constitutes that percentage or portion of the entire partnership interest of the Partnership as set forth in Annex F hereto; (x) such Pledgor has complied with the respective procedure set forth in Section 3.2(a) hereof with respect to each item of Collateral described in Annexes C through F hereto; (xi) the Excluded Equity Interests owned by such Pledgor on the date hereof are described in Annex H hereto; and (xii) other than Excluded Equity Interests, on the date hereof, such Pledgor owns no other Securities, Limited Liability Company Interests or Partnership Interests.

4. APPOINTMENT OF SUB-AGENTS; ENDORSEMENTS, ETC. If and to the extent necessary to enable the Pledgee to perfect its security interest in any of the Collateral or to exercise any of its remedies hereunder, the Pledgee shall have the right to appoint one or more sub-agents for the purpose of retaining physical possession of the Collateral, which may be held (in the discretion of the Pledgee) in the name of the relevant Pledgor, endorsed or assigned in blank or in favor of the Pledgee or any nominee or nominees of the Pledgee or a sub-agent appointed by the Pledgee.

5. VOTING, ETC., WHILE NO EVENT OF DEFAULT. Unless and until there shall have occurred and be continuing an Event of Default and written notice thereof shall have been given by the Pledgee to the relevant Pledgor (provided, that if an Event of Default specified in Section 9.05 of the Credit Agreement shall occur, no such notice shall be required), each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, any other Credit Document or any Interest Rate Protection Agreement or Other Hedging Agreement entitled to the benefits of this Agreement (collectively, the “Secured Debt Agreements”), or which would have the effect of impairing the position or interests of the Pledgee or any other Secured Creditor in the Collateral. All such rights of each Pledgor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing and written notice thereof shall have been given to the relevant Pledgor as (but only to the extent) described above in this Section 5, and Section 7 hereof shall become applicable.

6. DIVIDENDS AND OTHER DISTRIBUTIONS. Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash Proceeds and other cash amounts payable in respect of the Collateral shall be paid to the respective Pledgor. The Pledgee shall be entitled to receive directly, and to retain as part of the Collateral:

(i) all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(ii) all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash other than as set forth above) paid or distributed in respect of the

Exhibit H

Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(iii) all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other securities or property (including, but not limited to, cash other than as set forth above) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 6 (other than as set forth in the first sentence hereof) shall limit or restrict in any way the Pledgee’s right to receive proceeds of the Collateral in any form in accordance with Section 3 of this Agreement. All dividends, distributions or other payments which are received by any Pledgor contrary to the provisions of this Section 6 and Section 7 hereof shall be received in trust for the benefit of the Pledgee, shall be segregated from other property or funds of such Pledgor and shall be forthwith paid over to the Pledgee as Collateral in the same form as so received (with any necessary endorsement).

7. REMEDIES IN CASE OF EVENT OF DEFAULT. Each Pledgor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Pledgee, in addition to any rights now or hereafter existing under applicable law, the other provisions of this Agreement or any other Secured Debt Agreement, shall be entitled to exercise all of the rights, powers and remedies (whether vested in it by this Agreement, any other Secured Debt Agreement or by law) for the protection and enforcement of its rights in respect of the Collateral, and the Pledgee shall be entitled to exercise all the rights and remedies of a secured party under the Uniform Commercial Code as in effect in any relevant jurisdiction and also shall be entitled, without limitation, to exercise the following rights, which each Pledgor hereby agrees to be commercially reasonable:

(i) to receive all amounts payable in respect of the Collateral otherwise payable under Section 6 hereof to the respective Pledgor;

(ii) to transfer all or any part of the Collateral into the Pledgee’s name or the name of its nominee or nominees (although the Pledgee agrees to promptly notify the relevant Pledgor after any such transfer; provided, however, that the failure to give such notice shall not affect the validity of any such transfer);

(iii) to accelerate any Pledged Note which may be accelerated in accordance with its terms, and take any other lawful action to collect upon any Pledged Note (including, without limitation, to make any demand for payment thereon);

(iv) subject to the giving of written notice in accordance with (and to the extent required by) Section 5 hereof, to vote all or any part of the Collateral (whether or not transferred into the name of the Pledgee) and give all consents, waivers and ratifications in respect of the Collateral and otherwise act with respect thereto as though it were the outright owner thereof (each Pledgor hereby irrevocably constituting and appointing the Pledgee the proxy and attorney-in-fact of such Pledgor, with full power of substitution to do so);

Exhibit H

(v) at any time and from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise purchase (all of which are hereby waived by each Pledgor), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as the Pledgee in its absolute discretion may determine, provided that at least 10 days’ written notice of the time and place of any such sale shall be given to the respective Pledgor. The Pledgee shall not be obligated to make any such sale of Collateral regardless of whether any such notice of sale has theretofore been given. Each Pledgor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Obligations or otherwise. At any such sale, unless prohibited by applicable law, the Pledgee on behalf of the Secured Creditors may bid for and purchase all or any part of the Collateral so sold free from any such right or equity of redemption. Neither the Pledgee nor any other Secured Creditor shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall any of them be under any obligation to take any action whatsoever with regard thereto;

(vi) to set-off any and all Collateral against any and all Obligations, and to withdraw any and all cash or other Collateral from any and all Collateral Accounts and to apply such cash and other Collateral to the payment of any and all Obligations; and

(vii) instruct all depository banks and/or Securities Intermediaries which have entered into a control agreement with the Pledgee to transfer all monies, securities, instruments and financial assets held by such depositary bank and/or Securities Intermediary to a Collateral Account and/or otherwise assume exclusive control over any such accounts;

it being understood that each Pledgor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Pledgee shall be entitled to a decree requiring specific performance by such Pledgor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Administrative Agent or the Pledgee acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies may be exercised by the Pledgee for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.

8. REMEDIES, ETC., CUMULATIVE. Each and every right, power and remedy of the Pledgee or any other Secured Creditor provided for in this Agreement or in any other Secured Debt Agreement, or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other such right, power or remedy. The exercise or beginning of the exercise by the Pledgee or any other Secured Creditor

Exhibit H

of any one or more of the rights, powers or remedies provided for in this Agreement or any other Secured Debt Agreement or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Pledgee or any other Secured Creditor of all such other rights, powers or remedies, and no failure or delay on the part of the Pledgee or any other Secured Creditor to exercise any such right, power or remedy shall operate as a waiver thereof. No notice to or demand on any Pledgor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Pledgee or any other Secured Creditor to any other or further action in any circumstances without notice or demand.

9. APPLICATION OF PROCEEDS. (a) All monies collected by the Pledgee upon any sale or other disposition of the Collateral pursuant to the terms of this Agreement, together with all other monies received by the Pledgee hereunder, shall be applied in the manner provided in Section 7.4 of the US Security Agreement.

(b) It is understood and agreed that the Pledgors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the aggregate amount of the Obligations.

(c) Notwithstanding anything to the contrary contained in this Section 9, CanCo shall not be jointly and severally liable with the other Pledgors for any deficiency described in Section 9(b) above to the extent that such joint and several liability is prohibited by the applicable CanCo Restrictions then in effect, although CanCo shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of its own Obligations.

10. PURCHASERS OF COLLATERAL. Upon any sale of the Collateral by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold, and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Pledgee or such officer or be answerable in any way for the misapplication or nonapplication thereof.

11. INDEMNITY. Each Pledgor jointly and severally agrees (i) to indemnify, reimburse and hold harmless the Pledgee in such capacity, each other Secured Creditor and their respective successors, assigns, employees, affiliates, agents and servants (hereinafter in this Section 11 referred to individually an “Indemnitee,” and, collectively the “Indemnitees”) from and against any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and losses of whatsoever kind or nature, and (ii) to reimburse each Indemnitee for any and all costs, expenses and disbursements, including reasonable attorneys’ fees and expenses, in each case growing out of or resulting from this Agreement or the exercise by any Indemnitee of any right or remedy granted to it hereunder or under any other Secured Debt Agreement (but excluding any liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments, losses, expenses, costs or disbursements to the extent incurred by reason of gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision)); provided that the

Exhibit H

indemnity described above shall not apply to any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements incurred by, imposed on or assessed as a result of, or arising out of, or in any way related to, or by reason of any litigation, proceeding or other action solely between or among the Lenders (excluding, however, any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (all of which shall be covered by such indemnity) (x) incurred by, imposed on or assessed against the Administrative Agent, the Pledgee or any of their respective officers, directors, employees, affiliates, representatives or agents acting in their capacity as agent, collateral agent or arranger or (y) incurred by, imposed on or assessed against any Secured Creditor or any of its officers, directors, employees, affiliates, representatives or agents as a result of, or arising out of, or in any way related to, or by reason of any such litigation, proceeding or action to which any Secured Creditor (or any of its respective officers, directors, employees, affiliates, representatives or agents) is a party in its capacity as such to the extent (and only to the extent) that such litigation, proceeding or other action relates to, or arises from, any action or omission by Silgan or any of its Subsidiaries). In no event shall the Pledgee be liable, except in the case of its own gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), for any matter or thing in connection with this Agreement other than to account for monies actually received by it in accordance with the terms hereof. If and to the extent that the obligations of any Pledgor under this Section 11 are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. Notwithstanding anything to the contrary contained in this Agreement, CanCo shall not be jointly and severally liable with the other Pledgors for any indemnity obligations under this Section 11 to the extent such joint and several liability is prohibited by the applicable CanCo Restrictions then in effect, although CanCo shall remain obligated for indemnity obligations with respect to its own actions.

12. PLEDGEE NOT A PARTNER OR LIMITED LIABILITY COMPANY MEMBER. (a) Nothing herein shall be construed to make the Pledgee or any other Secured Creditor liable as a member of any limited liability company or as a partner of any partnership and neither the Pledgee nor any other Secured Creditor by virtue of this Agreement or otherwise (except as referred to in the following sentence) shall have any of the duties, obligations or liabilities of a member of any limited liability company or as a partner in any partnership. The parties hereto expressly agree that, unless the Pledgee shall become the absolute owner of Collateral consisting of a Limited Liability Company Interest or Partnership Interest pursuant hereto, this Agreement shall not be construed as creating a partnership or joint venture among the Pledgee, any other Secured Creditor, any Pledgor and/or any other Person.

(b) Except as provided in the last sentence of paragraph (a) of this Section 12, the Pledgee, by accepting this Agreement, did not intend to become a member of any limited liability company or a partner of any partnership or otherwise be deemed to be a co-venturer with respect to any Pledgor or any limited liability company or partnership either before or after an Event of Default shall have occurred. The Pledgee shall have only those powers set forth herein and the Secured Creditors shall assume none of the duties, obligations or liabilities of a member of any limited liability company or as a partner of any partnership or any Pledgor except as provided in the last sentence of paragraph (a) of this Section 12.

Exhibit H

(c) The Pledgee and the other Secured Creditors shall not be obligated to perform or discharge any obligation of any Pledgor as a result of the pledge hereby effected.

(d) The acceptance by the Pledgee of this Agreement, with all the rights, powers, privileges and authority so created, shall not at any time or in any event obligate the Pledgee or any other Secured Creditor to appear in or defend any action or proceeding relating to the Collateral to which it is not a party, or to take any action hereunder or thereunder, or to expend any money or incur any expenses or perform or discharge any obligation, duty or liability under the Collateral.

13. FURTHER ASSURANCES; POWER-OF-ATTORNEY. (a) Each Pledgor agrees to execute and deliver to the Pledgee such financing statements, in form reasonably acceptable to the Pledgee, as the Pledgee may from time to time reasonably request or as are reasonably necessary or desirable in the opinion of the Pledgee to establish and maintain a valid, enforceable, perfected security interest in the Collateral as provided herein and the other rights and security contemplated hereby. Each Pledgor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Pledgor hereby authorizes the Pledgee to file any such financing statements without the signature of such Pledgor where permitted by law (and such authorization includes describing the Collateral as “all assets” of such Pledgor).

(b) Each Pledgor hereby constitutes and appoints the Pledgee its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Pledgor or otherwise) to act, require, demand, receive, compound and give acquaintance for any and all monies and claims for monies due or to become due to such Pledgor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Pledgee may deem to be necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

14. THE PLEDGEE AS COLLATERAL AGENT. The Pledgee will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed by each Secured Creditor that by accepting the benefits of this Agreement each such Secured Creditor acknowledges and agrees that the obligations of the Pledgee as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in Section 11 of the Credit Agreement. The Pledgee shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement.

15. TRANSFER BY THE PLEDGORS. No Pledgor will sell or otherwise dispose of, grant any option with respect to, or mortgage, pledge or otherwise encumber any of the Collateral or any interest therein (except as may be permitted in accordance with the terms of the Secured Debt Agreements).

16. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PLEDGORS. (a) Each Pledgor represents, warrants and covenants that:

Exhibit H

(i) it is the legal, beneficial and record owner of, and has good and marketable title to, all Collateral pledged by it hereunder and that it has sufficient interest in all Collateral in which a security interest is purported to be created hereunder for such security interest to attach (subject, in each case, to no pledge, lien, mortgage, hypothecation, security interest, charge, option, Adverse Claim or other encumbrance whatsoever, except the liens and security interests created by this Agreement);

(ii) it has full power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Agreement;

(iii) this Agreement has been duly authorized, executed and delivered by such Pledgor and constitutes a legal, valid and binding obligation of such Pledgor enforceable against such Pledgor in accordance with its terms, except to the extent that the enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(iv) except to the extent already obtained or made and the filing of UCC financing statements with respect to that portion of the Collateral that may only be perfected by such filings (which filings will be made within 10 days after the date hereof or, if later, within 10 days after a Pledgor becomes a party hereto), no consent of any other party (including, without limitation, any stockholder, member, partner or creditor of such Pledgor or any of its Subsidiaries) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required to be obtained by such Pledgor in connection with (a) the execution, delivery or performance of this Agreement, (b) the validity or enforceability of this Agreement (except as set forth in clause (iii) above), (c) the perfection or enforceability of the Pledgee’s security interest in the Collateral or (d) except for compliance with or as may be required by applicable securities laws, the exercise by the Pledgee of any of its rights or remedies provided herein;

(v) the execution, delivery and performance of this Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any court, arbitrator or governmental authority, domestic or foreign, applicable to such Pledgor, or of the certificate of incorporation, operating agreement, limited liability company agreement, partnership agreement or by-laws of such Pledgor or of any securities issued by such Pledgor or any of its Subsidiaries, or of any mortgage, deed of trust, indenture, lease, loan agreement, credit agreement or other material contract, agreement or instrument or undertaking to which such Pledgor or any of its Subsidiaries is a party or which purports to be binding upon such Pledgor or any of its Subsidiaries or upon any of their respective assets and will not result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance on any of the assets of such Pledgor or any of its Subsidiaries except as contemplated by this Agreement;

Exhibit H

(vi) all of the Collateral (consisting of Securities, Limited Liability Company Interests or Partnership Interests) has been duly and validly issued and acquired, is fully paid and non-assessable and is subject to no options to purchase or similar rights;

(vii) each of the Pledged Notes constituting Intercompany Notes constitutes, or when executed by the obligor thereof will constitute, the legal, valid and binding obligation of such obligor, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law); and

(viii) the pledge, collateral assignment and delivery to the Pledgee of the Collateral consisting of Certificated Securities pursuant to this Agreement creates a valid and perfected first priority security interest in such Certificated Securities, and the proceeds thereof, subject to no prior Lien or encumbrance or to any agreement purporting to grant to any third party a Lien or encumbrance on the property or assets of such Pledgor which would include the Securities and the Pledgee is entitled to all the rights, priorities and benefits afforded by the UCC or other relevant law as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral; and

(ix) Subject to Section 3.2(d) hereof, “control” (as defined in Section 8-106 of the UCC) has been obtained by the Pledgee over all Collateral consisting of Securities with respect to which such “control” may be obtained pursuant to Section 8-106 of the UCC; provided that in the case of the Pledgee obtaining “control” over Collateral consisting of a Security Entitlement, such Pledgor shall have taken all steps in its control so that the Pledgee obtains “control” over such Security Entitlement.

(b) Each Pledgor covenants and agrees that it will defend the Pledgee’s right, title and security interest in and to the Securities and the proceeds thereof against the claims and demands of all persons whomsoever; and each Pledgor covenants and agrees that it will have like title to and right to pledge any other property at any time hereafter pledged to the Pledgee as Collateral hereunder and will likewise defend the right thereto and security interest therein of the Pledgee and the other Secured Creditors.

(c) Each Pledgor covenants and agrees that it will take no action which would violate any of the terms of any Secured Debt Agreement.

17. LEGAL NAMES; TYPE OF ORGANIZATION (AND WHETHER A REGISTERED ORGANIZATION AND/OR A TRANSMITTING UTILITY); JURISDICTION OF ORGANIZATION; LOCATION; ORGANIZATIONAL IDENTIFICATION NUMBERS; CHANGES THERETO; ETC. The exact legal name of each Pledgor, the type of organization of such Pledgor, whether or not such Pledgor is a Registered Organization, the jurisdiction of organization of such Pledgor, such Pledgor’s Location, the organizational identification number (if any) of each Pledgor, and whether or not such Pledgor is a Transmitting Utility, is listed on Annex A hereto for such Pledgor. No Pledgor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization),

Exhibit H

its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that listed on Annex A hereto for such Pledgor, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Pledgor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Pledgee not less than 10 days’ prior written notice of each change to the information listed on Annex A (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex A which shall correct all information contained therein for the respective Pledgor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Pledgee to maintain the security interests of the Pledgee in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Pledgor does not have an organizational identification number on the date hereof and later obtains one, such Pledgor shall promptly thereafter notify the Pledgee of such organizational identification number and shall take all actions reasonably satisfactory to the Pledgee to the extent necessary to maintain the security interest of the Pledgee in the Collateral intended to be granted hereby fully perfected and in full force and effect.

18. PLEDGORS’ OBLIGATIONS ABSOLUTE, ETC. The obligations of each Pledgor under this Agreement shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (i) any renewal, extension, amendment or modification of or addition or supplement to or deletion from any Secured Debt Agreement or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof; (ii) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument including, without limitation, this Agreement; (iii) any furnishing of any additional security to the Pledgee or its assignee or any acceptance thereof or any release of any security by the Pledgee or its assignee; (iv) any limitation on any party’s liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or (v) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Pledgor or any Subsidiary of any Pledgor, or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding; whether or not such Pledgor shall have notice or knowledge of any of the foregoing.

19. REGISTRATION, ETC. (a) If there shall have occurred and be continuing an Event of Default then, and in every such case, upon receipt by any Pledgor from the Pledgee of a written request or requests that such Pledgor cause any registration, qualification or compliance under any Federal or state securities law or laws to be effected with respect to all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests, such Pledgor as soon as practicable and at its expense will use its reasonable efforts to cause such registration to be effected (and be kept effective) and will use its reasonable efforts to cause such qualification and compliance to be declared effected (and be

Exhibit H

kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Collateral, including, without limitation, registration under the Securities Act, as then in effect (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with any other government requirements, provided, that the Pledgee shall furnish to such Pledgor such information regarding the Pledgee as such Pledgor may reasonably request in writing and as shall be required in connection with any such registration, qualification or compliance. Such Pledgor will cause the Pledgee to be kept reasonably advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, will furnish to the Pledgee such number of prospectuses, offering circulars or other documents incident thereto as the Pledgee from time to time may reasonably request, and will indemnify the Pledgee, each other Secured Creditor and all others participating in the distribution of such Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to such Pledgor by the Pledgee or such other Secured Creditor expressly for use therein.

(b) If at any time when the Pledgee shall determine to exercise its right to sell all or any part of the Collateral consisting of Securities, Limited Liability Company Interests or Partnership Interests pursuant to Section 7 hereof, and the Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act, as then in effect, the Pledgee may, in its sole and absolute discretion, sell such Collateral, as the case may be, or part thereof by private sale in such manner and under such circumstances as the Pledgee may deem necessary or advisable in order that such sale may legally be effected without such registration. Without limiting the generality of the foregoing, in any such event the Pledgee, in its sole and absolute discretion (i) may proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Collateral or part thereof shall have been filed under such Securities Act, (ii) may approach and negotiate with a single possible purchaser to effect such sale, and (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment, and not with a view to the distribution or sale of such Collateral or part thereof. In the event of any such sale, the Pledgee shall incur no responsibility or liability for selling all or any part of the Collateral at a price which the Pledgee, in its sole and absolute discretion, in good faith deems reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might be realized if the sale were deferred until after registration as aforesaid.

20. TERMINATION; RELEASE. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 11 hereof shall survive such termination) and the Pledgee, at the request and expense of the respective Pledgor, will promptly execute and deliver to such Pledgor a proper instrument or instruments (including Uniform Commercial Code termination statements on Form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly release from the security interest created hereby and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as

Exhibit H

may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements entitled to the benefits of this Agreement have been terminated, no Note, Loan or Letter of Credit is outstanding and all other Obligations (other than indemnities described in Section 11 hereof and described in Section 12.13 of the Credit Agreement, and any other indemnities set forth in any other Security Documents, in each case which are not then due and payable) have been paid in full in cash.

(b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 8.02 of the Credit Agreement or is otherwise released at the direction of the Required Secured Creditors, the Pledgee, at the request and expense of such Pledgor, will duly release from the security interest created hereby (and will execute and deliver such documentation, including UCC-3 termination or partial release statements and the like in connection therewith) and assign, transfer and deliver to such Pledgor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Pledgee and has not theretofore been released pursuant to this Agreement.

(c) At any time that the respective Pledgor desires that Collateral be released as provided in the foregoing Section 20(a) or (b), it shall deliver to the Pledgee a certificate signed by an authorized officer of such Pledgor stating that the release of the respective Collateral is permitted pursuant to Section 20(a) or (b) hereof.

(d) The Pledgee shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 20.

21. NOTICES, ETC. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Pledgee or any Pledgor shall not be effective until received by the Pledgee or such Pledgor, as the case may be. All notices and other communications shall be in writing addressed as follows:

(a)	if to any Pledgor, at:

c/o Silgan Holdings Inc.
4 Landmark Square
Suite 400
Stamford, CT 06901
Tel: (203) 975-7110
Fax: (203) 975-4598
Attention: General Counsel

Exhibit H

(b)	if to the Pledgee, at:

Deutsche Bank AG New York Branch
60 Wall Street, NYC60-4305
New York, NY 10005
Tel: (212) 250-6105
Fax: (212) 797-5690
Attention: Enrique Landaeta

(c) if to any Lender Creditor, other than the Pledgee, either (x) to the Administrative Agent, at the address of the Administrative Agent specified in the Credit Agreement or (y) at such address as such Lender Creditor shall have specified in the Credit Agreement;

(d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to Silgan and the Pledgee;

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

22. WAIVER; AMENDMENT. Except as provided in Sections 20 and 30 hereof, none of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in accordance with the terms of the US Security Agreement.

23. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each Pledgor and its successors and assigns (although no Pledgor may assign its rights and obligations hereunder except in accordance with the provisions of the Secured Debt Agreements) and shall inure to the benefit of the Pledgee and the other Secured Creditors and their respective successors and assigns. All agreements, statements, representations and warranties made by each Pledgor herein or in any certificate or other instrument delivered by such Pledgor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

24. HEADINGS DESCRIPTIVE. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

25. GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK,

Exhibit H

IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PLEDGOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PLEDGOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PLEDGOR. EACH PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH PLEDGOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 21 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN, HOWEVER, SHALL AFFECT THE RIGHT OF THE PLEDGEE UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PLEDGOR IN ANY OTHER JURISDICTION.

(b) EACH PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

26. PLEDGOR’S DUTIES. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Pledgor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Pledgee shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Pledgee be required or obligated in any manner to perform or fulfill any of the obligations of any Pledgor under or with respect to any Collateral.

Exhibit H

27. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Pledgor and the Pledgee.

28. SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

29. RECOURSE. This Agreement is made with full recourse to each Pledgor and pursuant to and upon all the warranties, representations, covenants and agreements on the part of such Pledgor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

30. ADDITIONAL PLEDGORS. It is understood and agreed that any Subsidiary of Silgan that is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document shall automatically become a Pledgor hereunder by executing a counterpart hereof and delivering the same to the Pledgee. Silgan agrees that it shall, and shall cause any Subsidiary of Silgan that becomes a Pledgor hereunder to, (i) deliver supplements to Annexes A through F, inclusive, hereto, and Annex H hereto, as are necessary to cause such Annexes to be complete and accurate with respect to such additional Pledgor on such date and (ii) take all actions as specified in this Agreement as would have been taken by such Pledgor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Pledgee and with all documents and actions required above to be taken to the reasonable satisfaction of the Pledgee.

*****

IN WITNESS WHEREOF, each Pledgor and the Pledgee have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

SILGAN HOLDINGS INC., as a Pledgor

By:
Name: Frank W. Hogan, III
Title: Senior Vice President

SILGAN CORPORATION, as a Pledgor

By:
Name: Frank W. Hogan, III
Title: Senior Vice President

SILGAN CONTAINERS LLC SILGAN PLASTICS LLC SILGAN CONTAINERS MANUFACTURING CORPORATION SILGAN CAN COMPANY SILGAN LLC
By:	SILGAN CONTAINERS LLC, as Manager

SILGAN CLOSURES INTERNATIONAL
HOLDING COMPANY

SILGAN EQUIPMENT COMPANY

SILGAN PLASTICS CORPORATION

SILGAN WHITE CAP LLC

SILGAN WHITE CAP CORPORATION

SILGAN WHITE CAP AMERICAS LLC

SILGAN CAN HOLDING COMPANY

SILGAN TUBES HOLDING COMPANY,

each as a Pledgor

By:
Name: Frank W. Hogan, III
Title: Vice President

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH, as Pledgee and Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

ANNEX G TO THE

PLEDGE AGREEMENT

Form of Agreement Regarding Uncertificated Securities, Limited Liability

Company Interests and Partnership Interests

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                  ,             , among [Named Pledgor] (the “Pledgor”), DEUTSCHE BANK AG NEW YORK BRANCH, not in its individual capacity but solely as Collateral Agent (the “Pledgee”), and                     , as the issuer of the Uncertificated Securities, Limited Liability Company Interests and/or Partnership Interests (each as defined below) (the “Issuer”).

W I T N E S S E T H :

WHEREAS, the Pledgor, certain affiliates thereof and the Pledgee have entered into a Pledge Agreement, dated as of July 7, 2010 (as amended, amended and restated, modified or supplemented from time to time, the “Pledge Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Pledge Agreement), the Pledgor will pledge to the Pledgee for the benefit of the Secured Creditors (as defined in the Pledge Agreement), and grant a security interest in favor of the Pledgee for the benefit of the Secured Creditors in, all of the right, title and interest of the Pledgor in and to any and all [“uncertificated securities” (as defined in Section 8-102(a)(18) of the Uniform Commercial Code, as adopted in the State of New York) (“Uncertificated Securities”)] [Partnership Interests (as defined in the Pledge Agreement)] [Limited Liability Company Interests (as defined in the Pledge Agreement)] issued from time to time by the Issuer, whether now existing or hereafter from time to time acquired by the Pledgor (with all of such [Uncertificated Securities] [Partnership Interests] [Limited Liability Company Interests] being herein collectively called the “Issuer Pledged Interests”); and

WHEREAS, the Pledgor desires the Issuer to enter into this Agreement in order to perfect the security interest of the Pledgee under the Pledge Agreement in the Issuer Pledged Interests, to vest in the Pledgee control of the Issuer Pledge Interests and to provide for the rights of the parties under this Agreement;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. The Pledgor hereby irrevocably authorizes and directs the Issuer, and the Issuer hereby agrees, to comply with any and all instructions and orders originated by the Pledgee (and its successors and assigns) regarding any and all of the Issuer Pledged Interests without the further consent by the registered owner (including the Pledgor), and not to comply with any instructions or orders regarding any or all of the Issuer Pledged Interests originated by

ANNEX G

to Pledge Agreement

any person or entity other than the Pledgee (and its successors and assigns) or a court of competent jurisdiction.

2. The Issuer hereby certifies that (i) no notice of any security interest, lien or other encumbrance or claim affecting the Issuer Pledged Interests (other than the security interest of the Pledgee) has been received by it, and (ii) the security interest of the Pledgee in the Issuer Pledged Interests has been registered in the books and records of the Issuer.

3. The Issuer hereby represents and warrants that (i) the pledge by the Pledgors of, and the granting by the Pledgor of a security interest in, the Issuer Pledged Interests to the Pledgee, for the benefit of the Secured Creditors, does not violate the charter, by-laws, partnership agreement, membership agreement or any other agreement governing the Issuer or the Issuer Pledged Interests, and (ii) the Issuer Pledged Interests are fully paid and nonassessable.

4. All notices, statements of accounts, reports, prospectuses, financial statements and other communications to be sent to the Pledgor by the Issuer in respect of the Issuer will also be sent to the Pledgee at the following address:

Deutsche Bank AG New York Branch

60 Wall Street, NYC60-4305

New York, NY 10005

Tel: (212) 250-6105

Fax: (212) 797-5690

Attention: Enrique Landaeta

5. Until the Pledgee shall have delivered written notice to the Issuer that all of the Obligations have been paid in full and this Agreement is terminated, the Issuer will send any and all redemptions, distributions, interest or other payments in respect of the Issuer Pledged Interests from the Issuer for the account of the Pledgor only by wire transfers to such account as the Pledgee shall instruct.

6. Except as expressly provided otherwise in Sections 4 and 5, all notices, instructions, orders and communications hereunder shall be sent or delivered by mail, telex, telecopy or overnight courier service and all such notices and communications shall, when mailed, telexed, telecopied or sent by overnight courier, be effective when deposited in the mails or delivered to the overnight courier, prepaid and properly addressed for delivery on such or the next Business Day, or sent by telex or telecopier, except that notices and communications to the Pledgee shall not be effective until received by the Pledgee. All notices and other communications shall be in writing and addressed as follows:

(a)	if to the Pledgor, at:

[Name of Pledgor]
[Address]
Attention:

ANNEX G

to Pledge Agreement

Tel.:
Fax:

(b)	if to the Pledgee, at the address for the Pledgee set forth above:

(c)	if to the Issuer, at:

[Name of Issuer]
[Address]
Attention:
Telephone No.:
Telecopier No.:

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder. As used in this Section 6, “Business Day” means any day other than a Saturday, Sunday, or other day in which banks in New York are authorized to remain closed.

7. This Agreement shall be binding upon the successors and assigns of the Pledgor and the Issuer and shall inure to the benefit of and be enforceable by the Pledgee and its successors and assigns. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Agreement shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Agreement which shall remain binding on all parties hereto. None of the terms and conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever except in writing signed by the Pledgee, the Issuer and the Pledgor which at such time owns any Issuer Pledged Interests.

8. This Agreement shall be construed in accordance with and be governed by the law of the State of New York, without regard to its conflicts of laws principles.

*****

ANNEX G

to Pledge Agreement

IN WITNESS WHEREOF, the Pledgor, the Pledgee and the Issuer have caused this Agreement to be executed by their duly elected officers duly authorized as of the date first above written.

[ ],
as Pledgor

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH,
not in its individual capacity but solely as Collateral Agent and Pledgee

By:
Name:
Title:

By:
Name:
Title:

[ ],
the Issuer

By:
Name:
Title:

EXHIBIT I-1

FORM OF US SECURITY AGREEMENT

among

SILGAN HOLDINGS INC.,

SILGAN CONTAINERS LLC,

SILGAN PLASTICS LLC,

SILGAN CONTAINERS MANUFACTURING CORPORATION,

SILGAN CAN COMPANY,

CERTAIN OTHER SUBSIDIARIES OF SILGAN HOLDINGS INC.

and

DEUTSCHE BANK AG NEW YORK BRANCH,

as Collateral Agent

Dated as of July 7, 2010

EXHIBIT I-1

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of July 7, 2010 (as the same may be amended, modified and/or supplemented from time to time, this “Agreement”), made by each of the undersigned assignors (each an “Assignor” and, together with any other entity that becomes an assignor hereunder pursuant to Section 10.13 hereof, the “Assignors”) in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent (together with any successor Collateral Agent, the “Collateral Agent”), for the benefit of the Secured Creditors (as defined below). Except as otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

W I T N E S S E T H:

WHEREAS, Silgan Holdings Inc. (“Silgan”), Silgan Containers LLC (“Containers”), Silgan Plastics LLC (“Plastics”), Silgan Containers Manufacturing Corporation (“Manufacturing”), Silgan Can Company (“CanCo”), Silgan Plastics Canada Inc. (“Silgan Canada”), each other Borrower from time to time party thereto, the lenders from time to time party thereto (the “Lenders”, and each, a “Lender”), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, and together with any successor administrative agent, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, the “Syndication Agent”), The Royal Bank of Scotland plc, Wells Fargo Bank N.A. and BNP Paribas, as Co-Documentation Agents (in such capacity, the “Co-Documentation Agents”), and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers (in such capacities, the “Joint Lead Arrangers”) have entered into a Credit Agreement, dated as of July 7, 2010 (as amended, modified and/or supplemented from time to time, the “Credit Agreement”), providing for the making of Loans to, and the issuance of, and participation in, Letters of Credit for the account of, the Borrowers as contemplated therein (the Lenders, the Administrative Agent, the Issuing Lenders, the Syndication Agent, the Co-Documentation Agents, the Joint Lead Arrangers and the Collateral Agent are collectively referred to herein as the “Lender Creditors”);

WHEREAS, one or more of the Borrowers or Subsidiaries thereof have heretofore entered into, or may from time to time after the date hereof enter into one or more other Interest Rate Protection Agreements or Other Hedging Agreements with any Lender or an affiliate of a Lender (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender’s or affiliate’s successors and assigns, are herein called the “Other Creditors” and, together with the Lender Creditors are herein called the “Secured Creditors”);

WHEREAS, pursuant to the US Borrowers/Subsidiaries Guaranty, each Assignor (other than CanCo except as may be required after the date hereof pursuant to the Credit Agreement) has jointly and severally guaranteed to the Secured Creditors the payment when due of all indebtedness, obligations and liabilities of each Borrower and Subsidiary thereof under or with respect to the Credit Documents, the Interest Rate Protection Agreements and the Other Hedging Agreements;

Exhibit I-1

WHEREAS, it is a condition precedent to the making of Loans to each Borrower and the issuance of, and participation in, Letters of Credit for the account of certain of the Revolving Borrowers under the Credit Agreement that the Assignors shall have executed and delivered to the Collateral Agent this Agreement; and

WHEREAS, each Assignor will obtain benefits from the incurrence of Loans by and the issuance of, and participation in, Letters of Credit for the account of, the Borrowers under the Credit Agreement and the entering into by one or more of the Borrowers or Subsidiaries thereof of Interest Rate Protection Agreements and Other Hedging Agreements and, accordingly, each Assignor desires to enter into this Agreement in order to satisfy the condition described in the preceding paragraph;

NOW, THEREFORE, in consideration of the benefits accruing to each Assignor, the receipt and sufficiency of which are hereby acknowledged, each Assignor hereby makes the following representations and warranties to the Collateral Agent for the benefit of the Secured Creditors and hereby covenants and agrees with the Collateral Agent for the benefit of the Secured Creditors as follows:

1. SECURITY INTERESTS

1.1 Grant of Security Interests. (a) As security for the prompt and complete payment and performance when due of all of its Obligations, each Assignor does hereby assign and transfer unto the Collateral Agent, and does hereby pledge and grant to the Collateral Agent, for the benefit of the Secured Creditors, in each case a continuing security interest in all of the right, title and interest of such Assignor in, to and under all of the following personal property and fixtures (and all rights therein) of such Assignor, or in which or to which such Assignor has any rights, in each case whether now existing or hereafter from time to time acquired:

(i) each and every Account;

(ii) all cash;

(iii) the Cash Collateral Account and all monies, securities, Instruments and other investments deposited or required to be deposited in the Cash Collateral Account;

(iv) all Chattel Paper (including, without limitation, all Tangible Chattel Paper and all Electronic Chattel Paper);

(v) all Commercial Tort Claims (including those described in Annex H hereto);

(vi) all computer programs of such Assignor and all intellectual property rights therein and all other proprietary information of such Assignor, including, but not limited to, Trade Secret Rights;

(vii) all Contracts, together with all Contract Rights arising thereunder;

(viii) all Copyrights;

Exhibit I-1

(ix) all Equipment;

(x) all Deposit Accounts and all other demand, deposit, time, savings, cash management, passbook and similar accounts maintained by such Assignor with any Person and all monies, securities, Instruments and other investments deposited or required to be deposited in any of the foregoing;

(xi) all Documents;

(xii) all General Intangibles;

(xiii) all Goods;

(xiv) all Instruments (other than Instruments constituting Pledged Securities);

(xv) all Inventory;

(xvi) all Investment Property (other than Investment Property required to be pledged under the US Pledge Agreement);

(xvii) all Letter-of-Credit Rights (whether or not the respective letter of credit is evidenced by a writing);

(xviii) all Marks, together with the registrations and right to all renewals thereof, and the goodwill of the business of such Assignor symbolized by the Marks;

(xix) all Patents;

(xx) all Permits;

(xxi) all Software and all Software licensing rights, all writings, plans, specifications and schematics, all engineering drawings, customer lists, goodwill and licenses, and all recorded data of any kind or nature, regardless of the medium of recording;

(xxii) all Supporting Obligations; and

(xxiii) all Proceeds and products of any and all of the foregoing (all of the above including this clause (xxiii), the “Collateral”).

Notwithstanding the foregoing, the term “Collateral” shall not include any Account and related asset from and after the time that the same is transferred to the Receivables Subsidiary pursuant to the Accounts Receivable Facility Documents.

(b) The security interest of the Collateral Agent under this Agreement extends to all Collateral of the kind which is the subject of this Agreement which any Assignor may acquire, or with respect to which any Assignor may obtain rights, at any time during the term of this Agreement.

Exhibit I-1

(c) Notwithstanding anything herein to the contrary, in no event shall the Collateral include any lease, license or other Contract to which any Assignor is a party or any of its rights or interests thereunder if and only for so long as any applicable law prohibits the creation of a security interest therein or the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Assignor therein or (ii) a breach or termination pursuant to the terms of, or a default under, any such lease, license or other Contract (other than to the extent that any such term would be rendered ineffective or unenforceable pursuant to the UCC of any relevant jurisdiction (including Section 9-406, 9-407, 9-408 or 9-409 of any UCC (or any successor provision or provisions)) or any other applicable law (including the Bankruptcy Code) or principles of equity), provided, however that the Collateral shall include and such security interest shall attach immediately at such time as (x) such applicable law that prohibits the creation of such security interest is repealed, invalidated or no longer effective, or (y) the condition causing such abandonment, invalidation or unenforceability shall be remedied or any requisite consent shall have been obtained and to the extent severable, shall attach immediately to any portion of such lease, license or other Contract that does not result in any of the consequences specified in (i) or (ii) above.

1.2 Power of Attorney. Each Assignor hereby constitutes and appoints the Collateral Agent its true and lawful attorney, irrevocably, with full power after the occurrence of and during the continuance of an Event of Default (in the name of such Assignor or otherwise) to act, require, demand, receive, compound and give acquittance for any and all monies and claims for monies due or to become due to such Assignor under or arising out of the Collateral, to endorse any checks or other instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which the Collateral Agent may deem to be reasonably necessary or advisable to protect the interests of the Secured Creditors, which appointment as attorney is coupled with an interest.

2. GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Assignor represents, warrants and covenants, which representations, warranties and covenants shall survive execution and delivery of this Agreement, as follows:

2.1 Necessary Filings. All filings, registrations, recordings and other actions necessary to create, preserve and perfect the security interest granted by such Assignor to the Collateral Agent hereby in respect of the Collateral (other than in Commercial Tort Claims not listed on Annex H hereto or any supplement thereto) have been accomplished (or will be accomplished within 10 Business Days from the date hereof or, if later, within 10 Business Days after an Assignor first becomes a party hereto) and upon such filings, registrations recordations or other actions, the security interest granted to the Collateral Agent pursuant to this Agreement in and to the Collateral (other than in Commercial Tort Claims not listed on Annex H hereto or any supplement thereto) creates a valid and, together with all such filings, registrations, recordings and other actions, a perfected security interest therein prior to the rights of all other Persons therein (other than Permitted Liens) and subject to no other Liens (other than Permitted Liens) and is entitled to all the rights, priorities and benefits afforded by the Uniform Commercial Code or other relevant law as enacted in any relevant jurisdiction to perfected security interests, in each case to the extent that the Collateral consists of the type of property in

Exhibit I-1

which a security interest may be perfected by possession or control (within the meaning of the UCC as in effect on the date hereof in the State of New York) or by filing a financing statement under the Uniform Commercial Code as enacted in any relevant jurisdiction.

2.2 No Liens. Such Assignor is, and as to all Collateral acquired by it from time to time after the date hereof such Assignor will be, the owner of, or has rights in, all Collateral free from any Lien, security interest, encumbrance or other right, title or interest of any Person (other than Permitted Liens), and such Assignor shall defend the Collateral to the extent of its rights therein against all claims and demands of all Persons at any time claiming the same or any interest therein adverse to the Collateral Agent (other than in respect of Permitted Liens).

2.3 Other Financing Statements. As of the date hereof (after giving effect to the Loans incurred on the date hereof), there is no financing statement (or similar statement or instrument of registration under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Collateral (other than in respect of Permitted Liens), and so long as the Termination Date has not occurred, such Assignor will not execute or authorize to be filed in any public office any financing statement (or similar statement or instrument of registration under the law of any jurisdiction) or statements relating to the Collateral, except financing statements filed or to be filed in respect of and covering the security interests granted hereby by such Assignor or in connection with Permitted Liens.

2.4 Chief Executive Office, Record Locations. The chief executive office of such Assignor is, on the date of this Agreement, located at the address indicated on Annex A hereto for such Assignor. During the period of the four calendar months preceding the date of this Agreement, the chief executive office of such Assignor has not been located at any address other than that indicated on Annex A in accordance with the immediately preceding sentence, in each case unless each such other address is also indicated on Annex A hereto for such Assignor.

2.5 Location of Inventory and Equipment. All Inventory and Equipment held on the date hereof, or held at any time during the four calendar months prior to the date hereof (to the extent, in the case of an Inventory location, at least $1,000,000 of Inventory is (or was) located thereon), by each Assignor is located at one of the locations shown on Annex B hereto for such Assignor.

2.6 Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc. As of the date hereof, the exact legal name of each Assignor, the type of organization of such Assignor, whether or not such Assignor is a Registered Organization, the jurisdiction of organization of such Assignor, such Assignor’s Location, the organizational identification number (if any) of each Assignor, and whether or not such Assignor is a Transmitting Utility, is listed on Annex C hereto for such Assignor. No Assignor shall change its legal name, its type of organization, its status as a Registered Organization (in the case of a Registered Organization), its status as a Transmitting Utility or as a Person which is not a Transmitting Utility, as the case may be, its jurisdiction of organization, its Location, or its organizational identification number (if any) from that listed on Annex C hereto for such Assignor, except that any such changes shall be permitted (so long as

Exhibit I-1

not in violation of the applicable requirements of the Secured Debt Agreements and so long as same do not involve (x) a Registered Organization ceasing to constitute same or (y) any Assignor changing its jurisdiction of organization or Location from the United States or a State thereof to a jurisdiction of organization or Location, as the case may be, outside the United States or a State thereof) if (i) it shall have given to the Collateral Agent not less than 10 days’ prior written notice of each change to the information listed on Annex C (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Annex C which shall correct all information contained therein for the respective Assignor, and (ii) in connection with the respective such change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Assignor does not have an organizational identification number on the date hereof and later obtains one, such Assignor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby fully perfected and in full force and effect.

2.7 Trade Names; Etc. No Assignor has or operates in any jurisdiction under, or in the preceding five years has had or has operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Annex C and such other trade or fictitious names as are listed on Annex D hereto for such Assignor. No Assignor shall assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 10 days’ written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

2.8 Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person has merged or consolidated with or into any Assignor, and no Person has liquidated into, or transferred all or substantially all of its assets to, any Assignor, in each case except as described in Annex E hereto. With respect to any transactions so described in Annex E hereto, the respective Assignor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Assignor, or was liquidated into or transferred all or substantially all of its assets to such Assignor, and shall have furnished to the Collateral Agent such UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to the respective Assignor by such Person), including without limitation pursuant to Section 9-316(a)(3) of the UCC.

2.9 Non-UCC Property. The aggregate fair market value (as determined by the Assignors in good faith) of all property of the Assignors of the types described in clauses (1), (2) and (3) of Section 9-311(a) of the UCC (other than intellectual property) does not exceed

Exhibit I-1

$10,000,000. If the aggregate value of all such property at any time owned by all Assignors exceeds $10,000,000, the Assignors shall provide prompt written notice thereof to the Collateral Agent and, upon the request of the Collateral Agent, the Assignors shall promptly (and in any event within 30 days) take such actions (at their own cost and expense) as may be required under the respective United States, State or other laws referenced in Section 9-311(a) of the UCC to perfect the security interests granted herein in such property (to the extent constituting Collateral) where the filing of a financing statement does not perfect the security interest in such property in accordance with the provisions of Section 9-311(a) of the UCC.

2.10 As-Extracted Collateral; Timber-to-be-Cut. On the date hereof, no Assignor owns, or expects to acquire, any property which constitutes, or would constitute, As-Extracted Collateral or Timber-to-be-Cut in an aggregate amount for all Assignors of $2,000,000 or more. If at any time after the date of this Agreement the Assignors own, acquire or obtain rights to As-Extracted Collateral or Timber-to-be-Cut in an aggregate amount of $2,000,000 or more, such Assignors shall furnish the Collateral Agent with prompt written notice thereof (which notice shall describe in reasonable detail or the As-Extracted Collateral and/or Timber-to-be-Cut and the locations thereof) and shall take all actions as may be deemed reasonably necessary or desirable by the Collateral Agent to perfect the security interest of the Collateral Agent therein.

2.11 Collateral in the Possession of a Bailee. If any Inventory or other Goods in an aggregate amount for all Assignors of $5,000,000 or more are at any time in the possession of a bailee, the respective Assignors shall promptly notify the Collateral Agent thereof and, if requested by the Collateral Agent, shall use its reasonable best efforts to promptly obtain an acknowledgment from such bailee, in form and substance reasonably satisfactory to the Collateral Agent, that the bailee holds such Collateral for the benefit of the Collateral Agent and shall act upon the instructions of the Collateral Agent, without the further consent of the respective Assignors. The Collateral Agent agrees with the Assignors that the Collateral Agent shall not give any such instructions unless an Event of Default has occurred and is continuing or would occur after taking into account any action by the respective Assignor with respect to any such bailee.

2.12 Recourse. This Agreement is made with full recourse to each Assignor pursuant to upon all the warranties, representations, covenants and agreements on the part of such Assignor contained herein and in the other Secured Debt Agreements and otherwise in writing in connection herewith or therewith.

3. SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL

3.1 Additional Representations and Warranties. As of the time when each of its Accounts (other than Accounts in an immaterial aggregate amount) arises, each Assignor shall be deemed to have represented and warranted that each such Account, and all records, papers and documents relating thereto (if any) are genuine and what they purport to be, and that all papers and documents (if any) relating thereto will be the only original writings evidencing and embodying such obligation of the account debtor named therein (other than copies created for general accounting purposes).

Exhibit I-1

3.2 Maintenance of Records. Each Assignor will keep and maintain at its own cost and expense accurate records of its Accounts and Contracts, including, but not limited to, originals (with facsimile copies being deemed to constitute originals) of all documentation (including each Contract) with respect thereto, records of all payments received, all credits granted thereon, all merchandise returned and all other dealings therewith, and such Assignor will make the same available on such Assignor’s premises to the Collateral Agent for inspection, at such Assignor’s own cost and expense, to the extent permitted by, and subject to the conditions set forth in, the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default and at the request of the Collateral Agent, such Assignor shall, at its own cost and expense, deliver all tangible evidence of its Accounts and Contract Rights (including, without limitation, all documents evidencing the Accounts and all Contracts) and such books and records to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Assignor). Upon the occurrence and during the continuance of an Event of Default and if the Collateral Agent so directs, such Assignor shall legend, in form and manner satisfactory to the Collateral Agent, the Accounts and the Contracts, as well as books, records and documents (if any) of such Assignor evidencing or pertaining to such Accounts and Contracts with an appropriate reference to the fact that such Accounts and Contracts have been assigned to the Collateral Agent and that the Collateral Agent has a security interest therein.

3.3 Direction to Account Debtors; Contracting Parties; etc. Upon the occurrence and during the continuance of an Event of Default, and if the Collateral Agent so directs any Assignor, such Assignor agrees (x) to cause all payments on account of the Accounts and Contracts to be made directly to the Cash Collateral Account, (y) that the Collateral Agent may, at its option, directly notify the obligors with respect to any Accounts and/or under any Contracts to make payments with respect thereto as provided in the preceding clause (x), and (z) that the Collateral Agent may enforce collection of any such Accounts and Contracts and may adjust, settle or compromise the amount of payment thereof, in the same manner and to the same extent as such Assignor. Upon the occurrence and during the continuance of an Event of Default, without notice to or assent by any Assignor, the Collateral Agent may apply any or all amounts then in, or thereafter deposited in, the Cash Collateral Account which application shall be effected in the manner provided in Section 7.4 of this Agreement. The costs and expenses of collection (including reasonable attorneys’ fees), whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor. The Collateral Agent shall deliver a copy of each notice referred to in the preceding clause (y) to the relevant Assignor, provided that (x) the failure by the Collateral Agent to so notify such Assignor shall not affect the effectiveness of such notice or the other rights of the Collateral Agent created by this Section 3.3 and (y) no such notice shall be required if an Event of Default of the type described in Section 9.05 of the Credit Agreement has occurred and is continuing.

3.4 Modification of Terms; etc. Except (x) as permitted under the Credit Agreement, (y) as permitted by Section 3.5 hereof or (z) in the ordinary course of business and consistent with past practices of such Assignor, no Assignor shall rescind or cancel any indebtedness evidenced by any Account or under any Contract, or modify in any material respect, any term thereof or make any material adjustment with respect thereto, or extend or renew the same, or compromise or settle any material dispute, claim, suit or legal proceeding relating thereto, or sell any Account or Contract, or interest therein, without the prior written

Exhibit I-1

consent of the Collateral Agent. Each Assignor will duly fulfill all of its material obligations on its part to be fulfilled under or in connection with the Accounts or Contracts and will not do anything to impair any rights of the Collateral Agent in the Accounts or Contracts.

3.5 Collection. Each Assignor shall endeavor in accordance with reasonable business practices to cause to be collected from the account debtor named in each of its Accounts or obligor under any Contract, as and when due (including, without limitation, amounts which are delinquent, such amounts to be collected in accordance with generally accepted lawful collection procedures) any and all amounts owing under or on account of such Account or Contract, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account or under such Contract, except that, prior to the occurrence of an Event of Default, any Assignor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts and Contracts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which such Assignor finds appropriate in accordance with reasonable business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise or improperly performed services or for other reasons which such Assignor finds appropriate in accordance with reasonable business judgment. The reasonable costs and expenses (including, without limitation, attorneys’ fees) of collection, whether incurred by an Assignor or the Collateral Agent, shall be borne by the relevant Assignor.

3.6 Instruments. If any Assignor owns or acquires any Instrument constituting Collateral in excess of $250,000 and having a maturity longer than 60 days and otherwise constituting Collateral, such Assignor will within 10 Business Days thereafter notify the Collateral Agent thereof, and upon request by the Collateral Agent will promptly deliver such Instrument to the Collateral Agent appropriately endorsed to the order of the Collateral Agent as additional Collateral hereunder.

3.7 Assignors Remain Liable Under Accounts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Accounts to observe and perform all of the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to such Accounts. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Account pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by them or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.8 Assignors Remain Liable Under Contracts. Anything herein to the contrary notwithstanding, the Assignors shall remain liable under each of the Contracts to observe and perform all of the conditions and obligations to be observed and performed by them

Exhibit I-1

thereunder, all in accordance with and pursuant to the terms and provisions of each Contract. Neither the Collateral Agent nor any other Secured Creditor shall have any obligation or liability under any Contract by reason of or arising out of this Agreement or the receipt by the Collateral Agent or any other Secured Creditor of any payment relating to such Contract pursuant hereto, nor shall the Collateral Agent or any other Secured Creditor be obligated in any manner to perform any of the obligations of any Assignor under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any performance by any party under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

3.9 Deposit Accounts; Etc. (a) No Assignor maintains, or at any time after the date of this Agreement shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a bank (as defined in Section 9-102 of the UCC) whose jurisdiction (determined in accordance with Section 9-304 of the UCC) is within a State of the United States. Annex F hereto accurately sets forth, as of the date of this Agreement, for each Assignor, each Deposit Account maintained by such Assignor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective Lender with respect to such Deposit Account, in each case except for local Deposit Accounts which in the aggregate for all of the Assignors do not hold more than $5,000,000 of cash and Cash Equivalents at any one time (although no more than $200,000 in the aggregate may be held in any single local Deposit Account). For each Deposit Account (other than the Cash Collateral Account or any other Deposit Account maintained with the Collateral Agent), the respective Assignor shall use its commercially reasonable efforts to cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 90 days after the date of this Agreement (as such date may be extended by the Collateral Agent in its reasonable discretion) or, if later, at the time of the establishment of the respective Deposit Account, a “control agreement” in the form of Annex G hereto (appropriately completed), with such changes thereto (or in such other form) as may be acceptable to the Collateral Agent. If any bank with which a Deposit Account is maintained refuses to, or does not, enter into such a “control agreement”, then the respective Assignor shall, to the extent reasonably requested by the Collateral Agent, promptly close the respective Deposit Account and transfer all balances therein to another Deposit Account meeting the requirements of this Section 3.9. If any bank with which a Deposit Account is maintained refuses to subordinate all its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on terms satisfactory to the Collateral Agent, then the Collateral Agent, in its reasonable discretion, may (but will have no obligations to) (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 30 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(b) After the date of this Agreement, no Assignor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of preceding clause (a). At the time any such Deposit Account is established, the appropriate “control agreement” shall be entered into in

Exhibit I-1

accordance with the requirements of preceding clause (a) and the respective Assignor shall furnish to the Collateral Agent a supplement to Annex F hereto containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

(c) Without limiting any provision of Section 7 herein, the Collateral Agent hereby agrees that unless an Event of Default has occurred and is continuing, it will not assume exclusive control over any Deposit Account of any Assignor or give any notice of exclusive control or similar notice to any bank at which any Deposit Account is maintained by any Assignor.

3.10 Letter-of-Credit Rights. If any Assignor is at any time a beneficiary under a letter of credit with a stated amount of $500,000 or more, such Assignor shall promptly notify the Collateral Agent thereof and, at the request of the Collateral Agent, such Assignor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, use its reasonable best efforts to (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under such letter of credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied as provided in this Agreement after the occurrence and during the continuance of an Event of Default.

3.11 Commercial Tort Claims. All Commercial Tort Claims of each Assignor as of the date of this Agreement are described in Annex H hereto. If any Assignor shall at any time and from time to time after the date of this Agreement become aware of any Commercial Tort Claim in an amount (taking the greater of the aggregate claimed damages thereunder or the reasonably estimated value thereof) of $3,000,000 or more, such Assignor shall (i) promptly notify the Collateral Agent thereof in a writing signed by such Assignor and describing the details thereof and shall grant to the Collateral Agent in such writing a security interest in all such Commercial Tort Claims and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent and (ii) perform all actions reasonably requested by the Collateral Agent to perfect such security interest in such Commercial Tort Claims.

3.12 Chattel Paper. Upon the request of the Collateral Agent made at any time or from time to time, each Assignor shall promptly furnish to the Collateral Agent a list of all Electronic Chattel Paper held or owned by such Assignor. Furthermore, if requested by the Collateral Agent, each Assignor shall promptly take all actions which are reasonably practicable so that the Collateral Agent has “control” of all Electronic Chattel Paper in accordance with the requirements of Section 9-105 of the UCC. Each Assignor will promptly (and in any event within 20 days) following any request by the Collateral Agent, deliver all of its Tangible Chattel Paper to the Collateral Agent.

3.13 Further Actions. Each Assignor will, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or

Exhibit I-1

instruments and take such further steps, including any and all actions as may be necessary or required under the Federal Assignment of Claims Act, relating to its Accounts, Contracts, Instruments and other property or rights covered by the security interest hereby granted, as the Collateral Agent may reasonably require.

4. SPECIAL PROVISIONS CONCERNING TRADEMARKS

4.1 Additional Representations and Warranties. Each Assignor represents and warrants that it owns, is licensed to use or otherwise has the right to use all material Marks that it uses. Each Assignor further warrants that it has no knowledge of any material third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe in any material respect any trademark, service mark or trade name. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which may be required by the United States Patent and Trademark Office or secretary of state or equivalent governmental agency of any State of the United States in order to effect an absolute assignment of all right, title and interest in each Mark, and record the same.

4.2 Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Mark absent prior written approval of the Collateral Agent.

4.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to notify the Collateral Agent in writing of the name and address of, and to furnish such pertinent information that may be available with respect to, any party who such Assignor believes is infringing or diluting or otherwise violating in any material respect any of such Assignor’s rights in and to any material Mark or with respect to any party claiming that such Assignor’s use of any material Mark violates in any material respect any property right of that party. Each Assignor further agrees, unless otherwise agreed by the Collateral Agent, to prosecute in accordance with reasonable business practices any Person infringing any material Mark owned by such Assignor.

4.4 Preservation of Marks. Each Assignor agrees to use its material Marks in interstate commerce during the time in which this Agreement is in effect and to take all such other actions as are necessary to preserve such material Marks as trademarks or service marks under the laws of the United States; provided, that no Assignor shall be obligated to preserve, or prosecute any Person infringing, any material Mark in the event such Assignor determines, in its reasonable business judgment, that the preservation of such material Mark is no longer desirable in the conduct of its business.

4.5 Maintenance of Registration. Each Assignor shall, at its own expense, diligently process all documents required to maintain trademark registrations, including but not limited to affidavits of use and applications for renewals of registration in the United States Patent and Trademark Office for all of its registered Marks, and shall pay all fees and disbursements in connection therewith and shall not abandon any such filing of affidavit of use or any such application of renewal prior to the exhaustion of all administrative and judicial remedies without prior written consent of the Collateral Agent; provided, that no Assignor shall be obligated to maintain the registration of any Mark in the event that such Assignor determines,

Exhibit I-1

in its reasonable business judgment, that the maintenance of such Mark is no longer necessary or desirable in the conduct of its business.

4.6 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title and interest of such Assignor in and to each of the Marks, together with all trademark rights and rights of protection to the same, vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such rights, title and interest shall immediately vest, in the Collateral Agent for the benefit of the Secured Creditors, and the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 4.1 hereof to execute, cause to be acknowledged and notarized and record said absolute assignment with the applicable agency; (ii) take and use or sell the Marks and the goodwill of such Assignor’s business symbolized by the Marks and the right to carry on the business and use the assets of such Assignor in connection with which the Marks have been used; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from using the Marks in any manner whatsoever, directly or indirectly, and, if requested by the Collateral Agent, change such Assignor’s corporate name to eliminate therefrom any use of any Mark and execute such other and further documents that the Collateral Agent may request to further confirm this and to transfer ownership of the Marks and registrations and any pending trademark application in the United States Patent and Trademark Office or any equivalent government agency or office in any foreign jurisdiction to the Collateral Agent.

5. SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS

5.1 Additional Representations and Warranties. Each Assignor represents and warrants that it is the true and lawful exclusive owner of all rights in (i) the material Patents that such Assignor owns and (ii) the material Copyrights that such Assignor owns. Each Assignor further represents and warrants that it is the true and lawful exclusive owner or licensee of all rights in all material United States trade secrets and proprietary information necessary to operate the business of the Assignor (the “Trade Secret Rights”). Each Assignor further represents and warrants that it has the exclusive right to use and practice under all material Patents and material Copyrights that it owns, uses or practices under and has the exclusive right to exclude others from using or practicing under the claims of any material Patents it owns, uses or practices under. Each Assignor further warrants that, as of the date hereof, it has no knowledge of any material third party claim that any aspect of such Assignor’s present or contemplated business operations infringes or will infringe in any material respect on any rights in any third party patent or copyright or that such Assignor has misappropriated in any material respect any trade secret or proprietary information. Each Assignor hereby grants to the Collateral Agent an absolute power of attorney to sign, upon the occurrence and during the continuance of any Event of Default, any document which may be required by the United States Patent and Trademark Office or the United States Copyright Office in order to effect an absolute assignment of all right, title and interest in each Patent and registered Copyright and to record the same.

5.2 Licenses and Assignments. Except as otherwise permitted by the Secured Debt Agreements, each Assignor hereby agrees not to divest itself of any right under any Patent or Copyright absent prior written approval of the Collateral Agent.

Exhibit I-1

5.3 Infringements. Each Assignor agrees, promptly upon learning thereof, to furnish the Collateral Agent in writing with all pertinent information available to such Assignor with respect to any infringement, contributing infringement or active inducement to infringe in any material Patent or material Copyright or to any claim that the practice of any material Patent or the use of any material Copyright violates any property right of a third party, or with respect to any misappropriation of any material Trade Secret Right or any claim that practice of any material Trade Secret Right violates any property right of a third party. Each Assignor further agrees, absent direction of the Collateral Agent to the contrary, to prosecute in accordance with reasonable business practice any Person infringing any material Patent or material Copyright or any Person misappropriating any material Trade Secret Right.

5.4 Maintenance of Patents or Copyright At its own expense, each Assignor shall make timely payment of all post-issuance fees required pursuant to 35 U.S.C. § 41 to maintain in force rights under each material Patent, and to apply as permitted pursuant to applicable law for any renewal of each material Copyright, in any case absent prior written consent of the Collateral Agent; provided, that no Assignor shall be obligated to maintain, or prosecute any Person infringing, any Patent or Copyright in the event such Assignor determines, in its reasonable business judgment, that the maintenance of such Patent or Copyright is no longer necessary or desirable in the conduct of its business.

5.5 Prosecution of Patent and Copyright Applications. At its own expense, each Assignor shall diligently prosecute all applications for (i) material United States Patents and (ii) material United States Copyrights, in each case for such Assignor and shall not abandon any such application prior to exhaustion of all administrative and judicial remedies, absent written consent of the Collateral Agent; provided, that no Assignor shall be obligated to prosecute or not to abandon any such application in the event such Assignor determines, in its reasonable business judgment, that the prosecuting or maintenance of any such application is no longer necessary or desirable in the conduct of its business.

5.6 Remedies. If an Event of Default shall occur and be continuing, the Collateral Agent may, by written notice to the relevant Assignor, take any or all of the following actions: (i) declare the entire right, title, and interest of such Assignor in each of the Patents, Copyrights and Trade Secret Rights vested in the Collateral Agent for the benefit of the Secured Creditors, in which event such right, title, and interest shall immediately vest in the Collateral Agent for the benefit of the Secured Creditors, in which case the Collateral Agent shall be entitled to exercise the power of attorney referred to in Section 5.1 hereof to execute, cause to be acknowledged and notarized and to record said absolute assignment with the applicable agency; (ii) take and practice or sell the Patents, Copyrights and Trade Secret Rights; and (iii) direct such Assignor to refrain, in which event such Assignor shall refrain, from practicing the Patents and using the Copyrights and/or Trade Secret Rights directly or indirectly, and such Assignor shall execute such other and further documents as the Collateral Agent may reasonably request further to confirm this and to transfer ownership of the Patents, Copyrights and Trade Secret Rights to the Collateral Agent for the benefit of the Secured Creditors.

Exhibit I-1

6. PROVISIONS CONCERNING ALL COLLATERAL

6.1 Protection of Collateral Agent’s Security. Except as otherwise permitted by the Secured Debt Agreements, each Assignor will do nothing to impair the rights of the Collateral Agent in the Collateral. Each Assignor will at all times keep its Inventory and Equipment insured in favor of the Collateral Agent, at such Assignor’s own expense to the extent and in the manner provided in the Secured Debt Agreements. If any Assignor shall fail to insure its Inventory and Equipment in accordance with the preceding sentence, or if any Assignor shall fail to so endorse and deposit all policies or certificates with respect thereto, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and such Assignor agrees to promptly reimburse the Collateral Agent for all costs and expenses of procuring such insurance. Except to the extent proceeds of insurance are permitted to be retained by the relevant Assignor pursuant to the terms of the Credit Agreement, the Collateral Agent shall, at the time such proceeds of such insurance are distributed to the Secured Creditors, apply such proceeds in accordance with Section 7.4 hereof. Each Assignor assumes all liability and responsibility in connection with the Collateral acquired by it and the liability of such Assignor to pay the Obligations shall in no way be affected or diminished by reason of the fact that such Collateral may be lost, destroyed, stolen, damaged or for any reason whatsoever unavailable to such Assignor.

6.2 Warehouse Receipts Non-negotiable. Each Assignor agrees that if any warehouse receipt or receipt in the nature of a warehouse receipt is issued with respect to any of its Inventory, such receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the Uniform Commercial Code as in effect in any relevant jurisdiction or under other relevant law).

6.3 Additional Information. Each Assignor will, at its own expense, from time to time upon the reasonable request of the Collateral Agent, promptly (and in any event within 20 days after its receipt of the respective request) furnish to the Collateral Agent such information with respect to the Collateral (including the identity of the Collateral or such components thereof as may have been requested by the Collateral Agent, the value and location of such Collateral, etc.) as may be reasonably requested by the Collateral Agent. Without limiting the forgoing, each Assignor agrees that it shall promptly (and in any event within 20 days after its receipt of the respective request) furnish to the Collateral Agent such updated Annexes hereto as may from time to time be reasonably requested by the Collateral Agent.

6.4 Further Actions. Each Assignor will, at its own expense make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the security interest hereby granted, as the Collateral Agent reasonably requests to perfect, preserve or protect its security interest in the Collateral.

Exhibit I-1

6.5 Financing Statements. Each Assignor agrees to execute and deliver to the Collateral Agent such financing statements, in form reasonably acceptable to the Collateral Agent, as the Collateral Agent may from time to time reasonably request or as are necessary or desirable in the opinion of the Collateral Agent to establish and maintain a valid, enforceable, first priority perfected security interest in the Collateral (subject to Permitted Liens) as provided herein and the other rights and security contemplated hereby all in accordance with the UCC or any other relevant law. Each Assignor will pay any applicable filing fees, recordation taxes and related expenses relating to its Collateral. Each Assignor hereby authorizes the Collateral Agent, as the Collateral Agent shall reasonably deem necessary or desirable to file any such financing statements without the signature of such Assignor where permitted by law.

7. REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT

7.1 Remedies; Obtaining the Collateral Upon Default. Each Assignor agrees that, if any Event of Default shall have occurred and be continuing, then and in every such case, the Collateral Agent, in addition to any rights now or hereafter existing under applicable law and under the other provisions of this Agreement, shall have all rights as a secured creditor under any UCC, and such additional rights and remedies to which a secured creditor is entitled under the laws in effect in all relevant jurisdictions and may:

(i) personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from such Assignor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon such Assignor’s premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of such Assignor;

(ii) instruct the obligor or obligors on any agreement, instrument or other obligation (including, without limitation, the Accounts and the Contracts) constituting the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent and may exercise any and all remedies of such Assignor in respect of such Collateral;

(iii) instruct all depository banks and/or Securities Intermediaries which have entered into a control agreement with the Collateral Agent with respect to any Collateal to transfer all monies, securities, instruments and Financial Assets held by such depositary bank and/or Securities Intermediary to the Cash Collateral Account;

(iv) sell, assign or otherwise liquidate any or all of the Collateral or any part thereof in accordance with Section 7.2 hereof, or direct the relevant Assignor to sell, assign or otherwise liquidate any or all of the Collateral or any part thereof, and, in each case, take possession of the proceeds of any such sale or liquidation;

(v) take possession of the Collateral or any part thereof, by directing the relevant Assignor in writing to deliver the same to the Collateral Agent at any reasonable place or places designated by the Collateral Agent, in which event such Assignor shall at its own expense:

Exhibit I-1

(x) forthwith cause the same to be moved to the place or places so designated by the Collateral Agent and there delivered to the Collateral Agent;

(y) store and keep any Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent as provided in Section 7.2 hereof; and

(z) while the Collateral shall be so stored and kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain the Collateral in reasonable working condition;

(vi) license or sublicense, whether on an exclusive or nonexclusive basis, any Marks, Patents or Copyrights included in the Collateral for such term and on such conditions and in such manner as the Collateral Agent shall in its sole judgment determine (taking into account such provisions as may be necessary to protect and preserve such Marks, Patents or Copyrights);

(vii) apply any monies constituting Collateral or proceeds thereof in accordance with the provisions of Section 7.4; and

(viii) take any other action as specified in clauses (1) through (5), inclusive, of Section 9-607 of the UCC;

it being understood that each Assignor’s obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by such Assignor of said obligation. By accepting the benefits of this Agreement and each other Security Document, the Secured Creditors expressly acknowledge and agree that this Agreement and each other Security Document may be enforced only by the action of the Administrative Agent or the Collateral Agent, in each case acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or any other Security Document or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the other Security Documents.

7.2 Remedies; Disposition of the Collateral. Any Collateral repossessed by the Collateral Agent under or pursuant to Section 7.1 hereof and any other Collateral whether or not so repossessed by the Collateral Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Collateral Agent may, in compliance with any mandatory requirements of applicable law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Collateral Agent or after any overhaul or repair at the expense of the relevant Assignor which the Collateral Agent shall determine to be commercially reasonable. Any such sale, lease or other disposition may be effected by means of a public disposition or

Exhibit I-1

private disposition, effected in accordance with the applicable requirements (in each case if and to the extent applicable) of Sections 9-610 through 9-613 of the UCC and/or such other mandatory requirements of applicable law as may apply to the respective disposition. The Collateral Agent may, without notice or publication, adjourn any public or private disposition or cause the same to be adjourned from time to time by announcement at the time and place fixed for the disposition, and such disposition may be made at any time or place to which the disposition may be so adjourned. To the extent permitted by any such requirement of law, the Collateral Agent may bid for and become the purchaser (and may pay all or any portion of the purchase price by crediting Obligations against the purchase price) of the Collateral or any item thereof, offered for disposition in accordance with this Section 7.2 without accountability to the relevant Assignor. If, under applicable law, the Collateral Agent shall be permitted to make disposition of the Collateral within a period of time which does not permit the giving of notice to the relevant Assignor as hereinabove specified, the Collateral Agent need give such Assignor only such notice of disposition as shall be reasonably practicable in view of the applicable law. Each Assignor agrees to do or cause to be done all such other acts and things as may be necessary to make such disposition or dispositions of all or any portion of the Collateral valid and binding and in compliance with any and all applicable laws, regulations, orders, writs, injunctions, decrees or awards of any and all courts, arbitrators or governmental instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at such Assignor’s expense.

7.3 Waiver of Claims. Except as otherwise provided in this Agreement, EACH ASSIGNOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE COLLATERAL AGENT’S TAKING POSSESSION OR THE COLLATERAL AGENT’S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES, and each Assignor hereby further waives, to the extent permitted by law:

(i) all damages occasioned by such taking of possession or any such disposition except to the extent any damages are the result of the Collateral Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision);

(ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder; and

(iii) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and each Assignor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the relevant Assignor therein and thereto, and shall be a perpetual bar both at law and in equity

Exhibit I-1

against such Assignor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through and under such Assignor.

7.4 Application of Proceeds. (a) All monies collected by the Collateral Agent (or, to the extent the US Pledge Agreement or the Additional Security Documents constituting US Security Documents require proceeds of collateral under such US Security Documents to be applied in accordance with the provisions of this Agreement, the Pledgee under such other US Security Document) upon any sale or other disposition of the Collateral, together with all other monies received by the Collateral Agent hereunder, shall be applied as follows:

(i) first, to the payment of all amounts owing the Collateral Agent of the type described in clauses (iii), (iv) and (v) of the definition of “Obligations”;

(ii) second, to the extent proceeds remain after the application pursuant to the preceding clause (i), to the payment of all amounts owing to the Administrative Agent of the type described in clauses (v) and (vi) of the definition of “Obligations”;

(iii) third, to the extent proceeds remain after the application pursuant to the preceding clauses (i) and (ii), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(iv) fourth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iii), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 7.4(e) hereof, with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(v) fifth, to the extent proceeds remain after the application pursuant to the preceding clauses (i) through (iv), inclusive, and following the termination of this Agreement pursuant to Section 10.8(a) hereof, to the relevant Assignor or to whomever may be lawfully entitled to receive such surplus.

(b) For purposes of this Agreement (x) ‘Pro Rata Share” shall mean, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage and using the Dollar Equivalent thereof in the case of an amount expressed in a currency other than Dollars) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, premium and interest on, all Loans, all Unpaid Drawings, the Stated Amount on all outstanding Letters of Credit and all Fees and (ii) in the case of the Other Obligations, all amounts due under the Interest Rate Protection Agreements

Exhibit I-1

and the Other Hedging Agreements entitled to the benefits of this Agreement (other than indemnities, fees (including, without limitation, attorneys’ fees) and similar obligations and liabilities) and (z) “Secondary Obligations” shall mean all Obligations other than Primary Obligations.

(c) When payments to the Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 7.4 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(d) Each of the Secured Creditors, by their acceptance of the benefits hereof, agrees and acknowledges that if the Lender Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Administrative Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Administrative Agent to the Collateral Agent for distribution in accordance with Section 7.4(a) hereof.

(e) All payments required to be made hereunder shall be made (x) if to the Lender Creditors, to the Administrative Agent under the Credit Agreement for the account of the Lender Creditors, and (y) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the Other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(f) For purposes of applying payments received in accordance with this Section 7.4, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Administrative Agent, each such Representative for any Other Creditors or the Other Creditors, as the case may be and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless the Collateral Agent has received

Exhibit I-1

written notice from a Lender Creditor or an Other Creditor to the contrary, the Administrative Agent and each Representative, in furnishing information pursuant to the preceding sentence, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless the Collateral Agent has received written notice from an Other Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements and the Other Hedging Agreements entitled to the benefits of this Agreement are in existence.

(g) It is understood that the Assignors shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Obligations.

(h) Notwithstanding anything to the contrary contained in this Section 7.4, it is understood that, until such time as CanCo is no longer subject to the restrictions contained in the relevant Campbell Can Acquisition Documents restricting CanCo from being jointly liable with the other Assignors, CanCo shall not be jointly and severally liable with the other Assignors for any deficiency described in Section 7.4(g) above to the extent such joint and several liability is prohibited by such Campbell Can Acquisition Documents, but shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral hereunder and the amount of its own Obligations.

7.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Collateral Agent shall be in addition to every other right, power and remedy specifically given to the Collateral Agent under this Agreement, the other Secured Debt Agreements or now or hereafter existing at law, in equity or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Collateral Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of the Collateral Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence thereof. No notice to or demand on any Assignor in any case shall entitle it to any other or further notice or demand in similar or other circumstances or constitute a waiver of any of the rights of the Collateral Agent to any other or further action in any circumstances without notice or demand. In the event that the Collateral Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Collateral Agent may recover reasonable expenses, including reasonable attorneys’ fees, and the amounts thereof shall be included in such judgment.

7.6 Discontinuance of Proceedings. In case the Collateral Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case the relevant Assignor, the Collateral Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the

Exhibit I-1

Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Collateral Agent shall continue as if no such proceeding had been instituted.

8. INDEMNITY

8.1 Indemnity. (a) Each Assignor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates, servants and agents (hereinafter in this Section 8.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 8.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Agreement or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including, without limitation, latent or other defects, whether or not discoverable), the violation of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that no Indemnitee shall be indemnified pursuant to this Section 8.1(a) for any expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided that the indemnity described above shall not apply to any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements incurred by, imposed on or assessed as a result of, or arising out of, or in any way related to, or by reason of any litigation, proceeding or other action solely between or among the Lenders (excluding, however, any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (all of which shall be covered by such indemnity) (x) incurred by, imposed on or assessed against the Administrative Agent, the Collateral Agent or any of their respective officers, directors, employees, affiliates, representatives or agents acting in their capacity as agent, collateral agent or arranger or (y) incurred by, imposed on or assessed against any Secured Creditor or any of its officers, directors, employees, affiliates, representatives or agents as a result of, or arising out of, or in any way related to, or by reason of any such litigation, proceeding or action to which any Secured Creditor (or any of its respective officers, directors, employees, affiliates, representatives or agents) is a party in its capacity as such, in each case to the extent (and only to the extent) that such litigation, proceeding or other action relates to, or arises from, any action or omission by Silgan or any of its Subsidiaries). Each Assignor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Assignor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Assignor of any such assertion of which such Indemnitee has knowledge.

Exhibit I-1

(b) Without limiting the application of Section 8.1(a) hereof, each Assignor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(c) Without limiting the application of Section 8.1(a) or (b) hereof, each Assignor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by any Assignor in this Agreement, any other Secured Debt Agreement or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Agreement.

(d) If and to the extent that the obligations of any Assignor under this Section 8.1 are unenforceable for any reason, such Assignor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

(e) Notwithstanding anything to the contrary contained in this Section 8.1, until such time as the CanCo Restrictions are no longer in effect, CanCo shall not be jointly and severally liable with the other Assignors for any indemnity obligations under this Section 8.1 to the extent such joint and several liability is prohibited by such CanCo Restrictions, but will remain obligated for indemnity obligations with respect to its own actions.

8.2 Indemnity Obligations Secured by Collateral; Survival. Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Obligations secured by the Collateral. The indemnity obligations of each Assignor contained in this Article VIII shall continue in full force and effect notwithstanding the full payment of all of the other Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, the termination of all Letters of Credit issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements and Other Hedging Agreements entered into with the Other Creditors and the payment of all other Obligations and notwithstanding the discharge thereof.

9. DEFINITIONS

The following terms shall have the meanings herein specified. Such definitions shall be equally applicable to the singular and plural forms of the terms defined.

Exhibit I-1

“Account” shall mean any “account” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event shall include but shall not be limited to, all rights to payment of any monetary obligation, whether or not earned by performance, (i) for property that has been or is to be sold, leased, licensed, assigned or otherwise disposed of, (ii) for services rendered or to be rendered, (iii) for a policy of insurance issued or to be issued, (iv) for a secondary obligation incurred or to be incurred, (v) for energy provided or to be provided, (vi) for the use or hire of a vessel under a charter or other contract, (vii) arising out of the use of a credit or charge card or information contained on or for use with the card, or (viii) as winnings in a lottery or other game of chance operated or sponsored by a State, governmental unit of a State, or person licensed or authorized to operate the game by a State or governmental unit of a State. Without limiting the foregoing, the term “account” shall include all Health-Care-Insurance Receivables.

“Administrative Agent” shall have the meaning provided in the recitals to this Agreement.

“Agreement” shall have the meaning provided in the first paragraph hereof.

“As-Extracted Collateral” shall mean “as-extracted collateral” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Assignor” shall have the meaning provided in the first paragraph of this Agreement.

“CanCo” shall have the meaning provided in the recitals to this Agreement.

“Cash Collateral Account” shall mean a cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

“Chattel Paper” shall mean “chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York. Without limiting the foregoing, the term “Chattel Paper” shall in any event include all Tangible Chattel Paper and all Electronic Chattel Paper.

“Class” shall have the meaning provided in Section 10.2 of this Agreement.

“Co-Documentation Agents” shall have the meaning provided in the recitals to this Agreement.

“Collateral” shall have the meaning provided in Section 1.1(a) of this Agreement.

“Collateral Agent” shall have the meaning provided in the first paragraph of this Agreement.

Exhibit I-1

“Commercial Tort Claims” shall mean “commercial tort claims” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Containers” shall have the meaning provided in the recitals to this Agreement.

“Contract Rights” shall mean all rights of any Assignor under each Contract, including, without limitation, (i) any and all rights to receive and demand payments under any or all Contracts, (ii) any and all rights to receive and compel performance under any or all Contracts and (iii) any and all other rights, interests and claims now existing or in the future arising in connection with any or all Contracts.

“Contracts” shall mean all contracts between any Assignor and one or more additional parties (including, without limitation, any Interest Rate Protection Agreements, licensing agreements and any partnership agreements, joint venture agreements, operating agreements and limited liability company agreements), but excluding any contract that is governed by a law other than that of the United States or any State thereof to the extent that the terms of any such contract prohibit the granting of a security interest therein which would be enforceable under any such applicable foreign law.

“Copyrights” shall mean any United States copyright owned by any Assignor, including any registrations of any copyrights, in the United States Copyright Office or any foreign equivalent office, as well as any application for a copyright registration now or hereafter made with the United States Copyright Office or any foreign equivalent office by any Assignor.

“Credit Agreement” shall have the meaning provided in the recitals to this Agreement.

“Credit Document Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Default” shall mean any event which with notice or lapse of time, or both, would constitute an Event of Default.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Documents” shall mean “documents” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Electronic Chattel Paper” shall mean “electronic chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Equipment” shall mean any “equipment” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, and in any event, shall include, but shall not be limited to, all machinery, equipment, furnishings, fixtures and vehicles now or hereafter owned by any Assignor and any and all additions, substitutions and

Exhibit I-1

replacements of any of the foregoing and all accessions thereto, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

“Event of Default” shall mean any Event of Default under, and as defined in, the Credit Agreement and shall in any event include, without limitation, any payment default on any of the Obligations after the expiration of any applicable grace period.

“Financial Asset” shall mean “financial asset” as such term is defined in Section 8-102(a)(9) of the UCC.

“General Intangibles” shall mean “general intangibles” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Goods” shall mean “goods” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Health-Care-Insurance Receivable” shall mean any “health-care-insurance receivable” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Indemnitee” shall have the meaning provided in Section 8.1(a) of this Agreement.

“Instruments” shall mean “instruments” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Inventory” shall mean merchandise, inventory and goods, and all additions, substitutions and replacements thereof and all accessions thereto, wherever located, together with all goods, supplies, incidentals, packaging materials, labels, materials and any other items used or usable in manufacturing, processing, packaging or shipping same, in all stages of production from raw materials through work in process to finished goods, and all products and proceeds of whatever sort and wherever located and any portion thereof which may be returned, rejected, reclaimed or repossessed by the Collateral Agent from any Assignor’s customers, and shall specifically include all “inventory” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Investment Property” shall mean “investment property” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Joint Lead Arrangers” shall have the meaning provided in the recitals to this Agreement.

“Letter-of-Credit Rights” shall mean “letter-of-credit rights” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

Exhibit I-1

“Lender Creditors” shall have the meaning provided in the recitals to this Agreement.

“Lenders” shall have the meaning provided in the recitals to this Agreement.

“Liens” shall mean any security interest, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor’s interest in a financing lease or analogous instrument, in, of, or on any Assignor’s property.

“Location” of any Assignor shall mean such Assignor’s “location” as determined pursuant to Section 9-307 of the UCC.

“Manufacturing” shall have the meaning provided in the recitals to this Agreement.

“Marks” shall mean all right, title and interest in and to any United States trademarks, service marks and trade names now held or hereafter acquired by any Assignor, including any registration or application for registration of any trademarks and service marks in the United States Patent and Trademark Office or in any equivalent foreign office or the equivalent thereof in any State of the United States and any trade dress including logos, trade names, company names, business names, fictitious names, other business identifiers and/or designs used by any Assignor in the United States.

“Obligations” shall mean and include all of the following:

(i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of each Assignor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Assignor is a party (including, in the case of each Assignor that is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under the US Borrowers/Subsidiaries Guaranty) and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this clause (i), except to the extent consisting of obligations, liabilities or indebtedness with respect to Interest Rate Protection Agreements or Other Hedging Agreements entitled to the benefits of this Agreement, being herein collectively called the “Credit Document Obligations”);

(ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case,

Exhibit I-1

proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Assignor or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by such Assignor to the Other Creditors under, or with respect to (including, in the case of each Assignor that is a Guarantor, all such obligations, liabilities and indebtedness of such Assignor under the US Borrowers/Subsidiaries Guaranty), each Interest Rate Protection Agreement and Other Hedging Agreement entitled to the benefits of this Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Assignor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (ii) being herein collectively called the “Other Obligations”);

(iii) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(iv) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Assignor referred to in clauses (i) and (ii) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(v) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 8.1 of this Agreement; and

(vi) all amounts owing to the Administrative Agent pursuant to any of the Credit Documents in its capacity as such;

it being acknowledged and agreed that the “Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Other Creditors” shall have the meaning provided in the recitals of this Agreement.

“Other Obligations” shall have the meaning provided in the definition of “Obligations” in this Article IX.

“Patents” shall mean any United States patent to which any Assignor now or hereafter has any right, title or interest therein, and any divisions, continuations (including, but not limited to, continuations-in-parts) and improvements thereof, as well as any application for a United States patent now or hereafter made by any Assignor.

“Permits” shall mean, to the extent permitted to be assigned by the terms thereof or by applicable law, all licenses, permits, rights, orders, variances, franchises or authorizations of or from any governmental authority or agency.

Exhibit I-1

“Plastics” shall have the meaning provided in the recitals to this Agreement.

“Primary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Pro Rata Share” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Proceeds” shall mean all “proceeds” as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Collateral Agent or any Assignor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Assignor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any person acting under color of governmental authority) and (iii) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Registered Organization” shall have the meaning provided in the Uniform Commercial Code as in effect in the State of New York.

“Representative” shall have the meaning provided in Section 7.4(e) of this Agreement.

“Required Secured Creditors” shall mean (i) at any time when any Credit Document Obligations are outstanding or any Commitments or Letters of Credit under the Credit Agreement exist, the Required Lenders (or, to the extent provided in Section 12.12 of the Credit Agreement, each of the Lenders) and (ii) at any time after all of the Credit Document Obligations have been paid in full in cash and all Commitments and Letters of Credit under the Credit Agreement have been terminated and no further Commitments may be provided thereunder, the holders of a majority of the outstanding principal amount of the Other Obligations.

“Requisite Creditors” shall have the meaning provided in Section 10.2 of this Agreement.

“Secondary Obligations” shall have the meaning provided in Section 7.4(b) of this Agreement.

“Secured Creditors” shall have the meaning provided in the recitals to this Agreement.

“Secured Debt Agreements” shall mean and include this Agreement, the other Credit Documents and the Interest Rate Protection Agreements and Other Hedging Agreements entitled to the benefits of this Agreement entered into with an Other Creditor.

“Securities Intermediary” shall mean “securities intermediary” as such term is defined in Section 8-102(a)(14) of the UCC.

Exhibit I-1

“Silgan” shall have the meaning provided in the recitals to this Agreement.

“Software” shall mean “software” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Supporting Obligations” shall mean any “supporting obligation” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York, now or hereafter owned by any Assignor, or in which any Assignor has any rights, and, in any event, shall include, but shall not be limited to all of such Assignor’s rights in any Letter-of-Credit Right or secondary obligation that supports the payment or performance of, and all security for, any Account, Chattel Paper, Document, General Intangible, Instrument or Investment Property.

“Syndication Agent” shall have the meaning provided in the recitals to this Agreement.

“Tangible Chattel Paper” shall mean “tangible chattel paper” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Termination Date” shall have the meaning provided in Section 10.8(a) of this Agreement.

“Timber-to-be-Cut” shall mean “timber-to-be-cut” as such term is used in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Trade Secret Rights” shall have the meaning provided in Section 5.1 of this Agreement.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

10. MISCELLANEOUS

10.1 Notices. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Collateral Agent or any Assignor shall not be effective until received by the Collateral Agent or such Assignor, as the case may be. All notices and other communications shall be in writing and addressed as follows:

(a) if to any Assignor, at :

     c/o Silgan Holdings Inc.

     4 Landmark Square

Exhibit I-1

     Suite 400

     Stamford, CT 06901

     Tel: (203) 975-7110

     Fax: (203) 975-4598

     Attention: General Counsel

(b) if to the Collateral Agent, at:

     Deutsche Bank AG New York Branch

     60 Wall Street, NYC60-4305

     New York, NY 10005

     Tel: (212) 250-6105

     Fax: (212) 797-5690

     Attention: Enrique Landaeta

(c) if to any Lender Creditor, other than the Collateral Agent, at such address as such Lender Creditor shall have specified in the Credit Agreement;

(d) if to any Other Creditor, at such address as such Other Creditor shall have specified in writing to Silgan and the Collateral Agent;

or at such other address or addressed to such other individual as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.

10.2 Waiver; Amendment. Except as provided in Sections 10.8 and 10.13 hereof, none of the terms and conditions of this Agreement, any other Security Document or any Guaranty may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by each Assignor (or Guarantor, as the case may be) directly affected thereby and the Collateral Agent (with the written consent of the Required Secured Creditors); provided, however, that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) also shall require the written consent of the Requisite Creditors of such affected Class. For the purpose of this Agreement, the term “Class” shall mean each class of Secured Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Agreement, the term “Requisite Creditors” of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders (or, to the extent provided in Section 12.12 of the Credit Agreement, each of the Lenders), and (y) with respect to the Other Obligations, the holders of at least a majority of the outstanding principal amount of all Other Obligations outstanding from time to time.

10.3 Obligations Absolute. The obligations of each Assignor hereunder shall remain in full force and effect without regard to, and shall not be impaired by, (a) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of such Assignor; (b) any exercise or non-exercise, or any waiver of, any right, remedy, power or privilege under or in respect of this Agreement or any other Secured Debt Agreement; or (c) any amendment to or modification of any Secured Debt Agreement or any security for any

Exhibit I-1

of the Obligations; whether or not such Assignor shall have notice or knowledge of any of the foregoing.

10.4 Successors and Assigns. This Agreement shall be binding upon each Assignor and its successors and assigns (although no Assignor may assign its rights and obligations hereunder except in accordance with the provisions of the Secured Debt Agreements) and shall inure to the benefit of the Collateral Agent and the other Secured Creditors and their respective successors and assigns. All agreements, statements, representations and warranties made by each Assignor herein or in any certificate or other instrument delivered by such Assignor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Secured Debt Agreements regardless of any investigation made by the Secured Creditors or on their behalf.

10.5 Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

10.6 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH ASSIGNOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH ASSIGNOR HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH ASSIGNOR, AND AGREES NOT TO PLEAD OR CLAIM IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS THAT ANY SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH ASSIGNOR. EACH ASSIGNOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY SUCH ASSIGNOR AT ITS ADDRESS FOR NOTICES AS PROVIDED IN SECTION 10.1 ABOVE, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SUCH SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN, HOWEVER, SHALL AFFECT THE

Exhibit I-1

RIGHT OF THE COLLATERAL AGENT UNDER THIS AGREEMENT, OR ANY SECURED CREDITOR, TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY ASSIGNOR IN ANY OTHER JURISDICTION.

(b) EACH ASSIGNOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

10.7 Assignor’s Duties. It is expressly agreed, anything herein contained to the contrary notwithstanding, that each Assignor shall remain liable to perform all of the obligations, if any, assumed by it with respect to the Collateral and the Collateral Agent shall not have any obligations or liabilities with respect to any Collateral by reason of or arising out of this Agreement, nor shall the Collateral Agent be required or obligated in any manner to perform or fulfill any of the obligations of each Assignor under or with respect to any Collateral.

10.8 Termination; Release. (a) After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including, without limitation, in Section 8.1 hereof shall survive such termination) and the Collateral Agent, at the request and expense of the respective Assignor, will promptly execute and deliver to such Assignor a proper instrument or instruments (including Uniform Commercial Code termination statements on Form UCC-3) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” shall mean the date upon which the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements entitled to the benefits of this Agreement have been terminated, no Note, Loan or Letter of Credit is outstanding and all other Obligations (other than indemnities described in Section 8.1 hereof and described in Section 12.13 of the Credit Agreement, and any other indemnities set forth in any other Security Documents, in each case which are not then due and payable) have been paid in full in cash.

(b) In the event that any part of the Collateral is sold in connection with a sale permitted by Section 8.02 of the Credit Agreement or is otherwise released at the direction of the Required Secured Creditors, such Collateral shall be sold or released free and clear of the Liens

Exhibit I-1

created by this Agreement and the Collateral Agent, at the request and expense of such Assignor, will execute and deliver such documentation to evidence such release (including UCC-3 termination or partial release statements and the like) and will assign, transfer and deliver to such Assignor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

(c) In the event that all of the capital stock of one or more Assignors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 8.02 of the Credit Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Secured Creditors), upon the consummation of such sale, disposition or liquidation such Assignor shall be released from this Agreement and this Agreement shall, as to each such Assignor or Assignors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock or other equity interests of any Assignor shall be deemed to be a sale of such Assignor for the purposes of this Section 10.8(c)).

(d) At any time that the respective Assignor desires that Collateral be released as provided in the foregoing Section 10.8(a), (b) or (c), it shall deliver to the Collateral Agent a certificate signed by an authorized officer of such Assignor stating that the release of the respective Collateral is permitted pursuant to Section 10.8(a), (b) or (c) hereof.

(e) The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 10.8.

10.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with each Assignor and the Collateral Agent.

10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.11 The Collateral Agent and the other Secured Creditors. The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement.

Exhibit I-1

10.12 Benefit of Agreement. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and assigns.

10.13 Additional Assignors. It is understood and agreed that any Subsidiary of Silgan that is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document shall automatically become an Assignor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent. Silgan agrees that it shall and shall cause any such Subsidiary that becomes an Assignor hereunder to (i) deliver supplements to Annexes A through F hereto, inclusive, as are necessary to cause such Annexes to be complete and accurate with respect to such additional Assignor on such date and (ii) take all actions as specified in this Agreement as would have been taken by such Assignor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.

*****

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

SILGAN HOLDINGS INC., as an Assignor

By:
Name: Frank W. Hogan, III
Title: Senior Vice President, General Counsel and Secretary

SILGAN CORPORATION, as an Assignor

By:
Name: Frank W. Hogan, III
Title: Senior Vice President, General Counsel and Secretary

SILGAN CONTAINERS LLC
SILGAN PLASTICS LLC
SILGAN CONTAINERS MANUFACTURING CORPORATION
SILGAN CAN COMPANY
SILGAN LLC
By: SILGAN CONTAINERS LLC, as Manager
SILGAN CLOSURES INTERNATIONAL HOLDING COMPANY
SILGAN EQUIPMENT COMPANY
SILGAN WHITE CAP LLC
SILGAN WHITE CAP CORPORATION
SILGAN WHITE CAP AMERICAS LLC
SILGAN PLASTICS CORPORATION
SILGAN CAN HOLDING COMPANY
SILGAN TUBES HOLDING COMPANY, each as an Assignor

By:
Name: Frank W. Hogan, III
Title: Vice President

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

ANNEX G

to

SECURITY AGREEMENT

Form of Control Agreement Regarding Deposit Accounts

AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”), dated as of                  ,         , among the undersigned assignor (the “Assignor”) DEUTSCHE BANK AG NEW YORK BRANCH, not in its individual capacity but solely as Collateral Agent (the “Collateral Agent”), and                      (the “Deposit Account Bank”), as the bank (as defined in Section 9-102 of the Uniform Commercial Code as in effect on the date hereof in the State of                      (the “UCC”)) with which one or more deposit accounts (as defined in Section 9-102 of the UCC) are maintained by the Assignor (with all such deposit accounts now or at any time in the future maintained by the Assignor with the Deposit Account Bank being herein called the “Deposit Accounts”).

W I T N E S S E T H :

WHEREAS, the Assignor, various affiliates thereof and the Collateral Agent have entered into a Security Agreement, dated as of July 7, 2010 (as amended, modified or supplemented from time to time, the “Security Agreement”), under which, among other things, in order to secure the payment of the Obligations (as defined in the Security Agreement), the Assignor has granted a security interest to the Collateral Agent for the benefit of the Secured Creditors (as defined in the Security Agreement) in all of the right, title and interest of the Assignor in and into any and all deposit accounts (as defined in Section 9-102 of the UCC) and in all monies, securities, instruments and other investments deposited therein from time to time (collectively, herein called the “Collateral”); and

WHEREAS, the Assignor desires that the Deposit Account Bank enter into this Agreement in order to establish “control” (as defined in Section 9-104 of the UCC) in each Deposit Account at any time or from time to time maintained with the Deposit Account Bank, and to provide for the rights of the parties under this Agreement with respect to such Deposit Accounts;

NOW THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Assignor’s Dealings with Deposit Accounts; Notice of Exclusive Control. Until the Deposit Account Bank shall have received from the Collateral Agent a Notice of Exclusive Control (as defined below), the Assignor shall be entitled to present items drawn on and otherwise to withdraw or direct the disposition of funds from the Deposit Accounts and give instructions in respect of the Deposit Accounts; provided, however, that the Assignor may not, and the Deposit Account Bank agrees that it shall not permit the Assignor to, without the Collateral Agent’s prior written consent, close any Deposit Account. If the Collateral Agent

Annex G

shall give to the Deposit Account Bank a notice of the Collateral Agent’s exclusive control of the Deposit Accounts, which notice states that it is a “Notice of Exclusive Control” (a “Notice of Exclusive Control”), only the Collateral Agent shall be entitled to withdraw funds from the Deposit Accounts, to give any instructions in respect of the Deposit Accounts and any funds held therein or credited thereto or otherwise to deal with the Deposit Accounts.

2. Collateral Agent’s Right to Give Instructions as to Deposit Accounts. (a) Notwithstanding the foregoing or any separate agreement that the Assignor may have with the Deposit Account Bank, the Collateral Agent shall be entitled, for purposes of this Agreement, at any time to give the Deposit Account Bank instructions as to the withdrawal or disposition of any funds from time to time credited to any Deposit Account, or as to any other matters relating to any Deposit Account or any other Collateral, without further consent from the Assignor. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank, and the Deposit Account Bank hereby agrees, to comply with any such instructions from the Collateral Agent without any further consent from the Assignor. Such instructions may include the giving of stop payment orders for any items being presented to any Deposit Account for payment. The Deposit Account Bank shall be fully entitled to rely on, and shall comply with, such instructions from the Collateral Agent even if such instructions are contrary to any instructions or demands that the Assignor may give to the Deposit Account Bank. In case of any conflict between instructions received by the Deposit Account Bank from the Collateral Agent and the Assignor, the instructions from the Collateral Agent shall prevail.

(b) It is understood and agreed that the Deposit Account Bank’s duty to comply with instructions from the Collateral Agent regarding the Deposit Accounts is absolute, and the Deposit Account Bank shall be under no duty or obligation, nor shall it have the authority, to inquire or determine whether or not such instructions are in accordance with the Security Agreement or any other Credit Document (as defined in the Security Agreement), nor seek confirmation thereof from the Assignor or any other Person.

3. Assignor’s Exculpation and Indemnification of Depository Bank. The Assignor hereby irrevocably authorizes and instructs the Deposit Account Bank to follow instructions from the Collateral Agent regarding the Deposit Accounts even if the result of following such instructions from the Collateral Agent is that the Deposit Account Bank dishonors items presented for payment from any Deposit Account. The Assignor further confirms that the Deposit Account Bank shall have no liability to the Assignor for wrongful dishonor of such items in following such instructions from the Collateral Agent. The Deposit Account Bank shall have no duty to inquire or determine whether the Assignor’s obligations to the Collateral Agent are in default or whether the Collateral Agent is entitled, under any separate agreement between the Assignor and the Collateral Agent, to give any such instructions. The Assignor further agrees to be responsible for the Deposit Account Bank’s customary charges and to indemnify the Deposit Account Bank from and to hold the Deposit Account Bank harmless against any loss, cost or expense that the Deposit Account Bank may sustain or incur in acting upon instructions which the Deposit Account Bank believes in good faith to be instructions from the Collateral Agent.

4. Subordination of Security Interests; Deposit Account Bank’s Recourse to Deposit Accounts. The Deposit Account Bank hereby subordinates any claims and security

Annex G

interests it may have against, or with respect to, any Deposit Account at any time established or maintained with it by the Assignor (including any amounts, investments, instruments or other Collateral from time to time on deposit therein) to the security interests of the Collateral Agent (for the benefit of the Secured Creditors) therein, and agrees that no amounts shall be charged by it to, or withheld or set-off or otherwise recouped by it from, any Deposit Account of the Assignor or any amounts, investments, instruments or other Collateral from time to time on deposit therein; provided that the Deposit Account Bank may, however, from time to time debit the Deposit Accounts for any of its customary charges in maintaining the Deposit Accounts or for reimbursement for the reversal of any provisional credits granted by the Deposit Account Bank to any Deposit Account, to the extent, in each case, that the Assignor has not separately paid or reimbursed the Deposit Account Bank therefor.

5. Representations, Warranties and Covenants of Deposit Account Bank. The Deposit Account Bank represents and warrants to the Collateral Agent that:

(a) The Deposit Account Bank constitutes a “bank” (as defined in Section 9-102 of the UCC), that the jurisdiction (determined in accordance with Section 9-304 of the UCC) of the Deposit Account Bank for purposes of each Deposit Account maintained by the Assignor with the Deposit Account Bank shall be one or more States within the United States.

(b) The Deposit Account Bank shall not permit the Assignor to establish any demand, time, savings, passbook or other account with it which it does not constitute a Deposit Account (as defined in Section 9-102 of the UCC).

(c) The account agreements between the Deposit Account Bank and the Assignor relating to the establishment and general operation of the Deposit Accounts provide, whether specifically or generally, that the laws of                      govern secured transactions relating to the Deposit Accounts and that the Deposit Account Bank’s “jurisdiction” for purposes of Section 9-304 of the UCC in respect of the Deposit Accounts is                     . The Deposit Account Bank will not, without the Collateral Agent’s prior written consent, amend any such account agreement so that the Deposit Account Bank’s jurisdiction for purposes of Section 9-304 of the UCC is other than a jurisdiction permitted pursuant to preceding clause (a). All account agreements in respect of each Deposit Account in existence on the date hereof are listed on Annex A hereto and copies of all such account agreements have been furnished to the Collateral Agent. The Deposit Account Bank will promptly furnish to the Collateral Agent a copy of the account agreement for each Deposit Account hereafter established by the Deposit Account Bank for the Assignor.

(d) The Deposit Account Bank has not entered and will not enter, into any agreement with any other Person by which the Deposit Account Bank is obligated to comply with instructions from such other Person as to the disposition of funds from any Deposit Account or other dealings with any Deposit Account or other of the Collateral.

(e) On the date hereof the Deposit Account Bank maintains no Deposit Accounts for the Assignor other than the Deposit Accounts specifically identified in Annex A hereto.

Annex G

(f) Any items or funds received by the Deposit Account Bank for the Assignor’s account will be credited to said Deposit Accounts specified in paragraph (e) above or to any other Deposit Accounts hereafter established by the Deposit Account Bank for the Assignor in accordance with this Agreement.

(g) The Deposit Account Bank will promptly notify the Collateral Agent of each Deposit Account hereafter established by the Deposit Account Bank for the Assignor (which notice shall specify the account number of such Deposit Account and the location at which the Deposit Account is maintained), and each such new Deposit Account shall be subject to the terms of this Agreement in all respects.

6. Deposit Account Statements and Information. The Deposit Account Bank agrees, and is hereby authorized and instructed by the Assignor, to furnish to the Collateral Agent, at its address indicated below, copies of all account statements and other information relating to each Deposit Account that the Deposit Account Bank sends to the Assignor and to disclose to the Collateral Agent all information requested by the Collateral Agent regarding any Deposit Account.

7. Conflicting Agreements. This Agreement shall have control over any conflicting agreement between the Deposit Account Bank and the Assignor.

8. Merger or Consolidation of Deposit Account Bank. Without the execution or filing of any paper or any further act on the part of any of the parties hereto, any bank into which the Deposit Account Bank may be merged or with which it may be consolidated, or any bank resulting from any merger to which the Deposit Account Bank shall be a party, shall be the successor of the Deposit Account Bank hereunder and shall be bound by all provisions hereof which are binding upon the Deposit Account Bank and shall be deemed to affirm as to itself all representations and warranties of the Deposit Account Bank contained herein.

9. Notices.

(a) All notices and other communications provided for in this Agreement shall be in writing (including facsimile) and sent to the intended recipient at its address or telex or facsimile number set forth below:

     If to the Collateral Agent, at:

     Deutsche Bank AG New York Branch

     60 Wall Street, NYC60-4305

     New York, NY 10005

     Tel: (212) 250-6105

     Fax: (212) 797-5690

     Attention: Enrique Landaeta

Annex G

If to the Assignor, at:

If to the Deposit Account Bank, at:

or, as to any party, to such other address or telex or facsimile number as such party may designate from time to time by notice to the other parties.

(b) Except as otherwise provided herein, all notices and other communications hereunder shall be delivered by hand or by commercial overnight courier (delivery charges prepaid), or mailed, postage prepaid, or telexed or faxed, addressed as aforesaid, and shall be effective (i) three business days after being deposited in the mail (if mailed), (ii) when delivered (if delivered by hand or courier) and (iii) or when transmitted with receipt confirmed (if telexed or faxed); provided that notices to the Collateral Agent shall not be effective until actually received by it.

10. Amendment. This Agreement may not be amended, modified or supplemented except in writing executed and delivered by all the parties hereto.

11. Binding Agreement. This Agreement shall bind the parties hereto and their successors and assign and shall inure to the benefit of the parties hereto and their successors and assigns. Without limiting the provisions of the immediately preceding sentence, the Collateral Agent at any time or from time to time may designate in writing to the Deposit Account Bank a successor Collateral Agent (at such time, if any, as such entity becomes the Collateral Agent under the Security Agreement, or at any time thereafter) who shall thereafter succeed to the rights of the existing Collateral Agent hereunder and shall be entitled to all of the rights and benefits provided hereunder.

12. Continuing Obligations. The rights and powers granted herein to the Collateral Agent have been granted in order to protect and further perfect its security interests in the Deposit Accounts and other Collateral and are powers coupled with an interest and will be affected neither by any purported revocation by the Assignor of this Agreement or the rights granted to the Collateral Agent hereunder or by the bankruptcy, insolvency, conservatorship or receivership of the Assignor or the Deposit Account Bank or by the lapse of time. The rights of the Collateral Agent hereunder and in respect of the Deposit Accounts and the other Collateral, and the obligations of the Assignor and Deposit Account Bank hereunder, shall continue in effect until the security interests of Collateral Agent in the Deposit Accounts and such other Collateral

Annex G

have been terminated and the Collateral Agent has notified the Deposit Account Bank of such termination in writing.

13. Governing Law. This Agreement shall be construed in accordance with and be governed by the law of the State of New York, without regard to its conflicts of laws principles.

14. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

*****

Annex G

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

Assignor:

[NAME]

By:
Name:
Title:

Collateral Agent:

DEUTSCHE BANK AG NEW YORK BRANCH, not in its individual capacity, but solely as Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

Deposit Account Bank:

[NAME]

By:
Name:
Title:

TABLE OF CONTENTS

Page
1. SECURITY INTERESTS	2

1.1 Grant of Security Interests	2
1.2 Power of Attorney	4

2. GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS	4

2.1 Necessary Filings	4
2.2 No Liens	5
2.3 Other Financing Statements	5
2.4 Chief Executive Office, Record Locations	5
2.5 Location of Inventory and Equipment	5
2.6 Legal Names; Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility); Jurisdiction of Organization; Location; Organizational Identification Numbers; Changes Thereto; etc.	5
2.7 Trade Names; Etc.	6
2.8 Certain Significant Transactions.	6
2.9 Non-UCC Property	6
2.10 As-Extracted Collateral; Timber-to-be-Cut	7
2.11 Collateral in the Possession of a Bailee	7
2.12 Recourse	7

3. SPECIAL PROVISIONS CONCERNING ACCOUNTS; CONTRACT RIGHTS; INSTRUMENTS; CHATTEL PAPER AND CERTAIN OTHER COLLATERAL	7

3.1 Additional Representations and Warranties	7
3.2 Maintenance of Records	8
3.3 Direction to Account Debtors; Contracting Parties; etc.	8
3.4 Modification of Terms; etc.	8
3.5 Collection	9
3.6 Instruments	9
3.7 Assignors Remain Liable Under Accounts	9
3.8 Assignors Remain Liable Under Contracts	9
3.9 Deposit Accounts; Etc.	10
3.10 Letter-of-Credit Rights	11
3.11 Commercial Tort Claims	11
3.12 Chattel Paper	11
3.13 Further Actions	11

4. SPECIAL PROVISIONS CONCERNING TRADEMARKS	12

4.1 Additional Representations and Warranties	12

4.2 Licenses and Assignments	12
4.3 Infringements	12
4.4 Preservation of Marks	12
4.5 Maintenance of Registration	12
4.6 Remedies	13

5. SPECIAL PROVISIONS CONCERNING PATENTS, COPYRIGHTS AND TRADE SECRETS	13

5.1 Additional Representations and Warranties	13
5.2 Licenses and Assignments	13
5.3 Infringements	14
5.4 Maintenance of Patents or Copyright	14
5.5 Prosecution of Patent Applications	14
5.6 Remedies	14

6. PROVISIONS CONCERNING ALL COLLATERAL	15

6.1 Protection of Collateral Agent’s Security	15
6.2 Warehouse Receipts Non-negotiable	15
6.3 Additional Information	15
6.4 Further Actions	15
6.5 Financing Statements	16

7. REMEDIES UPON OCCURRENCE OF AN EVENT OF DEFAULT	16

7.1 Remedies; Obtaining the Collateral Upon Default	16
7.2 Remedies; Disposition of the Collateral	17
7.3 Waiver of Claims	18
7.4 Application of Proceeds	19
7.5 Remedies Cumulative	21
7.6 Discontinuance of Proceedings	21

8. INDEMNITY	22

8.1 Indemnity	22
8.2 Indemnity Obligations Secured by Collateral; Survival	23

9. DEFINITIONS	23

10. MISCELLANEOUS	30

10.1 Notices	30
10.2 Waiver; Amendment	31
10.3 Obligations Absolute	31
10.4 Successors and Assigns	32
10.5 Headings Descriptive	32

10.6 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.	32
10.7 Assignor’s Duties	33
10.8 Termination; Release	33
10.9 Counterparts	34
10.10 Severability	34
10.11 The Collateral Agent and the other Secured Creditors	34
10.12 Benefit of Agreement	35
10.13 Additional Assignors	35

ANNEX A	Schedule of Chief Executive Offices Address(es) of Chief Executive Office
ANNEX B	Schedule of Inventory and Equipment Locations
ANNEX C	Schedule of Legal Names, Type of Organization (and Whether a Registered Organization and/or a Transmitting Utility), Jurisdiction of Organization, Location and Organizational Identification Numbers
ANNEX D	Schedule of Trade and Fictitious Names
ANNEX E	Description of Certain Significant Transactions Occurring Within One Year Prior to the Date of the Security Agreement
ANNEX F	Schedule of Deposit Accounts
ANNEX G	Form of Control Agreement Regarding Deposit Accounts
ANNEX H	Schedule of Commercial Tort Claims

EXHIBIT I-2

SILGAN PLASTICS CANADA INC.

and

827599 ONTARIO INC.

and

828745 ONTARIO INC.

as Obligors

and

DEUTSCHE BANK AG NEW YORK BRANCH

as Collateral Agent

SECURITY AGREEMENT

July 7, 2010

STIKEMAN ELLIOTT LLP

(i)

SCHEDULE “A”	INSTRUMENTS AND SECURITIES
SCHEDULE “B”	CORPORATE MATTERS AND LOCATIONS OF COLLATERAL
SCHEDULE “C”	SIGNIFICANT TRANSACTIONS
SCHEDULE “D”	DEPOSIT ACCOUNTS
SCHEDULE “E”	SUPPLEMENTARY DISCLOSURE

(ii)

SECURITY AGREEMENT

Security agreement dated as of July 7, 2010 made by each of the undersigned obligors (each an “Obligor” and, together with any other entity that becomes an obligor hereunder pursuant to Section 6.16, the “Obligors”) in favour of DEUTSCHE BANK AG NEW YORK BRANCH (the “Collateral Agent”) for the benefit of the Secured Creditors.

RECITALS:

(a)	The Agent and certain Lenders have agreed to make certain credit facilities available to the Credit Parties on the terms and conditions contained in the Credit Agreement;

(b)

Each Obligor has guaranteed the payment and performance of each Foreign Credit Party’s obligations under the Credit Agreement and other Credit Documents to which each such Foreign Credit Party is a party pursuant to the Canadian Borrowers/Subsidiaries Guarantee; and

(c)

It is a condition precedent to the extension of credit to each Credit Party and the issuance of, and participation in, Letters of Credit for the account of each such Credit Party under the Credit Agreement that each Obligor execute and deliver this Agreement in favour of the Collateral Agent as security for the payment and performance of each Foreign Credit Party’s obligations under the Credit Agreement, the Canadian Borrowers/Subsidiaries Guarantee and other Credit Documents to which each such Foreign Credit Party is a party.

In consideration of the foregoing and other good and valuable consideration, the receipt and adequacy of which are acknowledged, each Obligor agrees as follows.

ARTICLE 1

INTERPRETATION

Section 1.1    Defined Terms.

As used in this Agreement, the following terms have the following meanings:

“Agent” means Deutsche Bank AG New York Branch acting as administrative agent for the Lenders under the Credit Agreement and any successor administrative agent appointed under the Credit Agreement, and its successors and permitted assigns.

“Agreement” means this security agreement.

“Cash Collateral Account” shall mean a cash collateral account maintained with, and in the sole dominion and control of, the Collateral Agent for the benefit of the Secured Creditors.

“Collateral” has the meaning specified in Section 2.1.

“Collateral Agent” means Deutsche Bank AG New York Branch acting as collateral agent for the Secured Creditors and any successor collateral agent and its successors and permitted assigns.

“Credit Agreement” means the credit agreement dated as of July 7, 2010 among Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., each other borrower party from time to time thereto, the lenders from time to time party thereto, the Agent, Banc of America LLC as syndication agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as co-documentation agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as joint lead arrangers and joint book managers, as the same may be amended, modified extended, renewed, replaced, restated, supplemented or refinanced from time to time and includes any agreement extending the maturity of, refinancing or restructuring all or any portion of, the indebtedness under such agreement or any successor agreements, whether or not with the same Agent or Lenders.

“Credit Documents” means the Credit Agreement, the Canadian Borrowers/Subsidiaries Guarantee, this Agreement and each other Credit Document (as such term is defined in the Credit Agreement).

“Credit Document Obligations” has the meaning specified in the definition of “Secured Obligations” in this Section 1.1.

“Deposit Accounts” shall mean all “deposit accounts” as such term is defined in the Uniform Commercial Code as in effect on the date hereof in the State of New York.

“Governmental Entity” means (i) any international, multinational, national, federal, provincial, state, municipal, local or other governmental or public department, central bank, court, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the above, (iii) any stock exchange and (iv) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

“Indemnitees” has the meaning specified in Section 5.1(1).

“Intellectual Property” means domestic and foreign: (i) patents, applications for patents and reissues, divisions, continuations, renewals, extensions and continuations-in-part of patents or patent applications; (ii) proprietary and non-public business information, including inventions (whether patentable or not), invention disclosures, improvements, discoveries, trade secrets, confidential information, know-how, methods, processes, designs, technology, technical data, schematics, formulae and customer lists, and documentation relating to any of the foregoing; (iii) copyrights, copyright registrations and applications for copyright registration; (iv) mask works, mask work registrations and applications for mask work registrations; (v) designs, design registrations, design registration applications and integrated circuit topographies; (vi) trade names, business names, corporate names, domain names, website names and world wide web addresses, common law trade-marks, trade-mark registrations, trade mark applications, trade dress and logos, and the goodwill associated with any of the foregoing; (vii) computer software and programs (both source code and object code form), all proprietary rights in the computer software and programs and all documentation and other materials related to the computer software and programs; and (viii) any other intellectual property and industrial property.

“Instruments” means (i) a bill, note or cheque within the meaning of the Bills of Exchange Act (Canada) or any other writing that evidences a right to the payment of money and is of a type that in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, or (ii) a letter of credit and an advice of credit if the letter or advice states that it must be surrendered upon claiming payment thereunder, or (iii) chattel paper or any other writing that evidences both a monetary obligation and a security interest in or a lease of specific goods, or (iv) documents of title or any other writing that purports to be issued by or addressed to a bailee and purports to cover such goods in the bailee’s possession as are identified or fungible portions of an identified mass, and that in the ordinary course of business is treated as establishing that the Person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers, or (v) any document or writing commonly known as an instrument, but excludes investment property.

“Judgement Currency” has the meaning specified in Section 6.15(1).

“Judgment Currency Conversion Date” has the meaning specified in Section 6.15(1)

“Lender Creditors” means the Collateral Agent, the Agent, the Lenders, the Issuing Lenders, the Syndication Agent, the Co-Documentation Agents and the Joint Lead Arrangers and their respective successors and assigns.

“Lesser Period” has the meaning specified in Section 6.15(4).

“Obligation Currency” has the meaning specified in Section 6.15(1).

“Obligor” and “Obligors” has the meaning set out in the introductory paragraph.

“Other Creditors” means any Lender or its affiliate (including each of their successors and assigns), even if such Lender or its affiliate subsequently ceases to be a Lender under the Credit Agreement, that has entered into, or may from time to time after the date hereof enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with any Foreign Credit Party.

“Other Obligations” has the meaning specified in the definition of “Secured Obligations” in this Section 1.1.

“PPSA” has the meaning specified in Section 1.2.

“Primary Obligations” has the meaning specified in Section 6.11(2).

“Pro Rata Share” has the meaning specified in Section 6.11(2).

“Registrable Intellectual Property” means any Intellectual Property in respect of which ownership, title, security interests, charges or encumbrances are capable of registration, recording or notation with any Governmental Entity pursuant to applicable laws.

“Representative” has the meaning specified in Section 6.11(5).

“Required Secured Creditors” shall mean (i) at any time when any Credit Document Obligations are outstanding or any Commitments or Letters of Credit under the Credit Agreement exist, the Required Lenders (or, to the extent provided in Section 12.12 of the Credit Agreement, each of the Lenders) and (ii) at any time after all of the Credit Document Obligations have been paid in full in cash and all Commitments and Letters of Credit under the Credit Agreement have been terminated and no further Commitments may be provided thereunder, the holders of a majority of the outstanding principal amount of the Other Obligations.

“Restricted Asset” has the meaning specified in Section 2.4(1).

“Secondary Obligations” has the meaning specified in Section 6.11(2).

“Secured Creditors” means the Lender Creditors and the Other Creditors and their respective successors and assigns.

“Secured Obligations” means and includes all of the following:

(a)

the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Obligor or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding), reimbursement obligations under Letters of Credit, fees, costs and indemnities) of each Obligor to the Lender Creditors, whether now existing or hereafter incurred under, arising out of, or in connection with, the Credit Agreement and the other Credit Documents to which such Obligor is a party (including in the case of each Obligor that is a Guarantor, all such obligations, liabilities and indebtedness under the Canadian Borrowers/Subsidiaries Guarantee) and the due performance and compliance by such Obligor with all of the terms, conditions and agreements contained in the Credit Agreement and in such other Credit Documents (all such obligations, liabilities and indebtedness under this paragraph (a), except to the extent consisting of obligations, liabilities, or indebtedness with respect to Interest

Rate Protection Agreements or Other Hedging Agreements entitled to the benefits of this Agreement, being herein collectively called the “Credit Document Obligations”);

(b)

the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations, liabilities and indebtedness (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Obligor or any Subsidiary thereof at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such proceeding) owing by each Obligor to the Other Creditors under, or with respect to (including all such obligations, liabilities and indebtedness under the Canadian Borrowers/Subsidiaries Guarantee), each Interest Rate Protection Agreement and Other Hedging Agreement entitled to the benefits of this Agreement, whether such Interest Rate Protection Agreement or Other Hedging Agreement is now in existence or hereafter arising, and the due performance and compliance by such Obligor with all of the terms, conditions and agreements contained therein (all such obligations, liabilities and indebtedness described in this clause (b) being herein collectively called the “Other Obligations”);

(c)	any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral;

(d)

in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of such Obligor referred to in paragraph (a) and (b) above, after an Event of Default shall have occurred and be continuing, the reasonable expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with reasonable attorneys’ fees and court costs;

(e)	all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 5.1; and

(f)	all amounts owing to the Agent pursuant to any of the Credit Documents in its capacity as such;

it being acknowledged and agreed that the “Secured Obligations” shall include extensions of credit of the types described above, whether outstanding on the date of this Agreement or extended from time to time after the date of this Agreement.

“Securities”	means:

(a)	an obligation of an issuer or a share, participation or other interest in an issuer or in property or an enterprise of an issuer that (i) is represented by a security certificate in bearer form or registered form, or the transfer of which may be registered on books maintained for that purpose by or on behalf of the issuer, (ii) is one of a class or series, or by its terms is divisible into a class or series, of shares, participations, interests or obligations, and (iii) is, or is of a type, dealt in or traded on securities exchanges or securities markets, or is a medium for investment and by its terms expressly provides that it is a security for the purposes of the STA; and

(b)	any other share, participation or other interest in a Person;

but excludes

(c)	any ULC Shares.

“Security Interest” has the meaning specified in Section 2.2.

“STA” has the meaning specified in Section 1.2.

“Termination Date” has the meaning specified in Section 6.2(1).

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided that all references herein to specific sections or subsections of the UCC are references to such sections or subsections, as the case may be, of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

“ULC Shares” means shares in any unlimited company at any time owned or otherwise held by any Obligor.

“U.S. Dollars” and “US$” means lawful money of the United States of America.

Section 1.2    Interpretation.

(1)

Terms defined in the Personal Property Security Act (Ontario) (“PPSA”) or the Securities Transfer Act, 2006 (Ontario) (“STA”) and used but not otherwise defined in this Agreement have the same meanings in this Agreement. For greater certainty, the terms “account”, “chattel paper”, “document of title”, “equipment”, “intangible”, “investment property”, “money”, “personal property” and “proceeds” have the meanings given to them in the PPSA; and the terms “certificated security”, “clearing agency,” “control”, “deliver”, “entitlement holder”, “financial asset”, “securities account”, “securities intermediary”, “security entitlement” and “uncertificated security” have the meanings given to them in the STA. Capitalized terms used in this Agreement but not defined have the meanings given to them in the Credit Agreement.

(2)

Any reference in any Credit Document to Liens permitted by the Credit Agreement and any right of any Obligor to create or suffer to exist Liens permitted by the Credit Agreement are not intended to and do not and will not subordinate the Security Interest to any such Lien or give priority to any Person over the Secured Creditors.

(3)

In this Agreement the words “including”, “includes” and “include” mean “including (or includes or include) without limitation”. The expressions “Article”, “Section” and other subdivision followed by a number mean and refer to the specified Article, Section or other subdivision of this Agreement.

(4)	Any reference in this Agreement to gender includes all genders. Words importing the singular number only include the plural and vice versa.

(5)	The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenient reference only and do not affect its interpretation.

(6)	The schedules attached to this Agreement form an integral part of it for all purposes of it.

(7)

Any reference in this Agreement to this Agreement, any Credit Document or any Security Document refers to this Agreement or such Credit Document or Security Document as the same may have been or may from time to time be amended, modified, extended, renewed, restated, replaced or supplemented and includes all schedules attached to it. Except as otherwise provided in this Agreement, any reference in this Agreement to a statute refers to such statute and all rules and regulations made under it as the same may have been or may from time to time be amended or re-enacted.

ARTICLE 2

SECURITY

Section 2.1    Grant of Security.

Subject to Section 2.4, each Obligor grants to the Collateral Agent, for the benefit of the Secured Creditors, a security interest in, and assigns, mortgages, charges, hypothecates and pledges to the Collateral Agent, for the benefit of the Secured Creditors, all of the property and undertaking of such Obligor now owned or hereafter acquired and all of the property and undertaking in which such Obligor now has or hereafter acquires any interest (collectively, the “Collateral”) including all of such Obligor’s:

(a)	present and after-acquired personal property;

(b)

inventory including goods held for sale, lease or resale, goods furnished or to be furnished to third parties under contracts of lease, consignment or service, goods which are raw materials or work in process, goods used in or procured for packing and materials used or consumed in the business of such Obligor;

(c)

equipment, machinery, furniture, fixtures, plant, vehicles and other goods of every kind and description and all licences and other rights and all related records, files, charts, plans, drawings, specifications, manuals and documents;

(d)	accounts due or accruing and all related agreements, books, accounts, invoices, letters, documents and papers recording, evidencing or relating to them;

(e)	money, documents of title, chattel paper, financial assets and investment property;

(f)	securities accounts, all credit balances, securities entitlements, other financial assets and items of property (or their value) standing to the credit from time to time in such securities accounts;

(g)	Instruments and Securities, including the Instruments and Securities listed in Schedule “A”;

(h)	intangibles including all security interests, goodwill, choses in action, contracts, contract rights, licenses and other contractual benefits;

(i)	Intellectual Property;

(j)	all substitutions and replacements of and increases, additions and, where applicable, accessions to the property described in Section 2.1(a) through Section 2.1(i) inclusive; and

(k)

all proceeds in any form derived directly or indirectly from any dealing with all or any part of the property described in Section 2.1(a) through Section 2.1(j) inclusive, including the proceeds of such proceeds.

Section 2.2     Secured Obligations.

The security interest, assignment, mortgage, charge, hypothecation and pledge granted by this Agreement (collectively, the “Security Interest”) secures the payment and performance of the Secured Obligations.

Section 2.3     Attachment.

(1)

Each Obligor acknowledges that (i) value has been given, (ii) it has rights in the Collateral (other than after-acquired Collateral), (iii) it has not agreed to postpone the time of attachment of the Security Interest, and (iv) it has received a copy of this Agreement.

(2)

If any Obligor (i) acquires any Securities, (ii) acquires any other financial assets that have not been credited to a securities account specified in Schedule “A” or (iii) acquires any Instruments (other than Instruments evidencing amounts payable of less than US$250,000 and having a maturity of less than 60 days or evidencing any rights to goods having a value less than US$250,000 and having a maturity of less than 60 days), such Obligor will notify the Collateral Agent in writing and provide the Collateral Agent with a revised Schedule “A” recording the acquisition or the establishment of and particulars relating to such Securities, financial assets, Instruments or securities account within 10 Business Days after such acquisition. As promptly as practicable and in any event within 10 Business Days after the acquisition thereof, such Obligor will promptly deliver to and deposit with the Collateral Agent any such Instruments (other than Instruments evidencing amounts payable of less than US$250,000 and having a maturity of less than 60 days or evidencing any rights to goods having a value less than US$250,000 and having a maturity of less than 60 days) as security for the Secured Obligations. Each Obligor will also promptly inform the Collateral Agent in writing of the acquisition by such Obligor of any ULC Shares.

(3)

At the request of the Collateral Agent, each Obligor will take all action that the Collateral Agent deems advisable to cause the Collateral Agent to have control over any Securities or other investment property that are now or at any time become Collateral, including (i) causing the Collateral to be transferred to or registered in the name of the Collateral Agent or its nominee or otherwise as the Collateral Agent may direct, (ii) endorsing any certificated Securities to the Collateral Agent or in blank by an effective endorsement, (iii) delivering the Collateral to the Collateral Agent or someone on its behalf as the Collateral Agent may direct and (iv) delivering to the Collateral Agent any and all consents or other documents or agreements which may be necessary to effect the transfer of any Collateral to the Collateral Agent or any third party. No Obligor shall be required to enter into any control agreements with respect to securities accounts.

(4)

At the request of the Collateral Agent, each Obligor will (i) cause the transfer of any Securities or Instruments to the Collateral Agent to be registered wherever such registration may be required or advisable in the reasonable opinion of the Collateral Agent, (ii) endorse any Instruments to the Collateral Agent or in blank or register them in the name of the Collateral Agent or its nominee or otherwise as the Collateral Agent may direct and (iii) deliver to the Collateral Agent any and all consents or other documents that may be necessary to effect the transfer of any Instruments to the Collateral Agent or any third party.

Section 2.4     Scope of Security Interest.

(1)

To the extent that an assignment of amounts payable and other proceeds arising under or in connection with, or the grant of a security interest in any agreement, licence, permit or quota of any Obligor would result in the termination of such agreement, licence, permit or quota and such termination is otherwise enforceable under applicable law (each, a “Restricted Asset”), the Security Interest with respect to each Restricted Asset will constitute a trust created in favour of the Collateral Agent, for the benefit of the Secured Creditors, pursuant to which such Obligor holds as trustee all proceeds arising under or in connection with the Restricted Asset in trust for the Collateral Agent, for the benefit of the Secured Creditors, on the following basis:

(a)	subject to the Credit Agreement, until the Security Interest is enforceable such Obligor is entitled to receive all such proceeds; and

(b)	whenever the Security Interest is enforceable, (i) all rights of such Obligor to receive such proceeds cease and all such proceeds will be immediately paid over to the Collateral Agent for the benefit of the Secured Creditors, and (ii) such Obligor will take all actions requested by the Collateral Agent to collect and enforce payment and other rights arising under the Restricted Asset.

Each Obligor will use all commercially reasonable efforts to obtain the consent of each other party to any and all Restricted Assets to the assignment of such Restricted Asset to the Collateral Agent in accordance with this Agreement. Each Obligor will also use all commercially reasonable efforts to ensure that all agreements entered into on and after the date of this Agreement expressly permit assignments of the benefits of such agreements as collateral security to the Collateral Agent in accordance with the terms of this Agreement.

(2)

The Security Interest with respect to trade-marks constitutes a security interest in, and a charge, hypothecation and pledge of, such Collateral in favour of the Collateral Agent for the benefit of the Secured Creditors, but does not constitute an assignment or mortgage of such Collateral to the Collateral Agent or any Secured Creditor.

(3)

Until the Security Interest is enforceable, the grant of the Security Interest in the Intellectual Property does not affect in any way any Obligor’s rights to commercially exploit the Intellectual Property, defend it, enforce such Obligor’s rights in it or with respect to it against third parties in any court or claim and be entitled to receive any damages with respect to any infringement of it.

(4)	The Security Interest does not extend to consumer goods or ULC Shares.

(5)

The Security Interest does not extend or apply to the last day of the term of any lease or sublease of real property or any agreement for a lease or sublease of real property, now held or hereafter acquired by any Obligor, but such Obligor will stand possessed of any such last day upon trust to assign and dispose of it as the Collateral Agent may reasonably direct.

Section 2.5     Grant of Licence to Use Intellectual Property.

At such time as the Collateral Agent is lawfully entitled to exercise its rights and remedies under Article 3, each Obligor grants to the Collateral Agent an irrevocable, nonexclusive licence (exercisable without payment of royalty or other compensation to the Obligor) to use, assign or sublicense any Intellectual Property in which such Obligor has rights wherever the same may be located, including in such licence access to (i) all media in which any of the licensed items may be recorded or stored, and (ii) all software and computer programs used for compilation or print-out. The license granted under this Section is to enable the Collateral Agent to exercise its rights and remedies under Article 3 and for no other purpose.

Section 2.6     Care and Custody of Collateral.

(1)	The Secured Creditors have no obligation to keep fungible Collateral in their possession identifiable.

(2)

The Collateral Agent may, upon the occurrence and during the continuance of an Event of Default, (i) notify any Person obligated on an Instrument, Security, account or other financial asset to make payments to the Collateral Agent, whether or not any Obligor was previously making collections on such Instrument, Security, account or financial asset, and (ii) assume control of any proceeds arising from the Collateral.

(3)

The Collateral Agent has no obligation to collect dividends, distributions or interest payable on, or exercise any option or right in connection with, any Collateral. The Collateral Agent has no obligation to protect or preserve any Collateral from depreciating in value or becoming worthless and is released from all responsibility for any loss of value, whether such Collateral is in the possession of, is a security entitlement of, or is subject to the control of the Collateral Agent, a securities intermediary, any Obligor or any other Person. In the physical keeping of any Securities, the Collateral Agent is only obliged to exercise the same degree of care as it would exercise with respect to its own Securities kept at the same place.

(4)

The Collateral Agent may upon the occurrence and during the continuance of an Event of Default sell, transfer, use or otherwise deal with any investment property included in the Collateral over which the Collateral Agent has control, on such conditions and in such manner as the Collateral Agent in its sole discretion may determine.

Section 2.7     Voting, etc., While no Event of Default

Unless and until there shall have occurred and be continuing an Event of Default and written notice thereof shall have been given by the Collateral Agent to the relevant Obligor (provided, that if an Event of Default specified in Section 9.05 of the Credit Agreement shall occur, no such notice shall be required), such Obligor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities owned by it, and to give consents, waivers or ratifications in respect thereof; provided that, in each case, no vote shall be cast or any consent, waiver or ratification given or any action taken or omitted to be taken which would violate or be inconsistent with any of the terms of this Agreement, the Credit Agreement, any other Credit Document, or which would have the effect of impairing the position or interests of the Collateral Agent or any other Secured Creditor in the Collateral. All such rights of such Obligor to vote and to give consents, waivers and ratifications shall cease in case an Event of Default has occurred and is continuing and written notice thereof shall have been given to such Obligor as (but only to the extent) described above in this Section 2.7, and all such rights become voted solely and absolutely in the Collateral Agent.

Section 2.8     Dividends and Other Distributions

Unless and until there shall have occurred and be continuing an Event of Default, all cash dividends, cash distributions, cash proceeds and other cash amounts payable in respect of the Collateral shall be paid to the relevant Obligor. The Collateral Agent shall be entitled to receive directly, and to retain as part of the Collateral:

(a)

all other or additional stock, notes, limited liability company interests, partnership interests, Instruments or other Securities or financial assets (including, but not limited to, cash dividends other than as set forth above) paid or distributed by way of dividend or otherwise in respect of the Collateral;

(b)

all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other Securities or financial assets (including, but not limited to, cash other than as set forth above) paid or distributed in respect of the Collateral by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(c)

all other or additional stock, notes, limited liability company interests, partnership interests, instruments or other Securities or financial assets (including, but not limited to, cash other than as set forth above) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization.

Nothing contained in this Section 2.8 (other than as set forth in the first sentence hereof) shall limit or restrict in any way the Collateral Agent’s right to receive proceeds of the Collateral in any form in accordance with Section 2.1. All dividends, distributions or other payments which are received by any Obligor contrary to the provisions of this Section 2.8 or any other moneys or financial assets received by such Obligor after the Security Interest is enforceable shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Obligor and shall be forthwith paid over to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

Section 2.9     Expenses.

Each Obligor is liable for and will pay on demand by the Collateral Agent any and all Secured Obligations of the type set forth under paragraphs (b), (c) and (d) of the definition of Secured Obligations.

ARTICLE 3

ENFORCEMENT

Section 3.1     Enforcement.

The Security Interest becomes and is enforceable against each Obligor upon the occurrence and during the continuance of an Event of Default.

Section 3.2     Remedies.

Whenever the Security Interest is enforceable, the Collateral Agent may realize upon the Collateral and enforce the rights of the Collateral Agent and the Secured Creditors by:

(a)	entry onto any premises where Collateral consisting of tangible personal property may be located;

(b)	entry into possession of the Collateral by any method permitted by law;

(c)	sale, grant of options to purchase, or lease of all or any part of the Collateral;

(d)	holding, storing and keeping idle or operating all or any part of the Collateral;

(e)

exercising and enforcing all rights and remedies of a holder of the Collateral as if the Collateral Agent were the absolute owner thereof (including, if necessary, causing the Collateral to be registered in the name of the Collateral Agent or its nominee if not already done);

(f)	collection of any proceeds arising in respect of the Collateral;

(g)	collection, realization or sale of, or other dealing with, the accounts;

(h)

license or sublicense, whether on an exclusive or nonexclusive basis, any Intellectual Property for such term and on such conditions and in such manner as the Collateral Agent in its sole judgment determines (taking into account such provisions as may be necessary to protect and preserve such Intellectual Property);

(i)	instruction or order to any issuer pursuant to any control the Collateral Agent has over Collateral;

(j)

instruction to any bank which has entered into a control agreement with the Collateral Agent to transfer all moneys, Securities and Instruments held by such depositary bank to an account maintained with or by the Collateral Agent;

(k)	application of any moneys constituting Collateral or proceeds thereof in accordance with Section 6.11;

(l)

appointment by instrument in writing of a receiver (which term as used in this Agreement includes a receiver and manager) or agent of all or any part of the Collateral and removal or replacement from time to time of any receiver or agent;

(m)	institution of proceedings in any court of competent jurisdiction for the appointment of a receiver of all or any part of the Collateral;

(n)	institution of proceedings in any court of competent jurisdiction for sale or foreclosure of all or any part of the Collateral;

(o)	filing of proofs of claim and other documents to establish claims to the Collateral in any proceeding relating to any Obligor; and

(p)	any other remedy or proceeding authorized or permitted under the PPSA or otherwise by law or equity.

Section 3.3     Additional Rights.

In addition to the remedies set forth in Section 3.2 and elsewhere in this Agreement, whenever the Security Interest is enforceable, the Collateral Agent may:

(a)

require any Obligor, at such Obligor’s expense, to assemble the Collateral at a place or places designated by notice in writing and such Obligor agrees to so assemble the Collateral immediately upon receipt of such notice;

(b)	require any Obligor, by notice in writing, to disclose to the Collateral Agent the location or locations of the Collateral and such Obligor agrees to promptly make such disclosure when so required;

(c)	repair, process, modify, complete or otherwise deal with the Collateral and prepare for the disposition of the Collateral, whether on the premises of any Obligor or otherwise;

(d)

redeem any prior security interest against any Collateral, procure the transfer of such security interest to itself, or settle and pass the accounts of the prior mortgagee, chargee or encumbrancer (any accounts to be conclusive and binding on each Obligor);

(e)	pay any liability secured by any Lien against any Collateral (the relevant Obligor will immediately on demand reimburse the Collateral Agent for all such payments);

(f)

carry on all or any part of the business of any Obligor and, to the exclusion of all others including such Obligor, enter upon, occupy and use all or any of the premises, buildings, and other property of or used by such Obligor for such time as the Collateral Agent sees fit, free of charge, and the Collateral Agent and the Secured Creditors are not liable to any Obligor for any act, omission or negligence in so doing or for any rent, charges, depreciation or damages incurred in connection with or resulting from such action;

(g)

borrow for the purpose of carrying on the business of any Obligor or for the maintenance, preservation or protection of the Collateral and grant a security interest in the Collateral, whether or not in priority to the Security Interest, to secure repayment;

(h)

commence, continue or defend any judicial or administrative proceedings for the purpose of protecting, seizing, collecting, realizing or obtaining possession or payment of the Collateral, and give good and valid receipts and discharges in respect of the Collateral and compromise or give time for the payment or performance of all or any part of the accounts or any other obligation of any third party to any Obligor; and

(i)

at any public sale, and to the extent permitted by law on any private sale, bid for and purchase any or all of the Collateral offered for sale and upon compliance with the terms of such sale, hold, retain and dispose of such Collateral without any further accountability to any Obligor or any other Person with respect to such holding, retention or disposition, except as required by law. In any such sale to the Collateral Agent, the Collateral Agent may, for the purpose of making payment for all or any part of the Collateral so purchased, use any claim for Secured Obligations then due and payable to it as a credit against the purchase price.

Section 3.4     Exercise of Remedies.

The remedies under Section 3.2 and Section 3.3 may be exercised from time to time separately or in combination and are in addition to, and not in substitution for, any other rights of the Collateral Agent and the Secured Creditors however arising or created. The Collateral Agent and the Secured Creditors are not bound to exercise any right or remedy, and the exercise of rights and remedies is without prejudice to the rights of the Collateral Agent and the Secured Creditors in respect of the Secured Obligations including the right to claim for any deficiency. By accepting the benefits of this Agreement, the Secured Creditors expressly acknowledge and agree that this Agreement may be enforced only by the action of the Agent or the Collateral Agent, in each case acting upon the instructions of the Required Secured Creditors and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby or thereby, it being understood and agreed that such rights and remedies may be exercised by the Agent or the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement.

Section 3.5     Receiver’s Powers.

(1)

Any receiver appointed by the Collateral Agent is vested with the rights and remedies which could have been exercised by the Collateral Agent in respect of each Obligor or the Collateral and such other powers and discretions as are granted in the instrument of appointment and any supplemental instruments. The identity of the receiver, its replacement and its remuneration are within the sole and unfettered discretion of the Collateral Agent.

(2)

Any receiver appointed by the Collateral Agent will act as agent for the Collateral Agent for the purposes of taking possession of the Collateral, but otherwise and for all other purposes (except as provided below), as agent for each Obligor. The receiver may sell, lease, or otherwise dispose of Collateral as agent for each Obligor or as agent for the Collateral Agent as the Collateral Agent may determine in its discretion. Each Obligor agrees to ratify and confirm all actions of the receiver acting as agent for such Obligor, and to release and indemnify the receiver in respect of all such actions.

(3)

The Collateral Agent, in appointing or refraining from appointing any receiver, does not incur liability to the receiver, any Obligor or otherwise and is not responsible for any misconduct or negligence of such receiver.

Section 3.6     Appointment of Attorney.

Each Obligor hereby irrevocably constitutes and appoints the Collateral Agent (and any officer of the Collateral Agent) as its true and lawful attorney. As the attorney of each Obligor, the Collateral Agent has the power to exercise for and in the name of such Obligor with full power of substitution, upon the occurrence and during the continuance of an Event of Default, any of such Obligor’s right (including the right of disposal), title and interest in and to the Collateral including the execution, endorsement, delivery and transfer of the Collateral to the Collateral Agent, its nominees or transferees, and the Collateral Agent and its nominees or transferees are hereby empowered to exercise all rights and powers and to perform all acts of ownership with respect to the Collateral to the same extent as such Obligor might do. This power of attorney is irrevocable, is coupled with an interest, has been given for valuable consideration (the receipt and adequacy of which is acknowledged) and survives, and does not terminate upon, the bankruptcy, dissolution, winding up or insolvency of any Obligor. This power of attorney extends to and is binding upon each Obligor’s successors and permitted assigns. Each Obligor authorizes the Collateral Agent to delegate in writing to another Person any power and authority of the Collateral Agent under this power of attorney as may be necessary or desirable in the opinion of the Collateral Agent, and to revoke or suspend such delegation.

Section 3.7     Dealing with the Collateral.

(1)

The Collateral Agent and the Secured Creditors are not obliged to exhaust their recourse against any Obligor or any other Person or against any other security they may hold in respect of the Secured Obligations before realizing upon or otherwise dealing with the Collateral in such manner as the Collateral Agent may consider desirable.

(2)

The Collateral Agent and the Secured Creditors may grant extensions or other indulgences, take and give up securities, accept compositions, grant releases and discharges and otherwise deal with any Obligor and with other Persons, sureties or securities as they may see fit without prejudice to the Secured Obligations, the liability of such Obligor or the rights of the Collateral Agent and the Secured Creditors in respect of the Collateral.

(3)

Except as otherwise provided by law or this Agreement, the Collateral Agent and the Secured Creditors are not (i) liable or accountable for any failure to collect, realize or obtain payment in respect of the Collateral, (ii) bound to institute proceedings for the purpose of collecting, enforcing, realizing or obtaining payment of the Collateral or for the purpose of preserving any rights of any Persons in respect of the Collateral, (iii) responsible for any loss occasioned by any sale or other dealing with the Collateral or by the retention of or failure to sell or otherwise deal with the Collateral, or (iv) bound to protect the Collateral from depreciating in value or becoming worthless.

Section 3.8     Standards of Sale.

Without prejudice to the ability of the Collateral Agent to dispose of the Collateral in any manner which is commercially reasonable, each Obligor acknowledges that:

(a)	the Collateral may be disposed of in whole or in part;

(b)	the Collateral may be disposed of by public auction, public tender or private contract, with or without advertising and without any other formality;

(c)	any assignee of such Collateral may be the Collateral Agent, a Secured Creditor or a customer of any such Person;

(d)	any sale conducted by the Collateral Agent will be at such time and place, on such notice and in accordance with such procedures as the Collateral Agent, in its sole discretion, may deem advantageous;

(e)

the Collateral may be disposed of in any manner and on any terms necessary to avoid violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that the prospective bidders and purchasers have certain qualifications, and restrict the prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of the Collateral) or in order to obtain any required approval of the disposition (or of the resulting purchase) by any governmental or regulatory authority or official;

(f)	a disposition of the Collateral may be on such terms and conditions as to credit or otherwise as the Collateral Agent, in its sole discretion, may deem advantageous; and

(g)	the Collateral Agent may establish an upset or reserve bid or price in respect of the Collateral.

Section 3.9     Dealings by Third Parties.

(1)

No Person dealing with the Collateral Agent, any of the Secured Creditors or an agent or receiver is required to determine (i) whether the Security Interest has become enforceable, (ii) whether the powers which such Person is purporting to exercise have become exercisable, (iii) whether any money remains due to the Collateral Agent or the Secured Creditors by any Obligor, (iv) the necessity or expediency of the stipulations and conditions subject to which any sale or lease is made, (v) the propriety or regularity of any sale or other dealing by the Collateral Agent or any Secured Creditor with the Collateral, or (vi) how any money paid to the Collateral Agent or the Secured Creditors has been applied.

(2)

Any bona fide purchaser of all or any part of the Collateral from the Collateral Agent or any receiver or agent will hold the Collateral absolutely, free from any claim or right of whatever kind, including any equity of redemption, of any Obligor, which it specifically waives (to the fullest extent permitted by law) as against any such purchaser together with all rights of redemption, stay or appraisal which such Obligor has or may have under any rule of law or statute now existing or hereafter adopted.

Section 3.10    Registration Rights.

If the Collateral Agent determines to exercise its right to sell any or all of the Securities that are Collateral, and if in the opinion of the Collateral Agent it is necessary or advisable to have any such Securities:

(a)

qualified for distribution by prospectus pursuant to the applicable securities legislation in any or all provinces and territories of Canada, each respective Obligor will cause the issuer thereof to (i) use its best efforts to file, and obtain a receipt from the applicable securities regulatory authorities, for a preliminary and final prospectus offering for sale such number of Securities as the Collateral Agent directs; and (ii) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such certificates, instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to qualify such Securities for distribution by prospectus pursuant to the applicable securities legislation in any or all provinces of Canada; or

(b)

sold or registered under the provisions of the U.S. Securities Act of 1933, as amended, such Obligor will cause the issuer thereof to (i) execute and deliver, and cause the directors and officers of such issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Collateral Agent, necessary or advisable to register the Securities pledged hereunder, or that portion thereof to be sold, under the provisions of the U.S. Securities Act of 1933, as amended, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Securities pledged hereunder, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Collateral Agent, are necessary or advisable, all in conformity with the requirements of the U.S. Securities Act of 1933, as amended, and the rules and regulations applicable thereto.

Each respective Obligor agrees to cause such issuer to comply with the provisions of the securities legislation in effect in any or all of the provinces of Canada, the U.S. Securities Act of 1933, as amended, and the securities or “Blue Sky” laws of any jurisdictions outside Canada, in each case, which the Collateral Agent designates.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.1    General Representations, Warranties and Covenants.

Each Obligor represents and warrants and covenants and agrees, acknowledging and confirming that the Collateral Agent and each other Secured Creditor is relying on such representations, warranties, covenants and agreements, that:

(a)

Continuous Perfection. Schedule “B” sets out each Obligor’s place of business or, if more than one, such Obligor’s chief executive office. Such place of business or chief executive office, as the case may be, has been located at such address for the four calendar months immediately preceding the date of this Agreement. Schedule “B” also sets out the address at which the books and records of each Obligor are located, the address at which senior management of each Obligor are located and conduct their deliberations and make their decisions with respect to the business of such Obligor and the address from which the invoices and accounts of each Obligor are issued. No Obligor will change the location of any of these items, people or addresses without providing at least 30 days prior written notice to the Collateral Agent and provided that the changed location is not outside Canada or any province thereof. Except for sales of inventory made in the ordinary course of business and except for inventory less than US$1,000,000, all inventory and equipment held on the date hereof or held at any time during the four calendar months prior to the date hereof, to the extent not delivered to the Collateral Agent pursuant to Section 2.3(4), has been kept and will be kept at those locations listed on Schedule “B”, and no Obligor will remove the Collateral from such locations, without providing at least 30 days prior written notice to the Collateral Agent.

(b)

Legal Names; Type of Organization; Jurisdiction of Organization; etc. As of the date hereof, the exact legal name of each Obligor, the type of organization of such Obligor, the jurisdiction of organization of such Obligor and the organizational identification number (if any) of such Obligor is listed on Schedule “B”. No Obligor shall change its legal name, its type of organization, its jurisdiction of organization, or its organizational identification number (if any) from that listed on Schedule “B”, except that any such changes shall be permitted (so long as not in violation of the applicable requirements of the Credit Documents and so long as same do not involve changing its jurisdiction of organization to a jurisdiction of organization outside Canada or a province thereof) if (i) it shall have given to the Collateral Agent not less than 10 days’ prior written notice of each change to the information listed on Schedule “B” (as adjusted for any subsequent changes thereto previously made in accordance with this sentence), together with a supplement to Schedule “B” which shall correct all information contained therein for such Obligor, and (ii) in connection with the respective change or changes, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interests of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect. In addition, to the extent that any Obligor does not have an organizational identification number on the date hereof and later obtains one, such Obligor shall promptly thereafter notify the Collateral Agent of such organizational identification number and shall take all actions reasonably satisfactory to the Collateral Agent to the extent necessary to maintain the security interest of the Collateral Agent in the

Collateral intended to be granted hereby fully perfected and in full force and effect.

(c)

Trade Names; Etc. Each Obligor does not and has not operated in any jurisdiction under, and in the preceding five years has not had and has not operated in any jurisdiction under, any trade names, fictitious names or other names except its legal name as specified in Schedule “B” and such other trade or fictitious names as are listed on Schedule “B”. No Obligor shall assume or operate in any jurisdiction under any new trade, fictitious or other name until (i) it shall have given to the Collateral Agent not less than 10 days’ written notice of its intention so to do, clearly describing such new name and the jurisdictions in which such new name will be used and providing such other information in connection therewith as the Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Collateral Agent to maintain the security interest of the Collateral Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

(d)

Certain Significant Transactions. During the one year period preceding the date of this Agreement, no Person has merged or consolidated with or into any Obligor, and no Person has liquidated into, or transferred all or substantially all of its assets to, any Obligor, except as described in Schedule “C”. With respect to any transactions so described in Schedule “C”, each Obligor shall have furnished such information with respect to the Person (and the assets of the Person and locations thereof) which merged with or into or consolidated with such Obligor, or was liquidated into or transferred all or substantially all of its assets to such Obligor, and shall have furnished to the Collateral Agent such PPSA and UCC lien searches as may have been requested with respect to such Person and its assets, to establish that no security interest (excluding Permitted Liens) continues perfected on the date hereof with respect to any Person described above (or the assets transferred to such Obligor by such Person).

(e)	Restriction on Disposition. No Obligor will sell, assign, convey, exchange, lease, release or abandon, or otherwise dispose of, any Collateral except as expressly permitted in the Credit Agreement.

(f)

Account Debtors. None of the account debtors in respect of any accounts, chattel paper or intangibles and none of the obligors in respect of any Instruments included in the Collateral is a Governmental Entity.

(g)	Securities and Instruments.

(i)

Schedule “A” lists all Securities and Instruments owned or held by each Obligor. Schedule “A” sets out, for each class of Securities listed in the schedule, the percentage amount that such Securities represent of all issued and outstanding Securities of that class and whether the Securities are certificated securities or uncertificated securities.

(ii)	Securities and Instruments that are Collateral have been, where applicable, duly and validly issued and acquired and are fully paid and non-assessable.

(iii)

Except as described in Schedule “A”, no transfer restrictions apply to the Securities and Instruments listed in Schedule “A”. Each Obligor has delivered to the Collateral Agent copies of all shareholder, partnership or trust agreements applicable to each issuer of such Securities and Instruments which are in such Obligor’s possession or control.

(iv)

No Person has or will have any written or oral option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement to acquire any right or interest in any of the Securities and Instruments that are Collateral.

(v)

The Securities and Instruments that are Collateral constitute, where applicable, the legal, valid and binding obligation of each Obligor of such Securities and Instruments, enforceable in accordance with their terms, subject only to any limitation under applicable laws relating to (i) bankruptcy, insolvency, fraudulent conveyance, arrangement, reorganization or creditors’ rights generally, and (ii) the discretion that a court may exercise in the granting of equitable remedies.

(vi)

The pledge, assignment and delivery to and control by the Collateral Agent of the Collateral consisting of investment property (other than securities accounts) pursuant to this Agreement creates a valid and perfected first ranking security interest in such Collateral, and the proceeds of it. Such Collateral and the proceeds from it are not subject to any prior Lien or any agreement purporting to grant to any third party a Lien or control of the property or assets of any Obligor which would include the Collateral. The Collateral Agent is entitled to all the rights, priorities and benefits afforded by the PPSA or other relevant personal property securities legislation as enacted in any relevant jurisdiction to perfect security interests in respect of such Collateral.

(vii)

The Obligors have not consented to, will not consent to, and have no knowledge of any control by any person with respect to any Collateral (other than securities accounts) other than the Collateral Agent.

(viii)	Each Obligor will notify the Collateral Agent immediately upon becoming aware of any change in an “issuer’s jurisdiction” in respect of any uncertificated Securities that are Collateral.

(h)	Deposit Accounts; Etc.

(i)

None of the Obligors maintains and, at any time after the date of this Agreement none shall establish or maintain, any demand, time, savings, passbook or similar account, except for such accounts maintained with a Canadian chartered bank located in Canada. Schedule “D” accurately sets forth, as of the date of this Agreement, each Deposit Account maintained by each Obligor (including a description thereof and the respective account number), the name of the respective bank with which such Deposit Account is maintained, and the jurisdiction of the respective bank with respect to such Deposit Account, in each case except for local Deposit Accounts which in the aggregate for all of the Credit Parties do not hold more than US$5,000,000 at any one time (although no more than US$200,000 in the aggregate may be held in any single local Deposit Account). For each Deposit Account (other than the Cash Collateral Account or any other Deposit Account maintained with the Collateral Agent), each Obligor shall use its commercially reasonable efforts to cause the bank with which the Deposit Account is maintained to execute and deliver to the Collateral Agent, within 90 days after the date of this Agreement (as such date may be extended by the Collateral Agent in its reasonable discretion) or, if later, at the time of the establishment of the respective Deposit Account, a “control agreement” in the form of Annex G to the US Security Agreement (appropriately completed), with such changes thereto as may be required to conform the form to the Obligor and this Agreement and with such other changes thereto (or in such other form) as may be acceptable to the Collateral Agent. If any bank with which a Deposit Account is maintained refuses to, or does not, enter into such a “control agreement”, then the relevant Obligor shall, to the extent reasonably requested by the Collateral Agent, promptly close the respective Deposit Account and transfer all balances therein to another Deposit Account meeting the requirements of this Section 4.1(h)(i). If any bank with which a Deposit Account is maintained refuses to subordinate all its claims with respect to such Deposit Account to the Collateral Agent’s security interest therein on terms satisfactory to the Collateral Agent, then the Collateral Agent, in its reasonable discretion, may (but will have no obligations to) (x) require that such Deposit Account be terminated in accordance with the immediately preceding sentence or (y) agree to a “control agreement” without such subordination, provided that in such event the Collateral Agent may at any time, at its option, subsequently require that such Deposit Account be terminated (within 30 days after notice from the Collateral Agent) in accordance with the requirements of the immediately preceding sentence.

(ii)

After the date of this Agreement, no Obligor shall establish any new demand, time, savings, passbook or similar account, except for Deposit Accounts established and maintained with banks and meeting the requirements of Section 4.1(h)(i). At the time any such Deposit Account is established, the appropriate “control agreement” shall be entered into in accordance with the requirements of Section 4.1(h)(i) and such Obligor shall furnish to the Collateral Agent a supplement to Schedule “C” containing the relevant information with respect to the respective Deposit Account and the bank with which same is established.

(iii)

The Collateral Agent hereby agrees that unless an Event of Default has occurred and is continuing, it will not assume exclusive control over any Deposit Account of any Obligor or give any notice of exclusive control or similar notice to any bank at which any Deposit Account is maintained by such Obligor.

(i)

Additional Security Perfection and Protection of Security Interest. Each Obligor will grant to the Collateral Agent, for the benefit of the Secured Creditors, security interests, assignments, mortgages, charges, hypothecations and pledges in such property and undertaking of such Obligor that is not subject to a valid and perfected first ranking security interest (subject only to Permitted Liens) constituted by the Security Documents, in each relevant jurisdiction as determined by the Collateral Agent. Each Obligor will perform all acts, execute and deliver all agreements, documents and instruments and take such other steps as are requested by the Collateral Agent at any time to register, file, signify, publish, perfect, maintain, protect, and enforce the Security Interest including: (i) executing, recording and filing of financing or other statements, and paying all taxes, fees and other charges payable, (ii) placing notations on its books of account to disclose the Security Interest, (iii) delivering acknowledgements, confirmations and subordinations that may be necessary to ensure that the Security Documents constitute a valid and perfected first ranking security interest (subject only to Permitted Liens), (iv) executing and delivering any certificates, endorsements, instructions, agreements, documents and instruments that may be required under the STA and (v) delivering opinions of counsel in respect of matters contemplated by this paragraph. The documents and opinions contemplated by this paragraph must be in form and substance satisfactory to the Collateral Agent.

Section 4.2    Representations, Warranties and Covenants Concerning Intellectual Property.

Each Obligor represents and warrants and covenants and agrees, acknowledging and confirming that the Collateral Agent and each other Secured Creditor is relying on such representations, warranties, covenants and agreements, that:

(a)

All Registrable Intellectual Property of such Obligor is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the Intellectual Property rights of any other Person.

(b)

No decision or judgment has been rendered by any Governmental Entity which would limit, cancel or question the validity of, or such Obligor’s rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

(c)

No action or proceeding is pending, or, to the knowledge of such Obligor, threatened, on the date hereof seeking to limit, cancel or question the validity of any Intellectual Property or such Obligor’s ownership interest therein, or which, if adversely determined, would have a Material Adverse Effect on the value of any Intellectual Property.

(d)

Such Obligor will take all reasonable and necessary steps, including in any proceeding before the Canadian Intellectual Property Office or any similar Governmental Entity of any jurisdiction, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Registrable Intellectual Property, including filing of applications for renewal, affidavits of use and affidavits of incontestability.

(e)

In the event that any material Intellectual Property of such Obligor is infringed, misappropriated or diluted by a third party, such Obligor will (i) take such actions as such Obligor reasonably deems appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Collateral Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

Section 4.3    Incorporation by Reference.

Each Obligor hereby represents, warrants, covenants and agrees, acknowledging and confirming that the Collateral Agent and each other Secured Creditor is relying on such representations, warranties, covenants and agreements, to each of the matters set forth in the following sections of the US Security Agreement:

(a)	sections 2.1, 2.2, 2.3, 2.9, 2.10 and 2.11;

(b)	sections 3.1 through section 3.5, inclusive, sections 3.7 and 3.8 and sections 3.10 through section 3.13, inclusive;

(c)	section 4.1 through section 4.6, inclusive;

(d)	section 5.1 through section 5.6, inclusive; and

(e)	section 6.1 through section 6.5, inclusive,

in each case, as if the sections were set out in their entirety in this Agreement. Each such section will be interpreted for the purposes of this Section 4.3 as if (i) each Obligor is an Assignor within the meaning of those Sections; (ii) the term “Collateral” used therein means “Collateral” as defined hereunder; (iii) the term “this Agreement” used therein means “this Agreement” as defined hereunder; and (iv) each reference to a particular Annex in each of those sections of the US Security Agreement shall mean and be a reference to such Annex as supplemented by Schedule “E”.

ARTICLE 5

INDEMNITY

Section 5.1    Indemnity.

(1)

Each Obligor, jointly and severally, agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor and their respective successors, assigns, employees, affiliates, servants and agents (hereinafter in this Section 5.1 referred to individually as “Indemnitee,” and collectively as “Indemnitees”) harmless from any and all liabilities, obligations, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys’ fees and expenses) (for the purposes of this Section 5.1 the foregoing are collectively called “expenses”) of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of the Obligations of any Foreign Credit Party under the Credit Documents or any other document executed in connection therewith or the credit facilities provided to such such Foreign Credit Party under the Credit Documents or the Secured Obligations including in any way relating to or arising out of:

(a)	this Agreement or any other Security Document to which any such Foreign Credit Party is a party; or

(b)

the enforcement of any of the terms of, or the preservation of any rights under any of this Agreement, any other Security Document to which any such Foreign Credit Party is a party or, to the extent the enforcement or preservation relates to any such Foreign Credit Party, the Collateral, any such Foreign Credit Party’s Obligations or the Secured Obligations, any other Credit Document or any other document executed in connection herewith or therewith; or

(c)

the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Collateral (including latent or other defects, whether or not discoverable); or

(d)

the violation of the laws of any country, state or other governmental body or unit, any tort (including claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person

(including any Indemnitee), or property damage), or contract claim, to the extent that any such violation or claim relates to any such Foreign Credit Party, the Collateral, any such Foreign Credit Party’s Obligations or the Secured Obligations, or any enforcement or preservation of any rights under any Credit Documents in respect thereof;

provided that no Indemnitee shall be indemnified pursuant to this Section 5.1(1) for any expenses to the extent caused by the gross negligence or willful misconduct of such Indemnitee (as determined by a court of competent jurisdiction in a final and non-appealable decision); provided that the indemnity described above shall not apply to any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements incurred by, imposed on or assessed as a result of, or arising out of, or in any way related to, or by reason of any litigation, proceeding or other action solely between or among the Lenders (excluding, however, any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (all of which shall be covered by such indemnity) (x) incurred by, imposed on or assessed against the Agent, the Collateral Agent or any of their respective officers, directors, employees, affiliates, representatives or agents acting in their capacity as agent, collateral agent or arranger or (y) incurred by, imposed on or assessed against any Secured Creditor or any of its officers, directors, employees, affiliates, representatives, or agents, as a result of, or arising out of, or in any way related to, or by reason of any such litigation, proceeding or action to which any Secured Creditor (or any of its respective officers, directors, employees, affiliates, representatives or agents) is a party in its capacity as such to the extent (and only to the extent) that such litigation, proceeding or other action relates to, or arises from, any action or omission by Silgan Holdings Inc. or any of its Subsidiaries). Each Obligor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, damage, injury, penalty, claim, demand, action, suit or judgment, such Obligor shall assume full responsibility for the defense thereof. Each Indemnitee agrees to use its best efforts to promptly notify the relevant Obligor of any such assertion of which such Indemnitee has knowledge.

(2)

Without limiting the application of Section 5.1(1), each Obligor agrees, jointly and severally, to pay or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent’s Liens on, and security interest in, the Collateral, including all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Collateral, premiums for insurance with respect to the Collateral and all other fees, costs and expenses in connection with protecting, maintaining or preserving the Collateral and the Collateral Agent’s interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Collateral.

(3)

Without limiting the application of Section 5.1(1) or Section 5.1(2), each Obligor, jointly and severally, agrees to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any misrepresentation by such Obligor in this Agreement, any other Credit Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Credit Document.

(4)

If and to the extent that the obligations of any Obligor under this Section 5.1 are unenforceable for any reason, such Obligor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.

Section 5.2    Indemnity Obligations Secured by Collateral; Survival.

Any amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement shall constitute Secured Obligations secured by the Collateral. The indemnity obligations of each Obligor contained in this Article 5 shall continue in full force and effect notwithstanding the full payment of all of the other Secured Obligations and notwithstanding the full payment of all the Notes issued, and Loans made, under the Credit Agreement, the termination of all Letters of Credit issued under the Credit Agreement, the termination of all Interest Rate Protection Agreements and Other Hedging Agreements entered into with the Other Creditors and the payment of all other Secured Obligations and notwithstanding the discharge thereof.

ARTICLE 6

GENERAL

Section 6.1    Notices.

Any notices, directions or other communications provided for in this Agreement must be in writing and given in accordance with the Credit Agreement.

Section 6.2    Termination; Release.

(1)

After the Termination Date, this Agreement shall terminate (provided that all indemnities set forth herein including in Section 5.1 shall survive such termination) and the Collateral Agent, at the request and expense of the respective Obligor, will promptly execute and deliver to such Obligor a proper instrument or instruments (including PPSA financing changes statements designated as a discharge of registrations made in respect of the Liens created hereunder or an authorization to such Obligor’s or the Collateral Agent’s counsel to effect the filing of such statements, as applicable) acknowledging the satisfaction and termination of this Agreement, and will duly assign, transfer and deliver to such Obligor (without recourse and without any representation or warranty) such of the Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Agreement. As used in this Agreement, “Termination Date” means the date upon which the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements entitled to the benefits of this Agreement have been terminated (to the extent any Obligor is liable (directly or as a guarantor) in respect of any portion thereof), no Note, Letter of Credit or Loan is outstanding and all other Secured Obligations (other than indemnities described in Section 5.1 and described in Section 12.13 of the Credit Agreement, and any other indemnities set forth in any other Security Documents, in each case which are not then due and payable) have been paid in full in cash.

(2)

In the event that any part of the Collateral is sold in connection with a sale permitted by Section 8.02 of the Credit Agreement or is otherwise released at the direction of the Required Secured Creditors, such Collateral shall be sold or released free and clear of the Liens created by this Agreement and the Collateral Agent, at the request and expense of any Obligor, will execute and deliver such documentation to evidence such release (including PPSA financing change statements designated as a discharge of or effecting an amendment to, the registrations made in respect of the Liens created hereunder or an authorization to such Obligor’s or the Collateral Agent’s counsel to effect the filing of such statements, as applicable) and will assign, transfer and deliver to such Obligor (without recourse and without any representation or warranty) such of the Collateral as is then being (or has been) so sold or released and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Agreement.

(3)

At any time that any Obligor desires that Collateral be released as provided in the foregoing Section 6.2(1) or Section 6.2(2), it shall deliver to the Collateral Agent a certificate signed by an authorized officer of such Obligor stating that the release of the respective Collateral is permitted pursuant Section 6.2(1) or Section 6.2(2).

(4)	The Collateral Agent shall have no liability whatsoever to any other Secured Creditor as the result of any release of Collateral by it in accordance with this Section 6.2.

Section 6.3    No Merger, Survival of Representations and Warranties.

This Agreement does not operate by way of merger of any of the Secured Obligations and no judgment recovered by the Collateral Agent or any of the Secured Creditors will operate by way of merger of, or in any way affect, the Security Interest, which is in addition to, and not in substitution for, any other security now or hereafter held by the Collateral Agent and the Secured Creditors in respect of the Secured Obligations. The representations, warranties and covenants of each Obligor in this Agreement survive the execution and delivery of this Agreement and any advances under the Credit Agreement. Notwithstanding any investigation made by or on behalf of the Collateral Agent or the Secured Creditors the covenants, representations and warranties continue in full force and effect.

Section    6.4 Further Assurances.

Each Obligor will do all acts and things and execute and deliver, or cause to be executed and delivered, all documents and instruments that the Collateral Agent may require and take all further steps relating to the Collateral or any other property or assets of such Obligor that the Collateral Agent may require for (i) protecting the Collateral,

(ii) perfecting the Security Interest, and (iii) exercising all powers, authorities and discretions conferred upon the Collateral Agent. After the Security Interest becomes enforceable, each Obligor will do all acts and things and execute and deliver all documents and instruments that the Collateral Agent may require for facilitating the sale or other disposition of the Collateral in connection with its realization.

Section    6.5 Supplemental Security.

This Agreement is in addition to, without prejudice to and supplemental to all other security now held or which may hereafter be held by the Collateral Agent or the Secured Creditors.

Section    6.6 Successors and Assigns.

This Agreement is binding on each Obligor and their successors and assigns, and enures to the benefit of the Collateral Agent, the Secured Creditors and their respective successors and assigns. This Agreement may be assigned by the Collateral Agent without the consent of, or notice to, any Obligor, to such Person as the Collateral Agent may determine and, in such event, such Person will be entitled to all of the rights and remedies of the Collateral Agent as set forth in this Agreement or otherwise. In any action brought by an assignee to enforce any such right or remedy, no Obligor will assert against the assignee any claim or defence which such Obligor now has or may have against the Collateral Agent or any of the Secured Creditors. No Obligor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent which may be unreasonably withheld. All agreements, statements, representations and warranties made by each Obligor herein or in any certificate or other instrument delivered by such Obligor or on its behalf under this Agreement shall be considered to have been relied upon by the Secured Creditors and shall survive the execution and delivery of this Agreement and the other Credit Documents regardless of any investigation made by the Secured Creditors or on their behalf.

Section    6.7 Amalgamation.

Each Obligor acknowledges and agrees that in the event it amalgamates with any other corporation or corporations, it is the intention of the parties that the Security Interest (i) subject to Section 2.4, extends to: (A) all of the property and undertaking that any of the amalgamating corporations then owns, (B) all of the property and undertaking that the amalgamated corporation thereafter acquires, (C) all of the property and undertaking in which any of the amalgamating corporations then has any interest and (D) all of the property and undertaking in which the amalgamated corporation thereafter acquires any interest; and (ii) secures the payment and performance of all debts, liabilities and obligations, present or future, direct or indirect, absolute or contingent, matured or unmatured, at any time or from time to time due or accruing due and owing by or otherwise payable by each of the amalgamating corporations and the amalgamated corporation to the Secured Creditors in any currency, however or wherever incurred, and whether incurred alone or jointly with another or others and whether as principal, guarantor or surety and whether incurred prior to, at the time of or subsequent to the amalgamation. The Security Interest attaches to the additional collateral at the time of amalgamation and to any collateral thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired. Upon any such amalgamation, the defined term “Obligor” means, collectively, each of the amalgamating corporations and the amalgamated corporation, the defined term “Obligors” includes each of the amalgamating corporations and the amalgamated corporation, the defined term “Collateral” means all of the property and undertaking and interests described in (i) above, and the defined term “Secured Obligations” means the obligations described in (ii) above.

Section 6.8    Severability.

If any court of competent jurisdiction from which no appeal exists or is taken, determines any provision of this Agreement to be illegal, invalid or unenforceable, that provision will be severed from this Agreement and the remaining provisions will remain in full force and effect.

Section 6.9    Amendment.

This Agreement may only be amended, supplemented or otherwise modified by written agreement executed by the Collateral Agent (with the consent of the Required Secured Creditors) and each Obligor.

Section 6.10    Waivers, etc.

(1)

No consent or waiver by the Collateral Agent or the Secured Creditors in respect of this Agreement is binding unless made in writing and signed by an authorized officer of the Collateral Agent (with the consent of the Required Secured Creditors). Any consent or waiver given under this Agreement is effective only in the specific instance and for the specific purpose for which given. No waiver of any of the provisions of this Agreement constitutes a waiver of any other provision.

(2)

A failure or delay on the part of the Collateral Agent or the Secured Creditors in exercising a right under this Agreement does not operate as a waiver of, or impair, any right of the Collateral Agent or the Secured Creditors however arising. A single or partial exercise of a right on the part of the Collateral Agent or the Secured Creditors does not preclude any other or further exercise of that right or the exercise of any other right by the Collateral Agent or the Secured Creditors.

Section 6.11    Application of Proceeds.

(1)

All monies collected by the Collateral Agent upon any sale or other disposition of the Collateral, together with all other monies received by the Collateral Agent hereunder, shall be applied as follows:

(a)	first, to the payment of all amounts owing the Collateral Agent of the type described in paragraphs (c), (d) and (e) of the definition of “Secured Obligations”;

(b)

second, to the extent proceeds remain after the application pursuant to Section 6.11(1)(a), to the payment of all amounts owing to the Agent of the type described in paragraphs (e) and (f) of the definition of “Secured Obligations”;

(c)

third, to the extent proceeds remain after the application pursuant to Section 6.11(1)(a) and Section 6.11(1)(b), an amount equal to the outstanding Primary Obligations shall be paid to the Secured Creditors as provided in Section 6.11(4), with each Secured Creditor receiving an amount equal to its outstanding Primary Obligations or, if the proceeds are insufficient to pay in full all such Primary Obligations, its Pro Rata Share of the amount remaining to be distributed;

(d)

fourth, to the extent proceeds remain after the application pursuant to Section 6.11(1)(a) through Section 6.11(1)(c), inclusive, an amount equal to the outstanding Secondary Obligations shall be paid to the Secured Creditors as provided in Section 6.11(4), with each Secured Creditor receiving an amount equal to its outstanding Secondary Obligations or, if the proceeds are insufficient to pay in full all such Secondary Obligations, its Pro Rata Share of the amount remaining to be distributed; and

(e)

fifth, to the extent proceeds remain after the application pursuant to Section 6.11(1)(a) through Section 6.11(1)(d), inclusive, and following the termination of this Agreement pursuant to Section 6.2, to the relevant Obligor or to whomever may be lawfully entitled to receive such surplus.

(2)

For purposes of this Agreement (x) “Pro Rata Share” means, when calculating a Secured Creditor’s portion of any distribution or amount, that amount (expressed as a percentage and using the Dollar Equivalent thereof in the case of an amount expressed in a currency other than Dollars) equal to a fraction the numerator of which is the then unpaid amount of such Secured Creditor’s Primary Obligations or Secondary Obligations, as the case may be, and the denominator of which is the then outstanding amount of all Primary Obligations or Secondary Obligations, as the case may be, (y) “Primary Obligations” shall mean (i) in the case of the Credit Document Obligations, all principal of, premium and interest on, all Loans, all Unpaid Drawings, the stated Amount on all outstanding Letters of Credit and all Fees and (ii) in the case of Other Obligations, all amounts due under the Interest Rate Protection Agreements and the Other Hedging Agreements entitled to the benefits of this Agreement (other than indemnities, fees (including attorney’s fees) and similar obligations and liabilities) (z) “Secondary Obligations” shall mean all Secured Obligations other than Primary Obligations.

(3)

When payments to the Secured Creditors are based upon their respective Pro Rata Shares, the amounts received by such Secured Creditors hereunder shall be applied (for purposes of making determinations under this Section 6.11 only) (i) first, to their Primary Obligations and (ii) second, to their Secondary Obligations. If any payment to any Secured Creditor of its Pro Rata Share of any distribution would result in overpayment to such Secured Creditor, such excess amount shall instead be distributed in respect of the unpaid Primary Obligations or Secondary Obligations, as the case may be, of the other Secured Creditors, with each Secured Creditor whose Primary Obligations or Secondary Obligations, as the case may be, have not been paid in full to receive an amount equal to such excess amount multiplied by a fraction the numerator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of such Secured Creditor and the denominator of which is the unpaid Primary Obligations or Secondary Obligations, as the case may be, of all Secured Creditors entitled to such distribution.

(4)

Each of the Secured Creditors, by their acceptance of the benefits hereof, agrees and acknowledges that if the Lender Creditors are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued under the Credit Agreement (which shall only occur after all outstanding Loans and Unpaid Drawings with respect to such Letters of Credit have been paid in full), such amounts shall be paid to the Agent under the Credit Agreement and held by it, for the equal and ratable benefit of the Lender Creditors, as cash security for the repayment of Obligations owing to the Lender Creditors as such. If any amounts are held as cash security pursuant to the immediately preceding sentence, then upon the termination of all outstanding Letters of Credit, and after the application of all such cash security to the repayment of all Obligations owing to the Lender Creditors after giving effect to the termination of all such Letters of Credit, if there remains any excess cash, such excess cash shall be returned by the Agent to the Collateral Agent for distribution in accordance with Section 6.11(1).

(5)

All payments required to be made hereunder shall be made if to (i) if to the Lender Creditors, to the Agent under the Credit Agreement for the account of the Lender Creditors, and (ii) if to the Other Creditors, to the trustee, paying agent or other similar representative (each a “Representative”) for the other Creditors or, in the absence of such a Representative, directly to the Other Creditors.

(6)

For purposes of applying payments received in accordance with this Section 6.11, the Collateral Agent shall be entitled to rely upon (i) the Agent under the Credit Agreement and (ii) the Representative for the Other Creditors or, in the absence of such a Representative, upon the Other Creditors for a determination (which the Agent, each such Representative for any Other Creditors or the Other Creditors, as the case may be and the Secured Creditors agree (or shall agree) to provide upon request of the Collateral Agent) of the outstanding Primary Obligations and Secondary Obligations owed to the Lender Creditors or the Other Creditors, as the case may be. Unless the Collateral Agent has received written notice from a Lender Creditor or an Other Creditor to the contrary, the Agent and each Representative, in furnishing information pursuant to the preceding sentence, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Secondary Obligations are outstanding. Unless the Collateral Agent has received written notice from an Other Creditor to the contrary, the Collateral Agent, in acting hereunder, shall be entitled to assume that no Interest Rate Protection Agreements and the Other Hedging Agreements entitled to the benefits of this Agreement are in existence.

(7)

It is understood that each Obligor shall remain jointly and severally liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of the Secured Obligations.

To the extent any other Credit Document requires proceeds of collateral under such Credit Document to be applied in accordance with the provisions of this Agreement, the Collateral Agent or holder under such other Credit Document shall apply such proceeds in accordance with this Section.

Section 6.12    Conflict.

In the event of any conflict between the provisions of this Agreement and the provisions of the Credit Agreement which cannot be resolved by both provisions being complied with, the provisions contained in the Credit Agreement will prevail to the extent of such conflict.

Section 6.13    Governing Law.

(1)	This Agreement will be governed by, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(2)

Each Obligor irrevocably attorns and submits to the exclusive jurisdiction of any court of competent jurisdiction of the Province of Ontario sitting in Toronto, Ontario in any action or proceeding arising out of or relating to this Agreement. Each Obligor irrevocably waives objection to the venue of any action or proceeding in such court or that such court provides an inconvenient forum. Nothing in this Section limits the right of the Collateral Agent to bring proceedings against any Obligor in the courts of any other jurisdiction.

(3)

Each Obligor hereby irrevocably consents to the service of any and all process in any such action or proceeding by the delivery of copies of such process to such Obligor at c/o Silgan Holdings Inc., 4 Landmark Square, Suite 400, Stamford, Connecticut, 06901, Attention: General Counsel, Telephone No.: (203) 975-7110, Telecopier No.: (203) 975-4598. Nothing in this Section affects the right of the Collateral Agent to serve process in any manner permitted by law.

Section 6.14    The Collateral Agent and the other Secured Creditors.

The Collateral Agent will hold in accordance with this Agreement all items of the Collateral at any time received under this Agreement. It is expressly understood and agreed that the obligations of the Collateral Agent as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Agreement, are only those expressly set forth in this Agreement and in the Credit Agreement. The Collateral Agent shall act hereunder on the terms and conditions set forth herein and in Section 11 of the Credit Agreement.

Section 6.15    Judgment Currency.

(1)

Each Obligor’s obligations hereunder to make payments to a Secured Creditor in the specified currency (such currency being herein called the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent, the Collateral Agent or the respective Secured Creditor of the full amount of the Obligation Currency expressed to be payable to the Agent, the Collateral Agent or such other Secured Creditor under this Agreement or the other Credit Documents, as applicable. If for the purpose of obtaining or enforcing judgment against any Obligor in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Relevant Currency Equivalent thereof or, in the case of a conversion into currencies other than Dollars or a Primary Alternate Currency, the rate of exchange (quoted by the Agent) or if the Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Agent) determined, in each case, as of the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(2)

If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, each Obligor covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(3)

For purposes of determining the Relevant Currency Equivalent or any other rate of exchange for this Section 6.15, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

(4)

For purposes of the Interest Act (Canada), whenever any interest or fee under this Agreement is to be calculated on the basis of any period of time that is less than the actual number of days in the year (the “Lesser Period”), the yearly rate of interest or fee to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by the number of days in the Lesser Period. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

Section 6.16    Additional Obligors

It is understood and agreed that any Subsidiary of a Canadian Credit Party that is required to execute a counterpart of this Agreement after the date hereof pursuant to the requirements of the Credit Agreement or any other Credit Document shall automatically become an Obligor hereunder by executing a counterpart hereof and delivering the same to the Collateral Agent. Each Canadian Credit Party agrees that it shall and shall cause any such Subsidiary that becomes an Obligor hereunder to: (i) deliver supplements to Schedules “A” to “E”, inclusive, as are necessary to cause such Schedules to be complete and accurate with respect to such additional Obligor on such date; and (ii) take all actions as specified in this Agreement as would have been taken by such Obligor had it been an original party to this Agreement, in each case with all documents required above to be delivered to the Collateral Agent and with all documents and actions required above to be taken to the reasonable satisfaction of the Collateral Agent.

Section 6.17    English Language.

The parties to this Agreement have agreed that this Agreement as well as any document or instrument relating to it be drawn up in English only but without prejudice to any such document or instrument which may from time to time be drawn up in French only or in both French and English. Les parties aux présentes ont convenu que la présente Convention ainsi que tous autres actes ou documents s’y rattachant soient rédigés en anglais seulement mais sans prejudice à tous tells actes ou documents qui pourraient à l’occasion être rédigés en français seulement ou a la fois en anglais et en français.

IN WITNESS WHEREOF each Obligor has executed this Agreement.

SILGAN PLASTICS CANADA INC.

By:

Name:
Title:

827599 ONTARIO INC.

By:

Name:
Title:

828745 ONTARIO INC.

By:

Name:
Title:

Accepted and Agreed to:

DEUTSCHE BANK AG NEW YORK BRANCH as Collateral Agent

By:

Name:
Title:

By:

Name:
Title:

EXHIBIT J-1

FORM OF ELECTION TO BECOME A REVOLVING BORROWER

Deutsche Bank AG New York Branch,

   as Administrative Agent

60 Wall Street,

New York, New York, 10005

Attention:

Ladies and Gentlemen:

The undersigned, [name of new Revolving Borrower], a                    , refers to the Credit Agreement, dated as of July 7, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among [Silgan Holdings Inc. (“Silgan”),] [the undersigned,] Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., each other Borrower from time to time party thereto, the lenders from time to time party thereto, you as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers. All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

The undersigned, being a Wholly-Owned Domestic Subsidiary of Silgan, desires to become a Revolving Borrower for purposes of (and pursuant to Section 5.03(a) of) the Credit Agreement, effective from the date hereof and upon receiving the consent of the Administrative Agent. The undersigned confirms that the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as to the undersigned and its Subsidiaries in all material respects as of the date hereof (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and the undersigned hereby agrees to comply with all of the obligations of a Revolving Borrower under and to be bound in all respects by the terms of, and understands that it will have all of the rights under, the Credit Agreement as if the undersigned were an original signatory thereto. The undersigned, simultaneously with its execution hereof, is delivering (i) the appropriate Revolving Notes and Swingline Note to the Administrative Agent for the account of each of the Lenders in accordance with the terms of Section 5.03(a)(ii) of the Credit Agreement to the extent requested by one or more of such Lenders and (ii) the documents and opinions referred to in Section 5.03(a)(iv) of the

Exhibit J-1

Credit Agreement. All notices and other communications provided for under the Credit Agreement may be sent to the address specified below.

Very truly yours,

Address:	[NAME OF REVOLVING BORROWER]

By:
Name:
Title:

Acknowledged and Agreed:

DEUTCHSE BANK AG NEW YORK BRANCH,

  as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT J-2

FORM OF ELECTION TO BECOME A FOREIGN BORROWER

Deutsche Bank AG New York Branch,

  as Administrative Agent

60 Wall Street,

New York, New York, 10005

Ladies and Gentlemen:

The undersigned, [name of new Foreign Borrower], a                    , refers to the Credit Agreement, dated as of July 7, 2010 (as amended, modified or supplemented from time to time, the “Credit Agreement”), among Silgan Holdings Inc. (“Silgan”), Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., each other Borrower from time to time party thereto, the lenders from time to time party thereto, you as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers. All capitalized terms used herein and not otherwise defined herein shall have the meaning set forth in the Credit Agreement.

The undersigned, being a Wholly-Owned Foreign Subsidiary of Silgan, desires to become a [Foreign Revolving Borrower] [Foreign Incremental Term Loan Borrower] for purposes of (and pursuant to Section 5.03(b) of) the Credit Agreement, effective from the date hereof and upon receiving the consent of the Administrative Agent. The undersigned confirms that the representations and warranties set forth in Section 6 of the Credit Agreement are true and correct as to the undersigned and its Subsidiaries in all material respects as of the date hereof (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and the undersigned hereby agrees to comply with all of the obligations of a [Foreign Revolving Borrower] [Foreign Incremental Term Loan Borrower] under and to be bound in all respects by the terms of, and understands that it will have all of the rights under, the Credit Agreement as if the undersigned were an original signatory thereto. The undersigned, simultaneously with its execution hereof, is delivering (i) the appropriate [Revolving Notes and/or Swingline Note] [Canadian Revolving Notes] [Incremental Term Notes] to the Administrative Agent for the account of each of the Lenders in accordance with the terms of Section 5.03(b)(ii) of the Credit Agreement to the extent requested by one or more of such Lenders, (ii) the documents and opinions referred to in Section 5.03(b)(iv) of the Credit

Exhibit J-2

Agreement and (iii) fully executed counterparts of the [Canadian Borrowers/Subsidiaries Guaranty] [Related Foreign Company Guaranty (if any)] and all applicable Foreign Security Documents pursuant to Section 5.03(b)(v) and (vi) of the Credit Agreement. All notices and other communications provided for under the Credit Agreement may be sent to the address specified below.

Very truly yours,

Address:	[NAME OF FOREIGN BORROWER]

By:
Name:
Title:

Acknowledged and Agreed:

DEUTCHSE BANK AG NEW YORK BRANCH,

   as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT K

FORM OF ASSIGNMENT

AND

ASSUMPTION AGREEMENT1

This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and [the] [each] Assignee identified in [item 2] [item 3] below ([the] [each an] “Assignee”). Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee. The Standard Terms and Conditions set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, Letters of Credit and Swingline Loans) (the “Assigned Interest”). [Each] [Such] sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.	Assignor:	__________________

[2.	Assignee:	][2]

[2][3].	Credit Agreement:

Credit Agreement, dated as of July 7, 2010, among Silgan Holdings Inc., Silgan Containers LLC, Silgan Plastics LLC, Silgan Containers Manufacturing Corporation, Silgan Can Company, Silgan Plastics Canada Inc., each other Borrower from time to time party thereto, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Banc of America Securities LLC, as Syndication Agent, The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents, and Deutsche Bank Securities Inc. and

[1]	This Form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.

[2]

Item 2 should list the Assignee, if the form is used for a single Assignee. In the case of an assignment to funds managed by the same or related investment managers, the Assignees should be listed in bracketed item 3.

Exhibit K

Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers.

[3.	Assigned Interest:[3]

Assignor	Assignee	Tranche Assigned[4]	Aggregate Amount of Commitment/Loans under relevant Tranche for all Lenders	Amount of Commitment/Loans under relevant Tranche Assigned

[Name of Assignor]	[Name of Assignee]		______________	______________

[Name of Assignor]	[Name of Assignee]		______________	______________

[4.	Assigned Interest:[5]

Tranche Assigned	Aggregate Amount of Commitment/Loans under relevant Tranche for all Lenders	Amount of Commitment/Loans under relevant Tranche Assigned

US A Term Loans	$______________	$______________

Canadian A Term Loans	$______________	$______________

Euro A Term Loans	$______________	$______________

Revolving Loan Commitment/

[3]

Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignment to funds managed by the same or related investment managers or for an assignment to multiple Assignors. Insert additional rows as needed.

[4]	For complex multi-tranche assignments a separate chart for each tranche should be used for ease of reference.

[5]	Insert this chart if this Form of Assignment and Assumption Agreement is being used by a Lender for an assignment to a single Assignee.

Exhibit K

Tranche Assigned	Aggregate Amount of Commitment/Loans under relevant Tranche for all Lenders	Amount of Commitment/Loans under relevant Tranche Assigned
Revolving Loans[6]	$	$
Canadian Revolving Loan Commitments/Canadian Revolving Loans	C$	C$
Relevant Tranche or Tranches of Incremental Term Loan Commitments (if not theretofore terminated) and related Incremental Term Loans[7]	$	$

Effective Date                     ,         , 20            .

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR	ASSIGNEE
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE][8]

By:	By:
Name:	Name:
Title:	Title:

[Payment Instructions:

Attention:

[6]	Set forth the amount of the Assigned Interest in Dollars or, in the case of Primary Alternate Currency Revolving Loans, in the respective Primary Alternate Currency.

[7]	Only set forth the amount of the outstanding Revolving Loans if the Total Incremental Term Loan Commitment of the applicable Tranche has been terminated.

[8]	Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

Exhibit K

Address for Notices:

Relationship Contact: ][9]

[Consented to and]10 Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH,
as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[SILGAN HOLDINGS INC.

By:
Name:
Title:][11]

[9]	This information should only be inserted, if this Form of Assignment and Assumption Agreement is being used by a Lender for an assignment to a single Assignee.
[10]	Insert only if assignment is being made pursuant to Section 12.04(b)(y) of the Credit Agreement or if the assignment includes Revolving Loan Commitments or Canadian Revolving Loan Commitments.
[11]

Insert only if (i) assignment is being made pursuant to Section 12.04(b)(y) of the Credit Agreement, (ii) the assignment is an assignment of Revolving Loan Commitments and (iii) no Specified Default or Event of Default has occurred and is continuing at the time of the assignment.

ANNEX I

TO

EXHIBIT K

SILGAN HOLDINGS INC.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1.	Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto, other than this Assignment, or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their respective Subsidiaries or affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Documents.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Transferee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision and (v) if [any] [the] Assignee is lending to a US Borrower and [such] [the] Assignee is organized under the laws of a jurisdiction outside the United States, attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [each such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

Annex I

to Exhibit K

2. Payment. From and after the Effective Date, the Administrative Agent shall make all payment in respect to the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

*        *        *

EXHIBIT L

FORM OF INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

                    ,

Silgan Holdings Inc.

4 Landmark Square

Suite 400

Stamford, Connecticut 06901

[and

Name and Address of Applicable

Foreign Incremental Term Loan Borrower]1

Re: Incremental Term Loan Commitments

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of July 7, 2010 (as amended, supplemented and/or modified from time to time, the “Credit Agreement”), among Silgan Holdings Inc. (“Silgan”), Silgan Containers LLC (“Containers”), Silgan Plastics LLC (“Plastics”), Silgan Containers Manufacturing Corporation (“Manufacturing”), Silgan Can Company (“CanCo”), Silgan Plastics Canada Inc. (“Silgan Canada”), each other Borrower from time to time party thereto (together with Silgan, Containers, Plastics, Manufacturing, CanCo, Silgan Canada and Canadian Holdco, the “Borrowers”, and each, a “Borrower”), the lenders from time to time party hereto (the “Lenders”, and each, a “Lender”), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, the “Syndication Agent”), The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents (in such capacity, the “Co-Documentation Agent”), and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers (in such capacities, the “Joint Lead Arrangers”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each an “Incremental Term Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Term Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Term Loan Lender, its “Incremental Term Loan Commitment”). Each Incremental Term Loan Commitment provided pursuant to this Agreement shall be subject to all of the terms and

[1]	Insert if the Incremental Term Loan Borrower is to be a Wholly-Owned Foreign Subsidiary of Silgan.

Exhibit L

conditions set forth in the Credit Agreement, including, without limitation, Sections 1.01(d) and 1.14 thereof.

Each Incremental Term Loan Lender, Silgan[, the Incremental Term Loan Borrower designated in Annex I attached hereto (the “Designated Incremental Term Loan Borrower”)]2 and the Administrative Agent acknowledge and agree that the Incremental Term Loan Commitments provided pursuant to this Agreement shall constitute Incremental Term Loan Commitments of the respective Tranche specified in Annex I attached hereto and, upon the incurrence of Incremental Term Loans pursuant to such Incremental Term Loan Commitments, shall constitute Incremental Term Loans under such specified Tranche for all purposes of the Credit Agreement and the other applicable Credit Documents. Each Incremental Term Loan Lender, Silgan [, the Designated Incremental Term Loan Borrower]2 and the Administrative Agent further agree that, with respect to the Incremental Term Loan Commitment provided by each Incremental Term Loan Lender pursuant to this Agreement, such Incremental Term Loan Lender shall receive from Silgan [and/or the Designated Incremental Term Loan Borrower]2 such upfront fees, unutilized commitment fees and/or other fees, if any, as may be separately agreed to in writing with Silgan [and/or the Designated Incremental Term Loan Borrower]2 and acknowledged by the Administrative Agent, all of which fees shall be due and payable to such Incremental Term Loan Lender on the terms and conditions set forth in each such separate agreement.

Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental Term Loan Commitment provided pursuant to this Agreement.

Each Incremental Term Loan Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, [and] (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender [, and (v) in the case of each Incremental Term Loan Lender organized under the laws of a jurisdiction outside the United States, attaches the forms and/or Certificates referred to in Section 4.04(b) of the Credit Agreement, certifying as to its

[2]	Insert if the Incremental Term Loan Borrower is to be a Wholly-Owned Foreign Subsidiary of Silgan.

Exhibit L

entitlement as of the date hereof to a complete exemption from United States withholding taxes with respect to all payments to be made to it by Silgan under the Credit Agreement and the other Credit Documents.]3

Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Term Loan Lender, the Administrative Agent, Silgan[, the Designated Incremental Term Loan Borrower]2 and each Guarantor, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile) hereof, together with all Annexes hereto, (iii) the payment of any fees then due and payable in connection herewith and (iv) the satisfaction of any other conditions precedent set forth in Section 10 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Term Loan Lender party hereto (i) shall be obligated to make the Incremental Term Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Credit Documents.

[Silgan] [The Designated Incremental Term Loan Borrower] acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Term Loan Commitments provided hereby including, without limitation, all Incremental Term Loans made pursuant thereto, and (ii) all such Obligations (including all such Incremental Term Loans) shall be entitled to the benefits of the respective Security Documents and Guaranties as, and to the extent, provided in the Credit Agreement and in such other Credit Documents.

Each Guarantor acknowledges and agrees that all Obligations with respect to the Incremental Term Loan Commitments provided hereby and all Incremental Term Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the respective Guaranties as, and to the extent, provided therein and in the Credit Agreement and (ii) be entitled to the benefits of the respective Security Documents as, and to the extent, provided therein and in the Credit Agreement.

Attached hereto as Annex II are true and correct copies of officer’s certificates, board of director resolutions and good standing certificates of the Credit Parties required to be delivered pursuant to clause (iv) of the definition of “Incremental Commitment Effectiveness Requirements” contained in the Credit Agreement.

Attached hereto as Annex III [is an opinion] [are opinions] of [insert name or names of counsel, including in-house counsel, who will be delivering opinions], counsel to the respective Credit Parties required to be delivered pursuant to clause (iii) of the definition of “Incremental Commitment Effectiveness Requirements” contained in the Credit Agreement.

Attached hereto as Annex IV is the officer’s certificate required to be delivered pursuant to the definition of “Incremental Commitment Effectiveness Requirements” contained in the Credit Agreement certifying that the conditions set forth in clause (i) of such definition have been satisfied.

[3]	Insert if Silgan is the Incremental Term Loan Borrower.

Exhibit L

[Attached hereto as Annex V is the officer’s certificate required to be delivered pursuant to clause (viii) of the definition of “Incremental Commitment Effectiveness Requirements” contained in the Credit Agreement certifying that the conditions set forth in clauses (vii) and (viii) of such definition have been satisfied (together with calculations demonstrating same (where applicable) in reasonable detail and copies of the certificates set forth in such clauses (vii) and (viii)).]4

The Obligations to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder are in accordance with, will not violate the provisions of, the 6 3/4% Senior Subordinated Debenture Indenture, the Senior Notes Indenture and each Additional Permitted Indebtedness Document (in each case, to the extent that any of the foregoing are in effect), and will constitute “Senior Indebtedness” and “Designated Senior Indebtedness” (or any comparable terms) for the purpose of any Permitted Subordinated Indebtedness to the extent in effect.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on             ,             . If you do not so accept this Agreement by such time, our Incremental Term Loan Commitments set forth in this Agreement shall be deemed canceled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 12.12 of the Credit Agreement.

In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.

*****

[4]	Insert this paragraph if any Incremental Term Loans are to be incurred on the Agreement Effective Date. In addition, this condition needs to be satisfied for each Incremental Term Loan Borrowing Date.

Exhibit L

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

Very truly yours,

[NAME OF EACH INCREMENTAL TERM LOAN LENDER]

By
Name:
Title

Agreed and Accepted

this      day of             ,             :

SILGAN HOLDINGS INC.

By:
Name:
Title:

[NAME OF INCREMENTAL TERM LOAN BORROWER

By:
Name:
Title:][5]

[5]	Insert if the Incremental Term Loan Borrower is to be a Wholly-Owned Foreign Subsidiary of Silgan.

Exhibit L

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit L

Each Guarantor acknowledges and agrees to each the foregoing provisions of this Incremental Term Loan Commitment Agreement and to the incurrence of the Incremental Term Loans to be made pursuant thereto.

SILGAN HOLDINGS INC., as a Guarantor

By:
Name:
Title:

SILGAN CONTAINERS LLC, as a Guarantor

By:
Name:
Title:

SILGAN PLASTICS LLC, as a Guarantor

By:
Name:
Title:

SILGAN CAN COMPANY, as a Guarantor

By:
Name:
Title:

SILGAN CONTAINERS MANUFACTURING CORPORATION, as a Guarantor

By:
Name:
Title:

Exhibit L

SILGAN CORPORATION, as a Guarantor

By:
Name:
Title:

SILGAN CLOSURES INTERNATIONAL HOLDING COMPANY, as a Guarantor

By:
Name:
Title:

SILGAN EQUIPMENT COMPANY, as a Guarantor

By:
Name:
Title:

SILGAN TUBES HOLDING CORPORATION, as a Guarantor

By:
Name:
Title:

SILGAN PLASTICS CORPORATION, as a Guarantor

By:
Name:
Title:

SILGAN WHITE CAP LLC, as a Guarantor

By:
Name:
Title:

Exhibit L

SILGAN WHITE CAP CORPORATION, as a Guarantor

By:
Name:
Title:

SILGAN WHITE CAP AMERICAS LLC, as a Guarantor

By:
Name:
Title:

SILGAN LLC, as a Guarantor

	By:	SILGAN CONTAINERS LLC, as Manager

By:
Name:
Title:

SILGAN CAN HOLDING COMPANY, as a Guarantor

By:
Name:
Title:

[NAME OF OTHER GUARANTORS][6]

By:
Name:
Title:]

[6]	Insert names of all other then existing US Subsidiary Guarantors and, in the case of a Designated Incremental Term Loan Borrower, each of the existing Foreign Credit Parties as well.

ANNEX I TO EXHIBIT L

TERMS AND CONDITIONS FOR

INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

Dated as of                     ,

1.	Name of Incremental Term Loan Borrower and jurisdiction of organization:[1]

2.	Applicable Currency for the respective Tranche of Incremental Term Loans:[2]

3.	Incremental Term Loan Commitment Amounts (as of the Agreement Effective Date):

Names of Incremental Term Loan Lenders	Amount of Incremental Term Loan Commitment stated in the Applicable Currency

Total:[3]

4.	Designation of Tranche of Incremental Term Loan Commitments (and Incremental Term Loans to be funded thereunder)[4]:

[1]

Shall be Silgan or, in the case of a Permitted Acquisition to be effected by a Wholly-Owned Foreign Subsidiary of Silgan, may be a Wholly-Owned Foreign Subsidiary of Silgan approved by the Administrative Agent and the respective Incremental Term Loan Lenders.

[2]

Shall be Dollars, Euros, Pounds Sterling and any other freely transferable currency to the extent that such currency is approved by the Administrative Agent and the respective Incremental Term Loan Lenders.

[3]	The aggregate amount of each Tranche of Incremental Term Loan Commitments must be at least $50,000,000 (or the Dollar Equivalent thereof).

[4]

Designate the respective Tranche for such Incremental Term Loan Commitments or indicate that it is to be added to (and form part of) an existing Tranche of Term Loans, provided in the case that the Incremental Term Loan Commitments to be provided pursuant to this Agreement are to be added to (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loan Borrower and the Currency for such Incremental Term Loan Commitments shall be the same as for such existing Tranche of Term Loans.

Annex I to Exhibit L

5.

Indicate whether the Incremental Term Loan Commitments to be provided hereunder are to be single draw commitments or multiple draw commitments and the date or dates by which such commitments must be utilized by:[5]

6.	Incremental Term Loan Maturity Date:[6]

7.	Dates for, and amounts of, Incremental Term Loan Scheduled Repayments:[7]

8.	[Basis for determining the relevant Euro Rate and][8] Applicable Margins:[9]

[5]	Date cannot be later than [ ], 2016.

[6]

Insert Maturity Date for the Incremental Term Loans to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder, provided that (i) such Incremental Term Loan Maturity Date shall be no earlier than the Initial Term Loan Maturity Date and (ii) in the event the Incremental Term Loan Commitments to be provided pursuant to this Agreement are to be added to (and form a part of ) an existing Tranche of Term Loans, the Incremental Term Loan Maturity Date for the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments shall be the same Maturity Date as for such existing Tranche of Term Loans.

[7]

Set forth the dates for Incremental Term Loan Scheduled Repayments and the principal amount (expressed as a numerical amount or as a percentage of the aggregate amount of Incremental Term Loans to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder), provided that (i) to the extent the Incremental Term Loan Commitments being provided hereunder constitute a new Tranche of Term Loans, the Weighted Average Life to Maturity of such new Tranche shall be no less than the Weighted Average Life to Maturity as then in effect for the US A Term Loans, Canadian A Term Loans and Euro A Term Loans (as determined on a weighted average basis for all such Term Loans) and (ii) in the event the Incremental Term Loan Commitments to be provided hereunder are to be added to (and form a part of) an existing Tranche of Term Loans, (x) the Incremental Term Loan Scheduled Repayments for such Incremental Term Loans shall be the same (on a proportionate basis) as is theretofore applicable to the existing Tranche of Term Loans to which such new Incremental Term Loans are being added and (y) such Incremental Term Loans shall have the same Incremental Term Loan Scheduled Repayment Dates.

[8]

For Alternate Currency Incremental Term Loans that are denominated in an Other Alternate Currency, the Administrative Agent, the Incremental Term Loan Borrower and the Incremental Term Loan Lenders party to this Agreement shall agree on the basis for determining the Euro Rate applicable thereto.

[9]

Insert the Applicable Margins and any interest rate floors, if applicable, that shall apply to the Incremental Term Loans being provided hereunder, provided in the event the Incremental Term Loan Commitments to be provided hereunder are to be made under (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments shall have the same Applicable Margins and interest floors (if any) applicable to such existing Tranche of Term Loans.

Annex I to Exhibit L

9.	The proceeds of the Incremental Terms to be provided hereunder are to be used for:[10]

10.	Other Conditions Precedent:[11]

11.	Notice Office:[12]

12.	Payment Office:[13]

13.	Minimum Borrowing Amount:[14]

14.	Minimum Voluntary Prepayment Amount under Section 4.01(a) of the Credit Agreement:[15]

[15.	[Insert name of respective Incremental Term Loan Borrower] agrees to pay compensation as, and to the extent, provided in the last paragraph of Section 1.14(c) of the Credit Agreement.][16]

[10]	Designate the specific use of the proceeds of the applicable Incremental Term Loans as provided in Section 6.10(a) of the Credit Agreement.

[11]	Insert any additional conditions precedent which may be required to be satisfied prior to the Agreement Effective Date.

[12]

The Notice Office for Incremental Term Loans incurred by Silgan shall be as set forth in clause (i) of the definition of “Notice Office” and the Notice Office for Incremental Term Loans incurred by a Foreign Incremental Term Loan Borrower shall be designated by the Administrative Agent.

[13]

The Payment Office for Incremental Term Loans incurred by Silgan shall be as set forth in clause (i) of the definition of “Payment Office” and the Payment Office for Incremental Term Loans incurred by a Foreign Incremental Term Loan Borrower shall be designated by the Administrative Agent.

[14]

The Administrative Agent and the Incremental Term Loan Lenders party to this Agreement shall designate the Minimum Borrowing Amount for the respective Tranche of Incremental Term Loans, which amount shall be $5,000,000 in the case of Dollar Loans.

[15]	The Administrative Agent shall designate the minimum amount for partial voluntary prepayments pursuant to Section 4.01(a) of the Credit Agreement for the respective Tranche of Incremental Term Loans.

[16]

Insert if the respective Incremental Term Loan Commitments are to be added to (and form a part of) an existing Tranche of Term Loans and to the extent any related breakage type compensation is agreed to be paid by the respective Incremental Term Loan Borrower.

EXHIBIT M

FORM OF INCREMENTAL REVOLVING LOAN COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

                    ,

Silgan Holdings Inc.

4 Landmark Square

Suite 400

Stamford, Connecticut 06901

and

[Name and Address of each

Revolving Borrower]1

Re: Incremental Revolving Loan Commitments

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of July 7, 2010 (as amended, supplemented and/or modified from time to time, the “Credit Agreement”), among Silgan Holdings Inc. (“Silgan”), Silgan Containers LLC (“Containers”), Silgan Plastics LLC (“Plastics”), Silgan Containers Manufacturing Corporation (“Manufacturing”), Silgan Can Company (“CanCo”), Silgan Plastics Canada Inc. (“Silgan Canada”), each other Borrower from time to time party thereto (together with Silgan, Containers, Plastics, Manufacturing, CanCo, Silgan Canada and Canadian Holdco, the “Borrowers”, and each, a “Borrower”), the lenders from time to time party hereto (the “Lenders”, and each, a “Lender”), Deutsche Bank AG New York Branch, as Administrative Agent (in such capacity, the “Administrative Agent”), Banc of America Securities LLC, as Syndication Agent (in such capacity, the “Syndication Agent”), The Royal Bank of Scotland plc, Wells Fargo Bank, N.A. and BNP Paribas, as Co-Documentation Agents (in such capacity, the “Co-Documentation Agents”), and Deutsche Bank Securities Inc. and Banc of America Securities LLC, as Joint Lead Arrangers and Joint Book Managers (in such capacities, the “Joint Lead Arrangers”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each an “Incremental Revolving Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Revolving Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Revolving Lender, its “Incremental Revolving Loan Commitment”). Each Incremental Revolving Loan Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Sections 1.01(e) and 1.15 thereof.

[1]	Insert the name and address of each then existing Revolving Borrower.

Exhibit M

Each Incremental Revolving Lender, Silgan, each Revolving Borrower and the Administrative Agent acknowledge and agree that the Incremental Revolving Loan Commitments provided pursuant to this Agreement shall constitute Incremental Revolving Loan Commitments and, upon the Agreement Effective Date (as hereinafter defined), the Incremental Revolving Loan Commitment of each Incremental Revolving Lender shall become, or in the case of an existing Revolving Lender, shall be added to (and thereafter become a part of), the Revolving Loan Commitment of such Incremental Revolving Lender. Each Incremental Revolving Lender, Silgan, each Revolving Borrower and the Administrative Agent further agree that, with respect to the Incremental Revolving Loan Commitment provided by each Incremental Revolving Lender pursuant to this Agreement, such Incremental Revolving Lender shall receive from Silgan and/or the Revolving Borrowers such upfront fees and/or other fees, if any, as may be separately agreed to in writing with Silgan and/or the Revolving Borrowers and acknowledged by the Administrative Agent, all of which fees shall be due and payable to such Incremental Revolving Lender on the terms and conditions set forth in each such separate agreement.

Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental Revolving Loan Commitment provided pursuant to this Agreement.

Each Incremental Revolving Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (ii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iii) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender, and (v) in the case of each Incremental Revolving Lender organized under the laws of a jurisdiction outside the United States, attaches the forms and/or Certificates referred to in Section 4.04(b) of the Credit Agreement, certifying as to its entitlement as of the date hereof to a complete exemption from United States withholding taxes with respect to all payments to be made to it by the Revolving Borrowers under the Credit Agreement and the other Credit Documents.

Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Revolving Lender, the Administrative Agent, Silgan, each Revolving Borrower and each Guarantor, (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile) hereof, together with all Annexes hereto, (iii) the payment of any fees then due and payable in connection herewith and (iv) the satisfaction of any other conditions precedent set forth in Section 2 of Annex I hereto (such date, the “Agreement Effective Date”),

Exhibit M

each Incremental Revolving Lender party hereto (i) shall be obligated to make the Revolving Loans provided to be made by it, and participate in Letters of Credit and Swingline Loans, in each case as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Credit Documents.

Each Revolving Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Revolving Loan Commitments provided hereby including, without limitation, all Revolving Loans made to it pursuant thereto, and (ii) all such Obligations (including all such Revolving Loans) shall be entitled to the benefits of the respective Security Documents and Guaranties as, and to the extent, provided in the Credit Agreement and in such other Credit Documents.

Silgan and each other Guarantor acknowledges and agrees that all Obligations with respect to the Incremental Revolving Loan Commitments provided hereby and all Revolving Loans and other Credit Events made pursuant thereto shall (i) be fully guaranteed pursuant to the respective Guaranties as, and to the extent, provided therein and in the Credit Agreement and (ii) be entitled to the benefits of the respective Security Documents as, and to the extent, provided therein and in the Credit Agreement.

Attached hereto as Annex II are true and correct copies of officer’s certificates, board of director resolutions and good standing certificates of the Credit Parties required to be delivered pursuant to clause (iv) of the definition of “Incremental Commitment Effectiveness Requirements” contained in the Credit Agreement.

Attached hereto as Annex III [is an opinion] [are opinions] of [insert name or names of counsel, including in-house counsel, who will be delivering opinions], counsel to the respective Credit Parties required to be delivered pursuant to clause (iii) of the definition of “Incremental Commitment Effectiveness Requirements” contained in the Credit Agreement.

Attached hereto as Annex IV is the officer’s certificate required to be delivered pursuant to the definition of “Incremental Commitment Effectiveness Requirements” contained in the Credit Agreement certifying that the conditions set forth in clause (i) of such definition have been satisfied.

Attached hereto as Annex V is the officer’s certificate required to be delivered pursuant to clause (viii) of the definition of “Incremental Commitment Effectiveness Requirements” contained in the Credit Agreement certifying that the conditions set forth in clauses (vii) and (viii) of such definition have been satisfied (together with calculations demonstrating same (where applicable) in reasonable detail and copies of the certificates set forth in such clauses (vii) and (viii)).

The Obligations to be incurred pursuant to the Incremental Revolving Loan Commitments provided hereunder are in accordance with, will not violate the provisions of, the 6-3/4% Senior Subordinated Debenture Indenture, the Senior Notes Indenture and each Additional Permitted Indebtedness Document (in each case, to the extent that any of the foregoing are in effect), and will constitute “Senior Indebtedness” and “Designated Senior

Exhibit M

Indebtedness” (or any comparable terms) for the purpose of any Permitted Subordinated Indebtedness to the extent in effect.

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on                     ,             . If you do not so accept this Agreement by such time, our Incremental Revolving Loan Commitments set forth in this Agreement shall be deemed canceled.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 12.12 of the Credit Agreement.

In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.

*****

Exhibit M

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

Very truly yours,

[NAME OF EACH INCREMENTAL REVOLVING LENDER]

By
Name:
Title

Agreed and Accepted

this         day of                     ,             :

SILGAN HOLDINGS INC.

By:
Name:
Title:

NAME OF EACH REVOLVING BORROWER

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

Exhibit M

Each Guarantor acknowledges and agrees to each the foregoing provisions of this Incremental Revolving Loan Commitment Agreement and to the incurrence of the Revolving Loans and the other Credit Events to be made pursuant thereto.

SILGAN HOLDINGS INC., as a Guarantor

By:
Name:
Title:

SILGAN CONTAINERS LLC, as a Guarantor

By:
Name:
Title:

SILGAN PLASTICS LLC, as a Guarantor

By:
Name:
Title:

SILGAN CONTAINERS MANUFACTURING CORPORATION, as a Guarantor

By:
Name:
Title:

SILGAN CAN COMPANY, as a Guarantor

By:
Name:
Title:

Exhibit M

SILGAN CORPORATION, as a Guarantor

By:
Name:
Title:

SILGAN CLOSURES INTERNATIONAL HOLDING COMPANY, as a Guarantor

By:
Name:
Title:

SILGAN EQUIPMENT COMPANY, as a Guarantor

By:
Name:
Title:

SILGAN TUBES HOLDING COMPANY, as a Guarantor

By:
Name:
Title:

SILGAN WHITE CAP LLC, as a Guarantor

By:
Name:
Title:

SILGAN WHITE CAP CORPORATION, as a Guarantor

By:
Name:
Title:

Exhibit M

SILGAN WHITE CAP AMERICAS LLC, as a Guarantor

By:
Name:
Title:

SILGAN PLASTICS CORPORATION, as a Guarantor

By:
Name:
Title:

SILGAN LLC, as a Guarantor

By: SILGAN CONTAINERS LLC, as Manager

By:
Name:
Title:

SILGAN CAN HOLDING COMPANY, as a Guarantor

By:
Name:
Title:

[NAME OF OTHER GUARANTORS] [2]

By:
Name:
Title:]

[2]	Insert names of all other then existing US Subsidiary Guarantors and, in the case of a Designated Incremental Term Loan Borrower, each of the then existing Foreign Credit Parties as well.

ANNEX I TO EXHIBIT M

TERMS AND CONDITIONS FOR

INCREMENTAL REVOLVING LOAN COMMITMENT AGREEMENT

Dated as of                     ,

1.	Incremental Revolving Loan Commitment Amounts (as of the Agreement Effective Date):

Names of Incremental Revolving Lenders	Amount of Incremental Revolving Loan Commitment

Total:1

2.	Other Conditions Precedent:[2]

[1]	The aggregate amount of all Incremental Revolving Loan Commitments proceeds pursuant to this Agreement must be at least $50,000,000.

[11]	Insert any additional conditions precedent which may be required to be satisfied prior to the Agreement Effective Date.